FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-207361-10

PROSPECTUS

$678,764,000 (Approximate)

CSAIL 2018-C14 Commercial Mortgage Trust

(Central Index Key Number 0001752594)

as Issuing Entity

Credit Suisse Commercial Mortgage Securities Corp.

(Central Index Key Number 0001654060)

as Depositor

Column Financial, Inc.

(Central Index Key Number 0001628601)

Natixis Real Estate Capital LLC

(Central Index Key Number 0001542256)

Argentic Real Estate Finance LLC

(Central Index Key Number 0001624053)

Rialto Real Estate Fund III – Debt, LP

(Central Index Key Number 0001654834)

Ladder Capital Finance LLC

(Central Index Key Number 0001541468)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2018-C14

Credit Suisse Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2018-C14 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-F, Class X-G, Class X-NR, Class D, Class E, Class F, Class G, Class NR, Class Z and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named CSAIL 2018-C14 Commercial Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2018. The rated final distribution date for the certificates is the distribution date in November 2051.

Class	Approximate Initial Class Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$14,923,000		3.2752%	Fixed(6)	May 2023
Class A-2	$95,533,000		4.2611%	Fixed(6)	October 2023
Class A-3	$175,000,000		4.1511%	Fixed (6)	September 2028
Class A-4	$230,612,000		4.4216%	Fixed/WAC Cap(7)	October 2028
Class A-SB	$23,092,000		4.3593%	Fixed/WAC Cap(7)	May 2027
Class X-A	$608,480,000	(8)	0.5713%	Variable IO(9)	October 2028
Class X-B	$70,284,000	(8)	0.0000%	Variable IO(9)	October 2028
Class A-S	$69,320,000		4.7224%	Fixed/WAC Cap(7)	October 2028
Class B	$35,623,000		4.8937%	WAC(10)	October 2028
Class C	$34,661,000		4.8937%	WAC(10)	October 2028

(Footnotes to table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 54 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Credit Suisse Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Credit Suisse Securities (USA) LLC and Natixis Securities Americas LLC, will purchase the offered certificates from Credit Suisse Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Credit Suisse Securities (USA) LLC is acting as a co-lead manager and joint bookrunner with respect to 77.9% of each class of offered certificates. Natixis Securities Americas LLC is acting as a co-lead manager and joint bookrunner with respect to 22.1% of each class of offered certificates.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 29, 2018. Credit Suisse Commercial Mortgage Securities Corp. expects to receive from this offering approximately 106.0% of the aggregate certificate balance of the offered certificates, plus accrued interest from and including November 1, 2018, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Commercial Mortgage Pass-Through Certificates	$678,764,000	100%	$678,764,000	$82,266.20

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

(3)	Payment of this registration fee was made in connection with the filing of the preliminary prospectus (accession number: 0001539497-18-001804).

Credit Suisse	Natixis
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

November 26, 2018

CSAIL 2018-C14 Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2018-C14

Washington
2 properties
$89,000,000
11.6% of total
Colorado
1 property
$12,487,993
1.6% of total
Iowa
1 property
$854,000
0.1% of total
Minnesota
5 properties
$58,737,500
7.6% of total
Illinois
1 property
$59,500,000
7.7% of total
Tennessee
1 property
$30,000,000
3.9% of total
Michigan
2 properties
$6,991,092
0.9% of total
Pennsylvania
3 properties
$20,308,916
2.6% of total
New York
5 properties
$95,225,000
12.4% of total
Ohio
2 properties
$39,850,000
5.2% of total
Utah
4 properties
$15,000,000
1.9% of total
New Jersey
4 properties
$46,182,736
6.0% of total
Virginia
5 properties
$46,805,660
6.1% of total
California
5 properties
$44,471,676
5.8% of total
North Carolina
2 properties
$11,573,614
1.5% of total
South Carolina
3 properties
$7,584,184
1.0% of total
Arizona
2 properties
$5,400,000
0.7% of total
Georgia
1 property
$7,750,000
1.0% of total
New Mexico
2 properties
$19,250,000
2.5% of total
Texas
3 properties
$41,577,075
5.4% of total
Louisiana
1 property
$2,100,000
0.3% of total
Alabama
2 properties
$25,000,000
3.2% of total
Florida
8 properties
$84,579,286
11.0% of total
Percentage of Initial Pool Balance
0.1%-2.0%
2.1%-10.0%
10.1%-12.4%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Initial Available Certificate Balance or Notional Amount(1)		Initial Retained Certificate Balance or Notional Amount(1)(4)		Approx. Initial Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$14,923,000		$14,176,000		$747,000		30.000%	Fixed(6)	May 2023	3.2752%	2.79	1 - 54
A-2	$95,533,000		$90,756,000		$4,777,000		30.000%	Fixed(6)	October 2023	4.2611%	4.78	54 - 59
A-3	$175,000,000		$166,250,000		$8,750,000		30.000%	Fixed(6)	September 2028	4.1511%	9.60	102 - 118
A-4	$230,612,000		$219,081,000		$11,531,000		30.000%	Fixed/WAC Cap(7)	October 2028	4.4216%	9.80	118 - 119
A-SB	$23,092,000		$21,937,000		$1,155,000		30.000%	Fixed/WAC Cap(7)	May 2027	4.3593%	6.77	59 - 102
X-A	$608,480,000	(8)	$578,054,000	(8)	$30,426,000	(8)	N/A	Variable IO(9)	October 2028	0.5713%	N/A	N/A
X-B	$70,284,000	(8)	$66,768,000	(8)	$3,516,000	(8)	N/A	Variable IO(9)	October 2028	0.0000%	N/A	N/A
A-S	$69,320,000		$65,854,000		$3,466,000		21.000%	Fixed/WAC Cap(7)	October 2028	4.7224%	9.88	119 - 119
B	$35,623,000		$33,841,000		$1,782,000		16.375%	WAC(10)	October 2028	4.8937%	9.88	119 - 119
C	$34,661,000		$32,927,000		$1,734,000		11.875%	WAC(10)	October 2028	4.8937%	9.88	119 - 119
Non-Offered Certificates
X-F	$18,293,000	(8)	$17,378,000	(8)	$915,000	(8)	N/A	Variable IO(9)	November 2028	0.9397%	N/A	N/A
X-G	$7,702,000	(8)	$7,316,000	(8)	$386,000	(8)	N/A	Variable IO(9)	November 2028	0.9397%	N/A	N/A
X-NR	$27,921,731	(8)	$26,525,000	(8)	$1,396,731	(8)	N/A	Variable IO(9)	November 2028	0.9397%	N/A	N/A
D	$21,181,000		$20,121,000		$1,060,000		9.125%	WAC(10)	October 2028	4.8937%	9.88	119 - 119
E	$16,367,000		$15,548,000		$819,000		7.000%	WAC(10)	October 2028	4.8937%	9.88	119 - 119
F	$18,293,000		$17,378,000		$915,000		4.625%	Fixed/WAC Cap(7)	November 2028	3.9540%	9.93	119 - 120
G	$7,702,000		$7,316,000		$386,000		3.625%	Fixed/WAC Cap(7)	November 2028	3.9540%	9.96	120 - 120
NR	$27,921,731		$26,525,000		$1,396,731		0.000%	Fixed/WAC Cap(7)	November 2028	3.9540%	9.96	120 - 120
Z(11)	N/A		N/A		N/A		N/A	N/A	N/A	N/A	N/A	N/A
R(12)	N/A		N/A		N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	On the Closing Date, the certificates (other than the Class Z and Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount”, as well as a 5.0% percentage interest in the Class Z certificates, are expected to be purchased for cash from the underwriters by a majority-owned affiliate of Rialto Real Estate Fund III – Debt, LP (a sponsor and affiliate of the special servicer), as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules), as further described in “Credit Risk Retention”.

(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	For any distribution date, the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates will each be a per annum rate equal to the initial pass-through rate set forth opposite such class in the table. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(7)	The pass-through rates of the Class A-4, Class A-SB, Class A-S, Class F, Class G and Class NR certificates for any distribution date will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See “Description of the Certificates—Distributions—Pass-Through Rates”.

(8)	The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balances of the Class B and Class C certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates. The notional amount of the Class X-NR certificates will be equal to the certificate balance of the Class NR certificates. The Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates will not be entitled to distributions of principal (other than a payment of $100 to the Class X-B certificates on the first distribution date, which will be deemed a payment of principal on their REMIC regular interest principal balance for federal income tax purposes).

(9)	The pass-through rate of the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and Class C certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-F certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the pass-through rate of the Class F certificates for that distribution date. The pass-through rate of the Class X-G certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the pass-through rate of the Class G certificates for that distribution date. The pass-through rate of the Class X-NR certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the pass-through rate of the Class NR certificates for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(10)	The pass-through rate of each of the Class B, Class, C, Class D and Class E certificates for any distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See “Description of the Certificates—Distributions—Pass-Through Rates”.

(11)	Information concerning the Class Z certificates is not represented in the above table. The Class Z certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date, rating or rated final distribution date. The Class Z certificates will only entitle holders excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(12)	Information concerning the Class R certificates is not presented in the above table. The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date, rating or rated final distribution date. The Class R certificates represent the residual interests in each real estate mortgage investment conduit created with respect to this securitization, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-F, Class X-G, Class X-NR, Class D, Class E, Class F, Class G, Class NR, Class Z and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	19
Risk Factors	54
The Certificates May Not Be a Suitable Investment for You	54
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	54
Risks Related to Market Conditions and Other External Factors	54
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	54
Other Events May Affect the Value and Liquidity of Your Investment	55
Risks Relating to the Mortgage Loans	55
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	55
Risks of Commercial and Multifamily Lending Generally	56
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	57
General	57
A Tenant Concentration May Result in Increased Losses	58
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	59
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	59
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	59
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	60
Early Lease Termination Options May Reduce Cash Flow	60
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	61
Retail Properties Have Special Risks	62
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	62
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	63
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	63
Hotel Properties Have Special Risks	64
Risks Relating to Affiliation with a Franchise or Hotel Management Company	65
Multifamily Properties Have Special Risks	66
Office Properties Have Special Risks	68
Data Center Properties Have Special Risks	69
Leased Fee Properties Have Special Risks	70
Mixed Use Properties Have Special Risks	70
Self-Storage Properties Have Special Risks	70
Condominium Ownership May Limit Use and Improvements	71
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	73
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	73
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	74
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	75
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	76
Risks Related to Zoning Non-Compliance and Use Restrictions	78
Risks Relating to Inspections of Properties	80

Risks Relating to Costs of Compliance with Applicable Laws and Regulations	80
Insurance May Not Be Available or Adequate	80
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	81
Terrorism Insurance May Not Be Available for All Mortgaged Properties	82
Risks Associated with Blanket Insurance Policies or Self-Insurance	83
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	83
Limited Information Causes Uncertainty	83
Historical Information	83
Ongoing Information	84
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	84
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	85
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	86
Static Pool Data Would Not Be Indicative of the Performance of this Pool	86
Appraisals May Not Reflect Current or Future Market Value of Each Property	87
Seasoned Mortgage Loans Present Additional Risk of Repayment	88
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	88
The Borrower’s Form of Entity May Cause Special Risks	89
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	91
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	91
Other Financings or Ability to Incur Other Indebtedness Entails Risk	92
Tenancies-in-Common May Hinder Recovery	94
Risks Relating to Enforceability of Cross-Collateralization	94
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	95
Risks Associated with One Action Rules	95
State Law Limitations on Assignments of Leases and Rents May Entail Risks	95
Various Other Laws Could Affect the Exercise of Lender’s Rights	95
Risks of Anticipated Repayment Date Loans	96
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	97
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	97
Risks Related to Ground Leases and Other Leasehold Interests	98
Increases in Real Estate Taxes May Reduce Available Funds	100
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	100
The Servicing of the Servicing Shift Whole Loan and the Holiday Inn FiDi Whole Loan Will Shift to Other Servicers	101
Risks Related to Conflicts of Interest	101
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	101
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	104
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	106
Potential Conflicts of Interest of the Operating Advisor	108
Potential Conflicts of Interest of the Asset Representations Reviewer	109
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	109
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	112
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	113
Other Potential Conflicts of Interest May Affect Your Investment	113

Other Risks Relating to the Certificates	113
The Certificates Are Limited Obligations	113
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	114
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	114
EU Risk Retention and Due Diligence Requirements	116
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	116
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	118
General	118
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	119
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	121
Losses and Shortfalls May Change Your Anticipated Yield	121
Risk of Early Termination	122
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	122
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	122
You Have Limited Voting Rights	122
The Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	123
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	125
The Rights of Companion Loan Holders and Mezzanine Debt May Adversely Affect Your Investment	126
Risks Relating to Modifications of the Mortgage Loans	128
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	128
Risks Relating to Interest on Advances and Special Servicing Compensation	129
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	130
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	130
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	131
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	131
Tax Considerations Relating to Foreclosure	131
REMIC Status	132
Material Federal Tax Considerations Regarding Original Issue Discount	132
Description of the Mortgage Pool	133
General	133
Certain Calculations and Definitions	134
Mortgage Pool Characteristics	142
Overview	142
Property Types	143
Retail Properties	144
Hotel Properties	144
Multifamily Properties	145
Office Properties	147
Mixed Use Properties	147
Self-Storage Properties	147
Specialty Use Concentrations	147
Significant Obligors	148
Mortgage Loan Concentrations	148
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	149
Geographic Concentrations	150
Mortgaged Properties With Limited Prior Operating History	151
Tenancies-in-Common; Crowd Funding; Diversified Ownership	151
Shari’ah Compliant Loans	151
Condominium Interests	151

Fee & Leasehold Estates; Ground Leases	152
Environmental Considerations	153
Redevelopment, Renovation and Expansion	156
Assessment of Property Value and Condition	157
Litigation and Other Considerations	157
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	158
Modified and Refinanced Loans	158
Default History, Bankruptcy Issues and Other Proceedings	159
Tenant Issues	160
Tenant Concentrations	160
Lease Expirations and Terminations	160
Expirations	160
Terminations	161
Other	162
Purchase Options and Rights of First Refusal	163
Affiliated Leases	164
Insurance Considerations	164
Use Restrictions	166
Appraised Value	166
Non-Recourse Carveout Limitations	166
Real Estate and Other Tax Considerations	167
Delinquency Information	168
Certain Terms of the Mortgage Loans	168
Amortization of Principal	168
Due Dates; Mortgage Rates; Calculations of Interest	168
ARD Loan	169
Prepayment Protections and Certain Involuntary Prepayments	169
Voluntary Prepayments	170
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	171
Defeasance; Collateral Substitution	172
Partial Releases	173
Escrows	175
Mortgaged Property Accounts	175
Lockbox Accounts	175
Exceptions to Underwriting Guidelines	176
Additional Indebtedness	176
General	176
Whole Loans	177
Mezzanine Indebtedness	177
Preferred Equity	179
Other Unsecured Indebtedness	179
The Whole Loans	180
General	180
The Serviced Pari Passu Whole Loans	185
The Serviced AB Whole Loan	188
The Greystone Whole Loan	188
The Non-Serviced Pari Passu Whole Loans	193
The Non-Serviced AB Whole Loans	196
The Holiday Inn FiDi Whole Loan	196
The 20 Times Square Whole Loan	205
Additional Information	212
Transaction Parties	213
The Sponsors and Mortgage Loan Sellers	213
Column Financial, Inc.	213
General	213
Column’s Securitization Program	213
Review of Column Mortgage Loans	214
Column’s Underwriting Guidelines and Processes	216
Exceptions to Column’s Disclosed Underwriting Guidelines	219
Compliance with Rule 15Ga-1 under the Exchange Act	220
Litigation	224
Retained Interests in This Securitization	224
Natixis Real Estate Capital LLC	224
General	224
NREC’s Commercial Real Estate Securitization Program	225
Review of NREC Mortgage Loans	226
NREC’s Underwriting Standards	227
Compliance with Rule 15Ga-1 under the Exchange Act	230
Retained Interests in This Securitization	232
Argentic Real Estate Finance LLC	232
General	232
Argentic’s Securitization Program	232
Argentic’s Underwriting Standards and Processes	233
Review of Mortgage Loans for Which Argentic is the Sponsor	238
Compliance with Rule 15Ga-1 under the Exchange Act	239
Retained Interests in This Securitization	239
Rialto Real Estate Fund III – Debt, LP	239
Ladder Capital Finance LLC	247
General	247
Ladder Capital Group’s Securitization Program	248
Ladder Capital Group’s Underwriting Guidelines and Processes	250
Review of LCF Mortgage Loans	255
Compliance with Rule 15Ga-1 under the Exchange Act	257
Retained Interests in This Securitization	257
The Depositor	257
The Issuing Entity	258

The Trustee	259
The Certificate Administrator	260
The Master Servicer	262
The Special Servicer	267
The Operating Advisor and Asset Representations Reviewer	271
Credit Risk Retention	273
General	273
Material Terms	274
Qualifying CRE Loans	274
Hedging, Transfer and Financing Restrictions	274
Description of the Certificates	274
General	274
Distributions	277
Method, Timing and Amount	277
Available Funds	278
Priority of Distributions	279
Pass-Through Rates	283
Interest Distribution Amount	284
Principal Distribution Amount	285
Certain Calculations with Respect to Individual Mortgage Loans	287
Excess Interest	288
Application Priority of Mortgage Loan Collections or Whole Loan Collections	288
Allocation of Yield Maintenance Charges and Prepayment Premiums	290
Assumed Final Distribution Date; Rated Final Distribution Date	291
Prepayment Interest Shortfalls	292
Subordination; Allocation of Realized Losses	293
Reports to Certificateholders; Certain Available Information	295
Certificate Administrator Reports	295
Information to be Provided to Risk Retention Consultation Party	301
Information Available Electronically	301
Voting Rights	306
Delivery, Form, Transfer and Denomination	306
Book-Entry Registration	307
Definitive Certificates	309
Certificateholder Communication	310
Access to Certificateholders’ Names and Addresses	310
Requests to Communicate	310
Description of the Mortgage Loan Purchase Agreements	311
General	311
Dispute Resolution Provisions	321
Asset Review Obligations	321
Pooling and Servicing Agreement	321
General	321
Assignment of the Mortgage Loans	322
Servicing Standard	322
Subservicing	323
Advances	324
P&I Advances	324
Servicing Advances	325
Nonrecoverable Advances	326
Recovery of Advances	327
Accounts	328
Withdrawals from the Collection Account	330
Servicing and Other Compensation and Payment of Expenses	332
General	332
Master Servicing Compensation	337
Special Servicing Compensation	339
Disclosable Special Servicer Fees	342
Certificate Administrator and Trustee Compensation	343
Operating Advisor Compensation	343
Asset Representations Reviewer Compensation	344
CREFC® Intellectual Property Royalty License Fee	345
Appraisal Reduction Amounts	345
Maintenance of Insurance	351
Modifications, Waivers and Amendments	354
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	358
Inspections	359
Collection of Operating Information	360
Special Servicing Transfer Event	360
Asset Status Report	362
Realization Upon Mortgage Loans	365
Sale of Defaulted Loans and REO Properties	367
The Directing Holder	369
General	369
Major Decisions	371
Asset Status Report	374
Replacement of Special Servicer	374
Control Termination Event and Consultation Termination Event	374
Servicing Override	376
Rights of Holders of Companion Loans	377
Limitation on Liability of Directing Holder	378
The Operating Advisor	379
General	379
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	379
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	380
Recommendation of the Replacement of the Special Servicer	382
Eligibility of Operating Advisor	382
Other Obligations of Operating Advisor	383

Delegation of Operating Advisor’s Duties	384
Termination of the Operating Advisor With Cause	384
Rights Upon Operating Advisor Termination Event	385
Waiver of Operating Advisor Termination Event	385
Termination of the Operating Advisor Without Cause	386
Resignation of the Operating Advisor	386
Operating Advisor Compensation	387
The Asset Representations Reviewer	387
Asset Review	387
Asset Review Trigger	387
Asset Review Vote	388
Review Materials	389
Asset Review	390
Eligibility of Asset Representations Reviewer	391
Other Obligations of Asset Representations Reviewer	392
Delegation of Asset Representations Reviewer’s Duties	392
Assignment of Asset Representations Reviewer’s Rights and Obligations	393
Asset Representations Reviewer Termination Events	393
Rights Upon Asset Representations Reviewer Termination Event	394
Termination of the Asset Representations Reviewer Without Cause	394
Resignation of Asset Representations Reviewer	395
Asset Representations Reviewer Compensation	395
Limitation on Liability of Risk Retention Consultation Party	395
Replacement of Special Servicer Without Cause	396
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	398
Termination of Master Servicer and Special Servicer for Cause	399
Servicer Termination Events	399
Rights Upon Servicer Termination Event	401
Waiver of Servicer Termination Event	403
Resignation of a Master Servicer or Special Servicer	403
Limitation on Liability; Indemnification	404
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	406
Dispute Resolution Provisions	407
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	407
Certificateholder’s Rights When a Repurchase Request is Delivered by Another Party to the PSA	407
Resolution of a Repurchase Request	407
Mediation and Arbitration Provisions	409
Servicing of the Non-Serviced Mortgage Loans	410
General	411
Servicing of the Holiday Inn FiDi Mortgage Loan	413
Servicing of the 20 Times Square Mortgage Loan	414
Rating Agency Confirmations	416
Evidence as to Compliance	418
Limitation on Rights of Certificateholders to Institute a Proceeding	419
Termination; Retirement of Certificates	420
Amendment	421
Resignation and Removal of the Trustee and the Certificate Administrator	423
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	424
Certain Legal Aspects of Mortgage Loans	424
New York	424
Washington	425
Florida	426
General	426
Types of Mortgage Instruments	426
Leases and Rents	427
Personalty	427
Foreclosure	427
General	427
Foreclosure Procedures Vary from State to State	428
Judicial Foreclosure	428
Equitable and Other Limitations on Enforceability of Certain Provisions	428
Nonjudicial Foreclosure/Power of Sale	428
Public Sale	429
Rights of Redemption	430
Anti-Deficiency Legislation	430
Leasehold Considerations	431
Cooperative Shares	431
Bankruptcy Laws	431
Environmental Considerations	437
General	437
Superlien Laws	437
CERCLA	437
Certain Other Federal and State Laws	437
Additional Considerations	438
Due-on-Sale and Due-on-Encumbrance Provisions	438

Subordinate Financing	439
Default Interest and Limitations on Prepayments	439
Applicability of Usury Laws	439
Americans with Disabilities Act	439
Servicemembers Civil Relief Act	440
Anti-Money Laundering, Economic Sanctions and Bribery	440
Potential Forfeiture of Assets	440
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	441
Pending Legal Proceedings Involving Transaction Parties	444
Use of Proceeds	444
Yield and Maturity Considerations	444
Yield Considerations	444
General	444
Rate and Timing of Principal Payments	444
Losses and Shortfalls	445
Certain Relevant Factors Affecting Loan Payments and Defaults	446
Delay in Payment of Distributions	447
Yield on the Certificates with Notional Amounts	447
Weighted Average Life	448
Pre-Tax Yield to Maturity Tables	453
Material Federal Income Tax Considerations	457
General	457
Qualification as a REMIC	457
Status of Offered Certificates	459
Taxation of Regular Interests	460
General	460
Original Issue Discount	460
Acquisition Premium	462
Market Discount	462
Premium	463
Election To Treat All Interest Under the Constant Yield Method	463
Treatment of Losses	464
Yield Maintenance Charges and Prepayment Premium	464
Sale or Exchange of Regular Interests	465
Taxes That May Be Imposed on a REMIC	465
Prohibited Transactions	465
Contributions to a REMIC After the Startup Day	466
Net Income from Foreclosure Property	466
Bipartisan Budget Act of 2015	466
Taxation of Certain Foreign Investors	467
FATCA	468
Backup Withholding	468
Information Reporting	468
3.8% Medicare Tax on “Net Investment Income”	468
Reporting Requirements	468
Certain State and Local Tax Considerations	469
Method of Distribution (Underwriter conflicts of interest)	469
Incorporation of Certain Information by Reference	471
Where You Can Find More Information	472
Financial Information	472
Certain ERISA Considerations	472
General	472
Plan Asset Regulations	473
Administrative Exemptions	473
Insurance Company General Accounts	475
Legal Investment	476
Legal Matters	477
Ratings	477
Index of Significant Definitions	479

ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	a-1-1
ANNEX a-2 – STRUCTURAL AND COLLATERAL TERM SHEET	a-2-1
ANNEX b – DISTRIBUTION DATE STATEMENT	b-1

Annex c – FORM OF OPERATING ADVISOR ANNUAL REPORT	c-1
Annex d-1 – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	d-1-1
Annex d-2 – EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	d-2-1
ANNEX e – CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	e-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 19 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 54 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page 479 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Credit Suisse Commercial Mortgage Securities Corp.

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1.

●	references to a “pooling and servicing agreement” (other than the CSAIL 2018-C14 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE DIRECTIVE 2003/71/EC (AS AMENDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR, OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF MIFID II; OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE OFFERED CERTIFICATES.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE

INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN

RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF SOUTH KOREA FOR A PUBLIC OFFERING IN SOUTH KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN SOUTH KOREA OR TO ANY RESIDENT OF SOUTH KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS,

INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	CSAIL 2018-C14 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-C14.

Depositor	Credit Suisse Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The depositor’s address is 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000. See “Transaction Parties—The Depositor”.

Issuing Entity	CSAIL 2018-C14 Commercial Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Column Financial, Inc., a Delaware corporation

●	Natixis Real Estate Capital LLC, a Delaware limited liability company

●	Argentic Real Estate Finance LLC, a Delaware limited liability company

●	Rialto Real Estate Fund III – Debt, LP, a Delaware limited partnership

●	Ladder Capital Finance LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Column Financial, Inc. is also an affiliate of each of the depositor and Credit Suisse Securities (USA) LLC, one of the underwriters and an initial purchaser of the non-offered certificates. Natixis Real Estate Capital LLC is also an affiliate of Natixis Securities Americas LLC, one of the underwriters and an initial purchaser of the non-offered certificates. Rialto Real Estate Fund III – Debt, LP is also an affiliate of Rialto Capital Advisors, LLC, the special servicer, and an affiliate of the holder of the VRR Interest, the risk retention consultation party and the entity that is the initial directing certificateholder. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans as set forth in the following chart:

Sellers of the Mortgage Loans

Seller	Number of Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Column Financial, Inc.(1)(2)	6	$239,411,949	31.1%
Natixis Real Estate Capital LLC	8	170,011,092	22.1
Argentic Real Estate Finance LLC(3)	11	159,720,493	20.7
Rialto Real Estate Fund III – Debt, LP(4)	12	109,747,754	14.2
Ladder Capital Finance LLC	7	91,337,444	11.9
Total	44	$770,228,732	100.0%

(1)	Two (2) mortgage loans, Prudential-Digital Realty Portfolio and 2020 Fifth Avenue (12.2%) were each co-originated by Column Financial, Inc. and Wells Fargo Bank, National Association. Such mortgage loans were underwritten pursuant to Column Financial, Inc.’s underwriting guidelines.

(2)	One (1) mortgage loan, 20 Times Square (1.4%) is part of a whole loan that was originated by Natixis Real Estate Capital LLC. Column Financial, Inc. subsequently acquired, and is acting as mortgage loan seller with respect to, two (2) notes. Such mortgage loan was re-underwritten pursuant to Column Financial, Inc.’s underwriting guidelines.

(3)	One (1) mortgage loan, Rio & Roosevelt (0.7%), was originated by The Bancorp Bank and subsequently acquired by Argentic Real Estate Finance LLC. Such mortgage loan was re-underwritten pursuant to Argentic Real Estate Finance LLC’s underwriting guidelines.

(4)	Rialto Real Estate Fund III – Debt, LP acquired each of the mortgage loans it is selling to the depositor from BSPRT CMBS Finance, LLC. Such mortgage loans were re-underwritten pursuant to Rialto Real Estate Fund III – Debt, LP’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan (a “non-serviced mortgage loan”) and companion loan that is part of a whole loan serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable (a “non-serviced whole loan”), indicated in the table titled “Non Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, 8th Floor, Charlotte,

North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Prior to the related servicing shift securitization date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as the special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and any related companion loans other than with respect to the non-serviced mortgage loans set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and other transactions relating to such mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift securitization date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, each servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” –The Non-Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the special servicer obtains knowledge that it is a borrower party with respect to any serviced mortgage loan or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that excluded special servicer loan. If no control termination event is continuing under the pooling and servicing agreement, the directing holder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as described under “—Directing Holder” below). After the occurrence and during the continuance of a control termination event or if the directing holder (or, if the directing holder is the directing certificateholder, the holder of the majority of the controlling class of certificates on its behalf) is required but fails to do so or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Holder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF III-D CS 2018-C14, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP, which, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Holder” and “Credit Risk Retention”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and the related companion loans. See “Transaction Parties—The Trustee” and “—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to any servicing shift mortgage loan will be the trustee under the pooling and servicing agreement. However, from and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement or trust and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee” and “—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the related servicing shift securitization date, the custodian of the mortgage file (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” –The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to the mortgage file for each non-serviced mortgage loan (other than the promissory note evidencing such mortgage loan) will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the pooling and servicing agreement or the trust and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than a non-serviced mortgage loan and certain excluded loans as described in the next paragraph), as further described in this prospectus.

The directing holder will be:

●	with respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan (other than The Greystone whole loan and the Sheraton Grand Nashville Downtown whole loan), the directing certificateholder;

●	with respect to the Sheraton Grand Nashville Downtown whole loan, (i) prior to the related servicing shift securitization date, the holder of the related controlling companion loan and (ii) on and after the related servicing shift securitization date, the related directing certificateholder (or its equivalent) under the related servicing shift pooling and servicing agreement; and

●	with respect to The Greystone whole loan, (i) the holder of the related subordinate companion loan identified as note B and (ii) during a control appraisal period with respect to the subordinate companion loan identified as note B, the directing certificateholder.

The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class.

With respect to the directing holder or (if the directing holder is the directing certificateholder) the holder of the majority of the controlling class certificates (by certificate balance), an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of the related mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class G and Class NR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided that if at any time the certificate balances of the certificates other than the Class G and Class NR certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the controlling class will be the most subordinate class among the control eligible certificates that has an aggregate certificate balance greater than zero without regard to any cumulative appraisal reduction amounts; provided, further, however, that during such time as the Class G certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

On the closing date, RREF III-D CS 2018-C14, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP, will purchase the Class F, Class G, Class NR, Class X-F, Class X-G, Class X-NR and Class Z certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, The Greystone whole loan and the Sheraton Grand Nashville Downtown whole loan).

With respect to the serviced AB whole loan identified as The Greystone (5.5%), the holder of the related subordinate companion loan will be the initial “directing holder” in respect of the related whole loan, and will be entitled to certain consent and consultation rights under the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

With respect to the servicing shift whole loan identified as the Sheraton Grand Nashville Downtown whole loan (3.9%), the holder of the related controlling companion loan will be the related directing holder, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under the related intercreditor agreement. From and after the related servicing shift securitization date, the directing holder of the related servicing shift whole loan is expected to be the directing certificateholder (or its equivalent) under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing holder (or the equivalent) under the trust and servicing agreement or the pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” and “—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. CSAIL 2018-C14 MOA, LLC, a majority owned affiliate of Rialto Real Estate Fund III – Debt, LP, is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of the mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Holder of a Subordinate

Companion Loan	Three (3) mortgage loans, The Greystone, Holiday Inn FiDi and 20 Times Square (10.1%) are comprised of (i) one or more senior pari passu notes (included in the trust) and (ii) one or more senior pari passu notes (not included in the trust) and/or one or more subordinate notes (not included in the trust).

With respect to The Greystone whole loan, pursuant to the related intercreditor agreement, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan, (ii) purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan under certain limited default circumstances and (iii) for so long as no AB control appraisal period is continuing under the related intercreditor agreement will be the initial “directing holder” with respect to such mortgage loan and in such capacity will have the right to approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. As of the closing date, Violet Protected Asset SPC acting for the account of VPA 11 Segregated Portfolio is the holder of The Greystone subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

Certain Affiliations and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligors	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2018 (or, in the case of any mortgage loan that has its first due date after November 2018, the date that would have been its due date in November 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about November 29, 2018.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2018.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in December 2018.

Record Date	With respect to any distribution date, the last business day of the month immediately preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, New York, Ohio, California or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2023
Class A-2	October 2023
Class A-3	September 2028
Class A-4	October 2028
Class A-SB	May 2027
Class X-A	October 2028
Class X-B	October 2028
Class A-S	October 2028
Class B	October 2028
Class C	October 2028

The rated final distribution date will be the distribution date in November 2051.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2018-C14:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-F, Class X-G, Class X-NR, Class D, Class E, Class F, Class G, Class NR, Class Z and Class R.

Certificate Balances and

Notional Amounts	Each class of offered certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

	Initial Certificate Balance or Notional Amount(1)	Initial Available Certificate Balance or Notional Amount(1)	Initial Retained Certificate Balance or Notional Amount(1)(2)
Class A-1	$14,923,000	$14,176,000	$747,000
Class A-2	$95,533,000	$90,756,000	$4,777,000
Class A-3	$175,000,000	$166,250,000	$8,750,000
Class A-4	$230,612,000	$219,081,000	$11,531,000
Class A-SB(3)	$23,092,000	$21,937,000	$1,155,000
Class X-A(4)	$608,480,000	$578,054,000	$30,426,000
Class X-B(4)	$70,284,000	$66,768,000	$3,516,000
Class A-S	$69,320,000	$65,854,000	$3,466,000
Class B	$35,623,000	$33,841,000	$1,782,000
Class C	$34,661,000	$32,927,000	$1,734,000

(1)	Subject to a variance of plus or minus 5%.

(2)	On the closing date, Rialto Real Estate Fund III – Debt, LP (a sponsor and an affiliate of the special servicer) will purchase or cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”.

(3)	The Class A-SB certificates have a certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.

(4)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class A-1	3.2752%(1)
Class A-2	4.2611%(1)
Class A-3	4.1511%(1)
Class A-4	4.4216%(2)
Class A-SB	4.3593%(2)
Class X-A	0.5713%(3)
Class X-B	0.0000%(3)
Class A-S	4.7224%(2)
Class B	4.8937%(4)
Class C	4.8937%(4)

(1)	For any distribution date, the pass-through rate of the Class A-1, Class A-2 and Class A-3 certificates will each be a per annum rate equal to the initial pass-through rate set forth opposite such class in the table above.

(2)	For any distribution date, the pass-through rate of the Class A-4, Class A-SB and Class A-S certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(3)	For any distribution date, the pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates weighted on the basis of their respective certificate balances immediately prior to the distribution date, as described in this prospectus. For any distribution date, the pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of pass-through rates on the Class B and Class C certificates weighted on the basis of their respective certificate balances immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(4)	For any distribution date, the pass-through rate of the Class B and Class C certificates will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer (or a special servicer for a non-serviced mortgage loan), any modifications resulting from a borrower’s bankruptcy or insolvency, or any increase in the interest rate of any mortgage loan with an anticipated repayment date after the related anticipated repayment date.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced companion loans at the servicing fee rate equal to a per annum rate of between 0.00375% and 0.04500% (although with respect to serviced companion loans, the master servicing fee may be lower than the indicated rate).

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The special servicer will also be entitled to a liquidation fee and a workout fee as further described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The trustee/certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including each non-serviced mortgage loan but excluding any companion loan) and any REO loan at a per annum rate equal to 0.00910%. The trustee fee is payable by the certificate administrator as a portion of the trustee/certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any REO loan (in each case, excluding any related companion loan) at a per annum rate equal to 0.00205%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any REO loan (excluding any related companion loan) at a per annum rate equal to 0.00035%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See

“Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
Prudential – Digital Realty Portfolio	0.00250%	(2)
Holiday Inn FiDi	0.00250%	(3)
20 Times Square	0.00125%	0.15000%
Hilton Clearwater Beach Resort & Spa	0.00250%	(4)

(1)	Does not reflect the Sheraton Grand Nashville Downtown mortgage loan. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(2)	The special servicing fee rate is the greater of (i) 0.25000% per annum and (ii) the per annum rate that would result in a special servicing fee of $3,500 per month.

(3)	The special servicing fee rate is the greater of (i) 0.25000% per annum and (ii) the per annum rate that would result in a special servicing fee of $3,500 per month. Subject to change, however, upon securitization of the related note A-1-A.

(4)	The special servicing fee rate is the greater of (i) 0.25000% per annum and (ii) the per annum rate that would result in a special servicing fee of $5,000 per month.

Distributions

A. Amount and Order of

Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, to the extent of funds allocated to principal and available for distribution, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(A)	to principal on the Class A-SB certificates until their certificate balance has been reduced to the A-SB scheduled principal balance set forth on Annex E for the relevant distribution date;

(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero;

(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero;

(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero;

(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero; and

(F)	to principal on the Class A-SB certificates until their certificate balance has been reduced to zero;

provided that, if the certificate balances of each class of certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) having an initial principal balance have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based on their respective certificate balances;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed losses on the mortgage loans previously allocated to each such class; plus interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-F, Class X-G, Class X-NR, Class R and Class Z certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class Z and Class R certificates) can be found in “Description of the Certificates—Distributions—

Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of those certificates in ascending order (beginning with the non-offered certificates, other than the Class Z and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class R, Class Z, Class X-A, Class X-B, Class X-F, Class X-G or Class X-NR certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB or Class A-S certificates), the Class X-B certificates (to the extent such losses are allocated to the Class B and Class C certificates), the Class X-F certificates (to the extent such losses are allocated to the Class F certificates), the Class X-G certificates (to the extent such losses are allocated to the Class G certificates) and the Class X-NR certificates (to the extent such losses are allocated to the Class NR certificates) and, therefore, the amount of interest they accrue.

*	The Class A-SB certificates will have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in their prospectus.

**	The Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates are interest only.

***	Other than the Class X-F, Class X-G, Class X-NR, Class Z and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A or Class X-B certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate of those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reduction amounts to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest (other than the Class Z certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to any serviced whole loan that is comprised of a mortgage loan, one or more subordinate companion loans and/or one or more pari passu companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related subordinate companion loan(s), and then, result in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Greystone Whole Loan—Application of Payments”, and “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class Z certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan), unless, in each case, the master servicer, the trustee or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or any excess interest following an anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a servicing advance, the master servicer will, subject to a recoverability determination, be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

None of the master servicer, special servicer or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related intercreditor agreement.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-four (44) commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in sixty-five (65) commercial or multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $770,228,732.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan, whole loan or companion loan by name refer to such mortgage loan, whole loan or companion loan, as applicable, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a reference to a mortgage loan or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-four (44) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” and, together with any pari passu companion loans, the “companion loans”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Companion Loans Cut-off Date Balance	Mortgage Loan Cut- off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)(3)	Whole Loan Underwritten NCF DSCR(2)(3)
Prudential – Digital Realty Portfolio	$70,000,000	9.1%	$142,000,000	N/A	54.7%	54.7%	2.50x	2.50x
Georgetown Squared & Seattle Design Center	$65,000,000	8.4%	$26,000,000	N/A	69.8%	69.8%	1.05x	1.05x
Continental Towers	$59,500,000	7.7%	$25,000,000	N/A	69.4%	69.4%	2.34x	2.34x
The Greystone	$42,000,000	5.5%	$10,000,000	$43,000,000	26.7%	48.7%	3.07x	1.59x
Lafayette Park	$38,000,000	4.9%	$37,250,000	N/A	65.2%	65.2%	2.27x	2.27x
Sheraton Grand Nashville Downtown	$30,000,000	3.9%	$130,000,000	N/A	57.9%	57.9%	2.48x	2.48x
Indian Hills Senior Community	$29,350,000	3.8%	$22,000,000	N/A	64.2%	64.2%	1.26x	1.26x
Holiday Inn FiDi	$25,000,000	3.2%	$62,025,000	$50,000,000	37.3%	58.8%	2.47x	1.53x
2020 Fifth Avenue	$24,000,000	3.1%	$24,000,000	N/A	46.4%	46.4%	3.20x	3.20x
20 Times Square	$11,000,000	1.4%	$254,000,000	$485,000,000	16.2%	45.8%	3.65x	1.29x
Hilton Clearwater Beach Resort & Spa	$9,911,949	1.3%	$121,916,974	N/A	66.2%	66.2%	1.67x	1.67x

(1)	Calculated including the related pari passu companion loan(s), if any, but excluding the related subordinate companion loan(s), if any.

(2)	Calculated including the related pari passu companion loan(s) and the related subordinate companion loan(s), and excluding the related mezzanine loan(s), if any.

(3)	For each partial interest only loan, Underwritten NCF DSCR was calculated based on the first principal and interest payment to be made into the issuing entity during the term of the mortgage loan once amortization has commenced.

Each of the Georgetown Squared & Seattle Design Center whole loan, the Continental Towers whole loan, The Greystone whole loan, the Lafayette Park whole loan, the Indian Hills Senior Community whole loan and the 2020 Fifth Avenue whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, and any related companion loan is referred to in this prospectus as a “serviced companion loan”.

The Sheraton Grand Nashville Downtown whole loan, the “servicing shift whole loan”, will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (a “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, the related servicing shift whole loan will be a “serviced whole loan”. On and after the related servicing shift securitization date, the related servicing shift whole loan will be a “non-serviced whole loan”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable, as identified below and entered into in connection with the securitization of one or more related companion loan(s). Each such whole loan is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and any related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name	Lead Trust/Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator	Custodian	Operating Advisor/Trust Advisor	Directing Holder(2)
Prudential - Digital Realty Portfolio	BANK 2018-BNK14	9.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP
Holiday Inn FiDi	(3)	3.2%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	(3)
20 Times Square	20 Times Square Trust 2018-20TS	1.4%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	PGIM, Inc.
Hilton Clearwater Beach Resort & Spa	CSAIL 2018-CX11	1.3%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA LLC

(1)	This table does not include information related to the servicing shift whole loans.

(2)	Or an equivalent entity.

(3)	The Holiday Inn FiDi whole loan is currently being serviced pursuant to the pooling and servicing agreement governing the WFCM 2018-C47 securitization trust. After the securitization of the related pari passu companion loan evidenced by Note A-1-A, the related whole loan will be serviced under (and by the service provider parties under) the related pooling and servicing agreement for that securitization transaction. It is anticipated that Note A-1-A will be included in the CGCMT 2018-C6 transaction, which is scheduled to close December 11, 2018. The parties to the CGCMT 2018-C6 transaction are expected to include Wells Fargo Bank, National Association as master servicer, Midland Loan Services, a Division of PNC Bank, National Association as special servicer, Wilmington Trust, National Association as trustee, Citibank, N.A. as certificate administrator and custodian, and Park Bridge Lender Services LLC as operating advisor.

(4)

IGIS US Private Placement Real Estate Investment Trust No. 228, as holder of the subordinate companion loan, will be the directing holder for the Holiday Inn FiDi whole loan unless and until an AB control appraisal period occurs and is continuing (at which time the holder of the pari passu companion loan evidenced by Note A-1-A or its representative will be the directing holder).

For further information regarding the whole loans and the rights of the “directing holder” under the related intercreditor agreement, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or any preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loans) is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balance and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$770,228,732
Number of Mortgage Loans	44
Number of Mortgaged Properties	65
Number of Crossed Loans(2)	2
Crossed Loans as a percentage(2)	1.9%
Range of Cut-off Date Balances	$854,000 - $70,000,000
Average Cut-off Date Balance	$17,505,198
Range of Mortgage Rates(2)	3.1080% - 6.0330%
Weighted Average Mortgage Rate(2)	4.9123%
Range of Original Terms to Maturity(3)	56 months to 120 months
Weighted Average Original Term to Maturity(3)	113 months
Range of Remaining Terms to Maturity(3)	54 months to 120 months
Weighted Average Remaining Term to Maturity(3)	110 months
Range of Original Amortization Terms(4)	240 months to 360 months
Weighted Average Original Amortization Term(4)	351 months
Range of Remaining Amortization Terms(4)	235 months to 360 months
Weighted Average Remaining Amortization Term(4)	351 months
Range of Cut-off Date LTV Ratios(2)	16.2% - 80.2%
Weighted Average Cut-off Date LTV Ratio(2)	59.3%
Range of Maturity Date/ARD LTV Ratios(2)(3)	16.2% - 70.0%
Weighted Average Maturity Date/ARD LTV Ratio(2)(3)	55.1%
Range of UW NCF DSCRs(2)(5)	1.05x - 3.65x
Weighted Average UW NCF DSCR(2)(5)	2.01x
Range of UW NOI Debt Yields(2)	7.5% - 17.9%
Weighted Average UW NOI Debt Yield(2)	11.7%
Percentage of Initial Pool Balance consisting of:
Interest-only	50.0%
IO-Balloon	37.1%
Balloon	12.8%
Interest-only, ARD	0.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to each mortgage loan that is part of a whole loan, any related pari passu companion loan is included and any related subordinate loan(s) or mezzanine loan(s) are excluded for purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratios, UW NCF DSCR and UW NOI Debt Yield. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by the related mortgaged properties). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher Cut-off Date LTV Ratio or Maturity Date/ARD LTV Ratio, lower UW NCF DSCR and/or lower UW NOI Debt Yield than is presented in this prospectus.

(3)	With respect to one (1) mortgage loan, Dollar General Ogden (0.1%), the related anticipated repayment date is deemed to be the maturity date.

(4)	Excludes eighteen (18) mortgage loans (50.1%), that are interest-only for the entire term to maturity or anticipated repayment date, as applicable.

(5)	For each partial interest-only loan, the debt service coverage ratio was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, other than as described below, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

With respect to the Lake City Commons mortgage loan (1.0%), the prior loan on the mortgaged property went into maturity default in October 2016 and was transferred to special servicing. The related special servicer foreclosed on the mortgaged property in June 2017. In July 2018, the borrower sponsor acquired the mortgaged property as a REO property via auction at a purchase price of $9,400,000.

With respect to the Quality Inn Montgomeryville mortgage loan (0.5%), the prior loan on the mortgaged property went into default in 2015. The borrower sponsor entered into a forbearance agreement in July 2015. The mortgage loan was used, in part, to pay off the existing mortgage loan default judgment in the amount of $1,394,189.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and representation and warranty no. 15 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loans Underwritten Based on
Limited Operating Histories	Thirteen (13) of the mortgaged properties (11.3%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property and/or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related sponsor’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”, “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes” and “ —Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Rialto Real Estate Fund III – Debt, LP, the retaining sponsor, intends to retain or cause a majority-owned affiliate to retain at least 5.0% of the certificate balance or notional amount or percentage interest in each class of certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. See “Credit Risk Retention”.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements, or to take any other action which may be required by EEA-regulated investors for the purposes of compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, BlackRock Financial Management, Inc. and RealINSIGHT;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (including all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The mortgage loans held by the issuing entity may also be subject to a voluntary exchange of all the then-outstanding certificates (other than the Class Z and Class R certificates), provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class Z and Class R certificates) and (iii) the master servicer consents to the exchange as specified under the pooling and servicing agreement.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of an uncured document defect or an uncured breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). In addition, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP are to agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC. See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan with one or more related pari passu companion loans becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing thereof determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, with respect to each of the 20 Times Square whole loan and, under certain circumstances, the Holiday Inn FiDi whole loan, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to the related co-lender agreement with respect to The Greystone mortgage loan, the Holiday Inn FiDi mortgage loan and the 20 Times Square mortgage loan, the holder of the related subordinate companion loan has the right to purchase the related mortgage loan under certain default scenarios as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Holiday Inn FiDi Whole Loan”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and collectively the “Trust REMICs”) for federal income tax purposes. In addition, the portion of the issuing entity consisting of the excess interest accrued on each mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class Z certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent a class of REMIC “regular interests” as further described in “Material Federal Income Tax Considerations”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●

It is anticipated that the Class C certificates will be issued with a de minimis original issue discount, that the Class X-A certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction was due in part to their initial subordination levels for the various classes of the certificates and, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, recently experienced significant dislocations, illiquidity and volatility, and thus affected the values of CMBS. Declines in real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and decreased occupancy.

Any future economic downturn may lead to decreased occupancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial real estate. We cannot assure you that the CMBS market will not be adversely affected by these factors. Even if the CMBS market is not affected by these factors, the mortgaged properties securing the mortgage loans and, therefore, the mortgage loans and the related certificates, may nevertheless decline in value. Any economic downturn may adversely affect the financial resources under commercial mortgage loans and may result in an inability of CMBS borrowers to make interest and principal payments on, or refinance, their outstanding debt when due or to sell their mortgaged properties for an amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

In addition to credit factors directly affecting CMBS, the markets for other asset-backed securities and structured products may also affect CMBS. Therefore, even if CMBS are performing as anticipated, the value of CMBS in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset backed securities or structured products. Trading activity associated with CMBS indices may also drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of CMBS.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, any guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may currently be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or such affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose” and “—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty occurs within a specified period of the lease expiration date,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark, terminate their leases or otherwise cease to occupy their space, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting the business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below and “Description of the Mortgage Pool—Tenant Issues—Lease Expirations”.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room or reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	minimum existing rent requirements that may reduce the number of units that can be converted to market rents.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent stabilized units to market rent units in the future.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and

Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●	office space used as a lab and/or for research and development may (a) require a unique layout that may make re-tenanting to new office tenants more expensive and (b) rely on funds for research and development from government and/or private sources of funding, which sources may become unavailable. These factors, among others, may adversely affect the cash flow generating monthly payments for the mortgage loan.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short-term basis. Short-term space users may be more impacted by economic fluctuations compared to traditional long-term office leases, which has the potential to impact operating profitability of the office tenant offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and high cost equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. See “—Office Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be

Readily Convertible to Alternative Uses” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, the borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 36 on Annex D-1 and any exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1.

Mixed Use Properties Have Special Risks

Certain properties have more than one property subtype. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Office Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self-Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to mortgaged properties consisting of condominium units will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon collateral consisting of condominium units described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables titled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date, as applicable, of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated cut-off date loan amount) are retail, hotel, multifamily, office, other and mixed used properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated cut-off date loan amount) are located in New York, Washington, Florida, Illinois, Minnesota, Virginia, New Jersey, California, Texas and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to a mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and any exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”, “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes” and “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undertake future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers or guests, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-2 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the fifteen (15) largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See also representation and warranty no. 26 on Annex D-1 and any exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

In general, licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole or significant tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire November 30, 2018. We cannot assure you if or when the National Flood Insurance Program will be reauthorized by Congress. If the National Flood Insurance Program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and any exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 82% in 2018 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $160 million in 2018 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues” and “—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” and representation and warranty nos. 8 and 14 on Annex D-1 and any exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below, “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History”.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases or a lease amendment expanding the leased space but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”, “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes” and “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraisal value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, an appraisal may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Appraised Value”, reflects only the “as-is” value unless otherwise specified. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values shown in this prospectus, we cannot assure you that any values other than “as-is” will be the value of the related mortgaged property at the indicated stabilization date (if applicable), or at maturity or the anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”, “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes” and“ —Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

The Rio & Roosevelt mortgage loan (0.7%) is a seasoned mortgage loan and was originated more than 12 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since the origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since the mortgage loans were originated.

In addition, any seasoned mortgage loan may not satisfy all of the sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See also representation and warranty nos. 12, 42 and 44 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Crowd Funding; Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Crowd Funding; Diversified Ownership”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose”, “—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations”, “—Loan Purpose” and “—Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty nos. 41 and 42 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to a serviced whole loan and any non-serviced mortgage loan are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Crowd Funding; Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated cut-off date loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property-assessed clean energy (“PACE”) financing unenforceable.  Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida.

In addition, Section 55-2 of the Virginia Code (also known as the “Statute of Conveyances”), which applies to leases, provides in relevant part that “[n]o estate of inheritance or freehold or for a term of more than five years in lands shall be conveyed unless by deed or will.” At common law, a “deed” was required to contain a wax-imprinted seal or a scroll. However, the Virginia legislature has expressly provided for several acceptable substitutes for a formal seal, all as set forth in Section 11-3 of the Virginia Code. Utilizing any one of these substitutes in drafting a lease will cause it to be a “deed”: (1) a “scroll by way of a seal”; (2) an imprint or stamp of a “corporate or an official seal”; (3) the use in the body of the document of the words “this deed” or “this indenture,” or other words importing a sealed instrument or recognizing a seal; and (4) a proper acknowledgement “by an officer authorized to take acknowledgments of deeds.” The Virginia Supreme Court recently decided a case, Game Place, L.L.C. v. Fredericksburg 35, LLC, 813 S.E.2d 312 (Va. 2018), concerning a retail tenant that vacated its premises and attempted to terminate its lease prior to the expiration of a 15-year term. In this case, the court determined that the lease in question did not contain a formal seal or any of the acceptable seal substitutes described in Section 11-3. Accordingly, the Virginia Supreme Court found that the lease was not a “deed,” and as a result, either party was entitled to repudiate the lease at any time. To the extent any Mortgaged Properties located in Virginia are subject to leases with terms greater than 5 years, if such leases are not in the form required by the Statute of Conveyance or one of the acceptable substitutes permitted by Section 11-3 of the Virginia Code, such leases may potentially be subject to repudiation by either party.

See also “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class Z certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or pay the outstanding principal balance at any anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and any exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan or master lease, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property. See “Description of the Mortgage Pool—Shari’ah Compliant Loans”.

The Servicing of the Servicing Shift Whole Loan and the Holiday Inn FiDi Whole Loan Will Shift to Other Servicers

The servicing of the Sheraton Grand Nashville Downtown whole loan, the servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of any such servicing shift pooling and servicing agreement except to the extent of compliance with certain requirements set forth in the related intercreditor agreement.

Similarly, the servicing of the Holiday Inn FiDi whole loan is expected to be governed by the WFCM 2018-C47 pooling and servicing agreement only temporarily, until the securitization of the related controlling pari passu companion loan. At that time, the servicing and administration of the Holiday Inn FiDi whole loan will shift to the master servicer and special servicer under the pooling and servicing agreement related to the securitization trust holding the related pari passu companion loan identified as Note A-1-A and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. It is anticipated that the Holiday Inn FiDi Note A-1-A will be included in the CGCMT 2018-C6 transaction, as to which it is expected that Wells Fargo Bank, National Association will act as master servicer and Midland Loan Services, a Division of PNC Bank, National Association will act as special servicer. However, that securitization transaction is not scheduled to close until December 11, 2018, circumstances may change and, in any event, the provisions of the CGCMT 2018-C6 pooling and servicing agreement have not been finalized.

The directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of either the servicing shift whole loan or the Holiday Inn FiDi whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Column Financial, Inc., one of the sponsors and originators, and of Credit Suisse Securities (USA) LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loan related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loan or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Rialto Real Estate Fund III – Debt, LP, a sponsor and a mortgage loan seller or its majority-owned affiliate is expected to be the holder of the VRR Interest as described in “Credit Risk Retention” and the risk retention consultation party, and is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the pooling and servicing agreement.

On the closing date, RREF III-D CS 2018-C14, LLC or another affiliate of the special servicer and Rialto Real Estate Fund III – Debt, LP will be the initial directing certificateholder. Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities that will purchase the Class F, Class G, Class NR, Class X-F, Class X-G, Class X-NR and Class Z certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and (b) RREF III-D CS 2018-C14, LLC or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan or any excluded special servicer loan). Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III-D CS 2018-C14, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer for the Prudential-Digital Realty Portfolio whole loan, which is serviced under the pooling and servicing agreement governing the BANK 2018-BNK14 transaction, and is an affiliate of the entity that was appointed as the directing certificateholder under the BANK 2018-BNK14 pooling and servicing Agreement.

Additionally, Rialto Capital Advisors, LLC, the special servicer under the pooling and servicing agreement, is an affiliate of Rialto Real Estate Fund III – Debt, LP, a sponsor and a mortgage loan seller, and the affiliate of CSAIL 2018-C14 MOA, LLC, that is expected to be the holder of the VRR Interest and the risk retention consultation party. Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP are also affiliates of the entity that is the initial directing certificateholder under the pooling and servicing agreement.

The risk retention consultation party may, in certain circumstances, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, the risk retention consultation party is affiliated with the b-piece buyer and special servicer. While the holder of the VRR Interest only has consultation rights, the b-piece buyer and special servicer have rights which are not merely consultive. The risk retention consultation party and the holder of the of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or holder of the majority of the VRR Interest holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest (any such loan referred to in this context as an “excluded loan” as to such risk retention consultation party), then the risk retention consultation party will not have consultation rights with respect to such excluded loan. See “Credit Risk Retention”.

In addition, for so long as the risk retention consultation party or the holder of the VRR Interest entitled to appoint such risk retention consultation party is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” relating to such excluded loan and/or the related mortgaged properties. Notwithstanding such restriction, there can be no assurance that the risk retention consultation party or holder of the VRR Interest will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

With respect to the 20 Times Square Mortgage Loan (1.4%), Natixis Real Estate Capital LLC, a sponsor and a mortgage loan seller, has provided associated mezzanine financing in the amount of $150,000,000. The mezzanine loan was sold, assigned and transferred to Nonghyup Bank, in its capacity as trustee for Hana Alternative Private Real Estate Trust No. 71, and accrues interest at a rate of 5.1%. The mezzanine loan is scheduled to mature on May 5, 2023 (without giving effect to any extension options), the same date as the related whole loan.

An affiliate of Ladder Capital Finance LLC, a mortgage loan seller, originator and sponsor, is the borrower with respect to the Dollar General Ogden mortgage loan (0.1%). The interests of such borrower may conflict with the interests of the certificateholders, and Ladder Capital Finance LLC has no obligation to act in the best interest of the certificateholders. In addition, there can be no assurance that the related mortgage loan does not contain terms less favorable to the lender (and consequently, to the investors) than loans that were not made to affiliates of the related sponsor.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) may not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities may have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Credit Suisse Securities (USA) LLC, one of the underwriters, is an affiliate of the depositor and of Column Financial, Inc., a sponsor, a mortgage loan seller, an originator, a warehouse lender to certain other sponsors (or their respective affiliates) and the current holder of one or more of the Prudential – Digital Realty Portfolio companion loan, the Georgetown Squared & Seattle Design Center companion loan and the Continental Towers companion loan.

One of the Underwriter Entities, Natixis Securities Americas LLC, together with its affiliates, is playing several roles in this transaction. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of the Natixis Real Estate Capital LLC, a sponsor, an originator, a mortgage loan seller, the holder of The Greystone companion loan and the Lafayette Park companion loan.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loans are required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, each special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, while no control termination event is continuing under the pooling and servicing agreement, the directing holder (or, if the directing holder is the directing certificateholder, the holder of the majority of the controlling class) will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing holder or, if the directing holder is the directing certificateholder, the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing holder or, if the directing holder is the directing certificateholder, the holder of the majority of the controlling class), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the retaining sponsor and the entity that will purchase the Class F, Class G, Class NR, Class X-F, Class X-G, Class X-NR and Class Z certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”). In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2018-C14 non-offered certificates, any companion loan holder or the holder of any serviced companion loan securities. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced pari passu companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

It is expected that RREF III-D CS 2018-C14, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP will be the initial directing certificateholder and, as such, will be the directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan and, for so long as no related control appraisal period has occurred and is continuing, The Greystone mortgage loan). Rialto Capital Advisors, LLC, was appointed by RREF III-D CS 2018-C14, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP) to act as the special servicer.

In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer for the Prudential-Digital Realty Portfolio whole loan, which is serviced under the pooling and servicing agreement governing the BANK 2018-BNK14 transaction, and is an affiliate of the entity that was appointed as the directing certificateholder under the BANK 2018-BNK14 pooling and servicing agreement.

Additionally, Rialto Capital Advisors, LLC, the special servicer under the pooling and servicing agreement, is an affiliate of Rialto Real Estate Fund III – Debt, LP, a sponsor and a mortgage loan seller, and the affiliate of CSAIL 2018-C14 MOA, LLC, that is expected to be the holder of the VRR Interest and the risk retention consultation party. Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP are also affiliates of the entity that is the initial directing certificateholder under the pooling and servicing agreement.

Although the master servicer and the special servicer will be required to diligently service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or the special servicer is, or is affiliated with, a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

See also “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that RREF III-D CS 2018-C14, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP will be the initial directing certificateholder and, as such, will be the directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, any servicing shift mortgage loan and The Greystone mortgage loan, other than during a control appraisal period with respect to the related subordinate companion loan). The special servicer may, at the direction of the directing certificateholder (if no control termination event is continuing and, with respect to The Greystone whole loan, during a related control appraisal period), take actions with respect to the specially serviced loans (other than certain excluded loans) administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders. Similarly, with respect to The Greystone whole loan, the special servicer may, at the direction of the holder of the related subordinate companion loan, while such holder is the related directing holder (i.e., while no related control appraisal period is continuing) take actions with respect to the related whole loan that could adversely affect the holders of some or all of the classes of certificates. Additionally, with respect to a servicing shift whole loan, the special servicer may, at the direction of the holder the related controlling pari passu companion loan, until the related servicing shift securitization date, take actions with respect to the related whole loan that could adversely affect the holders of some or all of the classes of certificates.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan, any servicing shift whole loan and any non-serviced whole loan) or a subordinate companion loan holder (in the case of The Greystone whole loan for so long as the related control appraisal period is not continuing) or a controlling pari passu companion loan holder (in the case of a servicing shift whole loan prior to the related servicing shift securitization date) or the directing holder (which term as used in this prospectus will include any equivalent entity or any representative thereof) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the controlling noteholder and initial directing holder for each non-serviced whole loan.

The special servicer, upon consultation with a serviced pari passu companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced pari passu companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced pari passu companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder with or without cause at any time prior to a control termination event (other than with respect to any non-serviced mortgage loans, any applicable excluded loans and other than with respect to The Greystone whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan. See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

Similarly, the applicable controlling noteholder or directing certificateholder related to the securitization trust indicated in the chart titled “Non-Serviced Whole Loans” under “Description of the Mortgage Pool—The Whole Loans—General” as the directing holder has certain consent and/or consultation rights with respect to the non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder with or without cause (but in the case of the directing certificateholder, without cause only for so long as a control termination event (or its equivalent) does not exist (and other than in respect of any excluded loan with respect to the directing certificateholder or the holder of the majority of the controlling class)). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

With respect to The Greystone whole loan, the holder of the related subordinate companion loan will have certain rights with respect to the related whole loan if no AB control appraisal period is continuing under the related intercreditor agreement, including (i) the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer under the pooling and servicing agreement for this securitization and (ii) the right under, and subject to the requirements of, the related intercreditor agreement to replace the special servicer with respect to such whole loan, In addition, at all times, the holder of the related subordinate companion loan with respect to The Greystone whole loan will have the right to purchase the related mortgage loan if such mortgage loan is in default as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Greystone Whole Loan—Purchase Option”. Such holder’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan. In exercising those rights, no holder of a subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The directing holder and its affiliates (and a controlling noteholder under an intercreditor agreement with respect to, or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of, a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing holder (or equivalent entity) or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing holder or (if the directing holder is the directing certificateholder) the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to certain “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to

Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G, Class NR and Class Z certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.

The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any related claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will be the initial directing certificateholder and, as such, will be the directing holder with respect to the mortgage loans (other than with respect to any non-serviced mortgage loan, any servicing shift mortgage loan, any applicable excluded loan and, for so long as no related control appraisal period has occurred and is continuing, The Greystone mortgage loan). The directing holder will have certain rights to direct and consult with the special servicer. In addition, the directing holder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreements and trust and servicing agreements governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Holder”.

Because the incentives and actions of the b-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder (or an equivalent entity) exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder (or an equivalent entity), or, with respect to any servicing shift whole loan prior to the servicing shift securitization date, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the

Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Section 619 of the Dodd Frank Act (such statutory provision, together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

EU Risk Retention and Due Diligence Requirements

Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of EU regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings, management companies and funds regulated pursuant to the Undertakings for Collective Investments in Transferable Securities (UCITS) Directive and institutions for occupational retirement provision. Among other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the offered certificates acquired by the relevant investor.

None of the sponsors, the depositor or the underwriters intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six (6) nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three (3) of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one (1) nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, but not others, due, in part, to that engaged rating agency’s final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A or Class X-B certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A or Class X-B certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A or Class X-B certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of the weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the principal balance certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for a borrower to repay the mortgage loan by any anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or not be repaid by any anticipated repayment date, or that the master servicer or the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and/or Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal (other than a payment of $100 to the Class X-B certificates on the first distribution date, which will be deemed a payment of principal on their REMIC regular interest principal balance for federal income tax purposes) but instead will accrue interest on their respective notional amounts. Because the notional amount of each class of interest-only certificates indicated in the table below is based upon all or a portion of the outstanding certificate balance(s) of the related class(es) of certificates identified under the heading “Underlying Class(es)”, the yield to maturity on the indicated interest-only certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates with certificate balances.

Interest-Only Class of Certificates	Underlying Class(es)

Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates

Class X-B	Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans after the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are no longer outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of principal balance certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balances of the Class B or the Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates and, if your certificates are Class B certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class A-S and Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect to the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the non-serviced mortgage loan and the related companion loan(s), subject to the rights of the directing holder (or equivalent entity) appointed under such trust and servicing agreement or pooling and servicing agreement and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class Z and Class R certificates will not have any voting rights.

The Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans, any non-serviced mortgage loan and any servicing shift mortgage loan and other than with respect to The Greystone whole loan prior to the occurrence and during the continuation of a related control appraisal period), and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which no class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is at least 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which no class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is at least 25% of its initial certificate balance) occurs and is continuing, then the directing holder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

With respect to The Greystone whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan (ii) purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (iii) for so long as no AB control appraisal period is continuing under the related intercreditor agreement, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of the subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

With respect to any servicing shift whole loan, the holder of the related controlling pari passu companion loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan, which could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loans.

These actions and decisions with respect to which the directing holder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the controlling noteholder under an intercreditor agreement or the directing holder (or equivalent entity) of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan(s) that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions relating to the related non-serviced whole loan and in connection with a sale of a defaulted mortgage loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust or the other controlling noteholder will have the right to replace the special servicer of such non-serviced whole loan with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer and the special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, or the terms of the related loan documents, it is possible that the controlling noteholder under an intercreditor agreement or the directing holder (or equivalent entity) under the related pooling and servicing agreement or trust and servicing agreement, as applicable, may direct or advise, as applicable, the special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder, the risk retention consultation party, the controlling noteholder under an intercreditor agreement and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)   may act solely in its own interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling noteholder or the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan);

(iii)  does not have any duties to the holders of any class of certificates other than, in the case of the directing certificateholder, the controlling class (or, in the case of a non-serviced mortgage loan, the controlling noteholder or the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan), and in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party;

(iv)  may take actions that favor its own interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling noteholder or the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)   will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder, the risk retention consultation party, the controlling noteholder under an intercreditor agreement or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer if a consultation termination event is continuing, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of the holders of any related companion loans (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in any one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor (if any) appointed under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO property. There will be no operating advisor under the 20 Times Square Trust 2018-20TS trust and servicing agreement with respect to the 20 Times Square whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause unless a control termination event is continuing and other than in respect of any applicable excluded loan as described in this prospectus. During a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a written request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding: (a) at least 66 2/3% of a quorum of the certificateholders (which is the holders of certificates (other than Class X-A, Class X-B, Class X-F, Class X-G, Class X-NR, Class Z and Class R certificates) evidencing at least 75% of the voting rights for such certificates) or (b) more than 50% of the aggregate voting rights of each class of non-reduced certificates (other than any Class X-A, Class X-B, Class X-F, Class X-G, Class X-NR, Class Z and Class R certificates), but only those classes of such certificates that have, in each such case, an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, equal to or greater than 25% of the initial certificate balance of such class of certificates, as reduced by payments of principal on such class. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor or the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a pari passu companion loan relating to a serviced whole loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement (or under the pooling and servicing agreement). Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain whole loans that include subordinate companion loans, the holders of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related whole loan and (ii) if no AB control appraisal period is continuing with respect to the subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of the applicable fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing holder (or the equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and, accordingly, the directing holder (or the equivalent) of such securitization trust may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loan. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Column Financial, Inc. in its capacity as a sponsor and solely in respect of the mortgage loans sold by it to us) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee the payment obligation of Ladder Capital Finance LLC in connection with any repurchase by Ladder Capital Finance LLC. We cannot assure you that the sponsors, notwithstanding the existence of any payment guarantee, will effect such repurchases or substitutions or make such payment to compensate the issuing entity or that they will have sufficient assets to do so. Although a loss of value payment may only be made by the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, by that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and/or Series TRS of Ladder Capital Finance Holdings LLLP) to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Even if a legal action were brought successfully against the defaulting sponsor, we cannot assure you that the sponsor would, at that time, own or possess sufficient assets to make the required repurchase or to substitute any mortgage loan or make any payment to fully compensate the issuing entity for such material defect or material breach in all respects. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers.” In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that trust and servicing agreement or pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or the special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or the special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or the special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or the special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or the special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or the special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or that the issuing entity would be entitled to terminate the master servicer or the special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer’s or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a

“business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company; provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reduction amounts, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan or related companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or the other special servicer in the case of the non-serviced mortgage loans) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or the other special servicer in the case of the non-serviced mortgage loans) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to see such mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the issuing entity.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended. See “Material Federal Income Tax Considerations—Taxation of Regular Interests—Original Issue Discount” for more information relating to original issue discount.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-four (44) mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date (the “Initial Pool Balance”) of approximately $770,228,732. All of the Mortgage Loans will be fixed rate Mortgage Loans. The “Cut-off Date” means the respective due dates for such Mortgage Loans in November 2018 (or, in the case of any Mortgage Loan that has its first due date after November 2018, the date that would have been its due date in November 2018 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eleven (11) of the Mortgage Loans (52.4%) are each part of a larger whole loan, which whole loan is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each such Mortgage Loan and any related Companion Loan is collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Column Financial, Inc.(1)(2)	6	$239,411,949	31.1%
Natixis Real Estate Capital LLC	8	170,011,092	22.1
Argentic Real Estate Finance LLC(3)	11	159,720,493	20.7
Rialto Real Estate Fund III – Debt, LP(4)	12	109,747,754	14.2
Ladder Capital Finance LLC	7	91,337,444	11.9
Total	44	$770,228,732	100.0%

(1)	Two (2) Mortgage Loans, Prudential-Digital Realty Portfolio and 2020 Fifth Avenue (12.2%) were each co-originated by Column Financial, Inc. and Wells Fargo Bank, National Association. Such Mortgage Loans were underwritten pursuant to Column Financial, Inc.’s underwriting guidelines.

(2)	One (1) Mortgage Loan, 20 Times Square (1.4%) is part of a Whole Loan that was originated by Natixis Real Estate Capital LLC. Column Financial, Inc. subsequently acquired, and is acting as mortgage loan seller with respect to, two (2) notes. Such Mortgage Loan was re-underwritten pursuant to Column Financial Inc.’s underwriting guidelines.

(3)	One (1) Mortgage Loan, Rio & Roosevelt (0.7%), was originated by The Bancorp Bank and subsequently acquired by Argentic Real Estate Finance LLC. Such Mortgage Loan was re-underwritten pursuant to Argentic Real Estate Finance LLC’s underwriting guidelines.

(4)	Rialto Real Estate Fund III – Debt, LP acquired each of the Mortgage Loans it is selling to the depositor from BSPRT CMBS Finance, LLC. Such Mortgage Loans were re-underwritten pursuant to Rialto Real Estate Fund III – Debt, LP’s underwriting guidelines.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more retail, hotel, multifamily, office, other, mixed use or self-storage properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 and Annex A-2 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 29, 2018 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1 and Annex A-2 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with one or more Subordinate Companion Loans is calculated without regard to any related Subordinate Companion Loan(s), unless otherwise indicated.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Definitions. For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

(1)	“Actual/360” means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related one-month period.

(2)	“ADR” means, for any hospitality property, average daily rate.

(3)	“Allocated Cut-off Date Loan Amount” means: (a) in the case of any Mortgage Loan secured by multiple Mortgaged Properties (without regard to cross-collateralization with another Mortgage Loan), the portion of the related Cut-off Date Balance allocated to each such Mortgaged Property based on an allocated loan amount that has been assigned in the related Mortgage Loan documents to the related Mortgaged Properties based upon one or more of the related appraised values or units, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance; and (b) in the case of any Mortgage Loan secured by a single Mortgaged Property (without regard to cross-collateralization with another Mortgage Loan), the related Cut-off Date Balance of such Mortgage Loan (and only such Mortgage Loan if it is part of a Whole Loan). Information presented in this prospectus (including Annex A-1 and Annex A-2) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date. In the case of any such information presented in this prospectus related to the Westin & Element – Huntsville Mortgage Loan, the related allocation was provided by the related mortgage loan seller.

(4)	“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of November 2018 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date after November 2018, the anticipated annualized debt service payable on such Mortgage Loan or related Companion Loan as of November 2018); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period.

(5)	“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A-1 or Annex A-2 is the “as-is” appraised value unless otherwise specified under “—Appraised Value” in this prospectus, and is in each case as determined by an appraisal made not more than eleven (11) months prior to the Cut-off Date as described under “Appraisal Date” on Annex A-1. The appraisals for certain of the Mortgaged Properties state values other than “as-is” for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such values other than “as-is” may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A-1, and on Annex A-2. For such Appraised Values and other values on a property-by-property basis, see Annex A-1 and the related footnotes.

(6)	“Balloon Balance” means, with respect to any Mortgage Loan, the principal balance scheduled to be due on such Mortgage Loan at maturity or anticipated repayment date, as applicable, assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

(7)	“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. Each Crossed Group, if any, is identified by a separate letter on Annex A-1.

(8)	“Cut-off Date Balance” of any Mortgage Loan or Companion Loan will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

(9)	“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that

Mortgage Loan set forth on Annex A-1 divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A-1, except as set forth below:

●	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s);

●	with respect to each Mortgage Loan, except as described under “Description of the Mortgage Pool—Appraised Value”, the Cut-off Date LTV Ratio was calculated using the “as-is” Appraised Value; and

●	with respect to each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans, the Cut-off Date LTV Ratio is calculated on the basis of the aggregate Cut-off Date Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

(10)	“Debt Yield on Underwritten Net Cash Flow”, “UW NCF Debt Yield” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow produced by the related Mortgaged Property or portfolio of Mortgaged Properties divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s); and

●	with respect to each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans, the Underwritten NCF Debt Yield equal to the aggregate Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

(11)	“Debt Yield on Underwritten Net Operating Income”, “UW NOI Debt Yield” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income produced by the related Mortgaged Property or portfolio of Mortgaged Properties divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s); and

●	with respect to each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans, the Underwritten NOI Debt Yield is equal to the aggregate Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

(12)	“Debt Service Coverage Ratio”, “Cut-off Date DSCR”, “UW NCF DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or portfolio of Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Cut-off Date DSCR is based on the Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of Cut-off Date DSCR does not include the Annual Debt Service on the related Subordinate Companion Loan(s); and

●	with respect to any group of cross-collateralized Mortgage Loans, the UW NCF DSCR for each Mortgage Loan is equal to the aggregate Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) UW NCF DSCR than is shown on Annex A-1.

(13)	“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

(14)	“Largest Tenant” means, with respect to any Mortgaged Property, the tenant leasing the largest amount of net rentable square feet.

(15)	“Largest Tenant Lease Expiration Date” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

(16)	“Loan Per Unit” means the principal balance of each Mortgage Loan and any related Pari Passu Companion Loan(s), as applicable, per unit of measure as of the Cut-off Date. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

(17)	“LTV Ratio at Maturity/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” means:

●	with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or anticipated repayment date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A-1, except as set forth below;

●	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of LTV Ratio at Maturity/ARD is based on the aggregate Balloon Balance of such Mortgage Loan and the related Pari Passu Companion Loan;

●	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of LTV Ratio at Maturity/ARD does not include the principal balance of the related Subordinate Companion Loan;

●	with respect to each Mortgage Loan, except as described under “—Appraised Value” below, the LTV Ratio at Maturity/ARD was calculated using the “as-is” Appraised Value; and

●	with respect to each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans, the LTV Ratio at Maturity/ARD is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity/ARD than is shown on Annex A-1.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown in Annex A-1. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

(18)	“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

(19)	“Occupancy Rate” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental, manufactured housing community and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Beds or Pads, as applicable, that are rented as of the Occupancy Rate As-of Date; (ii) in the case of office, retail, industrial, self-storage and mixed-use (to the extent the related Mortgaged Property includes retail, industrial or office space), the percentage of the net rentable square footage rented as of the Occupancy Rate As-of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on Occupancy Rate As-of Date. In some cases, the Occupancy Rate was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 for additional occupancy rate assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy rate.

(20)	“Occupancy Rate As-of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

(21)	“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

(22)	“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

(23)	“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate letter on Annex A-1.

(24)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(25)	“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

(26)	“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

(27)	“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. In certain cases, the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. We cannot assure you that any such tenant will occupy its respective space and/or pay rent as required under its respective lease. See “Structural and Collateral Term Sheet” in Annex A-2 for additional information with respect to the fifteen (15) largest Mortgage Loans and see Annex A-1 for information with respect to the five (5) largest tenants (by net rentable area) at each Mortgaged Property for which tenants are listed.

(28)	“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

(29)	“UW NOI DSCR” or “Underwritten NOI DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Operating Income produced by the related Mortgaged Property or portfolio of Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Cut-off Date NOI is based on the Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of Cut-off Date NOI does not include the Annual Debt Service on the related Subordinate Companion Loan(s); and

●	with respect to any group of cross-collateralized Mortgage Loans, the UW NOI DSCR for each Mortgage Loan is equal to the aggregate Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) UW NOI DSCR than is shown on Annex A-1.

(30)	“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

(31)	“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily property, the number of apartments, regardless of the size of or number of units in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes or (d) in the case of certain Mortgaged Properties operating as student housing, the number of beds.

(32)	“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-1 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-2, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the fifteen (15) largest Mortgage Loans under the definitions of “Underwritten Net Cash Flow” and “Underwritten Net Operating Income”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$770,228,732
Number of Mortgage Loans	44
Number of Mortgaged Properties	65
Number of crossed loans(2)	2
Crossed loans as a percentage(2)	1.9%
Range of Cut-off Date Balances	$854,000 - $70,000,000
Average Cut-off Date Balance	$17,505,198
Range of Mortgage Rates(2)	3.1080% - 6.0330%
Weighted Average Mortgage Rate(2)	4.9123%
Range of Original Terms to Maturity(3)	56 months to 120 months
Weighted Average Original Term to Maturity(3)	113 months
Range of Remaining Terms to Maturity(3)	54 months to 120 months
Weighted Average Remaining Term to Maturity(3)	110 months
Range of Original Amortization Terms(4)	240 months to 360 months
Weighted Average Original Amortization Term(4)	351 months
Range of Remaining Amortization Terms(4)	235 months to 360 months
Weighted Average Remaining Amortization Term(4)	351 months
Range of Cut-off Date LTV Ratios(2)	16.2% - 80.2%
Weighted Average Cut-off Date LTV Ratio(2)	59.3%
Range of Maturity Date/ARD LTV Ratios(2)(3)	16.2% - 70.0%
Weighted Average Maturity Date/ARD LTV Ratio(2)(3)	55.1%
Range of UW NCF DSCRs(2)(5)	1.05x - 3.65x
Weighted Average UW NCF DSCR(2)(5)	2.01x
Range of UW NOI Debt Yields(2)	7.5% - 17.9%
Weighted Average UW NOI Debt Yield(2)	11.7%
Percentage of Initial Pool Balance consisting of:
Interest-only	50.0%
IO-Balloon	37.1%
Balloon	12.8%
Interest-only, ARD	0.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to each Mortgage Loan that is part of a Whole Loan, any related Pari Passu Companion Loan is included and any related Subordinate Loan(s) or Mezzanine Loan(s) are excluded for purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, UW NOI Debt Yield and Mortgage Rate information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by the related Mortgaged Properties). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher Cut-off Date LTV Ratio or Maturity Date/ARD LTV Ratio, lower UW NCF DSCR and/or lower UW NOI Debt Yield than is presented in this prospectus.

(3)	With respect to one (1) Mortgage Loan, Dollar General Ogden (0.1%), the related Anticipated Repayment Date is deemed to be the maturity date.

(4)	Excludes eighteen (18) Mortgage Loans (50.1%), that are interest-only for the entire term to maturity or Anticipated Repayment Date, as applicable.

(5)	For each partial interest-only loan, the UW NCF DSCR was calculated based on the first principal and interest payment to be made into the trust during the term of the Mortgage Loan once amortization has commenced.

The issuing entity will include six (6) Mortgage Loans (20.7%), that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancy-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail
Anchored	12	$144,457,446	18.8%
Single Tenant	3	7,604,000	1.0
Unanchored	2	2,125,000	0.3
Hotel
Full Service	5	84,527,510	11.0
Limited Service	8	39,721,222	5.2
Select Service	2	20,237,661	2.6
Extended Stay	1	8,781,000	1.1
Multifamily
High Rise	2	71,350,000	9.3
Garden	5	42,350,000	5.5
Age Restricted Housing	1	10,090,154	1.3
Office
Suburban	2	69,900,000	9.1
CBD	4	38,000,000	4.9
Medical	2	13,800,000	1.8
Other
Data Center	9	94,000,000	12.2
Leased Fee	1	11,000,000	1.4
Mixed Use
Office/Design Showroom	1	65,000,000	8.4
Office/Retail	2	19,991,000	2.6
Multifamily/Retail	1	8,000,000	1.0
Self-Storage
Self-Storage	2	19,293,738	2.5
Total	65	$770,228,732	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Cut-off Date Loan Amounts as set forth in Annex A-1. The Mortgage Loan documents for the Westin & Element – Huntsville Mortgage Loan do not contain provisions permitting the release of either individual Mortgaged Property, and therefore no Allocated Cut-off Date Loan Amounts were established for such Mortgaged Properties. For purposes of calculating the “Aggregate Cut-off Date Balance” and “Approx. % of Initial Pool Balance”, an allocation of the Cut-Off Balance between such Mortgaged Properties was provided by the related mortgage loan seller.

Retail Properties

With respect to the retail properties and mixed use properties with retail components set forth in the above chart, see “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”, “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

With respect to the hotel properties set forth in the above chart:

●	All such properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement, except for the Utah Hotel Portfolio – Pioneer Lodge Mortgaged Property (0.6%), which is a non-flagged Mortgaged Property.

●	Fifteen (15) Mortgaged Properties, Sheraton Grand Nashville Downtown, Holiday Inn FiDi, Westin & Element – Huntsville – Westin Huntsville, Westin & Element – Huntsville – Element Huntsville, Albuquerque Hotel Portfolio – Hilton Garden Inn Albuquerque Airport, Albuquerque Hotel Portfolio – Homewood Suites Albuquerque Airport, Utah Hotel Portfolio – Days Inn & Suites Kanab, Utah Hotel Portfolio – Days Inn Moab, Utah Hotel Portfolio – Rodeway Inn & Suites, Fairfield Inn & Suites Denver/Aurora, Hilton Clearwater Beach Resort & Spa, Canton Fields Hotel Portfolio – Comfort Suites Canton, Canton Fields Hotel Portfolio – Baymont Inn & Suites Canton, Country Inn & Suites Jacksonville and Quality Inn Montgomeryville (19.3%), are flagged hotel properties that are affiliated with any franchise or hotel management company through a franchise, management or license agreement.

●	Hotel properties may be particularly affected by seasonality. The Holiday Inn FiDi, Albuquerque Hotel Portfolio, Utah Hotel Portfolio, Hilton Clearwater Beach Resort & Spa and Country Inn & Suites Jacksonville Mortgage Loans (9.7%) require seasonality reserves that were deposited in connection with the origination of the related Mortgage Loan and/or that are required to be funded on an ongoing basis.

●	With respect to the Sheraton Grand Nashville Downtown Mortgaged Property (3.9%), approximately 23.2% of the underwritten revenues are comprised of food and beverage revenue. In addition, the related appraisal reported there are approximately 3,847 rooms that are either planned or under construction and are expected to open between October 2018 and February 2021 in downtown Nashville.

●	With respect to the Holiday Inn FiDi Mortgaged Property (3.2%), the appraisal identified five hotels totaling 1,255 rooms located in Downtown Manhattan, New York City, that have either opened within the last six months or are expected to open by May 2019 that are direct competitors of the subject hotel.

●	With respect to the Westin & Element - Huntsville Mortgaged Property (3.2%), approximately 20.5% of the underwritten revenues are comprised of food and beverage revenue.

●	With respect to the Hilton Clearwater Beach Resort & Spa Mortgaged Property (1.3%), approximately 41.8% of the underwritten revenue is derived from sources other than room rentals (approximately 29.4% from the sale of food and beverages and approximately 12.4% from other sources).

●	With respect to the Hilton Clearwater Beach Resort & Spa Mortgaged Property (1.3%), two hotel properties recently opened near the subject hotel that are considered direct competitors of the subject hotel.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Cut-Off Date Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement/ Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Sheraton Grand Nashville Downtown	$30,000,000	3.9%	08/27/2032	10/06/2028
Holiday Inn FiDi	$25,000,000	3.2%	10/15/2034	10/06/2028
Westin & Element – Huntsville(1)	$25,000,000	3.2%	10/31/2035(2)	10/06/2028
Fairfield Inn & Suites Denver/Aurora	$12,487,993	1.6%	09/13/2033	10/06/2028
Albuquerque Hotel Portfolio – Hilton Garden Inn Albuquerque Airport	$10,469,000	1.4%	08/31/2033	09/06/2028
Hilton Clearwater Beach Resort & Spa	$9,911,949	1.3%	01/31/2030	03/06/2028
Albuquerque Hotel Portfolio – Homewood Suites Albuquerque Airport	$8,781,000	1.1%	08/31/2033	09/06/2028
Country Inn & Suites Jacksonville	$5,617,444	0.7%	09/30/2038	10/06/2028
Utah Hotel Portfolio – Days Inn & Suites Kanab	$5,363,224	0.7%	03/30/2028	11/05/2028
Utah Hotel Portfolio – Days Inn Moab	$4,086,266	0.5%	12/31/2021	11/05/2028
Canton Fields Hotel Portfolio – Comfort Suites Canton	$4,078,137	0.5%	12/29/2025	10/05/2028
Quality Inn Montgomeryville	$4,008,916	0.5%	01/01/2036	05/06/2028
Canton Fields Hotel Portfolio – Baymont Inn & Suites Canton	$2,912,955	0.4%	03/27/2035	10/05/2028
Utah Hotel Portfolio – Rodeway Inn & Suites	$1,166,288	0.2%	08/21/2026	11/05/2028

(1)	The Mortgage Loan documents for the Westin & Element – Huntsville Mortgage Loan do not contain provisions permitting the release of either individual Mortgaged Property, and therefore no Allocated Cut-off Date Loan Amounts were established for such Mortgaged Properties. Therefore, the “Cut-Off Date Balance” and “Percentage (%) of the Initial Pool Balance by Allocated Cut-Off Date Loan Amount” for such Mortgage Loan are based on the Cut-Off Date Balance of the entire Mortgage Loan.

(2)	Such date reflects the expiration date of both the franchise agreement governing the Westin Huntsville hotel and the franchise agreement governing the Element Huntsville hotel.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”, “—Specialty Use Concentrations”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart:

●	With respect to The Greystone Mortgaged Property (5.5%), approximately twenty percent (20%) of the units are occupied by Columbia University students. Student leases have a minimum term of 12 months, and any tenant without requisite income must have a guarantor.

●	The Greystone Mortgaged Property (5.5%) contains 363 rentable residential units of which 55 (15.2%) are classified as rent stabilized units. The lender’s underwriting does not reflect any upside of the potential conversion of any rent regulated units to market.

●	The Indian Hills Senior Community Mortgaged Property (3.8%) is age-restricted to tenants at least 55 years of age.

●	With respect to the Indian Hills Senior Community Mortgaged Property (3.8%), there are 1,464 occupied units and Section 8 tenants occupy 550 of the units (representing approximately 38.0% of the occupied units and 34.6% of the underwritten revenues) at an average rent of $555 per unit per month. The Section 8 rent is approximately 9% below the in-place rent for market leases of $610 per unit. Section 8 vouchers are provided to the tenants through the Cuyahoga Metropolitan Housing Authority, the Parma Public Housing Agency, and the Emerald Development and Economic Network. We cannot assure you that any such program will be continued in its present form or that the level of assistance provided thereby will be sufficient to generate enough revenues for the borrower to meet its obligations under the Mortgage Loan.

●	With respect to the Pinnacle Lakes Mortgaged Property (2.2%), the Mortgaged Property is subject to three land use restriction agreements (each, a “LURA”), including a LURA in favor of the Florida Housing Finance Corporation (the “FHFC LURA”), a LURA in favor of Miami-Dade County (the “Miami-Dade LURA”) and a LURA in favor of the Florida Housing Finance Corporation and First Union National Bank (the “First Union LURA”). The agreements together generally require that 100% of the units at such Mortgaged Property be reserved for tenants earning no more than 60.0% of the related area median income, subject to certain rental restrictions. In connection with such restrictions, the Mortgaged Property receives low-income housing tax credits pursuant to the Internal Revenue Code, Section 42. The FHFC LURA is scheduled to terminate on the later of (i) thirty (30) years after the issuance of the final tax credit allocation with respect to the Mortgaged Property or (ii) that number of years after the last day of a certain compliance period for which a specified number of units have been set aside for low-income tenants. The Miami-Dade LURA’s restrictions are scheduled to terminate thirty (30) years after the date of recordation of a mortgage securing a certain loan. The First Union LURA is scheduled to terminate on the later of (x) the payment in full of certain bonds or (y) the expiration of a certain qualified project period. The appraisal premise provided in the related appraisal is “as-is” with the existing income and rent restrictions in place and assuming that a 50% tax abatement is realized. In addition, the borrower sponsor reported that there are fourteen tenants (representing approximately 6.2% of the total units) at the Mortgaged Property receiving rental subsidies from the US Department of Housing and Urban Development.

●	With respect to The Remington Apartments Mortgaged Property (1.3%), approximately 25 units (representing approximately 13.4% of the total units) are currently rented to individuals who qualify for Section 8 vouchers. The borrower sponsor has discretion as to the minimum or maximum number of units that it leases to Section 8 tenants at any time with no restrictions. In addition, the Mortgaged Property is subject to an Amended and Restated Declaration of Covenants and Restrictions dated January 5, 2017, which declaration generally requires, among other things, that (i) at least 80.0% of all units be occupied by persons 55 years of age or older and (ii) no persons under the age of 18 may reside at the Mortgaged Property. The Amended and Restated Declaration of Covenants and Restrictions has a term of 30 years and is scheduled to terminate in 2047. A breach of default under the declaration beyond any applicable notice and cure period thereunder will constitute an event of default under the Mortgage Loan documents.

●	With respect to the 1010 Bush Mortgaged Property (1.0%), the multifamily portion of the Mortgaged Property is a residential hotel consisting of sixty-five (65) single room occupancy units (the “1010 Bush SRO Units”) and one 1-bedroom unit. The 1010 Bush SRO Units are leased to Balmoral Residences, LLC pursuant to a master lease entered into between the sole member of the related borrower, as landlord, and Balmoral Residences, LLC, as tenant. The borrower sponsor reported that Balmoral Residences, LLC manages the 1010 Bush SRO Units and rents such units to tenants. The master lease requires base rent in the amount of $55,250 per month and is scheduled to terminate on February 28, 2026.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Office Properties

With respect to the office properties set forth in the above chart see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

With respect to the mixed use properties set forth in the above chart, each of the mixed use Mortgaged Properties has two or more office, design showroom, retail and/or multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” and “—Office Properties Have Special Risks” as applicable.

Certain of the mixed use properties may have specialty uses. See “—Specialty Use Concentrations” below.

For a summary of certain risks related to the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Self-Storage Properties

With respect to the self-storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one or more of the five (5) largest tenants by net rentable area that operate their space as a specialty use. Such specialty uses may not allow the space to be readily converted to be suitable for another type of tenant, they may rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses or they may have primarily seasonal use that makes income potentially more volatile than for properties with longer term leases. For example:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Data Center(1)	9	12.2%
Design Showroom(2)	1	8.4%
Restaurant(3)	5	7.6%
Medical/laboratory(4)	5	5.4%
Grocery Store(5)	6	4.5%
Gym, fitness center or a health club(6)	2	4.4%
School or educational facility(7)	1	2.7%
Bank branch(8)	1	1.7%

(1)	Includes Prudential – Digital Realty Portfolio – 14901 FAA Boulevard, Prudential – Digital Realty Portfolio – 4650 Old Ironsides Drive, Prudential – Digital Realty Portfolio – 43790 Devin Shafron Drive, Prudential – Digital Realty Portfolio – 636 Pierce Street, Prudential – Digital Realty Portfolio – 21551 Beaumeade Circle, Prudential – Digital Realty Portfolio – 7505 Mason King Court, Prudential – Digital Realty Portfolio – 4700 Old Ironsides Drive, Prudential – Digital Realty Portfolio – 444 Toyama Drive and 2020 Fifth Avenue.

(2)	Includes Georgetown Squared & Seattle Design Center.

(3)	Includes Harlingen Corners, New Market Crossing. Desert Country Plaza, Market Shops at Sandestin and 1010 Bush.

(4)	Includes South Carolina Grocery Portfolio – Lakewood Greenwood Crossing, Market Shops at Sandestin, Vine Street Square, 8713 5th Avenue, and 2201 Park Manor Boulevard.

(5)	Includes South Carolina Grocery Portfolio – Ladson Crossing, South Carolina Grocery Portfolio – Lake Greenwood Crossing, South Carolina Grocery Portfolio – South Park Center, New Market Crossing, Vine Street Square and Lake City Commons.

(6)	Includes Crystal Center and Desert Country Plaza.

(7)	Includes Crystal Center.

(8)	Includes Desert Country Plaza.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Lake City Commons Mortgaged Property (1.0%), based on conversations with the store manager for the largest tenant, it is expected that the largest tenant will build a gas station on-site within the next year.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten (10) largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF/ Room(1)	UW NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)	Maturity Date/ARD LTV Ratio(1)	Property Type
Prudential – Digital Realty Portfolio	$70,000,000	9.1%	$203	2.50x	54.7%	54.7%	Other
Georgetown Squared & Seattle Design Center	65,000,000	8.4	$211	1.05x	69.8%	61.9%	Mixed Use
Continental Towers	59,500,000	7.7	$93	2.34x	69.4%	69.4%	Office
The Greystone	42,000,000	5.5	$143,251	3.07x	26.7%	26.7%	Multifamily
Lafayette Park	38,000,000	4.9	$111	2.27x	65.2%	65.2%	Office
Festival Plaza	35,770,000	4.6	$236	1.57x	66.4%	57.0%	Retail
Sheraton Grand Nashville Downtown	30,000,000	3.9	$331,950	2.48x	57.9%	57.9%	Hotel
Indian Hills Senior Community	29,350,000	3.8	$32,665	1.26x	64.2%	59.3%	Multifamily
Holiday Inn FiDi	25,000,000	3.2	$176,880	2.47x	37.3%	37.3%	Hotel
Westin & Element – Huntsville	25,000,000	3.2	$65,445	2.80x	42.9%	42.9%	Hotel
Top 3 Total/Weighted Avg	$194,500,000	25.3%		1.97x	64.2%	61.6%
Top 5 Total/Weighted Avg	$274,500,000	35.6%		2.18x	58.6%	56.8%
Top 10 Total/Weighted Avg	$419,620,000	54.5%		2.14x	57.4%	55.1%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF/Room, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each such Mortgage Loan is calculated based on the principal balance and debt service payment for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan(s).

(2)	For each partial interest-only loan, UW NCF DSCR was calculated based on the first principal and interest payment to be made into the issuing entity during the term of the Mortgage Loan once amortization has commenced.

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the fifteen (15) largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-2. Other than with respect to the ten (10) largest Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.1% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below titled “Cross-Collateralized/Multi-Property Mortgage Loans” are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Cut-off Date Loan Amount for the particular Mortgaged Property or group of those properties. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan(s) or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Prudential – Digital Realty Portfolio	Multi-Property Loan	$70,000,000	9.1%
Lafayette Park	Multi-Property Loan	38,000,000	4.9
Westin & Element – Huntsville	Multi-Property Loan	25,000,000	3.2
Albuquerque Hotel Portfolio	Multi-Property Loan	19,250,000	2.5
Utah Hotel Portfolio	Multi-Property Loan	15,000,000	1.9
South Carolina Grocery Portfolio and New Market Crossing	Cross-Collateralized Group	14,507,798	1.9
2918 Third Avenue and 634 & 638 Main	Multi-Property Loan	9,350,000	1.2
South Carolina Grocery Portfolio	Multi-Property Loan	7,584,184	1.0
Canton Fields Hotel Portfolio	Multi-Property Loan	6,991,092	0.9
Rio & Roosevelt	Multi-Property Loan	5,400,000	0.7
Total		$211,083,074	27.4%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

The Mortgage Loans set forth in the table below titled “Related Borrower Loans (Other than Cross-Collateralized Groups) ”, are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)

Property/Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group A
Prudential – Digital Realty Portfolio	8	$70,000,000	9.1%
2020 Fifth Avenue	1	24,000,000	3.1
Total for Group A:	9	$94,000,000	12.2%

Property/Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group B
Crystal Center	1	$20,737,500	2.7%
Tarpon Square	1	9,900,000	1.3
Total for Group B:	2	$30,637,500	4.0%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Cross-Collateralized Groups(1)

Property/Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group A
South Carolina Grocery Portfolio	3	$7,584,184	1.0%
New Market Crossing	1	6,923,614	0.9
Total for Group A:	4	$14,507,798	1.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance by Allocated Cut-off Date Loan Amount:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	5	$95,225,000	12.4%
Washington	2	$89,000,000	11.6%
Florida	8	$84,579,286	11.0%
Illinois	1	$59,500,000	7.7%
Minnesota	5	$58,737,500	7.6%
Virginia	5	$46,805,660	6.1%
New Jersey	4	$46,182,736	6.0%
California	5	$44,471,676	5.8%
Texas	3	$41,577,075	5.4%
Ohio	2	$39,850,000	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Cut-off Date Loan Amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout thirteen (13) other states, with no more than 3.9% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Certain Mortgaged Properties are located in the following geographic areas or the regions of the United States that are more susceptible to natural disasters:

Twenty-five (25) Mortgaged Properties (41.1%), are located in Washington, Florida, California, Texas, Tennessee, North Carolina, Georgia and South Carolina and are more susceptible to certain hazards (such as earthquakes, wildfires, floods or hurricanes) than properties in other parts of the country.

Seven (7) Mortgaged Properties (17.3%), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%. See “—Insurance Considerations” below.

Mortgaged Properties With Limited Prior Operating History

Thirteen (13) Mortgaged Properties (11.3%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information for such acquired Mortgaged Property and/or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related Mortgage Loan Seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Limited Information Causes Uncertainty”.

Tenancies-in-Common; Crowd Funding; Diversified Ownership

One (1) Mortgage Loan, Pinnacle Lakes (2.2%), has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Vine Street Square and Quality Inn Montgomeryville Mortgage Loans (2.1%), more than twenty (20) individuals have direct ownership interests in the related borrowers.

Shari’ah Compliant Loans

The Lafayette Park and 14550 Avion Parkway Mortgage Loans (6.3%) were structured as a Shari’ah compliant loans.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transactions involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan). See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

Condominium Interests

The Prudential – Digital Realty Portfolio and Westin & Element – Huntsville Mortgage Loans (12.3%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot generally take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

●	The Westin & Element - Huntsville Mortgaged Property (3.2%) is subject to a condominium regime comprised of 11 units. The Mortgaged Property constitutes one of such units. The Mortgaged Property holds a 5.1% interest in the common elements of the condominium regime and holds 5.1% of the voting rights in the condominium association responsible for the maintenance, repair, replacement, administration and operation of the condominium regime. The Mortgaged Property is liable for a 5.5% share of common expenses of the condominium regime and assessments with respect to a lake in the condominium regime. Pursuant to the condominium documents, the Mortgaged Property is restricted to hotel use. See “Description of the Mortgage Pool—Use Restrictions”.

●	With respect to the 20 Times Square Mortgage Loan (1.4%), the Mortgage Loan documents require the borrower to convert the Mortgaged Property to a condominium form of ownership by June 30, 2020, with separate condominium units for the hotel, retail and signage components of the improvements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	63	$756,516,783	98.2%
Leasehold	1	9,911,949	1.3
Fee & Leasehold(3)	1	3,800,000	0.5
Total	65	$770,228,732	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Cut-off Date Loan Amounts as set forth in Annex A-1. The Mortgage Loan documents for the Westin & Element – Huntsville Mortgage Loan do not contain provisions permitting the release of either individual Mortgaged Property, and therefore no Allocated Cut-off Date Loan Amounts were established for such Mortgaged Properties.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, with respect to each Mortgage Loan that is secured in whole or material part by a leasehold interest, unless the related fee interest is also encumbered by the related Mortgage, the related ground lease has a term that extends at least 20 years beyond the maturity date of the subject Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions, if any, to representation and warranty no. 36 on Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Substantially all of the 20 Times Square Mortgaged Property (1.4%) consists of a leased fee interest, and is subject to a ground lease between the borrower, as ground lessor, and 20 TSQ Lessee LLC, as ground lessee. The ground lease has a term of 99 years. The borrower is affiliated with the ground lessee. The borrower holds technical legal title to the non-collateral improvements. However, since the improvements have been 100% leased to the ground lessee pursuant to the ground lease, the borrower will only receive the rental income from the ground lease and not from the operation of any of the non-collateral improvements. The improvements are operated as a hotel and retail property with a digital signage component. As of October 31, 2018, (i) the hotel component is under construction and not open for business, (ii) the retail component is 68.9% occupied, and (iii) three of the five LED signage panels are rented to third parties. It has been publicly reported that “The NFL Experience”, which occupies 57.6% of the retail component (pursuant to its lease dated as of June 6, 2016, as amended) and utilizes one of the three LED signage panels leased to third parties, intends to cease operations at its space prior to the expiration of the lease term in February, 2028. As of October 30, 2018, “The NFL Experience” remains in occupancy; however, there can be no assurance that it will remain in occupancy and continue to make lease payments for any particular period of time. At execution of “The NFL Experience” lease of the retail component, Cirque Du Soleil Holdings L.P. provided a partial payment and performance guaranty (capped at $30,000,000) of the tenant’s obligations under such lease for the benefit of the ground lessee, which guaranty has been collaterally assigned to the mortgage lender.

With respect to the Hilton Clearwater Beach Resort & Spa Mortgaged Property (1.3%), the ground lease rent payments are equal to the greater of (i) 3.0% of gross room sales and 1.0% of gross food and beverage sales and (ii) the minimum annual ground rent. The minimum annual ground rent is currently $701,912, and will be reset every 5 years to an amount equal to the average rent paid by the borrower over the immediately preceding 5 year period. Any increase in the minimum annual ground rent could make it more difficult for the borrower to make rental payments in full; however, the borrower escrowed on the payment date in April 2018 an amount equal to $88,500 and thereafter (on a monthly basis) is required to escrow an amount equal to the difference between (i) the amount then on deposit in the ground lease reserve account and (ii) the current monthly amount to be paid as ground rent pursuant to the ground lease. Such amounts will be available to make ground lease rent payments if the borrower is unable to do so.

With respect to the 2201 Park Manor Boulevard Mortgaged Property (0.5%), the Mortgage Loan is secured by the leasehold interest of the related borrower and the fee interest of Costa Land Company, Inc. in the Mortgaged Property. The Mortgaged Property is subject to a ground lease between Costa Land Company, Inc., as landlord, and the borrower, as tenant. Under the ground lease, current annual rent is $12 per annum. The ground lease is scheduled to expire on March 31, 2033, with the tenant having the option of three, 5-year renewal terms.

As regards ground leases, see representation and warranty no. 36 on Annex D-1 and any exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eleven (11) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “Phase I ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses”. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Georgetown Squared & Seattle Design Center Mortgaged Property (8.4%), a regional groundwater contamination associated with the nearby Stericycle site (former Burlington Environmental LLC / Georgetown/Phillips Services Corp. (aka PSC-Georgetown)), has impacted the Mortgaged Property. The nearby Art Brass Plating and Capital Industries sites have also been identified as contributing to the regional groundwater plume. The remediation of the contamination is being overseen by the Washington Department of Ecology (“WDE”). Numerous prior site investigations have been conducted at the Mortgaged Property to determine impacts from the regional groundwater contamination and on-site operations (e.g., printing operations), which included groundwater and soil sampling and indoor air quality sampling. The investigations did not identify soil contamination above regulatory clean-up levels. Low concentrations of chlorinated solvents were identified in groundwater and were determined to be associated with the regional groundwater contamination. Indoor air sampling conducted in the occupied Georgetown Squared and the Seattle Design Center buildings did not identify chlorinated solvents above commercial standards for indoor air quality. The garage at the Georgetown Squared building is expected to help mitigate potential vapor intrusion concerns. Vapor mitigation systems were reportedly installed in the now vacant buildings at 406 and 412 South Orcas Street. The environmental consultant identified the regional groundwater contamination that has impacted the Mortgaged Property, along with the associated potential vapor intrusion concerns, as a REC. However, there are several mitigating factors, including (i) indoor air sampling in the occupied buildings did not identify contaminant levels above commercial standards, (ii) the Mortgaged Property has not been identified as a source of the contamination, (iii) the responsible parties have been identified, and (iv) the regional groundwater contamination is being addressed by the responsible parties under the oversight of the WDE.

●	With respect to the Lafayette Park Mortgaged Properties (4.9%), the Phase I ESA noted the following: (i) a controlled recognized environmental condition (“CREC”) related to the potential impacts of the migration of VOC-contaminated groundwater from upgradient sites onto the Mortgaged Property and the issuance of a Retroactive No Association Determination from the MPCA Voluntary Investigation and Cleanup (VIC) Program in July 2013; (ii) a CREC related to the historical use of part of the Mortgaged Property located at 500 and 520 Lafayette Road as a print shop, furniture repair/carpentry shop, garage shop, varnish room and auto salvage yard; (iii) a CREC related to the historical use of a part of the Mortgaged Property located near the current building at 443 Lafayette Road as a filling station and (iv) a CREC related to multiple sets of railroad tracks extending along the eastern part of the Mortgaged Property from approximately 1910 until 1987 and a former freight depot, fuel company and former lumber yard located at the southeast corner of the Mortgaged Property. At origination, the borrower paid for and the lender obtained an Environmental Collateral Protection and Liability insurance policy from Steadfast Insurance Company naming the lender as the named insured, with a policy limit of $5,000,000 per incident and $5,000,000 in the aggregate, a deductible of $50,000 and a policy period of 10 years which extends coverage through the maturity date of the Mortgage Loan. The policy also has an optional extended reporting period of 36 months.

●	With respect to the Festival Plaza Mortgaged Property (4.6%), the Phase I ESA identified a REC related to the prior operation of an on-site dry cleaning business from 1990 to 2000, which was found to have impacted groundwater with elevated levels of dry cleaning solvents in concentrations exceeding their applicable New Jersey Department of Environmental Protection (“NJDEP”) groundwater quality standards (“GWQS”). As part of the remediation program, groundwater sampling will be performed on the effected portion of the Mortgaged Property every 90 days for approximately eight consecutive quarters, or until contaminant concentrations are below the applicable GWQS for two consecutive quarters, or until a statistical downward trend has been demonstrated. The cost of remediation is estimated to be $305,825. In connection with the REC, the borrower has delivered a $336,408 letter of credit (“LOC”), reflecting 110% of the estimated “worst case” cost to complete. The LOC will be additional security for the payment and collateral for the debt.

●	With respect to the Indian Hills Senior Community Mortgaged Property (3.8%), there is significant staining in the vicinity of the transformer owned by Illuminating Company located behind a certain building at the related Mortgaged Property. The staining is likely the result of leaking dielectic fluid from the transformer. Based on the construction date of the Mortgaged Property, it is possible that the dielectric fluid contains polychlorinated biphenyls. The release of dielectic fluid from the transformer is a REC. However, Illuminating Company is the owner of the transformer, and the Mortgage Loan documents require the borrower to notify Illuminating Company of the leaking transformer and request that the transformer and associated releases be addressed.

●	With respect to the Crystal Center Mortgaged Property (2.7%), the environmental consultant identified a CREC in connection with soil, water and soil vapor contamination from the historic use of the Mortgaged Property for dry cleaner operations. Sub-slab depressurization systems were installed at the Mortgaged Property and post-mitigation sampling revealed no evidence of elevated soil vapors. Operations and maintenance plans were provided for such sub-slab depressurization systems. The related regulatory agency granted a no further action letter in January 2018, which was conditional on the filing of an environmental covenant. Pursuant to a recorded environmental covenant, use of a portion of the Mortgaged Property must be limited to non-residential use and there must be no disturbance, removal or interference with the operation of the sub-slab depressurization equipment and piping. See “Description of the Mortgage Pool—Use Restrictions”.

●	With respect to the Pinnacle Lakes Mortgaged Property (2.2%), the environmental consultant identified a REC in connection with groundwater contamination from a leaking underground storage tank incident on an adjacent property that extended onto the Mortgaged Property. The incident received closure and the groundwater contamination concentrations are expected to naturally attenuate, and Southeast Frozen Foods Co LP retains liability for the release.

●	With respect to the South Carolina Grocery Portfolio – Lake Greenwood Crossing Mortgaged Property (0.3%), the related Phase I ESA identified a REC relating to a petroleum release from a gasoline station located adjacent to the related Mortgaged Property. An unrelated third party has been identified as the responsible party, and all relevant wells are located on the adjacent property. The related environmental consultant recommended a comprehensive groundwater sampling event in connection with the REC. With respect to the South Park Center Mortgaged Property, the related Phase I ESA identified a CREC relating to an active leaking underground storage tank site. An unrelated third party has been identified as the responsible party, and the related environmental consultant reported a lack of a vapor intrusion concern.

●	With respect to the Vine Street Square Mortgaged Property (1.6%), the Phase I ESA identified a CREC relating to the former operation of a dry cleaning facility that resulted in soil and groundwater contamination. The Mortgaged Property was enrolled in the Florida drycleaning solvent clean-up program, and an environmental consultant recommended (i) additional soil sampling, (ii) installation of a permanent groundwater monitoring well and (iii) installation of a system of shallow wells to determine the groundwater flow rate and quality. Recent sampling has found only minor contaminants in connection with the CREC.

●	With respect to the 20 Times Square Mortgaged Property (1.4%), the Phase I ESA noted two historical recognized environmental conditions (each, an “HREC”) related to spills at the Mortgaged Property. The first HREC relates to a release of 400 gallons of petroleum on April 29, 2005. The New

York State Department of Environmental Conservation (“NYSDEC”) granted this incident a “case closed” status following cleanup efforts. The second HREC relates to the delivery on December 21, 2012 of 800 gallons of No. 4 fuel oil into a disconnected fill pipe, which in turn pumped 800-gallons of fuel into the basement and into Con Edison vaults along the sidewalk. Following remediation efforts, the NYSDEC granted a “case closed” status on October 3, 2014. The Phase I ESA also noted that, with respect to both HRECs, because the Mortgaged Property has since been redeveloped, including a full footprint excavation down to three sub-cellar levels, any residual contamination would have likely been excavated and removed from the site as part of redevelopment activities.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties:

●	With respect to the Georgetown Squared & Seattle Design Center Mortgaged Property (8.4%), JAG SDC LLC has executed a lease and is currently planning the buildout of its space with the expectation of having its plans approved by the end of 2018 followed by four to six months of construction. The lease will commence following buildout completion when the tenant has opened for business which the tenant expects to occur sometime between April 2019 and June 2019.

●	With respect to the Continental Towers Mortgaged Property (7.7%), the borrower sponsor plans to invest approximately $20,900,000 through the beginning of the third quarter of 2023 to complete various renovations, including interior building and structure improvements, mechanical, electrical, plumbing, life safety and security provisions, and parking updates. The carveout guarantor, Rubenstein Properties Fund III, L.P., has guaranteed to spend $12,000,000 in capital expenditures by April 6, 2022. If such capital expenditures are not expended by April 6, 2022, any unexpended portion of the $12,000,000 must be either (i) deposited in a lender controlled capital expenditure reserve account or (ii) funded through an excess cash flow sweep until such time as the obligations are satisfied. Funding of the reserve and completion of the capital improvements are guaranteed by the carveout guarantor, Rubenstein Properties Fund III, L.P.

●	With respect to the Westin & Element - Huntsville Mortgaged Property (3.2%), the meeting space and ballroom space is being expanded by approximately 5,602 square feet. The expansion is expected to be completed by April 1, 2019 and the remaining costs total approximately $1,500,000. Such amount was not reserved at origination.

●	With respect to the Albuquerque Hotel Portfolio Mortgaged Properties (2.5%), the sponsor plans to invest an estimated $3,696,859 in connection with a franchise required PIP at the Hilton Garden Inn Albuquerque Airport Mortgaged Property and at the Homewood Suites Albuquerque Airport Mortgaged Property. A PIP reserve in the estimated amount was established at origination. All related PIP renovations must be completed by October 21, 2019.

●	With respect to the Fairfield Inn & Suites Denver/Aurora Mortgaged Property (1.6%), a PIP reserve in the amount of $1,553,363 was established at origination, to be used for certain repairs or improvements to the Mortgaged Property required by the franchisor in accordance with the franchise agreement and PIP, including guestroom upgrades, common area improvements, corridor and stairwell replacement and exterior improvements, among other things. Pursuant to the franchise agreement, the PIP must be completed by September 13, 2019, or in the case of fire protection and life safety items required under the PIP, by March 13, 2019.

●	With respect to the 20 Times Square Mortgaged Property (1.4%), there is ongoing construction at the hotel component of the improvements, and, according to the borrower sponsor, the hotel component is expected to open in December 2018.

●	With respect to the Country Inn & Suites Jacksonville Mortgaged Property (0.7%), the franchise agreement requires a PIP to be completed by July 30, 2021. The estimated cost of the PIP is $633,700, and approximately 110% of the estimated cost of the PIP was reserved at origination ($697,071). As part of the PIP, the borrower plans to complete parking lot repairs, exterior painting, replacing interior furniture and electronics, as well as install stone vanities and perform bathroom renovations.

●	The Canton Fields Hotel Portfolio – Comfort Suites Canton Mortgaged Property (0.5%) is currently in the process of completing a $259,142 franchise mandated PIP, which, with the exception of several items not due for completion until 2023, will be complete by December 2018. Improvements include upgrades to the lobby and public areas as well as furniture and soft goods replacements in the suites. In connection with the PIP, the borrower reserved $323,927 at origination.

●	With respect to the Quality Inn Montgomeryville Mortgaged Property (0.5%), the borrower sponsor plans to invest an estimated $259,137 in connection with a franchise mandated PIP. A PIP reserve in the amount of $323,921 was established at origination.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than ten (10) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates or such persons may be or may have been subject to other material proceedings (including criminal proceedings). In addition, certain of the Mortgaged Properties may be subject to material ongoing litigation. For example (with respect to the fifteen (15) largest Mortgage Loans):

●	With respect to The Greystone Mortgage Loan (5.5%), the borrower is a defendant in a pending litigation brought in the New York County Supreme Court by the owner of an adjacent residential apartment building alleging noise complaints pertaining to HVAC equipment located at the Mortgaged Property. The plaintiff is seeking to permanently enjoin the borrower from permitting loud noise to emanate from approximately 100 through-the-wall air conditioners installed at the Mortgaged Property and in the alternative, to recover monetary damages of at least $11,000,000 for the noise related nuisance. The Mortgage Loan documents provide recourse to the borrower and guarantor for any losses to the lender arising out of such litigation. The borrower has stated that it believes that the approximate cost to remediate the nuisance is $28,000.

●	With respect to the Westin & Element - Huntsville Mortgage Loan (3.2%), the guarantor is subject to a pending lawsuit brought by a third party in connection with the purchase of the Mortgaged Property. The plaintiff alleges that the guarantor had an agreement with the plaintiff to purchase the Mortgaged Property as a joint venture. The lawsuit claims that the guarantor later purchased the Mortgaged Property without the knowledge of the plaintiff. The plaintiff is seeking, among other things, specific performance to obtain an ownership interest in the Mortgaged Property. The borrower obtained a memorandum from local California counsel stating that the joint venture agreement is an “agreement to agree” in the future and that, as a matter of law, no remedy exists for breach of an “agreement to agree” in the future. In addition, the memorandum states that the operative complaint does not expressly request an order setting aside or voiding the purchase of the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-four (24) Mortgage Loans (58.3%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Twenty (20) Mortgage Loans (41.7%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Modified and Refinanced Loans

As of the Cut-off Date, other than as described below, none of the Mortgage Loans were modified due to a delinquency, nor were any of the Mortgage Loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the Mortgage Loan.

With respect to the Lake City Commons Mortgage Loan (1.0%), the prior loan secured by the Mortgaged Property went into maturity default in October 2016 and was transferred to special servicing. The related special servicer foreclosed on the Mortgaged Property in June 2017. In July 2018, the borrower sponsor acquired the Mortgaged Property as a REO property via auction at a purchase price of $9,400,000.

With respect to the Quality Inn Montgomeryville Mortgage Loan (0.5%), the prior mortgage loan secured by the Mortgaged Property went into default in 2015. The borrower sponsor entered into a forbearance agreement in July 2015. The Mortgage Loan was used, in part, to pay off the existing mortgage loan default judgment in the amount of $1,394,189.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed in lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the Mortgage Loans previously secured other loans that had been in default.

With respect to the Georgetown Squared & Seattle Design Center, Sheraton Grand Nashville Downtown, Indian Hills Senior Community, Crystal Center, Pinnacle Lakes, Market Shops at Sandestin, Shoppes at Broad & Olney, Fairfield Inn & Suites Denver/Aurora, The Remington Apartments, Hilton Clearwater Beach Resort & Spa, Tarpon Square, 1010 Bush, Lake City Commons, Rio & Roosevelt and 2201 Park Manor Boulevard Mortgage Loans (33.1%), (a) within approximately the last 10 years, related borrowers, borrower sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Georgetown Squared & Seattle Design Center Mortgage Loan (8.4%), one of the borrower sponsors and carveout guarantors, Fareed Kanani, filed a petition for personal bankruptcy in 2011 in an effort to stop foreclosure proceedings on his personal residence. A loan modification was agreed to, and the bankruptcy proceeding was dismissed approximately one week after filing.

●	With respect to the Sheraton Grand Nashville Downtown Mortgage Loan (3.9%), the borrower sponsor has a prior foreclosure with respect to a borrower sponsor-affiliated entity. A third-party lender foreclosed upon a $33,225,000 loan secured by five office and flex properties located in Minneapolis, Minnesota after such lender rejected the borrower sponsor-affiliate’s attempts to restructure the loan prior to its maturity. In addition, the borrower sponsor has a prior foreclosure with respect to a separate borrower sponsor-affiliated entity as a result of such affiliate’s failure to make a debt service payment in November 2009 on a $23,040,000 loan secured by a property located in Houston, Texas. In March 2010, the borrower sponsor-affiliate and the related special servicer engaged in workout negotiations. For such $23,040,000 loan, the borrower sponsor-affiliate and the guarantor consented to the sale of the property and were released of any liability under the related loan documents.

●	With respect to the Indian Hills Senior Community Mortgage Loan (3.8%), the immediately prior owner of the Mortgaged Property was the borrower under a loan in the amount of $46,500,000 secured by the Mortgaged Property. That earlier loan was securitized and eventually defaulted and, in 2011, as part of a workout, was broken into a $35 million A-note, a $4.5 million B-note and a $6.5 million C-note (a hope note). In December 2014, the prior owner received a first mortgage, which paid in full the A- and B-notes, together with all accrued interest and fees, and the remaining amounts under the C-note were forgiven. In addition, the borrower sponsor and non-recourse carveout guarantor under the subject Mortgage Loan had a 50% interest in a property securing a loan that was securitized in the BACM 2004-1 transaction and went into default in September 2008. In 2009, the BACM 2004-1 trust and the borrower sponsor agreed to a discounted payoff, where the borrower sponsor acquired the note for $1,865,901.

●	With respect to the Crystal Center Mortgage Loan (2.7%), the borrower sponsor was subject to one prior deed-in-lieu of foreclosure in 2015 in connection with the default of a $10,560,000 loan encumbering a shopping center in Greenville, South Carolina, which shopping center’s owner was managed by the borrower sponsor. After a payment default, the borrower continued to remit all cash flow generated by the property to the related lender, provided monthly reporting in support of these payments, fully cooperated with the related lender and continued to lease and manage the property. In addition, the borrower sponsor was subject to a non-traditional foreclosure case in connection with a lender that failed to file a discharge of mortgage after the borrower sponsor sold a residential property and paid off its mortgage. A successor lender asked the court for a declaratory judgment naming it as holder of the mortgage for purposes of signing a discharge, which judgment was granted in January 2018.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twenty (20) of the Mortgaged Properties (20.2%) are leased to a single tenant.

See “—Lease Expirations and Terminations” and “—Affiliated Leases” below. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the fifteen (15) largest Mortgage Loans, see the related summaries attached as Annex A-2. In addition, see Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, other and mixed use Mortgaged Property. Even if none of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan.

In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan. For example:

●	Fourteen (14) Mortgaged Properties (16.3%) are occupied entirely by a single tenant under a lease which expires prior to, or in the same year of, the maturity or anticipated repayment date of the related Mortgage Loan. See Annex A-1 for more information relating to single tenant properties.

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and as described in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Cut-Off Date Loan Amount	% of Net Rentable Area Expiring	Calendar Year of Expiration	Maturity/ARD Date
South Carolina Grocery Portfolio – Lake Greenwood Crossing	0.3%	77.6%	2023	06/06/2023
1010 Bush	1.0%	91.3%	2026	11/06/2028
Lake City Commons	1.0%	69.3%	2024	09/06/2028

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, other and mixed use Mortgaged Property.

Furthermore, commercial or other tenants having multiple stores (whether at a Mortgaged Property included in the pool of Mortgage Loans or at a property outside the pool of Mortgage Loans) may experience adverse business conditions, bankruptcy or changes in circumstances that result in their deciding to close under-performing or redundant stores. For example, we are aware that:

●	With respect to the Tarpon Square Mortgaged Property (1.3%), Staples (occupying 20.9% of NRA), reported in 2017 that it would close seventy stores in North America.

●	With respect to the South Carolina Grocery Portfolio – Lake Greenwood Crossing Mortgaged Property (0.3%), Southeastern Grocers, LLC (“SEG”), the parent company of the largest tenant, Bi-Lo, filed for Chapter 11 bankruptcy in early 2018. SEG secured exit financing and restructuring in May 2018, which included a modification to the Bi-Lo lease that reduced the tenant’s rent through September 30, 2023.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at specific times or at any time during the term of such lease.

For example (with respect to the fifteen (15) largest Mortgage Loans and the largest five tenants at each Mortgaged Property):

●	With respect to the Prudential - Digital Realty Portfolio – 7505 Mason King Court Mortgaged Property (0.8%), VADATA, Inc., the sole tenant at such Mortgaged Property, has a one-time right to terminate its lease effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

●	With respect to the Georgetown Squared & Seattle Design Center Mortgaged Property (8.4%), (i) Darigold Inc., the largest tenant, has the right to terminate its lease at any time after May 1, 2025 by giving 12 months’ prior written notice; (ii) R.R. Donnelley & Sons Company, the second largest tenant, has the one-time right to terminate its lease effective October 1, 2023 by giving 12 months’ prior written notice; and (iii) Andersen Construction NW, the fourth largest tenant, has the one-time right to terminate its lease effective July 1, 2024 by giving notice on or after February 1, 2023 through and including June 30, 2023, in each case without the payment of a termination fee.

●	With respect to the Continental Towers Mortgaged Property (7.7%), (i) Verizon Wireless, the largest tenant, has a one-time right to terminate its lease effective April 30, 2026 by providing 15 months’ prior written notice, subject to a termination fee equal to $2,400,000 or $15.02 per square foot; and (ii) Ceannate Corp., the third largest tenant, has a one-time right to terminate its lease effective September 30, 2020 by providing written notice by September 30, 2019, subject to a termination fee equal to $2,400,000 or $32.28 per square foot.

●	With respect to the Lafayette Park Mortgaged Properties (4.9%), pursuant to Minnesota statute § 16B.24, subd. 6, the sole tenant at each related Mortgaged Property, upon providing 30 days’ written notice has the right to terminate of its lease for any reason except for leasing other non-state owned land or premises for the same use.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied.

Government-sponsored tenants may have the right to rent reductions or may be able to cancel their leases at any time for lack of appropriations or as a result of a government shutdown. Set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. See also “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
Lafayette Park – 444 Lafayette Road	2.2%	State of Minnesota, Dept. of Administration, Dept. of Human Services(1)	100%	100%
Lafayette Park – 500 Lafayette Road	1.1%	State of Minnesota, Dept. of Administration, Dept. of Natural Resources(1)	100%	100%
Lafayette Park – 520 Lafayette Road	1.0%	State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency(1)	100%	100%
Lafayette Park – 443 Lafayette Road	0.6%	State of Minnesota, Dept. of Administration, Dept. of Labor and Industry(1)	100%	100%

(1)	Right to terminate upon 30 days’ written notice in the event that: (i) the Minnesota State legislature does not appropriate the funds necessary for the continuation of the lease or (ii) federal funds necessary for the continuation of the lease are withheld for any reason.

For more information related to tenant termination options see Annex A-1 and the accompanying footnotes for additional information, as well as the charts titled “Tenant Summary” for the fifteen (15) largest Mortgage Loans presented on Annex A-2.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the five (5)

largest tenants listed on Annex A-1 by net rentable square footage for the fifteen (15) largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

●	With respect to the Georgetown Squared & Seattle Design Center Mortgaged Property (8.4%), Darigold Inc. has not yet taken occupancy of its expansion space; it is expected to take occupancy in January 2019 and has abated rent for the months of October 2018 through and including March 2019.

●	With respect to the 14550 Avion Parkway Mortgaged Property (1.4%), the sole tenant, Leidos Innovations Corporation, has rent abatement ending in May 2019. A Free Rent Reserve in the amount of $1,180,437 was established at origination.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the Rio & Roosevelt Mortgaged Property (0.7%), the largest tenant, Pro Ventures, LLC, leases 49 of the 64 units (representing 76.6% of the units) at the Mortgaged Property. Pro Ventures, LLC makes units available to Athletics Investment Group, LLC and Angels Baseball, L.P., which entities are affiliated with the Oakland Athletics and Los Angeles Angels, respectively. Such units are to be used as corporate housing pursuant to a sublease agreement with each such entity. The sublease agreement with Athletics Investment Group, LLC is scheduled to terminate on October 20, 2019 and the sublease agreement with Angels Baseball, L.P. is scheduled to terminate in 2020.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-2 for more information on other tenant matters relating to the fifteen (15) largest Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a material portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The Prudential – Digital Realty Portfolio, Vine Street Square, Fairfield Inn & Suites Denver/Aurora and Walgreens – Charlotte, NC Mortgaged Properties (12.9%) each subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations”. See representation and warranty no. 7 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgages Loans, we note the following:

●	With respect to the Prudential - Digital Realty Portfolio Mortgaged Properties (9.1%): (i) with respect to the 43790 Devin Shafron Drive Mortgaged Property and the 7505 Mason King Court Mortgaged Property, VADATA, Inc., the sole tenant at such Mortgaged Properties, has a right of first offer (“ROFO”) to purchase either or both Mortgaged Properties at which it is a tenant if the borrower markets any portion of either such Mortgaged Property for sale or receives an unsolicited third party offer to purchase either such Mortgaged Property (the ROFO is not extinguished by foreclosure; however, it does not apply to a foreclosure or deed-in-lieu thereof); (ii) with respect to the 636 Pierce Street Mortgaged Property, The Bank of New York Mellon, the sole tenant at such Mortgaged

Property, has a right of first refusal (“ROFR”) to purchase the related Mortgaged Property if the borrower receives an offer it is otherwise prepared to accept (the ROFR is not extinguished by foreclosure; however, it does not apply to a foreclosure or deed-in-lieu thereof) and (iii) with respect to the 21551 Beaumeade Circle Mortgaged Property, Equinix, LLC the sole tenant at such Mortgaged Property, has a ROFO to purchase the related Mortgaged Property if the borrower markets such property for sale, however the ROFO does not apply if any third party offer involves non-Equinix-tenanted properties or to any borrower-affiliate sales (the ROFO is not extinguished by foreclosure; however, it does not apply to a foreclosure or deed-in-lieu thereof).

●	With respect to The Greystone Mortgaged Property (5.5%), approximately 16,935 square feet of commercial premises (the “Commercial Premises”) is master leased to a third party until March 27, 3006. Base rent is $1.00 per square foot which was paid in advance for the entire term. The third party master lessee has the right to purchase the Commercial Premises for $1.00 in the event that the related borrower converts the Mortgaged Property to a condominium. No portion of the Commercial Premises were included in the underwriting of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower (excluding Mortgaged Properties that are leased to an affiliate of the borrower under an operating lease):

●	With respect to the 2918 Third Avenue and 634 & 638 Main Mortgage Loan (1.2%), the related Mortgage Loan documents provide that if the second largest tenant, Caring Professionals, Inc., representing approximately 18.4% of the net rentable area at the 2918 Third Avenue Mortgaged Property, terminates its lease, the borrower will be required to cause the guarantor to immediately enter into a master lease for such tenant’s vacated premises at a rental rate equal to the rental rate provided in the Caring Professionals, Inc. lease with a term that expires no earlier than September 30, 2027. So long as no event of default has occurred or is continuing under the related Mortgage Loan documents, the springing master lease structure will be terminated; provided that, among other conditions, (i) the related borrower enters into one or more new leases for (a) the Caring Professionals, Inc. tenant’s premises or (b) the same amount of square footage as demised under the Caring Professionals, Inc. tenant’s lease (ii) the aggregate rental rate under such replacement lease(s) is equal to or greater than the rental rate provided in the Caring Professionals, Inc. lease and the replacement lease(s) have a term of no less than five years, (iii) no default exists under such new lease(s), (iv) delivery of an executed tenant estoppel and (v) the related borrower and replacement tenant enter into a subordination, non-disturbance and attornment agreement reasonably acceptable to lender.

●	With respect to the Rio & Roosevelt Mortgaged Property (0.7%), Pro Ventures, LLC, which leases 49 of the 64 units at the Mortgaged Property, is a borrower-affiliate.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months, other than as described below. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance.

Seven (7) Mortgaged Properties (17.3%) are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the states of California and Washington. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%.

In the case of thirty-five (35) Mortgaged Properties (65.3%), the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager, as described below:

●	With respect to the Walgreens – Charlotte, NC Mortgaged Property (0.6%), certain insurance requirements in the Mortgage Loan documents are satisfied by the self-insurance of the sole tenant, Walgreens, pursuant to such tenant’s lease. Such tenant’s right to self-insure its leased premises is continuous throughout the term of its lease. The tenant’s lease requires, among other things, that (i) the tenant carry special form coverage insurance covering the full replacement value of the leased premises, (ii) the tenant carry liability insurance coverage equal to an amount not less than $2,000,000 per occurrence and (iii) the mortgagor be named as an additional insured in any insurance policies. The tenant’s insurance coverage does not name the related lender as additional insured.

●	With respect to the Dollar General Ogden Mortgaged Property (0.1%), to the extent (i) the sole tenant lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the sole tenant is permitted per the terms of its lease to rebuild and/or repair the Mortgaged Property and is entitled to no period of rent abatement, and (iv) the sole tenant maintains the insurance required to be maintained by it under the lease as of the date of the loan agreement or as otherwise approved by the lender in writing, the mortgagor will not be required to maintain coverage otherwise required under the Mortgage Loan agreement.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and any exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of certain such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage, if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction.  However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and any exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the Holiday Inn FiDi Mortgage Loan (3.2%), the building adjoining the hotel portion of the collateral, which includes the two restaurants and also comprises a portion of the Mortgaged Property, is landmarked. The building was designated with landmark status by the New York City Landmark Preservation Commission in 2009. The prior approval of the Landmarks Preservation Commission is required for any alteration, reconstruction, demolition or new construction affecting the landmarked building.

Some Mortgaged Properties are subject to use restrictions arising out of environmental issues. See “—Environmental Considerations” above.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The appraisal obtained with respect to each Mortgage Loan contained a statement or was accompanied by a letter from the related appraiser to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the related appraisal was completed.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters), certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See also representation and warranty no. 28 on Annex D-1 and any exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to two (2) Mortgage Loans, Lafayette Park and 14550 Avion Parkway (6.3%), neither a guaranty nor an environmental indemnity was obtained from an entity distinct from the related borrower.

●	With respect to one (1) Mortgage Loan, Dollar General Ogden (0.1%), no environmental indemnity was obtained from an entity distinct from the borrower.

●	With respect to the Sheraton Grand Nashville Downtown Mortgage Loan (3.9%), pursuant to the Mortgage Loan guaranty, the aggregate liability of the guarantors thereunder (other than any liability for any fraud by the borrower in connection with the Mortgage Loan) is limited to $35,000,000, plus all out-of-pocket, documented costs and expenses actually incurred by the lender (including reasonable attorneys’ fees) in connection with the collection of any amounts due thereunder. In addition, the Mortgage Loan documents provide that recourse for physical waste is limited to intentional material physical waste of the Mortgaged Property by or on behalf of the borrower or the guarantor, unless such waste was due to the fact that rents received during the period in question were insufficient to pay all of the borrower’s current and/or past due liabilities with respect to the Mortgaged Property.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and any exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”:

●	The Pinnacle Lakes Mortgaged Property (2.2%) qualifies for a 50% tax abatement pursuant to Florida’s Affordable Housing Property Exemption, which requires as a condition precedent, among other things, that a property be subject to an agreement with the Florida Housing Finance Corporation recorded in the official records of the county in which the property is located to provide affordable housing to persons meeting the extremely-low-income, very-low-income, or low-income limits. Such discount will terminate if the property no longer serves extremely-low-income, very-low-income, or low-income persons pursuant to the recorded agreement.

●	The 20 Times Square Mortgaged Property (1.4%) may in the future have the benefit of reduced real estate taxes in connection with a local government tax abatement arrangement. On December 31, 2017, the borrower filed a preliminary application with the New York City Department of Finance, Property Division for tax abatement under the Industrial and Commercial Abatement Program for certain eligible work (“ICAP Work”). On January 4, 2018, a building permit was issued for the ICAP Work. Pursuant to the related Mortgage Loan documents, the borrower is required to file a final application within one year of January 4, 2018 and to use best efforts to obtain, or cause the ground lessee to obtain, a property tax abatement commencing no later than July 1, 2022 pursuant to such program.

●	The 8713 5th Avenue Mortgaged Property (1.3%) is currently in year ten of a 15-year partial exemption from property taxes under New York City’s Industrial and Commercial Incentive Program.

The tax abatement is $26,022 for the 2018-2019 tax year and will begin to decline annually after the 2019 – 2020 tax year through the remainder of the exemption period.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Eighteen (18) Mortgage Loans (50.1%) are interest only for the entire term of the Mortgage Loans to the stated maturity or Anticipated Repayment Date.

Fifteen (15) Mortgage Loans (37.1%) provide for payments of interest-only for the first 12 to 60 months following the loan origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

Eleven (11) Mortgage Loans (12.8%) provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
5	8	$164,561,092	21.4%
6	34	583,817,640	75.8
7	1	9,350,000	1.2
10	1	12,500,000	1.6
Total:	44	$770,228,732	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	44	$770,228,732	100.0%
Total:	44	$770,228,732	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”). None of the Mortgage Loans accrue interest on the basis of a 360-day year consisting of 12, 30-day months (“30/360 Basis”).

ARD Loan

The Dollar General Ogden Mortgage Loan (0.1%) (the “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred until, and such Excess Interest will be required to be paid only after, the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class Z certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

“Excess Interest” with respect to an ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date or Anticipated Repayment Date, as applicable. See Annex A-1 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to

Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then-current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessments of Property Value and Condition”.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-2 for more information on reserves relating to the fifteen (15) largest Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

Forty (40) Mortgage Loans (88.3%) each permit the related borrower, after a lockout period to substitute U.S. government securities as collateral, and obtain a release of the related Mortgaged Property.

Two (2) Mortgage Loans (10.3%) each permit the related borrower after a lockout period to either (a) prepay the Mortgage Loan with the greater of a yield maintenance charge or a prepayment premium of 1% of the amount prepaid or (b) substitute U.S. government securities as collateral, and obtain a release of the related Mortgaged Property.

One (1) Mortgage Loan (1.3%) permits the related borrower to prepay the Mortgage Loan after a lockout period with the greater of a yield maintenance charge or a prepayment premium of 1% of the amount prepaid.

One (1) Mortgage Loan (0.1%) permits the related borrower to (i) prepay the Mortgage Loan with a yield maintenance charge and then (ii) either (a) prepay the Mortgage Loan with a yield maintenance charge or (b) substitute U.S. government securities as collateral, and obtain a release of the related Mortgaged Property.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as applicable, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	10	21.5%
4	22	32.7
5	6	20.8
6	2	7.0
7	4	18.0
Total	44	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers and pledges to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of equity in borrower will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of forty-three (43) of the Mortgage Loans (98.7%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or any Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or scheduled to be outstanding as of the related Anticipated Repayment Date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Prudential - Digital Realty Portfolio Mortgage Loan (9.1%), following the prepayment lockout date or the defeasance lockout date (as applicable), the Mortgage Loan documents permit the release of any of the Mortgaged Properties; provided that, among other things, (a) no event of default has occurred and is continuing; (b) the borrower either partially defeases or partially prepays (along with any applicable yield maintenance premium) the Mortgage Loan in an amount equal to 110% of the allocated loan amount of the Mortgaged Property being released; (c) the net cash flow debt yield for the remaining Mortgaged Properties immediately following the release is equal to or greater than the greater of (i) 11.0% and (ii) the net cash flow debt yield immediately prior to the release; provided that the borrower has the right to partially defease or prepay the Mortgage Loan further in order to meet such debt yield test; (d) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) in connection with a partial defeasance, Rating Agency Confirmation is received. The allocated loan amount for each of the related Mortgaged Properties is subject to pro rata reduction to account for previous prepayments and partial defeasances.

●	With respect to the Lafayette Park Mortgage Loan (4.9%), the borrowers are permitted to obtain the release of any individual related Mortgaged Property in connection with a bona fide third-party sale to parties unaffiliated with the borrowers, subject to the satisfaction of certain conditions, including that: (A) the borrowers make a payment of principal in an amount equal to the allocated release amount, together with any applicable yield maintenance premium and all accrued and unpaid interest on the principal being prepaid; (B) immediately before such release, no event of default is continuing; (C) after giving effect to such release, the debt yield will be no less than the greater of the debt yield immediately prior to such release and 11.0%; (D) after giving effect to such release, the loan-to-value ratio will be no more than the lesser of the loan-to-value ratio immediately prior to such release and 65.2%; (E) after giving effect to such release, the debt service coverage ratio will not be less than the greater of the debt service coverage ratio immediately prior to such release and 2.31x; (F) satisfaction of customary REMIC requirements; and (G) the borrower will deliver to the lender such other documents, instruments and agreements as the lender may reasonably require relating to such release (including the modification and amendment of any existing REA, evidence of satisfaction of all applicable subdivision, zoning and other legal requirements).

●	With respect to the Albuquerque Hotel Portfolio Mortgage Loan (2.5%), the borrower is permitted to release an individual Mortgaged Property subject to certain conditions, including, but not limited to: (i) if after the date that is two years following the closing date of this securitization, the borrower is required to have defeased an amount of principal equal to 125% of the allocated loan amount of such portion of the Mortgaged Property; (ii) after the release, the debt service coverage ratio for the remaining Mortgaged Property is required to be no less than the greater of (1) 1.67x and (2) the debt coverage service ratio in effect immediately prior to the release; (iii) after the release, the loan-to-value ratio for the remaining Mortgaged Property is required to not be greater than the lesser of (1) 67.5% and (2) the loan-to-value ratio in effect immediately prior to the release; (iv) if the release occurs after a securitization, the borrower is required to provide, if requested by the lender, an opinion of counsel that the release will not cause such securitization to fail to meet the REMIC requirements; and (v) the borrower is required to have paid all of the lender’s reasonable out-of-pocket costs and expenses.

●	With respect to the Utah Hotel Portfolio Mortgage Loan (1.9%), at any time after the earlier to occur of four years from the origination date and two years from the Closing Date, the borrowers are permitted to obtain the release of any individual related Mortgaged Property in connection with a bona fide third-

party sale to parties unaffiliated with the borrowers, subject to the satisfaction of certain conditions, including that: (A) the borrowers make a payment of principal in an amount equal to the allocated release amount, which will be applied against the outstanding principal balance of the Mortgage Loan, in accordance with the Mortgage Loan documents, including with the terms for a partial defeasance; (B) no event of default has occurred and is continuing; (C) after giving effect to such release, the debt yield will be no less than the greater of the debt yield immediately prior to such release and 16.2%; (D) after giving effect to such release, the loan-to-value ratio will be no more than the lesser of the loan-to-value ratio immediately prior to such release and 42.6%; (E) after giving effect to such release, the underwritten debt service coverage ratio will not be less than the greater of the underwritten debt service coverage ratio immediately prior to such release and 2.40x; (F) satisfaction of customary REMIC requirements; and (G) the borrower will deliver to the lender an endorsement to the existing loan title insurance policy and such other documents, instruments and agreements as the lender may reasonably require relating to such release.

●	With respect to the South Carolina Grocery Portfolio Mortgage Loan (1.0%), the borrower is permitted to release an individual Mortgaged Property subject to certain conditions, including, but not limited to: (i) if after the date that is two years following the Closing Date, the borrower shall have defeased an amount of principal equal to 125% of the allocated loan amount of such Mortgaged Property; (ii) after the release, the debt service coverage ratio for the remaining Mortgaged Properties is required to be no less than the greater of (1) 1.37x and (2) the debt service coverage ratio in effect immediately prior to (a) the release notice date and (b) the consummation of the partial defeasance event, as applicable; (iii) after the release, the loan-to-value ratio for the remaining Mortgaged Properties is required to not be greater than the lesser of (1) 48.4% and (2) the loan-to-value ratio in effect immediately prior to (a) the release notice date and (b) the consummation of the partial defeasance event, as applicable; (iv) after the release, the debt yield for the remaining Mortgaged Properties is required to be no less than the greater of (1) 11.4% and (2) the debt yield in effect immediately prior to (a) the release notice date and (b) the consummation of the partial defeasance event, as applicable; and (v) the partial defeasance is required to be permitted under REMIC requirements.

●	With respect to the 2918 Third Avenue and 634 & 638 Main Mortgage Loan (1.2%), at any time after the earlier to occur of three years from the origination date and two years from the Closing Date the borrowers are permitted to obtain the release of any individual Mortgaged Property in connection with a bona fide third-party sale to parties unaffiliated with the borrowers, subject to the satisfaction of certain conditions, including that: (i) no event of default has occurred and is continuing, (ii) the debt yield of the remaining individual properties is no less than the greater of (x) debt yield of all individual properties immediately prior to such partial release and (y) 12.6%, (iii) the debt service coverage ratio with respect to remaining individual properties is not less than 2.53x, (iv) the loan-to-value ratio with respect to the remaining individual properties is no greater than the lesser of (x) 44.7% or (y) 125%, and partial defeasance in an amount equal to the greater of (x) 120% of the allocated loan amount for the released property and (y) 100% of the appraised value of the released property as of the origination date.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not (i) assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or (ii) considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-seven (37) of the Mortgage Loans (82.5%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-six (36) of the Mortgage Loans (81.6%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifteen (15) of the Mortgage Loans (63.1%) are secured by office, retail, mixed use and other properties, and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and other properties only.

Thirty (30) of the Mortgage Loans (69.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Five (5) of the Mortgage Loans (6.3%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or provide a guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect or otherwise deal with rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox	22	$462,558,339	60.1%
Springing Lockbox	19	212,720,393	27.6
Soft Lockbox	3	94,950,000	12.3
Total	44	$770,228,732	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the issuing entity.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hotel properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account (or an operating account accessible to the borrower, operating lessee and/or property manager subject to an account control agreement in favor of the lender) even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender (or an operating account accessible to the borrower, operating lessee and/or property manager subject to an account control agreement in favor of the lender).

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hotel properties are considered to have a soft lockbox if credit card receivables, cash, checks and “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

Exceptions to Underwriting Guidelines

All of the Mortgage Loans were originated in accordance with the respective sponsors’ underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”, “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes” and “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender, other than as described below under “—Other Secured Indebtedness”. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt secured by a pledge of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR
The Greystone	$42,000,000	5.5%	$23,000,000	$53,000,000	$118,000,000	4.78600%	26.7%	60.5%	3.07x	1.20x
20 Times Square	$11,000,000	1.4%	$150,000,000	$739,000,000	$900,000,000	3.44000%	16.2%	55.0%	3.65x	0.97x

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and certain mezzanine loan guarantees), (b) so long as no event of default exists after the expiration of a mezzanine lender’s cure periods granted pursuant to the related intercreditor agreement with respect to such related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan must be made in accordance with the applicable mezzanine loan documents and the related Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

With respect to the 20 Times Square Mortgage Loan (1.4%), in addition to the mezzanine loan, various affiliates of the borrower have pledged their respective equity interests in certain parent entities of the borrower to secure their various obligations related to (1) certain notes secured by the leasehold (non-collateral) and (2) certain obligations that are unrelated to the Mortgaged Property. The respective pledgees are parties to the related mezzanine intercreditor agreement.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR		Combined Minimum Debt Yield	Intercreditor Agreement Required
Continental Towers	$59,500,000	65.0%	N/A		11.75%	Yes
Terracita Apartments	$9,500,000	N/A(1)	N/A	(1)	N/A (1)	Yes
Dollar General Ogden	$854,000	85.0%	1.20	x	N/A	Yes

(1)	The related Mortgage Loan documents generally require, among other things, a Combined Maximum LTV Ratio no greater than the loan-to-value ratio at origination, a Combined Minimum DSCR that is equal to or greater than the debt service coverage ratio at origination and a Combined Minimum Debt Yield that is equal to or greater than the debt yield at origination.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and purchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation and/or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

As of the Cut-off Date, each sponsor has informed us that, it is unaware of any existing preferred equity with respect to the Mortgage Loans it is selling to the depositor.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

●	With respect to the Holiday Inn FiDi Mortgage Loan (3.2%), an affiliate of the licensor advanced an unsecured “key money” loan to the borrower in the amount of $750,000. Provided that no event of default has occurred under the related “key money” documents, the principal balance of such unsecured loan will be reduced by $75,000 in October of each year until such time as such loan has been reduced to zero. If an event of default under the “key money” documents occurs, the key money will become immediately due and payable. Termination of the related license agreement would be an event of default under the “key money” documents.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

In addition, the borrowers under some of the Mortgage Loans have incurred unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage

Loans allow the related borrower to receive unsecured loans from equity owners; provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans identified on the following chart titled “Whole Loan Control Notes and Non-Control Notes” is part of a Whole Loan consisting of the Mortgage Loan and one or more related Companion Loans. In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of each related Companion Loan (each, a “Companion Loan Holder”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement” or an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loan(s) are cross-collateralized and cross-defaulted.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
Prudential – Digital Realty Portfolio	Note A-1 Note A-2-1 Note A-2-2 Note A-3 Note A-4 Note A-5	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$70,000,000 $26,000,000 $10,000,000 $70,000,000 $11,000,000 $25,000,000	BANK 2018-BNK14 BANK 2018-BNK15(2) Wells Fargo Bank, National Association CSAIL 2018-C14 Column Financial, Inc. BSPRT CMBS Finance, LLC
Georgetown Squared & Seattle Design Center	Note A-1 Note A-2 Note A-3 Note A-4	Control Note Non-Control Note Non-Control Note Non-Control Note	$31,000,000 $34,000,000 $20,000,000 $6,000,000	CSAIL 2018-C14 CSAIL 2018-C14 Column Financial, Inc. Column Financial, Inc.
Continental Towers	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$44,500,000 $25,000,000 $15,000,000	CSAIL 2018-C14 Column Financial, Inc. CSAIL 2018-C14
The Greystone	Note A-1 Note A-2 Note B	Non-Control Note Non-Control Note Control Note	$42,000,000 $10,000,000 $43,000,000	CSAIL 2018-C14 Natixis Real Estate Capital LLC Violet Protected Asset SPC
Lafayette Park	Note A-1 Note A-2	Control Note Non-Control Note	$38,000,000 $37,250,000	CSAIL 2018-C14 Natixis Real Estate Capital LLC
Sheraton Grand Nashville Downtown	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8	Non-Control Note Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$30,000,000 $30,000,000 $25,000,000 $25,000,000 $20,000,000 $15,000,000 $10,000,000 $5,000,000

CSAIL 2018-C14

Argentic Real Estate Finance LLC

Argentic Real Estate Finance LLC

Argentic Real Estate Finance LLC

Argentic Real Estate Finance LLC

Argentic Real Estate Finance LLC

Argentic Real Estate Finance LLC

Argentic Real Estate Finance LLC

Indian Hills Senior Community	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$18,350,000 $22,000,000 $11,000,000	CSAIL 2018-C14 WFCM 2018-C47 CSAIL 2018-C14
Holiday Inn FiDi	Note A-1-A Note A-2 Note A-3-A Note B	Non-Control Note Non-Control Note Non-Control Note Control Note	$27,025,000 $35,000,000 $25,000,000 $50,000,000	Ladder Capital Finance LLC or an affiliate WFCM 2018-C47 CSAIL 2018-C14 IGIS US Private Placement Real Estate Investment Trust No. 228
2020 Fifth Avenue	Note A-1 Note A-2	Control Note Non-Control Note	$24,000,000 $24,000,000	CSAIL 2018-C14 BANK 2018-BNK15(2)

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
20 Times Square

Note A-1-A

Note A-2-A-2

Note A-1-B

Note A-1-C

Note A-2-C-2-B

Note A-2-A-1

Note A-2-A-3

Note A-2-A-4

Note A-2-A-5

Note A-2-A-6

Note A-2-B-1

Note A-2-B-2

Note A-2-B-3

Note A-2-B-4

Note A-2-C-1

Note A-2-C-2-A

Note A-B-1

Note A-B-2

Note A-B-3

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Control Note

Non-Control Note

Non-Control Note

$32,500,000

$25,000,000

$49,100,000

$4,700,000

$3,700,000

$30,000,000

$20,000,000

$10,000,000

$10,000,000

$5,000,000

$16,000,000

$16,000,000

$16,000,000

$16,000,000

$7,350,000

$3,650,000

$242,500,000

$206,900,000

$35,600,000

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

UBS 2018-C11

UBS 2018-C11

UBS 2018-C12

UBS 2018-C12

UBS 2018-C12

CSAIL 2018-CX12

CSAIL 2018-CX12

CSAIL 2018-CX12

CSAIL 2018-CX12

CSAIL 2018-C14

CSAIL 2018-C14

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

Hilton Clearwater Beach Resort & Spa	Note A-1 Note A-2 Note A-3-1 Note A-3-2	Control Note Non-Control Note Non-Control Note Non-Control Note	$59,471,695 $36,178,614 $26,266,665 $9,911,949	CSAIL 2018-CX11 CSAIL 2018-CX12 CSAIL 2018-CX12 CSAIL 2018-C14

(1)	The lender provides no assurances that any non-securitized notes will not be split further.

(2)	The BANK 2018-BNK15 securitization is expected to close on or about November 29, 2018.

The tables titled “Whole Loan Summary” and “Non-Serviced Whole Loans” in “Summary of Terms” provides certain information with respect to Mortgage Loans that have corresponding Companion Loans.

Set forth below is the identity of the initial Non-Serviced Directing Holder (or equivalent entity) for each Non-Serviced Whole Loan, the securitization trust or other entity holding the Control Note in such Non-Serviced Whole Loan and the related Non-Serviced PSA under which it is being serviced.

Non-Serviced Whole Loans

Whole Loan	Non-Serviced PSA	Controlling Noteholder	Initial Directing Holder(1)(2)
Prudential-Digital Realty Portfolio	BANK 2018-BNK14	BANK 2018-BNK14	RREF III Debt AIV, LP
Holiday Inn FiDi	(3)	(4)	(4)

20 Times Square	20 Times Square Trust 2018-20TS	20 Times Square Trust 2018-20TS	PGIM, Inc.

Hilton Clearwater Beach Resort & Spa	CSAIL 2018-CX11	CSAIL 2018-CX11	Argentic Securities Income USA LLC

(1)	Or an equivalent entity.

(2)	As of the closing date of the related securitization.

(3)	The Holiday Inn FiDi Whole Loan is currently being serviced under the WFCM 2018-C47 PSA. After the securitization of the related Pari Passu Companion Loan evidenced by Note A-1-A, the related Whole Loan will be serviced under (and by the service provider parties under) the related pooling and servicing agreement for that securitization transaction. It is anticipated that Note A-1-A will be included in the CGCMT 2018-C6 transaction, which is not scheduled to close until December 11, 2018.

(4)	IGIS US Private Placement Real Estate Investment Trust No. 228, as holder of the Subordinate Companion Loan, is currently the directing holder for the Holiday Inn FiDi Whole Loan. However, during the continuance of a Holiday Inn FiDi Control Appraisal Period, the holder of the related Note A-1-A or its representative will be the directing holder for the Holiday Inn FiDi Whole Loan.

“20 Times Square Trust 2018-20TS TSA ” means the trust and servicing agreement governing the servicing of the 20 Times Square Whole Loan.

“AB Whole Loan” means each of the Serviced AB Whole Loans and the Non-Serviced AB Whole Loans.

“BANK 2018-BNK14 PSA” means the pooling and servicing agreement governing the servicing of the Prudential – Digital Realty Portfolio Whole Loan.

“CSAIL 2018-CX11 PSA” means the pooling and servicing agreement governing the servicing of the Hilton Clearwater Beach Resort & Spa Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced companion loan securities.

“Control Appraisal Period” means, with respect to the Holiday Inn FiDi Whole Loan, a Holiday Inn FiDi Control Appraisal Period.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement or the note held by the “Controlling Noteholder” as specified in the related Intercreditor Agreement.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table above titled “Whole Loan Control Notes and Non-Control Notes”.

“Future Holiday Inn FiDi PSA” means the pooling and servicing agreement governing the servicing of the Holiday Inn FiDi Whole Loan following the securitization of the related Pari Passu Companion Loan identified as Note A-1-A.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table above titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table above titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Non-Serviced Whole Loan that partially consists of one or more Subordinate Companion Loans.

“Non-Serviced Certificate Administrator” means with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the related Mortgage Loan.

“Non-Serviced Directing Holder” means with respect to each Non-Serviced Whole Loan, the directing holder (or its equivalent) under the related Non-Serviced PSA and the related Non-Serviced Intercreditor Agreement.

“Non-Serviced Intercreditor Agreement” means, with respect to each Non-Serviced Whole Loan, the related Intercreditor Agreement governing the rights of the holders of the related Mortgage Loan and the related Non-Serviced Companion Loans.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each Mortgage Loan that is part of a Non-Serviced Whole Loan.

“Non-Serviced Pari Passu Mortgage Loan” means each Mortgage Loan that is part of a Non-Serviced Whole Loan with no related Subordinate Companion Loans.

“Non-Serviced Pari Passu Whole Loan” means each Non-Serviced Whole Loan that does not consist of any Subordinate Companion Loans.

“Non-Serviced PSA” means each pooling and servicing agreement or trust and servicing agreement governing the servicing of a Non-Serviced Whole Loan, as indicated in the chart above titled “Non-Serviced Whole Loans” governing the servicing of a Non-Serviced Whole Loan and, in the case of a Servicing Shift Whole Loan after the related Servicing Shift Securitization Date, the related Servicing Shift PSA, and in the case of the Holiday Inn FiDi Whole Loan after the securitization of the related Pari Passu Companion Loan identified as Note A-1-A, the Future Holiday Inn FiDi PSA.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means each of the Holiday Inn FiDi Subordinate Companion Loan and the 20 Times Square Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means (i) each of the Whole Loans in the chart titled “Non-Serviced Whole Loans” in “Summary of Terms” and (ii) a Servicing Shift Whole Loan following the related Servicing Shift Securitization Date.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced AB Whole Loan” means any Serviced Whole Loan that partially consists of one or more Subordinate Companion Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Companion Loan Holder” means the holder of a Serviced Companion Loan.

“Serviced Mortgage Loan” means each Mortgage Loan that is not a Non-Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the related Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan that is part of a Serviced Whole Loan with no related Subordinate Companion Loans.

“Serviced Pari Passu Whole Loan” means each Serviced Whole Loan that does not consist of any Subordinate Companion Loans.

“Serviced Whole Loan” means each of the (i) Georgetown Squared & Seattle Design Center Whole Loan, (ii) the Continental Towers Whole Loan, (iii) the Lafayette Park Whole Loan, (iv) the Indian Hills Senior Community Whole Loan, (v) the 2020 Fifth Avenue Whole Loan and (vi) a Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date.

“Servicing Shift Mortgage Loan” means the Sheraton Grand Nashville Downtown Mortgage Loan.

“Servicing Shift PSA” means the Sheraton Grand Nashville Downtown PSA.

“Servicing Shift Securitization Date” means with respect to a Servicing Shift Whole Loan, the date on which the related controlling Pari Passu Companion Loan is securitized.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related controlling Pari Passu Companion Loan on and after the Servicing Shift Securitization Date.

“Serviced Subordinate Companion Loan” means The Greystone Subordinate Companion Loan.

“Sheraton Grand Nashville Downtown PSA” means the pooling and servicing agreement governing the servicing of the Sheraton Grand Nashville Downtown Whole Loan following the related Servicing Shift Securitization Date.

“Subordinate Companion Loan” means each of the Serviced Subordinate Companion Loans and the Non-Serviced Subordinate Companion Loans.

“WFCM 2018-C47 PSA” means the pooling and servicing agreement governing the servicing of the Holiday Inn FiDi Whole Loan prior to the securitization of the controlling Pari Passu Companion Loan.

See “Risk Factors— Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders”.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a P&I advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the Servicing Shift Securitization Date.

Intercreditor Agreement. The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in some cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain fees, costs and expenses (such as a pro rata share of any Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Control Rights with respect to Serviced Pari Passu Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the issuing entity, and the Directing Certificateholder will have certain consent rights (if no Control Termination Event is continuing) and consultation rights (during a Control Termination Event, but while no Consultation Termination Event is continuing) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Control Rights with respect to the Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each such Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the operating advisor, following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain non-binding consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation rights, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (provided that such consent is not required from such Non-Controlling Holder if it is a borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Companion Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Serviced AB Whole Loan

The Greystone Whole Loan

General

The Greystone Mortgage Loan (5.5%), is part of the Greystone Whole Loan (as defined below) comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Greystone Mortgaged Property”).

The Greystone Whole Loan is evidenced by two senior pari passu notes, Note A-1 (the “Greystone Mortgage Loan”) with a principal balance as of the Cut-off Date of $42,000,000 and Note A-2 (the “Greystone Pari Passu Companion Loan”) with a principal balance as of the Cut-off Date of $10,000,000 and a subordinate companion loan evidenced by Note B with a principal balance as of the Cut-off Date of $43,000,000 (the “Greystone Subordinate Companion Loan”). The Greystone Subordinate Companion Loan is currently held by Violet Protected Asset SPC acting for the account of VPA 11 Segregated Portfolio. The Greystone Mortgage Loan, the Greystone Pari Passu Companion Loan and the Greystone Subordinate Companion Loan are collectively referred to in this prospectus as the “Greystone Whole Loan”.

The holders of the Greystone Whole Loan (the “Greystone Noteholders”) entered into a co-lender agreement, prior to the Closing Date (the “Greystone Intercreditor Agreement”), which will govern their respective rights and obligations and the allocation of payments to each Greystone Noteholder to the extent set forth in the Greystone Intercreditor Agreement.

Servicing

The Master Servicer and the Special Servicer will service and administer the Greystone Whole Loan pursuant to the Pooling and Servicing Agreement and the Mortgage Loan Documents, for so long as the Greystone Mortgage Loan is an asset of the Trust. The Master Servicer and/or Special Servicer may not enter into any amendment, modification or extension of the Greystone Whole Loan or any Mortgage Loan Document that would constitute a Major Decision, without the consent (or deemed consent) of the holder of the Greystone Subordinate Companion Loan (provided that no Greystone Control Appraisal Period exists). Prior to the occurrence and continuation of a Greystone Control Appraisal Period, the holder of the Greystone Subordinate Companion Loan will have the right to replace the Special Servicer with respect to the Greystone Whole Loan upon at least ten (10) Business Days’ prior notice to the Special Servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

Application of Payments

Pursuant to the Greystone Intercreditor Agreement, except after the occurrence and during the continuance of (i) an event of default with respect to an obligation to pay money due under the Greystone Whole Loan, (ii) any other event of default that causes the Greystone Whole Loan to become a specially serviced mortgage loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case; provided that the holder of the Greystone Subordinate Companion Loan has not exercised its cure rights under the Greystone Intercreditor Agreement (each of clauses (i)-(iii), a “Sequential Pay Event”), amounts tendered by the related borrower or otherwise available for payment on the Greystone Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses, including, but not limited to fees and expenses due to the Master Servicer or the Special Servicer and reimbursement for Advances) will be applied in the following order:

First, to the holders of the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan, on a pro rata and pari passu basis, in the amount equal to the accrued and unpaid interest on the outstanding principal of such notes at their interest rate (net of the Servicing Fee Rate);

Second, to the holders of the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to their respective percentage interests of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to the applicable monthly payment date;

Third, to the holders of the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder;

Fourth, to the extent the holder of the Greystone Subordinate Companion Loan has made any payments or advances in the exercise of its cure rights under the Greystone Intercreditor Agreement, to reimburse such holder for such cure payments;

Fifth, to the holder of the Greystone Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Greystone Subordinate Companion Loan at its interest rate (net of the Servicing Fee Rate);

Sixth, to the holder of the Greystone Subordinate Companion Loan in an amount equal to its percentage interest in the Greystone Whole Loan of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such applicable monthly payment date;

Seventh, to the holder of the Greystone Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder;

Eighth, any prepayment premium, to the extent paid by the related borrower, to the holders of the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan in an amount up to its respective pro rata interests, based on the product of (i) their respective percentage interests in the Greystone Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the Greystone Whole Loan;

Ninth, any prepayment premium, to the extent paid by the related borrower, to the holder of the Greystone Subordinate Companion Loan in an amount up to its pro rata interest, based on the product of (i) its percentage interest in the Greystone Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the Greystone Whole Loan;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Greystone Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout, the principal balance of the Greystone Subordinate Companion Loan has been reduced, such excess amount to the holder of the Greystone Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Greystone Subordinate Companion Loan as a result of such workout, plus interest on such amount at the Greystone Subordinate Companion Loan interest rate;

Eleventh, to the extent default interest, late fees, assumption or transfer fees actually paid by the Mortgage Borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to compensate the Master Servicer and Special Servicer, to the holders of the Greystone Mortgage Loan, the Greystone Pari Passu Companion Loan and the Greystone Subordinate Companion Loan, pro rata, based on their respective percentage interest in the Greystone Whole Loan, any such default interest, late fees, assumption or transfer fees; and

Twelfth, if any excess amount is available to be distributed in respect of the Greystone Whole Loan, and not otherwise applied in accordance with clauses first through eleventh, any remaining amount is required to be paid pro rata to the holders of the Greystone Mortgage Loan, the Greystone Pari Passu Companion Loan and the Greystone Subordinate Companion Loan in accordance with their respective initial percentage interests in the Greystone Whole Loan.

Following the occurrence and during the continuation of an Sequential Pay Event, after payment of all amounts for required reserves or escrows required by any Mortgage Loan Documents and amounts then payable or reimbursable under the Pooling and Servicing Agreement to the Master Servicer, Special Servicer, Certificate Administrator or Trustee, payments and proceeds with respect to the Greystone Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

First, to the holders of the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their interest rate (net of the Servicing Fee Rate);

Second, to the holders of the Greystone Mortgage Loan and the Greystone Pari Passu Companion, on a pro rata and pari passu basis, until their respective principal balances have been reduced to zero;

Third, to the holders of the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder;

Fourth, to the extent the holder of the Greystone Subordinate Companion Loan has made any payments or advances in the exercise of its cure rights under the Greystone Intercreditor Agreement, to reimburse such holder for all such cure payments;

Fifth, to the holder of the Greystone Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Greystone Subordinate Companion Loan at its interest rate (net of the Servicing Fee Rate);

Sixth, to the holder of the Greystone Subordinate Companion Loan in an amount equal to its percentage interest of principal payments received, if any, with respect to such applicable monthly payment date, until its principal balance has been reduced to zero;

Seventh, to the holder of the Greystone Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder;

Eighth, any prepayment premium, to the extent paid by the related borrower, to the holder of the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan in an amount up to their respective pro rata interests, based on the product of (i) the applicable note’s percentage interest of the Greystone Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the Greystone Whole Loan;

Ninth, any prepayment premium, to the extent paid by the related borrower, to the holder of the Greystone Subordinate Companion Loan in an amount up to its pro rata interest in the Greystone Whole Loan, calculated as (i) its percentage interest in the Greystone Whole Loan multiplied by (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the Greystone Whole Loan;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Greystone Whole Loan or the Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout, the principal balance of the Greystone Subordinate Companion Loan has been reduced, to the holder of the Greystone Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of Note B as a result of such workout, plus interest on such amount at the applicable interest rate;

Eleventh, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to compensate the Master Servicer or Special Servicer, to the holders of the

Greystone Mortgage Loan, Greystone Pari Passu Companion Loan and Greystone Subordinate Companion Loan, pro rata, based on their respective initial percentage interests in the Greystone Whole Loan, any such default interest, late fees, assumption or transfer fees; and

Twelfth, if any excess amount is available to be distributed in respect of the Greystone Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount is required to be paid pro rata to the holders of the Greystone Mortgage Loan, Greystone Pari Passu Companion Loan and the Greystone Subordinate Companion Loan, based on their respective initial percentage interests in the Greystone Whole Loan.

The Directing Holder

The Greystone Directing Holder. The controlling noteholder (the “Greystone Directing Holder”) under the Greystone Intercreditor Agreement, as of any date of determination, is:

●	initially, the holder of the Greystone Subordinate Companion Loan; and

●	if a Greystone Control Appraisal Period (as defined below) has occurred and is continuing, the holder of the Greystone Mortgage Loan.

At any time that the holder of the Greystone Mortgage Loan is the Greystone Directing Holder, the rights of the Greystone Directing Holder may be exercised by the holders of the majority of the class of securities designated as the “controlling class” to the extent provided in the PSA.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Greystone Whole Loan that results in a monetary Mortgage Loan Event of Default or the related borrower otherwise defaults with respect to the Greystone Whole Loan, the holder of the Greystone Subordinate Companion Loan will have the right to cure any such Mortgage Loan Event of Default subject to certain limitations set forth in the Greystone Intercreditor Agreement. The holder of the Greystone Subordinate Companion Loan will be limited to six (6) cures related to monetary defaults in a 12-month period, but in no event more than twelve (12) cures of monetary defaults over the life of the Greystone Whole Loan, and six (6) cures related to non-monetary defaults over the life of the Greystone Whole Loan. So long as the holder of the Greystone Subordinate Companion Loan is permitted to exercise a cure right with respect to an event of default and is diligently and expeditiously prosecuting such cure under the Greystone Intercreditor Agreement, neither the Master Servicer nor the Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Greystone Whole Loan to special servicing or exercising remedies.

Consultation and Consent

Prior to the occurrence and continuation of a Greystone Control Appraisal Period, if any consent, modification, amendment or waiver under, or other action in respect of, the Greystone Whole Loan or the Mortgage Loan Documents that would constitute a Major Decision has been requested or proposed, at least ten (10) Business Days prior to taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), the holder of the Greystone Mortgage Loan (or Master Servicer and/or Special Servicer) is required to request the written consent of the holder of the Greystone Subordinate Companion Loan (or the representative it has appointed to act on its behalf) before implementing a decision with respect to such Major Decision. If the holder of the Greystone Subordinate Companion Loan (or the representative it has appointed to act on its behalf) fails to respond to the holder of the Greystone Mortgage Loan (or Master Servicer and/or Special Servicer) with respect to any such proposed action within ten (10) Business Days after receipt of such notice, the holder of the Greystone Subordinate Companion Loan(or the representative it has appointed to act on its behalf) will have no further consent rights with respect to such action.

During the continuation of a Greystone Control Appraisal Period, the holder of the Greystone Mortgage Loan (or the Master Servicer acting on its behalf) will be required: (i) to provide copies of any notice, information and report that it is required to provide to the Directing Holder pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Greystone Whole Loan, to the holder of the Greystone Pari Passu Companion Loan (or if the Greystone Pari Passu Companion Loan is held in a securitization, the controlling class representative, or the equivalent, of such securitization), within the same time frame it is required to provide to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder under the Pooling and Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event); and (ii) to consult with the holder of the Greystone Pari Passu Companion Loan (or if the Greystone Pari Passu Companion Loan is held in a securitization, the controlling class representative, or the equivalent, of such securitization) on a strictly non-binding basis, to the extent having received such notices, information and reports, the holder of the Greystone Pari Passu Companion Loan (or if the Greystone Pari Passu Companion Loan is held in a securitization, the controlling class representative, or the equivalent, of such securitization) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Greystone Whole Loan, and consider alternative actions recommended by the holder of the Greystone Pari Passu Companion Loan (or if the Greystone Pari Passu Companion Loan is held in a securitization, the controlling class representative, or the equivalent, of such securitization); provided that after the expiration of a period of ten (10) Business Days from the delivery to the holder of the Greystone Pari Passu Companion Loan (or if the Greystone Pari Passu Companion Loan is held in a securitization, the controlling class representative, or the equivalent, of such securitization) by the holder of the Greystone Mortgage Loan of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Directing Holder, the holder of the Greystone Mortgage Loan (or the Master Servicer acting on its behalf) will no longer be obligated to consult with the holder of the Greystone Pari Passu Companion Loan (or if the Greystone Pari Passu Companion Loan is held in a securitization, the Directing Holder, or the equivalent, of such securitization), whether or not the holder of the Greystone Pari Passu Companion Loan (or if the Greystone Pari Passu Companion Loan is held in a securitization, the controlling class representative, or the equivalent, of such securitization) have responded within such ten (10) Business Day period (unless the holder of the Greystone Mortgage Loan (or the Master Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“Greystone Control Appraisal Period” means any period, with respect to the Greystone Whole Loan, if and for so long as: (a) (1) the initial principal balance of the Greystone Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Greystone Subordinate Companion Loan , (y) any Appraisal Reduction Amount for the Greystone Whole Loan that is allocated to the Greystone Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Greystone Whole Loan that are allocated to the Greystone Subordinate Companion Loan, plus (3) the Greystone Subordinate Companion Loan Threshold Event Collateral (as defined below) then held by the Master Servicer, is less than (b) twenty-five percent (25%) of the remainder of the (1) initial principal balance of the Greystone Subordinate Companion Loan less (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Greystone Subordinate Companion Loan.

Purchase Option

If an event of default with respect to the Greystone Whole Loan has occurred and is continuing, the holder of the Greystone Subordinate Companion Loan will have the option to purchase the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan in whole, but not in part, at a price generally equal to the sum, without duplication, of (a) the principal balances of the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan, (b) accrued and unpaid interest on the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan through the end of the related interest accrual period, (c) any other amounts due under the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, servicing advances payable or reimbursable to the Master Servicer or Special Servicer, and earned and unreimbursed special servicing fees), (e) any accrued and unpaid interest on advances, (f) any liquidation fees or workout fees payable under the Pooling and Servicing Agreement, if (i) the related borrower or a borrower related party is the purchaser or (ii) if the Greystone Whole Loan is purchased after 90 days after such option first becomes exercisable pursuant to the Greystone Intercreditor Agreement and (g) certain additional amounts to the extent provided for in the Greystone Intercreditor Agreement. Notwithstanding the foregoing, the purchase price will include prepayment premiums, default interest, late fees, exit fees and any other similar fees if the purchaser is the related borrower or borrower related party.

Posting of Collateral

The Greystone Intercreditor Agreement provides that the holder of the Greystone Subordinate Companion Loan is entitled to avoid a Greystone Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the Greystone Mortgage Loan and the Greystone Pari Passu Companion Loan, and acceptable to the Master Servicer or Special Servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Greystone Intercreditor Agreement (either (x) or (y), the (“Greystone Subordinate Companion Loan Threshold Event Collateral”), and (ii) the Note B Threshold Event Collateral is in an amount that, when added to the appraised value of the related Mortgaged Property as determined pursuant to the Pooling and Servicing Agreement, would cause the applicable Greystone Control Appraisal Period not to exist.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make P&I advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement. The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, to any sale by a securitization trust).

Certain losses, liabilities, claims, costs and expenses (such as unreimbursed special servicing fee or servicing advance) incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Control Rights. With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder (or equivalent party) under the related Non-Serviced PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and non-binding consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the issuing entity, and the Directing Certificateholder, if no Control Termination Event is continuing, will be entitled to exercise the consent and/or consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced

Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The custodian under the Non-Serviced PSA is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the related securitization trust (the “Non-Serviced Securitization Trust”), such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The Holiday Inn FiDi Whole Loan

General

The Holiday Inn FiDi Mortgage Loan (3.2%) is part of a Whole Loan comprised of three (3) senior promissory notes and one (1) subordinate promissory note, each of which is secured by the same mortgage instrument on the same Mortgaged Property (the “Holiday Inn FiDi Mortgaged Property”), with an aggregate initial principal balance of $137,025,000. One such senior promissory note, Note A-3-A, with an aggregate initial principal balance of $25,000,000 (the “Holiday Inn FiDi Mortgage Loan”), will be deposited into this securitization.

The Holiday Inn FiDi Whole Loan (as defined below), is evidenced by (i) the Holiday Inn FiDi Mortgage Loan, (ii) one (1) senior promissory note designated as Note A-1-A, with an initial principal balance of $27,025,000, which is currently held by Ladder Capital Finance LLC or an affiliate, (iii) one (1) senior promissory note designated as Note A-2, with an initial principal balance of $35,000,000, which has been contributed to the WFCM 2018-C47 securitization transaction (the promissory notes described in clauses (ii) and (iii) are referred to in this prospectus as the “Holiday Inn FiDi Pari Passu Companion Loans” and are pari passu in right of payment with the Holiday Inn FiDi Mortgage Loan), and (iv) one (1) subordinate promissory note with an initial principal balance of $50,000,000, which is currently held by IGIS US Private Placement Real Estate Investment Trust No. 228, is referred to in this prospectus as the “Holiday Inn FiDi Subordinate Companion Loan” and is generally subordinate in right of payment to the Holiday Inn FiDi Mortgage Loan and the Holiday Inn FiDi Pari Passu Companion Loans. The Holiday Inn FiDi Mortgage Loan and the Holiday Inn FiDi Pari Passu Companion Loans are collectively referred to in this prospectus as the “Holiday Inn FiDi Senior Loan,” and the Holiday Inn FiDi Pari Passu Companion Loans and the Holiday Inn FiDi Subordinate Companion Loan are collectively referred to in this prospectus as the “Holiday Inn FiDi Companion Loans.” The Holiday Inn FiDi Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Holiday Inn FiDi Whole Loan (the “Holiday Inn FiDi Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Holiday Inn FiDi Noteholder (such agreement, the “Holiday Inn FiDi Intercreditor Agreement”).

Servicing

Prior to the securitization of Note A-1-A, the Holiday Inn FiDi Whole Loan will be serviced pursuant to the WFCM 2018-C47 PSA by the master servicer and the special servicer thereunder, subject to the terms of the Holiday Inn FiDi Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. On and after the securitization of Note A-1-A, the Holiday Inn FiDi Whole Loan will be serviced pursuant to the pooling and servicing agreement governing the securitization that includes Note A-1-A (the “Future Holiday Inn FiDi PSA”) by the master servicer and the special servicer thereunder, subject to the terms of the Holiday Inn FiDi Intercreditor Agreement. It is anticipated that the Holiday Inn FiDi Note A-1-A will be included in the CGCMT 2018-C6 transaction, as to which it is expected that Wells Fargo Bank, National Association will act as master servicer, Midland Loan Services, a Division of PNC Bank, National Association will act as special servicer and Wilmington Trust, National Association will act as trustee. However, that securitization transaction is not scheduled to close until December 11, 2018, circumstances may change and, in any event, the provisions of the CGCMT 2018-C6 pooling and servicing agreement have not been finalized.

With respect to the Holiday Inn FiDi Whole Loan: (a) the WFCM 2018-C47 PSA (prior to the closing date for the securitization of Note A-1-A) and the Future Holiday Inn FiDi PSA (on and after the closing date for the securitization of Note A-1-A) are, collectively and each individually, referred to in this prospectus as the “Holiday Inn FiDi PSA”; and (b) the master servicer, the special servicer and the trustee under the Holiday Inn FiDi PSA are referred to in this prospectus as the “Holiday Inn FiDi Servicer”, the “Holiday Inn FiDi Special Servicer” and the “Holiday Inn FiDi Trustee”, respectively.

Prior to the occurrence and continuance of a Holiday Inn FiDi Control Appraisal Period (as defined below), the holder of the note evidencing the Holiday Inn FiDi Subordinate Companion Loan (the “Holiday Inn FiDi Subordinate Companion Loan Noteholder”) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Holiday Inn FiDi Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Holiday Inn FiDi Intercreditor Agreement, the Holiday Inn FiDi Subordinate Companion Loan Noteholder will have the right to cure certain defaults by the related borrower and purchase the Holiday Inn FiDi Senior Loan, as more fully described below.

Application of Payments

Pursuant to the Holiday Inn FiDi Intercreditor Agreement, prior to the occurrence and continuance of (i) any event of default with respect to an obligation to pay money due under the Holiday Inn FiDi Whole Loan, (ii) any other event of default which causes the Holiday Inn FiDi Whole Loan to become specially serviced or (iii) any bankruptcy or insolvency event that constitutes an event of default (each, a “Holiday Inn FiDi Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the Holiday Inn FiDi Controlling Holder or the default cure period has not yet expired and the Holiday Inn FiDi Controlling Holder is diligently exercising its cure rights under the Holiday Inn FiDi Intercreditor Agreement), after payment of amounts for required reserves or escrows required by the related loan documents and amounts payable or reimbursable with respect to the Holiday Inn FiDi Whole Loan under the Holiday Inn FiDi PSA to the master servicer, the special servicer, the operating advisor, the certificate administrator or the trustee thereunder, payments and proceeds received with respect to the Holiday Inn FiDi Whole Loan will generally be applied in the following order:

●	First, to the holders of the Holiday Inn FiDi Senior Loan, on a pro rata and pari passu basis, in an amount equal to the aggregate accrued and unpaid interest then due and payable on the outstanding principal of their respective notes at their respective net interest rates;

●	Second, to the holders of the Holiday Inn FiDi Senior Loan, on a pro rata and pari passu basis, in an amount equal to their aggregate percentage interest of principal payments received, if any, with respect to the applicable monthly payment date with respect to the Holiday Inn FiDi Whole Loan (including any monthly debt service payment amount);

●	Third, to the holders of the Holiday Inn FiDi Senior Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by or on behalf of such holders of the Holiday Inn FiDi Senior Loan including any recovered costs not previously reimbursed to such holders with respect to the Holiday Inn FiDi Whole Loan pursuant to the Holiday Inn FiDi Intercreditor Agreement or the Holiday Inn FiDi PSA;

●	Fourth, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal of its note at its net interest rate;

●	Fifth, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder in an amount equal to its percentage interest of principal payments received, if any, with respect to the applicable monthly payment date with respect to the Holiday Inn FiDi Whole Loan (including any monthly debt service payment amount);

●	Sixth, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder up to the amount of any unreimbursed costs and expenses paid by or on behalf of the Holiday Inn FiDi Subordinate Companion Loan Noteholder including, to the extent the Holiday Inn FiDi Subordinate Companion Loan Noteholder has made any payments or advances to cure defaults pursuant to the Holiday Inn

FiDi Intercreditor Agreement, to reimburse the Holiday Inn FiDi Subordinate Companion Loan Noteholder for all such cure payments;

●	Seventh, to the holders of the Holiday Inn FiDi Senior Loan, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the related borrower, in an amount up to their pro rata interest therein, based on the product of the aggregate percentage interest of their notes multiplied by the relative spread of each respective note;

●	Eighth, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder, any prepayment premium, to the extent paid by the related borrower, in an amount up to its pro rata interest therein, based on the product of the percentage interest of its note multiplied by the relative spread of such note;

●	Ninth, to the holders of the Holiday Inn FiDi Senior Loan, on a pro rata and pari passu basis, in an amount up to their pro rata interest (based on the aggregate percentage interest of their notes) in any default interest, to the extent paid by the related borrower;

●	Tenth, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder, in an amount up to its pro rata interest (based on the percentage interest of its note) in any default interest, to the extent paid by the related borrower;

●	Eleventh, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder, if the proceeds of any foreclosure sale or any liquidation of the Holiday Inn FiDi Whole Loan or the Holiday Inn FiDi Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first) through (tenth) and, as a result of a workout, the principal balance of the Holiday Inn FiDi Subordinate Companion Loan has been reduced, in an amount up to the reduction, if any, of the principal balance of the Holiday Inn FiDi Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	Twelfth, to the Holiday Inn FiDi Noteholders, pro rata based on their respective percentage interests, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Holiday Inn FiDi Intercreditor Agreement or the Holiday Inn FiDi PSA, including, without limitation, to compensate a master servicer or special servicer under the Holiday Inn FiDi Intercreditor Agreement or the Holiday Inn FiDi PSA, any such assumption or transfer fees, to the extent actually paid by the related borrower; and

●	Thirteenth, if any excess amount is available to be distributed in respect of the Holiday Inn FiDi Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first) through (twelfth), any remaining amount is required to be paid pro rata to the Holiday Inn FiDi Noteholders, based on their respective initial percentage interests.

Following the occurrence and during the continuance of a Holiday Inn FiDi Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the related loan documents and amounts then payable or reimbursable under the Holiday Inn FiDi PSA to the master servicer, the special servicer, the operating advisor, the certificate administrator or the trustee thereunder, payments and proceeds with respect to the Holiday Inn FiDi Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	First, to the holders of the Holiday Inn FiDi Senior Loan, on a pro rata and pari passu basis, in an amount equal to the aggregate accrued and unpaid interest then due and payable on the outstanding principal of their respective notes at their respective net interest rates;

●	Second, to the holders of the Holiday Inn FiDi Senior Loan, on a pro rata and pari passu basis, in an amount equal to the aggregate of their respective principal balances, until their respective principal balances have been reduced to zero;

●	Third, to the holders of the Holiday Inn FiDi Senior Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by or on behalf of such holders of the Holiday

Inn FiDi Senior Loan including any recovered costs not previously reimbursed to such holders with respect to the Holiday Inn FiDi Whole Loan pursuant to the Holiday Inn FiDi Intercreditor Agreement or the Holiday Inn FiDi PSA;

●	Fourth, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal of its note at its net interest rate;

●	Fifth, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder in an amount equal to its percentage interest of principal payments received, if any, with respect to the applicable monthly payment date with respect to the Holiday Inn FiDi Whole Loan, until the principal balance of the Holiday Inn FiDi Subordinate Companion Loan has been reduced to zero;

●	Sixth, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder up to the amount of any unreimbursed costs and expenses paid by or on behalf of the Holiday Inn FiDi Subordinate Companion Loan Noteholder including, to the extent the Holiday Inn FiDi Subordinate Companion Loan Noteholder has made any payments or advances to cure defaults pursuant to the Holiday Inn FiDi Intercreditor Agreement, to reimburse the Holiday Inn FiDi Subordinate Companion Loan Noteholder for all such cure payments;

●	Seventh, to the holders of the Holiday Inn FiDi Senior Loan, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the related borrower, in an amount up to their pro rata interest therein, based on the product of the aggregate percentage interest of their notes multiplied by the relative spread of each respective note;

●	Eighth, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder, any prepayment premium, to the extent paid by the related borrower, in an amount up to its pro rata interest therein, based on the product of the percentage interest of its note multiplied by the relative spread of such note;

●	Ninth, to the holders of the Holiday Inn FiDi Senior Loan, on a pro rata and pari passu basis, in an amount up to their pro rata interest (based on the aggregate percentage interest of their notes) in any default interest, to the extent paid by the related borrower;

●	Tenth, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder, in an amount up to its pro rata interest (based on the percentage interest of its note) in any default interest, to the extent paid by the related borrower;

●	Eleventh, to the Holiday Inn FiDi Subordinate Companion Loan Noteholder, if the proceeds of any foreclosure sale or any liquidation of the Holiday Inn FiDi Whole Loan or the Holiday Inn FiDi Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first) through (tenth) and, as a result of a workout, the principal balance of the Holiday Inn FiDi Subordinate Companion Loan has been reduced, in an amount up to the reduction, if any, of the principal balance of the Holiday Inn FiDi Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	Twelfth, to the Holiday Inn FiDi Noteholders, pro rata based on their respective percentage interests, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Holiday Inn FiDi Intercreditor Agreement or the Holiday Inn FiDi PSA, including, without limitation, to compensate a master servicer or special servicer under the Holiday Inn FiDi Intercreditor Agreement or the Holiday Inn FiDi PSA, any such assumption or transfer fees, to the extent actually paid by the related borrower; and

●	Thirteenth, if any excess amount is available to be distributed in respect of the Holiday Inn FiDi Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first) through (twelfth), any remaining amount is required to be paid pro rata to the Holiday Inn FiDi Noteholders, based on their respective initial percentage interests.

Subject to the consent rights of the Holiday Inn FiDi Controlling Holder with respect to Holiday Inn FiDi Major Decisions, if the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, in connection with a workout of the Holiday Inn FiDi Whole Loan modifies the terms thereof such that (i) the unpaid principal balance of the Holiday Inn FiDi Whole Loan is decreased, (ii) the interest rate or scheduled amortization payments on the Holiday Inn FiDi Whole Loan are reduced, (iii) payments of interest or principal on the Holiday Inn FiDi Whole Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the interest rate or increase in scheduled amortization payments) is made to any of the terms of the Holiday Inn FiDi Whole Loan (other than an extension of the Holiday Inn FiDi Whole Loan maturity date), all payments with respect to the Holiday Inn FiDi Senior Loan will be made as though such workout did not occur, with the payment terms of the Holiday Inn FiDi Senior Loan remaining the same as they are on the date of the Holiday Inn FiDi Intercreditor Agreement, the Holiday Inn FiDi Subordinate Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Holiday Inn FiDi Whole Loan attributable to such workout (up to the amount otherwise due on the Holiday Inn FiDi Subordinate Companion Loan). Subject to the Holiday Inn FiDi Intercreditor Agreement and the Holiday Inn FiDi PSA, in the case of any modification or amendment described above, the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, will have the sole authority and ability to revise the payment provisions set forth in the Holiday Inn FiDi Intercreditor Agreement described above in a manner that reflects the subordination of the Holiday Inn FiDi Subordinate Companion Loan to the Holiday Inn FiDi Senior Loan with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the aggregate percentage interest of the Holiday Inn FiDi Senior Loan and to reduce the percentage interest of the Holiday Inn FiDi Subordinate Companion Loan in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the interest rate on the Holiday Inn FiDi Senior Loan and the Holiday Inn FiDi Subordinate Companion Loan, as applicable, in order to reflect a reduction in the interest rate of the Holiday Inn FiDi Whole Loan but will not be permitted to change the order of the clauses set forth in the payment waterfalls described above. Notwithstanding the foregoing, if any workout, modification or amendment of the Holiday Inn FiDi Whole Loan extends the original maturity date of the Holiday Inn FiDi Whole Loan, for purposes of this paragraph, the balloon payment will be deemed not to be due on the original maturity date of the Holiday Inn FiDi Whole Loan but will be deemed due on the extended maturity date of the Holiday Inn FiDi Whole Loan.

Any losses, liabilities, claims, costs and expenses incurred in connection with the Holiday Inn FiDi Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the Holiday Inn FiDi Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Consultation and Control

Pursuant to the Holiday Inn FiDi Intercreditor Agreement, the Holiday Inn FiDi Controlling Holder will be entitled to exercise the rights and powers of the directing certificateholder (or equivalent entity) under the Holiday Inn FiDi PSA. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the Holiday Inn FiDi Intercreditor Agreement provides that if any consent, modification, amendment or waiver under or other action in respect of the Holiday Inn FiDi Whole Loan or the related loan documents (whether or not the Holiday Inn FiDi Whole Loan is being specially serviced) that would constitute a Major Decision (or the equivalent) under the Holiday Inn FiDi PSA (a “Holiday Inn FiDi Major Decision”) has been requested or proposed, at least ten (10) business days prior to taking action with respect to such Holiday Inn FiDi Major Decision (or making a determination not to take action with respect to such Holiday Inn FiDi Major Decision), the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, must request the written consent of the Holiday Inn FiDi Controlling Holder (or its representative) before implementing a decision with respect to such Holiday Inn FiDi Major Decision.

If the Holiday Inn FiDi Controlling Holder (or its representative) fails to respond to the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, with respect to any proposed Holiday Inn FiDi Major Decision within ten (10) business days after receipt of such notice, the Holiday Inn FiDi Controlling Holder (or its representative), as applicable, will have no further consent rights with respect to such action.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the Holiday Inn FiDi Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the applicable servicing standard, the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, may take actions with respect to such Mortgaged Property before obtaining the consent of the Holiday Inn FiDi Controlling Holder (or its representative) if the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, reasonably determines in accordance with the applicable servicing standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Holiday Inn FiDi Noteholders, and the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, has made a reasonable effort to contact the Holiday Inn FiDi Controlling Holder (or its representative). The foregoing will not relieve the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, of its duties to comply with the applicable servicing standard.

Notwithstanding the foregoing, the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, may not follow any advice or consultation provided by the Holiday Inn FiDi Controlling Holder (or its representative) that would require or cause the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, to violate provisions of the Holiday Inn FiDi Intercreditor Agreement or the Holiday Inn FiDi PSA, require or cause the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, to violate the terms of the Holiday Inn FiDi Whole Loan, or materially expand the scope of the responsibilities of Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, under the Holiday Inn FiDi Intercreditor Agreement.

The WFCM 2018-C47 PSA provides, and pursuant to the terms of the Holiday Inn FiDi Intercreditor Agreement, the Future Holiday Inn FiDi PSA is required to provide, to the effect that, after the occurrence of and during the continuance of a Holiday Inn FiDi Control Appraisal Period, the holder of the Holiday Inn FiDi Mortgage Loan (or its representative which, at any time that the Holiday Inn FiDi Mortgage Loan is included in this securitization, may be the Directing Certificateholder or any other party entitled to exercise the rights of the holder of the Holiday Inn FiDi Mortgage Loan, as and to the extent provided in the PSA) will (i) have the right to receive copies of all notices, information and reports that the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, is required to provide to the controlling class representative (or, in the case of the WFCM 2018-C47 PSA, the controlling class certificateholder) under the Holiday Inn FiDi PSA with respect to any Holiday Inn FiDi Major Decision or the implementation of any recommended action outlined in an asset status report relating to the Holiday Inn FiDi Whole Loan (within the same time frame such notices, information and reports are or would have been required to be provided to the controlling class representative (or in the case of the WFCM 2018-C47 PSA, the controlling class certificateholder) under the Holiday Inn FiDi PSA without regard to the occurrence and continuance of a control termination event or occurrence of a consultation termination event) and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Holiday Inn FiDi Mortgage Loan (or its representative) requests consultation with respect to any such Holiday Inn FiDi Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the Holiday Inn FiDi Whole Loan. The consultation rights of the holder of the Holiday Inn FiDi Mortgage Loan (or its representative) will expire ten (10) business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Holiday Inn FiDi Mortgage Loan (or its representative) has responded within such period; provided that if the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights described above, the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, is permitted to make any Holiday Inn FiDi Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect thereto is necessary to protect the interests of the Holiday Inn FiDi Noteholders. In no event will the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer be obligated at any time to follow or take any alternative actions recommended by the holder of the Holiday Inn FiDi Mortgage Loan

(or its representative). The holder of the Holiday Inn FiDi Pari Passu Companion Loan evidenced by Note A-2 will have similar rights to those of the holder of the Holiday Inn FiDi Mortgage Loan described above in this paragraph.

In addition to the consultation rights of the respective holders of the Holiday Inn FiDi Mortgage Loan and the Holiday Inn FiDi Pari Passu Companion Loan evidenced by Note A-2 (or their respective representatives) described above, the WFCM 2018-C47 PSA provides, and pursuant to the terms of the Holiday Inn FiDi Intercreditor Agreement, the Future Holiday Inn FiDi PSA is required to provide, that such Holiday Inn FiDi Noteholders (or their respective representatives) will each have the right to attend (either telephonically or in person in the discretion of the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable) annual meetings with the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, at its offices, upon reasonable notice and at times reasonably acceptable to the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Holiday Inn FiDi Whole Loan.

The Holiday Inn FiDi Controlling Holder

Pursuant to the Holiday Inn FiDi Intercreditor Agreement, the controlling noteholder with respect to the Holiday Inn FiDi Whole Loan (the “Holiday Inn FiDi Controlling Holder”), as of any date of determination, will be:

●	the Holiday Inn FiDi Subordinate Companion Loan Noteholder, unless a Holiday Inn FiDi Control Appraisal Period has occurred and is continuing; and

●	if a Holiday Inn FiDi Control Appraisal Period has occurred and is continuing, the holder of promissory Note A-1-A;

provided that, if the Holiday Inn FiDi Subordinate Companion Loan Noteholder is the Holiday Inn FiDi Controlling Holder, but any interest in the note of the Holiday Inn FiDi Subordinate Companion Loan is held by the related borrower or a borrower-related party, or the related borrower or a borrower-related party would otherwise be entitled to exercise the rights of the Holiday Inn FiDi Controlling Holder, a Holiday Inn FiDi Control Appraisal Period will have been deemed to have occurred with respect to such Holiday Inn FiDi Subordinate Companion Loan Noteholder.

The Holiday Inn FiDi Intercreditor Agreement permits the Holiday Inn FiDi Controlling Holder to appoint a representative to exercise its rights and powers under the Holiday Inn FiDi Intercreditor Agreement and the Holiday Inn FiDi PSA.

A “Holiday Inn FiDi Control Appraisal Period” means any period, with respect to the Holiday Inn FiDi Whole Loan, that exists if and for so long as: (a)(1) the initial unpaid principal balance of the Holiday Inn FiDi Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Holiday Inn FiDi Subordinate Companion Loan after the date of creation of the Holiday Inn FiDi Subordinate Companion Loan (but excluding reimbursements of any cure payments or advances made by the Holiday Inn FiDi Subordinate Companion Loan Noteholder), (y) any Appraisal Reduction Amount for the Holiday Inn FiDi Whole Loan that is allocated to the Holiday Inn FiDi Subordinate Companion Loan and (z) any losses realized with respect to the Holiday Inn FiDi Mortgaged Property or the Holiday Inn FiDi Whole Loan that are allocated to the unpaid principal balance of the Holiday Inn FiDi Subordinate Companion Loan, plus (3) the Holiday Inn FiDi Threshold Event Collateral then held by the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer, as applicable, is less than (b) 25% of the remainder of the (i) initial unpaid principal balance of the Holiday Inn FiDi Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Holiday Inn FiDi Subordinate Companion Loan Noteholder on the Holiday Inn FiDi Subordinate Companion Loan after the date of creation of the Holiday Inn FiDi Subordinate Companion Loan (but excluding reimbursements of any cure payments or advances made by the Holiday Inn FiDi Subordinate Companion Loan Noteholder).

The Holiday Inn FiDi Subordinate Companion Loan Noteholder is entitled to avoid a Holiday Inn FiDi Control Appraisal Period caused by the application of an Appraisal Reduction Amount (as opposed to a Holiday Inn FiDi Control Appraisal Period that is deemed to have occurred as a result of the related borrower or any borrower-related party holding an interest in the Holiday Inn FiDi Subordinate Companion Loan or the existence of any circumstances that would otherwise permit the related borrower or any borrower-related party to exercise the rights of the Holiday Inn FiDi Subordinate Companion Loan as the Holiday Inn FiDi Controlling Holder) upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the form of either (x) cash collateral for the benefit of the Holiday Inn FiDi Senior Loan and acceptable to the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer or (y) an unconditional and irrevocable standby letter of credit with the holder of the Holiday Inn FiDi Mortgage Loan as the beneficiary, issued by a bank or other financial institution that meets the rating requirements as described in the Holiday Inn FiDi Intercreditor Agreement (either (x) or (y), the “Holiday Inn FiDi Threshold Event Collateral”) in an amount which, when added to the appraised value of the Holiday Inn FiDi Mortgaged Property as determined in accordance with the Holiday Inn FiDi PSA, would reduce such Appraisal Reduction Amount enough to cause the applicable Holiday Inn FiDi Control Appraisal Period not to exist.

In addition, if the Holiday Inn FiDi Subordinate Companion Loan Noteholder is at any time determined to no longer be the Holiday Inn FiDi Controlling Holder (the “Appraised-Out Holder”) as a result of the application of an Appraisal Reduction Amount, it will have the right, at its sole expense, to require the Holiday Inn FiDi Special Servicer to order a second appraisal with respect to the Holiday Inn FiDi Whole Loan. Upon receipt of the supplemental appraisal, the Holiday Inn FiDi Special Servicer will be required to determine, in accordance with the applicable servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the Appraisal Reduction Amount is warranted, and if so warranted, the Holiday Inn FiDi Special Servicer must recalculate the Appraisal Reduction Amount based on such supplemental Appraisal and any information received from the Holiday Inn FiDi Servicer. If required by such recalculation, the Appraised-Out Holder will be reinstated as the Holiday Inn FiDi Controlling Holder and, if applicable, will have its principal balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Holiday Inn FiDi Whole Loan that results in a monetary default or the related borrower otherwise defaults with respect to the Holiday Inn FiDi Whole Loan, the Holiday Inn FiDi Subordinate Companion Loan Noteholder will have the right to cure such default subject to certain limitations set forth in the Holiday Inn FiDi Intercreditor Agreement. The Holiday Inn FiDi Subordinate Companion Loan Noteholder will be limited to, in the aggregate, six (6) cures of monetary defaults in a twelve (12) month period and six (6) cures of non-monetary defaults over the term of the Holiday Inn FiDi Whole Loan. With respect to a monetary default, so long as a cure payment is made, and with respect to a non-monetary default, so long as the Holiday Inn FiDi Subordinate Companion Loan Noteholder has the right to cure such non-monetary event of default, under the Holiday Inn FiDi Intercreditor Agreement, neither the Holiday Inn FiDi Servicer nor the Holiday Inn FiDi Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Holiday Inn FiDi Whole Loan to special servicing or exercising remedies and such event of default will not give rise to a Holiday Inn FiDi Sequential Pay Event.

Purchase Option and Sale of Defaulted Holiday Inn FiDi Whole Loan

Pursuant to the terms of the Holiday Inn FiDi Intercreditor Agreement, if an event of default with respect to the Holiday Inn FiDi Whole Loan has occurred and is continuing, then the Holiday Inn FiDi Subordinate Companion Loan Noteholder, upon written notice to the holders of the Holiday Inn FiDi Senior Loan (such notice, the “Holiday Inn FiDi Purchase Notice”), will have the right to purchase the Holiday Inn FiDi Senior Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Holiday Inn FiDi Senior Loan, (b) accrued and unpaid interest on the Holiday Inn FiDi Senior Loan through the end of the interest accrual period relating to the monthly payment date next following the date the purchase occurred, (c) any other amounts due under the Holiday Inn FiDi Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the related loan documents (including, without limitation, servicing advances payable or reimbursable to any Holiday Inn FiDi Servicer or Holiday Inn FiDi Special Servicer, and earned and unpaid special servicing fees), (e) any accrued and unpaid interest on advances, (f) (i) if the related borrower or a borrower-related party is the purchaser or (ii) if the Holiday Inn FiDi Senior Loan is purchased after 90 days (or such longer period as provided in the Holiday Inn FiDi PSA) after such option first becomes exercisable pursuant to the Holiday Inn FiDi Intercreditor Agreement, any liquidation or workout fees payable under the Holiday Inn FiDi PSA with respect to the Holiday Inn FiDi Senior Loan and (g) any recovered costs not reimbursed previously to the Holiday Inn FiDi Senior Loan pursuant to the Holiday Inn FiDi Intercreditor Agreement (clauses (a) through (g), collectively, the “Holiday Inn FiDi Defaulted Purchase Price”), on a date (i) not more than ten (10) business days after the written exercise of the Holiday Inn FiDi Subordinate Companion Loan Noteholder to purchase the Holiday Inn FiDi Senior Loan or (ii) not more than thirty (30) days after the written exercise of the Holiday Inn FiDi Subordinate Companion Loan Noteholder to purchase the Holiday Inn FiDi Senior Loan if the Holiday Inn FiDi Subordinate Companion Loan Noteholder deposits 10% of the Holiday Inn FiDi Defaulted Purchase Price with the holders of the Holiday Inn FiDi Senior Loan within ten (10) business days after the written exercise of the Holiday Inn FiDi Subordinate Companion Loan Noteholder to purchase the Holiday Inn FiDi Senior Loan.

The right of the Holiday Inn FiDi Subordinate Companion Loan Noteholder to purchase the Holiday Inn FiDi Senior Loan will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Holiday Inn FiDi Mortgaged Property (and the holder of the portion of the Holiday Inn FiDi Senior Loan that is securitized under the Holiday Inn FiDi PSA, or such holder’s representative, is required to give the Holiday Inn FiDi Subordinate Companion Loan Noteholder 10 days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the Holiday Inn FiDi Mortgaged Property is acquired on behalf of the Holiday Inn FiDi Noteholders less than ten (10) days after the acceleration of the Holiday Inn FiDi Whole Loan, the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer will be required to notify the Holiday Inn FiDi Subordinate Companion Loan Noteholder of such transfer and the Holiday Inn FiDi Subordinate Companion Loan Noteholder will have a fifteen (15) day period from the date of such notice to purchase the Holiday Inn FiDi Mortgaged Property, in immediately available funds, at the applicable Holiday Inn FiDi Defaulted Purchase Price.

The Holiday Inn FiDi Intercreditor Agreement does not expressly require that, if the Holiday Inn FiDi Whole Loan is in default and the Holiday Inn FiDi Special Servicer decides to sell the portion of the Holiday Inn FiDi Senior Loan securitized under the Holiday Inn FiDi PSA, then it must sell any other portion of the Holiday Inn FiDi Whole Loan. However, the Holiday Inn FiDi Intercreditor Agreement also does not expressly prevent the Holiday Inn FiDi Special Servicer from selling the entire Holiday Inn FiDi Senior Loan or the entire Holiday Inn FiDi Whole Loan under such circumstances; provided that:

(a)   The Holiday Inn FiDi Special Servicer may not sell the Holiday Inn FiDi Whole Loan if it qualifies for sale as a defaulted loan without the written consent of each Holiday Inn FiDi Noteholder (other than the holder of the portion of the Holiday Inn FiDi Senior Loan securitized under the Holiday Inn FiDi PSA and provided that such consent is not required from any Holiday Inn FiDi Noteholder that is the related borrower or an affiliate of the related borrower) unless the Holiday Inn FiDi Special Servicer has delivered to such other applicable Holiday Inn FiDi Noteholder: (i) at least fifteen (15) business days’ prior written notice of any decision to attempt to sell the Holiday Inn FiDi Whole Loan; (ii) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Holiday Inn FiDi Special Servicer in connection with any such proposed sale; (iii) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the Holiday Inn FiDi Whole Loan, and any documents in the servicing file reasonably requested by such Holiday Inn FiDi Noteholder that are material to the sale price of the Holiday Inn FiDi Whole Loan; and (iv) until the sale is completed and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Holiday Inn FiDi Servicer or the Holiday Inn FiDi Special Servicer in

connection with the proposed sale. A Holiday Inn FiDi Noteholder may waive any of the delivery or timing requirements set forth in this paragraph as to itself. Subject to the foregoing, each non-controlling Holiday Inn FiDi Noteholder and each Appraised-Out Holder will be permitted to submit an offer at any sale of the Holiday Inn FiDi Whole Loan unless such person is the related borrower or an agent or affiliate of the related borrower; and

(b)   Prior to a Holiday Inn FiDi Control Appraisal Period, the Holiday Inn FiDi Special Servicer may not transfer all or any portion of the Holiday Inn FiDi Subordinate Companion Loan without the prior consent of the Holiday Inn FiDi Subordinate Companion Loan Noteholder. If a Holiday Inn FiDi Control Appraisal Period has occurred and is continuing and an event of default has occurred and is continuing, the Holiday Inn FiDi Special Servicer may sell the Holiday Inn FiDi Subordinate Companion Loan in connection with a sale of the Holiday Inn FiDi Senior Loan, subject to the provisions of the Holiday Inn FiDi Intercreditor Agreement and the Holiday Inn FiDi PSA, without the Holiday Inn FiDi Subordinate Companion Loan Noteholder’s consent.

Special Servicer Appointment Rights

Pursuant to the Holiday Inn FiDi Intercreditor Agreement, and subject to the terms of the Holiday Inn FiDi PSA, the Holiday Inn FiDi Controlling Holder (or its representative) will have the right, with or without cause, upon at least ten (10) business days’ prior notice, to replace the special servicer then acting with respect to the Holiday Inn FiDi Whole Loan and appoint a replacement special servicer, subject to the satisfaction of various conditions, including the delivery of a Rating Agency Confirmation (or the equivalent) from the rating agencies for the securitization under the Holiday Inn FiDi PSA.

The 20 Times Square Whole Loan

General

The 20 Times Square Mortgage Loan (1.4%), is part of the 20 Times Square Whole Loan (as defined below) comprised of 19 promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The rights of the holders of the promissory notes evidencing the 20 Times Square Whole Loan (the “20 Times Square Noteholders”) are subject to an Intercreditor agreement (the “20 Times Square Intercreditor Agreement”). The following summaries describe certain provisions of the 20 Times Square Intercreditor Agreement.

The 20 Times Square Mortgage Loan is evidenced by two senior pari passu promissory notes (Note A-2-C-1 and Note A-2-C-2-A), with an aggregate Cut-off Date Balance of $11,000,000. The related Pari Passu Companion Loans (the “20 Times Square Pari Passu Companion Loans” and, together with the 20 Times Square Mortgage Loan, the “20 Times Square Senior Loans”), have an original principal balance of $254,000,000 and are evidenced by 14 senior pari passu promissory notes. The 20 Times Square Mortgage Loan and the 20 Times Square Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also three Subordinate Companion Loans (the “20 Times Square Subordinate Companion Loans”), evidenced by Note A-B-1 with an original principal balance of $242,500,000, Note A-B-2 with an original principal balance of $206,900,000 and Note A-B-3 with an original principal balance of $35,600,000. Neither the 20 Times Square Subordinate Companion Loans nor the 20 Times Square Pari Passu Companion Loans will be included in the issuing entity. The 20 Times Square Subordinate Companion Loans, together with the 20 Times Square Pari Passu Companion Loans, are referred to in this prospectus as the “20 Times Square Companion Loans” and the 20 Times Square Mortgage Loan, together with the 20 Times Square Companion Loans, are referred to in this prospectus as the “20 Times Square Whole Loan”. For further information regarding the notes see “Description of the Mortgage Pool—The Whole Loans—General—Whole Loan Control Notes and Non-Control Notes”.

Servicing

The 20 Times Square Whole Loan will be serviced by Wells Fargo Bank, National Association, as servicer (in such capacity, the “20 Times Square Trust 2018-20TS Master Servicer”) and as special servicer (in such capacity, the “20 Times Square Trust 2018-20TS Special Servicer”) pursuant to the terms of the 20 Times Square Trust 2018-20TS Trust and Servicing Agreement (the “20 Times Square Trust 2018-20TS TSA”) between Natixis Commercial Mortgage Securities, as depositor, the 20 Times Square Trust 2018-20TS Master Servicer, the 20 Times Square Trust 2018-20TS Special Servicer, Wells Fargo Bank, National Association, as certificate administrator and Wilmington Trust, National Association, as trustee, in connection with the 20 Times Square Trust 2018-20TS mortgage trust (the “20 Times Square Trust 2018-20TS Trust”), into which some of the 20 Times Square Pari Passu Companion Loans and each of the 20 Times Square Subordinate Companion Loans have been deposited. Subject to the terms of the 20 Times Square Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 20 Times Square Noteholder will be effected in accordance with the 20 Times Square Trust 2018-20TS TSA.

The 20 Times Square Directing Holder (as defined below) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 20 Times Square Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the 20 Times Square Intercreditor Agreement, the holders of the 20 Times Square Subordinate Companion Loans (the “20 Times Square Subordinate Companion Loan Holders”) have the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The 20 Times Square Intercreditor Agreement sets forth the respective rights of the holders of the 20 Times Square Mortgage Loan and the 20 Times Square Companion Loans with respect to distributions of funds received in respect of the 20 Times Square Whole Loan, and provides, in general, that:

●	the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the 20 Times Square Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans, and the rights of the holders of the 20 Times Square Subordinate Companion Loans to receive payments with respect to the 20 Times Square Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans to receive payments with respect to the 20 Times Square Whole Loan;

●	all expenses and losses relating to the 20 Times Square Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holders of the 20 Times Square Subordinate Companion Loans and second to the issuing entity, as holder of the 20 Times Square Mortgage Loan, and the holders of the 20 Times Square Pari Passu Companion Loans on a pro rata and pari passu basis;

●	if no 20 Times Square Sequential Pay Event (as defined below) has occurred and is continuing with respect to the 20 Times Square Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the 20 Times Square Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans (other than default interest) to the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at a per annum rate equal the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of each of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans, an amount equal to their respective percentage interests of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

Third, to the extent any 20 Times Square Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 20 Times Square Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse such 20 Times Square Subordinate Companion Loan Holder for all such cure payments;

Fourth, to pay accrued and unpaid interest on the 20 Times Square Subordinate Companion Loans (other than default interest) to each 20 Times Square Subordinate Companion Loan Holder on a pro rata and pari passu basis in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fifth, on a pro rata and pari passu basis, to each 20 Times Square Subordinate Companion Loan Holder first, an amount equal to its percentage interest of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until its respective note principal balance has been reduced to zero;

Sixth, to pay any yield maintenance premium then due and payable on the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans, on a pro rata and pari passu basis, then the 20 Times Square Subordinate Companion Loans, on a pro rata and pari passu basis;

Seventh, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the 20 Times Square Trust 2018-20TS TSA, including, without limitation, to compensate the 20 Times Square Trust 2018-20TS Master Servicer or 20 Times Square Trust 2018-20TS Special Servicer as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans and the 20 Times Square Subordinate Companion Loan Holders, pro rata, based on their respective initial note principal balances;

Eighth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loan at the applicable default rate and (B) to each 20 Times Square Subordinate Companion Loan Holder in an amount calculated on the note principal balance of each 20 Times Square Subordinate Companion Loan at the applicable default rate, in each case, to the extent actually paid by the related borrower and not payable to the 20 Times Square Trust 2018-20TS Master Servicer or 20 Times Square Trust 2018-20TS Special Servicer, as applicable, pursuant to the 20 Times Square Trust 2018-20TS TSA; and

Ninth, if any excess amount is available to be distributed in respect of the 20 Times Square Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through eighth, any remaining amount will be paid pro rata to each holder of the 20 Times Square Mortgage Loan, 20 Times Square Pari Passu Companion Loans and the 20 Times Square Subordinate Companion Loans based on their respective initial note principal balances.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the 20 Times Square Whole Loan, (ii) a non-monetary event of default as to which the 20 Times Square Whole Loan becomes a specially serviced loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the holders of the 20 Times Square Subordinate Companion Loans (or a designee of such holder) have not exercised their cure rights under the 20 Times Square

Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “20 Times Square Sequential Pay Event”), amounts tendered by the borrower and otherwise available for payment on the 20 Times Square Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans (other than default interest) to the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans, in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Third, to pay accrued and unpaid interest on the 20 Times Square Subordinate Companion Loans (other than default interest) to the 20 Times Square Subordinate Companion Loan Holders on a pro rata and pari passu basis in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fourth, on a pro rata and pari passu basis, to the holders of the 20 Times Square Mortgage Loan and the 20 Times Square Pari Passu Companion Loans, an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Fifth, to the extent any 20 Times Square Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 20 Times Square Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse such 20 Times Square Subordinate Companion Loan Holder for all such cure payments;

Sixth, on a pro rata and pari passu basis, to each 20 Times Square Subordinate Companion Loan Holder, an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until its respective note principal balance has been reduced to zero;

Seventh, to pay any yield maintenance premium then due and payable on the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans, on a pro rata and pari passu basis, then the 20 Times Square Subordinate Companion Loans on a pro rata and pari passu basis;

Eighth, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the 20 Times Square Trust 2018-20TS TSA, including, without limitation, to compensate the 20 Times Square Trust 2018-20TS Master Servicer or 20 Times Square Trust 2018-20TS Special Servicer, as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the holders of the 20 Times Square Mortgage Loan, 20 Times Square Pari Passu Companion Loans and the 20 Times Square Subordinate Companion Loans, pro rata, based on their respective initial note principal balances;

Ninth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans at the applicable default rate and (B) to the holders of the 20 Times Square Subordinate Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the 20 Times Square Subordinate Companion Loans at the applicable default rate, in each case, to the extent actually paid by the related borrower and not payable to the 20 Times Square Trust 2018-20TS Master Servicer or 20 Times Square Trust 2018-20TS Special Servicer, as applicable, pursuant to the 20 Times Square Trust 2018-20TS TSA; and

Tenth, if any excess amount is available to be distributed in respect of the 20 Times Square Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to each holder of the 20 Times Square Mortgage Loan, 20 Times Square Pari Passu Companion Loans and 20 Times Square Subordinate Companion Loans based on their respective initial note principal balances.

The Directing Holder

The controlling noteholder (the “20 Times Square Directing Holder”) under the 20 Times Square Intercreditor Agreement, as of any date of determination, is:

initially, the joint representative appointed by the holders of the 20 Times Square Subordinate Companion Loans if a 20 Times Square Control Appraisal Period has occurred and is continuing, the holder of the 20 Times Square Pari Passu Companion Loan identified as Note A-1-A (the “20 Times Square Lead Note”)

Provided that, if at any time the 20 Times Square Subordinate Companion Loans or the 20 Times Square Lead Note is included in a securitization, such rights may be exercised by the class of securities designated as the “controlling” class.

A “20 Times Square Control Appraisal Period” will exist with respect to the 20 Times Square Whole Loan, if and for so long as: (1)(a) the sum of (i) the initial principal balance of the 20 Times Square Subordinate Companion Loans minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 20 Times Square Subordinate Companion Loans, (y) any appraisal reduction amount for the 20 Times Square Whole Loan that is allocated to the 20 Times Square Subordinate Companion Loans and (z) any losses realized with respect to the 20 Times Square Mortgaged Property or the 20 Times Square Whole Loan that are allocated to the 20 Times Square Subordinate Companion Loans, plus (iii) the 20 Times Square Subordinate Companion Loan Threshold Event Collateral (as defined below), if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 20 Times Square Subordinate Companion Loans less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 20 Times Square Subordinate Companion Loan Holders after the creation of the 20 Times Square Subordinate Companion Loans; or (2) any interest in the 20 Times Square Subordinate Companion Loans is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the 20 Times Square Subordinate Companion Loan Holders as the 20 Times Square Directing Holder.

At any time that any 20 Times Square Subordinate Companion Loan is not included in a securitization, any holder of a 20 Times Square Subordinate Companion Loans is entitled to avoid a 20 Times Square Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions (which must be completed within 30 days of the receipt of a third party appraisal that indicates such control appraisal period has occurred), including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the 20 Times Square Mortgage Loan and the 20 Times Square Pari Passu Companion Loans and acceptable to, the 20 Times Square Trust 2018-20TS Master Servicer or 20 Times Square Trust 2018-20TS Special Servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 20 Times Square Intercreditor Agreement (either (x) or (y), the “20 Times Square Subordinate Companion Loan Threshold Event Collateral”, and (ii) the 20 Times Square Subordinate Companion Loan Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the 20 Times Square Trust 2018-20TS TSA, would cause the applicable 20 Times Square Control Appraisal Period not to exist.

Consultation and Control

The 20 Times Square Trust 2018-20TS Master Servicer and the 20 Times Square Trust 2018-20TS Special Servicer will be required to notify the 20 Times Square Directing Holder (as defined above) (or its designee) and receive written consent with major decisions, as defined in the 20 Times Square Trust 2018-20TS TSA (“20 Times Square Major Decisions”).

Neither the 20 Times Square Trust 2018-20TS Master Servicer nor the 20 Times Square Trust 2018-20TS Special Servicer will be required to follow any advice or consultation provided by the 20 Times Square Directing Holder (or its representative) that would require or cause the 20 Times Square Trust 2018-20TS Master Servicer or 20 Times Square Trust 2018-20TS Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause the 20 Times Square Trust 2018-20TS Master Servicer or 20 Times Square Trust 2018-20TS Special Servicer, as applicable, to violate provisions of the 20 Times Square Intercreditor Agreement or the 20 Times Square Trust 2018-20TS TSA, require or cause the 20 Times Square Trust 2018-20TS Master Servicer or 20 Times Square Trust 2018-20TS Special Servicer, as applicable, to violate the terms of the 20 Times Square Whole Loan, or materially expand the scope of any of responsibilities of the 20 Times Square Trust 2018-20TS Master Servicer or 20 Times Square Trust 2018-20TS Special Servicer, as applicable, under the 20 Times Square Intercreditor Agreement or the 20 Times Square Trust 2018-20TS TSA.

In addition, pursuant to the terms of the 20 Times Square Intercreditor Agreement, (1) the 20 Times Square Trust 2018-20TS Master Servicer (or the 20 Times Square Trust 2018-20TS Special Servicer acting on its behalf) will be required to provide to the holder of the 20 Times Square Mortgage Loan (i) notice, information and reports with respect to any 20 Times Square Major Decisions (similar to such notice, information and report it is required to deliver to the directing certificateholder under the 20 Times Square 2018-20TS Trust pursuant to the 20 Times Square Trust 2018-20TS TSA) without regard to whether a control termination event has occurred) and (ii) a summary of the asset status report relating to the 20 Times Square Whole Loan and (2) the 20 Times Square Trust 2018-20TS Master Servicer (or the 20 Times Square Trust 2018-20TS Special Servicer acting on its behalf) will be required to consult with the holder of the 20 Times Square Mortgage Loan (or its representative) on a non-binding basis with respect to any the 20 Times Square Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to the 20 Times Square Whole Loan, and consider alternative actions recommended by the holders of the 20 Times Square Mortgage Loan (or its representative); provided that after the expiration of a period of 10 business days from the delivery to the holder of the 20 Times Square Mortgage Loan (or its representative) by written notice of a proposed action, together with copies of the notice, information and report required to be provided, the 20 Times Square Trust 2018-20TS Master Servicer (or the 20 Times Square Trust 2018-20TS Special Servicer acting on its behalf) will no longer be obligated to consult with such holder of the 20 Times Square Mortgage Loan (or its representative), whether or not such holder of the 20 Times Square Mortgage Loan (or its representative) has responded within such 10 business day consultation period unless, the 20 Times Square Trust 2018-20TS Master Servicer or the 20 Times Square Trust 2018-20TS Special Servicer acting on its behalf proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating to such proposal). Notwithstanding the consultation rights of the holder of the 20 Times Square Mortgage Loan (or its representative) described above, the 20 Times Square Trust 2018-20TS Master Servicer (or the 20 Times Square Trust 2018-20TS Special Servicer acting on its behalf) may make any 20 Times Square Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day consultation period if the 20 Times Square Trust 2018-20TS Master Servicer (or the 20 Times Square Trust 2018-20TS Special Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the holders of the 20 Times Square Whole Loan. The 20 Times Square Trust 2018-20TS Master Servicer (or the 20 Times Square Trust 2018-20TS Special Servicer acting on its behalf) will not be obligated at any time to follow or take any alternative actions recommended by any of the holder of the 20 Times Square Mortgage Loan (or its representative).

Cure Rights

If any 20 Times Square Subordinate Companion Loan is included in the securitization of the 20 Times Square Lead Note, the provisions relating to cure rights in the 20 Times Square Intercreditor Agreement will not apply.

In the event that the related borrower fails to make any payment of principal or interest on the 20 Times Square Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the 20 Times Square Street Whole Loan, the 20 Times Square Subordinate Companion Loan Holders will have the right, but not the obligation, to cure such event of default subject to certain limitations set forth in the 20 Times Square Street Intercreditor Agreement. If more than one of the 20 Times Square Subordinate Companion Loan Holders elect to cure such default, the holder of Note A-B-1 will be the “Curing Note Holder”. The 20 Times Square Subordinate Companion Loan Holder will be limited to six (6) cures related to monetary defaults in the aggregate in a 12 month period and six (6) cures related to non-monetary defaults in the aggregate over the life of the 20 Times Square Street Whole Loan. So long as the holders of the 20 Times Square Subordinate Companion Loans are permitted to cure payment with respect to a non-monetary event of default, and are diligently and expeditiously prosecuting such cure, under the 20 Times Square Street Intercreditor Agreement, neither the 20 Times Square Trust 2018-20TS Master Servicer nor the 20 Times Square Trust 2018-20TS Special Servicer will be permitted to treat such event of default as such for purposes of transferring the 20 Times Square Street Whole Loan to special servicing or exercising remedies.

Purchase Option

If any 20 Times Square Subordinate Companion Loan is included in the securitization of 20 Times Square Lead Note, the provisions relating to purchase rights in the 20 Times Square Intercreditor Agreement will not apply.

At any time that any 20 Times Square Subordinate Companion Loans are not included in a securitization, if an event of default with respect to the 20 Times Square Whole Loan has occurred and is continuing, then, upon written notice from the 20 Times Square Subordinate Companion Loan Holders (“Note Holder Purchase Option Notice”), each holder will have the right to purchase the 20 Times Square Senior Loans for the purchase price provided in the 20 Times Square Intercreditor Agreement on a date (i) not more than ten (10) business days after providing written notice or (ii) not more than thirty (30) days after providing written notice if the purchasing noteholder deposits 10% of the purchase price with the respective holder or holders, as applicable, of the notes being purchased within ten (10) business days after written notice.

The right of the 20 Times Square Subordinate Companion Loan Holders to purchase the 20 Times Square Senior Loans will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 20 Times Square Mortgaged Property (and the 20 Times Square Trust 2018-20TS Special Servicer is required to give the 20 Times Square Subordinate Companion Loan Holders fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the 20 Times Square Mortgaged Property is transferred to the 20 Times Square Trust 2018-20TS Special Servicer (or another nominee on behalf of the 20 Times Square Trust 2018-20TS Special Servicer) less than fifteen (15) days after the acceleration of the 20 Times Square Whole Loan, the holders of the 20 Times Square Mortgage Loan and the 20 Times Square Pari Passu Companion Loans must notify the 20 Times Square Subordinate Companion Loan Holders of such transfer, and the 20 Times Square Subordinate Companion Loan Holders will have a fifteen (15) day period from the date of such notice to deliver a Note Holder Purchase Option Notice, in which case the 20 Times Square Subordinate Companion Loan Holders will be obligated to purchase the 20 Times Square Mortgaged Property, in immediately available funds, within a fifteen (15) day period at the applicable purchase price. In the event that more than one 20 Times Square Subordinate Companion Loan Holder delivers to the holder of the 20 Times Square Lead Note a Note Holder Purchase Option Notice, the holder of the 20 Times Square Lead Note will have the right to exercise such purchase option.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 20 Times Square Intercreditor Agreement and the 20 Times Square Trust 2018-20TS TSA, if an event of default has occurred and is continuing, and if the 20 Times Square Trust 2018-20TS Special Servicer determines to sell the 20 Times Square Mortgage Loan and the 20 Times Square Companion Loans, then the 20 Times Square Trust 2018-20TS Special Servicer will have the right and obligation, subject to any rights of the 20 Times Square Directing Holder under the 20 Times Square Trust 2018-20TS TSA, to sell the 20 Times Square Mortgage Loan together with the 20 Times Square Companion Loans as notes evidencing one whole loan in accordance with the terms of the 20 Times Square Intercreditor Agreement and the 20 Times Square Trust 2018-20TS TSA, subject to the applicable consent rights of the 20 Times Square Directing Holder. In connection with any such sale, the 20 Times Square Trust 2018-20TS Special Servicer will be required to follow the procedures set forth in the 20 Times Square Intercreditor Agreement and the 20 Times Square Trust 2018-20TS TSA, including the provision that requires fifteen (15) business days’ prior written notice to the holders of the 20 Times Square Subordinate Companion Loans of the 20 Times Square Trust 2018-20TS Special Servicer’s intention to sell the 20 Times Square Whole Loan.

Special Servicer Appointment Rights

Pursuant to the 20 Times Square Intercreditor Agreement and the 20 Times Square Trust 2018-20TS TSA, the 20 Times Square Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the 20 Times Square Trust 2018-20TS Special Servicer then acting with respect to the 20 Times Square Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the 20 Times Square Mortgage Loan, the 20 Times Square Pari Passu Companion Loans and the 20 Times Square Subordinate Companion Loans (or their representatives).

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the fifteen (15) largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-2.

The description in this prospectus, including Annex A-1, A-2, and A-3 of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in October 2018 and ending on a hypothetical Determination Date in November 2018. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Column Financial, Inc. (and solely with respect to the Prudential – Digital Realty Portfolio Mortgage Loan and the 2020 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association), Natixis Real Estate Capital LLC, Argentic Real Estate Finance LLC (and solely with respect to the Rio & Roosevelt Mortgage Loan, The Bancorp Bank), Ladder Capital Finance LLC and BSPRT Finance, LLC and BSPRT CMBS Finance, LLC (solely with respect to all of the Mortgage Loans being sold to the depositor by Rialto Real Estate Fund III – Debt, LP) are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Column Financial, Inc., Natixis Real Estate Capital LLC, Argentic Real Estate Finance LLC, Ladder Capital Finance LLC and Rialto Real Estate Fund III – Debt, LP on or about the Closing Date. Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Column Financial, Inc.

General

Column Financial, Inc. (“Column”) is a Delaware corporation. Column is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, through common parent ownership. In addition, Column is an affiliate of the depositor. Column’s principal offices are located at 11 Madison Avenue, New York, NY 10010, telephone number (212) 325-2000. Column’s primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties.

Column is a Sponsor of this securitization and one of the mortgage loan sellers. Column is the seller of six (6) Mortgage Loans (31.1%) (the “Column Mortgage Loans”). Column originated (or co-originated) and underwrote (or acquired and reunderwrote) all of the Column Mortgage Loans. Column is an affiliate of the depositor and one of the underwriters.

Column provides warehouse financing to Argentic through various repurchase facilities and other lending arrangements. Some or all of the Argentic Mortgage Loans are (or as of the securitization closing date may be) subject to such repurchase facilities and other lending arrangements. If such is the case at the time the certificates are issued, then Argentic will use the proceeds from its sale of the Argentic Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused Argentic Mortgage Loans from the repurchase agreement counterparties or other types of lenders free and clear of any liens. As of November 6, 2018, Column was the repurchase agreement counterparty with respect to ten (10) of the Argentic Mortgage Loans (16.8%), with an aggregate Cut-off Date Balance of $129,720,493. The certificate administrator is the interim custodian of the loan documents with respect to all of the Argentic Mortgage Loans, which have an aggregate Cut-off Date Balance of $159,720,493.

Column’s Securitization Program

Column underwrites and closes multifamily and commercial mortgage loans through its own origination office and various correspondents in local markets across the United States. Column originates mortgage loans principally for securitization. Column also acquires multifamily and commercial mortgage loans from other lenders. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. Since the beginning of 2014 through October 31, 2018, Column has funded approximately $20.4 billion of commercial and multifamily loans and has acted as a sponsor with respect to fifty-one (51) commercial mortgage securitization transactions to which it had contributed approximately $17.4 billion commercial and multifamily loans.

Column originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Credit Suisse Securities (USA) LLC, and other underwriters, Column works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator.

Neither Column nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Column for any losses or other claims in connection with the certificates or the Column Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Column in the related MLPA.

Review of Column Mortgage Loans

Overview. Column, in its capacity as a Sponsor of the securitization described in this prospectus, has conducted a review of the Column Mortgage Loans, that it will be contributing to this securitization. The review of the Column Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Column, or one or more of Column’s affiliates, or, in certain circumstances, are consultants engaged by Column (collectively, the “Column Deal Team”). The review procedures described below were employed with respect to all of the Column Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of a Column Mortgage Loan that was co-originated with another party or acquired from another lender, some or all of the information about such Column Mortgage Loan may have been prepared by the related co-originator or originating party and reviewed by Column. In addition, such co-originator or originating party, rather than Column, may have engaged the third parties involved in the review process for the benefit of Column. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Column Deal Team updated its internal origination database of loan-level and property-level information relating to each Column Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Column during the underwriting process. After origination or acquisition of each Column Mortgage Loan, the Column Deal Team updated the information in the database with respect to such Column Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Column Deal Team.

A data tape (the “Column Data Tape”) containing detailed information regarding the Column Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Column Data Tape was used by the Column Deal Team to provide the numerical information regarding the Column Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Column engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Column relating to information in this prospectus regarding the Mortgage Loans originated by Column. These procedures include:

●	comparing the information in the Column Data Tape against various source documents provided by Column that are described above under “—Database”;

●	comparing numerical information regarding the Column Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Column Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. Column engaged various law firms to conduct certain legal reviews of the Column Mortgage Loans for disclosure. In anticipation of the securitization of each Column Mortgage Loan, origination counsel (or in the case of certain purchased Column Mortgage Loans, Column’s counsel in connection with such purchase) prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of Column’s standard form loan documents. In addition, origination counsel for each Column Mortgage Loan (or in the case of certain purchased Column Mortgage Loans, Column’s counsel in connection with such purchase) reviewed Column’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Column Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreement relating to certain Column Mortgage Loans, (ii) a review of the legal data records referred to above relating to the Column Mortgage Loans prepared by origination counsel, and (iii) other than in the case of the 20 Times Square Mortgage Loan, a review of due diligence questionnaires completed by the Column Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each Column Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and/or securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth in Annex A-2, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by Column, with respect to any pending litigation that existed at the origination of any Column Mortgage Loan that is material and not covered by insurance, Column requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. Column confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a Column Mortgage Loan. In addition, if Column became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a Column Mortgage Loan, Column obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The Column Deal Team also consulted with Column personnel responsible for the origination of the Column Mortgage Loans to confirm that the Column Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—Column’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Column’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Column determined that the disclosure regarding the Column Mortgage Loans in this prospectus is accurate in all material respects. Column also determined that the Column Mortgage Loans were originated in accordance with Column’s origination procedures and underwriting criteria. Column attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Column will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Column, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Column Qualification Criteria”). Column will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Column and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Column to render any tax opinion required in connection with the substitution.

Column’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of Column with respect to multifamily and commercial mortgage loans originated or acquired by Column.

Loan Analysis. Column generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. Column’s credit underwriting also generally includes a review of third party appraisal, environmental, building condition and seismic reports, if applicable. Generally, Column performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. Column assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated or acquired by Column must be approved by a loan committee, which includes senior personnel from Column or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Column’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, Column may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by Column and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Column may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated or acquired by Column, there may exist subordinate mortgage debt or mezzanine debt. Column may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third party appraisal.

Evaluation of Borrower, Principals and/or Loan Sponsors. Column evaluates the borrower, its principals and/or the loan sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the loan sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or loan sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain loan sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a loan sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that Column may be the lender on that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, Column will obtain the reports described below (or review third party reports obtained on its behalf or in the case of certain acquired loans, on behalf of the related seller):

(i)       Appraisals. Column will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)       Environmental Assessment. In connection with the origination or acquisition process, Column will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, Column may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Column or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, Column may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to Column) at the time of origination of the mortgage loan to complete such remediation within a specified period of time or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)       Engineering Assessment. In connection with the origination or acquisition process, Column will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Column will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. In connection with the origination or acquisition process, Column will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, Column will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. Column may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, Column may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by Column. The typical required escrows for mortgage loans originated or acquired by Column are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Column with sufficient funds to satisfy all taxes and assessments. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or Column may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide Column with sufficient funds to pay all insurance premiums. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

Column may determine that establishing any of the foregoing escrows or reserves is not warranted given the existence of any one or more of the following circumstances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Column’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) Column having structured springing escrows that arise for identified risks, (v) Column having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) Column’s belief that there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—Column’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by Column may vary from, or may not comply with, Column’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by Column, Column may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Column originates mortgage loans together with other financial institutions.  The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Column as the payee.  Column has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. Column may also acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts. One (1) of the Column Mortgage Loans, 20 Times Square (1.4%), is part of a Whole Loan that was originated by Natixis Real Estate Capital LLC. In addition, two (2) of the Column Mortgage Loans, Prudential - Digital Realty Portfolio and 2020 Fifth Avenue (12.2%), are each part of a Whole Loan that was co-originated by Column Financial, Inc. and Wells Fargo Bank, National Association.

Exceptions to Column’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of Column’s Mortgage Loans may vary from the specific Column underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Column’s Mortgage Loans, Column may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with certain loans acquired by Column, Column may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan.

The Column Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found in Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

Credit Suisse Commercial Mortgage Securities Corp. (“CSCMSC”), which is an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2018. CSCMSC’s Central Index Key is 0001654060. With respect to the period from and including February 9, 2016 (the date of the first CSCMSC securitization in which Column securitized mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation and warranty) to and including September 30, 2018, CSCMSC had no activity to report. Other than as otherwise identified in the tables below in the Forms ABS-15G filed with the SEC by its affiliated securitizers, CSCMSC has no history of repurchases or requests required to be reported under Rule 15Ga-1 under the Exchange Act.

Credit Suisse First Boston Mortgage Securities Corp. (“Credit Suisse”), an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on November 13, 2018. Credit Suisse’s Central Index Key is 0000802106. With respect to the period from and including October 1, 2015 to and including September 30, 2018, Credit Suisse has the following activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance (a)	Check if Registered (b)	Name of Originator (c)	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: CMBS
Credit Suisse Commercial Mortgage Trust Series 2005-C2 (CIK 0001326717)	X	Column Financial, Inc.	148	$1,453,770,531	90.6%	1	$80,915,073	95.90%	0	$0	0.00%	0	$0	0.00%	1	$80,915,073	95.90%	0	$0	0.00%	0	$0	0.00%
		KeyBank National Association	20	151,313,929	9.4	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			168	$1,605,084,460	100.0%	1	$80,915,073	95.90%	0	0	0.00%	0	0	0.00%	1	$80,915,073	95.90%	0	0	0.00%	0	0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2006-TFL2		Column Financial, Inc.	15.5	$1,906,800,000	98.9%	1	$78,000,000	100.0%	0	0	0.00	0	$0	0.00%	1	$78,000,000	100.0%	0	0	0	0	0	0.00
		Barclays Capital Real Estate Inc.	0.5	21,500,000	1.1%	0	0	0.00	0	0	0.00	0	0	0.00%	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			16	$1,928,300,000	100.0%	1	$78,000,000	100.0%	0	$0	0.00%	0	$0	0.00%	1	$78,000,000	100.0%	0	$0	0.00%	0	$0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2006- C5 (CIK 0001382095)	X	Column Financial, Inc.	282	$3,067,296,120	89.4%	1	$1,083,094	0.72%	0	$0	0.00%	0	$0	0.00%	1	$1,083,094	0.72%	0	$0	0.00%	0	$0	0.00%
		KeyBank National Association	22	362,477,247	10.6%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			304	$3,429,773,367	100.0%	1	$1,083,094	0.72%	0	$0	0.00%	0	$0	0.00%	1	$1,083,094	0.72%	0	$0	0.00%	0	$0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2007-C2 (CIK 0001396399)	X	Column Financial, Inc.	179.5	$2,833,276,057	85.9%	2	$13,300,000	4.79%	0	$0	0.00%	0	$0	0.00%	2	$13,300,000	4.81%	0	$0	0.00%	0	$0	0.00%
		KeyBank National Association	27.5	464,462,649	14.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			207	$3,297,738,706	100.0%	2	$13,300,000	4.81%	0	$0	0.00%	0	$0	0.00%	2	$13,300,000	4.81%	0	$0	0.00%	0	$0	0.00%
Total by Asset Class			695	$10,260,896,533		5	$173,298,167		0	$0		0	$0		5	$173,298,167		0	$0		0	$0
Asset Class: RMBS
TBW Mortgage-Backed Trust 2007-2 (CIK 0001399456)	X	Taylor Bean & Whitaker Mortgage Corporation	3,452	$649,173,438	100.0%	1,044	$208,587,967	189.49%	0	$0	0.00%	0	$0	0%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
Total by Issuing Entity			3,452	$649,173,438	100.0%	1,044	$208,587,967	189.49%	0	$0	0.00%	0	$0	0%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%

CSMC 2014-OAK1	X	Amerisave	5	$3,446,000	1.2%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
		Blue Hills BK	24	$15,070,250	5.4%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Caliber Funding	9	$7,635,000	2.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Guaranteed Rate	12	$8,865,600	3.2%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Guild MTG	4	$3,355,000	1.2%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Homestreet	56	$35,553,545	12.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		JMAC Lending	4	$4,609,999	1.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Kinecta FCU	19	$14,326,800	5.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Various small originators	143	$100,962,822	36.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Prime Lending	22	$16,872,725	6.0%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Provident Funding	40	$30,030,050	10.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Radius Financial Group Inc	21	$15,976,600	5.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Stonegate MTG Associates	31	$23,342,795	8.3%	0	0	0.00%	0	0	0.00	0	0	0.00	1	$894,400	0.83%	0	0	0.00	0	0	0.00
Total by Issuing Entity			390	$280,047,186	100.0%	0	$0	0.00%	0	$0	0.00%	0	$0	0%	1	$894,400	0.83%	0	$0	0.00%	0	$0	0.00%
Total by Asset Class			3,842	$929,220,624		1,044	$208,587,967		0	$0		0	$0	0%	1	$894,400		0	$0		0	$0

Total for All Asset Classes			4,537	$11,190,117,157		1,049	$381,886,134		0	$0		0	$0		6	$174,192,567		0	$0		0	$0

The following notes apply generally to the table above:

a)	With respect to all asset classes, Credit Suisse has attempted to gather the information required by Form ABS-15G and Rule 15Ga-1 by, among other things, (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which Credit Suisse or Column is a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records and the records of our affiliates that acted as securitizers in our transactions regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on Credit Suisse’s records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to Credit Suisse. Credit Suisse followed up requests made of Demand Entities as it deemed appropriate. The information in this prospectus has not been verified by any third party.

b)	With respect to the RMBS asset class, assets included in “Assets Subject of Demand” include only assets where a demand was made during or prior to the reporting period for which we have not yet completed our initial investigation and assigned such assets to one of the other categories as of the end of the reporting period. With respect to the RMBS asset class, assets included in “Assets That Were Repurchased or Replaced” include assets that were previously liquidated and for which a make-whole payment was made in lieu of repurchase. With respect to the RMBS asset class, assets included in “Assets Pending Repurchase or Replacement” include only assets for which a decision to repurchase, replace or make-whole has been approved but such action has not been completed, and are shown without regard to cure period status. With respect to the RMBS asset class, the principal balances appearing in columns (h), (k), (n), (q), (t) and (w) and the percentages appearing in columns (i), (l), (o), (r), (u) and (x) reflect the following: (i) for denominator for percentage calculations: aggregate pool principal balance of all assets in the pool as reported to security holders as of the end of the reporting period; (ii) for each asset relating to columns (h), (i), (t), (u), (w) and (x): outstanding principal balance of such asset; (iii) for each asset relating to columns (k) and (l): outstanding principal balance of such asset at time of repurchase, replacement or make-whole, plus fees, penalties and accrued interest; and, (iv) for each asset relating to columns (n), (o), (q) and (r): if known, outstanding principal balance of such asset, plus outstanding fees, penalties and accrued interest; otherwise original principal balance of such asset.

c)	The scope of this table is limited to transactions with activity to report in which Credit Suisse First Boston Mortgage Securities Corp. is the depositor, and the sponsor is either (i) not an affiliate of Credit Suisse First Boston Mortgage Securities Corp. or (ii) an affiliate of Credit Suisse First Boston Mortgage Securities Corp. that will not file a Form ABS-15G covering the transaction.

d)	The information in the Form ABS-15G does not include any previously reported repurchase request or demand, where such repurchase request or demand was subsequently withdrawn and was reflected as having been withdrawn in a prior reporting period, unless there has been a been a change in reporting status with respect to such repurchase request or demand during the current reporting period from the status previously reported.

DLJ Commercial Mortgage Corp. (“DLJ”), an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2018. DLJ’s Central Index Key is 0001042500. With respect to the period from and including October 1, 2015 to and including September 30, 2018, DLJ had no activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

With regard to securitization activity not covered by its affiliated securitizers, Column most recently filed a Form ABS-15G on February 14, 2018 with respect to the period from and including October 1, 2015 to and including September 30, 2018, wherein Column had no activity to report. Column’s Central Index Key is 0001628601. Other than as otherwise identified in the tables above in the Forms ABS-15G filed with the SEC by its affiliated securitizers, Column has no history of repurchases or requests required to be reported under Rule 15Ga-1 under the Exchange Act.

Litigation

Column is currently engaged in, and may from time to time be engaged in, litigation with respect to certain commercial mortgage-backed securities transactions or in connection with its origination and securitization activities.  Certain of such legal proceedings involve, or may involve, claims for the repurchase of one or more mortgage loans by Column from commercial mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents; other legal proceedings involve, or may involve, other types of claims, including fraud and breach of contract. While none of the foregoing existing actions are currently expected be material to Column, no assurance can be given that one or more of such actions will not ultimately result in material liability to Column.

Retained Interests in This Securitization

Neither Column nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that an affiliate of Column intends to retain Class X-B Certificates having an initial Notional Amount of $66,768,000. Column, or its affiliates, may own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Column Financial, Inc.” has been provided by Column.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned indirect subsidiary of Natixis S.A., a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis S.A. is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. Natixis S.A. is a publicly listed French bank on Euronext Paris. Its majority shareholder is BPCE. Natixis S.A. has three core business lines: Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research); Investment Solutions & Insurance (which includes asset management, insurance, private banking and private equity); and Specialized Financial Services (which includes factoring, leasing, consumer finance, employee savings schemes, sureties and financial guarantees, payments and securities services, distributed mainly through the two retail banking networks of the Groupe BPCE). Natixis S.A. also holds interests in certain non-core businesses referred to as “Financial Investments.” Natixis S.A. is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

Natixis provides warehouse financing to RREF through various repurchase facilities and other lending arrangements.  Some or all of the RREF Mortgage Loans are (or as of the Closing Date may be) subject to such repurchase facilities and other lending arrangements.  If such is the case at the time the certificates are issued, then RREF will use the proceeds from its sale of the RREF Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused RREF Mortgage Loans from the repurchase agreement counterparties or other types of lenders so that such RREF Mortgage Loans are free and clear of any liens.  As of November 6, 2018,  Natixis was the repurchase agreement counterparty with respect to 12 of the RREF Mortgage Loans (14.2%) with an aggregate Cut-off Date Balance of $109,747,754.  The certificate administrator is the interim custodian of the loan documents with respect to all the RREF Mortgage Loans, which have an aggregate Cut-off Date Balance of $109,747,754.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of March 16, 2018, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $50.466 billion and the total amount of these loans that were securitized is in excess of $25.2 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute another mortgage loan or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and in Annex A-1 and Annex A-2, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or

(ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2018. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from August 1, 2015 to July 31, 2018.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.6% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of July 31, 2018. (For columns g-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	Rialto Capital Advisors, LLC, as special servicer for loan #8, claimed that NREC breached the representations and warranties made in the mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of the loan. The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

Neither NREC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. NREC and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 40 West 57th Street, 29th Floor, New York, New York 10019.

Argentic and Column have entered into a repurchase facility, pursuant to which Column has agreed to purchase mortgage loans from Argentic on a revolving basis. The dollar amount of the Argentic Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of November 6, 2018, approximately $129,720,493 with respect to ten (10) Argentic Mortgage Loans. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase from Column the Argentic Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens. In addition, Argentic and Wells Fargo Bank have entered into a repurchase facility, pursuant to which Wells Fargo Bank has agreed to purchase mortgage loans from Argentic on a revolving basis. The dollar amount of the Argentic Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of November 6, 2018, approximately $30,000,000 with respect to one (1) Argentic Mortgage Loan. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Argentic Mortgage Loan subject to that repurchase facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 294 commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $4,244,414,752.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial, multifamily or manufactured housing community mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes— Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12 of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Argentic Mortgage Loans—Database” above;

●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of the asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “— Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on February 14, 2018. Argentic’s Central Index Key is 0001624053. With respect to the period from and including September 24, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including September 30, 2018, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Argentic nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

Rialto Real Estate Fund III – Debt, LP

General

Rialto Real Estate Fund III – Debt, LP (“RREF”) is a Delaware limited partnership. RREF is managed by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of Rialto Capital Advisors, LLC (“RCA”), the special servicer. RREF is an affiliate of the holder of the VRR Interest, the risk retention consultation party and the entity that is the initial directing certificateholder. RREF’s principal offices are located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

RREF has approximately $1.52 billion in closed capital commitments, and is a closed-end, commingled fund that seeks superior, risk-adjusted returns from real estate opportunities, including commercial mortgage-backed securities.

RREF is managed by RCM. RCM, together with its affiliate RCA (together, “Rialto”), is a vertically integrated commercial real estate investment and asset manager. Currently, RCM is an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder. However, on October 29, 2018, it was announced by Lennar that it has agreed to sell the Rialto investment and asset management business (which includes RCA and RCM, but does not include Rialto Mortgage Finance, LLC, which is separate and distinct from RREF and RCM and is not a mortgage loan seller, sponsor, originator or otherwise involved with this transaction) to investment funds managed by Stone Point Capital LLC (the “Rialto Investment/Asset Management Pending Sale”). The Rialto Investment/Asset Management Pending Sale, which remains subject to the fulfilment of certain conditions, is projected to close on November 30, 2018 or as soon after that as the conditions to the transaction are fulfilled. The Rialto investment and asset management business will continue to be led by its current management following the closing of the Rialto Investment/Asset Management Pending Sale. Stone Point Capital LLC is a private equity firm based in Greenwich Connecticut that targets investments in the global financial services industry. As of June 30, 2018, RCM was the sponsor of, and certain of its affiliates were investors in, twelve private equity funds, including RREF, and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $5.2 billion of regulatory assets under management in the aggregate. Twelve of such Funds and investment vehicles are focused on distressed and value-add real estate related investments and/or commercial mortgaged-backed securities, ten of such Funds and investment vehicles are focused on investments in commercial mortgage-backed securities and six Funds and investment vehicles are focused on mezzanine debt and credit investments.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $6.5 billion in face value of subordinate, newly-originated commercial mortgage-backed securities certificates in approximately 99 different securitizations totaling approximately $104 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions. Additionally, senior personnel at RCM have organized and structured 7 non-performing loan securitizations beginning in 2012 totaling $956M of bonds sold.

Rialto has approximately 230 employees as of June 30, 2018 and is headquartered in Miami with two other main offices located in New York City and Atlanta. Rialto’s commercial real estate platform has additional offices across the United States and in Europe.

RREF is a Sponsor, and the Retaining Sponsor, of this securitization and one of the mortgage loan sellers. RREF is the seller of twelve (12) Mortgage Loans (14.2%) (the “RREF Mortgage Loans”). RREF acquired the RREF Mortgage Loans from BSPRT CMBS Finance, LLC, an affiliate of Benefit Street Partners L.L.C., and re-underwrote all of the RREF Mortgage Loans in accordance with the underwriting guidelines and processes described below.

Pursuant to certain interim servicing arrangements, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by RREF or its affiliates, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Natixis provides warehouse financing to RREF through various repurchase facilities and other lending arrangements.  Some or all of the RREF Mortgage Loans are (or as of the Closing Date may be) subject to such repurchase facilities and other lending arrangements.  If such is the case at the time the certificates are issued, then RREF will use the proceeds from its sale of the RREF Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused RREF Mortgage Loans from the repurchase agreement counterparties or other types of lenders so that such RREF Mortgage Loans are free and clear of any liens.  As of November 6, 2018,  Natixis was the repurchase agreement counterparty with respect to 12 of the RREF Mortgage Loans in an aggregate amount of $109,747,754.  The certificate administrator is the interim custodian of the loan documents with respect to all the RREF Mortgage Loans, which have an aggregate Cut-off Date Balance of $109,747,754.

RREF’s Securitization Program

This is the first commercial mortgage securitization to which RREF is contributing loans; however, RCM has been engaged in the securitization of assets and related investments, as described above. RREF began originating and acquiring loans in 2016, and has not been involved in the securitization of any other types of financial assets. RREF originates and acquires loans from unaffiliated third-party originators, and the commercial mortgage loans originated or acquired by RREF include both fixed- and floating-rate loans throughout the United States secured by, but not limited to, retail, multifamily, hospitality and self-storage properties.

In connection with this commercial mortgage securitization transaction, RREF will transfer the RREF Mortgage Loans to the depositor, who will then transfer the RREF Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the RREF Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, RREF will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a mortgage loan purchase agreement, RREF will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the RREF Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, RREF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither RREF nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RREF for any losses or other claims in connection with the certificates or the RREF Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RREF in the related MLPA.

Review of RREF Mortgage Loans

Overview. RREF, in its capacity as a Sponsor of the securitization described in this prospectus, has conducted a review of the RREF Mortgage Loans (14.2%) that it will be contributing to this securitization. The review of the RREF Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of RREF or one or more of RREF’s affiliates, or, in certain circumstances, are consultants engaged by RREF (collectively, the “RREF Deal Team”). The review procedures described below were employed with respect to all of the RREF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of all of the RREF Mortgage Loans, some or all of the information about such RREF Mortgage Loan may have been prepared by the related originator or originating party and reviewed by RREF. In addition, such originator or originating party, rather than RREF, may have engaged the third parties involved in the review process for the benefit of RREF. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RREF Deal Team updated its internal database of loan-level and property-level information relating to each RREF Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by RREF during the underwriting process. After acquisition of each RREF Mortgage Loan, the RREF Deal Team updated the information in the database with respect to such RREF Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RREF Deal Team.

A data tape (the “RREF Data Tape”) containing detailed information regarding the RREF Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RREF Data Tape was used by the RREF Deal Team to provide the numerical information regarding the RREF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor on behalf of RREF engaged two third-party accounting firms to perform certain data comparison and recalculation procedures designed or provided by RREF relating to information in this prospectus regarding the Mortgage Loans acquired by RREF. These procedures include:

comparing the information in the RREF Data Tape against various source documents provided by RREF that are described above under “—Database”;

comparing numerical information regarding the RREF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the RREF Data Tape; and

recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. RREF engaged various law firms to conduct certain legal reviews of the RREF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each RREF Mortgage Loan, RREF’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each RREF Mortgage Loan (or RREF’s counsel in connection with the acquisition of the RREF Mortgage Loans) reviewed RREF’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the RREF Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain RREF Mortgage Loans, (ii) a review of the legal data records referred to above relating to the RREF Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the RREF Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each RREF Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth in Annex A-2, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by RREF, with respect to any pending litigation that existed at the origination or acquisition of any RREF Mortgage Loan that is material and not covered by insurance, RREF requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. RREF confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a RREF Mortgage Loan. In addition, if RREF became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a RREF Mortgage Loan, RREF obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The RREF Deal Team also consulted with RREF personnel responsible for the acquisition of the RREF Mortgage Loans to confirm that the RREF Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—RREF’s Underwriting

Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to RREF’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, RREF determined that the disclosure regarding the RREF Mortgage Loans in this prospectus is accurate in all material respects. RREF also determined that the RREF Mortgage Loans were acquired in accordance with RREF’s underwriting criteria, except as described under “—Exceptions to RREF’s Disclosed Underwriting Guidelines” below. RREF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RREF will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RREF, and, if appropriate, its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “RREF Qualification Criteria”). RREF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RREF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RREF to render any tax opinion required in connection with the substitution.

RREF’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination or acquisition procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of RREF with respect to multifamily and commercial mortgage loans acquired by RREF.

Loan Analysis. RREF generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. RREF’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, RREF performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. RREF assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be acquired by RREF must be approved by an investment committee, which includes senior personnel from RREF or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. RREF’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination or acquisition of a loan. In determining a debt service coverage ratio, RREF may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by RREF and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, RREF may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans acquired by RREF, there may exist subordinate mortgage debt or mezzanine debt. RREF may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Loan Sponsors. RREF evaluates the borrower, its principals and/or the loan sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the loan sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or loan sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain loan sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a loan sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that RREF may be the lender on or acquire that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, RREF will obtain the reports described below (or review third party reports obtained on its behalf or in the case of acquired loans, on behalf of the related seller):

(i)       Appraisals. RREF will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)       Environmental Assessment. In connection with the origination or acquisition process, RREF will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, RREF may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when RREF or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, RREF may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to RREF) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)  Engineering Assessment. In connection with the origination or acquisition process, RREF will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, RREF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)  Seismic Report. In connection with the origination or acquisition process, RREF will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, RREF will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. RREF may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, RREF may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans acquired by RREF. The required escrows for mortgage loans acquired by RREF are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide RREF with sufficient funds to satisfy all taxes and assessments. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or RREF may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide RREF with sufficient funds to pay all insurance premiums. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

RREF may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of: (i) the amounts involved are de minimis, (ii) RREF’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) the related originator having structured springing escrows that arise for identified risks, (v) RREF having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) RREF’s belief that there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—RREF’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by RREF may vary from, or may not comply with, RREF’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by RREF, RREF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, RREF may originate mortgage loans together with other financial institutions.  The resulting mortgage loans will be evidenced by two or more promissory notes, at least one of which will reflect RREF as the payee.  RREF may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators may in the future deposit such promissory notes for which they are named payee into other securitization trusts. RREF has in the past and may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts.

Exceptions to RREF’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of RREF’s Mortgage Loans may vary from the specific RREF underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of RREF’s Mortgage Loans, RREF may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with loans acquired by RREF, RREF may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan. For any material exceptions to RREF’s underwriting guidelines described above in respect of the RREF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

The RREF Mortgage Loans were originated or acquired in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found in Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

RREF’s CIK number is 0001541468. RREF has no history as a securitizer with respect to any offerings settled prior to November 2018. Therefore, RREF has not yet filed, nor is it yet required to file, a Form ABS-15G, and RREF has no history of repurchases or repurchase requests required to be reported by RREF under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

RREF is an affiliate of (i) RCA, the special servicer, (ii) the entity to be appointed as the Risk Retention Consultant Party and holder of the VRR Interest and (iii) the entity that will (a) purchase the Class F, Class G, Class NR, Class X-F, Class X-G, Class X-NR and Class Z certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date, (b) be the initial Controlling Class Certificateholder and (c) be appointed as the initial Directing Certificateholder. Except as described above, neither RREF nor any of its affiliates will retain any Certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF or its affiliates may own in the future interests in certain other classes of certificates and any such party will have the right to dispose of such certificates at any time.

The information set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Real Estate Finance Fund III – Debt, LP” has been provided by RREF.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154. As of September 30, 2018, based on unaudited financial statements, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $6.444 billion, total liabilities of approximately $4.869 billion and total capital of approximately $1.575 billion.

Wells Fargo Bank, National Association, the master servicer and certificate administrator with respect to this securitization, and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are or have been (and, as of the Closing Date, may be) subject to those financing arrangements. LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire any warehoused or previously warehoused LCF Mortgage Loans from the related LCF Financing Affiliates, and each related LCF Financing Affiliate will, in turn, if necessary, use the funds that it receives from LCF to, among other things, reacquire or obtain the release of, as applicable, its warehoused LCF Mortgage Loans from the applicable repurchase agreement counterparty/lender free and clear of any liens. As of the date of this prospectus, Wells Fargo Bank was not the repurchase agreement counterparty with respect to any LCF Mortgage Loan. However, Wells Fargo Bank may become the repurchase counterparty with respect to one or more LCF Mortgage Loans prior to the Closing Date.

In addition, Wells Fargo Bank, National Association acts or has acted, on behalf of LCF and its affiliates, as an interim custodian of the Mortgage Loan documents with respect to all of the LCF Mortgage Loans.

Ladder Capital Group’s Securitization Program

LCF began securitizing commercial, multifamily and manufactured housing community mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets. During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2016, LCF contributed approximately $1.327 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2017, LCF contributed approximately $2.367 billion of commercial, multifamily and manufactured housing community mortgage loans to 8 commercial mortgage securitizations. During the first nine calendar months of 2018, LCF contributed approximately $939.8 million of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014, 2015, 2016 and 2017 and the first nine calendar months of 2018.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015	180	$2,702,198,989
2016	158	$1,345,918,750
2017	119	$1,818,074,760
2018*	94	$1,307,525,810

* Through September 30, 2018.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank,

National Association acts or has acted as an interim servicer on behalf of LCF and its affiliates with respect to all of the LCF Mortgage Loans.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or co-originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or any related anticipated repayment date, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

1.     Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

2.     Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

3.     Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

4.     Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

1.     Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

2.     Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted or required, as applicable, to maintain the insurance or to self-insure or to reimburse the landlord/borrower for the payment of insurance premiums or to deliver to the landlord/borrower funds for the purposes of paying insurance premiums in advance of their due date, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

3.     Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible (either directly or through reimbursing the landlord/borrower) for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

4.     Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

5.     Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

6.     Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Ladder Capital Group’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

1.     comparing the information in the LCF Data Tape against various source documents provided by LCF;

2.     comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

3.     recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under
“—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in

this prospectus. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Ladder Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2018. LCF’s Central Index Key number is 0001541468. With respect to the period from and including October 1, 2015 to and including September 30, 2018, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LCF nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, LCF or its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

The Depositor

Credit Suisse Commercial Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc. which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The depositor is a Delaware corporation and was organized on September 9, 2015, for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor will create the issuing entity and transfer the underlying Mortgage Loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. The depositor is an affiliate of Column Financial, Inc., a sponsor and an originator, and Credit Suisse Securities (USA) LLC, an Underwriter. The depositor will not have any material assets.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the resignation or removal of the trustee or certificate administrator, (ii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iii) upon discovery of a breach of any of the representations and warranties of the master servicer, the special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (iv) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC administration, (v) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vi) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the issuing entity.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from the sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, the special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, CSAIL 2018-C14 Commercial Mortgage Trust, will be a New York common law trust (the “Trust”), formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested, the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans and certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the asset representations reviewer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2018, WTNA served as trustee on over 1,655 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $306 billion, of which approximately 388 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $252 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The foregoing information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the issuing entity or property securing the same is located, the depositor and the trustee acting jointly will have the power to appoint one or more persons or entities approved by the trustee to act (at the expense of the trustee) as co-trustee or co-trustees, jointly with the trustee, or separate trustee or separate trustees, of all or any part of the issuing entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the depositor and the trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the trustee of its responsibilities, obligations and liabilities under the PSA except as required by applicable law.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, will act as the certificate administrator, the custodian and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 265,000 employees as of June 30, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and grantor trust tax returns on behalf of the issuing entity and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $459 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2018, Wells Fargo Bank was acting as custodian of more than 260,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsors or an affiliate of the sponsors and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2017 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for such transactions. For one CMBS transaction, an administrative error caused an underpayment to certain classes and a correlating overpayment to certain classes on one distribution date in 2017. The affected distributions were revised to correct the error before the next distribution date. For the second CMBS transaction, an administrative error resulted in certain holders of definitive certificates not receiving a distribution on one distribution date in 2017. The error was corrected when the required distributions were made the next day. For the third CMBS transaction, required distributions for one distribution date in 2017 were made eight days late as a result of an inadvertent payment systems error.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts.  The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a classwide basis for the 271 RMBS trusts currently at issue.  The settlement agreement is subject to court approval.  Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 58 RMBS trusts in New York federal and state court are not covered by the agreement.  In September 2017, Royal Park Investments SA/NV (“Royal Park”), one of the plaintiffs with respect to two trusts in the remaining cases, filed a putative class action complaint seeking declaratory and injunctive relief and money damages based on Wells Fargo Bank’s indemnification from trust funds for legal fees and expenses Wells Fargo Bank incurs or has incurred in defending the case filed by Royal Park. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Except as set forth herein with respect to Wells Fargo Bank as master servicer, neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interests in this securitization, except that (i) Wells Fargo Bank as master servicer intends to retain certain servicing rights as described herein and (ii) Wells Fargo Bank has committed to purchase Class A-4 certificates in the aggregate certificate balance of $30,000,000 for investment. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to the investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates, whether acquired on or after the Closing Date, at any time.

The foregoing information regarding Wells Fargo Bank set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

The issuing entity will indemnify the certificate administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (including costs for enforcement of this indemnity) that the certificate administrator may sustain in connection with the PSA (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the certificate administrator in any action or proceeding between the issuing entity and the certificate administrator or between the certificate administrator and any third party or otherwise) or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the PSA, of the certificate administrator. The certificate administrator will indemnify the issuing entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the issuing entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the certificate administrator, or by reason of negligent disregard of the certificate administrator’s obligations or duties, under the PSA. However, in no event will the certificate administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA, or in the exercise of any of its rights or powers, if in the certificate administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The certificate administrator (except for the information under the first seven paragraphs of this section entitled “—The Certificate Administrator”) will not make any representation as to the validity or sufficiency of the PSA, the Certificates or the Mortgage Loans, this prospectus or related documents.

The certificate administrator is required to perform only those duties specifically required under the PSA. The certificate administrator, or any other custodian appointed under the PSA, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the related Serviced Companion Loan Holders. Pursuant to the PSA, the certificate administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the PSA.

The certificate administrator will not be accountable for the use or application by the depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the certificate administrator, as applicable, the master servicer or the special servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the certificate administrator, in its commercial capacity), nor will the certificate administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, or the operating advisor under the PSA unless, in the case of the trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the master servicer or the special servicer in accordance with the terms of the PSA.

Pursuant to the PSA, the certificate administrator, at the cost and expense of the depositor (other than with respect to the Distribution Date Statements), based upon reports, documents, and other information provided to the certificate administrator, will be obligated to file with the SEC, in respect of the issuing entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the PSA.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the certificate administrator and custodian under the PSA (ii) the servicer, special servicer, certificate administrator and custodian under the 20 Times Square Trust 2018-20TS TSA, pursuant to which the 20 Times Square Whole Loan is serviced, (iii) the trustee, certificate administrator and custodian under the CSAIL 2018-CX11 PSA, pursuant to which the Hilton Clearwater Beach Resort & Spa Whole Loan is serviced, (iv) the master servicer, certificate administrator and custodian under the WFCM 2018-C47 PSA, pursuant to which the Holiday Inn FiDi Whole Loan is being serviced until the securitization of the related Note A-1-A and expected to be the master servicer under the pooling and servicing agreement for the CGCMT 2018-C6 transaction, pursuant to which the Holiday FiDi Whole Loan is expected to be serviced following the securitization of the related Note A-1-A, (v) the master servicer, certificate administrator and custodian under the BANK 2018-BNK14 PSA, pursuant to which the Prudential- Digital Realty Portfolio Whole Loan is serviced and (vi) the current holder of one or more of the Pari Passu Companion Loans relating to the Prudential-Digital Realty Portfolio Whole Loan.

The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, 8th Floor Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 9/30/2018
By Approximate Number:	32,716	31,128	30,017	30,293
By Approximate Aggregate Unpaid Principal Balance (in billions):	$503.34	$506.83	$527.63	$558.53

Within this portfolio, as of September 30, 2018, are approximately 21,503 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $430.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2018, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2015	$ 401,673,056,650	$ 1,600,995,208	0.40%
Calendar Year 2016	$ 385,516,905,565	$ 838,259,754	0.22%
Calendar Year 2017	$ 395,462,169,170	$ 647,840,559	0.16%
YTD Q3 2018	$ 414,392,518,393	$ 533,282,175	0.13%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years.  Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 9/30/2018
By Approximate Number	124	151	181	207
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$86.0	$107.3	$125.0	$135.3
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$181,704,308	$106,851,483	$1,818,177,720	$458,919,777

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificate holders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch, S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	Insurance Tracking and Compliance;

●	Onboarding-New Loan Setup;

●	Lien Release-Filing & Tracking;

●	Credit Investigation & Background Checks; and

●	Defeasance Calculations

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the master servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Wells Fargo will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and NREC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by NREC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the NREC Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with Argentic or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Argentic or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and Argentic or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Argentic or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Argentic Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with LCF, or with a wholly-owned subsidiary or affiliate of LCF, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF and its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and LCF and certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by LCF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

Pursuant to certain interim servicing arrangements, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by RREF or its affiliates, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Neither Wells Fargo nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above, except that Wells Fargo has committed to purchase Class A-4 certificates in the aggregate certificate balance of $30,000,000 for investment. However, Wells Fargo or its affiliates may, from time to time after the initial sale of certificates to the investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates, whether acquired on or after the Closing Date, at any time.

The foregoing information set forth in this section “—The Master Servicer” has been provided by Wells Fargo Bank. Neither the depositor nor any other person other than Wells Fargo Bank makes any representation or warranty as to the accuracy or completeness of such information.

Certain duties and obligations of Wells Fargo Bank as the master servicer, and the provisions of the PSA are described under “Pooling and Servicing Agreement—General”, “— Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions” and “—Inspections; Collection of Operating Information” in this prospectus. Wells Fargo Bank’s ability to waive or modify any terms, fees, penalties or payments on the mortgage loans it is servicing and the effect of that ability on the potential cash flows from such mortgage loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

Wells Fargo Bank’s obligations as the master servicer to make advances, and the interest or other fees charged for those advances and the terms of Wells Fargo Bank’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus. Certain terms of the PSA regarding Wells Fargo Bank’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event”, “—Waiver of Servicer Termination Event” and “—Resignation of the Master Servicer and Special Servicer” in this prospectus. Wells Fargo Bank’s rights and obligations with respect to indemnification, and certain limitations on Wells Fargo Bank’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus. The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), will initially be appointed to act as the special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties pursuant to the PSA.

RCA maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar Credit Ratings, LLC.

RCA is an affiliate of RCM. RCM is a vertically integrated commercial real estate investment and asset manager. Currently, RCM is an indirect wholly-owned subsidiary of Lennar, a national homebuilder. However, on October 29, 2018, it was announced by Lennar that it has agreed to sell the Rialto investment and asset management business (which includes Rialto Capital Advisors, LLC and Rialto Capital Management, LLC, but does not include Rialto Mortgage Finance, LLC, which is separate and distinct from RREF and RCM and is not a mortgage loan seller, sponsor, originator or otherwise involved with this transaction) to investment funds managed by Stone Point Capital LLC. The Rialto Investment/Asset Management Pending Sale, which remains subject to the fulfilment of certain conditions, is projected to close on November 30, 2018 or as soon after that as the conditions to the transaction are fulfilled. The Rialto investment and asset management business will continue to be led by its current management following the closing of the Rialto Investment/Asset Management Pending Sale.

Stone Point Capital LLC is a private equity firm based in Greenwich Connecticut that targets investments in the global financial services industry. As of June 30, 2018, RCM was the sponsor of, and certain of its affiliates were investors in, twelve private equity funds, including Rialto Real Estate Fund III – Debt, LP, a mortgage loan seller and the Retaining Sponsor (collectively, the “Funds”), and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $5.2 billion of regulatory assets under management in the aggregate. Twelve of such Funds and investment vehicles are focused on distressed and value-add real estate related investments and/or commercial mortgaged-backed securities, ten of such Funds and investment vehicles are focused on investments in commercial mortgage-backed securities and six of such Funds and investment vehicles are focused on mezzanine debt and credit investments.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $6.5 billion in face value of subordinate, newly-originated commercial mortgage-backed securities certificates in approximately 99 different securitizations totaling approximately $104 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions. Additionally, senior personnel at RCM have organized and structured 7 non-performing loan securitizations beginning in 2012 totaling $956 million of bonds sold.

Rialto has approximately 230 employees as of June 30, 2018 and is headquartered in Miami with two other main offices located in New York City and Atlanta. Rialto’s commercial real estate platform has additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to external and internal audits and reviews. RCA is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. RCA is also subject to external audits as part of the external audit of Lennar and standalone audits of the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, RCA has been determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of June 30, 2018, RCA and its affiliates were actively special servicing approximately 159 portfolio loans with a principal balance of approximately $200 million and were responsible for approximately 159 portfolio REO assets with a principal balance of approximately $209 million.

RCA is also currently performing special servicing for approximately 103 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 7,312 assets with an original principal balance at securitization of approximately $106 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016	As of 12/31/2016	As of 12/31/2017	As of 6/30/2018
Number of CMBS Pools Named Special Servicer	45	59	70	75	90	103
Approximate Aggregate Unpaid Principal Balance(1)	$49.2 billion	$63.6 billion	$73 billion	$79 billion	$91.8 billion	$106 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	28	17	37	37	77	96
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$126.9 million	$141.9 million	$325 million	$320 million	$1.1 billion	$1.5 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying Mortgage Loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of (i) Rialto Real Estate Fund III – Debt, LP, the Retaining Sponsor and a mortgage loan seller, (ii) the entity to be appointed as the Risk Retention Consultant Party and holder of the VRR Interest and (iii) the entity that will (a) purchase the Class F, Class G, Class NR, Class X-F, Class X-G, Class X-NR and Class Z certificates (in each case, other than the portion of each such class of certificates that comprise “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date, (b) be the initial Controlling Class Certificateholder and (c) be appointed as the initial Directing Certificateholder. Except as described above, neither RCA nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCM or its affiliates may, in the future, own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time.

In addition, RCA was appointed as the initial special servicer for the Prudential-Digital Realty Portfolio whole loan combination, which is serviced under the Pooling and Servicing Agreement governing the BANK 2018-BNK14 transaction and is an affiliate of the entity that was appointed as the Directing Certificateholder under the BANK 2018-BNK14 PSA.

The foregoing information regarding the special servicer set forth in this section entitled
“—The Special Servicer” has been provided by RCA. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing), (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), and (iii) with respect to The Greystone Whole Loan, the holder of the related Subordinate Companion Loan (for so long as the related control appraisal period does not exist), as described and to the extent in “Pooling and Servicing Agreement— Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of Rialto Capital Advisors, LLC as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. Rialto Capital Advisors, LLC’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of September 30, 2018, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 153 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $148 billion. As of September 30, 2018, Pentalpha Surveillance was acting as asset representations reviewer for 48 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $44 billion. Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, Rialto Real Estate Fund III – Debt, LP, one of the Sponsors of this transaction (and an affiliate of Rialto Capital Advisors, LLC, the special servicer) will agree to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to purchase or cause its majority-owned affiliate to purchase for cash from the underwriters and the initial purchasers and retain the VRR Interest. Therefore, on the Closing Date, Rialto Real Estate Fund III – Debt, LP is expected to purchase (or cause its majority-owned affiliate to purchase) for cash from the underwriters and the initial purchasers at least 5.0% of the Certificate Balance, the Notional Amount or Percentage Interest, as applicable, of each class of certificates set forth below:

Class	Certificate Balance, Notional Amount or Percentage Interest
Class A-1	$747,000
Class A-2	$4,777,000
Class A-3	$8,750,000
Class A-4	$11,531,000
Class A-SB	$1,155,000
Class X-A	$30,426,000
Class X-B	$3,516,000
Class X-F	$915,000
Class X-G	$386,000
Class X-NR	$1,396,731
Class A-S	$3,466,000
Class B	$1,782,000
Class C	$1,734,000
Class D	$1,060,000
Class E	$819,000
Class F	$915,000
Class G	$386,000
Class NR	$1,396,731
Class Z	5.0%

The certificates described above are referred to in this prospectus collectively as the “VRR Interest”. The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

Rialto Real Estate Fund III – Debt, LP acquired approximately 5.0% of the aggregate Initial Pool Balance.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction or all or a portion of the VRR Interest, neither the Retaining Sponsor nor any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Material Terms

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Risk Retention Consultation Party”. You are strongly urged to review this prospectus in its entirety.

Qualifying CRE Loans

The Retaining Sponsor has determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules), (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions if payments on the hedge instrument are materially related to the required credit risk retention and the hedge position would limit the financial exposure to the required credit risk retention, and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the required credit risk retention as collateral for any obligation unless such obligation is with full recourse to the Retaining Sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules.

Pursuant to the Credit Risk Retention Rules, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; or (iii) two years after the Closing Date. However, if the Credit Risk retention Rules are amended, modified or repealed, the Retaining Sponsor may choose to comply with such Credit Risk Retention Rules as are then in effect.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates
“Senior Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates
“Subordinate Certificates”	The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates
“Principal Balance Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates
“Class X Certificates”	The Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates
“Residual Certificates”	The Class R certificates
“Regular Certificates”	All of the certificates (other than the Class Z certificates and the Class R certificates)

The certificates will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property and revenues received in respect thereof but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan and revenues; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in any such funds or assets relating to such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2018-C14 will consist of the following classes: the Class A-1 certificates, the Class A-2 certificates, the Class A-3 certificates, the Class A-4 certificates and the Class A-SB certificates (collectively with the Class A-S certificates, the “Class A Certificates”), the Class X-A certificates, the Class X-B certificates, the Class X-F certificates, the Class X-G certificates and the Class X-NR certificates (collectively, the “Class X Certificates”), the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates, the Class NR certificates, the Class Z certificates and the Class R certificates.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
Class A-1	$14,923,000
Class A-2	$95,533,000
Class A-3	$175,000,000
Class A-4	$230,612,000
Class A-SB	$23,092,000
Class X-A	$608,480,000
Class X-B	$70,284,000
Class A-S	$69,320,000
Class B	$35,623,000
Class C	$34,661,000

Non-Offered Certificates
Class X-F	$18,293,000
Class X-G	$7,702,000
Class X-NR	$27,921,731
Class D	$21,181,000
Class E	$16,367,000
Class F	$18,293,000
Class G	$7,702,000
Class NR	$27,921,731

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal (other than the payment of $100 on the first distribution date in respect of the Class X-B Certificates which will be deemed a payment of principal on the principal balance of the Class X-B Certificates for federal income tax purposes), but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates. The Notional Amount of the Class X-B certificates will equal the Certificate Balances of the Class B and Class C certificates. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates. The Notional Amount of the Class X-NR certificates will equal the Certificate Balance of the Class NR certificates.

The Class Z certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class Z certificates will represent the right to receive Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The Excess Interest will be held in a grantor trust (the “Grantor Trust”), beneficial ownership of which will be represented by the Class Z certificates. The Regular Certificates will be issued by the Upper-Tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2018.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class Z or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class Z or Class R Certificate will be set forth on the face thereof.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date and, in the case of a Non-Serviced Mortgage Loan, other than the monthly remittance thereon) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amounts to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class Z certificates);

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (and any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (and any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (and any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (and any periodic payments for any related Companion Loan) relating to such Collection Period (or applicable grace period) on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Periodic Payments” means all scheduled payments of principal and/or interest and any balloon payments (such amounts other than any Excess Interest) paid by the borrowers of a Mortgage Loan.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (a) the aggregate portion of the Interest Distribution Amount for each class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (c) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-SB certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Balance of the Class A-SB certificates to the scheduled principal balance set forth on Annex E with respect to the Class A-SB certificates (the “Class A-SB Scheduled Principal Balance”) for such Distribution Date;

(ii)	to the holders of the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(iii)	to the holders of the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(iv)	to the holders of the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(v)	to the holders of the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(vi)	to the holders of the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Realized Losses previously allocated to each such class), first, (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on that amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date of the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the holders of the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero, to the holders of the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the holders of the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the holders of the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the holders of the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the holders of the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the holders of the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the holders of the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the holders of the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the holders of the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the holders of the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates have been reduced to zero, to the holders of the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the holders of the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the holders of the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates and the Class F certificates have been reduced to zero, to the holders of the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the holders of the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the holders of the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and the Class G certificates have been reduced to zero, to the holders of the Class NR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the holders of the Class NR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the holders of the Class R certificates, any remaining amounts.

In addition, on the first Distribution Date, solely from funds transferred to the trust for such purpose by the depositor, the Class X-B certificates will receive a payment of $100, which will be deemed a payment of principal on their REMIC regular interest principal balance for federal income tax purposes.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective outstanding Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date on which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to the Principal Distribution Amount on such Distribution Date) have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 3.2752%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 4.2611%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 4.1511%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to the lesser of (a) 4.4216% and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to the lesser of (a) 4.3593% and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to the lesser of (a) 4.7224% and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to the lesser of (a) 3.9540% and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to the lesser of (a) 3.9540% and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to the lesser of (a) 3.9540% and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for such Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for such Distribution Date.

The Pass-Through Rate for the Class X-NR certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class NR certificates for such Distribution Date.

The Class Z certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including the Non-Serviced Mortgage Loans) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including each Non-Serviced Mortgage Loan), and any REO Loan is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month accrual period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month accrual period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loans) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the related Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of a class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each class of Regular Certificates for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Principal Shortfall for that Distribution Date;

(b)   the Scheduled Principal Distribution Amount for that Distribution Date; and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available

Funds for such Distribution Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans during the applicable one-month period ending on the related Determination Date (or, in the case of a Non-Serviced Mortgage Loan, received by the master servicer during such period as would allow inclusion in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the applicable one-month period ending on the related Determination Date (or, in the case of a Non-Serviced Mortgage Loan, received by the master servicer during such period as would allow inclusion in the Available Funds for such Distribution Date) whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees payable as of the date of receipt of such proceeds, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the applicable one-month period ending on the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan and payable as of the date of receipt of such proceeds, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to the related predecessor Mortgage Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and/or the related Mortgaged Property has not become an REO Property, and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to the related predecessor Mortgage Loan) at its Mortgage Rate (net of any Excess Interest and net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will generally be reduced by the amount of payments and other collections of principal received on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will equal the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan, as applicable) is otherwise liquidated, then, as of the Distribution Date that relates to the first Determination Date on or prior to which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee payable each month, each REO Property (including any REO Property with respect to the Non-Serviced Mortgage Loan held pursuant to the Non-Serviced PSA) will be treated as if the related Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”) were still outstanding, and all references to Mortgage Loan or Mortgage Loans or Companion Loan or Companion Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Pari Passu Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to a Serviced AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the Certificates, other than indirectly in the limited circumstances related to reimbursement of Servicing

Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class Z certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, yield maintenance charges, if any, collected and allocated in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates (excluding the Class X-F, Class X-G, Class X-NR, Class F, Class G and Class NR certificates) in the following manner: (a) pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S certificates, and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class X-B, Class B, Class C, Class D and Class E certificates, based upon the aggregate amount of principal distributed to the Classes of Principal Balance Certificates in each YM Group on such Distribution Date; and (b) as among the respective Classes of Certificates in each YM Group in the following manner: (1) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of Principal Balance Certificates in such YM Group in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of Principal Balance Certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (2) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of Principal Balance Certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, to the Class X-B certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate of such class of Certificates and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the Mortgage Loan Rate on such Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Loan Rate of such Serviced Whole Loan) and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on the related Mortgage Loan or Serviced Whole Loan, as applicable, and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan or Serviced Whole Loan, as applicable, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-F, Class X-G, Class X-NR, Class F, Class G, Class NR, Class Z or Class R certificates. After the Certificate Balances and Notional Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to the holders of the Class X-B certificates, regardless of whether the Notional Amount of the Class X-B certificates has been reduced to zero.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount, as applicable, of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 2023
Class A-2	October 2023
Class A-3	September 2028
Class A-4	October 2028
Class A-SB	May 2027
Class X-A	October 2028
Class X-B	October 2028
Class A-S	October 2028
Class B	October 2028
Class C	October 2028

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2051. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan(s) in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) that actually accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan(s) in accordance with the related Intercreditor Agreement) in whole or in part prior to the Due Date in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to each Serviced AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loan(s) in accordance with the related Intercreditor Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan and is required to be remitted to the holder of such Serviced Companion Loan) on each Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan (or any related Serviced Pari Passu Companion Loan) on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum and (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Serviced Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the Controlling Class, at the request or with the consent of the Directing Holder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s), pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Non-Serviced Master Servicer.

The aggregate of any Excess Prepayment Interest Shortfall with respect to the Mortgage Loans for any Distribution Date will be allocated on such Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment (or the portion thereof allocated to the Mortgage Loans) for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class NR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class NR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following the retirement of the Class A-1, Class A-2, Class A-3, Class A-4 Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class Z certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” and “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class Z certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the forms provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)         a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)         a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)         a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)         a CREFC® advance recovery report;

(5)         a CREFC® total loan report;

(6)         a CREFC® operating statement analysis report;

(7)         a CREFC® comparative financial status report;

(8)         a CREFC® net operating income adjustment worksheet;

(9)         a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (with respect to the initial Distribution Date); and

(15)       a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under an Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (with respect to the initial Distribution Date);

●	a CREFC® loan periodic update file;

●	a CREFC® Appraisal Reduction Amount Template (if received from the special servicer for the related Distribution Date); and

●	No later than the Remittance Date, the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL File.

In addition, the master servicer (with respect to non-Specially Serviced Loans) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing following the receipt of such quarterly operating statement for the quarter ending March 31, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List). The master servicer (with respect to any Mortgage Loans that are non-Specially Serviced Loans or REO Loans) or the special servicer (with respect to Specially Serviced Loans and REO Loans), as applicable, will deliver or make available copies (in electronic format) to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Loans) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or an REO Loan) of any annual operating statements or rent rolls commencing following the receipt of such annual operating statement for the calendar year ending December 31, 2019, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer in preparing the CREFC® comparative financial status report. Such master servicer or special servicer will deliver to the certificate administrator and make available upon request to each holder of a related Serviced Companion Loan and the operating advisor, by electronic means, the CREFC® net operating income adjustment worksheet.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if the DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” means the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Holder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that:

(1)	(i) if a Privileged Person is a Borrower Party and is also the Directing Certificateholder or one of the Controlling Class Certificateholders, then such Directing Certificateholder or Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), will not be entitled to receive any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if a Privileged Person is a Borrower Party but is not the Directing Certificateholder, any Controlling Class Certificateholder or the Risk Retention Consultation Party, then such party will not be entitled to receive any information other than the Distribution Date Statement;

(2)	If the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, however, that the special servicer may not directly or indirectly provide any information related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; and

(3)	notwithstanding (1) above, any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party with respect to the Mortgage Loans is expected to be CSAIL 2018-C14 MOA, LLC.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer (including any Excluded Special Servicer) and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Holder (or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class), a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Directing Holder or holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing:

(i)        that such person executing the certificate is a Certificateholder, the Directing Holder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing),

(ii)        that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Holder or a Controlling Class Certificateholder, as applicable, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator,

(iii)       (other than with respect to a Companion Loan Holder) that such person has received a copy of the final prospectus, and

(iv)       such person agrees to keep any Privileged Information confidential and will not violate any securities laws,

provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that (1) solely for the purposes of giving any consent or taking any action pursuant to the PSA, any certificate beneficially owned by the depositor, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, a Borrower Party or any person actually known to a responsible officer of the certificate registrar to be an affiliate of the depositor, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator or a Borrower Party will be deemed not to be outstanding and (2) solely for the purposes of exercising any rights of a Certificateholder described under “Pooling and Servicing Agreement―Dispute Resolution Provisions”, any certificate beneficially owned by the related mortgage loan seller will be deemed not to be outstanding, and, in the case of either (1) or (2), the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, take any such action or exercise any such rights has been obtained (provided that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Loan). Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the PSA, any certificate beneficially owned by the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator or any of their affiliates, then such certificate so owned will be deemed not to be outstanding. Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the master servicer, the special servicer or an affiliate of the master servicer or the special servicer, if any, as a member of the Controlling Class (but not with respect to any Excluded Controlling Class Loan with respect to which such party is an Excluded Controlling Class Holder) or (ii) solely for purposes of accessing information, to any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public. Each NRSRO will be deemed to recertify to the foregoing each time it accesses the certificate administrator’s website.

In addition, under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, BlackRock Financial Management, Inc. and RealINSIGHT, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or the special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be; provided that in connection with such request, the master servicer or the special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or the special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the Operating Advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

(A) the following “deal documents”:

●	this prospectus;

●	the PSA, each Sub-Servicing Agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

(B) the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C) the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and

●	the CREFC® Appraisal Reduction Amount Template;

(D) the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

●	the annual reports prepared by the operating advisor;

(E) the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	any notice of the termination of a sub-servicer;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	any notice or document provided to the certificate administrator by the master servicer or the depositor directing the certificate administrator to post the same as a “special notice”;

(F) the “Investor Q&A Forum”;

(G) solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

(H) the “Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence of a Control Termination Event or the notice of the occurrence of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan. The certificate administrator will, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, on account of it constituting Excluded Information such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered; provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will allow the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide or provide access to certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, if no Consultation Termination Event is continuing, the Directing Holder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       0% in the case of the Class Z and Class R certificates,

(2)       2% in the case of the Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(3)       in the case of any class of Principal Balance Certificates (or, with respect to a vote of Non-Reduced Certificates, in the case of any class of Non-Reduced Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the Principal Balance Certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, the operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the Principal Balance Certificates) of the Principal Balance Certificates (or, with respect to a vote of Non-Reduced Certificates, the aggregate of the Certificate Balances of all classes of the Non-Reduced Certificates), each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class Z certificates or the Class R certificates will be entitled to any Voting Rights.

“Non-Reduced Certificates” means, as of any date of determination, any class of Principal Balance Certificates then-outstanding for which (a) (1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates as of the date of determination and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such class of certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of certificates.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—Access to Certificateholders’ Names and Addresses” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

During the Transfer Restriction Period, certificates evidencing the VRR Interest may only be issued as Definitive Certificates and held by the certificate administrator as custodian on behalf of the related investor pursuant to the PSA. Any request for release of a certificate evidencing a VRR Interest must be consented to by the depositor and the retaining sponsor and may be subject to any additional requirements pursuant to the PSA.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request, afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register.

Requests to Communicate

The PSA will require that the certificate administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – CSAIL 2018-C14

with a copy to: trustadministrationgroup@wellsfargo.com. Any Communication Request must contain the name of the Requesting Investor, the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, (ii) the name of the transaction, 2018-C14 and (iii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in certifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)     the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)     the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original (which may be in the form of an electronically issued title policy) or a copy of the policy or certificate of lender’s title insurance of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)   the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan; and

(xvii)  the original or a copy of any related mezzanine intercreditor agreement;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)  a copy of each of the following documents:

(i)      the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)    any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)     the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)    any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)   any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)    any ground lease, related ground lessor estoppel, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)    any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)   any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)  all related environmental reports; and

(xiv)  all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property) copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of (i) all mortgagor’s certificates of hazard insurance and/or (ii) hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), in each case, if any, delivered in connection with the closing of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   a copy of all zoning reports;

(l)    a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of the origination settlement statement;

(r)    a copy of any insurance consultant report;

(s)   a copy of the organizational documents of the related mortgagor and any guarantor;

(t)    a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)   a copy of any closure letter (environmental); and

(v)    a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included or obtained in connection with the origination of such Mortgage Loan, (other than any document that customarily would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the related mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)  in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(1)    cure such Material Defect in all material respects, at its own expense,

(2)    repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)    substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, however, that the related mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or the affected REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, if no Consultation Termination Event is continuing, the applicable Directing Holder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the related mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan, unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA (other than the asset representations reviewer) to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the related mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the related mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to each other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria (as defined below). In the event that the remaining cross-collateralized Mortgage Loan(s) in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loan(s) in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the four (4) most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) 0.10x below the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1 plus 10%, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

The South Carolina Grocery Portfolio and New Market Crossing Mortgage Loans are the only group of cross-collateralized Mortgage Loans included in this securitization transaction. The related loan documents permit the lender to terminate the cross-collateralization feature.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event is continuing and other than in respect of an Excluded Loan with respect to such Directing Holder (and, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class), with the consent of the Directing Holder) are able to agree, each in its sole discretion, upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller repurchases the related Non-Serviced Companion Loan securitized under the related Non-Serviced PSA from the related other issuing entity, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Non-Serviced Companion Loans contained in a securitization.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable), if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, the asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation (or, in the case of Ladder Capital Finance LLC, enforcement of the payment guarantee obligations of Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP pursuant to the Mortgage Loan Purchase Agreement to which Ladder Capital Finance LLC is a party), including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan (or related REO Loan); provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” but will include trust expenses related to such activities, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by a mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)    have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved (if no Control Termination Event is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class), by the Directing Holder;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the related mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, if no Consultation Termination Event is continuing, the Directing Holder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that with respect to the obligations of Ladder Capital Finance LLC, pursuant to the related MLPA, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee payment in connection with the performance of such obligations; provided, further, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, in the case of Ladder Capital Finance LLC, any of the mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) will have the option to either repurchase the related Mortgage Loan or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The related mortgage loan seller (or, in the case of Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and/or Series TRS of Ladder Capital Finance Holdings LLLP) will remit the amount of these costs and expenses and upon its making such remittance, the related mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The related mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and

(subject to the discussion above regarding Ladder Capital Finance LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the related mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Pari Passu Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of each Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” above.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator in its capacity as custodian, with a copy to the master servicer, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (if no Consultation Termination Event is continuing and other than in respect of an Excluded Loan with respect to either the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or the special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase, substitute or make a Loss of Value Payment for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower(s) on similar non-defaulted debt of such borrower(s) as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Serviced Mortgage Loans and the Serviced Companion Loans to one or more third-party sub-servicers; provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under the PSA without (if no Control Termination Event is continuing and other than with respect to an Excluded Loan with respect to the Directing Holder (and, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) the consent of the Directing Holder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or the special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or the special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Remittance Date; and

(2)   in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined to exist with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges, prepayment premiums or Excess Interest or with respect to any Companion Loan or with respect to any cure payment by the holder of The Greystone Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such a Mortgage Loan or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

The master servicer will be obligated to make Servicing Advances with respect to Serviced Whole Loans; provided that no Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for a Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan other than an Excluded Loan as to such party) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to a Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled (a) to consider (among other things) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (among other things) future expenses, (c) to estimate and consider (among other things) the timing of recoveries, and (d) to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer, which determination will be binding on the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to such Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account allocable to principal are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, if no Control Termination Event is continuing, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of the Non-Serviced Whole Loans under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account, in no event later than the 2nd business day following receipt in available and properly identified funds, all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Companion Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including the “Lower-Tier REMIC Distribution Account” and the “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class Z and Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Remittance Date occurring each February and on any Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class Z certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain the “Gain-on-Sale Reserve Account”, which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Companion Distribution Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other Permitted Investments meeting the requirements of the PSA. Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from their investment of such funds, as provided in the PSA.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account), exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account, for any of the following purposes, in each case only to the extent permitted under the PSA, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)         to remit on each Remittance Date (A) to the certificate administrator on the related Distribution Date for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account any Withheld Amounts collected on the Actual/360 Loans for their due dates in January (except during a leap year) and February of any calendar year;

(ii)        to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)       to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)        to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)       to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)       to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)      to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)       to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)       to recoup any amounts deposited in the Collection Account in error;

(xii)      to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)     to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)     to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)     to reimburse the certificate administrator for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)     to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)      to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Serviced Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Serviced Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans, the related Serviced Companion Loans and each successor REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the	Out of recoveries of interest with respect to the related Mortgage Loan (and the related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Stated Principal Balance of each such Mortgage Loan, Serviced Companion Loan and REO Loan.	Collection Account with respect to the other Mortgage Loans.

Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of each such Specially Serviced Loan and REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and the related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Liquidation Fee / Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, and (b) in certain circumstances, each Mortgage Loan repurchased by a Mortgage Loan seller (or as to which a Loss of Value Payments is made), an amount calculated by application of a Liquidation Fee rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments, and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption fees, waiver, consent and earnout fees, late payment charges, default interest and other processing fees actually collected on the Mortgage Loans (other than a Non-	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Serviced Mortgage Loan) and related Serviced Companion Loans.

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan (in each case, excluding any Companion Loan).	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan (in each case, excluding any Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred (during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account).	Time to time

Asset Representations Reviewer Fee/Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and any REO Loan (but excluding each Companion Loan).	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Monthly

Asset Representations Reviewer Upfront Fee/Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	The sum of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller upon completion of any Asset Review and within 45 days of receipt of a written request from the asset representations reviewer; provided, however, that if the related mortgage loan seller is (x) insolvent or (y) fails to pay such amount upon completion of any Asset Review and within 90 days of receiving an invoice from the asset representations reviewer, such fee will be paid by the trust; provided, further, that notwithstanding any payment of such fee by the trust, such fee will remain an obligation of the related mortgage loan seller and the special servicer will reasonably pursue remedies against such mortgage loan seller.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and the related Serviced Companion Loans), and then, with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to the Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and the related Serviced Companion Loans), and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans).	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any related REO Loans.

With respect to a Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer (if any) under the Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to the Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to a Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and any successor REO Loan, and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Whole Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.04500%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	a specified percentage (which may be either 50% or 100% for performing Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement; provided that with respect to such transactions, the consent of and/or processing by the special servicer is not required for the related transaction and, in the event that the special servicer’s consent and/or processing is required, then the master servicer will be entitled to 50% of such fees;

●	100% of all assumption application fees and other similar items received on any Mortgage Loans solely to the extent the master servicer is processing the underlying transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and any fee actually paid by a borrower in connection with the defeasance of Serviced Mortgage Loan and any related Serviced Companion Loan (provided, however, that 50% of the portion of any fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent, processing or approval of the special servicer is required under section (iv) of the Special Servicer Decisions listed in this prospectus (and specifically excluding any defeasance fees), must be paid by the master servicer to the special servicer);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement); provided that with respect to such transactions, the consent, processing or approval of the special servicer is not required to take such actions;

●	50% of all assumption, waiver, consent and earnout fees and other similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) for which the special servicer’s processing, consent or approval is required and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid;

●	100% of charges by the master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Loans; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap of the greater of (a) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan and (b) $25,000.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to any split fee (other than a fee split with respect to penalty charges), the master servicer and the special servicer shall each have the right in its sole discretion, but not any obligation, to reduce or elect not to charge its respective percentage interest in any fee or payment payable to such party; provided, however, that without the consent of the affected party, (x) neither the master servicer nor the special servicer shall have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee shall not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the master servicer decides not to charge any fee (other than with respect to penalty charges), the special servicer shall still be entitled to charge the portion of the related fee the special servicer would have been entitled to if the master servicer had charged a fee and the master servicer shall not be entitled to any of such fee charged by the special servicer.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to a per annum rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Serviced Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of the lesser of (a) 1.0% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan and (b) the rate that would result in a workout fee of $1,000,000 (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in an aggregate Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on such Mortgage

Loan (or Serviced Whole Loan, if applicable) from the date that such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date).

The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including each related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan, Serviced Companion Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (i) each Specially Serviced Loan or REO Property (except with respect to a Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property or (ii) any Loss of Value Payment or Purchase Price paid by a mortgage loan seller with respect to any Mortgage Loan. The Liquidation Fee for each Mortgage Loan (and each related Serviced Companion Loan), Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of the lesser of (a) such rate as would result in a liquidation fee of $1,000,000 and (b) 1.0% with respect to each Serviced Mortgage Loan, each Specially Serviced Loan and each REO Property; provided that if the rate in clause (b) above would result in a liquidation fee that would be less than $25,000 in circumstances where a liquidation fee is to be paid, then such rate as would yield a fee of $25,000; provided, further, that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the Serviced Companion Loan or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)   the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) The Greystone Whole Loan by the holder of the related Subordinate Companion Loan, in each case described in clause (ii)(A) or (B) above, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)  the purchase of all of the Mortgage Loans and REO Properties, in connection with an optional termination of the issuing entity,

(iv)   with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Companion Loan within the time period (or extension of such time period) provided for such repurchase in such pooling and servicing agreement if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)   the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Holder or its affiliate; provided, however, that if no Control Termination Event is continuing, and if such affiliated Directing Holder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Holder for approval the initial asset status report with respect to such Specially Serviced Loan, then the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Holder or its affiliates), or

(vi)  if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full; provided that, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)   a specified percentage (which may be either 0% or 50% for performing Mortgage Loans (other than Non-Serviced Mortgage Loans) and 100% for Specially Serviced Loans) of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)  100% of assumption application fees and other similar items received with respect to Mortgage Loans for which the special servicer is processing the underlying assumption related transaction,

(iii)  50% of the portion of any fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent, processing or approval of the special servicer is required,

(iv)  100% of all Excess Modification Fees and assumption, waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(v)   50% of all Excess Modification Fees and assumption fees, consent fees and earnout fees received with respect to all Mortgage Loans (including the Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and for which the special servicer’s processing, consent or approval is required.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (and the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account or the Loss of Value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for such Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date; provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loans (including any related REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Mortgage Loan)), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00910% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loans and excluding any Companion Loans) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. The Certificate Administrator/Trustee Fee includes the trustee fee.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (in each case, excluding any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to the product of (a) a rate equal to a per annum rate of 0.00205% multiplied by (b) the Stated Principal Balance of the Mortgage Loans and any REO Loans (in each case, excluding any Companion Loans) and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will also be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (but excluding any Companion Loan), equal to the product of a rate equal to 0.00035% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

In connection with each Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (the “Asset Representations Reviewer Asset Review Fee”).

Each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, except that the Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid, in the first instance, by the related mortgage loan seller upon completion of any Asset Review and within forty-five (45) days of receipt by the related mortgage loan seller of a written invoice from the asset representations reviewer. If the related mortgage loan seller is (x) insolvent or (y) fails to pay such amount within ninety (90) days of receiving an invoice from the asset representations reviewer, such fee will be paid by the issuing entity following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount. However notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the special servicer will be required to reasonably pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity, and the costs of so doing will be a trust fund expense. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan will be required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by a mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)	120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)	30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)	90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan; provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (if no Consultation Termination Event is continuing, in consultation with the Directing Holder (except in the case of an Excluded Loan with respect to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) and, during a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least ten (10) business days following the date the special servicer receives an appraisal or conducts a valuation described below, equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.   the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan based upon their respective outstanding principal balances; provided that with respect to a Serviced AB Whole Loan, any related Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan until reduced to zero, and then to the related Mortgage Loan and any related Pari Passu Companion Loan(s) pursuant to the related Intercreditor Agreement, pro rata, based on their principal balances.

For a summary of the provisions in each Non-Serviced PSA relating to appraisal reduction amounts, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to use reasonable efforts to obtain an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s receipt of such MAI appraisal. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than ten (10) business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within four (4) business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable, and, promptly following receipt of any such appraisal or performance of such valuation (or receipt of any supplemental appraisal, as discussed below), will deliver a copy thereof to the master servicer, the certificate administrator, the trustee, the operating advisor and (prior to the occurrence of any Consultation Termination Event and other than in the case of any Excluded Loan with respect to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) the Directing Holder; provided, however, that no new or updated appraisal will be required if the Mortgage Loan, Serviced Whole Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the special servicer reasonably believes such sale is likely to close. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, if a Consultation Termination Event is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). If no Consultation Termination Event is continuing (and unless the related Mortgage Loan is an Excluded Loan as to such party), the special servicer will consult with the Directing Holder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 6-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan; provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reduction amounts that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under such Non-Serviced PSA in respect of such Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, such Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to such Non-Serviced Whole Loan will generally be allocated to such Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances. For purposes of determining control with respect to any Serviced AB Whole Loan, Appraisal Reduction Amounts will first be notionally allocated to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Pari Passu Companion Loan(s) pursuant to the related Intercreditor Agreement, pro rata, as applicable.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the certificate administrator and the operating advisor will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount. In the case of a Serviced Whole Loan, any Collateral Deficiency Amount will be allocated among the related Mortgage Loan, Serviced Pari Passu Companion Loan and Subordinate Companion Loan in the same manner Appraisal Reduction Amounts are allocated.

For purposes of determining the Non-Reduced Certificates, the Controlling Class and the occurrence of a Control Termination Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class NR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class NR certificates and second, to the Class G certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts (as applicable) to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The certificate administrator, the operating advisor and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

In addition, the Requesting Holders of any Appraised-out Class will have the right to challenge the special servicer’s Appraisal Reduction Amount and, at their sole expense, to require the special servicer to order an additional appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

With respect to The Greystone Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, with respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “—The Serviced AB Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than any Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and any related Serviced Companion Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard (with respect to any Mortgage Loan other than an applicable Excluded Loan and, if no Control Termination Event is continuing, with the consent of the Directing Certificateholder); provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to a REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer (if no Control Termination Event is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). In addition, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan that is not an Excluded Loan as to such party) in connection with any determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard to (1) cause each borrower to maintain (to the extent required by the related Mortgage Loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Serviced Mortgage Loans and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon the certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the ten (10) highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Holder and/or the consultation rights of the Risk Retention Consultation Party, or the holder of any Companion Loan as described under “—The Directing Holder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Holder or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan, or waiting to consult on a non-binding basis with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Holder—Control Termination Event and Consultation Termination Event” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained) (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Holder) (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and upon non-binding consultation with the Risk Retention Consultation Party, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligations to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to

Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this section, the special servicer (or, with respect to certain non-material modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or to be subject to tax under the REMIC provisions. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions or Special Servicer Decisions (unless, with respect to a non-Specially Serviced Loan, the master servicer and the special servicer mutually agree that the master servicer will process and obtain the prior consent of the special servicer). The master servicer may enter into certain non-material modifications, amendments, consents and waivers described in the PSA and as permitted under the Mortgage Loan documents to the extent they do not constitute Major Decisions or Special Servicer Decisions.

Except as otherwise described in the proviso following the Special Servicer Decisions listed below, the master servicer will not be permitted to consent to or approve a request by a borrower with respect to any of the following types of requests (each a “Special Servicer Decision”) and the special servicer will process and/or consent to each such Special Servicer Decision:

(i)    approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements for leases in excess of the lesser of 30,000 square feet and 30% of the net rentable area of the related Mortgaged Property, so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan documents;

(ii)   approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(iii)  approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iv)  agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interests in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (C) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(v)   any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves with respect to any Mortgage Loan, but excluding (subject to clause (vi) below), as to Mortgage Loans which are non-Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related loan documents (for the avoidance of doubt, other than as set forth in clause (vi) below, any request with respect to a Mortgage Loan that is a non-Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and special servicer, will not constitute a Special Servicer Decision);

(vi)  any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit in the case of certain Mortgage Loans whose escrows, reserves and related letters of credit exceed, in the aggregate (but excluding tax and insurance escrows), at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans are identified on a schedule to the PSA), except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan);

(vii)  in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents;

(viii) in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (A) the release, substitution or addition of collateral securing any Mortgage Loan in connection with a defeasance of such collateral; or (B) that are related to the any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not a Major Decision;

(ix)  approving easements or rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan; and

(x)  approving any requests for modification or amendment of a ground lease or entry into a new ground lease;

provided, however, that notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters with respect to any non-Specially Serviced Loan (other than the items listed in clause (iv)(A) and clause (iv)(B) of “Special Servicer Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA). If the master servicer is processing a Special Servicer Decision, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to such Special Servicer Decision. In any case, with respect to any Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and special servicer will be entitled to 50% of any related fee paid in connection with such Special Servicer Decision whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan (other than any Excluded Loan as to such party), the approval of the Directing Holder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) with respect to a Specially Serviced Loan (other than any Excluded Loan as to such party), non-binding consultation with the Risk Retention Consultation Party, in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Major Decision or any Special Servicer Decision (other than the items listed in clause (iv)(A) and clause (iv)(B) of “Special Servicer Decision”) will be required to refer the request to the special servicer. Generally, the special servicer will process the request directly. However, the master servicer and special servicer may mutually agree that the master servicer will process such request (or if the request is the items listed in clause (iv)(A) and/or clause (iv)(B) of “Special Servicer Decision”), in which case the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any related fee whether or not the master servicer processes such request.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) after non-binding consultation with the Risk Retention Consultation Party (in either of clause (a) and (b), other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer is the party giving notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the applicable mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Holder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Holder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer is the party giving notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the special servicer (and the special servicer will forward such notice to the Directing Holder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event is continuing)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Holder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, with respect to any Serviced AB Whole Loan, so long as no Control Appraisal Period under the related Intercreditor Agreement has occurred and is continuing, no modification, waiver or amendment of the related Whole Loan that would be a “major decision” under the related Intercreditor Agreement may be made without the consent of the holder of the related Subordinate Companion Loan, which must be obtained by the special servicer. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Greystone Whole Loan—Consultation and Control”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to determine, in a manner consistent with the Servicing Standard and subject to the consent of the special servicer), whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights while no Control Termination Event is continuing and other than with respect to an applicable Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Holder (or during a Control Termination Event, but while no Consultation Termination Event is continuing and other than with respect to an applicable Excluded Loan, upon consultation with the Directing Holder). However, the special servicer or the master servicer, as applicable, may not waive the rights of the lender or grant its consent under any “due-on-sale” clause, unless:

●	the special servicer or the master servicer, as applicable, has received a Rating Agency Confirmation, or

●	such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (a) represents less than 5% of the principal balance of all the Mortgage Loans in the issuing entity, (b) has a principal balance that is equal to or less than $35 million and (c) is not one of the ten largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

For the avoidance of doubt, with respect to any Mortgage Loan that (i) is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest and (ii) is a Specially Serviced Loan, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Holder with respect to the above described “due-on-sale” matters.

With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to determine, in a manner consistent with the Servicing Standard and subject to the consent of the special servicer), whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights while no Control Termination Event is continuing and other than with respect to an applicable Excluded Loan, the special servicer has obtained the consent of the Directing Holder (or during a Control Termination Event, but while no Consultation Termination Event is continuing and other than with respect to an applicable Excluded Loan, has consulted with the Directing Holder). However, the special servicer or the master servicer, as applicable, may not waive the rights of the lender or grant its consent under any “due-on-encumbrance” clause, unless:

●	the special servicer or the master servicer, as applicable, has received a Rating Agency Confirmation, or

●	such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (a) represents less than 2% of the principal balance of all the Mortgage Loans in the issuing entity, (b) has a principal balance that is $20 million or less, (c) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (d) has as debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan (or related Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and (e) is not one of the ten largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

With respect to any Serviced AB Whole Loan, the rights of the Directing Holder set forth in the preceding paragraphs will be exercised by the holders of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2019 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced AB Whole Loan, the cost will be allocated, first, to reduce amounts otherwise distributable to the holder of the related Subordinate Companion Loan, and second, to reduce amounts otherwise distributable to the holder of the related Mortgage Loan and the holders of any related Pari Passu Companion Loan(s), as applicable, on a pro rata and pari passu basis to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which the preparer of such report has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any visible waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing Standard to collect the operating statements of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2019 and the calendar year ending on December 31, 2019 and to review such operating statements in connection with the preparation of the CREFC Operating Statement Analysis Reports. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans, any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

1.	the related borrower has failed to make when due any Periodic Payment, which failure continues, unremedied (without regard to any grace period):

●	except in the case of a balloon Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date on which the subject payment was due; or

●	solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which such balloon payment was due (except as described in clause (B) below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered to the master servicer or the special servicer (and in either such case the master servicer or the special servicer, as applicable, will be required to promptly deliver a copy thereof to the other servicer), a refinancing commitment acceptable to the special servicer prior to the date 60 days after the balloon payment was due, 120 days beyond the date on which the balloon payment was due (or such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

2.	there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that (i) in the judgment of the master servicer or the special servicer (in the case of the special servicer, (A) with the consent of the Directing Holder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing and upon consultation with the Risk Retention Consultation Party or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Holder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) materially impairs the value of the related Mortgaged Property as security for the applicable Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder in such Serviced Whole Loan), and (ii) continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Serviced Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related mortgage loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a property advance will be deemed to materially and adversely affect the interests of the Certificateholders in the Mortgage Loan (or, in the case of any Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in the Serviced Whole Loan);

3.	the master servicer or the special servicer has determined (and, in the case of the special servicer (i) with the consent of the Directing Holder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing and upon consultation with the Risk Retention Consultation Party, or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Holder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Serviced Whole Loan is reasonably foreseeable, (ii) such default will materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or any related Companion Loan Holder in the Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable grace period under the terms of such Mortgage Loan or Serviced Whole Loan or, if no grace period is specified and the default is capable of being cured, for 30 days; provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related mortgage loan documents will be deemed not to have a grace period;

4.	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in any involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the master servicer or the special servicer (and, in the case of the special servicer (i) with the consent of the Directing Holder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing, or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Holder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan or REO Serviced Companion Loan) be transferred to special servicing);

5.	the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

6.	the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

7.	the master servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the

Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan upon the earlier of (i) 60 days after the servicing of such Mortgage Loan is transferred to the special servicer and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in strategy reflected in the initial Asset Status Report (or subsequent Final Asset Status Report) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be return to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but only with respect to any Mortgage Loan other than an Excluded Loan and only while no Consultation Termination Event is continuing);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan that is not an Excluded Loan as to such party);

●	with respect to any related Serviced Companion Loan, to the extent such Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Companion Loan has been sold or, to the extent such Serviced Companion Loan has not been included in a securitization transaction, to the holder of such Serviced Companion Loan;

●	the operating advisor (but, (i) other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event and (ii) with respect to The Greystone Whole Loan only to the extent it is also subject to a Control Appraisal Period under the related Intercreditor Agreement);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an applicable Excluded Loan, if no Control Termination Event is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 10 days) after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 10 days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within ten business days) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 10 business day period (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 10 days) and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

Prior to a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Holder.

If a Control Termination Event is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Holder (other than with respect to any Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider, on a non-binding basis, such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Holder (if no Consultation Termination Event is continuing and other than with respect to any Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Holder (if no Consultation Termination Event is continuing and other than with respect to any Excluded Loan as to such party), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of any related Companion Loans, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Holder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Holder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Holder (other than with respect to an applicable Excluded Loan) will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. During a Consultation Termination Event, the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

The special servicer will implement the Final Asset Status Report.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, any Serviced Companion Loan Holder(s)), as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s), constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, any Serviced Companion Loan Holder(s)), as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s), constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the Mortgaged Property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the issuing entity’s net after-tax proceeds from such property. Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income with respect to a Mortgaged Property would qualify if a separate charge is not stated for such non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate (as of January 1, 2018, 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and, with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder(s), for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and the Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder(s) constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as to realize a fair price. In the case of a Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that the related Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan(s) by the special servicer for such Non-Serviced Whole Loan, the special servicer will be entitled to sell (with the consent of the Directing Holder if no Control Termination Event is continuing and such Non-Serviced Mortgage Loan is not an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and the Risk Retention Consultation Party at least 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan or REO Property if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan or REO Property, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 3 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Par Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 6-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price and the offer is less than the Par Purchase Price, the trustee must (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines, in consultation with the Directing Holder (if no Consultation Termination Event is continuing) and the Risk Retention Consultation Party (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Serviced AB Whole Loan”.

In addition, with respect to the Non-Serviced Mortgage Loans, if a Non-Serviced Mortgage Loan has become a Defaulted Loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) (and, in the case of each of the 20 Times Square Whole Loan and. under certain circumstances, the Holiday Inn FiDi Whole Loan, the related Subordinate Companion Loans) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right if no Control Termination Event is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

In addition, with respect to a Servicing Shift Mortgage Loan, if a Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, while no Control Termination Event is continuing, the Directing Holder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any applicable Excluded Loan, (2) the special servicer, with respect to non-Specially Serviced Loans (other than any applicable Excluded Loan), as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) or the Directing Holder and (3) the special servicer with respect to all Mortgage Loans (other than any applicable Excluded Loan as to such party) for which an extension of maturity is being considered by the special servicer or by the master servicer subject to the consent or deemed consent of the special servicer, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an applicable Excluded Loan, during a Control Termination Event, the Directing Holder will have certain consultation rights only, and during a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

In addition, within a reasonable time upon request from the Directing Holder or the operating advisor, as applicable, and no more often than on a monthly basis, each of the master servicer and the special servicer shall, without charge, make a knowledgeable officer available via telephone to verbally answer questions from (a) the Directing Holder ((i) if no Consultation Termination Event is continuing and (ii) other than with respect to any Excluded Loan as to such party) and (b) the operating advisor (with respect to the special servicer only), regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the master servicer or the special servicer, as applicable, is responsible.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders (by Certificate Balance, as determined by the certificate registrar from time to time); provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated,

the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder;

The initial Directing Certificateholder is expected to be RREF III-D CS 2018-C14, LLC or another affiliate of Rialto Capital Advisors, LLC. and Rialto Real Estate Fund III – Debt, LP.

“Directing Holder” means:

(a)   with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan (other than The Greystone Whole Loan and the Sheraton Grand Nashville Downtown Whole Loan), the Directing Certificateholder,

(b)   with respect to a Servicing Shift Whole Loan, (i) prior to the related servicing shift securitization date, the holder of the controlling Pari Passu Companion Loan and (ii) on and after the related servicing shift securitization date, the directing certificateholder with respect to the related securitization trust; and

(c)   with respect to any Serviced AB Whole Loan, (i) for so long as no related Control Appraisal Period exists, the AB Whole Loan Controlling Holder and (ii) for so long as a related Control Appraisal Period exists, the Directing Certificateholder.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA. For the avoidance of doubt, whenever the term “Controlling Class

Certificateholder” is used without further clarification, the parties hereto intend for such references to mean the applicable Controlling Class Certificateholder under the circumstances.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class, or if no Class of Control Eligible Certificates meets the preceding requirement, the most senior Class of Control Eligible Certificates. The Controlling Class as of the Closing Date shall be the Class NR Certificates; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Classes, have been reduced to zero, the Controlling Class shall be the most subordinate Class of Control Eligible Certificates that has a principal balance greater than zero; provided, further, that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be any of the Class G and Class NR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class or provide the name, contact information and address of the then-current Directing Holder, and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, if no Consultation Termination Event is continuing, the Directing Holder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or the special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

The Class G certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer, who will have 15 business days (or 60 days with respect to the determination of an Acceptable Insurance Default) (from the date that the special servicer receives the information from the master servicer) to analyze and make a recommendation regarding any of the following actions (subject, however, to the right of the special servicer to process directly any of the following actions as set forth in the PSA) (provided that, in the event that the special servicer and the master servicer have mutually agreed that the master servicer will determine and process the request with respect to the subject following action, if the special servicer does not consent, or notify the master servicer that it will not consent, to any of the following actions within the required 15 business days or 60 days, as applicable, the special servicer will be deemed to have consented to the subject following action) and (b) if no Control Termination Event is continuing, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Holder has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the special servicer (provided that if such written objection has not been received by the special servicer within such ten-business-day (or 20-day) period the Directing Holder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Holder will not apply to any applicable Excluded Loan; and (c) (i) prior to taking any of the following actions with respect to a Specially Serviced Loan, an REO Loan or an REO Property and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan or any applicable Excluded Loan), the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (except with respect to an Excluded Loan as to the Risk Retention Consultation Party).

Each of the following will be a “Major Decision”:

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loans as come into and continue in default;

(ii)   any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding late fees and default interest) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than as expressly permitted pursuant to the terms of the related loan documents;

(iii)  any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”) for less than the applicable Purchase Price (excluding any expenses incurred by the master servicer, the special servicer, the depositor, the certificate administrator and the trustee in respect of the breach or document defect giving rise to a repurchase or substitution obligation under an MLPA);

(iv)  any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)   any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise permitted pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(vi)  any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan if lender consent is required, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)  any property management company changes or franchise changes (to the extent the lender is permitted to consent or approve under the Mortgage Loan documents);

(viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those releases done in accordance with the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)  any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(x)   any determination of an Acceptable Insurance Default;

(xi)  following a default or an event of default with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any acceleration of such Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(xii) any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(xiii) any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(xiv) any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

With respect to any Serviced AB Whole Loan, if no related Control Appraisal Period is continuing, the Directing Certificateholder will not be entitled to exercise the above described rights, but such rights, or rights substantially similar to those rights, will be exercisable by the holder of the related Subordinate Companion Loan; provided that nothing precludes the Directing Certificateholder from consulting with the special servicer, regardless of whether the holder of the related Subordinate Companion Loan is entitled to exercise such rights to the extent provided for under the related Intercreditor Agreement. For the specific major decisions specified in the related Intercreditor Agreement applicable to each Serviced AB Whole Loan while no related Control Appraisal Period is continuing, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the special servicer describing in reasonable detail (i) the background and circumstances requiring action of the special servicer and (ii) the proposed course of action recommended.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process (and obtain the prior consent of the special servicer) with respect to any Major Decisions with respect to any non-Specially Serviced Loan.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than (i) an applicable Excluded Loan or (ii) The Greystone Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement with respect to the related Subordinate Companion Loan) and for so long as no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the special servicer if no Control Termination Event continuing) and to consider alternative actions recommended by the Directing Holder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Holder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the special servicer from consulting with the Directing Holder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Holder (if no Control Termination Event is continuing) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. During a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Non-Serviced Mortgage Loan or any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan or any applicable Excluded Loan), the special servicer will also be required to consult with the Risk Retention Consultation Party in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of the Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the Risk Retention Consultation Party within 10 days following the later of (i) the special servicer’s written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the Risk Retention Consultation Party and reasonably available to the special servicer related to the subject matter of such consultation, the special servicer will not be obligated to consult with the Risk Retention Consultation Party on the specific matter; provided, however, that the failure of the Risk Retention Consultation Party to respond will not relieve the special servicer from using reasonable efforts to consult with the Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicing actions.

A “Control Termination Event” will occur when (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of such Class; (ii) such Mortgage Loan or Whole Loan is an Excluded Loan; or (iii) a Holder of the Class G Certificates becoming the majority Controlling Class Certificateholder and having irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that no Control Termination Event may occur with respect to the Directing Holder related to a Servicing Shift Whole Loan and the term “Control Termination Event” shall not be applicable to the Directing Holder related to such Servicing Shift Whole Loan; and provided, further, that a Control Termination Event shall not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that with respect to a Serviced AB Whole Loan, no Control Termination Event will be deemed to be continuing unless a Control Appraisal Period is continuing under the related Intercreditor Agreement and a Control Termination Event is continuing.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that with respect to a Serviced AB Whole Loan, no Consultation Termination Event will be deemed to be continuing unless a Control Appraisal Period is continuing under the related Intercreditor Agreement and a Consultation Termination Event is continuing.

With respect to any Excluded Loan, a Consultation Termination Event shall be deemed to exist with respect to such Excluded Loan at all times.

The “AB Whole Loan Controlling Holder” means with respect to The Greystone Whole Loan, The Greystone Whole Loan Directing Holder.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G certificates and the Class G certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with Asset Status Reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to Asset Status Reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class G certificates, the successor Class G Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class G certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class G certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of Class G certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or (i) any other matter requiring consent of the Directing Holder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class or

(ii) any matter requiring consultation with the Directing Holder, the Risk Retention Consultation Party or the operating advisor) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Holder (or, with respect to any Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan (prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement)) and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or the holder of the Subordinate Companion Loan related to The Greystone Whole Loan, as applicable, or (ii) may follow any advice or consultation provided by the Directing Holder, the Risk Retention Consultation Party or the holder of a Serviced Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of the related Companion Loan, as described under “Description of the Mortgage Pool—The Whole Loans”).

Rights of Holders of Companion Loans

With respect to a Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Holder. The issuing entity, as the holder of each Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to each Non-Serviced Whole Loan, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class so long as no Consultation Termination Event is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, while no Control Termination Event is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of the Non-Serviced Whole Loan that has become a Defaulted Loan under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan, the holder of the related Serviced Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition to the foregoing, with respect to each Serviced Whole Loan, (a)(i) with respect to any non-Specially Serviced Loan the special servicer (with respect to any Major Decision or Special Servicer Decision, unless the master servicer and the special servicer mutually agree that, in connection with any modification, waiver or amendment that constitutes a Major Decision or a Special Servicer Decision, the master servicer will process and determine whether to consent, subject to the consent of the special servicer, to such modification, waiver or amendment) or the master servicer (with respect to any modification, waiver or amendment that does not constitute a Major Decision or a Special Servicer

Decision), or (ii) with respect to any Specially Serviced Loan, the special servicer, as applicable, will be required, unless otherwise stated in the related Intercreditor Agreement, to provide copies of any notice, information and report that it is required to provide to the Directing Holder pursuant to the PSA with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Serviced Whole Loan to any related Companion Loan Holder (or its representative), within the same time frame it is required to provide to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event), and (b) the special servicer upon request, will be required to consult with any related Serviced Companion Loan Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, such related Serviced Companion Loan Holder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the related Serviced Whole Loan, and consider alternative actions recommended by such related Serviced Companion Loan Holder; provided that after the expiration of a period of ten business days from the delivery to the related Companion Loan Holder of such items of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Directing Holder, the master servicer or special servicer, as applicable, will no longer be obligated to consult with such related Companion Loan Holder or consider alternate actions recommended by the related Companion Loan Holder, unless the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed; provided, further, that if the master servicer or special servicer, as applicable, determines (consistent with the Servicing Standard) that immediate action is necessary to protect the interests of the Certificateholders, the master servicer or special servicer, as applicable, may take such action without waiting for such response.  The master servicer or special servicer, as applicable, will not be obligated at any time to follow or take any alternative actions recommended by a Companion Loan Holder (or its representative) with respect to a Serviced Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Consultation and Control”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders .

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of one or more classes of certificates including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder (if the Directing Holder is the Directing Certificateholder)) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of the Non-Serviced Companion Loans or their respective designees (e.g., the Non-Serviced Directing Holder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Intercreditor Agreement and the Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve a Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Whole Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)   reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party that does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan related to the Directing Certificateholder, for so long as a Control Termination Event is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA. In addition, during a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Reports. Each Final Asset Status Report shall be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or a Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder—Major Decisions”;

(c)   the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)   the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)    after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Companion Loan that is a Pari Passu Companion Loan, for the benefit of the holders of the related Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, the Risk Retention Consultation Party, or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to any calendar year as to which no Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least ten (10) days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

During a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such CMBS transaction as the sole or a material factor in such rating action;

(ii)   that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)  that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, any Borrower Party, the Directing Holder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report or Final Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Holder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, any information contained within any Asset Status Report or Final Asset Status Report) that the special servicer has labeled and reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information and (iii) information subject to attorney-client privilege.

The operating advisor will be required to keep all such labeled Privileged Information confidential and will not be permitted to disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, if no Consultation Termination Event is continuing, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the Risk Retention Consultation Party, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an officer’s certificate (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Holder (other than with respect to any applicable Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA; provided, further, that no such termination will terminate the rights of the operating advisor that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (other than with respect an Excluded Loan as to such party and only if no Consultation Termination Event is continuing), the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating

Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor solely with respect to the Certificates with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee and the certificate administrator of the Rating Agency Confirmation from each Rating Agency with respect to such removal (which confirmations will be obtained by the certificate administrator at the expense of such holders and will not constitute an additional expense of the issuing entity).

The certificate administrator will be required to promptly provide written notice to all applicable Certificateholders of such request by posting such notice on its website, and by mail, and conduct the solicitation of votes of all applicable certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the VRR Interest, the Class Z certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred.  If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the special servicer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the distribution report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Column (or its predecessors) was a sponsor and its affiliate was the depositor in a public offering of CMBS with a securitization closing date on or after October 1, 2008, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between October 1, 2013 and September 30, 2018 was approximately 2.92%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the pool represent 17.5% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of Asset Review Trigger was set to exceed the portion of the Initial Pool Balance represented by the two (2) largest Mortgage Loans in the pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if a specified percentage of Mortgage Loans by loan count are Delinquent Loans, provided those Mortgage Loans meet a minimum principal balance threshold.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties.  While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), then the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA posted by the certificate administrator to the secure data room, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)  a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)  a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)  a copy of any notice previously delivered to the applicable mortgage loan seller by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii) any other related documents or agreements that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to such Mortgage Loan are missing any document or agreement that is required to be part of the Review Materials or that was entered into or delivered in connection with the origination or a modification of such Mortgage Loan and, in either case, that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents and agreements, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents and agreements to the extent in its possession. In the event any missing documents or agreements are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents or agreements from the related mortgage loan seller. The mortgage loan seller will be required to deliver such additional documents and agreements only to the extent such additional documents and agreements are in the possession of such mortgage loan seller.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Review Materials with respect to the Delinquent Loans, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will be performed in accordance with the Asset Review Standard and will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing information and documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession within 10 business days or by the related mortgage loan seller upon request as described above, the asset representations reviewer will list such missing information and documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing information and documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such information and documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing information or documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or, in the case of LCF, against Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP in respect of their respective payment guaranties), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any information or documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the information received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such information from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Holder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating

Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Holder or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio; provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset

Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio; provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights of all then-outstanding certificates; provided that if such failure is capable of being cured and the asset representations reviewer certifies to the other parties to the PSA that it is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date of written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)  any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date of written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)   the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)  the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the VRR Interest;

(c)   does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d)   may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, if no Control Termination Event is continuing, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder provides a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

During a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of (a) holders of Principal Balance Certificates evidencing at least 66 2/3% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the aggregate Voting Rights of each class of Non-Reduced Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notice via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. If no Control Termination Event is continuing, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class, the Directing Holder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer (so long as, on the date of the appointment, such appointment of such Excluded Special Servicer is a Qualified Replacement Special Servicer). It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination.

Notwithstanding the foregoing, the rights of the Certificateholders described above will not apply to the replacement of the special servicer with respect to (1) a Servicing Shift Whole Loan or (2) a Serviced AB Whole Loan if no Control Appraisal Period is continuing under the related Intercreditor Agreement.  The holder of the related controlling Pari Passu Companion Loan, with respect to a Servicing Shift Whole Loan, or the holder of the related Subordinate Companion Loan, with respect to a Serviced AB Whole Loan while no Control Appraisal Period is continuing under the related Intercreditor Agreement, will have the right to replace the special servicer solely with respect to the related Whole Loan.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of a special servicer.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the Non-Serviced Directing Holder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

During a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any Whole Loan so long as the holder of the related Companion Loan is the Directing Holder under the related Intercreditor Agreement) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each applicable Certificateholder of the recommendation and post the related report on the certificate administrator’s website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the applicable Certificateholder of such Qualified Replacement Special Servicer will not preclude the Directing Holder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable Rating Agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee (upon receipt of written confirmation from the certificate administrator, if the certificate administrator and the trustee are different entities) will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Holder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made under the terms of the PSA, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, any Distribution

Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the REO Account within two business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 20 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Whole Loan, by the holder of the related Serviced Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the master servicer, or the special servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Whole Loan, by the holder of the related Serviced Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the master servicer, or the special servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)   KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or classes of Serviced Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or classes of Serviced Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by KBRA (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)  the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(h)  Moody’s (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s, within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; and

(i)   the master servicer or the special servicer, as applicable, or any primary servicer or sub-servicer appointed by the master servicer or the special servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the master servicer has been instructed to retain by the depositor or a sponsor), fails to deliver the items required by the PSA after any applicable notice and cure period to enable the certificate administrator, depositor or a depositor under any other securitization to comply with the issuing entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Companion Loan that is part of a Serviced Whole Loan (or a portion of or interest in such Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, if no Control Termination Event is continuing, the Directing Holder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and payment or repayment of other amounts due to the master servicer or the special servicer), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, if no Control Termination Event is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, if no Control Termination Event is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing holder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, if no Consultation Termination Event is continuing, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer under the related Non-Serviced PSA remains unremedied and affects the holder of the Non-Serviced Mortgage Loan, and the Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (if no Control Termination Event is continuing and except with respect to any Excluded Loan as to such party), will be entitled to direct the Non-Serviced Trustee to terminate the Non-Serviced Special Servicer solely with respect to the Non-Serviced Whole Loan, and a successor will be appointed in accordance with the Non-Serviced PSA.

Notwithstanding the foregoing, the rights of the Certificateholders described above will not apply to the replacement of the special servicer with respect to a Serviced AB Whole Loan if no Control Appraisal Period is continuing under the related Intercreditor Agreement. The holder of the related Subordinate Companion Loan if no Control Appraisal Period is continuing under the related Intercreditor Agreement, will have the right to replace the special servicer solely with respect to the related Whole Loan.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g), or (h) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the second preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, any related Serviced Companion Loan Holder or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, any related Serviced Companion Loan Holder or the rating on any Serviced Companion Loan Securities, then the master servicer may not be terminated by or at the direction of such Serviced Companion Loan Holder or the holders of any Serviced Companion Loan Securities, but upon the written direction of such Serviced Companion Loan Holder, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that (1) a Servicer Termination Event under clause (a) or (b) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and (2) a Servicer Termination Event under clause (c) or (i) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of each Serviced Companion Loan Holder, if any, that is affected by such Servicer Termination Event. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any Serviced Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, if no Control Termination Event is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be indemnified and held harmless by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including costs of enforcement of such indemnity) incurred in connection with, or related to, the PSA, the Mortgage Loans, any related Companion Loan or the certificates (including any costs of enforcement of its indemnity); provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to any Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the securitization trust formed under the Non-Serviced PSA will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the subordinate or pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator (including any costs of enforcement of its indemnity) relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and the 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Neither the trustee nor the certificate administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA, or in the exercise of any of its rights or powers, if in the trustee’s or certificate administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian, 17g-5 Information Provider, certificate registrar and REMIC administrator to the extent the same party is acting in such capacities.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer (in the case of Specially Serviced Loans), as applicable, will be required to promptly forward it to the applicable mortgage loan seller. The master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include (but are not limited to) obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan the special servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the related MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Repurchase Request”), the receiving party will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Repurchase Request.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has paid the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Certificateholder’s Rights When a Repurchase Request is Delivered by Another Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the related mortgage loan seller identifying the applicable Mortgage Loan and setting forth the basis for such allegation. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request. However, if a Resolution Failure occurs with respect to the Repurchase Request, the provisions described below under
“—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the

Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, notice that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, a statement that responding Certificateholders will be required to certify their holdings in connection with such response, a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the

Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to enforce the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading
“—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder (provided that no Consultation Termination Event is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any

Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Pari Passu Whole Loans will or are expected to be substantially similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a servicing advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the CSAIL 2018-C14 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. However, “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or are expected to be substantially similar, but not necessarily identical, to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the CSAIL 2018-C14 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Holiday Inn FiDi Mortgage Loan

The Holiday Inn FiDi Whole Loan is currently being serviced and administered under the WFCM 2018-C47 PSA. The discussion under “—Servicing of the Non-Serviced Mortgage Loans—General” applies to the servicing arrangements under the WFCM 2018-C47 PSA. However, it should be noted that the WFCM 2018-C47 PSA does not provide for any caps on workout fees or liquidation fees.

Notwithstanding the foregoing, upon the securitization of Note A-1-A for the Holiday Inn FiDi Whole Loan, the Holiday Inn FiDi Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement that governs that securitization. It is anticipated that Note A-1-A for the Holiday Inn FiDi Whole Loan will be included in the CGCMT 2018-C6 transaction. Although it is expected that the discussion under “—Servicing of the Non-Serviced Mortgage Loans—General” will apply to the servicing arrangements under the CGCMT 2018-C6 pooling and servicing agreement, the CGCMT 2018-C6 transaction is not scheduled to close until December 11, 2018 and the terms of the CGCMT 2018-C6 pooling and servicing agreement have not been finalized. In addition, it should be noted that the CGCMT 2018-C6 operating advisor will be permitted to recommend replacement of the Holiday Inn FiDi

Special Servicer in a manner similar to the operating advisor under the PSA, but the CGCMT 2018-C6 operating advisor will have the right to do so at any time.

In addition, regardless of whether the Holiday Inn FiDi Whole Loan is serviced under the WFCM 2018-C47 PSA or the CGCMT 2018-C6 pooling and servicing agreement:

●	The Non-Serviced Directing Holder for the Holiday Inn FiDi Whole Loan will be the Holiday Inn FiDi Subordinate Companion Loan Holder unless and until a Holiday Inn FiDi Control Appraisal Period exists or is deemed to exist. During the continuance of a Holiday Inn FiDi Control Appraisal Period, the Non-Serviced Directing Holder for the Holiday Inn FiDi Whole Loan will be the holder of the related Note A-1-A or its representative (which, under the CGCMT 2018-C6 pooling and servicing agreement, is expected to be the CGCMT 2018-C6 controlling class representative).

●	Risk retention is, or is expected to be, held in the form of an “eligible horizontal residual interest” (within the meaning of the Credit Risk Retention Rules), and there will be no risk retention consultation party.

●	The related Non-Serviced Master Servicer will be entitled to a primary servicing fee with respect to the Holiday Inn FiDi Mortgage Loan calculated at 0.0025% per annum.

Servicing of the 20 Times Square Mortgage Loan

The 20 Times Square Whole Loan, and any related REO Property, are serviced under the 20 Times Square Trust 2018-20TS TSA. The servicing arrangements under the 20 Times Square Trust 2018-20TS TSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The 20 Times Square Trust 2018-20TS TSA contains terms and conditions that are customary for securitization transactions involving assets similar to the 20 Times Square Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the 20 Times Square Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to 20 Times Square Companion Loans. Such terms include, without limitation:

●	The servicer under the 20 Times Square Trust 2018-20TS TSA (the “20 Times Square Servicer”) earns a primary servicing fee with respect to the 20 Times Square Mortgage Loan and the 20 Times Square Pari Passu Companion Loans that are not included in the 20 Times Square 2018-20TS Trust at a per annum rate of 0.00125% and a primary servicing fee for the 20 Times Square Companion Loans that are included in the 20 Times Square 2018-20TS trust at a per annum rate of 0.0025%.

●	Upon the 20 Times Square Whole Loan becoming a specially serviced loan under the 20 Times Square Trust 2018-20TS TSA, the 20 Times Square Trust 2018-20TS Special Servicer will earn a special servicing fee payable monthly with respect to the 20 Times Square Whole Loan accruing at a rate equal to 0.15% per annum, until such time as 20 Times Square Whole Loan is no longer specially serviced.

●	Pursuant to the 20 Times Square Trust 2018-20TS TSA, the liquidation fee and the workout fee with respect to the 20 Times Square Mortgage Loan are similar, but not necessarily identical, to the corresponding fees payable under the PSA. The 20 Times Square Servicer or trustee under the 20 Times Square Trust 2018-20TS TSA (the “20 Times Square Trustee”), as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the 20 Times Square Companion Loans that are included in the 20 Times Square 2018-20TS Trust (but not with respect to any 20 Times Square Companion Loans not included in the 20 Times Square 2018-20TS Trust), unless the 20 Times Square Servicer or 20 Times Square Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on the 20 Times Square Companion Loans included in 20 Times Square 2018-20TS Trust. Reimbursement of such amounts and interest thereon are payable only from proceeds of the 20 Times Square Whole Loan.

●	The 20 Times Square Servicer or 20 Times Square Trustee, as applicable, is obligated to make property protection advances and advances of certain administrative expenses with respect to 20 Times Square Whole Loan, unless a determination is made by the 20 Times Square Servicer or 20 Times Square Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the 20 Times Square Whole Loan. If the 20 Times Square Servicer or 20 Times Square Trustee determines that any such advance made with respect to the 20 Times Square Whole Loan or the related Mortgaged Property is nonrecoverable, such advance will be reimbursed in full from any collections on the 20 Times Square Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 20 Times Square Whole Loan. In the event that collections received after the final liquidation of the 20 Times Square Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses.

●	Amounts payable with respect to the 20 Times Square Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the 20 Times Square Trust 2018-20TS TSA may be allocated between the 20 Times Square Servicer and 20 Times Square Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Serviced Mortgage Loans.

●	The 20 Times Square Special Servicer will be required to take actions with respect to the 20 Times Square Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to 20 Times Square Whole Loan, the servicing provisions relating to performing inspections are similar, but not necessarily identical, to those of the PSA. The servicing provisions do not include specific provisions relating to the collection of operating information.

●	The 20 Times Square Trust 2018-20TS Servicer and 20 Times Square Trust 2018-20TS Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

●	The servicing transfer events under the 20 Times Square Trust 2018-20TS TSA that would cause the 20 Times Square Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA. Examples of differences include, without limitation, that under the 20 Times Square Trust 2018-20TS TSA, a payment default will not cause a loan to become specially serviced unless there have been two consecutive monthly payment defaults, and a reasonably foreseeable default will not cause a loan to become specially serviced unless it is a reasonably foreseeable payment default.

●	The liability of the parties to 20 Times Square Trust 2018-20TS TSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the 20 Times Square Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the 20 Times Square Servicer to be deposited and maintained in a separate account in the name of the 20 Times Square Servicer for the benefit of the holders of the 20 Times Square Whole Loan until transferred (after payment of certain amounts under the 20 Times Square Trust 2018-20TS TSA) on a monthly basis prior to the Distribution Date to the Collection Account by the 20 Times Square Servicer for distribution in accordance with the PSA.

●	The 20 Times Square Trust 2018-20TS TSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

●	There is no operating advisor or equivalent party (and therefore no operating advisor fee) with respect to the 20 Times Square 2018-20TS Trust.

●	The 20 Times Square Trust 2018-20TS TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the 20 Times Square 2018-20TS Trust.

●	The 20 Times Square Trust 2018-20TS TSA does not require the 20 Times Square Trust 2018-20TS Servicer to make the equivalent of compensating interest payments in respect of the 20 Times Square Whole Loan.

The 20 Times Square Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—the Non-Serviced AB Whole Loans—The 20 Times Square Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The 20 Times Square Trust 2018-20TS depositor, 20 Times Square Servicer, 20 Times Square Special Servicer, 20 Times Square Trust 2018-20TS certificate administrator, 20 Times Square Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the 20 Times Square 2018-20TS Trust issuing entity is required to indemnify such parties pursuant to the terms of the 20 Times Square Trust 2018-20TS TSA) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the 20 Times Square Intercreditor Agreement and the 20 Times Square Trust 2018-20TS TSA. To the extent funds on collections from 20 Times Square Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 20 Times Square Whole Loan” in this prospectus. Prospective investors are encouraged to review the full provisions of the 20 Times Square Trust 2018-20TS TSA, which is available by requesting a copy from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer (with respect to non-Specially Serviced Loans, if the master servicer is processing the action requiring Rating Agency Confirmation) or the special servicer (with respect to Specially Serviced Loans, REO Loans and non-Specially Serviced Loans if the special servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as the case may be, may then take such action if the master servicer (with respect to non-Specially Serviced Loans, if the master servicer is processing the action requiring Rating Agency Confirmation) or the special servicer (with respect to Specially Serviced Loans, REO Loans and non-Specially Serviced Loans if the special servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3”(in the case of the master servicer) or “CSS3” (in the case of a special servicer), if Fitch is the non-responding Rating Agency, (ii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Kroll Bond Rating Agency, Inc. (“KBRA”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investor Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written

Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during a reporting period consisting of the preceding calendar year or portion of that year and of performance under the PSA or any Sub-Servicing Agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the Sub-Servicing Agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer and the Non-Serviced Special Servicer will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class Z and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided that (A) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class Z and Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at an amount equal to the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of Specially Serviced Loans and REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class, (3) the fair value of each Specially Serviced Loan as determined by the special servicer consistent with procedures required for making such determination in connection with the sale of a Defaulted Loan under the PSA, (4) the reasonable out of pocket expenses of the master servicer or special servicer, as applicable, related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and (5) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirement that the then-aggregate principal balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the

Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (A) the Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change; provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Holder or , if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class and for so long as a no Control Termination Event is continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5; provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)    to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by a Non-Serviced Intercreditor Agreement without the consent of the holder(s) of the related Non-Serviced Companion Loan(s).

Notwithstanding the foregoing, the PSA may not be amended without the consent of each holder of a Subordinate Companion Loan related to a Serviced AB Whole Loan if such amendment would materially and adversely affect the related Mortgage Loan or the related Subordinate Companion Loan holder’s rights with respect thereto.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-“ by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-“ by Fitch, (b) its short-term debt obligations have a short-term rating of not less than P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer, and, if no Control Termination Event is continuing, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, at the expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations under the PSA or as a result of other circumstances beyond the trustee’s or certificate administrator’s, as applicable, reasonable control) to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. Except as described in the following sentence, the terminated or removed trustee or certificate administrator, as applicable, will bear all reasonable costs and expenses in connection with its termination or removal. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Washington

In Washington, it is most common to foreclose a deed of trust by non-judicial foreclosure. Non-judicial foreclosure is available if the deed of trust contains a power of sale, recites that the property is not used principally for agricultural purposes and if that statement is true either at the time the deed of trust is granted or at the time of foreclosure, names a trustee that maintains a street address in Washington where service of process may be made and where it maintains telephone service and a physical presence, and the deed of trust meets the other technical requirements of the Washington Deed of Trust Act. The non-judicial foreclosure process requires a statutory notice of default and, no earlier than 30 days thereafter, a subsequent statutory notice of sale at least 90 days prior to the scheduled foreclosure sale date. The notice of default must be mailed to the borrower and grantor and posted in a conspicuous place on the premises or, in lieu of posting, the same must be personally served on the borrower and grantor. The notice of sale must be recorded, mailed to the borrower, grantor and certain other affected parties, posted in a conspicuous place on the premises or served upon an occupant of the premises, and published twice during certain designated times in a local newspaper. The trustee’s sale may not be held sooner than 190 days after the date of default. Foreclosure sales are by public auction with the property going to the highest bidder, who must pay in cash, except that the beneficiary may credit-bid up to the amount of the monetary obligations secured by the deed of trust. A foreclosure proceeding may be stopped and the deed of trust reinstated up until 11 days before the foreclosure sale if all defaults are cured, including payment of the entire amount due (other than any accelerated principal) and including all expenses incurred by the trustee as a result of the default.

Several additional restrictions and additional obligations apply to beneficiaries of deeds of trust in Washington recorded against owner-occupied or tenant-occupied residential real property, which do not apply to deeds of trust securing commercial loans, in order to foreclose the same.

Washington has a “one action” rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or, in the case of a deed of trust securing a commercial loan, actions to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

Non-judicial foreclosure has the effect of satisfying all of the obligations secured by the deed of trust, including any cross collateralized obligations and any obligations of the borrower, grantor or guarantor contained in separate documents that are the “substantial equivalent” of obligations secured by the deed of trust. Limited exceptions to the “anti-deficiency” rule (with respect to a non-judicial trustee’s sale under a deed of trust securing a commercial loan executed after June 11, 1998) allow post-foreclosure actions, including: (a) actions against the borrower or grantor generally within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for a loss of property value caused by waste committed against the property; provided that statutory notices were timely given to such parties of the non-judicial foreclosure and (b) actions against a guarantor to collect a deficiency judgment; provided that statutory notices were timely given to the guarantor of the non-judicial foreclosure. A guarantor may petition the court to limit the amount of the deficiency based on a post-foreclosure determination of the fair market value of the property.

In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor. There is a one-year redemption period from the date of sale following a judicial foreclosure. The redemption period may be reduced to eight months if the mortgage declares in its terms that the property is not used principally for agricultural or farming purposes and, in the foreclosure complaint, the creditor waives any right to a deficiency judgment.

Florida

Loans involving real property in Florida are secured by mortgages which must be recorded in the county in which the property is located. There is no power of sale in Florida. A mortgage must be foreclosed in a judicial proceeding. The mortgagee must file an action for foreclosure and must obtain a final judgment of foreclosure against the borrower. After the lender secures a final judgment of foreclosure against the borrower, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 describes the judicial sales procedure in Florida. It requires that the foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two consecutive weeks in the county in which the property is located and stating when/where the sale is to be held. The lender has a “judgment credit” in the amount of the foreclosure judgment, which the lender may bid at the sale. Everyone else must bid cash. The clerk of the court issues the certificate of sale to the highest bidder on the day of the sale. There generally is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale, with the exception of certain federal agencies such as the Small Business Administration. If no objections to the sale are filed within ten days after filing the certificate of sale, the clerk issues the certificate of title to the property. Deficiency judgments are permitted under Florida law to the extent not prohibited by the applicable loan documents. Deficiency judgments can be obtained either as part of the same foreclosure action or as a separate proceeding. If the lender is the purchaser of the property, the deficiency is generally the difference between the value of the property as of the date of the foreclosure sale and the amount of the foreclosure judgment. Florida law permits the lender to enforce an assignment of rents in the loan documents in the foreclosure action and a lender may have a receiver appointed during the pendency of the foreclosure action. The appointment of a receiver is an equitable remedy and is granted or denied in the discretion of the court.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the owner of the applicable property and usually the borrower) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the grantor (the equivalent of a mortgagor) conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel or motel properties constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel or motel properties may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or the lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In some states, a lender must exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of pre-petition security interests in post-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both (a) the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and to remain in possession of the property pursuant to the lease and (b) any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, in a multi-borrower loan transaction, a lien granted by one of the borrowers to secure repayment of the loan in excess of its allocated share of loan proceeds could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) such borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the issuing entity to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure; provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any other form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Column, which is a sponsor and an originator, and its affiliates are playing several roles in this transaction. Credit Suisse Commercial Mortgage Securities Corp. is the depositor and an affiliate of Column. Column and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Column is also an affiliate of Credit Suisse Securities (USA) LLC, an underwriter for the offering of the certificates.

Credit Suisse Securities (USA), one of the underwriters, is an affiliate of the depositor and of Column Financial, Inc., a sponsor, a mortgage loan seller, an originator, a warehouse lender to certain other sponsors (or their respective affiliates) and the current holder of one or more of the Prudential – Digital Realty Portfolio companion loan, the Georgetown Squared & Seattle Design Center companion loan and the Continental Towers companion loan.

Natixis Securities Americas LLC, one of the underwriters, is an affiliate of the Natixis Real Estate Capital LLC, a sponsor, an originator, a mortgage loan seller, the holder of one of The Greystone companion loans and the Lafayette Park companion loan.

Rialto Real Estate Fund III – Debt, LP is also an affiliate of Rialto Capital Advisors, LLC, the special servicer, the holder of the VRR Interest, the Risk Retention Consultation Party and the entity that is the initial directing certificateholder.

LCF, which is a sponsor and originator, or an affiliate thereof currently holds a Holiday Inn FiDi companion loan. However, such holder intends, but is not obligated, to sell such Companion Loan in connection with a future securitization.

Wells Fargo Bank, National Association, the master servicer and certificate administrator, and certain other third party lenders provide warehouse financing to the LCF Financing Affiliates through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are or have been (and, as of the Closing Date, may be) subject to those financing arrangements. LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire any warehoused or previously warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, if necessary, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens. As of the date of this prospectus, none of the LCF Mortgage Loans were subject to the repurchase facility with Wells Fargo Bank, National Association. However, one or more LCF Mortgage Loans may become subject to that repurchase facility prior to the Closing Date.

In addition, Wells Fargo Bank, National Association, is or has been the interim custodian on behalf of LCF and its affiliates with respect to the loan files for all of the LCF Mortgage Loans.

Column provides warehouse financing to Argentic through various repurchase facilities and other lending arrangements. Some or all of the Argentic Mortgage Loans are (or as of the securitization closing date may be) subject to such repurchase facilities and other lending arrangements. If such is the case at the time the certificates are issued, then Argentic will use the proceeds from its sale of the Argentic Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused Argentic Mortgage Loans from the repurchase agreement counterparties or other types of lenders free and clear of any liens. As of November 6, 2018, Column was the repurchase agreement counterparty with respect to ten (10) of the Argentic Mortgage Loans (16.8%), with an aggregate Cut-off Date Balance of $129,720,493. The certificate administrator is the interim custodian of the loan documents with respect to all of the Argentic Mortgage Loans, which have an aggregate Cut-off Date Balance of $159,720,493. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase from Column the Argentic Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

An affiliate of Natixis Real Estate Capital LLC, a sponsor, an originator, a mortgage loan seller, the holder of one of The Greystone companion loans and the Lafayette Park companion loan, and Natixis Securities Americas LLC, one of the underwriters, provides warehouse financing to Rialto Real Estate Fund III – Debt, LP through various repurchase facilities and other lending arrangements. Some or all of the Rialto Real Estate Fund III – Debt, LP Mortgage Loans are (or as of the Closing Date may be) subject to such repurchase facilities and other lending arrangements. If such is the case at the time the certificates are issued, then Rialto Real Estate Fund III – Debt, LP will use the proceeds from its sale of the Rialto Real Estate Fund III – Debt, LP Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused Rialto Real Estate Fund III – Debt, LP Mortgage Loans from the repurchase agreement counterparties or other types of lenders free and clear of any liens. As of November 6, 2018, an affiliate of Natixis Real Estate Capital LLC and Natixis Securities Americas LLC was the repurchase agreement counterparty with respect to all of the Rialto Real Estate Fund III – Debt, LP Mortgage Loans (14.2%), with an aggregate Cut-off Date Balance of $109,747,754.

Argentic and Wells Fargo Bank have entered into a repurchase facility, pursuant to which Wells Fargo Bank has agreed to purchase mortgage loans from Argentic on a revolving basis. The dollar amount of the Argentic Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of November 6, 2018, approximately $30,000,000 with respect to one (1) Argentic Mortgage Loan. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Argentic Mortgage Loan subject to that repurchase facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

In addition, an affiliate of Argentic, Argentic Securities Income USA LLC, is currently the directing holder under the CSAIL 2018-CX11 PSA with respect to the Hilton Clearwater Beach Resort & Spa Whole Loan.

Pursuant to certain interim servicing agreements between LCF, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association, acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements, including the repurchase facility provided by Wells Fargo Bank, National Association, described above), including, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

LCF is affiliated with the borrower under the Dollar General Ogden Mortgage Loan (0.1%). LCF or an affiliate thereof originated that Mortgage Loan, and LCF is the mortgage loan seller with respect to that Mortgage Loan. That Mortgage Loan may contain provisions and terms that are more favorable to the borrower thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related Mortgage Loan documents permit transfers of the related Mortgaged Property and interests in the related borrower by the related borrower and by or to certain affiliates of

Ladder Capital Finance Holdings LLLP or Ladder Capital Corp. without the lender’s consent; (ii) the related Mortgage Loan documents permit future mezzanine financing; (iii) the lender will accept insurance coverage (including in some cases, self-insurance) provided by the sole tenant under its lease; (iv) there is no separate environmental indemnitor other than the related borrower; and (v) the related Mortgage Loan documents do not require that a borrower-related property manager be terminated in connection with a Mortgage Loan default.

Wells Fargo Bank, National Association, the certificate administrator, custodian, and master servicer, is also (i) the servicer, special servicer, certificate administrator and custodian under the 20 Times Square Trust 2018-20TS TSA, pursuant to which the 20 Times Square Whole Loan is serviced, (ii) the trustee, certificate administrator and custodian under the CSAIL 2018-CX11 PSA, pursuant to which the Hilton Clearwater Beach Resort & Spa Whole Loan is serviced, (iii) the master servicer, certificate administrator and custodian under the WFCM 2018-C47 PSA, pursuant to which the Holiday Inn FiDi Whole Loan is being serviced until the securitization of the related Note A-1-A and expected to be the master servicer under the pooling and servicing agreement for the CGCMT 2018-C6 transaction, pursuant to which the Holiday FiDi Whole Loan is expected to be serviced following the securitization of the related Note A-1-A, (iv) the master servicer, certificate administrator and custodian under the BANK 2018-BNK14 PSA, pursuant to which the Prudential-Digital Realty Portfolio Whole Loan is serviced and (v) the current holder of one or more of the Pari Passu Companion Loans relating to the Prudential-Digital Realty Portfolio Whole Loan.

Wilmington Trust, National Association, the trustee is also (i) the trustee under the 20 Times Square Trust 2018 20TS TSA, pursuant to which the 20 Times Square Whole Loan is serviced, (ii) the trustee under the BANK 2018 BNK14 PSA, pursuant to which the Prudential-Digital Realty Portfolio Whole Loan is serviced and (iii) the trustee under the WFCM 2018-C47 PSA with respect to the Holiday Inn FiDi Whole Loan until the securitization of the related Note A-1-A and is expected to be the trustee under the pooling and servicing agreement for the CGCMT 2018-C6 transaction, pursuant to which the Holiday FiDi Whole Loan is expected to be serviced following the securitization of the related Note A-1-A.

The special servicer is an affiliate of (i) Rialto Real Estate Fund III – Debt, LP, the Retaining Sponsor and Mortgage Loan Seller, (ii) the Risk Retention Consultation Party and holder of the VRR Interest and (iii) the entity that will purchase the Class F, Class G, Class NR, Class X-F, Class X-G, Class X-NR and Class Z certificates and to be appointed as the initial Directing Certificateholder.

In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer for the Prudential-Digital Realty Portfolio whole loan combination, which is serviced under the Pooling and Servicing Agreement governing the BANK 2018-BNK14 transaction and is an affiliate of the entity that was appointed as the Directing Certificateholder under the BANK 2018-BNK14 PSA.

Pursuant to certain interim servicing arrangements, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by RREF or its affiliates, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Subordinate Companion Loan or a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal (other than a payment of $100 to the Class X-B certificates on the first Distribution Date, which will be deemed a payment of principal on their REMIC regular interest principal balance for federal income tax purposes), the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans after the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are no longer outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the Principal Balance Certificates or, in the case of the Class X-A and Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium (and any Class X Certificate), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a Principal Balance Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal

Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee (or, in the case of any Non-Serviced Mortgage Loan, the Non-Serviced Master Servicer or the Non-Serviced Trustee under the related Non-Serviced PSA) of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to a Non-Serviced Mortgage Loan). Any reduction of the Certificate Balances of the “Underlying Class(es)” of certificates indicated in the table below as a result of the application of Realized Losses will, in each case, also reduce the Notional Amount of the related class of interest-only certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$608,480,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates
Class X-B	$70,284,000	Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any Serviced AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to a Serviced AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the Regular Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loan(s) on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions and amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Cut-off Date Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related “Underlying Class(es)” of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$608,480,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates
Class X-B	$70,284,000	Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the

Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	each Mortgage Loan is assumed to prepay at the indicated level of CPY. The column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before the maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any period in which defeasance is permitted and any applicable yield maintenance period,

●	the Mortgage Loan identified on Annex A-1 as Georgetown Squared & Seattle Design Center is assumed not to have prepaid on May 6, 2028 in connection with any funds remaining in such Mortgage Loan’s earnout reserve that have not otherwise been disbursed to the related borrower; see footnotes to Annex A-1 for more information,

●	the Mortgage Loan identified on Annex A-1 as 2201 Park Manor Boulevard is assumed not to have prepaid on July 6, 2028 in connection with any funds remaining in such Mortgage Loan’s earnout reserve that have not otherwise been disbursed to the related borrower; see footnotes to Annex A-1 for more information,

●	there are no delinquencies,

●	scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are received on a timely basis, beginning in December 2018,

●	each ARD Loan is paid in full on its Anticipated Repayment Date,

●	no prepayment premiums or yield maintenance charges are collected,

●	no party exercises its right of optional termination of the issuing entity described in this prospectus or any other purchase option with respect to a Mortgage Loan described in this prospectus,

●	no Mortgage Loan is required to be repurchased from the issuing entity,

●	the Administrative Cost Rate for each Mortgage Loan is the rate set forth on Annex A-1 with respect to such Mortgage Loan. The Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans,

●	there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or appraisal reduction amounts allocated to any class of certificates,

●	distributions on the certificates are made on the 15th calendar day (each assumed to be a business day) of each month, commencing in December 2018,

●	the certificates will be issued on the Closing Date,

●	the Pass-Through Rate with respect to each class of Offered Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates” in this prospectus,

●	all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the issuing entity or any prepayment that is accepted by the master servicer or the special servicer pursuant to a workout, settlement or loan modification,

●	the initial respective principal balances and notional amounts of the various classes of Regular Certificates are as set forth in the table and the footnotes to the table under “Summary of Certificates” in this prospectus, and

●	with respect to any Whole Loan, for the purpose of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Whole Loan.

To the extent that the Mortgage Loans (or Whole Loans) have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans (or Whole Loans) that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans (or Whole Loans) were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans (or Whole Loans) may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2019	89%	89%	89%	89%	89%
November 2020	74%	74%	74%	74%	74%
November 2021	51%	51%	51%	51%	51%
November 2022	18%	18%	18%	18%	18%
November 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	2.79	2.78	2.78	2.78	2.78

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-1 certificates.

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	4.78	4.75	4.71	4.65	4.37

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-2 certificates.

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	95%	95%	95%	95%	91%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.60	9.55	9.50	9.44	9.27

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-3 certificates.

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.80	9.79	9.78	9.76	9.49

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-4 certificates.

Percentages of the Initial Certificate Balance of
the Class A-SB Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	98%	98%	98%	98%	98%
November 2024	72%	72%	72%	72%	72%
November 2025	45%	45%	45%	45%	45%
November 2026	15%	15%	15%	15%	15%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	6.77	6.77	6.77	6.77	6.77

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-SB certificates.

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.88	9.88	9.85	9.81	9.60

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-S certificates.

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.88	9.88	9.88	9.88	9.63

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class B certificates.

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.88	9.88	9.88	9.88	9.64

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under
“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including November 1, 2018 to but excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans (or Whole Loans) or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans (or Whole Loans) will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans (or Whole Loans) are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.9998%	4.8264%	4.8300%	4.8300%	4.8300%	4.8300%
96.9998%	4.4234%	4.4261%	4.4261%	4.4261%	4.4261%
97.9998%	4.0262%	4.0280%	4.0280%	4.0280%	4.0280%
98.9998%	3.6348%	3.6356%	3.6356%	3.6356%	3.6356%
99.9998%	3.2488%	3.2487%	3.2487%	3.2487%	3.2487%
100.9998%	2.8683%	2.8672%	2.8672%	2.8672%	2.8672%
101.9998%	2.4930%	2.4910%	2.4910%	2.4910%	2.4910%
102.9998%	2.1228%	2.1199%	2.1199%	2.1199%	2.1199%
103.9998%	1.7577%	1.7539%	1.7539%	1.7539%	1.7539%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9999%	4.4967%	4.4979%	4.4994%	4.5017%	4.5137%
99.9999%	4.2601%	4.2598%	4.2595%	4.2591%	4.2567%
100.9999%	4.0263%	4.0246%	4.0225%	4.0193%	4.0028%
101.9999%	3.7952%	3.7922%	3.7882%	3.7823%	3.7518%
102.9999%	3.5667%	3.5624%	3.5566%	3.5481%	3.5037%
103.9999%	3.3409%	3.3352%	3.3276%	3.3165%	3.2585%
104.9999%	3.1176%	3.1105%	3.1012%	3.0876%	3.0160%
105.9999%	2.8968%	2.8884%	2.8773%	2.8611%	2.7762%
106.9999%	2.6785%	2.6688%	2.6559%	2.6372%	2.5391%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.9993%	4.5589%	4.5605%	4.5621%	4.5641%	4.5698%
97.9993%	4.4265%	4.4275%	4.4286%	4.4298%	4.4335%
98.9993%	4.2957%	4.2962%	4.2966%	4.2972%	4.2989%
99.9993%	4.1665%	4.1664%	4.1663%	4.1662%	4.1659%
100.9993%	4.0388%	4.0382%	4.0375%	4.0367%	4.0344%
101.9993%	3.9126%	3.9114%	3.9102%	3.9088%	3.9045%
102.9993%	3.7879%	3.7861%	3.7844%	3.7823%	3.7761%
103.9993%	3.6646%	3.6623%	3.6600%	3.6573%	3.6492%
104.9993%	3.5427%	3.5399%	3.5371%	3.5336%	3.5237%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9999%	4.5693%	4.5693%	4.5694%	4.5696%	4.5721%
99.9999%	4.4405%	4.4405%	4.4405%	4.4404%	4.4399%
100.9999%	4.3133%	4.3132%	4.3131%	4.3127%	4.3093%
101.9999%	4.1875%	4.1874%	4.1872%	4.1865%	4.1803%
102.9999%	4.0633%	4.0631%	4.0627%	4.0618%	4.0528%
103.9999%	3.9405%	3.9402%	3.9397%	3.9386%	3.9267%
104.9999%	3.8190%	3.8187%	3.8182%	3.8167%	3.8021%
105.9999%	3.6990%	3.6986%	3.6980%	3.6962%	3.6788%
106.9999%	3.5803%	3.5799%	3.5791%	3.5771%	3.5570%

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9996%	4.5447%	4.5447%	4.5447%	4.5447%	4.5447%
99.9996%	4.3696%	4.3696%	4.3696%	4.3696%	4.3696%
100.9996%	4.1966%	4.1966%	4.1966%	4.1966%	4.1966%
101.9996%	4.0257%	4.0257%	4.0257%	4.0257%	4.0257%
102.9996%	3.8567%	3.8567%	3.8567%	3.8567%	3.8567%
103.9996%	3.6897%	3.6897%	3.6897%	3.6897%	3.6897%
104.9996%	3.5247%	3.5247%	3.5247%	3.5247%	3.5247%
105.9996%	3.3615%	3.3615%	3.3615%	3.3615%	3.3615%
106.9996%	3.2001%	3.2001%	3.2001%	3.2001%	3.2001%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
3.9176%	7.7377%	7.6841%	7.6219%	7.5323%	7.0580%
4.0176%	7.1000%	7.0457%	6.9826%	6.8917%	6.4108%
4.1176%	6.4866%	6.4315%	6.3676%	6.2754%	5.7881%
4.2176%	5.8959%	5.8401%	5.7753%	5.6819%	5.1883%
4.3176%	5.3264%	5.2698%	5.2042%	5.1096%	4.6100%
4.4176%	4.7767%	4.7195%	4.6531%	4.5573%	4.0517%
4.5176%	4.2458%	4.1879%	4.1206%	4.0237%	3.5124%
4.6176%	3.7324%	3.6739%	3.6058%	3.5078%	2.9908%
4.7176%	3.2356%	3.1764%	3.1076%	3.0085%	2.4860%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
0.0001%	N/A	N/A	N/A	N/A	N/A
0.0002%	N/A	N/A	N/A	N/A	N/A
0.0003%	N/A	N/A	N/A	N/A	N/A
0.0004%	N/A	N/A	N/A	N/A	N/A
0.0005%	N/A	N/A	N/A	N/A	N/A
0.0006%	N/A	N/A	N/A	N/A	N/A
0.0007%	N/A	N/A	N/A	N/A	N/A
0.0008%	N/A	N/A	N/A	N/A	N/A
0.0009%	N/A	N/A	N/A	N/A	N/A

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9993%	4.8753%	4.8753%	4.8755%	4.8759%	4.8778%
99.9993%	4.7454%	4.7454%	4.7454%	4.7453%	4.7449%
100.9993%	4.6171%	4.6171%	4.6168%	4.6163%	4.6136%
101.9993%	4.4903%	4.4903%	4.4897%	4.4889%	4.4839%
102.9993%	4.3650%	4.3650%	4.3642%	4.3630%	4.3557%
103.9993%	4.2412%	4.2412%	4.2401%	4.2385%	4.2290%
104.9993%	4.1188%	4.1187%	4.1174%	4.1155%	4.1038%
105.9993%	3.9978%	3.9977%	3.9962%	3.9938%	3.9800%
106.9993%	3.8781%	3.8781%	3.8763%	3.8736%	3.8576%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0698%	5.1311%	5.1314%	5.1319%	5.1325%	5.1350%
100.0698%	4.9997%	5.0001%	5.0005%	5.0012%	5.0010%
101.0698%	4.8700%	4.8703%	4.8707%	4.8714%	4.8685%
102.0698%	4.7417%	4.7420%	4.7425%	4.7431%	4.7377%
103.0698%	4.6150%	4.6153%	4.6158%	4.6164%	4.6084%
104.0698%	4.4898%	4.4901%	4.4905%	4.4912%	4.4807%
105.0698%	4.3660%	4.3663%	4.3668%	4.3674%	4.3544%
106.0698%	4.2437%	4.2440%	4.2444%	4.2451%	4.2295%
107.0698%	4.1227%	4.1230%	4.1234%	4.1241%	4.1061%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
93.6905%	5.8668%	5.8672%	5.8676%	5.8683%	5.8849%
94.6905%	5.7262%	5.7265%	5.7270%	5.7276%	5.7416%
95.6905%	5.5874%	5.5877%	5.5881%	5.5888%	5.6002%
96.6905%	5.4503%	5.4507%	5.4511%	5.4518%	5.4605%
97.6905%	5.3150%	5.3153%	5.3158%	5.3164%	5.3226%
98.6905%	5.1814%	5.1817%	5.1821%	5.1828%	5.1865%
99.6905%	5.0494%	5.0497%	5.0501%	5.0508%	5.0520%
100.6905%	4.9190%	4.9193%	4.9197%	4.9204%	4.9191%
101.6905%	4.7902%	4.7905%	4.7909%	4.7916%	4.7878%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity to create the Lower-Tier REMIC and the Upper-Tier REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G, Class X-NR, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with the provisions of each Non-Serviced PSA and the continued qualification of each REMIC formed thereunder, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the Excess Interest Distribution Account will be treated as a Grantor Trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class Z certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, eight (8) of the Mortgaged Properties securing seven (7) Mortgage Loans representing 16.1% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 (the “Tax Cut and Jobs Act”), for tax years beginning after December 31, 2017, Regular Interestholders may be required to accrue amounts of yield maintenance charges and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. In addition, income from a debt instrument having original issue discount will be subject to this rule for tax years beginning after December 31, 2018. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated

interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X Certificates that are entitled to interest as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of any such class may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPY; provided that it is assumed that the ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class C Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Regular Interest related to a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to beneficial owners of the Regular Interests relating to the Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of their Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Regular Interests related to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premium

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D and Class E certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D and Class E certificates, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D and Class E certificates. The IRS may disagree with these positions. Investors should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount, or other amounts, previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-

sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the startup day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property” taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures (“TMPs”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a TMP’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that residual holders, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to such Trust REMICs’ taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). A “Non-U.S. Person” is a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, on or after January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The trustee or certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the trustee or certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMICs. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above must be furnished annually to the Regular Interestholders and filed annually with the IRS.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter conflicts of interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Credit Suisse Securities (USA) LLC	Natixis Securities Americas LLC
Class A-1	$14,923,000	$0
Class A-2	$95,533,000	$0
Class A-3	$175,000,000	$0
Class A-4	$230,612,000	$0
Class A-SB	$23,092,000	$0
Class X-A	$608,480,000	$0
Class X-B	$70,284,000	$0
Class A-S	$69,320,000	$0
Class B	$35,623,000	$0
Class C	$34,661,000	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 106.0% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2018, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $4,500,000, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Credit Suisse Securities (USA) LLC, one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor and a mortgage loan seller.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to an affiliate of Credit Suisse Securities (USA) LLC, which is an underwriter for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Credit Suisse Securities (USA) LLC, of the purchase price for the Offered Certificates, and the payment by the depositor to Column, an affiliate of Credit Suisse Securities (USA) LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by Column. Additionally, proceeds received by Argentic in connection with the contribution of certain of the Argentic Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such mortgage loans that are financed with, and to make the applicable payments to, Column, an affiliate of Credit Suisse Securities (USA) LLC, as the related repurchase agreement counterparty. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described in the immediately preceding paragraph and the prior paragraph, each of Credit Suisse Securities (USA) LLC and Natixis Securities Americas LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the issuing entity (file number 333-207361-10)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 11 Madison Avenue, New York, New York 10010, Attention: Secretary, or by telephone at (212) 325-2000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207361) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain other entities whose underlying assets include “plan assets” by reason of a plan’s investment in the entity, including collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested, in each case, that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to Section 406 of ERISA or Code Section 4975. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer, any underwriter or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or gives, investment advice with respect to those assets for a fee, direct or indirect; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of the value of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, direct or indirect, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to Credit Suisse Securities (USA) LLC an individual prohibited transaction exemption, PTE 89-90, 54 Fed. Reg. 42597 (October 17, 1989) as amended by PTE 2013-08, 78 Fed. Reg. 41090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Credit Suisse Securities (USA) LLC; provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the

Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, the operating advisor, the certificate administrator, the asset representations reviewer or any of their respective affiliated entities has provided any investment advice within the meaning of Section 3(21) of ERISA (and applicable regulations) to the Plan or the fiduciary making the investment decision for the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity; provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after

December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO, as defined in Section 3(a)(62) of the Exchange Act; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate of the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in November 2051. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g 5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Significant Definitions

1
1010 Bush SRO Units	146
17g-5 Information Provider	305
1986 Act	459
1996 Act	437
2
20 Times Square Companion Loans	205
20 Times Square Control Appraisal Period	209
20 Times Square Directing Holder	209
20 Times Square Intercreditor Agreement	205
20 Times Square Lead Note	209
20 Times Square Major Decisions	210
20 Times Square Noteholders	205
20 Times Square Pari Passu Companion Loans	205
20 Times Square Senior Loans	205
20 Times Square Sequential Pay Event	208
20 Times Square Servicer	414
20 Times Square Subordinate Companion Loan Holders	206
20 Times Square Subordinate Companion Loan Threshold Event Collateral	209
20 Times Square Subordinate Companion Loans	205
20 Times Square Trust 2018-20TS Master Servicer	206
20 Times Square Trust 2018-20TS TSA	183
20 Times Square Trust 2018-TS TSA	206
20 Times Square Trustee	414
20 Times Square Whole Loan	205
2015 Budget Act	466
3
30/360 Basis	169
4
401(c) Regulations	475
A
AB Modified Loan	349
AB Whole Loan	183
AB Whole Loan Controlling Holder	376
Accelerated Mezzanine Loan Lender	299
Acceptable Insurance Default	353
Acting General Counsel’s Letter	131
Actual/360	134
Actual/360 Basis	169
Actual/360 Loans	329
ADA	439
Additional Exclusions	352
Administrative Cost Rate	284
ADR	134
Advances	325
Affirmative Asset Review Vote	388
Allocated Cut-off Date Loan Amount	135
Annual Debt Service	135
Anticipated Repayment Date	169
Appraisal Reduction Amount	346
Appraisal Reduction Event	345
Appraised Value	135
Appraised-Out Class	350
Appraised-Out Holder	203
ARD Loan	169
Argentic	232
Argentic Data Tape	238
Argentic Mortgage Loans	232
Argentic Review Team	238
Assessment of Compliance Report	419
Asset Representations Reviewer Asset Review Fee	344
Asset Representations Reviewer Fee	344
Asset Representations Reviewer Fee Rate	344
Asset Representations Reviewer Termination Event	393
Asset Representations Reviewer Upfront Fee	344
Asset Review	390
Asset Review Notice	389
Asset Review Quorum	389
Asset Review Report	391
Asset Review Report Summary	391
Asset Review Standard	390
Asset Review Trigger	387
Asset Review Vote Election	388
Asset Status Report	362
Assumed Final Distribution Date	291
Assumed Scheduled Payment	286
Attestation Report	419
Available Funds	278
B
Balloon Balance	135
BANK 2018-BNK14 PSA	183
Bankruptcy Code	431
Base Interest Fraction	291
Beds	141

Borrower Party	299
Borrower Party Affiliate	299
Breach Notice	315
C
CERCLA	437
Certificate Administrator/Trustee Fee	343
Certificate Administrator/Trustee Fee Rate	343
Certificate Balance	276
Certificate Owners	308
Certificateholder	300
Certificateholder Quorum	396
Class A Certificates	275
Class A-SB Planned Principal Balance	286
Class A-SB Scheduled Principal Balance	279
Class X Certificates	275
Clearstream	307
Clearstream Participants	309
Closing Date	134
CMBS	54
Code	457
Co-Lender Agreement	180
Collateral Deficiency Amount	349
Collection Account	328
Collection Period	279
Column	213
Column Data Tape	214
Column Deal Team	214
Column Mortgage Loans	213
Column Qualification Criteria	215
Commercial Premises	164
Communication Request	310
Companion Distribution Account	328
Companion Loan Holder	180
Companion Loan Rating Agency	183
Companion Loans	133
Compensating Interest Payment	293
Constant Prepayment Rate	448
Consultation Termination Event	376
Control Appraisal Period	183
Control Eligible Certificates	371
Control Note	183
Control Termination Event	375
Controlling Class	371
Controlling Class Certificateholder	370
Controlling Holder	183
Corrected Loan	362
Covered Transactions	223
CPR	448
CPY	448
CREC	154
Credit Risk Retention Rules	273
Credit Suisse	220
CREFC®	296
CREFC® Intellectual Property Royalty License Fee	345
CREFC® Intellectual Property Royalty License Fee Rate	345
CREFC® Reports	296
Cross-Collateralized Mortgage Loan Repurchase Criteria	317
Crossed Group	135
Cross-Over Date	282
CSAIL 2018-CX11 PSA	183
CSCMSC	220
Cumulative Appraisal Reduction Amount	349
Cure/Contest Period	390
Curing Note Holder	211
Cut-off Date	133
Cut-off Date Balance	135
Cut-off Date DSCR	137
Cut-off Date Loan-to-Value Ratio	135
Cut-off Date LTV Ratio	135
D
Debt Service Coverage Ratio	137
Debt Yield on Underwritten NCF	136
Debt Yield on Underwritten Net Cash Flow	136
Debt Yield on Underwritten Net Operating Income	136
Debt Yield on Underwritten NOI	136
Defaulted Loan	367
Defeasance Deposit	172
Defeasance Loans	172
Defeasance Lock Out Period	172
Defeasance Option	172
Definitive Certificate	307
Delinquent Loan	388
Demand Entities	223
Depositaries	307
Determination Date	277
Diligence File	312
Directing Certificateholder	370
Directing Holder	370
Directing Holder Approval Process	364
Disclosable Special Servicer Fees	343
Dispute Resolution Consultation	408
Dispute Resolution Cut-off Date	408
Distribution Accounts	329
Distribution Date	277
Distribution Date Statement	296
DLJ	223
Dodd-Frank Act	114
DOL	473
DTC	307
DTC Participants	307
DTC Rules	308
Due Date	168

E
EDGAR	472
Eligible Asset Representations Reviewer	391
Eligible Operating Advisor	382
Enforcing Party	407
Enforcing Servicer	407
Escrow/Reserve Mitigating Circumstances	219
EU Risk Retention and Due Diligence Requirements	116
Euroclear	307
Euroclear Operator	309
Euroclear Participants	309
Excess Interest	169
Excess Interest Distribution Account	329
Excess Modification Fee Amount	340
Excess Modification Fees	338
Excess Prepayment Interest Shortfall	293
Exchange Act	212
Excluded Controlling Class Holder	298
Excluded Controlling Class Loan	299
Excluded Information	299
Excluded Loan	299
Excluded Plan	475
Excluded Special Servicer	397
Excluded Special Servicer Loan	397
Exemption	473
Exemption Rating Agency	474
F
FATCA	468
FDIA	130
FDIC	130
FHFC LURA	146
Final Asset Status Report	380
Final Dispute Resolution Election Notice	409
FIRREA	131
First Union LURA	146
Fitch	417
Funds	268
Future Holiday Inn FiDi PSA	196
G
Gain-on-Sale Entitlement Amount	279
Gain-on-Sale Remittance Amount	279
Gain-on-Sale Reserve Account	329
Garn Act	438
Grantor Trust	277
Greystone Control Appraisal Period	192
Greystone Directing Holder	191
Greystone Intercreditor Agreement	188
Greystone Mortgage Loan	188
Greystone Mortgaged Property	188
Greystone Noteholders	188
Greystone Pari Passu Companion Loan	188
Greystone Subordinate Companion Loan	188
Greystone Subordinate Companion Loan Threshold Event Collateral	193
Greystone Whole Loan	188
GWQS	155
H
Hard Lockbox	176
Holiday Inn FiDi Companion Loans	196
Holiday Inn FiDi Control Appraisal Period	202
Holiday Inn FiDi Controlling Noteholder	202
Holiday Inn FiDi Defaulted Purchase Price	204
Holiday Inn FiDi Intercreditor Agreement	196
Holiday Inn FiDi Major Decision	200
Holiday Inn FiDi Mortgage Loan	196
Holiday Inn FiDi Mortgaged Property	196
Holiday Inn FiDi Noteholders	196
Holiday Inn FiDi Pari Passu Companion Loans	196
Holiday Inn FiDi PSA	197
Holiday Inn FiDi Purchase Notice	203
Holiday Inn FiDi Senior Loan	196
Holiday Inn FiDi Sequential Pay Event	197
Holiday Inn FiDi Servicer	197
Holiday Inn FiDi Special Servicer	197
Holiday Inn FiDi Subordinate Companion Loan	196
Holiday Inn FiDi Subordinate Companion Loan Noteholder	197
Holiday Inn FiDi Threshold Event Collateral	203
Holiday Inn FiDi Trustee	197
HREC	155
I
ICAP Work	167
Indirect Participants	307
Initial Delivery Date	362
Initial Pool Balance	133
Initial Rate	169
Initial Requesting Certificateholder	407
In-Place Cash Management	137
Insurance and Condemnation Proceeds	328
Intercreditor Agreement	180
Interest Accrual Amount	285
Interest Accrual Period	285
Interest Distribution Amount	284
Interest Reserve Account	329
Interest Shortfall	285
Interested Person	368
Investor Certification	299
Investor Registry	305

K
KBRA	417
L
Ladder Capital Group	248
Ladder Capital Review Team	255
Ladder Holdings	248
Ladder Qualification Criteria	257
Largest Tenant	137
Largest Tenant Lease Expiration Date	137
LCF	247
LCF Data Tape	256
LCF Financing Affiliates	248
LCF Mortgage Loans	247
Liquidation Fee	340
Liquidation Proceeds	328
Loan Per Unit	137
LOC	155
Loss of Value Payment	318
Lower-Tier Regular Interests	457
Lower-Tier REMIC	277
LTV Ratio at Maturity/ARD	137
LURA	146
M
MAI	319
Major Decision	372
Major Decision Reporting Package	373
Material Defect	315
Maturity Date/ARD Loan-to-Value Ratio	137
Maturity Date/ARD LTV Ratio	137
Miami-Dade LURA	146
MLPA	311
Modeling Assumptions	448
Modification Fees	338
Moody’s	417
Morningstar	264
Mortgage	134
Mortgage File	311
Mortgage Loans	133
Mortgage Note	134
Mortgage Pool	133
Mortgage Rate	284
Mortgaged Property	134
Most Recent NOI	138
N
Net Cash Flow	139
Net Mortgage Rate	284
NJDEP	155
Non-Control Note	183
Non-Controlling Holder	183
Nonrecoverable Advance	326
Non-Reduced Certificates	306
Non-Serviced AB Whole Loan	183
Non-Serviced Certificate Administrator	183
Non-Serviced Companion Loan	183
Non-Serviced Directing Holder	183
Non-Serviced Intercreditor Agreement	184
Non-Serviced Master Servicer	184
Non-Serviced Mortgage Loan	184
Non-Serviced Pari Passu Mortgage Loan	184
Non-Serviced Pari Passu Whole Loan	184
Non-Serviced PSA	184
Non-Serviced Securitization Trust	195
Non-Serviced Special Servicer	184
Non-Serviced Subordinate Companion Loan	184
Non-Serviced Trustee	184
Non-Serviced Whole Loan	184
Non-U.S. Person	467
Note B Threshold Event Collateral	193
Note Holder Purchase Option Notice	211
Notional Amount	276
NREC Data Tape	226
NREC Deal Team	226
NRSRO	298
NRSRO Certification	301
NYSDEC	156
O
Occupancy Rate	138
Occupancy Rate As-of Date	139
Offered Certificates	275
OID Regulations	460
OLA	131
Operating Advisor Consulting Fee	343
Operating Advisor Expenses	344
Operating Advisor Fee	343
Operating Advisor Fee Rate	343
Operating Advisor Standard	381
Operating Advisor Termination Event	384
Original Balance	139
P
P&I Advance	324
PACE	96
Pads	141
Par Purchase Price	367
Pari Passu Companion Loans	133
Pari Passu Mortgage Loan	184
Participants	307
Parties in Interest	472
Pass-Through Rate	283
Patriot Act	440
Pentalpha Surveillance	271
Percentage Interest	277

Periodic Payments	279
Permitted Investments	277
Permitted Special Servicer/Affiliate Fees	343
Phase I ESA	153
PIPs	156
Plans	472
PML	253
Preliminary Dispute Resolution Election Notice	408
Prepayment Assumption	461
Prepayment Interest Excess	292
Prepayment Interest Shortfall	292
Prepayment Penalty Description	139
Prepayment Provision	139
Primary Collateral	317
Prime Rate	328
Principal Balance Certificates	275
Principal Distribution Amount	285
Principal Shortfall	286
Privileged Information	383
Privileged Information Exception	384
Privileged Person	298
Prohibited Prepayment	293
Proposed Course of Action	408
Proposed Course of Action Notice	407
PSA	274
PTCE	475
Purchase Price	318
Q
Qualified Replacement Special Servicer	397
Qualified Substitute Mortgage Loan	319
Qualifying CRE Loan Percentage	274
R
RAC No-Response Scenario	416
Rated Final Distribution Date	292
Rating Agencies	417
Rating Agency Confirmation	417
RCA	239
RCM	239
REA	64
Realized Loss	294
REC	154
Record Date	277
Registration Statement	472
Regular Certificates	275
Regular Interestholder	460
Regular Interests	457
Regulation AB	419
Reimbursement Rate	328
REIT LLLP	248
Related Group	139
Related Proceeds	327
Release Date	172
Relief Act	440
REMIC	457
REMIC Regulations	457
Remittance Date	324
REO Account	330
REO Loan	287
REO Property	362
Reportable Information	223
Repurchase Request	407
Repurchases	223
Requesting Certificateholder	408
Requesting Holders	350
Requesting Investor	310
Requesting Party	416
Required Credit Risk Retention Percentage	274
Requirements	440
Residual Certificates	275
Resolution Failure	407
Resolved	407
Restricted Group	474
Restricted Party	384
Retaining Sponsor	273
Review Materials	389
Revised Rate	169
RevPAR	139
Rialto	267
Rialto	240
Rialto Investment/Asset Management Pending Sale	240
Risk Retention Consultation Party	299
ROFO	163
ROFR	164
Rooms	141
RREF	239
RREF Data Tape	242
RREF Deal Team	241
RREF Mortgage Loans	240
RREF Qualification Criteria	243
Rule 17g-5	301
S
Scheduled Principal Distribution Amount	285
SEC	212
Securities Act	419
Securitization Accounts	330
SEG	161
SEL	253
Senior Certificates	275
Sequential Pay Event	188
Serviced AB Whole Loan	184
Serviced Companion Loan	184
Serviced Companion Loan Holder	184
Serviced Companion Loan Securities	401

Serviced Mortgage Loan	184
Serviced Pari Passu Companion Loan	184
Serviced Pari Passu Mortgage Loan	184
Serviced Pari Passu Whole Loan	184
Serviced Subordinate Companion Loan	185
Serviced Whole Loan	185
Servicer Termination Event	399
Servicing Advances	325
Servicing Fee	337
Servicing Fee Rate	337
Servicing Shift Mortgage Loan	185
Servicing Shift PSA	185
Servicing Shift Securitization Date	185
Servicing Shift Whole Loan	185
Servicing Standard	323
Servicing Transfer Event	360
Sheraton Grand Nashville Downtown PSA	185
Similar Law	472
SMMEA	476
Soft Lockbox	176
Special Servicer Decision	354
Special Servicing Fee	339
Special Servicing Fee Rate	339
Specially Serviced Loan	360
sponsor	213
Springing Cash Management	139
Springing Lockbox	176
Startup Day	457
Stated Principal Balance	287
Subject Loan	344
Subordinate Certificates	275
Subordinate Companion Loan	185
Subordinate Companion Loans	133
Subsequent Asset Status Report	362
Sub-Servicing Agreement	324
T
Tax Cut Jobs Act	460
Terms and Conditions	309
Tests	390
Third Party Report	134
Title V	439
TMPs	466
Trailing 12 NOI	138
TRIPRA	82
TRS LLLP	248
Trust	258
Trust REMICs	277
U
U.S. Person	467
UCC	427
Underwriter Entities	104
Underwriting Agreement	469
Underwritten EGI	141
Underwritten Expenses	139
Underwritten NCF	139
Underwritten NCF DSCR	137
Underwritten Net Cash Flow	139
Underwritten Net Operating Income	140
Underwritten NOI	140
Underwritten NOI DSCR	140
Underwritten Revenues	141
Units	141
Unscheduled Principal Distribution Amount	286
Unsolicited Information	390
Upper-Tier REMIC	277
UW NCF Debt Yield	136
UW NCF DSCR	137
UW NOI Debt Yield	136
UW NOI DSCR	140
V
Volcker Rule	115
Voting Rights	306
VRR Interest	273
W
WAC Rate	284
WDE	154
Weighted Average Mortgage Loan Rate	141
Weighted Averages	141
Wells Fargo	262
Wells Fargo Bank	260
WFCM 2018-C47 PSA	185
Whole Loan	133
Withheld Amounts	329
Workout Fee	339
Workout Fee Rate	339
Workout-Delayed Reimbursement Amount	328
WTNA	259
Y
YM Group A	290
YM Group B	290
YM Groups	290

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID	Footnotes	Property Flag	Deal Name	% of Initial Pool Balance	Mortgage Loan Originator	Mortgage Loan Seller(1)	Original Balance(2)	Cut-off Date Balance(2)(3)	Maturity/ARD Balance(2)	Cut-off Date Balance per SF/ Units/Rooms/Pads(11)	Loan Purpose	Sponsor	Non-Recourse Carveout Guarantor
1		Loan	Prudential - Digital Realty Portfolio	9.1%	Column Financial, Inc.; Wells Fargo Bank, National Association	Column	$70,000,000	$70,000,000	$70,000,000	$203.27	Refinance	Digital Realty Trust, L.P.	Digital Realty Trust, L.P.
1.01		Property	14901 FAA Boulevard				$14,132,075	$14,132,075	$14,132,075	$203.27
1.02		Property	4650 Old Ironsides Drive				$12,349,057	$12,349,057	$12,349,057	$203.27
1.03		Property	43790 Devin Shafron Drive				$9,971,698	$9,971,698	$9,971,698	$203.27
1.04		Property	636 Pierce Street				$8,287,736	$8,287,736	$8,287,736	$203.27
1.05		Property	21551 Beaumeade Circle				$7,462,264	$7,462,264	$7,462,264	$203.27
1.06		Property	7505 Mason King Court				$6,471,698	$6,471,698	$6,471,698	$203.27
1.07		Property	4700 Old Ironsides Drive				$6,306,604	$6,306,604	$6,306,604	$203.27
1.08		Property	444 Toyama Drive				$5,018,868	$5,018,868	$5,018,868	$203.27
2		Loan	Georgetown Squared & Seattle Design Center	8.4%	Column Financial, Inc.	Column	$65,000,000	$65,000,000	$57,614,842	$211.27	Refinance	Fareed Kanani; Sean Hashem	Fareed Kanani; Sean Hashem
3		Loan	Continental Towers	7.7%	Column Financial, Inc.	Column	$59,500,000	$59,500,000	$59,500,000	$92.78	Acquisition	Rubenstein Properties Fund III, L.P.	Rubenstein Properties Fund III, L.P.
4		Loan	The Greystone	5.5%	Natixis Real Estate Capital LLC	Natixis	$42,000,000	$42,000,000	$42,000,000	$143,250.69	Refinance	Mendel Mendlowits	Mendel Mendlowits
5		Loan	Lafayette Park	4.9%	Natixis Real Estate Capital LLC	Natixis	$38,000,000	$38,000,000	$38,000,000	$111.07	Acquisition	NAP	NAP
5.01		Property	444 Lafayette Road				$16,930,563	$16,930,563	$16,930,563	$111.07
5.02		Property	500 Lafayette Road				$8,790,996	$8,790,996	$8,790,996	$111.07
5.03		Property	520 Lafayette Road				$7,965,195	$7,965,195	$7,965,195	$111.07
5.04		Property	443 Lafayette Road				$4,313,247	$4,313,247	$4,313,247	$111.07
6		Loan	Festival Plaza	4.6%	Natixis Real Estate Capital LLC	Natixis	$35,770,000	$35,770,000	$30,745,823	$236.26	Acquisition	Manjit Batra; Manisha Batra	Manjit Batra; Manisha Batra
7		Loan	Sheraton Grand Nashville Downtown	3.9%	Argentic Real Estate Finance LLC	AREF	$30,000,000	$30,000,000	$30,000,000	$331,950.21	Refinance	James M. Lippman	James M. Lippman; JRK-Holdings, Limited Partnership
8		Loan	Indian Hills Senior Community	3.8%	Ladder Capital Finance LLC	LCF	$29,350,000	$29,350,000	$27,124,429	$32,665.39	Refinance	Michael E. Gibbons	Michael E. Gibbons
9		Loan	Holiday Inn FiDi	3.2%	Ladder Capital Finance LLC	LCF	$25,000,000	$25,000,000	$25,000,000	$176,880.08	Refinance	Jubao Xie	Jubao Xie
10	(25)	Loan	Westin & Element - Huntsville	3.2%	Argentic Real Estate Finance LLC	AREF	$25,000,000	$25,000,000	$25,000,000	$65,445.03	Refinance	John Moller	Moller Investment Group, Inc.
10.01		Property	Westin Huntsville							$65,445.03
10.02		Property	Element Huntsville							$65,445.03
11	(25)	Loan	2020 Fifth Avenue	3.1%	Column Financial, Inc.; Wells Fargo Bank, National Association	Column	$24,000,000	$24,000,000	$24,000,000	$380.95	Refinance	Clise Properties, Inc.; Digital Realty Trust, L.P.	Clise Properties, Inc.; Digital Realty Trust, L.P.
12		Loan	Crystal Center	2.7%	Argentic Real Estate Finance LLC	AREF	$20,737,500	$20,737,500	$18,317,987	$96.88	Acquisition	Stanley Werb; Jonathan Gaines	Stanley Werb; Jonathan Gaines
13		Loan	Albuquerque Hotel Portfolio	2.5%	BSPRT CMBS Finance, LLC	RREF	$19,250,000	$19,250,000	$16,323,817	$96,250.00	Acquisition	Paul A. Nussbaum; Leslie Ng	Paul A. Nussbaum; Leslie Ng
13.01		Property	Hilton Garden Inn Albuquerque Airport				$10,469,000	$10,469,000	$8,877,613	$96,250.00
13.02		Property	Homewood Suites Albuquerque Airport				$8,781,000	$8,781,000	$7,446,205	$96,250.00
14		Loan	Harlingen Corners	2.3%	Argentic Real Estate Finance LLC	AREF	$17,945,000	$17,945,000	$16,538,471	$78.63	Acquisition	Y&O Investments Inc.	Y&O Investments Inc.
15		Loan	Pinnacle Lakes	2.2%	Argentic Real Estate Finance LLC	AREF	$16,950,000	$16,950,000	$15,683,024	$75,000.00	Acquisition	Azi Mandel; Adam Mermelstein	Azi Mandel; Adam Mermelstein
16		Loan	Utah Hotel Portfolio	1.9%	Natixis Real Estate Capital LLC	Natixis	$15,000,000	$15,000,000	$12,242,166	$59,760.96	Refinance	Arvind Patel; Bharat Maru	Arvind Patel; Bharat Maru
16.01		Property	Days Inn & Suites Kanab				$5,363,224	$5,363,224	$4,377,165	$59,760.96
16.02		Property	Pioneer Lodge				$4,384,222	$4,384,222	$3,578,158	$59,760.96
16.03		Property	Days Inn Moab				$4,086,266	$4,086,266	$3,334,983	$59,760.96
16.04		Property	Rodeway Inn & Suites				$1,166,288	$1,166,288	$951,859	$59,760.96
17		Loan	South Carolina Grocery Portfolio	1.0%	BSPRT CMBS Finance, LLC	RREF	$7,600,000	$7,584,184	$6,541,846	$53.10	Refinance	Wheeler Real Estate Investment Trust, Inc.	Wheeler Real Estate Investment Trust, Inc.
17.01		Property	Ladson Crossing				$3,220,000	$3,213,299	$2,771,677	$53.10
17.02		Property	Lake Greenwood Crossing				$2,225,000	$2,220,370	$1,915,212	$53.10
17.03		Property	South Park Center				$2,155,000	$2,150,515	$1,854,958	$53.10
18		Loan	New Market Crossing	0.9%	BSPRT Finance, LLC	RREF	$7,000,000	$6,923,614	$5,939,201	$53.10	Refinance	Wheeler Real Estate Investment Trust, Inc.	Wheeler Real Estate Investment Trust, Inc.
19		Loan	Desert Country Plaza	1.7%	BSPRT CMBS Finance, LLC	RREF	$12,825,000	$12,797,148	$10,616,274	$163.29	Acquisition	Lotfi Mehdian	Lotfi Mehdian
20		Loan	Market Shops at Sandestin	1.7%	Ladder Capital Finance LLC	LCF	$12,766,000	$12,766,000	$11,281,748	$241.61	Acquisition	Robert S. Duncan	Robert S. Duncan
21		Loan	Vine Street Square	1.6%	BSPRT CMBS Finance, LLC	RREF	$12,550,000	$12,550,000	$10,880,146	$109.23	Acquisition	Christopher Wild; Elliot Sasson; Robert Jacoby	Christopher Wild; Elliot Sasson; Robert Jacoby
22		Loan	Arlington Cubesmart	1.6%	BSPRT CMBS Finance, LLC	RREF	$12,500,000	$12,500,000	$12,500,000	$141.84	Refinance	Mark S. Silverwood	Mark S. Silverwood
23		Loan	Shoppes at Broad & Olney	1.6%	Natixis Real Estate Capital LLC	Natixis	$12,500,000	$12,500,000	$10,927,855	$102.58	Refinance	Don S. Ginsburg; Robert A. C. Jacoby	Don S. Ginsburg; Robert A. C. Jacoby
24		Loan	Fairfield Inn & Suites Denver/Aurora	1.6%	Argentic Real Estate Finance LLC	AREF	$12,500,000	$12,487,993	$10,416,946	$95,328.19	Acquisition	James Burgess; Jeff Burgess	James Burgess; Jeff Burgess
25		Loan	20 Times Square	1.4%	Natixis Real Estate Capital LLC	Column	$11,000,000	$11,000,000	$11,000,000	$16,494.46	Acquisition	Mark Siffin	Mark Siffin
26		Loan	Covington Ridge	1.4%	BSPRT CMBS Finance, LLC	RREF	$10,500,000	$10,500,000	$9,652,203	$119,318.18	Refinance	Steven B. Kimmelman; David Conwill; Leslie Leohr	Steven B. Kimmelman; David Conwill; Leslie Leohr
27		Loan	14550 Avion Parkway	1.4%	Natixis Real Estate Capital LLC	Natixis	$10,400,000	$10,400,000	$10,400,000	$145.44	Acquisition	David Jackson	David Jackson
28		Loan	The Remington Apartments	1.3%	BSPRT CMBS Finance, LLC	RREF	$10,100,000	$10,090,154	$8,401,047	$54,248.14	Refinance	Brookfield Investments, LLC	Kenneth B. Cornell; Stephen S. Yeow
29		Loan	8713 5th Avenue	1.3%	Ladder Capital Finance LLC	LCF	$10,000,000	$10,000,000	$10,000,000	$571.43	Acquisition	New York City Operating Partnership, L.P.	New York City Operating Partnership, L.P.
30		Loan	Hilton Clearwater Beach Resort & Spa	1.3%	Column Financial, Inc.	Column	$10,000,000	$9,911,949	$8,258,195	$316,896.45	Refinance	Columbia Sussex Corporation; CSC Holdings, LLC	Columbia Sussex Corporation; CSC Holdings, LLC
31		Loan	Tarpon Square	1.3%	Argentic Real Estate Finance LLC	AREF	$9,900,000	$9,900,000	$8,698,037	$86.02	Acquisition	Stanley Werb; Jonathan Gaines	Stanley Werb; Jonathan Gaines
32		Loan	Terracita Apartments	1.2%	Argentic Real Estate Finance LLC	AREF	$9,500,000	$9,500,000	$8,418,209	$53,977.27	Refinance	Mark R. Daronch	Mark R. Daronch
33		Loan	2918 Third Avenue and 634 & 638 Main	1.2%	Natixis Real Estate Capital LLC	Natixis	$9,350,000	$9,350,000	$9,350,000	$232.96	Refinance	Hyman Escava; Seymour Escava	Hyman Escava; Seymour Escava
33.01		Property	2918 Third Avenue				$7,225,000	$7,225,000	$7,225,000	$232.96
33.02		Property	638 Main Avenue				$1,275,000	$1,275,000	$1,275,000	$232.96
33.03		Property	634 Main Avenue				$850,000	$850,000	$850,000	$232.96
34		Loan	1010 Bush	1.0%	Argentic Real Estate Finance LLC	AREF	$8,000,000	$8,000,000	$8,000,000	$388.61	Refinance	Britt D. Miller; Jeff K. Jurow; Taylor Lembi; Red Bridge Partners V, LLC	Britt D. Miller; Jeff K. Jurow; Taylor Lembi; Red Bridge Partners V, LLC
35		Loan	Lake City Commons	1.0%	Ladder Capital Finance LLC	LCF	$7,750,000	$7,750,000	$6,897,491	$84.71	Acquisition	Ian L. Ross	Ian L. Ross
36		Loan	Canton Fields Hotel Portfolio	0.9%	Natixis Real Estate Capital LLC	Natixis	$7,000,000	$6,991,092	$5,424,106	$38,202.69	Refinance	Malik Abdulnoor; Thamer Gasso	Malik Abdulnoor
36.01		Property	Comfort Suites Canton				$4,083,333	$4,078,137	$3,164,062	$38,202.69
36.02		Property	Baymont Inn & Suites Canton				$2,916,667	$2,912,955	$2,260,044	$38,202.69
37		Loan	Jacksonville Self Storage	0.9%	BSPRT CMBS Finance, LLC	RREF	$6,800,000	$6,793,738	$5,696,796	$68.46	Refinance	Robert Lansburgh; Peter Zuckerman	Robert Lansburgh; Peter Zuckerman
38		Loan	Country Inn & Suites Jacksonville	0.7%	Ladder Capital Finance LLC	LCF	$5,625,000	$5,617,444	$4,317,398	$47,605.46	Acquisition	Yi Feng Liang	Yi Feng Liang
39		Loan	Rio & Roosevelt	0.7%	The Bancorp Bank	AREF	$5,400,000	$5,400,000	$4,823,948	$84,375.00	Refinance	Patrick F. Boyd	Patrick F. Boyd; Jonathan Boyd
39.01		Property	Riverview on Rio Salado				$3,265,027	$3,265,027	$2,916,726	$84,375.00
39.02		Property	Roosevelt Park Apartments				$2,134,973	$2,134,973	$1,907,222	$84,375.00
40		Loan	Walgreens - Charlotte, NC	0.6%	BSPRT CMBS Finance, LLC	RREF	$4,650,000	$4,650,000	$4,650,000	$313.77	Acquisition	Lawrence R. Kahn; Joanne F. Kahn	Lawrence R. Kahn; Joanne F. Kahn
41		Loan	Quality Inn Montgomeryville	0.5%	BSPRT Finance, LLC	RREF	$4,050,000	$4,008,916	$2,935,148	$47,725.18	Refinance	Joseph Gimaro, Jr.	Joseph Gimaro, Jr.
42		Loan	2201 Park Manor Boulevard	0.5%	Argentic Real Estate Finance LLC	AREF	$3,800,000	$3,800,000	$3,800,000	$164.17	Refinance	Alfonso A. Costa	Alfonso A. Costa
43		Loan	CVS - Lafayette, LA	0.3%	BSPRT CMBS Finance, LLC	RREF	$2,100,000	$2,100,000	$2,100,000	$192.52	Acquisition	Daniel Shalev; Jack Benzakein	Daniel Shalev; Jack Benzakein
44	(25)	Loan	Dollar General Ogden	0.1%	Ladder Capital Finance LLC	LCF	$854,000	$854,000	$854,000	$114.03	Acquisition	Ladder Capital CRE Equity LLC	Ladder Capital CRE Equity LLC

A-1-1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				MORTGAGED PROPERTY CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Deal Name	No. of Properties	General Property Type	Detailed Property Type	Title Type(4)	Ground Lease Initial Lease Expiration Date(4)	Address	City	County	State	Zip Code	Year Built	Year Renovated	Net Rentable Area SF/Units/ Rooms/Pads(5)(6)(7)	Units of Measure	Occupancy Rate(6)(7)	Occupancy Rate As-of Date (7)	Appraised Value(8)	Appraisal As-of Date(8)
1		Loan	Prudential - Digital Realty Portfolio	8	Other	Data Center	Fee	NAP	Various	Various	Various	Various	Various	Various	Various	1,042,933	Square Feet	100.0%	9/6/2018	$387,600,000	Various
1.01		Property	14901 FAA Boulevard	1	Other	Data Center	Fee	NAP	14901 FAA Boulevard	Fort Worth	Tarrant	TX	76155	2000	NAP	263,700	Square Feet	100.0%	9/6/2018	$78,300,000	7/13/2018
1.02		Property	4650 Old Ironsides Drive	1	Other	Data Center	Fee	NAP	4650 Old Ironsides Drive	Santa Clara	Santa Clara	CA	95054	1977	2012	124,383	Square Feet	100.0%	9/6/2018	$68,400,000	7/6/2018
1.03		Property	43790 Devin Shafron Drive	1	Other	Data Center	Fee	NAP	43790 Devin Shafron Drive	Ashburn	Loudoun	VA	20147	2011	NAP	152,138	Square Feet	100.0%	9/6/2018	$55,300,000	7/16/2018
1.04		Property	636 Pierce Street	1	Other	Data Center	Fee	NAP	636 Pierce Street	Somerset	Somerset	NJ	08873	2001	2003	108,336	Square Feet	100.0%	9/6/2018	$45,800,000	7/12/2018
1.05		Property	21551 Beaumeade Circle	1	Other	Data Center	Fee	NAP	21551 Beaumeade Circle	Ashburn	Loudoun	VA	20147	2012	NAP	152,504	Square Feet	100.0%	9/6/2018	$41,300,000	7/6/2018
1.06		Property	7505 Mason King Court	1	Other	Data Center	Fee	NAP	7505 Mason King Court	Manassas	Prince William	VA	20109	2003	NAP	109,650	Square Feet	100.0%	9/6/2018	$35,900,000	7/10/2018
1.07		Property	4700 Old Ironsides Drive	1	Other	Data Center	Fee	NAP	4700 Old Ironsides Drive	Santa Clara	Santa Clara	CA	95054	1993	1997	90,139	Square Feet	100.0%	9/6/2018	$34,900,000	7/6/2018
1.08		Property	444 Toyama Drive	1	Other	Data Center	Fee	NAP	444 Toyama Drive	Sunnyvale	Santa Clara	CA	94089	1999	NAP	42,083	Square Feet	100.0%	9/6/2018	$27,700,000	7/6/2018
2		Loan	Georgetown Squared & Seattle Design Center	1	Mixed Use	Office/Design Showroom	Fee	NAP	5701 & 5601 Sixth Avenue South, 406, 412 and 416 South Orcas Street and 5616 4th Avenue South	Seattle	King	WA	98101	1973-1983	2014-2018	430,728	Square Feet	82.2%	7/1/2018	$130,300,000	6/26/2018
3		Loan	Continental Towers	1	Office	Suburban	Fee	NAP	1701 West Golf Road	Rolling Meadows	Cook	IL	60008	1978-1982	2013-2018	910,717	Square Feet	89.1%	7/10/2018	$121,700,000	7/15/2018
4		Loan	The Greystone	1	Multifamily	High Rise	Fee	NAP	212 West 91st Street	New York	New York	NY	10024	1923	2007, 2013	363	Units	97.5%	7/31/2018	$195,000,000	7/6/2018
5		Loan	Lafayette Park	4	Office	CBD	Fee	NAP	Various	St. Paul	Ramsey	MN	55101	Various	Various	677,514	Square Feet	100.0%	10/1/2018	$115,500,000	7/9/2018
5.01		Property	444 Lafayette Road	1	Office	CBD	Fee	NAP	444 Lafayette Road	St. Paul	Ramsey	MN	55101	1919	2006, 2012-2018	280,172	Square Feet	100.0%	10/1/2018	$51,460,000	7/9/2018
5.02		Property	500 Lafayette Road	1	Office	CBD	Fee	NAP	500 Lafayette Road	St. Paul	Ramsey	MN	55101	1900	1984, 2010-2018	140,440	Square Feet	100.0%	10/1/2018	$26,720,000	7/9/2018
5.03		Property	520 Lafayette Road	1	Office	CBD	Fee	NAP	520 Lafayette Road	St. Paul	Ramsey	MN	55101	1923	1986, 2009-2018	152,944	Square Feet	100.0%	10/1/2018	$24,210,000	7/9/2018
5.04		Property	443 Lafayette Road	1	Office	CBD	Fee	NAP	443 Lafayette Road	St. Paul	Ramsey	MN	55101	1919	1988, 2013-2018	103,958	Square Feet	100.0%	10/1/2018	$13,110,000	7/9/2018
6		Loan	Festival Plaza	1	Retail	Anchored	Fee	NAP	1711-1783 Route 27	Edison	Middlesex	NJ	08817	1962	2009	151,403	Square Feet	99.1%	10/25/2018	$53,900,000	2/12/2018
7		Loan	Sheraton Grand Nashville Downtown	1	Hotel	Full Service	Fee	NAP	623 Union Street	Nashville	Davidson	TN	37219	1975	2014 & 2017	482	Rooms	79.8%	8/31/2018	$276,500,000	9/13/2018
8		Loan	Indian Hills Senior Community	1	Multifamily	High Rise	Fee	NAP	19101 Euclid Avenue	Euclid	Cuyahoga	OH	44117	1964	2006	1,572	Units	93.1%	8/2/2018	$80,000,000	6/1/2018
9		Loan	Holiday Inn FiDi	1	Hotel	Full Service	Fee	NAP	99 and 103 Washington Street	New York	New York	NY	10006	2014	NAP	492	Rooms	92.5%	6/30/2018	$233,000,000	7/26/2018
10	(25)	Loan	Westin & Element - Huntsville	2	Hotel	Various	Fee	NAP	6800 Governors Row West	Huntsville	Madison	AL	35806	Various	Various	382	Rooms	70.9%	6/30/2018	$58,300,000	8/14/2018
10.01		Property	Westin Huntsville	1	Hotel	Full Service	Fee	NAP	6800 Governors Row West	Huntsville	Madison	AL	35806	2008	2016-2018	232	Rooms	71.3%	6/30/2018
10.02		Property	Element Huntsville	1	Hotel	Select Service	Fee	NAP	6800 Governors Row West	Huntsville	Madison	AL	35806	2017	NAP	150	Rooms	70.4%	6/30/2018
11	(25)	Loan	2020 Fifth Avenue	1	Other	Data Center	Fee	NAP	2020 Fifth Avenue	Seattle	King	WA	98121	1974	2012-2013	126,000	Square Feet	100.0%	8/14/2018	$103,400,000	7/23/2018
12		Loan	Crystal Center	1	Retail	Anchored	Fee	NAP	99 Willow Bend	Crystal	Hennepin	MN	55428	1954	2004	214,062	Square Feet	94.8%	7/1/2018	$28,500,000	6/29/2018
13		Loan	Albuquerque Hotel Portfolio	2	Hotel	Various	Fee	NAP	Various	Albuquerque	Bernalillo	NM	87106	Various	Various	200	Rooms	82.2%	6/30/2018	$24,000,000	6/27/2018
13.01		Property	Hilton Garden Inn Albuquerque Airport	1	Hotel	Select Service	Fee	NAP	2601 Yale Boulevard Southeast	Albuquerque	Bernalillo	NM	87106	2002	2016	107	Rooms	79.8%	6/30/2018	$13,500,000	6/27/2018
13.02		Property	Homewood Suites Albuquerque Airport	1	Hotel	Extended Stay	Fee	NAP	1520 Sunport Place Southeast	Albuquerque	Bernalillo	NM	87106	2006	2017	93	Rooms	84.9%	6/30/2018	$10,500,000	6/27/2018
14		Loan	Harlingen Corners	1	Retail	Anchored	Fee	NAP	2825 West Expressway 83	Harlingen	Cameron	TX	78552	2008	2012	228,208	Square Feet	96.7%	8/1/2018	$33,100,000	8/24/2018
15		Loan	Pinnacle Lakes	1	Multifamily	Garden	Fee	NAP	18821 Northeast 3rd Court	Miami	Miami-Dade	FL	33179	1971	2002	226	Units	97.8%	8/1/2018	$25,200,000	7/20/2018
16		Loan	Utah Hotel Portfolio	4	Hotel	Various	Fee	NAP	Various	Various	Various	UT	Various	Various	Various	251	Rooms	62.9%	6/30/2018	$35,240,000	Various
16.01		Property	Days Inn & Suites Kanab	1	Hotel	Limited Service	Fee	NAP	296 West 100 North	Kanab	Kane	UT	84741	1987 & 1989	2013	118	Rooms	56.7%	6/30/2018	$12,600,000	5/17/2018
16.02		Property	Pioneer Lodge	1	Hotel	Full Service	Fee	NAP	838 Zion Park Boulevard	Springdale	Washington	UT	84767	1964	2008	43	Rooms	79.7%	6/30/2018	$10,300,000	5/17/2018
16.03		Property	Days Inn Moab	1	Hotel	Limited Service	Fee	NAP	426 North Main Street	Moab	Grand	UT	84532	1992	2016-2017	50	Rooms	71.9%	6/30/2018	$9,600,000	5/18/2018
16.04		Property	Rodeway Inn & Suites	1	Hotel	Limited Service	Fee	NAP	649 North Main Street	Monticello	San Juan	UT	84535	1996	2016-2017	40	Rooms	51.8%	6/30/2018	$2,740,000	5/18/2018
17		Loan	South Carolina Grocery Portfolio	3	Retail	Anchored	Fee	NAP	Various	Various	Various	SC	Various	Various	Various	156,159	Square Feet	89.4%	8/27/2018	$15,700,000	6/21/2018
17.01		Property	Ladson Crossing	1	Retail	Anchored	Fee	NAP	9616 Highway-78	Ladson	Berkeley	SC	29456	2000	NAP	52,607	Square Feet	92.6%	8/27/2018	$6,100,000	6/21/2018
17.02		Property	Lake Greenwood Crossing	1	Retail	Anchored	Fee	NAP	3353 Highway 72/221 East	Greenwood	Greenwood	SC	29646	2004	NAP	42,818	Square Feet	94.4%	8/27/2018	$4,900,000	6/21/2018
17.03		Property	South Park Center	1	Retail	Anchored	Fee	NAP	206-208 McIntyre Street East	Mullins	Marion	SC	29574	1972	2005	60,734	Square Feet	83.2%	8/27/2018	$4,700,000	6/21/2018
18		Loan	New Market Crossing	1	Retail	Anchored	Fee	NAP	631-715 West Independence Boulevard	Mount Airy	Surry	NC	27030	1998	2004	117,076	Square Feet	96.0%	4/23/2018	$10,300,000	4/17/2018
19		Loan	Desert Country Plaza	1	Retail	Anchored	Fee	NAP	77880-77952 Country Club Drive	Palm Desert	Riverside	CA	92211	2003	NAP	78,370	Square Feet	85.6%	7/11/2018	$17,700,000	6/28/2018
20		Loan	Market Shops at Sandestin	1	Mixed Use	Office/Retail	Fee	NAP	9375 US Highway 98 East	Miramar Beach	Walton	FL	32459	1986	2014	52,838	Square Feet	93.3%	8/1/2018	$17,100,000	7/19/2018
21		Loan	Vine Street Square	1	Retail	Anchored	Fee	NAP	3183 West Vine Street	Kissimmee	Osceola	FL	34741	1986	NAP	114,899	Square Feet	98.9%	8/7/2018	$17,110,000	5/27/2018
22		Loan	Arlington Cubesmart	1	Self Storage	Self Storage	Fee	NAP	6875 Lee Highway	Arlington	Arlington	VA	22213	2015	NAP	88,125	Square Feet	93.2%	7/31/2018	$29,100,000	8/17/2018
23		Loan	Shoppes at Broad & Olney	1	Retail	Anchored	Fee	NAP	5601-5701 North Broad Street & 5706 North 13th Street	Philadelphia	Philadelphia	PA	19141	1960	2018	121,862	Square Feet	88.3%	9/7/2018	$18,500,000	4/11/2018
24		Loan	Fairfield Inn & Suites Denver/Aurora	1	Hotel	Limited Service	Fee	NAP	24192 East Prospect Avenue	Aurora	Arapahoe	CO	80016	2011	NAP	131	Rooms	70.1%	6/30/2018	$18,900,000	7/9/2018
25		Loan	20 Times Square	1	Other	Leased Fee	Fee	NAP	20 Times Square	New York	New York	NY	10036	NAP	NAP	16,066	Square Feet	NAP	NAP	$1,636,000,000	1/31/2018
26		Loan	Covington Ridge	1	Multifamily	Garden	Fee	NAP	713 Mosby Lane	Louisville	Stark	OH	44641	2016	NAP	88	Units	97.7%	8/13/2018	$16,010,000	8/1/2018
27		Loan	14550 Avion Parkway	1	Office	Suburban	Fee	NAP	14550 Avion Parkway	Chantilly	Fairfax	VA	20151	2003	NAP	71,507	Square Feet	100.0%	6/26/2018	$16,000,000	8/7/2018
28		Loan	The Remington Apartments	1	Multifamily	Age Restricted Housing	Fee	NAP	201 Simpson Road	Kissimmee	Osceola	FL	34744	1973	2016-2017	186	Units	94.6%	8/28/2018	$15,000,000	7/30/2018
29		Loan	8713 5th Avenue	1	Office	Medical	Fee	NAP	8713 5th Avenue	New York	Kings	NY	11209	1958	2011	17,500	Square Feet	100.0%	9/30/2018	$16,000,000	8/28/2018
30		Loan	Hilton Clearwater Beach Resort & Spa	1	Hotel	Full Service	Leasehold	2/28/2079	400 Mandalay Avenue	Clearwater Beach	Pinellas	FL	33767	1981	2015-2018	416	Rooms	69.7%	7/31/2018	$199,000,000	12/21/2017
31		Loan	Tarpon Square	1	Retail	Anchored	Fee	NAP	41252-41334 US Highway 19 North and 905 East Tarpon Avenue	Tarpon Springs	Pinellas	FL	34689	1974	1983; 1987; 1998	115,091	Square Feet	94.6%	6/25/2018	$14,000,000	6/1/2018
32		Loan	Terracita Apartments	1	Multifamily	Garden	Fee	NAP	801 South Allen Genoa Road	South Houston	Harris	TX	77587	1962, 1972	2000, 2017	176	Units	95.5%	9/1/2018	$12,700,000	8/23/2018
33		Loan	2918 Third Avenue and 634 & 638 Main	3	Various	Various	Fee	NAP	Various	Various	Various	Various	Various	Various	Various	40,135	Square Feet	62.6%	2/1/2018	$20,900,000	Various
33.01		Property	2918 Third Avenue	1	Mixed Use	Office/Retail	Fee	NAP	2918 Third Avenue	Bronx	Bronx	NY	10455	1925	2017	27,135	Square Feet	44.7%	2/1/2018	$16,500,000	9/13/2018
33.02		Property	638 Main Avenue	1	Retail	Unanchored	Fee	NAP	638 Main Avenue	Passaic	Passaic	NJ	07055	1940	NAP	8,000	Square Feet	100.0%	2/1/2018	$2,600,000	9/14/2018
33.03		Property	634 Main Avenue	1	Retail	Unanchored	Fee	NAP	634 Main Avenue	Passaic	Passaic	NJ	07055	1940	NAP	5,000	Square Feet	100.0%	2/1/2018	$1,800,000	9/14/2018
34		Loan	1010 Bush	1	Mixed Use	Multifamily/Retail	Fee	NAP	1010 Bush Street	San Francisco	San Francisco	CA	94109	1907	NAP	20,586	Square Feet	100.0%	10/16/2018	$12,500,000	7/26/2018
35		Loan	Lake City Commons	1	Retail	Anchored	Fee	NAP	5656 Jonesboro Road	Lake City	Clayton	GA	30260	1998	NAP	91,494	Square Feet	98.0%	9/1/2018	$12,500,000	8/14/2018
36		Loan	Canton Fields Hotel Portfolio	2	Hotel	Limited Service	Fee	NAP	Various	Canton	Wayne	MI	48187	Various	Various	183	Rooms	67.1%	8/31/2018	$10,800,000	8/1/2018
36.01		Property	Comfort Suites Canton	1	Hotel	Limited Service	Fee	NAP	5730 North Haggerty Road	Canton	Wayne	MI	48187	2008	2017	66	Rooms	76.3%	8/31/2018	$6,300,000	8/1/2018
36.02		Property	Baymont Inn & Suites Canton	1	Hotel	Limited Service	Fee	NAP	5700 North Haggerty Road	Canton	Wayne	MI	48187	1988	2015	117	Rooms	58.9%	8/31/2018	$4,500,000	8/1/2018
37		Loan	Jacksonville Self Storage	1	Self Storage	Self Storage	Fee	NAP	10724 & 10874 Lem Turner Road	Jacksonville	Duval	FL	32218	2004	2008, 2015	99,242	Square Feet	90.4%	9/20/2018	$9,950,000	7/23/2018
38		Loan	Country Inn & Suites Jacksonville	1	Hotel	Limited Service	Fee	NAP	4690 Salisbury Road	Jacksonville	Duval	FL	32256	1988	2017	118	Rooms	79.4%	8/31/2018	$8,300,000	7/9/2018
39		Loan	Rio & Roosevelt	2	Multifamily	Garden	Fee	NAP	Various	Various	Maricopa	AZ	Various	Various	2016	64	Units	100.0%	6/1/2018	$8,550,000	9/4/2018
39.01		Property	Riverview on Rio Salado	1	Multifamily	Garden	Fee	NAP	830 North Alma School Road	Mesa	Maricopa	AZ	85201	1986	2016	44	Units	100.0%	6/1/2018	$5,300,000	9/4/2018
39.02		Property	Roosevelt Park Apartments	1	Multifamily	Garden	Fee	NAP	210 & 220 South Roosevelt Street	Tempe	Maricopa	AZ	85281	1988	2016	20	Units	100.0%	6/1/2018	$3,250,000	9/4/2018
40		Loan	Walgreens - Charlotte, NC	1	Retail	Single Tenant	Fee	NAP	2200 West Sugar Creek Road	Charlotte	Mecklenburg	NC	28262	2010	NAP	14,820	Square Feet	100.0%	9/27/2018	$7,160,000	8/3/2018
41		Loan	Quality Inn Montgomeryville	1	Hotel	Limited Service	Fee	NAP	678 Bethlehem Pike	Montgomeryville	Montgomery	PA	18936	1991	2013	84	Rooms	61.4%	7/31/2018	$7,400,000	2/26/2018
42		Loan	2201 Park Manor Boulevard	1	Office	Medical	Fee & Leasehold	3/31/2033	2201 Park Manor Boulevard	Pittsburgh	Allegheny	PA	15205	1993	2018	23,147	Square Feet	100.0%	8/13/2018	$6,450,000	10/15/2018
43		Loan	CVS - Lafayette, LA	1	Retail	Single Tenant	Fee	NAP	3754 Moss Street	Lafayette	Lafayette	LA	70507	1998	NAP	10,908	Square Feet	100.0%	10/15/2018	$3,950,000	8/27/2018
44	(25)	Loan	Dollar General Ogden	1	Retail	Single Tenant	Fee	NAP	625 East Walnut Street	Ogden	Boone	IA	50212	2018	NAP	7,489	Square Feet	100.0%	8/1/2018	$1,220,000	8/1/2018

A-1-2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				MORTGAGE LOAN CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Deal Name	Interest Rate %	Admin Fee Rate %(9)	Net Mortage Rate %	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type(10)	Cash Management Status	Crossed With Other Loans(11)	Related-Borrower Loans	UW NOI DSCR (P&I)(11)(12)	UW NOI DSCR (IO)(11)	UW NCF DSCR (P&I)(11)(12)	UW NCF DSCR (IO)(11)
1		Loan	Prudential - Digital Realty Portfolio	4.5575%	0.01700%	4.54050%	Actual/360	1	No	60	59	60	59	0	0	9/7/2018	11/6/2018	NAP	10/6/2023	10/6/2023	NAP	$269,546.59	NAP	$3,234,559	Soft	Springing	No	Group A	NAP	2.57x	NAP	2.50x
1.01		Property	14901 FAA Boulevard																										NAP	2.57x	NAP	2.50x
1.02		Property	4650 Old Ironsides Drive																										NAP	2.57x	NAP	2.50x
1.03		Property	43790 Devin Shafron Drive																										NAP	2.57x	NAP	2.50x
1.04		Property	636 Pierce Street																										NAP	2.57x	NAP	2.50x
1.05		Property	21551 Beaumeade Circle																										NAP	2.57x	NAP	2.50x
1.06		Property	7505 Mason King Court																										NAP	2.57x	NAP	2.50x
1.07		Property	4700 Old Ironsides Drive																										NAP	2.57x	NAP	2.50x
1.08		Property	444 Toyama Drive																										NAP	2.57x	NAP	2.50x
2		Loan	Georgetown Squared & Seattle Design Center	5.0600%	0.01700%	5.04300%	Actual/360	2	No	120	118	36	34	360	360	9/5/2018	10/6/2018	10/6/2021	9/6/2028	9/6/2028	$351,321.45	$277,890.05	$4,215,857	$3,334,681	Hard	In-Place	No	No	1.15x	1.45x	1.05x	1.33x
3		Loan	Continental Towers	4.7500%	0.01700%	4.73300%	Actual/360	2	No	120	118	120	118	0	0	8/9/2018	10/6/2018	NAP	9/6/2028	9/6/2028	NAP	$238,791.96	NAP	$2,865,504	Hard	In-Place	No	No	NAP	2.72x	NAP	2.34x
4		Loan	The Greystone	4.23023077%	0.01700%	4.21323077%	Actual/360	3	No	120	117	120	117	0	0	7/30/2018	9/5/2018	NAP	8/5/2028	8/5/2028	NAP	$150,114.44	NAP	$1,801,373	Hard	In-Place	No	No	NAP	3.10x	NAP	3.07x
5		Loan	Lafayette Park	4.7223%	0.01700%	4.70530%	Actual/360	1	No	120	119	120	119	0	0	9/27/2018	11/5/2018	NAP	10/5/2028	10/5/2028	NAP	$151,616.44	NAP	$1,819,397	Hard	Springing	No	No	NAP	2.31x	NAP	2.27x
5.01		Property	444 Lafayette Road																										NAP	2.31x	NAP	2.27x
5.02		Property	500 Lafayette Road																										NAP	2.31x	NAP	2.27x
5.03		Property	520 Lafayette Road																										NAP	2.31x	NAP	2.27x
5.04		Property	443 Lafayette Road																										NAP	2.31x	NAP	2.27x
6		Loan	Festival Plaza	4.7400%	0.01700%	4.72300%	Actual/360	6	No	120	114	24	18	360	360	5/2/2018	6/5/2018	6/5/2020	5/5/2028	5/5/2028	$186,377.71	$143,253.88	$2,236,533	$1,719,047	Hard	Springing	No	No	1.63x	2.11x	1.57x	2.04x
7		Loan	Sheraton Grand Nashville Downtown	5.0350%	0.01700%	5.01800%	Actual/360	1	No	120	119	120	119	0	0	10/4/2018	11/6/2018	NAP	10/6/2028	10/6/2028	NAP	$127,623.26	NAP	$1,531,479	Hard	Springing	No	No	NAP	2.72x	NAP	2.48x
8		Loan	Indian Hills Senior Community	5.1300%	0.05700%	5.07300%	Actual/360	2	No	120	118	60	58	360	360	8/16/2018	10/6/2018	10/6/2023	9/6/2028	9/6/2028	$159,897.23	$127,213.91	$1,918,767	$1,526,567	Springing	Springing	No	No	1.38x	1.73x	1.26x	1.58x
9		Loan	Holiday Inn FiDi	5.1205%	0.01700%	5.10350%	Actual/360	1	No	120	119	120	119	0	0	9/18/2018	11/6/2018	NAP	10/6/2028	10/6/2028	NAP	$108,158.71	NAP	$1,297,905	Hard	In-Place	No	No	NAP	2.73x	NAP	2.47x
10	(25)	Loan	Westin & Element - Huntsville	4.7450%	0.01700%	4.72800%	Actual/360	1	No	120	119	120	119	0	0	9/28/2018	11/6/2018	NAP	10/6/2028	10/6/2028	NAP	$100,227.14	NAP	$1,202,726	Hard	Springing	No	No	NAP	3.38x	NAP	2.80x
10.01		Property	Westin Huntsville																										NAP	3.38x	NAP	2.80x
10.02		Property	Element Huntsville																										NAP	3.38x	NAP	2.80x
11	(25)	Loan	2020 Fifth Avenue	4.2620%	0.01700%	4.24500%	Actual/360	2	No	120	118	120	118	0	0	8/22/2018	10/6/2018	NAP	9/6/2028	9/6/2028	NAP	$86,423.89	NAP	$1,037,087	Hard	Springing	No	Group A	NAP	3.29x	NAP	3.20x
12		Loan	Crystal Center	4.9000%	0.01700%	4.88300%	Actual/360	3	No	120	117	36	33	360	360	7/30/2018	9/6/2018	9/6/2021	8/6/2028	8/6/2028	$110,059.45	$85,854.21	$1,320,713	$1,030,251	Springing	Springing	No	Group B	1.87x	2.39x	1.67x	2.14x
13		Loan	Albuquerque Hotel Portfolio	5.1500%	0.01700%	5.13300%	Actual/360	2	No	120	118	12	10	360	360	8/21/2018	10/6/2018	10/6/2019	9/6/2028	9/6/2028	$105,110.05	$83,762.01	$1,261,321	$1,005,144	Hard	Springing	No	No	1.93x	2.42x	1.70x	2.14x
13.01		Property	Hilton Garden Inn Albuquerque Airport																										1.93x	2.42x	1.70x	2.14x
13.02		Property	Homewood Suites Albuquerque Airport																										1.93x	2.42x	1.70x	2.14x
14		Loan	Harlingen Corners	4.9470%	0.01700%	4.93000%	Actual/360	0	No	120	120	60	60	360	360	10/18/2018	12/6/2018	12/6/2023	11/6/2028	11/6/2028	$95,752.22	$75,005.74	$1,149,027	$900,069	Springing	Springing	No	No	2.10x	2.69x	1.88x	2.40x
15		Loan	Pinnacle Lakes	5.2070%	0.01700%	5.19000%	Actual/360	1	No	120	119	60	59	360	360	9/13/2018	11/6/2018	11/6/2023	10/6/2028	10/6/2028	$93,147.60	$74,570.39	$1,117,771	$894,845	Soft	Springing	No	No	1.28x	1.60x	1.23x	1.54x
16		Loan	Utah Hotel Portfolio	6.0330%	0.01700%	6.01600%	Actual/360	0	No	120	120	0	0	330	330	11/2/2018	12/5/2018	NAP	11/5/2028	11/5/2028	$93,229.34	NAP	$1,118,752	NAP	Springing	Springing	No	No	2.40x	NAP	2.17x	NAP
16.01		Property	Days Inn & Suites Kanab																										2.40x	NAP	2.17x	NAP
16.02		Property	Pioneer Lodge																										2.40x	NAP	2.17x	NAP
16.03		Property	Days Inn Moab																										2.40x	NAP	2.17x	NAP
16.04		Property	Rodeway Inn & Suites																										2.40x	NAP	2.17x	NAP
17		Loan	South Carolina Grocery Portfolio	5.7100%	0.01700%	5.69300%	Actual/360	1	No	56	55	0	0	240	239	9/7/2018	11/6/2018	NAP	6/6/2023	6/6/2023	$53,184.94	NAP	$638,219	NAP	Hard	Springing	Group A	Group C	1.53x	NAP	1.34x	NAP
17.01		Property	Ladson Crossing																										1.53x	NAP	1.34x	NAP
17.02		Property	Lake Greenwood Crossing																										1.53x	NAP	1.34x	NAP
17.03		Property	South Park Center																										1.53x	NAP	1.34x	NAP
18		Loan	New Market Crossing	5.6500%	0.01700%	5.63300%	Actual/360	5	No	60	55	0	0	240	235	5/23/2018	7/6/2018	NAP	6/6/2023	6/6/2023	$48,747.07	NAP	$584,965	NAP	Hard	Springing	Group A	Group C	1.53x	NAP	1.34x	NAP
19		Loan	Desert Country Plaza	5.2100%	0.01700%	5.19300%	Actual/360	2	No	120	118	0	0	360	358	8/9/2018	10/6/2018	NAP	9/6/2028	9/6/2028	$70,502.72	NAP	$846,033	NAP	Hard	Springing	No	No	1.54x	NAP	1.46x	NAP
20		Loan	Market Shops at Sandestin	4.9230%	0.01700%	4.90600%	Actual/360	2	No	120	118	36	34	360	360	8/21/2018	10/6/2018	10/6/2021	9/6/2028	9/6/2028	$67,931.15	$53,099.91	$815,174	$637,199	Springing	Springing	No	No	1.67x	2.13x	1.61x	2.06x
21		Loan	Vine Street Square	5.0800%	0.01700%	5.06300%	Actual/360	2	No	120	118	24	22	360	360	9/6/2018	10/6/2018	10/6/2020	9/6/2028	9/6/2028	$67,986.05	$53,866.23	$815,833	$646,395	Springing	Springing	No	No	1.47x	1.86x	1.39x	1.76x
22		Loan	Arlington Cubesmart	4.6200%	0.01700%	4.60300%	Actual/360	1	No	120	119	120	119	0	0	9/12/2018	11/6/2018	NAP	10/6/2028	10/6/2028	NAP	$48,793.40	NAP	$585,521	Springing	Springing	No	No	NAP	2.63x	NAP	2.61x
23		Loan	Shoppes at Broad & Olney	5.4200%	0.01700%	5.40300%	Actual/360	2	No	120	118	24	22	360	360	9/10/2018	10/10/2018	10/10/2020	9/10/2028	9/10/2028	$70,347.48	$57,242.48	$844,170	$686,910	Hard	Springing	No	No	1.47x	1.81x	1.30x	1.60x
24		Loan	Fairfield Inn & Suites Denver/Aurora	5.4200%	0.01700%	5.40300%	Actual/360	1	No	120	119	0	0	360	359	9/13/2018	11/6/2018	NAP	10/6/2028	10/6/2028	$70,347.48	NAP	$844,170	NAP	Springing	Springing	No	No	1.98x	NAP	1.80x	NAP
25		Loan	20 Times Square	3.1080%	0.01575%	3.09225%	Actual/360	6	No	60	54	60	54	0	0	4/27/2018	6/5/2018	NAP	5/5/2023	5/5/2023	NAP	$28,885.69	NAP	$346,628	Hard	In-Place	No	No	NAP	3.65x	NAP	3.65x
26		Loan	Covington Ridge	4.7800%	0.01700%	4.76300%	Actual/360	2	No	120	118	60	58	360	360	8/21/2018	10/6/2018	10/6/2023	9/6/2028	9/6/2028	$54,963.00	$42,405.90	$659,556	$508,871	Springing	Springing	No	No	1.42x	1.84x	1.39x	1.81x
27		Loan	14550 Avion Parkway	4.6810%	0.01700%	4.66400%	Actual/360	2	No	120	118	120	118	0	0	8/27/2018	10/5/2018	NAP	9/5/2028	9/5/2028	NAP	$41,132.12	NAP	$493,585	Hard	Springing	No	No	NAP	2.83x	NAP	2.81x
28		Loan	The Remington Apartments	5.3600%	0.01700%	5.34300%	Actual/360	1	No	120	119	0	0	360	359	9/21/2018	11/6/2018	NAP	10/6/2028	10/6/2028	$56,462.68	NAP	$677,552	NAP	Springing	Springing	No	No	1.38x	NAP	1.32x	NAP
29		Loan	8713 5th Avenue	4.9700%	0.01700%	4.95300%	Actual/360	0	No	120	120	120	120	0	0	10/17/2018	12/6/2018	NAP	11/6/2028	11/6/2028	NAP	$41,991.90	NAP	$503,903	Hard	In-Place	No	No	NAP	1.71x	NAP	1.64x
30		Loan	Hilton Clearwater Beach Resort & Spa	5.1300%	0.01700%	5.11300%	Actual/360	8	No	120	112	0	0	360	352	2/9/2018	4/6/2018	NAP	3/6/2028	3/6/2028	$54,479.47	NAP	$653,754	NAP	Hard	In-Place	No	No	1.86x	NAP	1.67x	NAP
31		Loan	Tarpon Square	4.6580%	0.01700%	4.64100%	Actual/360	4	No	120	116	36	32	360	360	6/28/2018	8/6/2018	8/6/2021	7/6/2028	7/6/2028	$51,095.52	$38,962.23	$613,146	$467,547	Springing	Springing	No	Group B	1.91x	2.50x	1.72x	2.26x
32		Loan	Terracita Apartments	5.0450%	0.01700%	5.02800%	Actual/360	1	No	120	119	36	35	360	360	9/25/2018	11/6/2018	11/6/2021	10/6/2028	10/6/2028	$51,259.64	$40,494.30	$615,116	$485,932	Springing	Springing	No	No	1.50x	1.90x	1.42x	1.79x
33		Loan	2918 Third Avenue and 634 & 638 Main	5.0910%	0.01700%	5.07400%	Actual/360	2	No	120	118	120	118	0	0	9/6/2018	10/7/2018	NAP	9/7/2028	9/7/2028	NAP	$40,218.31	NAP	$482,620	Hard	Springing	No	No	NAP	2.53x	NAP	2.44x
33.01		Property	2918 Third Avenue																										NAP	2.53x	NAP	2.44x
33.02		Property	638 Main Avenue																										NAP	2.53x	NAP	2.44x
33.03		Property	634 Main Avenue																										NAP	2.53x	NAP	2.44x
34		Loan	1010 Bush	5.4450%	0.01700%	5.42800%	Actual/360	0	No	120	120	120	120	0	0	10/19/2018	12/6/2018	NAP	11/6/2028	11/6/2028	NAP	$36,804.17	NAP	$441,650	Soft	Springing	No	No	NAP	1.58x	NAP	1.52x
35		Loan	Lake City Commons	5.2500%	0.01700%	5.23300%	Actual/360	2	No	120	118	36	34	360	360	8/31/2018	10/6/2018	10/6/2021	9/6/2028	9/6/2028	$42,795.79	$34,377.17	$513,549	$412,526	Springing	Springing	No	No	1.67x	2.08x	1.49x	1.86x
36		Loan	Canton Fields Hotel Portfolio	6.0150%	0.01700%	5.99800%	Actual/360	1	No	120	119	0	0	300	299	10/1/2018	11/5/2018	NAP	10/5/2028	10/5/2028	$45,165.30	NAP	$541,984	NAP	Springing	Springing	No	No	1.81x	NAP	1.57x	NAP
36.01		Property	Comfort Suites Canton																										1.81x	NAP	1.57x	NAP
36.02		Property	Baymont Inn & Suites Canton																										1.81x	NAP	1.57x	NAP
37		Loan	Jacksonville Self Storage	5.5900%	0.01700%	5.57300%	Actual/360	1	No	120	119	0	0	360	359	10/4/2018	11/6/2018	NAP	10/6/2028	10/6/2028	$38,994.50	NAP	$467,934	NAP	Springing	Springing	No	No	1.38x	NAP	1.35x	NAP
38		Loan	Country Inn & Suites Jacksonville	5.7360%	0.01700%	5.71900%	Actual/360	1	No	120	119	0	0	300	299	9/26/2018	11/6/2018	NAP	10/6/2028	10/6/2028	$35,339.66	NAP	$424,076	NAP	Hard	Springing	No	No	2.34x	NAP	1.99x	NAP
39		Loan	Rio & Roosevelt	5.4300%	0.01700%	5.41300%	Actual/360	18	No	120	102	36	18	360	360	4/25/2017	6/5/2017	6/5/2020	5/5/2027	5/5/2027	$30,423.86	$24,774.38	$365,086	$297,293	Springing	Springing	No	No	1.53x	1.88x	1.48x	1.82x
39.01		Property	Riverview on Rio Salado																										1.53x	1.88x	1.48x	1.82x
39.02		Property	Roosevelt Park Apartments																										1.53x	1.88x	1.48x	1.82x
40		Loan	Walgreens - Charlotte, NC	5.3700%	0.01700%	5.35300%	Actual/360	1	No	120	119	120	119	0	0	10/5/2018	11/6/2018	NAP	10/6/2028	10/6/2028	NAP	$21,097.76	NAP	$253,173	Springing	Springing	No	No	NAP	1.56x	NAP	1.55x
41		Loan	Quality Inn Montgomeryville	5.6400%	0.01700%	5.62300%	Actual/360	6	No	120	114	0	0	276	270	4/10/2018	6/6/2018	NAP	5/6/2028	5/6/2028	$26,223.62	NAP	$314,683	NAP	Springing	Springing	No	No	2.09x	NAP	1.88x	NAP
42		Loan	2201 Park Manor Boulevard	5.1140%	0.01700%	5.09700%	Actual/360	1	No	120	119	120	119	0	0	9/14/2018	11/6/2018	NAP	10/6/2028	10/6/2028	NAP	$16,419.25	NAP	$197,031	Springing	Springing	No	No	NAP	2.10x	NAP	2.08x
43		Loan	CVS - Lafayette, LA	5.4400%	0.01700%	5.42300%	Actual/360	1	No	120	119	120	119	0	0	9/21/2018	11/6/2018	NAP	10/6/2028	10/6/2028	NAP	$9,652.22	NAP	$115,827	Hard	Springing	No	No	NAP	1.93x	NAP	1.90x
44	(25)	Loan	Dollar General Ogden	5.9200%	0.01700%	5.90300%	Actual/360	0	Yes	120	120	120	120	0	0	10/24/2018	12/6/2018	NAP	8/6/2033	11/6/2028	NAP	$4,271.58	NAP	$51,259	Hard	In-Place	No	No	NAP	1.50x	NAP	1.48x

A-1-3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS(15)
Loan ID	Footnotes	Property Flag	Deal Name	Cut-Off Date LTV Ratio(8)(11)	Maturity Date LTV Ratio(8)(11)	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)(13)(14)	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW Revenues	UW Expenses	UW NOI
1		Loan	Prudential - Digital Realty Portfolio	54.7%	54.7%	0	0	6	L(25), Def or YM1(28), O(7)	$30,153,975	$5,218,019	$24,935,956	12/31/2016	11.8%	$31,009,061	$5,520,559	$25,488,502	12/31/2017	12.0%	$31,618,046	$5,756,344	$25,861,702	T12 6/30/2018	12.2%	95.0%	$31,435,055	$6,299,432	$25,135,623
1.01		Property	14901 FAA Boulevard	54.7%	54.7%					$6,532,263	$986,583	$5,545,680	12/31/2016	11.8%	$6,936,540	$1,235,967	$5,700,573	12/31/2017	12.0%	$7,133,472	$1,366,005	$5,767,466	T12 6/30/2018	12.2%	95.0%	$6,943,289	$1,382,801	$5,560,488
1.02		Property	4650 Old Ironsides Drive	54.7%	54.7%					$4,899,745	$814,002	$4,085,743	12/31/2016	11.8%	$5,023,568	$838,094	$4,185,474	12/31/2017	12.0%	$5,087,368	$855,023	$4,232,345	T12 6/30/2018	12.2%	95.0%	$5,060,415	$953,393	$4,107,021
1.03		Property	43790 Devin Shafron Drive	54.7%	54.7%					$4,386,733	$791,276	$3,595,457	12/31/2016	11.8%	$4,416,236	$756,573	$3,659,663	12/31/2017	12.0%	$4,550,003	$813,689	$3,736,315	T12 6/30/2018	12.2%	95.0%	$4,522,473	$894,540	$3,627,933
1.04		Property	636 Pierce Street	54.7%	54.7%					$3,907,838	$717,838	$3,190,000	12/31/2016	11.8%	$3,907,712	$717,877	$3,189,835	12/31/2017	12.0%	$3,954,626	$720,623	$3,234,003	T12 6/30/2018	12.2%	95.0%	$4,032,195	$865,060	$3,167,135
1.05		Property	21551 Beaumeade Circle	54.7%	54.7%					$2,847,924	$575,933	$2,271,991	12/31/2016	11.8%	$2,940,978	$596,338	$2,344,640	12/31/2017	12.0%	$2,979,280	$605,132	$2,374,148	T12 6/30/2018	12.2%	95.0%	$2,929,347	$649,316	$2,280,031
1.06		Property	7505 Mason King Court	54.7%	54.7%					$2,226,277	$184,424	$2,041,853	12/31/2016	11.8%	$2,286,124	$191,666	$2,094,458	12/31/2017	12.0%	$2,335,366	$200,310	$2,135,056	T12 6/30/2018	12.2%	95.0%	$2,388,210	$249,024	$2,139,186
1.07		Property	4700 Old Ironsides Drive	54.7%	54.7%					$2,706,656	$606,707	$2,099,949	12/31/2016	11.8%	$2,781,102	$631,647	$2,149,455	12/31/2017	12.0%	$2,821,604	$632,909	$2,188,696	T12 6/30/2018	12.2%	95.0%	$2,800,994	$689,249	$2,111,745
1.08		Property	444 Toyama Drive	54.7%	54.7%					$2,646,539	$541,256	$2,105,283	12/31/2016	11.8%	$2,716,801	$552,397	$2,164,404	12/31/2017	12.0%	$2,756,328	$562,653	$2,193,674	T12 6/30/2018	12.2%	95.0%	$2,758,133	$616,049	$2,142,084
2		Loan	Georgetown Squared & Seattle Design Center	69.8%	61.9%	0	0	6	L(26), Def(89), O(5)	$3,115,204	$2,221,965	$893,239	12/31/2016	1.0%	$5,420,477	$3,041,426	$2,379,051	12/31/2017	2.6%	$7,397,327	$3,060,453	$4,336,875	T12 7/31/2018	4.8%	81.9%	$10,383,366	$3,602,496	$6,780,869
3		Loan	Continental Towers	69.4%	69.4%	0	0	6	L(26), Def(87), O(7)	$15,842,309	$10,799,596	$5,042,713	12/31/2016	6.0%	$21,873,009	$11,167,837	$10,705,172	12/31/2017	12.7%	$21,411,194	$11,456,809	$9,954,385	T12 5/31/2018	11.8%	87.0%	$22,170,532	$11,116,359	$11,054,174
4		Loan	The Greystone	26.7%	26.7%	0	0	5	L(27), Def(89), O(4)	$10,933,295	$4,428,435	$6,504,860	12/31/2016	12.5%	$11,454,200	$4,616,108	$6,838,092	12/31/2017	13.2%	$11,701,096	$4,751,077	$6,950,019	T12 7/31/2018	13.4%	96.0%	$12,032,425	$5,109,401	$6,923,023
5		Loan	Lafayette Park	65.2%	65.2%	0	0	5	L(25), Def(92), O(3)	$13,630,497	$6,154,369	$7,476,128	12/31/2016	9.9%	$14,021,976	$5,875,015	$8,146,961	12/31/2017	10.8%	$14,237,742	$6,228,196	$8,009,546	T12 7/31/2018	10.6%	95.0%	$14,023,430	$5,711,066	$8,312,364
5.01		Property	444 Lafayette Road	65.2%	65.2%					$5,648,132	$2,325,393	$3,322,739	12/31/2016	9.9%	$5,828,001	$2,257,326	$3,570,675	12/31/2017	10.8%	$5,913,650	$2,442,059	$3,471,591	T12 7/31/2018	10.6%	95.0%	$5,847,714	$2,243,928	$3,603,785
5.02		Property	500 Lafayette Road	65.2%	65.2%					$3,114,144	$1,335,869	$1,778,275	12/31/2016	9.9%	$3,194,089	$1,261,840	$1,932,249	12/31/2017	10.8%	$3,239,799	$1,331,144	$1,908,655	T12 7/31/2018	10.6%	95.0%	$3,009,541	$1,199,583	$1,809,958
5.03		Property	520 Lafayette Road	65.2%	65.2%					$3,045,382	$1,509,172	$1,536,209	12/31/2016	9.9%	$3,132,358	$1,432,008	$1,700,350	12/31/2017	10.8%	$3,184,398	$1,493,086	$1,691,312	T12 7/31/2018	10.6%	95.0%	$3,221,926	$1,399,495	$1,822,431
5.04		Property	443 Lafayette Road	65.2%	65.2%					$1,822,840	$983,935	$838,905	12/31/2016	9.9%	$1,867,527	$923,841	$943,687	12/31/2017	10.8%	$1,899,895	$961,907	$937,988	T12 7/31/2018	10.6%	95.0%	$1,944,250	$868,060	$1,076,190
6		Loan	Festival Plaza	66.4%	57.0%	0	0	5	L(30), Def(87), O(3)	$4,661,229	$1,518,893	$3,142,336	12/31/2016	8.8%	$5,675,060	$1,569,191	$4,105,869	12/31/2017	11.5%	$5,581,703	$1,621,427	$3,960,276	T12 3/31/2018	11.1%	95.0%	$5,040,170	$1,405,289	$3,634,881
7		Loan	Sheraton Grand Nashville Downtown	57.9%	57.9%	0	0	6	L(25),Def(89),O(6)	$45,349,337	$25,408,909	$19,940,428	12/31/2016	12.5%	$48,390,462	$26,813,329	$21,577,133	12/31/2017	13.5%	$49,212,571	$26,827,958	$22,384,613	T12 8/31/2018	14.0%	79.8%	$49,212,571	$27,006,315	$22,206,255
8		Loan	Indian Hills Senior Community	64.2%	59.3%	0	0	6	L(26), Def(89), O(5)	$9,308,490	$6,020,206	$3,288,284	12/31/2016	6.4%	$10,026,936	$5,878,245	$4,148,691	12/31/2017	8.1%	$10,290,031	$6,001,851	$4,288,180	T12 6/30/2018	8.4%	93.2%	$10,566,417	$5,944,870	$4,621,547
9		Loan	Holiday Inn FiDi	37.3%	37.3%	0	0	6	L(25), Def(90), O(5)	$27,325,618	$16,728,402	$10,597,216	12/31/2016	12.2%	$28,285,416	$16,814,326	$11,471,090	12/31/2017	13.2%	$30,110,569	$17,426,779	$12,683,790	T12 6/30/2018	14.6%	92.5%	$30,047,207	$17,696,201	$12,351,006
10	(25)	Loan	Westin & Element - Huntsville	42.9%	42.9%	0	0	6	L(25), Def(91), O(4)	$11,286,438	$9,230,521	$2,055,917	12/31/2016	8.2%	$14,106,159	$11,526,699	$2,579,460	Various	10.3%	$16,666,599	$12,833,721	$3,832,877	T12 6/30/2018	15.3%	71.0%	$17,260,507	$13,196,676	$4,063,831
10.01		Property	Westin Huntsville	42.9%	42.9%					$11,286,438	$9,230,521	$2,055,917	12/31/2016	8.2%	$10,937,527	$9,298,883	$1,638,644	12/31/2017	10.3%	$11,830,048	$9,599,539	$2,230,509	T12 6/30/2018	15.3%	71.3%	$12,423,956	$9,871,736	$2,552,221
10.02		Property	Element Huntsville	42.9%	42.9%					NAP	NAP	NAP	NAP	8.2%	$3,168,632	$2,227,816	$940,816	T8 12/31/2017	10.3%	$4,836,551	$3,234,182	$1,602,368	T12 6/30/2018	15.3%	70.4%	$4,836,551	$3,324,940	$1,511,610
11	(25)	Loan	2020 Fifth Avenue	46.4%	46.4%	0	0	6	L(26), Def(88), O(6)	$8,355,216	$1,564,157	$6,791,059	12/31/2016	14.1%	$8,756,358	$1,782,243	$6,974,115	12/31/2017	14.5%	$8,981,397	$1,927,409	$7,053,988	T12 6/30/2018	14.7%	95.0%	$8,886,775	$2,053,983	$6,832,791
12		Loan	Crystal Center	72.8%	64.3%	0	0	6	L(27), Def(88), O(5)	$2,526,672	$1,352,526	$1,174,146	12/31/2016	5.7%	$3,774,263	$1,455,498	$2,318,765	12/31/2017	11.2%	$4,005,528	$1,486,352	$2,519,176	T12 5/31/2018	12.1%	91.9%	$4,049,137	$1,585,781	$2,463,356
13		Loan	Albuquerque Hotel Portfolio	80.2%	68.0%	0	0	6	L(26), Def(90), O(4)	$6,721,299	$4,459,454	$2,261,845	12/31/2016	11.7%	$6,847,615	$4,562,696	$2,284,919	12/31/2017	11.9%	$7,032,215	$4,617,758	$2,414,457	T12 6/30/2018	12.5%	82.2%	$7,032,215	$4,600,788	$2,431,427
13.01		Property	Hilton Garden Inn Albuquerque Airport	80.2%	68.0%					$3,831,496	$2,570,933	$1,260,563	12/31/2016	11.7%	$3,836,996	$2,596,593	$1,240,403	12/31/2017	11.9%	$3,944,966	$2,618,630	$1,326,336	T12 6/30/2018	12.5%	79.8%	$3,944,966	$2,608,938	$1,336,028
13.02		Property	Homewood Suites Albuquerque Airport	80.2%	68.0%					$2,889,803	$1,888,521	$1,001,282	12/31/2016	11.7%	$3,010,619	$1,966,103	$1,044,516	12/31/2017	11.9%	$3,087,249	$1,999,128	$1,088,121	T12 6/30/2018	12.5%	84.9%	$3,087,249	$1,991,850	$1,095,399
14		Loan	Harlingen Corners	54.2%	50.0%	0	0	6	L(24), Def(93), O(3)	$3,001,835	$893,699	$2,108,136	12/31/2016	11.7%	$3,302,258	$1,042,680	$2,259,578	12/31/2017	12.6%	$3,338,049	$961,138	$2,376,911	T12 6/30/2018	13.2%	91.7%	$3,317,027	$898,605	$2,418,421
15		Loan	Pinnacle Lakes	67.3%	62.2%	0	0	6	L(25), Def(91), O(4)	$2,456,546	$1,315,799	$1,140,747	12/31/2016	6.7%	$2,543,419	$1,298,902	$1,244,517	12/31/2017	7.3%	$2,619,660	$1,262,457	$1,357,203	T12 6/30/2018	8.0%	97.6%	$2,705,060	$1,269,951	$1,435,109
16		Loan	Utah Hotel Portfolio	42.6%	34.7%	0	0	5	L(24), Def(93), O(3)	$5,354,189	$3,292,426	$2,061,763	12/31/2016	13.7%	$6,191,181	$3,752,432	$2,438,749	12/31/2017	16.3%	$6,390,238	$3,658,378	$2,731,860	T12 6/30/2018	18.2%	62.9%	$6,390,238	$3,704,424	$2,685,814
16.01		Property	Days Inn & Suites Kanab	42.6%	34.7%					$1,809,496	$1,104,886	$704,610	12/31/2016	13.7%	$2,057,309	$1,284,397	$772,912	12/31/2017	16.3%	$2,215,111	$1,194,423	$1,020,688	T12 6/30/2018	18.2%	56.7%	$2,215,111	$1,294,767	$920,344
16.02		Property	Pioneer Lodge	42.6%	34.7%					$1,568,930	$903,111	$665,819	12/31/2016	13.7%	$1,831,493	$1,032,835	$798,658	12/31/2017	16.3%	$1,862,470	$1,028,207	$834,263	T12 6/30/2018	18.2%	79.7%	$1,862,470	$1,003,882	$858,588
16.03		Property	Days Inn Moab	42.6%	34.7%					$1,353,839	$877,572	$476,267	12/31/2016	13.7%	$1,667,905	$981,142	$686,763	12/31/2017	16.3%	$1,664,259	$1,028,738	$635,521	T12 6/30/2018	18.2%	71.9%	$1,664,259	$1,013,084	$651,175
16.04		Property	Rodeway Inn & Suites	42.6%	34.7%					$621,924	$406,857	$215,067	12/31/2016	13.7%	$634,474	$454,058	$180,416	12/31/2017	16.3%	$648,398	$407,010	$241,388	T12 6/30/2018	18.2%	51.8%	$648,398	$392,691	$255,707
17		Loan	South Carolina Grocery Portfolio	55.8%	48.0%	0	0	6	L(25), Def(27), O(4)	$1,966,269	$451,814	$1,514,456	12/31/2016	15.9%	$2,111,228	$607,646	$1,503,582	12/31/2017	16.3%	$1,945,895	$605,832	$1,340,063	T12 6/30/2018	15.2%	91.6%	$1,594,806	$610,307	$984,499
17.01		Property	Ladson Crossing	55.8%	48.0%					$899,402	$209,222	$690,180	12/31/2016	15.9%	$974,652	$295,522	$679,130	12/31/2017	16.3%	$908,782	$296,097	$612,685	T12 6/30/2018	15.2%	92.8%	$705,877	$300,303	$405,574
17.02		Property	Lake Greenwood Crossing	55.8%	48.0%					$517,368	$132,394	$384,974	12/31/2016	15.9%	$541,055	$149,732	$391,323	12/31/2017	16.3%	$499,913	$148,400	$351,513	T12 6/30/2018	15.2%	93.3%	$434,172	$148,416	$285,756
17.03		Property	South Park Center	55.8%	48.0%					$549,499	$110,197	$439,302	12/31/2016	15.9%	$595,521	$162,392	$433,130	12/31/2017	16.3%	$537,200	$161,334	$375,866	T12 6/30/2018	15.2%	88.1%	$454,757	$161,588	$293,169
18		Loan	New Market Crossing	55.8%	48.0%	0	0	6	L(29), Def(27), O(4)	$1,076,561	$280,961	$795,601	Annualized - 9/31/2016	15.9%	$1,137,641	$279,017	$858,624	12/31/2017	16.3%	$1,144,916	$282,161	$862,755	T12 3/31/2018	15.2%	92.0%	$1,174,984	$287,653	$887,332
19		Loan	Desert Country Plaza	72.3%	60.0%	0	0	6	L(26), Def(90), O(4)	$1,678,493	$456,597	$1,221,896	12/31/2016	9.5%	$1,687,151	$413,576	$1,273,575	12/31/2017	10.0%	$1,690,117	$446,349	$1,243,768	T12 5/31/2018	9.7%	85.6%	$1,786,982	$482,807	$1,304,175
20		Loan	Market Shops at Sandestin	74.7%	66.0%	0	0	6	L(26), Def(91), O(3)	$1,126,482	$437,617	$688,865	12/31/2016	5.4%	$1,348,613	$467,608	$881,004	12/31/2017	6.9%	$1,380,540	$463,173	$917,367	T12 6/30/2018	7.2%	92.0%	$1,906,548	$547,725	$1,358,823
21		Loan	Vine Street Square	73.3%	63.6%	0	0	6	L(26), Def(90), O(4)	$1,491,937	$364,937	$1,127,001	12/31/2016	9.0%	$1,539,165	$360,935	$1,178,230	12/31/2017	9.4%	$1,582,514	$366,703	$1,215,811	T12 6/30/2018	9.7%	95.0%	$1,672,610	$473,214	$1,199,396
22		Loan	Arlington Cubesmart	43.0%	43.0%	0	0	6	L(25), Def(91), O(4)	N/A	N/A	N/A	N/A	NAP	$1,589,768	$696,812	$892,956	12/31/2017	7.1%	$1,870,494	$704,887	$1,165,607	T12 7/31/2018	9.3%	90.0%	$2,270,182	$731,279	$1,538,904
23		Loan	Shoppes at Broad & Olney	67.6%	59.1%	0	0	10	L(26), Def(90), O(4)	$1,091,508	$373,103	$718,406	12/31/2016	5.7%	$1,147,471	$382,012	$765,459	12/31/2017	6.1%	$1,187,284	$420,008	$767,277	T12 5/31/2018	6.1%	93.1%	$1,670,779	$428,317	$1,242,462
24		Loan	Fairfield Inn & Suites Denver/Aurora	66.1%	55.1%	0	0	6	L(25), Def(92), O(3)	$3,749,882	$2,016,819	$1,733,063	12/31/2016	13.9%	$3,875,266	$2,234,088	$1,641,178	12/31/2017	13.1%	$3,901,714	$2,202,845	$1,698,868	T12 6/30/2018	13.6%	70.1%	$3,901,714	$2,226,722	$1,674,992
25		Loan	20 Times Square	16.2%	16.2%	0	0	5	L(30), Def(27), O(3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$30,443,635	$0	$30,443,635
26		Loan	Covington Ridge	65.6%	60.3%	0	0	6	L(26), Def(90), O(4)	N/A	N/A	N/A	N/A	NAP	$923,266	$414,246	$509,020	12/31/2017	4.8%	$1,188,145	$415,947	$772,198	T12 7/31/2018	7.4%	93.8%	$1,427,307	$490,587	$936,720
27		Loan	14550 Avion Parkway	65.0%	65.0%	0	0	5	L(26), Def(91), O(3)	$1,821,462	$454,420	$1,367,043	12/31/2016	13.1%	$1,824,338	$456,561	$1,367,777	12/31/2017	13.2%	$1,850,970	$412,906	$1,438,064	T12 7/31/2018	13.8%	95.0%	$1,897,362	$501,370	$1,395,992
28		Loan	The Remington Apartments	67.3%	56.0%	0	0	6	L(25), Def(91), O(4)	N/A	N/A	N/A	N/A	NAP	$596,887	$350,112	$246,774	12/31/2017	2.4%	$1,206,691	$463,898	$742,793	T12 7/31/2018	7.4%	93.0%	$1,633,569	$695,822	$937,746
29		Loan	8713 5th Avenue	62.5%	62.5%	0	0	6	L(12), YM1(104), O(4)	$819,632	$145,816	$673,816	12/31/2016	6.7%	$841,289	$154,498	$686,791	12/31/2017	6.9%	$862,238	$151,123	$711,115	T12 8/31/2018	7.1%	95.0%	$1,055,370	$194,858	$860,512
30		Loan	Hilton Clearwater Beach Resort & Spa	66.2%	55.2%	0	0	6	L(32), Def(83), O(5)	$34,737,132	$21,627,840	$13,109,292	12/31/2016	9.9%	$40,492,814	$24,612,557	$15,880,257	12/31/2017	12.0%	$40,721,628	$24,575,838	$16,145,790	T12 7/31/2018	12.2%	69.7%	$40,721,628	$24,549,803	$16,171,825
31		Loan	Tarpon Square	70.7%	62.1%	0	0	6	L(28), Def(87), O(5)	$1,574,134	$480,497	$1,093,637	12/31/2016	11.0%	$1,663,707	$507,120	$1,156,586	12/31/2017	11.7%	$1,648,662	$511,168	$1,137,494	T12 3/31/2018	11.5%	93.1%	$1,675,985	$506,455	$1,169,530
32		Loan	Terracita Apartments	74.8%	66.3%	0	0	6	L(25), Def(91), O(4)	N/A	N/A	N/A	N/A	NAP	$1,415,560	$736,065	$679,495	12/31/2017	7.2%	$1,501,109	$751,533	$749,576	T12 7/31/2018	7.9%	90.8%	$1,681,505	$756,825	$924,679
33		Loan	2918 Third Avenue and 634 & 638 Main	44.7%	44.7%	0	0	7	L(26), Def or YM1(90), O(4)	$981,693	$328,572	$653,121	12/31/2016	7.0%	$1,027,824	$329,242	$698,582	12/31/2017	7.5%	$1,030,738	$350,124	$680,614	T12 2/28/2018	7.3%	89.0%	$1,624,534	$403,476	$1,221,057
33.01		Property	2918 Third Avenue	44.7%	44.7%					$564,485	$218,970	$345,515	12/31/2016	7.0%	$598,974	$218,670	$380,304	12/31/2017	7.5%	$600,116	$233,536	$366,580	T12 2/28/2018	7.3%	87.2%	$1,194,392	$292,117	$902,275
33.02		Property	638 Main Avenue	44.7%	44.7%					$257,182	$62,480	$194,702	12/31/2016	7.0%	$262,983	$62,758	$200,225	12/31/2017	7.5%	$263,959	$68,843	$195,116	T12 2/28/2018	7.3%	94.5%	$261,759	$63,051	$198,708
33.03		Property	634 Main Avenue	44.7%	44.7%					$160,026	$47,122	$112,904	12/31/2016	7.0%	$165,867	$47,814	$118,053	12/31/2017	7.5%	$166,663	$47,745	$118,918	T12 2/28/2018	7.3%	94.5%	$168,383	$48,309	$120,075
34		Loan	1010 Bush	64.0%	64.0%	0	0	6	L(24), Def(89), O(7)	$659,937	$356,013	$303,924	12/31/2016	3.8%	$734,567	$168,771	$565,796	12/31/2017	7.1%	$795,862	$143,431	$652,430	T12 9/30/2018	8.2%	95.1%	$838,152	$140,831	$697,322
35		Loan	Lake City Commons	62.0%	55.2%	0	0	6	L(26), Def(90), O(4)	$1,214,681	$321,981	$892,700	12/31/2015	11.5%	$1,183,480	$313,290	$870,190	12/31/2016	11.2%	$1,272,311	$363,275	$909,036	T12 6/30/2018	11.7%	95.0%	$1,230,033	$371,304	$858,729
36		Loan	Canton Fields Hotel Portfolio	64.7%	50.2%	0	0	5	L(25), Def(92), O(3)	$3,442,151	$2,320,678	$1,121,473	12/31/2016	16.0%	$3,363,983	$2,326,321	$1,037,662	12/31/2017	14.8%	$3,332,046	$2,349,737	$982,309	T12 8/31/2018	14.1%	67.1%	$3,332,046	$2,349,227	$982,819
36.01		Property	Comfort Suites Canton	64.7%	50.2%					$1,898,489	$1,307,357	$591,132	12/31/2016	16.0%	$1,931,203	$1,241,592	$689,611	12/31/2017	14.8%	$1,805,353	$1,216,358	$588,995	T12 8/31/2018	14.1%	76.3%	$1,805,353	$1,216,973	$588,380
36.02		Property	Baymont Inn & Suites Canton	64.7%	50.2%					$1,543,662	$1,013,321	$530,341	12/31/2016	16.0%	$1,432,780	$1,084,729	$348,051	12/31/2017	14.8%	$1,526,693	$1,133,379	$393,314	T12 8/31/2018	14.1%	58.9%	$1,526,693	$1,132,255	$394,438
37		Loan	Jacksonville Self Storage	68.3%	57.3%	0	0	6	L(25), Def(91), O(4)	N/A	N/A	N/A	N/A	NAP	$877,934	$387,304	$490,630	12/31/2017	7.2%	$1,008,341	$420,278	$588,063	T12 8/31/2018	8.7%	86.1%	$1,095,762	$449,377	$646,385
38		Loan	Country Inn & Suites Jacksonville	67.7%	52.0%	0	0	6	L(25), Def(92), O(3)	$2,029,111	$1,633,731	$395,380	12/31/2016	7.0%	$2,691,760	$1,777,166	$914,594	12/31/2017	16.3%	$2,903,653	$1,900,335	$1,003,318	T12 8/31/2018	17.9%	79.4%	$2,903,653	$1,913,147	$990,506
39		Loan	Rio & Roosevelt	63.2%	56.4%	0	0	5	L(42), Def(74), O(4)	N/A	N/A	N/A	N/A	NAP	$824,950	$258,170	$566,780	12/31/2017	10.5%	$811,662	$238,325	$573,337	T12 7/31/2018	10.6%	94.5%	$773,101	$214,017	$559,084
39.01		Property	Riverview on Rio Salado	63.2%	56.4%					N/A	N/A	N/A	N/A	NAP	$511,889	$153,314	$358,575	12/31/2017	10.5%	$495,252	$145,708	$349,544	T12 7/31/2018	10.6%	94.2%	$471,810	$133,552	$338,258
39.02		Property	Roosevelt Park Apartments	63.2%	56.4%					N/A	N/A	N/A	N/A	NAP	$313,061	$104,856	$208,205	12/31/2017	10.5%	$316,411	$92,617	$223,794	T12 7/31/2018	10.6%	95.0%	$301,291	$80,465	$220,826
40		Loan	Walgreens - Charlotte, NC	64.9%	64.9%	0	0	6	L(25), Def(91), O(4)	N/A	N/A	N/A	N/A	NAP	N/A	N/A	N/A	N/A	NAP	N/A	N/A	N/A	N/A	NAP	97.0%	$407,186	$12,216	$394,971
41		Loan	Quality Inn Montgomeryville	54.2%	39.7%	0	0	6	L(30), Def(86), O(4)	$1,674,297	$993,954	$680,343	12/31/2016	17.0%	$1,863,224	$1,060,247	$802,976	12/31/2017	20.0%	$1,659,074	$984,372	$674,702	T12 7/31/2018	16.8%	61.4%	$1,659,074	$1,001,533	$657,541
42		Loan	2201 Park Manor Boulevard	58.9%	58.9%	0	0	6	L(25), Def(91), O(4)	N/A	N/A	N/A	N/A	NAP	N/A	N/A	N/A	N/A	NAP	N/A	N/A	N/A	N/A	NAP	95.0%	$570,320	$155,686	$414,634
43		Loan	CVS - Lafayette, LA	53.2%	53.2%	0	0	6	L(25), Def(91), O(4)	N/A	N/A	N/A	N/A	NAP	N/A	N/A	N/A	N/A	NAP	N/A	N/A	N/A	N/A	NAP	97.0%	$230,857	$6,926	$223,931
44	(25)	Loan	Dollar General Ogden	70.0%	70.0%	0	0	6	YM(24), Def or YM(89), O(7)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	$79,304	$2,379	$76,925

A-1-4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								LARGEST TENANT INFORMATION(16)(17)(18)				2ND LARGEST TENANT INFORMATION(16)(17)(18)				3RD LARGEST TENANT INFORMATION(16)(17)(18)				4TH LARGEST TENANT INFORMATION(16)(17)(18)
Loan ID	Footnotes	Property Flag	Deal Name	UW NOI Debt Yield(11)	UW Capital Items	UW NCF	UW NCF Debt Yield(11)	Largest Tenant(7)(22)	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant(7)	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF
1		Loan	Prudential - Digital Realty Portfolio	11.9%	$625,760	$24,509,863	11.6%	Various	Various	Various	Various	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01		Property	14901 FAA Boulevard	11.9%	$158,220	$5,402,268	11.6%	Cyxtera	2/2/2022	263,700	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02		Property	4650 Old Ironsides Drive	11.9%	$74,630	$4,032,392	11.6%	Cyxtera	4/30/2027	124,383	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03		Property	43790 Devin Shafron Drive	11.9%	$91,283	$3,536,650	11.6%	VADATA, Inc.	5/31/2021	152,138	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04		Property	636 Pierce Street	11.9%	$65,002	$3,102,134	11.6%	The Bank of New York Mellon	4/30/2023	108,336	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05		Property	21551 Beaumeade Circle	11.9%	$91,502	$2,188,528	11.6%	Equinix, LLC	12/31/2023	152,504	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06		Property	7505 Mason King Court	11.9%	$65,790	$2,073,396	11.6%	VADATA, Inc.	12/31/2023	109,650	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07		Property	4700 Old Ironsides Drive	11.9%	$54,083	$2,057,662	11.6%	Cyxtera	4/30/2027	90,139	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08		Property	444 Toyama Drive	11.9%	$25,250	$2,116,834	11.6%	Equinix, LLC	7/31/2022	42,083	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2		Loan	Georgetown Squared & Seattle Design Center	7.5%	$593,796	$6,187,073	6.8%	Darigold Inc.	10/31/2029	43,001	10.0%	R. R. Donnelley & Sons Company	10/31/2025	33,469	7.8%	Archbright	6/30/2027	28,960	6.7%	Andersen Construction NW	5/31/2027	24,275	5.6%
3		Loan	Continental Towers	13.1%	$1,548,219	$9,505,955	11.2%	Verizon Wireless	4/30/2028	159,824	17.5%	Komatsu America Corp.	7/31/2021	105,437	11.6%	Ceannate Corp.	9/30/2024	74,340	8.2%	Advocate Health Partners	12/31/2025	70,972	7.8%
4		Loan	The Greystone	13.3%	$72,600	$6,850,423	13.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5		Loan	Lafayette Park	11.0%	$128,728	$8,183,636	10.9%	Various	Various	Various	Various	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01		Property	444 Lafayette Road	11.0%	$53,233	$3,550,553	10.9%	State of Minnesota, Dept. of Administration, Dept. of Human Services	6/30/2026	280,172	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02		Property	500 Lafayette Road	11.0%	$26,684	$1,783,274	10.9%	State of Minnesota, Dept. of Administration, Dept. of Natural Resources	6/30/2026	140,440	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03		Property	520 Lafayette Road	11.0%	$29,059	$1,793,371	10.9%	State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency	12/31/2028	152,944	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04		Property	443 Lafayette Road	11.0%	$19,752	$1,056,438	10.9%	State of Minnesota, Dept. of Administration, Dept. of Labor and Industry	9/30/2028	103,958	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6		Loan	Festival Plaza	10.2%	$131,721	$3,503,160	9.8%	H Mart Edison	3/31/2030	56,572	37.4%	Edison Spa & Fitness	4/30/2042	27,872	18.4%	Dollar Dynasty	5/31/2029	11,149	7.4%	Chung Lee Picnic Garden	1/31/2030	9,170	6.1%
7		Loan	Sheraton Grand Nashville Downtown	13.9%	$1,968,503	$20,237,752	12.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8		Loan	Indian Hills Senior Community	9.0%	$393,000	$4,228,547	8.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9		Loan	Holiday Inn FiDi	14.2%	$1,201,888	$11,149,117	12.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	(25)	Loan	Westin & Element - Huntsville	16.3%	$690,420	$3,373,411	13.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01		Property	Westin Huntsville	16.3%	$496,958	$2,055,263	13.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02		Property	Element Huntsville	16.3%	$193,462	$1,318,148	13.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	(25)	Loan	2020 Fifth Avenue	14.2%	$195,908	$6,636,883	13.8%	Equinix, Inc.	1/31/2028	89,250	70.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12		Loan	Crystal Center	11.9%	$256,874	$2,206,482	10.6%	Robbinsdale Area School District	9/30/2031	43,379	20.3%	Marshall's	1/31/2023	33,026	15.4%	Planet Fitness	12/31/2026	23,885	11.2%	Dollar Tree	5/31/2026	9,851	4.6%
13		Loan	Albuquerque Hotel Portfolio	12.6%	$281,289	$2,150,138	11.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01		Property	Hilton Garden Inn Albuquerque Airport	12.6%	$157,799	$1,178,230	11.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02		Property	Homewood Suites Albuquerque Airport	12.6%	$123,490	$971,909	11.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14		Loan	Harlingen Corners	13.5%	$262,439	$2,155,982	12.0%	Burlington Coat Factory	2/1/2024	70,000	30.7%	Marshall's	2/29/2024	30,000	13.1%	Bed Bath & Beyond	1/1/2020	21,633	9.5%	Chuck E. Cheese's	9/1/2022	13,800	6.0%
15		Loan	Pinnacle Lakes	8.5%	$57,630	$1,377,479	8.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16		Loan	Utah Hotel Portfolio	17.9%	$255,609	$2,430,205	16.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01		Property	Days Inn & Suites Kanab	17.9%	$88,604	$831,740	16.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02		Property	Pioneer Lodge	17.9%	$74,499	$784,089	16.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03		Property	Days Inn Moab	17.9%	$66,570	$584,605	16.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04		Property	Rodeway Inn & Suites	17.9%	$25,936	$229,771	16.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17		Loan	South Carolina Grocery Portfolio	12.9%	$132,735	$851,764	11.3%	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
17.01		Property	Ladson Crossing	12.9%	$44,717	$360,857	11.3%	Piggly Wiggly	6/30/2028	33,407	63.5%	Sunny's Beauty	12/31/2022	2,400	4.6%	Nigel's Good Food	3/31/2026	2,400	4.6%	E Vapors II	3/31/2019	1,500	2.9%
17.02		Property	Lake Greenwood Crossing	12.9%	$36,396	$249,360	11.3%	Bi-Lo	9/30/2023	33,218	77.6%	ISD Renal (d/b/a Davita)	7/31/2028	3,600	8.4%	Lakeside ABC	8/31/2019	1,200	2.8%	China King	8/31/2019	1,200	2.8%
17.03		Property	South Park Center	12.9%	$51,624	$241,546	11.3%	Piggly Wiggly	6/30/2028	33,218	54.7%	Family Dollar	12/31/2020	10,000	16.5%	Beauty Supply	11/30/2023	7,291	12.0%	NAP	NAP	NAP	NAP
18		Loan	New Market Crossing	12.9%	$99,515	$787,817	11.3%	Lowes Foods, LLC	10/4/2025	54,838	46.8%	Variety Stores, Inc.	8/31/2024	32,000	27.3%	Mt. Airy Drug, Inc.	5/31/2021	4,800	4.1%	El Agavero Mexican Restaurant	4/30/2021	3,600	3.1%
19		Loan	Desert Country Plaza	10.2%	$66,615	$1,237,560	9.7%	Fitness Alliance	12/31/2025	28,000	35.7%	Angel View Crippled Children's Foundation, Inc.	5/31/2023	6,074	7.8%	Wells Fargo Bank, N.A.	7/6/2023	5,731	7.3%	Bargains Thrift Store, Inc.	8/30/2020	3,384	4.3%
20		Loan	Market Shops at Sandestin	10.6%	$45,148	$1,313,675	10.3%	Sacred Heart Health System, Inc.	6/30/2026	13,571	25.7%	Hardy & Hardy, Inc. (Sunset Shoes)	12/31/2020	6,637	12.6%	RLB Unlimited, Inc. (Bijoux)	11/30/2024	4,325	8.2%	Maple Street Biscuit Company	2/28/2029	3,227	6.1%
21		Loan	Vine Street Square	9.6%	$62,189	$1,137,207	9.1%	Wal-Mart	10/31/2031	31,979	27.8%	OfficeMax, Inc.	12/31/2021	23,500	20.5%	Dollar Tree Stores, Inc.	4/30/2023	10,500	9.1%	CAC-Florida Medical Centers	11/30/2018	10,000	8.7%
22		Loan	Arlington Cubesmart	12.3%	$13,219	$1,525,685	12.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23		Loan	Shoppes at Broad & Olney	9.9%	$141,362	$1,101,100	8.8%	Chris Murray Event Hall	8/31/2022	16,800	13.8%	Super Dollar City	11/30/2023	14,400	11.8%	Dollar Tree	7/31/2028	10,043	8.2%	Caravan	1/31/2019	5,800	4.8%
24		Loan	Fairfield Inn & Suites Denver/Aurora	13.4%	$156,069	$1,518,923	12.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25		Loan	20 Times Square	11.5%	$0	$30,443,635	11.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26		Loan	Covington Ridge	8.9%	$17,600	$919,120	8.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27		Loan	14550 Avion Parkway	13.4%	$10,726	$1,385,266	13.3%	Leidos Innovations Corporation	9/30/2028	71,507	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28		Loan	The Remington Apartments	9.3%	$46,500	$891,246	8.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29		Loan	8713 5th Avenue	8.6%	$32,344	$828,168	8.3%	ML Associates, LLC	12/31/2028	5,500	31.4%	NY Methodist Hospital	3/31/2025	5,000	28.6%	NYU Langone Medical Center	5/31/2023	5,000	28.6%	Four Asteria Realty, LLC	11/30/2028	2,000	11.4%
30		Loan	Hilton Clearwater Beach Resort & Spa	12.3%	$1,628,865	$14,542,960	11.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31		Loan	Tarpon Square	11.8%	$113,018	$1,056,512	10.7%	Big Lots	1/31/2021	25,729	22.4%	Staples	7/30/2023	24,050	20.9%	Beall's Outlet	4/30/2023	19,525	17.0%	West Marine	10/31/2020	10,925	9.5%
32		Loan	Terracita Apartments	9.7%	$52,800	$871,879	9.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33		Loan	2918 Third Avenue and 634 & 638 Main	13.1%	$41,988	$1,179,069	12.6%	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
33.01		Property	2918 Third Avenue	13.1%	$27,038	$875,237	12.6%	US Census Bureau	5/31/2020	9,174	33.8%	Caring Professionals, Inc.	9/30/2027	5,000	18.4%	The Children's Place Retail Stores	1/31/2022	4,000	14.7%	Wireless Xtreme, Inc.	7/31/2021	135	0.5%
33.02		Property	638 Main Avenue	13.1%	$9,200	$189,508	12.6%	Easy Pickens of Passaic, Inc.	1/31/2023	8,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03		Property	634 Main Avenue	13.1%	$5,750	$114,325	12.6%	Kicks USA, Inc.	5/31/2024	5,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34		Loan	1010 Bush	8.7%	$26,543	$670,779	8.4%	Balmoral Residences LLC	2/28/2026	18,800	91.3%	Gusto Pinza Pizza	8/31/2022	1,003	4.9%	Meylianah Mulia Morning Fix Café	7/31/2023	421	2.0%	Shayana Williamson Rewaxation	12/31/2022	362	1.8%
35		Loan	Lake City Commons	11.1%	$91,494	$767,235	9.9%	Kroger	6/30/2024	63,419	69.3%	Cato	1/31/2022	4,500	4.9%	Dollar Tree	6/30/2019	4,000	4.4%	Koko Beauty Supply	10/31/2021	3,000	3.3%
36		Loan	Canton Fields Hotel Portfolio	14.1%	$133,282	$849,537	12.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.01		Property	Comfort Suites Canton	14.1%	$72,214	$516,166	12.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02		Property	Baymont Inn & Suites Canton	14.1%	$61,068	$333,370	12.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37		Loan	Jacksonville Self Storage	9.5%	$14,886	$631,500	9.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38		Loan	Country Inn & Suites Jacksonville	17.6%	$145,183	$845,324	15.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39		Loan	Rio & Roosevelt	10.4%	$18,708	$540,376	10.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.01		Property	Riverview on Rio Salado	10.4%	$11,528	$326,730	10.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.02		Property	Roosevelt Park Apartments	10.4%	$7,180	$213,646	10.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40		Loan	Walgreens - Charlotte, NC	8.5%	$2,964	$392,007	8.4%	Walgreens	4/30/2085	14,820	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41		Loan	Quality Inn Montgomeryville	16.4%	$66,363	$591,178	14.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42		Loan	2201 Park Manor Boulevard	10.9%	$4,629	$410,004	10.8%	Valley Medical Facilities, Inc.	3/31/2033	23,147	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43		Loan	CVS - Lafayette, LA	10.7%	$3,818	$220,113	10.5%	Louisiana CVS Pharmacy, LLC	1/26/2034	10,908	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	(25)	Loan	Dollar General Ogden	9.0%	$1,125	$75,800	8.9%	DG - Ogden, IA	7/31/2033	7,489	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				5TH LARGEST TENANT INFORMATION(16)(17)(18)				MORTGAGE LOAN RESERVE INFORMATION(19)
Loan ID	Footnotes	Property Flag	Deal Name	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves (20)	Monthly Replacement Reserves	Replacement Reserve Cap(21)	Upfront TI/LC Reserves (20)	Monthly TI/LC Reserves
1		Loan	Prudential - Digital Realty Portfolio	NAP	NAP	NAP	NAP	$0	Springing	$417,173	$0	Springing
1.01		Property	14901 FAA Boulevard	NAP	NAP	NAP	NAP
1.02		Property	4650 Old Ironsides Drive	NAP	NAP	NAP	NAP
1.03		Property	43790 Devin Shafron Drive	NAP	NAP	NAP	NAP
1.04		Property	636 Pierce Street	NAP	NAP	NAP	NAP
1.05		Property	21551 Beaumeade Circle	NAP	NAP	NAP	NAP
1.06		Property	7505 Mason King Court	NAP	NAP	NAP	NAP
1.07		Property	4700 Old Ironsides Drive	NAP	NAP	NAP	NAP
1.08		Property	444 Toyama Drive	NAP	NAP	NAP	NAP
2		Loan	Georgetown Squared & Seattle Design Center	Open Square	5/31/2026	23,422	5.4%	$0	$7,179	NAP	$2,000,000	$35,894
3		Loan	Continental Towers	Panasonic Corporation of North America	48,813 SF (12/31/2022); 4,418 SF (5/31/2020)	53,231	5.8%	$0	$15,179	NAP	$0	$113,840
4		Loan	The Greystone	NAP	NAP	NAP	NAP	$0	$6,050	NAP	$0	$0
5		Loan	Lafayette Park	NAP	NAP	NAP	NAP	$1,813,270	$10,727	NAP	$0	$0
5.01		Property	444 Lafayette Road	NAP	NAP	NAP	NAP
5.02		Property	500 Lafayette Road	NAP	NAP	NAP	NAP
5.03		Property	520 Lafayette Road	NAP	NAP	NAP	NAP
5.04		Property	443 Lafayette Road	NAP	NAP	NAP	NAP
6		Loan	Festival Plaza	Little Sheep Edison	2/28/2029	6,389	4.2%	$0	$4,668	NAP	$0	$6,309
7		Loan	Sheraton Grand Nashville Downtown	NAP	NAP	NAP	NAP	$1,000,000	$164,042	NAP	$0	$0
8		Loan	Indian Hills Senior Community	NAP	NAP	NAP	NAP	$0	$32,750	NAP	$0	$0
9		Loan	Holiday Inn FiDi	NAP	NAP	NAP	NAP	$0	Equal to the greater of (i) 1/12th of 2.0% of Gross Revenue for the first Loan Year, 3.0% of Gross Revenue for the second Loan Year, and 4% of Gross Revenue for each remaining Loan Year during the Term and (ii) the Gross Revenue projected in the then-effective Approved Annual Budget for the 12 month period	NAP	$0	$0
10	(25)	Loan	Westin & Element - Huntsville	NAP	NAP	NAP	NAP	$0	$57,535	NAP	$0	$0
10.01		Property	Westin Huntsville	NAP	NAP	NAP	NAP
10.02		Property	Element Huntsville	NAP	NAP	NAP	NAP
11	(25)	Loan	2020 Fifth Avenue	NAP	NAP	NAP	NAP	$0	Springing	$50,400	$0	Springing
12		Loan	Crystal Center	Pet Supplies Plus	11/30/2025	8,400	3.9%	$0	$3,568	NAP	$0	$17,839
13		Loan	Albuquerque Hotel Portfolio	NAP	NAP	NAP	NAP	$0	Springing	NAP	$0	$0
13.01		Property	Hilton Garden Inn Albuquerque Airport	NAP	NAP	NAP	NAP
13.02		Property	Homewood Suites Albuquerque Airport	NAP	NAP	NAP	NAP
14		Loan	Harlingen Corners	Ulta	8/1/2024	10,083	4.4%	$0	$2,853	NAP	$0	$19,017
15		Loan	Pinnacle Lakes	NAP	NAP	NAP	NAP	$0	$4,803	NAP	$0	$0
16		Loan	Utah Hotel Portfolio	NAP	NAP	NAP	NAP	$0	4.0% of actual rents for the prior month	NAP	$0	$0
16.01		Property	Days Inn & Suites Kanab	NAP	NAP	NAP	NAP
16.02		Property	Pioneer Lodge	NAP	NAP	NAP	NAP
16.03		Property	Days Inn Moab	NAP	NAP	NAP	NAP
16.04		Property	Rodeway Inn & Suites	NAP	NAP	NAP	NAP
17		Loan	South Carolina Grocery Portfolio	Various	Various	Various	Various	$267,375	$1,952	NAP	$0	$9,109
17.01		Property	Ladson Crossing	Little Caesars Pizza	6/30/2022	1,500	2.9%
17.02		Property	Lake Greenwood Crossing	Boun's Hibachi	2/28/2026	1,200	2.8%
17.03		Property	South Park Center	NAP	NAP	NAP	NAP
18		Loan	New Market Crossing	Encore! Consignments & More	8/31/2020	3,386	2.9%	$0	$1,463	NAP	$0	$6,829
19		Loan	Desert Country Plaza	La Casita Mexican Restaurant	4/30/2021	2,950	3.8%	$0	$980	$47,024	$0	$4,572
20		Loan	Market Shops at Sandestin	Escapology	11/30/2023	3,202	6.1%	$212,761	$660	NAP	$234,544	$3,102
21		Loan	Vine Street Square	All Uniform Wear	7/31/2020	5,200	4.5%	$0	$1,036	NAP	$750,000	$4,151
22		Loan	Arlington Cubesmart	NAP	NAP	NAP	NAP	$0	$1,102	NAP	$0	$0
23		Loan	Shoppes at Broad & Olney	Dollar Choice	12/31/2020	5,700	4.7%	$0	$1,625	NAP	$200,000	$10,155
24		Loan	Fairfield Inn & Suites Denver/Aurora	NAP	NAP	NAP	NAP	$0	$13,006	NAP	$0	$0
25		Loan	20 Times Square	NAP	NAP	NAP	NAP	$0	$0	NAP	$0	$0
26		Loan	Covington Ridge	NAP	NAP	NAP	NAP	$0	$1,833	NAP	$0	$0
27		Loan	14550 Avion Parkway	NAP	NAP	NAP	NAP	$0	$894	NAP	$0	$0
28		Loan	The Remington Apartments	NAP	NAP	NAP	NAP	$0	$3,875 initially; springing beyond the cap if balance in the reserve falls below $100,000	$250,000	$0	$0
29		Loan	8713 5th Avenue	NAP	NAP	NAP	NAP	$0	Springing	NAP	$0	Springing
30		Loan	Hilton Clearwater Beach Resort & Spa	NAP	NAP	NAP	NAP	$269,015	Greater of (i) 1/12 of 4% of gross income from operations from the T12 period and (ii) the amount to be reserved pursuant to the terms of the franchise agreement	NAP	$0	$0
31		Loan	Tarpon Square	Dollar Tree	4/30/2020	8,625	7.5%	$175,000	$1,918	NAP	$0	$7,481
32		Loan	Terracita Apartments	NAP	NAP	NAP	NAP	$0	$4,400	NAP	$0	$0
33		Loan	2918 Third Avenue and 634 & 638 Main	NAP	NAP	NAP	NAP	$0	$473	$22,718	$0	$3,026
33.01		Property	2918 Third Avenue	NAP	NAP	NAP	NAP
33.02		Property	638 Main Avenue	NAP	NAP	NAP	NAP
33.03		Property	634 Main Avenue	NAP	NAP	NAP	NAP
34		Loan	1010 Bush	NAP	NAP	NAP	NAP	$0	$1,354	$32,500	$0	$858
35		Loan	Lake City Commons	H&R Block	4/30/2019	2,625	2.9%	$0	$1,144	NAP	$0	$6,481
36		Loan	Canton Fields Hotel Portfolio	NAP	NAP	NAP	NAP	$0	4.0% of actual rents for the prior month	NAP	$0	$0
36.01		Property	Comfort Suites Canton	NAP	NAP	NAP	NAP
36.02		Property	Baymont Inn & Suites Canton	NAP	NAP	NAP	NAP
37		Loan	Jacksonville Self Storage	NAP	NAP	NAP	NAP	$0	$1,241	NAP	$0	$0
38		Loan	Country Inn & Suites Jacksonville	NAP	NAP	NAP	NAP	$0	Greater of (i) one-twelfth of 5.0% of gross revenue and (ii) the amount, if any, required to be reserved under the franchise agreement and the management agreement for FF&E Work	NAP	$0	$0
39		Loan	Rio & Roosevelt	NAP	NAP	NAP	NAP	$0	$1,333	NAP	$0	$0
39.01		Property	Riverview on Rio Salado	NAP	NAP	NAP	NAP
39.02		Property	Roosevelt Park Apartments	NAP	NAP	NAP	NAP
40		Loan	Walgreens - Charlotte, NC	NAP	NAP	NAP	NAP	$0	$0	NAP	$0	$0
41		Loan	Quality Inn Montgomeryville	NAP	NAP	NAP	NAP	$0	4.0% of Gross Revenues	NAP	$0	$0
42		Loan	2201 Park Manor Boulevard	NAP	NAP	NAP	NAP	$0	$386	NAP	$0	Springing
43		Loan	CVS - Lafayette, LA	NAP	NAP	NAP	NAP	$0	$0	NAP	$0	$0
44	(25)	Loan	Dollar General Ogden	NAP	NAP	NAP	NAP	$0	$0	NAP	$0	$0

A-1-6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID	Footnotes	Property Flag	Deal Name	TI/LC Reserve Cap(21)	Upfront Tax Reserves (20)	Monthly Tax Reserves	Upfront Insurance Reserves (20)	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve (20)	Upfront Debt Service Reserves(20)	Monthly Debt Service Reserves	Upfront Environmental Reserves(20)	Initial Other Reserves(7)(8)(20)	Initial Other Reserves Description(7)(8)
1		Loan	Prudential - Digital Realty Portfolio	NAP	$0	Springing	$0	Springing	$0	$0	$0	$0	$0	NAP
1.01		Property	14901 FAA Boulevard
1.02		Property	4650 Old Ironsides Drive
1.03		Property	43790 Devin Shafron Drive
1.04		Property	636 Pierce Street
1.05		Property	21551 Beaumeade Circle
1.06		Property	7505 Mason King Court
1.07		Property	4700 Old Ironsides Drive
1.08		Property	444 Toyama Drive
2		Loan	Georgetown Squared & Seattle Design Center	$1,200,000	$198,286	$33,048	$70,561	$7,056	$15,845	$0	$0	$0	$627,391	Unfunded Obligations Reserve
3		Loan	Continental Towers	NAP	$914,318	$304,773	$111,862	Springing	$0	$0	$0	$0	$2,008,594	Tenant Allowance Reserve ($1,070,187); Rent Concession Reserve ($938,407)
4		Loan	The Greystone	NAP	$505,487	$252,421	$35,839	$13,041	$1,375	$0	$0	$0	$0	NAP
5		Loan	Lafayette Park	NAP	$0	$119,211	$14,617	$7,309	$47,500	$0	$0	$0	$0	NAP
5.01		Property	444 Lafayette Road
5.02		Property	500 Lafayette Road
5.03		Property	520 Lafayette Road
5.04		Property	443 Lafayette Road
6		Loan	Festival Plaza	$227,105	$69,890	$66,228	$6,197	$6,197	$0	$0	$0	$0	$151,652	Outstanding TI/LC Reserve ($146,827); Free Rent Reserve ($4,825)
7		Loan	Sheraton Grand Nashville Downtown	NAP	$1,166,485	$129,609	$0	Springing	$0	$0	$0	$0	$0	NAP
8		Loan	Indian Hills Senior Community	NAP	$497,268	$124,317	$234,079	$18,006	$449,381	$0	$0	$0	$0	NAP
9		Loan	Holiday Inn FiDi	NAP	$1,617,071	$323,414	$189,683	$31,614	$0	$0	$0	$0	$1,300,000	Seasonality Reserve
10	(25)	Loan	Westin & Element - Huntsville	NAP	$473,696	$43,063	$49,048	$8,175	$0	$0	$0	$0	Springing	PIP Reserve
10.01		Property	Westin Huntsville
10.02		Property	Element Huntsville
11	(25)	Loan	2020 Fifth Avenue	$378,000	$0	Springing	$0	Springing	$0	$0	$0	$0	$0	NAP
12		Loan	Crystal Center	Springing monthly amounts beyond the cap of $428,124 during a Trigger Period	$420,340	$70,057	$0	Springing	$0	$0	$0	$0	$0	NAP
13		Loan	Albuquerque Hotel Portfolio	NAP	$46,076	$11,519	$0	Springing	$0	$104,134	$0	$0	$3,756,859	PIP Reserve ($3,696,859); Seasonality Reserve ($60,000)
13.01		Property	Hilton Garden Inn Albuquerque Airport
13.02		Property	Homewood Suites Albuquerque Airport
14		Loan	Harlingen Corners	$750,000.00 or to the extent that the Rollover Reserve Subaccount Cap Reduction Conditions are satisfied, $500,000.00	$257,303	$30,271	$17,361	$2,170	$375,000	$0	$0	$0	$0	NAP
15		Loan	Pinnacle Lakes	NAP	$90,744	$10,591	$155,621	$14,147	$264,552	$0	$0	$0	$0	NAP
16		Loan	Utah Hotel Portfolio	NAP	$45,564	$11,391	$47,159	$4,716	$180,545	$0	$0	$1,500	$632,008	Seasonal Reserve
16.01		Property	Days Inn & Suites Kanab
16.02		Property	Pioneer Lodge
16.03		Property	Days Inn Moab
16.04		Property	Rodeway Inn & Suites
17		Loan	South Carolina Grocery Portfolio	NAP	$292,831	$29,283	$0	Springing	$127,025	$0	$0	$0	$39,913	Gap Rent Reserve ($14,709); Unfunded Obligations Reserve ($25,204)
17.01		Property	Ladson Crossing
17.02		Property	Lake Greenwood Crossing
17.03		Property	South Park Center
18		Loan	New Market Crossing	NAP	$75,562	$7,556	$0	Springing	$64,375	$0	$0	$0	$290,853	Roof Repair Reserve ($177,000); Unfunded Obligations Reserve ($113,853)
19		Loan	Desert Country Plaza	$219,436	$103,695	$17,283	$3,908	$1,954	$233,425	$95,291	$0	$0	$0	NAP
20		Loan	Market Shops at Sandestin	$150,000	$42,005	$3,819	$11,595	$5,797	$87,239	$0	$0	$0	$143,255	Free Rent Reserve
21		Loan	Vine Street Square	(i) If the Leasing Reserve CAC Release Conditions have not been satisfied, $600,000 or (ii) if the Leasing Reserve CAC Release Conditions have been satisfied, $400,000.	$126,175	$18,025	$89,868	$7,489	$186,720	$79,679	$0	$0	$0	NAP
22		Loan	Arlington Cubesmart	NAP	$0	Springing	$0	Springing	$0	$0	$0	$0	$0	NAP
23		Loan	Shoppes at Broad & Olney	$487,456	$90,915	$12,988	$0	$7,340	$209,185	$0	$0	$0	$111,086	Outstanding TI/LC Reserve
24		Loan	Fairfield Inn & Suites Denver/Aurora	NAP	$77,235	$15,447	$9,217	$3,687	$8,594	$0	$0	$0	$1,553,363	PIP Reserve
25		Loan	20 Times Square	NAP	$0	Springing	$0	Springing	$0	$5,200,000	$0	$0	$0	NAP
26		Loan	Covington Ridge	NAP	$40,675	$13,558	$8,800	$880	$0	$58,097	$0	$0	$0	NAP
27		Loan	14550 Avion Parkway	NAP	$0	Springing	$0	Springing	$11,250	$0	$0	$0	$5,235,944	Leidos Allowance Reserve ($3,854,227); JLL Allowance Reserve ($201,280); Free Rent Reserve ($1,180,437)
28		Loan	The Remington Apartments	NAP	$64,426	$8,053	$42,477	$4,248	$0	$56,463	$0	$0	$0	NAP
29		Loan	8713 5th Avenue	NAP	$39,933	$7,987	$0	Springing	$0	$0	$0	$0	$0	NAP
30		Loan	Hilton Clearwater Beach Resort & Spa	NAP	$676,903	$142,506	$339,017	$37,388	$0	$0	$0	$0	$0	NAP
31		Loan	Tarpon Square	Springing monthly amounts beyond the cap of $180,000 during a Trigger Period	$168,520	$18,724	$0	Springing	$0	$0	$0	$0	$0	NAP
32		Loan	Terracita Apartments	NAP	$108,129	$10,813	$69,401	$6,940	$28,125	$0	$0	$0	$0	NAP
33		Loan	2918 Third Avenue and 634 & 638 Main	$145,236	$50,299	$23,580	$4,762	$2,383	$16,563	$0	$0	$0	$625,637	Building Code Violations Cure Reserve ($32,913); U.S. Census Bureau Reserve ($416,394); Free Rent Reserve ($176,330)
33.01		Property	2918 Third Avenue
33.02		Property	638 Main Avenue
33.03		Property	634 Main Avenue
34		Loan	1010 Bush	$20,586	$20,496	$8,199	$5,734	$521	$0	$0	$0	$0	$0	NAP
35		Loan	Lake City Commons	NAP	$177,190	$17,719	$16,338	$1,485	$0	$0	$0	$0	$300,000	Parking Lot Overlay Reserves
36		Loan	Canton Fields Hotel Portfolio	NAP	$25,926	$12,963	$10,531	$2,633	$21,688	$78,406	Springing	$0	$323,927	PIP Reserve
36.01		Property	Comfort Suites Canton
36.02		Property	Baymont Inn & Suites Canton
37		Loan	Jacksonville Self Storage	NAP	$65,193	$8,149	$24,836	$4,139	$1,875	$52,523	$0	$0	$0	NAP
38		Loan	Country Inn & Suites Jacksonville	NAP	$115,110	$9,593	$15,650	$5,217	$20,700	$0	$0	$0	$704,805	Property Improvement Plan Reserve ($697,071); Upfront Seasonality Reserve ($7,734)
39		Loan	Rio & Roosevelt	NAP	$7,394	$2,465	$1,753	$1,753	$34,813	$0	$0	$0	$0	NAP
39.01		Property	Riverview on Rio Salado
39.02		Property	Roosevelt Park Apartments
40		Loan	Walgreens - Charlotte, NC	NAP	$0	Springing	$0	Springing	$0	$0	$0	$0	$0	NAP
41		Loan	Quality Inn Montgomeryville	NAP	$39,450	$5,636	$11,957	$2,391	$5,125	$0	$0	$0	$323,921	PIP Reserve
42		Loan	2201 Park Manor Boulevard	NAP	$8,247	$4,124	$4,123	$589	$0	$0	$0	$0	$0	NAP
43		Loan	CVS - Lafayette, LA	NAP	$0	Springing	$2,857	$1,429	$0	$11,266	$0	$0	$0	NAP
44	(25)	Loan	Dollar General Ogden	NAP	$4,000	$333	$0	Springing	$0	$0	$0	$0	$0	NAP

A-1-7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID	Footnotes	Property Flag	Deal Name	Ongoing Other Reserves(7)	Ongoing Other Reserves Description(7)
1		Loan	Prudential - Digital Realty Portfolio	$0	NAP
1.01		Property	14901 FAA Boulevard
1.02		Property	4650 Old Ironsides Drive
1.03		Property	43790 Devin Shafron Drive
1.04		Property	636 Pierce Street
1.05		Property	21551 Beaumeade Circle
1.06		Property	7505 Mason King Court
1.07		Property	4700 Old Ironsides Drive
1.08		Property	444 Toyama Drive
2		Loan	Georgetown Squared & Seattle Design Center	$0	NAP
3		Loan	Continental Towers	Capital Expenditure Reserve (Springing)	If a Capital Expenditure Trigger Event has occurred Borrower shall deposit an amount with Lender as a reserve for Capital Expenditures until the amount so deposited is equal to the Capital Expenditures Shortfall Amount.
4		Loan	The Greystone	$0	NAP
5		Loan	Lafayette Park	Primary Tenant Reserve (Springing)	Primary Tenant Reserve (During the continuance of a Primary Tenant Sweep Period all excess cash flow is required to be deposited in the account)
5.01		Property	444 Lafayette Road
5.02		Property	500 Lafayette Road
5.03		Property	520 Lafayette Road
5.04		Property	443 Lafayette Road
6		Loan	Festival Plaza	Primary Tenant Reserve (Springing)	Primary Tenant Reserve (During the continuance of a Primary Tenant Sweep Period all excess cash flow is required to be deposited in the account)
7		Loan	Sheraton Grand Nashville Downtown	$0	NAP
8		Loan	Indian Hills Senior Community	$0	NAP
9		Loan	Holiday Inn FiDi	Seasonality Reserve (Springing)	On each Monthly Payment Date, all Excess Cash Flow until the Seasonality Reserve Cap is reached; provided, however, that in all events, no later than the Monthly Payment Date occurring in December of each calendar year, Borrower shall be required to deposit an amount into the Seasonality Reserve Account an amount such that the amounts on deposit therein shall be equal to the Seasonality Reserve Cap
10	(25)	Loan	Westin & Element - Huntsville	$0	NAP
10.01		Property	Westin Huntsville
10.02		Property	Element Huntsville
11	(25)	Loan	2020 Fifth Avenue	$0	NAP
12		Loan	Crystal Center	Special Rollover Reserve (Springing)	Special Rollover Reserve: On each Payment Date occurring during the continuance of a Lease Sweep Period, all excess cash together with all Lease Termination Payments received from any Major Tenant shall be paid to lender.
13		Loan	Albuquerque Hotel Portfolio	Seasonality Reserve (Springing)	Seasonality Reserve: $10,000 on each payment date occurring in April, May, June, July, August, September, October and November of each year)
13.01		Property	Hilton Garden Inn Albuquerque Airport
13.02		Property	Homewood Suites Albuquerque Airport
14		Loan	Harlingen Corners	Special Rollover Reserve (Springing)	Special Rollover Reserve: On each Payment Date occurring during the continuance of a Lease Sweep Period, all available cash together with all Lease Termination Payments received from any Major Tenant shall be paid to lender.
15		Loan	Pinnacle Lakes	$0	NAP
16		Loan	Utah Hotel Portfolio	Seasonal Reserve ($79,001); Franchise Expiration Reserve (Springing)	Seasonal Reserve (monthly $79,001 on each payment date occurring during the period between April and November, inclusive); Franchise Expiration Reserve (Following the commencement and at all times during the continuance of a Cash Management Period caused solely by a Franchise Expiration Trigger Event, all excess cash flow is required to be deposited in the account)
16.01		Property	Days Inn & Suites Kanab
16.02		Property	Pioneer Lodge
16.03		Property	Days Inn Moab
16.04		Property	Rodeway Inn & Suites
17		Loan	South Carolina Grocery Portfolio	Lease Sweep Reserve (Springing)	Lease Sweep Reserve: During a Cash Sweep Period, due to the continuance of a Specified Tenant Sweep Period all Excess Cash Flow is required to be deposited
17.01		Property	Ladson Crossing
17.02		Property	Lake Greenwood Crossing
17.03		Property	South Park Center
18		Loan	New Market Crossing	$0	NAP
19		Loan	Desert Country Plaza	Lease Sweep Reserve (springing)	If a Specified Tenant Sweep Event has occurred Borrower shall deposit an amount equal to the Excess Cash Flow generated by the Property for the immediately preceding Interest Period.
20		Loan	Market Shops at Sandestin	$0	NAP
21		Loan	Vine Street Square	Lease Sweep Reserve (springing)	If a Specified Tenant Sweep Event has occurred Borrower shall deposit an amount equal to the Excess Cash Flow generated by the Property for the immediately preceding Interest Period.
22		Loan	Arlington Cubesmart	$0	NAP
23		Loan	Shoppes at Broad & Olney	$0	NAP
24		Loan	Fairfield Inn & Suites Denver/Aurora	$0	NAP
25		Loan	20 Times Square	$0	NAP
26		Loan	Covington Ridge	$0	NAP
27		Loan	14550 Avion Parkway	Primary Tenant Reserve (Springing)	Primary Tenant Reserve (During the continuance of a Primary Tenant Sweep Period all excess cash flow is required to be deposited in the account)
28		Loan	The Remington Apartments	$0	NAP
29		Loan	8713 5th Avenue	Four Asteria Reserve (Springing)	Following the occurrence of a Four Asteria Trigger Event (the date on which Four Asteria terminates its lease, vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark” or gives notice of the foregoing, all excess cash flow shall be collected on each Monthly Payment Date until the earlier of (i) a Re-Tenanting Event, or (ii) funds on deposit are equal to $113,600.
30		Loan	Hilton Clearwater Beach Resort & Spa	Seasonality Reserve: (Springing); Ground Lease Reserve (Springing)	Seasonality Reserve: Commencing on the Payment Date occurring in April, 2018 and on each Payment Date which occurs during a Seasonality Trigger Period, all excess cash flows; Ground Lease Reserve: Each payment date that the amount on deposit in the Ground Lease Reserve Account is less than the Ground Rent Reserve Threshold, an amount equal to the difference between (i) the amount then on deposit in the Ground Lease Reserve Account and (ii) the Ground Rent Reserve Threshold
31		Loan	Tarpon Square	Special Rollover Reserve (Springing)	Special Rollover Reserve: On each Payment Date occurring during the continuance of a Lease Sweep Period, all excess cash together with all Lease Termination Payments received from any Major Tenant shall be paid to lender.
32		Loan	Terracita Apartments	$0	NAP
33		Loan	2918 Third Avenue and 634 & 638 Main	Primary Tenant Reserve (Springing)	Primary Tenant Reserve (During the continuance of a Primary Tenant Sweep Period all excess cash flow is required to be deposited in the account)
33.01		Property	2918 Third Avenue
33.02		Property	638 Main Avenue
33.03		Property	634 Main Avenue
34		Loan	1010 Bush	$0	NAP
35		Loan	Lake City Commons	Parking Lot Overlay Reserves (Springing)	Upon the occurrence of Cash Sweep Event Period solely due to continuance of Parking Lot Overlay Sweep Event Borrower shall deposit or cause to be deposited with or on behalf of Lender an amount equal to the Excess Cash Flow
36		Loan	Canton Fields Hotel Portfolio	Franchise Expiration Reserve (Springing); PIP Reserve (Springing)	Franchise Expiration Reserve (Following the commencement and at all times during the continuance of a Cash Management Period caused solely by a Franchise Expiration Trigger Event, all excess cash flow is required to be deposited in the account); PIP Reserve: (Following the commencement and at all times during the continuance of a Cash Management Period caused solely by a PIP Deficiency Trigger Event, all excess cash flow is required to be deposited in the account)
36.01		Property	Comfort Suites Canton
36.02		Property	Baymont Inn & Suites Canton
37		Loan	Jacksonville Self Storage	$0	NAP
38		Loan	Country Inn & Suites Jacksonville	Seasonality Reserve (Springing)	On each Monthly Payment Date all Excess Cash Flow will be drawn into the Seasonality Reserve until the Seasonality Reserve Cap is reached
39		Loan	Rio & Roosevelt	$0	NAP
39.01		Property	Riverview on Rio Salado
39.02		Property	Roosevelt Park Apartments
40		Loan	Walgreens - Charlotte, NC	Lease Sweep Reserve (Springing)	If a Specified Tenant Sweep Event has occurred Borrower shall deposit an amount equal to the Excess Cash Flow generated by the Property for the immediately preceding Interest Period.
41		Loan	Quality Inn Montgomeryville	$0	NAP
42		Loan	2201 Park Manor Boulevard	$0	NAP
43		Loan	CVS - Lafayette, LA	Lease Sweep Reserve (Springing)	Lease Sweep Reserve: During a Cash Sweep Period, due to the continuance of a Specified Tenant Sweep Period all Excess Cash Flow is required to be deposited
44	(25)	Loan	Dollar General Ogden	$0	NAP

A-1-8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID	Footnotes	Property Flag	Deal Name	Other Reserves Cap(7)(21)	Holdback(22)	Holdback Amount(22)	Holdback Description(22)	Letter of Credit(23)
1		Loan	Prudential - Digital Realty Portfolio	NAP	No	NAP	NAP	No
1.01		Property	14901 FAA Boulevard
1.02		Property	4650 Old Ironsides Drive
1.03		Property	43790 Devin Shafron Drive
1.04		Property	636 Pierce Street
1.05		Property	21551 Beaumeade Circle
1.06		Property	7505 Mason King Court
1.07		Property	4700 Old Ironsides Drive
1.08		Property	444 Toyama Drive
2		Loan	Georgetown Squared & Seattle Design Center	NAP	Yes	$17,000,000	May be released provided that, among other conditions, an 8.0% net cash flow debt yield is achieved. Any amounts not disbursed at the end of the 9th year of the loan term year will be used to pay down the whole loan on May 6, 2028 (the open prepayment date).	No
3		Loan	Continental Towers	NAP	No	NAP	NAP	No
4		Loan	The Greystone	NAP	No	NAP	NAP	No
5		Loan	Lafayette Park	NAP	No	NAP	NAP	No
5.01		Property	444 Lafayette Road
5.02		Property	500 Lafayette Road
5.03		Property	520 Lafayette Road
5.04		Property	443 Lafayette Road
6		Loan	Festival Plaza	NAP	No	NAP	NAP	Yes
7		Loan	Sheraton Grand Nashville Downtown	NAP	No	NAP	NAP	No
8		Loan	Indian Hills Senior Community	NAP	No	NAP	NAP	No
9		Loan	Holiday Inn FiDi	$1,300,000	No	NAP	NAP	No
10	(25)	Loan	Westin & Element - Huntsville	NAP	No	NAP	NAP	No
10.01		Property	Westin Huntsville
10.02		Property	Element Huntsville
11	(25)	Loan	2020 Fifth Avenue	NAP	No	NAP	NAP	No
12		Loan	Crystal Center	NAP	No	NAP	NAP	No
13		Loan	Albuquerque Hotel Portfolio	Seasonality Reserve Cap ($80,000)	No	NAP	NAP	No
13.01		Property	Hilton Garden Inn Albuquerque Airport
13.02		Property	Homewood Suites Albuquerque Airport
14		Loan	Harlingen Corners	NAP	No	NAP	NAP	Yes
15		Loan	Pinnacle Lakes	NAP	No	NAP	NAP	No
16		Loan	Utah Hotel Portfolio	NAP	No	NAP	NAP	No
16.01		Property	Days Inn & Suites Kanab
16.02		Property	Pioneer Lodge
16.03		Property	Days Inn Moab
16.04		Property	Rodeway Inn & Suites
17		Loan	South Carolina Grocery Portfolio	NAP	No	NAP	NAP	No
17.01		Property	Ladson Crossing
17.02		Property	Lake Greenwood Crossing
17.03		Property	South Park Center
18		Loan	New Market Crossing	NAP	No	NAP	NAP	No
19		Loan	Desert Country Plaza	NAP	No	NAP	NAP	No
20		Loan	Market Shops at Sandestin	NAP	No	NAP	NAP	No
21		Loan	Vine Street Square	NAP	No	NAP	NAP	No
22		Loan	Arlington Cubesmart	NAP	No	NAP	NAP	No
23		Loan	Shoppes at Broad & Olney	NAP	No	NAP	NAP	No
24		Loan	Fairfield Inn & Suites Denver/Aurora	NAP	No	NAP	NAP	No
25		Loan	20 Times Square	NAP	No	NAP	NAP	No
26		Loan	Covington Ridge	NAP	No	NAP	NAP	No
27		Loan	14550 Avion Parkway	NAP	No	NAP	NAP	No
28		Loan	The Remington Apartments	NAP	No	NAP	NAP	No
29		Loan	8713 5th Avenue	NAP	No	NAP	NAP	No
30		Loan	Hilton Clearwater Beach Resort & Spa	Seasonality Reserve: $1,375,000; Ground Lease Reserve: The current monthly amount to be paid by Borrower as Ground Rent to Ground Lessor pursuant to the Ground Lease	No	NAP	NAP	No
31		Loan	Tarpon Square	NAP	No	NAP	NAP	No
32		Loan	Terracita Apartments	NAP	No	NAP	NAP	No
33		Loan	2918 Third Avenue and 634 & 638 Main	Primary Tenent Reserve ($300,000)	No	NAP	NAP	No
33.01		Property	2918 Third Avenue
33.02		Property	638 Main Avenue
33.03		Property	634 Main Avenue
34		Loan	1010 Bush	NAP	No	NAP	NAP	No
35		Loan	Lake City Commons	NAP	No	NAP	NAP	No
36		Loan	Canton Fields Hotel Portfolio	NAP	No	NAP	NAP	No
36.01		Property	Comfort Suites Canton
36.02		Property	Baymont Inn & Suites Canton
37		Loan	Jacksonville Self Storage	NAP	No	NAP	NAP	No
38		Loan	Country Inn & Suites Jacksonville	Seasonality Reserve ($7,734)	No	NAP	NAP	No
39		Loan	Rio & Roosevelt	NAP	No	NAP	NAP	No
39.01		Property	Riverview on Rio Salado
39.02		Property	Roosevelt Park Apartments
40		Loan	Walgreens - Charlotte, NC	NAP	No	NAP	NAP	No
41		Loan	Quality Inn Montgomeryville	NAP	No	NAP	NAP	No
42		Loan	2201 Park Manor Boulevard	NAP	Yes	$1,000,000	If prior to September 14, 2019, the Tenant (or satisfactory replacement tenant) (i) is not in occupancy, not open for business, or not paying full rent at the Property, (ii) does not provides an acceptable estoppel, and (iii) Borrower does not deliver to Lender a copy of the permanent certificate of occupancy. Then the lender shall apply the amounts on deposit in the Earnout Reserve to a prepayment of the Loan on the next Payment Date.	No
43		Loan	CVS - Lafayette, LA	NAP	No	NAP	NAP	No
44	(25)	Loan	Dollar General Ogden	NAP	No	NAP	NAP	No

A-1-9

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

THIRD PARTY REPORTS
Loan ID	Footnotes	Property Flag	Deal Name	Letter of Credit Description(23)	Appraisal Value Date	Environmental Phase I Report Date(24)	Phase II Performed(24)	Engineering Report Date	Seismic Zone (Y/N)	Seismic Report Date	PML %
1		Loan	Prudential - Digital Realty Portfolio	NAP	Various	Various	No	Various	Various	Various	Various
1.01		Property	14901 FAA Boulevard		7/13/2018	7/18/2018	No	7/18/2018	NAP	NAP	NAP
1.02		Property	4650 Old Ironsides Drive		7/6/2018	7/20/2018	No	7/24/2018	4	7/12/2018	12.0%
1.03		Property	43790 Devin Shafron Drive		7/16/2018	7/17/2018	No	7/19/2018	NAP	NAP	NAP
1.04		Property	636 Pierce Street		7/12/2018	7/20/2018	No	7/25/2018	NAP	NAP	NAP
1.05		Property	21551 Beaumeade Circle		7/6/2018	7/17/2018	No	7/17/2018	NAP	NAP	NAP
1.06		Property	7505 Mason King Court		7/10/2018	7/17/2018	No	7/20/2018	NAP	NAP	NAP
1.07		Property	4700 Old Ironsides Drive		7/6/2018	7/23/2018	No	7/25/2018	4	7/12/2018	12.0%
1.08		Property	444 Toyama Drive		7/6/2018	7/24/2018	No	7/24/2018	4	7/12/2018	12.0%
2		Loan	Georgetown Squared & Seattle Design Center	NAP	6/26/2018	7/18/2018	No	7/18/2018	3	7/18/2018	11.0%
3		Loan	Continental Towers	NAP	7/15/2018	4/10/2018	No	4/24/2018	NAP	NAP	NAP
4		Loan	The Greystone	NAP	7/6/2018	4/3/2018	No	4/2/2018	NAP	NAP	NAP
5		Loan	Lafayette Park	NAP	7/9/2018	7/10/2018	No	7/10/2018	NAP	NAP	NAP
5.01		Property	444 Lafayette Road		7/9/2018	7/10/2018	No	7/10/2018	NAP	NAP	NAP
5.02		Property	500 Lafayette Road		7/9/2018	7/10/2018	No	7/10/2018	NAP	NAP	NAP
5.03		Property	520 Lafayette Road		7/9/2018	7/10/2018	No	7/10/2018	NAP	NAP	NAP
5.04		Property	443 Lafayette Road		7/9/2018	7/10/2018	No	7/10/2018	NAP	NAP	NAP
6		Loan	Festival Plaza	With respect to the Environmental Reserve, the borrower has delivered a $336,408 letter of credit. The letter of credit will be additional security for the payment and collateral for the debt. At any time upon lender’s confirmation that the face amount of the letter of credit is greater than the amount that is required by lender to complete the required remediation, which is defined in loan documents, the borrower is permitted to replace the existing letter of credit with a replacement letter of credit in such lesser face amount.	2/12/2018	2/27/2018	No	2/16/2018	NAP	NAP	NAP
7		Loan	Sheraton Grand Nashville Downtown	NAP	9/13/2018	9/25/2018	No	9/25/2018	NAP	NAP	NAP
8		Loan	Indian Hills Senior Community	NAP	6/1/2018	3/27/2018	No	3/26/2018	NAP	NAP	NAP
9		Loan	Holiday Inn FiDi	NAP	7/26/2018	8/27/2018	No	9/14/2018	NAP	NAP	NAP
10	(25)	Loan	Westin & Element - Huntsville	NAP	8/14/2018	8/13/2018	No	8/16/2018	NAP	NAP	NAP
10.01		Property	Westin Huntsville			8/13/2018	No	8/16/2018	NAP	NAP	NAP
10.02		Property	Element Huntsville			8/13/2018	No	8/16/2018	NAP	NAP	NAP
11	(25)	Loan	2020 Fifth Avenue	NAP	7/23/2018	8/15/2018	No	8/15/2018	3	8/15/2018	9.0%
12		Loan	Crystal Center	NAP	6/29/2018	7/3/2018	No	7/3/2018	NAP	NAP	NAP
13		Loan	Albuquerque Hotel Portfolio	NAP	6/27/2018	7/19/2018	No	7/13/2018	NAP	NAP	NAP
13.01		Property	Hilton Garden Inn Albuquerque Airport		6/27/2018	7/19/2018	No	7/13/2018	NAP	NAP	NAP
13.02		Property	Homewood Suites Albuquerque Airport		6/27/2018	7/19/2018	No	7/13/2018	NAP	NAP	NAP
14		Loan	Harlingen Corners	For the Rollover Reserve borrower has delivered a LOC to the Lender for an amount equal to $500,000	8/24/2018	8/31/2018	No	8/31/2018	NAP	NAP	NAP
15		Loan	Pinnacle Lakes	NAP	7/20/2018	5/10/2018	No	5/10/2018	NAP	NAP	NAP
16		Loan	Utah Hotel Portfolio	NAP	Various	Various	No	5/17/2018	NAP	NAP	NAP
16.01		Property	Days Inn & Suites Kanab		5/17/2018	5/17/2018	No	5/17/2018	NAP	NAP	NAP
16.02		Property	Pioneer Lodge		5/17/2018	5/21/2018	No	5/17/2018	NAP	NAP	NAP
16.03		Property	Days Inn Moab		5/18/2018	5/18/2018	No	5/17/2018	NAP	NAP	NAP
16.04		Property	Rodeway Inn & Suites		5/18/2018	5/17/2018	No	5/17/2018	NAP	NAP	NAP
17		Loan	South Carolina Grocery Portfolio	NAP	6/21/2018	6/26/2018	No	Various	NAP	NAP	NAP
17.01		Property	Ladson Crossing		6/21/2018	6/26/2018	No	6/27/2018	NAP	NAP	NAP
17.02		Property	Lake Greenwood Crossing		6/21/2018	6/26/2018	No	6/26/2018	NAP	NAP	NAP
17.03		Property	South Park Center		6/21/2018	6/26/2018	No	6/26/2018	NAP	NAP	NAP
18		Loan	New Market Crossing	NAP	4/17/2018	4/18/2018	No	4/19/2018	NAP	NAP	NAP
19		Loan	Desert Country Plaza	NAP	6/28/2018	7/10/2018	No	7/10/2018	4	7/24/2018	12.0%
20		Loan	Market Shops at Sandestin	NAP	7/19/2018	8/21/2018	No	7/30/2018	NAP	NAP	NAP
21		Loan	Vine Street Square	NAP	5/27/2018	5/30/2018	No	5/30/2018	NAP	NAP	NAP
22		Loan	Arlington Cubesmart	NAP	8/17/2018	8/22/2018	No	8/23/2018	NAP	NAP	NAP
23		Loan	Shoppes at Broad & Olney	NAP	4/11/2018	4/30/2018; 8/6/2018	No	4/30/2018	NAP	NAP	NAP
24		Loan	Fairfield Inn & Suites Denver/Aurora	NAP	7/9/2018	7/12/2018	No	7/13/2018	NAP	NAP	NAP
25		Loan	20 Times Square	NAP	1/31/2018	12/12/2017	No	2/8/2018	NAP	NAP	NAP
26		Loan	Covington Ridge	NAP	8/1/2018	8/6/2018	No	8/6/2018	NAP	NAP	NAP
27		Loan	14550 Avion Parkway	NAP	8/7/2018	8/7/2018	No	8/9/2018	NAP	NAP	NAP
28		Loan	The Remington Apartments	NAP	7/30/2018	7/30/2018	No	7/30/2018	NAP	NAP	NAP
29		Loan	8713 5th Avenue	NAP	8/28/2018	7/23/2018	No	7/23/2018	NAP	NAP	NAP
30		Loan	Hilton Clearwater Beach Resort & Spa	NAP	12/21/2017	1/2/2018	No	1/2/2018	NAP	NAP	NAP
31		Loan	Tarpon Square	NAP	6/1/2018	6/8/2018	No	6/8/2018	NAP	NAP	NAP
32		Loan	Terracita Apartments	NAP	8/23/2018	9/5/2018	No	9/5/2018	NAP	NAP	NAP
33		Loan	2918 Third Avenue and 634 & 638 Main	NAP	Various	Various	No	Various	NAP	NAP	NAP
33.01		Property	2918 Third Avenue		9/13/2018	3/5/2018	No	3/5/2018	NAP	NAP	NAP
33.02		Property	638 Main Avenue		9/14/2018	3/7/2018	No	3/7/2018	NAP	NAP	NAP
33.03		Property	634 Main Avenue		9/14/2018	3/7/2018	No	3/7/2018	NAP	NAP	NAP
34		Loan	1010 Bush	NAP	7/26/2018	9/11/2018	Yes	8/2/2018	4	8/2/2018	19.0%
35		Loan	Lake City Commons	NAP	8/14/2018	8/16/2018	No	8/17/2018	NAP	NAP	NAP
36		Loan	Canton Fields Hotel Portfolio	NAP	8/1/2018	6/5/2018	No	6/5/2018	NAP	NAP	NAP
36.01		Property	Comfort Suites Canton		8/1/2018	6/5/2018	No	6/5/2018	NAP	NAP	NAP
36.02		Property	Baymont Inn & Suites Canton		8/1/2018	6/5/2018	No	6/5/2018	NAP	NAP	NAP
37		Loan	Jacksonville Self Storage	NAP	7/23/2018	7/27/2018	No	7/27/2018	NAP	NAP	NAP
38		Loan	Country Inn & Suites Jacksonville	NAP	7/9/2018	7/18/2018	No	7/19/2018	NAP	NAP	NAP
39		Loan	Rio & Roosevelt	NAP	9/4/2018	9/6/2018	No	9/7/2018	NAP	NAP	NAP
39.01		Property	Riverview on Rio Salado		9/4/2018	9/6/2018	No	9/7/2018	NAP	NAP	NAP
39.02		Property	Roosevelt Park Apartments		9/4/2018	9/6/2018	No	9/7/2018	NAP	NAP	NAP
40		Loan	Walgreens - Charlotte, NC	NAP	8/3/2018	8/7/2018	No	8/7/2018	NAP	NAP	NAP
41		Loan	Quality Inn Montgomeryville	NAP	2/26/2018	3/8/2018	No	3/8/2018	NAP	NAP	NAP
42		Loan	2201 Park Manor Boulevard	NAP	10/15/2018	7/19/2018	No	7/20/2018	NAP	NAP	NAP
43		Loan	CVS - Lafayette, LA	NAP	8/27/2018	9/6/2018	No	9/7/2018	NAP	NAP	NAP
44	(25)	Loan	Dollar General Ogden	NAP	8/1/2018	8/7/2018	No	8/7/2018	NAP	NAP	NAP

A-1-10

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ADDITIONAL PERMITTED DEBT
Loan ID	Footnotes	Property Flag	Deal Name	Additional Future Debt Permitted	Additional Future Debt Permitted Description
1		Loan	Prudential - Digital Realty Portfolio	No	NAP
1.01		Property	14901 FAA Boulevard
1.02		Property	4650 Old Ironsides Drive
1.03		Property	43790 Devin Shafron Drive
1.04		Property	636 Pierce Street
1.05		Property	21551 Beaumeade Circle
1.06		Property	7505 Mason King Court
1.07		Property	4700 Old Ironsides Drive
1.08		Property	444 Toyama Drive
2		Loan	Georgetown Squared & Seattle Design Center	No	NAP
3		Loan	Continental Towers	Yes	Mezzanine: Combined Max LTV 65.0%, Debt Yield>11.75%, Rating Agency Confirmation, Intercreditor agreement
4		Loan	The Greystone	No	NAP
5		Loan	Lafayette Park	No	NAP
5.01		Property	444 Lafayette Road
5.02		Property	500 Lafayette Road
5.03		Property	520 Lafayette Road
5.04		Property	443 Lafayette Road
6		Loan	Festival Plaza	No	NAP
7		Loan	Sheraton Grand Nashville Downtown	No	NAP
8		Loan	Indian Hills Senior Community	No	NAP
9		Loan	Holiday Inn FiDi	No	NAP
10	(25)	Loan	Westin & Element - Huntsville	No	NAP
10.01		Property	Westin Huntsville
10.02		Property	Element Huntsville
11	(25)	Loan	2020 Fifth Avenue	No	NAP
12		Loan	Crystal Center	No	NAP
13		Loan	Albuquerque Hotel Portfolio	No	NAP
13.01		Property	Hilton Garden Inn Albuquerque Airport
13.02		Property	Homewood Suites Albuquerque Airport
14		Loan	Harlingen Corners	No	NAP
15		Loan	Pinnacle Lakes	No	NAP
16		Loan	Utah Hotel Portfolio	No	NAP
16.01		Property	Days Inn & Suites Kanab
16.02		Property	Pioneer Lodge
16.03		Property	Days Inn Moab
16.04		Property	Rodeway Inn & Suites
17		Loan	South Carolina Grocery Portfolio	No	NAP
17.01		Property	Ladson Crossing
17.02		Property	Lake Greenwood Crossing
17.03		Property	South Park Center
18		Loan	New Market Crossing	No	NAP
19		Loan	Desert Country Plaza	No	NAP
20		Loan	Market Shops at Sandestin	No	NAP
21		Loan	Vine Street Square	No	NAP
22		Loan	Arlington Cubesmart	No	NAP
23		Loan	Shoppes at Broad & Olney	No	NAP
24		Loan	Fairfield Inn & Suites Denver/Aurora	No	NAP
25		Loan	20 Times Square	No	NAP
26		Loan	Covington Ridge	No	NAP
27		Loan	14550 Avion Parkway	No	NAP
28		Loan	The Remington Apartments	No	NAP
29		Loan	8713 5th Avenue	No	NAP
30		Loan	Hilton Clearwater Beach Resort & Spa	No	NAP
31		Loan	Tarpon Square	No	NAP
32		Loan	Terracita Apartments	Yes	Future mezzanine debt permitted subject to: (i) Combined Min DSCR should be greater than the DSCR as of origination, (ii) Combined Max LTV shall be no greater than LTV as of origination, (iii) Combined Min DY may not be less than the DY as of origination, (iv) Intercreditor agreement required, and (v) Rating Agency Confirmation
33		Loan	2918 Third Avenue and 634 & 638 Main	No	NAP
33.01		Property	2918 Third Avenue
33.02		Property	638 Main Avenue
33.03		Property	634 Main Avenue
34		Loan	1010 Bush	No	NAP
35		Loan	Lake City Commons	No	NAP
36		Loan	Canton Fields Hotel Portfolio	No	NAP
36.01		Property	Comfort Suites Canton
36.02		Property	Baymont Inn & Suites Canton
37		Loan	Jacksonville Self Storage	No	NAP
38		Loan	Country Inn & Suites Jacksonville	No	NAP
39		Loan	Rio & Roosevelt	No	NAP
39.01		Property	Riverview on Rio Salado
39.02		Property	Roosevelt Park Apartments
40		Loan	Walgreens - Charlotte, NC	No	NAP
41		Loan	Quality Inn Montgomeryville	No	NAP
42		Loan	2201 Park Manor Boulevard	No	NAP
43		Loan	CVS - Lafayette, LA	No	NAP
44	(25)	Loan	Dollar General Ogden	Yes	Mezzanine: Min Combined DSCR 1.20x, Max Combined LTV 85%, Intercreditor Agreement

A-1-11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Loan ID	Footnotes	Property Flag	Deal Name	Cut-off Date Pari Passu Mortgage Debt Balance(3)	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
1		Loan	Prudential - Digital Realty Portfolio	$212,000,000	NAP	54.7%	2.50x	11.9%	NAP	54.7%	2.50x	11.9%
1.01		Property	14901 FAA Boulevard			54.7%	2.50x	11.9%		54.7%	2.50x	11.9%
1.02		Property	4650 Old Ironsides Drive			54.7%	2.50x	11.9%		54.7%	2.50x	11.9%
1.03		Property	43790 Devin Shafron Drive			54.7%	2.50x	11.9%		54.7%	2.50x	11.9%
1.04		Property	636 Pierce Street			54.7%	2.50x	11.9%		54.7%	2.50x	11.9%
1.05		Property	21551 Beaumeade Circle			54.7%	2.50x	11.9%		54.7%	2.50x	11.9%
1.06		Property	7505 Mason King Court			54.7%	2.50x	11.9%		54.7%	2.50x	11.9%
1.07		Property	4700 Old Ironsides Drive			54.7%	2.50x	11.9%		54.7%	2.50x	11.9%
1.08		Property	444 Toyama Drive			54.7%	2.50x	11.9%		54.7%	2.50x	11.9%
2		Loan	Georgetown Squared & Seattle Design Center	$91,000,000	NAP	69.8%	1.05x	7.5%	NAP	69.8%	1.05x	7.5%
3		Loan	Continental Towers	$84,500,000	NAP	69.4%	2.34x	13.1%	NAP	69.4%	2.34x	13.1%
4		Loan	The Greystone	$52,000,000	$43,000,000	48.7%	1.59x	7.3%	$23,000,000	60.5%	1.20x	5.9%
5		Loan	Lafayette Park	$75,250,000	NAP	65.2%	2.27x	11.0%	NAP	65.2%	2.27x	11.0%
5.01		Property	444 Lafayette Road			65.2%	2.27x	11.0%		65.2%	2.27x	11.0%
5.02		Property	500 Lafayette Road			65.2%	2.27x	11.0%		65.2%	2.27x	11.0%
5.03		Property	520 Lafayette Road			65.2%	2.27x	11.0%		65.2%	2.27x	11.0%
5.04		Property	443 Lafayette Road			65.2%	2.27x	11.0%		65.2%	2.27x	11.0%
6		Loan	Festival Plaza	NAP	NAP	66.4%	1.57x	10.2%	NAP	66.4%	1.57x	10.2%
7		Loan	Sheraton Grand Nashville Downtown	$160,000,000	NAP	57.9%	2.48x	13.9%	NAP	57.9%	2.48x	13.9%
8		Loan	Indian Hills Senior Community	$51,350,000	NAP	64.2%	1.26x	9.0%	NAP	64.2%	1.26x	9.0%
9		Loan	Holiday Inn FiDi	$87,025,000	$50,000,000	58.8%	1.53x	9.0%	NAP	58.8%	1.53x	9.0%
10	(25)	Loan	Westin & Element - Huntsville	NAP	NAP	42.9%	2.80x	16.3%	NAP	42.9%	2.80x	16.3%
10.01		Property	Westin Huntsville			42.9%	2.80x	16.3%		42.9%	2.80x	16.3%
10.02		Property	Element Huntsville			42.9%	2.80x	16.3%		42.9%	2.80x	16.3%
11	(25)	Loan	2020 Fifth Avenue	$48,000,000	NAP	46.4%	3.20x	14.2%	NAP	46.4%	3.20x	14.2%
12		Loan	Crystal Center	NAP	NAP	72.8%	1.67x	11.9%	NAP	72.8%	1.67x	11.9%
13		Loan	Albuquerque Hotel Portfolio	NAP	NAP	80.2%	1.70x	12.6%	NAP	80.2%	1.70x	12.6%
13.01		Property	Hilton Garden Inn Albuquerque Airport			80.2%	1.70x	12.6%		80.2%	1.70x	12.6%
13.02		Property	Homewood Suites Albuquerque Airport			80.2%	1.70x	12.6%		80.2%	1.70x	12.6%
14		Loan	Harlingen Corners	NAP	NAP	54.2%	1.88x	13.5%	NAP	54.2%	1.88x	13.5%
15		Loan	Pinnacle Lakes	NAP	NAP	67.3%	1.23x	8.5%	NAP	67.3%	1.23x	8.5%
16		Loan	Utah Hotel Portfolio	NAP	NAP	42.6%	2.17x	17.9%	NAP	42.6%	2.17x	17.9%
16.01		Property	Days Inn & Suites Kanab			42.6%	2.17x	17.9%		42.6%	2.17x	17.9%
16.02		Property	Pioneer Lodge			42.6%	2.17x	17.9%		42.6%	2.17x	17.9%
16.03		Property	Days Inn Moab			42.6%	2.17x	17.9%		42.6%	2.17x	17.9%
16.04		Property	Rodeway Inn & Suites			42.6%	2.17x	17.9%		42.6%	2.17x	17.9%
17		Loan	South Carolina Grocery Portfolio	NAP	NAP	55.8%	1.34x	12.9%	NAP	55.8%	1.34x	12.9%
17.01		Property	Ladson Crossing			55.8%	1.34x	12.9%		55.8%	1.34x	12.9%
17.02		Property	Lake Greenwood Crossing			55.8%	1.34x	12.9%		55.8%	1.34x	12.9%
17.03		Property	South Park Center			55.8%	1.34x	12.9%		55.8%	1.34x	12.9%
18		Loan	New Market Crossing	NAP	NAP	55.8%	1.34x	12.9%	NAP	55.8%	1.34x	12.9%
19		Loan	Desert Country Plaza	NAP	NAP	72.3%	1.46x	10.2%	NAP	72.3%	1.46x	10.2%
20		Loan	Market Shops at Sandestin	NAP	NAP	74.7%	1.61x	10.6%	NAP	74.7%	1.61x	10.6%
21		Loan	Vine Street Square	NAP	NAP	73.3%	1.39x	9.6%	NAP	73.3%	1.39x	9.6%
22		Loan	Arlington Cubesmart	NAP	NAP	43.0%	2.61x	12.3%	NAP	43.0%	2.61x	12.3%
23		Loan	Shoppes at Broad & Olney	NAP	NAP	67.6%	1.30x	9.9%	NAP	67.6%	1.30x	9.9%
24		Loan	Fairfield Inn & Suites Denver/Aurora	NAP	NAP	66.1%	1.80x	13.4%	NAP	66.1%	1.80x	13.4%
25		Loan	20 Times Square	$265,000,000	$485,000,000	45.8%	1.29x	4.1%	$150,000,000	55.0%	0.97x	3.4%
26		Loan	Covington Ridge	NAP	NAP	65.6%	1.39x	8.9%	NAP	65.6%	1.39x	8.9%
27		Loan	14550 Avion Parkway	NAP	NAP	65.0%	2.81x	13.4%	NAP	65.0%	2.81x	13.4%
28		Loan	The Remington Apartments	NAP	NAP	67.3%	1.32x	9.3%	NAP	67.3%	1.32x	9.3%
29		Loan	8713 5th Avenue	NAP	NAP	62.5%	1.64x	8.6%	NAP	62.5%	1.64x	8.6%
30		Loan	Hilton Clearwater Beach Resort & Spa	$131,828,924	NAP	66.2%	1.67x	12.3%	NAP	66.2%	1.67x	12.3%
31		Loan	Tarpon Square	NAP	NAP	70.7%	1.72x	11.8%	NAP	70.7%	1.72x	11.8%
32		Loan	Terracita Apartments	NAP	NAP	74.8%	1.42x	9.7%	NAP	74.8%	1.42x	9.7%
33		Loan	2918 Third Avenue and 634 & 638 Main	NAP	NAP	44.7%	2.44x	13.1%	NAP	44.7%	2.44x	13.1%
33.01		Property	2918 Third Avenue			44.7%	2.44x	13.1%		44.7%	2.44x	13.1%
33.02		Property	638 Main Avenue			44.7%	2.44x	13.1%		44.7%	2.44x	13.1%
33.03		Property	634 Main Avenue			44.7%	2.44x	13.1%		44.7%	2.44x	13.1%
34		Loan	1010 Bush	NAP	NAP	64.0%	1.52x	8.7%	NAP	64.0%	1.52x	8.7%
35		Loan	Lake City Commons	NAP	NAP	62.0%	1.49x	11.1%	NAP	62.0%	1.49x	11.1%
36		Loan	Canton Fields Hotel Portfolio	NAP	NAP	64.7%	1.57x	14.1%	NAP	64.7%	1.57x	14.1%
36.01		Property	Comfort Suites Canton			64.7%	1.57x	14.1%		64.7%	1.57x	14.1%
36.02		Property	Baymont Inn & Suites Canton			64.7%	1.57x	14.1%		64.7%	1.57x	14.1%
37		Loan	Jacksonville Self Storage	NAP	NAP	68.3%	1.35x	9.5%	NAP	68.3%	1.35x	9.5%
38		Loan	Country Inn & Suites Jacksonville	NAP	NAP	67.7%	1.99x	17.6%	NAP	67.7%	1.99x	17.6%
39		Loan	Rio & Roosevelt	NAP	NAP	63.2%	1.48x	10.4%	NAP	63.2%	1.48x	10.4%
39.01		Property	Riverview on Rio Salado			63.2%	1.48x	10.4%		63.2%	1.48x	10.4%
39.02		Property	Roosevelt Park Apartments			63.2%	1.48x	10.4%		63.2%	1.48x	10.4%
40		Loan	Walgreens - Charlotte, NC	NAP	NAP	64.9%	1.55x	8.5%	NAP	64.9%	1.55x	8.5%
41		Loan	Quality Inn Montgomeryville	NAP	NAP	54.2%	1.88x	16.4%	NAP	54.2%	1.88x	16.4%
42		Loan	2201 Park Manor Boulevard	NAP	NAP	58.9%	2.08x	10.9%	NAP	58.9%	2.08x	10.9%
43		Loan	CVS - Lafayette, LA	NAP	NAP	53.2%	1.90x	10.7%	NAP	53.2%	1.90x	10.7%
44	(25)	Loan	Dollar General Ogden	NAP	NAP	70.0%	1.48x	9.0%	NAP	70.0%	1.48x	9.0%

A-1-12

CSAIL 2018-C14

FOOTNOTES TO ANNEX A-1

(1)	“Column” denotes Column Financial, Inc., “Natixis” denotes Natixis Real Estate Capital LLC, “AREF” denotes Argentic Real Estate Finance LLC, “RREF” denotes Rialto Real Estate Fund III – Debt, LP and “LCF” denotes Ladder Capital Finance LLC.

(2)	With respect to any mortgaged property securing a multi property mortgage loan, the amounts listed under the headings Original Balance, Cut-off Date Balance and Maturity/ARD reflect the allocated loan amount related to such mortgaged property.

Loan No. 10, Westin & Element - Huntsville – The mortgage loan documents do not contain provisions permitting the release of individual mortgaged properties, and therefore no allocated loan amounts were established for such mortgaged properties.

(3)	Loan Nos. 1, 2, 3, 4, 5, 7, 8, 9, 11, 25 and 30 are part of a whole loan related to the Issuing Entity. For further information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Serviced AB Whole Loan”, “—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, as applicable, in the prospectus.

(4)	Loan No. 30, Hilton Clearwater Beach Resort & Spa - The whole loan is secured by the borrower’s leasehold interest in the mortgaged property. The mortgaged property is subject to a ground lease with an initial term of 99 years that extends through February 2079. Ground rent is the greater of (i) 3.0% of room sales and 1.0% of food and beverage sales and (ii) the minimum current annual ground rent of $701,912 until December 31, 2019. Thereafter, the minimum rental amount will be reset every 5 years to an amount equal to the average rental paid by the lessee over the immediately preceding 5 year period.

Loan No. 42, 2201 Park Manor Boulevard - The mortgage loan is secured by the leasehold interest of the related borrower and the fee interest of Costa Land Company, Inc. in the mortgaged property. The mortgaged property is subject to a ground lease between Costa Land Company, Inc., as landlord, and the related borrower, as tenant. Under the ground lease, current annual rent is $12 per annum. The ground lease is scheduled to expire on March 31, 2033, with the tenant having the option of three, 5-year renewal terms.

(5)	Loan No. 15, Pinnacle Lakes – The mortgaged property is subject to three land use restriction agreements. The agreements together generally require that 100% of the units at such mortgaged property be reserved for tenants earning no more than 60.0% of the related area median income, subject to certain rental restrictions. The mortgaged property receives low-income housing tax credits in connection with such restrictions.

Loan No. 28, The Remington Apartments - The mortgaged property is subject to an Amended and Restated Declaration of Covenants and Restrictions dated January 5, 2017, which declaration generally requires, among other things, that (i) at least 80.0% of all units be occupied by persons 55 years of age or older and (ii) no persons under the age of 18 may reside at such mortgaged property.

(6)	Loan No. 14, Harlingen Corners - The two outparcel tenants, Chuck E. Cheese’s and Logan’s Roadhouse, totaling 21,000 SF, own their respective improvements and are subject to ground leases.

Loan No. 21, Vine Street Square - Wal-Mart owns its respective improvements and is subject to a ground lease that is scheduled to expire on October 31, 2031.

Loan No. 31, Tarpon Square - The outparcel tenant, Twistee Treat, totaling 474 SF, owns its respective improvements and is subject to a ground lease.

(7)	Loan No. 2, Georgetown Squared & Seattle Design Center - The borrower was required to reserve $194,088 for the following free or abated rent periods: (i) Darigold Inc. has not yet taken occupancy of its expansion space; it is expected to take occupancy in January 2019 and has abated rent for the months of October 2018 through and including March 2019, (ii) Heritage School of Interior Design LLC has not yet taken occupancy of its space; it is expected to take occupancy and begin paying rent in January 2019, (iii) JAG SDC LLC is in the process of building out its space; it is expected to take occupancy and begin paying rent as early as April 2019, (iv) Jennifer West, LLC has abated rent for the months of December 2018 and January 2019, (v) ACME Food Sales, Inc has abated rent for

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the months of October 2018 through and including January 2019 and (vi) Conscious Eatery, LLC has abated rent for the months of October 2018 through and including December 2018.

Loan No. 3, Continental Towers - The borrower was required to reserve $938,407 for free or abated rent associated with 6 tenants, none of which are top 10 tenants.

Loan No. 20, Market Shops at Sandestin - The fourth largest tenant at the mortgaged property, Maple Street Biscuit Company, has an executed lease and has taken occupancy but has not yet commenced rental payments. They are expected to commence rental payments in March 2019. At loan closing, $143,255 was reserved in connection with all tenants with free rent.

Loan No. 27, 14550 Avion Parkway - The sole tenant at the property, Leidos Innovations Corporation, has rent abatement ending in May 2019. A Free Rent Reserve in the amount of $1,180,437 was established at origination.

Loan No. 34, 1010 Bush – The sole member of the borrower has entered into a master lease with Balmoral Residences, LLC, which covers the 65 SRO units.

Loan No. 39, Rio & Roosevelt - Pro Ventures, LLC leases 49 of the 64 units at the mortgaged property. Pro Ventures, LLC makes units available to Athletics Investment Group, LLC and Angels Baseball, L.P., which entities are affiliated with the Oakland Athletics and Los Angeles Angels, respectively. Such units are to be used as corporate housing pursuant to a sublease agreement with each such entity. The sublease agreement with Athletics Investment Group, LLC is scheduled to terminate on October 20, 2019 and the sublease agreement with Angels Baseball, L.P. is scheduled to terminate in 2020.

(8)	Loan No. 10, Westin & Element – Huntsville – The appraiser provided an As-Stabilized Appraised Value of $61,300,000, which when used to calculate LTV, would result in a Cut-Off Date LTV and Maturity Date LTV Ratio of 40.8% and 40.8%, respectively.

Loan No. 13, Albuquerque Hotel Portfolio – The appraiser concluded an “as-complete” value of $28,500,000 as of July 1, 2019 resulting in a Cut-off Date LTV and Maturity Date LTV of 67.5% and 57.3%, respectively. At origination approximately $3,696,859 was reserved for the full balance of the cost of the property improvement plans, which are required to be completed by October 21, 2019.

Loan No. 15, Pinnacle Lakes - The appraised value is based on the “As-Is With Restrictions & Tax Abatement” value presented in the appraisal which reflects the current rent restrictions at the property, as the property is subject to three land use restriction agreements, and assumes that a 50.0% tax abatement is realized. The “Hypothetical Value As-Is Without Restrictions” which reflects no rent restrictions and real estate tax abatement is $34,400,000 which would result in a Cut-off Date LTV and Maturity Date LTV Ratio of 49.3% and 45.6%, respectively.

(9)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(10)	The classification of the lockbox types is described in the Free Writing Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(11)	Loan No. 17, South Carolina Grocery Portfolio and Loan No. 18, New Market Crossing - The related whole loans are cross-collateralized and cross-defaulted. The UW NOI DSCR, UW NCF DSCR, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NOI Debt Yield, UW NCF Debt Yield and Cut-off Date Balance Per SF are calculated based on the two mortgage loans in the aggregate.

(12)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the interest-only period during the term of the mortgage loan.
(13)	The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payment.
The “YM” component of the prepayment provision represents yield maintenance payments.
The “YM1” component of the prepayment provision represents greater of 1% of principal balance or yield maintenance payments.
The “O” component of the prepayment provision represents the free payments including the Maturity Date.

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(14)	With respect to Loan Nos. 1, 5, 6, 13, 16, 17 and 33 the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance or prepayment of the related mortgage loan. In addition, certain mortgage loans permit releases of portions of properties that were not assigned any material value or considered a source of any material cash flow or considered material to the use or operation of the property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases” in the prospectus.

(15)	With respect to properties Nos. 10.02, 22, 25, 26, 28, 32, 37, 39.01, 39.02, 40, 42, 43 and 44 such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property and/or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

(16)	With regards to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(17)	In certain cases, the data for tenants occupying multiple spaces includes square footage for all leases and is presented with the expiration date of the largest square footage expiring.

(18)	Loan No. 27, 14550 Avion Parkway - The sole tenant at the property, Leidos Innovations Corporation, has the one-time option to terminate the lease for the entirety of the premises with an effective date that occurs (i) on or between October 1, 2024 and January 31, 2025, or (ii) on or between October 1, 2025 and January 31, 2026, with no less than nine months prior written notice to the landlord and the payment of a termination fee in an amount equal to the total of (x) the total amount of the tenant improvement allowance actually disbursed to the tenant, (y) any leasing or brokerage commissions paid by the landlord and (z) the eight months of base monthly rent from October 1, 2018 through May 31, 2019 actually abated, each amount being amortized over a period of 10 years, commencing on October 1, 2018, using an imputed interest rate of 7% per annum and calculated on a monthly basis using a “beginning period” method.

Loan No. 29, 8713 5th Avenue - The fourth largest tenant, Four Astoria Realty, has a termination option. After October 2021, Four Asteria Realty can terminate its lease with 12 months’ notice.

Loan No. 33, 2918 Third Avenue and 634 & 638 Main - The largest tenant at the 2918 Third Avenue property, US Census Bureau, has the option to terminate the lease, in whole or in part, at any time effective after August 30, 2019 with 60 days’ prior written notice. The second largest tenant at the 2918 Third Avenue property, Caring Professionals, Inc., has the option to terminate its lease at any time with 180 days’ prior written notice and a payment of termination fee in the amount of $87,498.

(19)	Represents the upfront and monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

(20)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(21)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

(22)	Loan No. 2, Georgetown Squared & Seattle Design Center - The borrowers deposited $17.0 million at origination to an earnout reserve, which will be disbursed to the borrower upon request subject to (i) the property achieving an 8.0% net cash flow debt yield (based on the whole loan amount of $91.0 million less the remaining balance of the earnout reserve after giving effect to the requested earnout reserve draw), (ii) no event of default and (iii) no cash sweep period is continuing. The borrower may request disbursement during the first nine years of the loan term but not more than twice in any calendar month and in amounts not less than $2.0 million. Any undisbursed amounts remaining in the earnout reserve on May 6, 2028 shall be applied to the debt on such date (which such date is the

A-1-15

beginning of the open prepayment period). The implied net cash flow DSCR at the release(s) is 1.56x on an interest only basis and 1.23x on an amortizing basis. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NOI Debt Yield and UW NCF Debt Yield, based on the Georgetown Squared & Seattle Design Center Whole Loan net of the $17.0 million earnout reserve are 56.8%, 48.9%, 9.2% and 8.4%, respectively.

Loan No. 42, 2201 Park Manor Boulevard – The loan is structured with a $1,000,000 earnout reserve. Pursuant to the related loan documents, upon the request of the related borrower and provided that no event of default has occurred and is continuing, the lender is required to disburse the balance of funds in the earnout reserve to the borrower, provided that (1) the sole tenant, Valley Medical Facilities, Inc., or a qualified replacement tenant (x) is in occupancy, open for business and paying normal, unabated rent and (y) provides an acceptable estoppel certificate to the lender and (2) the related borrower delivers to the lender a permanent certificate of occupancy and an officer’s certificate confirming that the preceding conditions have been satisfied (collectively, the “2201 Earnout Conditions”). As of the Cut-off Date, the $1,000,000 earnout reserve has been disbursed to the borrower as the 2201 Earnout Conditions were satisfied.

(23)	Loan No. 6, Festival Plaza - With respect to the Environmental Reserve, the borrower has delivered a $336,408 letter of credit. The letter of credit will be additional security for the payment and collateral for the debt. At any time upon lender’s confirmation that the face amount of the letter of credit is greater than the amount that is required by the lender to complete the required remediation, which is defined in the loan documents, the borrower is permitted to replace the existing letter of credit with a replacement letter of credit in such lesser face amount.

Loan No. 14, Harlingen Corners – At origination the borrower delivered a $500,000 letter of credit in lieu of an upfront deposit. To the extent that the rollover reserve subaccount cap reduction conditions are satisfied the TI/LC cap shall be $500,000.

(24)	Loan No. 5, Lafayette Park - At origination, environmental insurance was obtained with Steadfast Insurance Company with a $5.0 million limit, which was paid in full through the loan term. The environmental insurance was obtained in lieu of a sponsor environmental indemnity.

Loan No. 27, 14550 Avion Parkway - At origination, environmental insurance was obtained with Steadfast Insurance Company with a $10.0 million limit, which was paid in full through the loan term. The environmental insurance was obtained in lieu of a sponsor environmental indemnity.

(25)	Loan No. 10, Westin & Element – Huntsville – The Second Most Recent financials include months May to December 2017 for Element Huntsville and the full 2017 calendar year for Westin Huntsville. The Third Most Recent financials only include the Westin Huntsville, as Element Huntsville opened in April 2017.

Loan No. 11, 2020 Fifth Avenue - The property contains 126,000 SF of gross building area with 89,250 SF of data center space and 36,750 SF of garage space. The total data center SF represents (i) 51,633 SF across four floors of data center space and 633 SF of storage, (ii) 25,500 SF of lower and upper roof and (iii) 12,117 SF of basement space.

Loan No. 44, Dollar General Ogden - The mortgage loan had an initial term of 120 months and requires interest-only payments through the anticipated repayment date. The anticipated repayment date is November 6, 2028 and the final maturity date is August 6, 2033. In the event the mortgage loan is not repaid in full on or before the anticipated repayment date, the interest rate will increase by 4.0% (post-ARD additional interest rate) to 9.920% per annum and, as of the anticipated repayment date, the mortgage loan will have a remaining term of 57 months. The anticipated repayment date automatically triggers a full cash flow sweep during which all excess cash flow will be used to pay down the principal balance of the mortgage loan.

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ANNEX A-2

STRUCTURAL AND COLLATERAL TERM SHEET

A-2-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Credit Suisse Co-Lead Manager and Joint Bookrunner Natixis Co-Lead Manager and Joint Bookrunner

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(THIS PAGE INTENTIONALLY LEFT BLANK)

A-2-2

Indicative Capital Structure

Publicly Offered Certificates

Class	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Available Certificate Principal Balance or Notional Amount(1)	Approximate Initial Retained Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	$14,923,000	$14,176,000	$747,000	30.000%(6)	2.79	1 - 54	41.5%	16.8%
A-2	$95,533,000	$90,756,000	$4,777,000	30.000%(6)	4.78	54 - 59	41.5%	16.8%
A-3	$175,000,000	$166,250,000	$8,750,000	30.000%(6)	9.60	102 - 118	41.5%	16.8%
A-4	$230,612,000	$219,081,000	$11,531,000	30.000%(6)	9.80	118 - 119	41.5%	16.8%
A-SB	$23,092,000	$21,937,000	$1,155,000	30.000%(6)	6.77	59 - 102	41.5%	16.8%
X-A(1)	$608,480,000	$578,054,000	$30,426,000	N/A	N/A	N/A	N/A	N/A
X-B(1)	$70,284,000	$66,768,000	$3,516,000	N/A	N/A	N/A	N/A	N/A
A-S	$69,320,000	$65,854,000	$3,466,000	21.000%	9.88	119 - 119	46.9%	14.8%
B	$35,623,000	$33,841,000	$1,782,000	16.375%	9.88	119 - 119	49.6%	14.0%
C	$34,661,000	$32,927,000	$1,734,000	11.875%	9.88	119 - 119	52.3%	13.3%

Privately Offered Certificates(7)

Class	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Available Certificate Principal Balance or Notional Amount(1)	Approximate Initial Retained Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-F(1)	$18,293,000	$17,378,000	$915,000	N/A	N/A	N/A	N/A	N/A
X-G(1)	$7,702,000	$7,316,000	$386,000	N/A	N/A	N/A	N/A	N/A
X-NR(1)	$27,921,731	$26,525,000	$1,396,731	N/A	N/A	N/A	N/A	N/A
D	$21,181,000	$20,121,000	$1,060,000	9.125%	9.88	119 - 119	53.9%	12.9%
E	$16,367,000	$15,548,000	$819,000	7.000%	9.88	119 - 119	55.2%	12.6%
F	$18,293,000	$17,378,000	$915,000	4.625%	9.93	119 - 120	56.6%	12.3%
G	$7,702,000	$7,316,000	$386,000	3.625%	9.96	120 - 120	57.2%	12.2%
NR	$27,921,731	$26,525,000	$1,396,731	0.000%	9.96	120 - 120	59.3%	11.7%

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	On the Closing Date, the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table under “Approximate Initial Retained Certificate Principal Balance or Notional Amount” are expected to be sold by the Underwriters and Initial Purchasers to RREF (or a majority-owned affiliate thereof) as described in “Credit Risk Retention” in the Prospectus.

(3)	Assumes 0% CPR / 0% CDR and a November 29, 2018 closing date. Based on “Modeling Assumptions” as described in the Prospectus. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

(4)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.

(7)	The Class Z and Class R certificates are not shown above.

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Summary of Transaction Terms

Securities:	$770,228,731 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Managers and Bookrunners:	Credit Suisse Securities (USA) LLC and Natixis Securities Americas LLC, as Co-Lead Managers and Joint Bookrunners.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (31.1%), Natixis Real Estate Capital LLC (“Natixis”) (22.1%), Argentic Real Estate Finance LLC (“AREF”) (20.7%), Rialto Real Estate Fund III – Debt, LP (“RREF”) (14.2%) and Ladder Capital Finance LLC (“LCF”) (11.9%).
Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	Rialto Capital Advisors, LLC.
Directing Certificateholder:	RREF III-D CS 2018-C14, LLC.
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by RREF, as the retaining sponsor, see “Credit Risk Retention” in the Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
EU Credit Risk Retention:	None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.
Closing Date:	November 29, 2018.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in November 2018 (or, in the case of any mortgage loan that has its first due date after November 2018, the date that would have been its due date in November 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).
Distribution Date:	The 4th business day following each Determination Date, commencing in December 2018.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in December 2018.
Rated Final Distribution Date:	The Distribution Date in November 2051.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-F, Class X-G, Class X-NR, Class D, Class E, Class F, Class G, Class NR and Class R certificates (the “Privately Offered Certificates”) and the Class Z certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT and BlackRock Financial Management, Inc.

A-2-4

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$770,228,732
Number of Mortgage Loans:	44
Number of Mortgaged Properties:	65
Number of Crossed Mortgage Loans(2):	2
Crossed Mortgage Loans as a % of IPB(2):	1.9%
Average Cut-off Date Balance per Mortgage Loan:	$17,505,198
Weighted Average Current Mortgage Rate:	4.9123%
10 Largest Mortgage Loans as % of IPB:	54.5%
Weighted Average Remaining Term to Maturity/ARD(3):	110
Weighted Average Seasoning:	2
Credit Statistics
Weighted Average UW NCF DSCR(2)(4):	2.01x
Weighted Average UW NOI Debt Yield(2):	11.7%
Weighted Average Cut-off Date LTV(2):	59.3%
Weighted Average Maturity Date LTV(2)(3):	55.1%
Other Statistics
% of Mortgage Loans with Additional Debt:	10.1%
% of Mortgaged Properties with Single Tenants:	20.2%
Amortization
Weighted Average Original Amortization Term(5):	351
Weighted Average Remaining Amortization Term(5):	351
% of Mortgage Loans with Interest Only:	50.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	37.1%
% of Mortgage Loans with Amortizing Balloon:	12.8%
% of Mortgage Loans with Interest Only, ARD:	0.1%
Cash Management(6)
% of Mortgage Loans with In-Place, Hard Lockboxes:	60.1%
% of Mortgage Loans with Springing Lockbox:	27.6%
% of Mortgage Loans with In-Place, Soft Lockboxes:	12.3%
% of Mortgage Loans with No Lockbox:	0.0%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	82.5%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	69.1%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(7):	81.6%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(8):	63.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	With respect to any mortgage loans with anticipated repayment dates (each an “ARD Loan”), unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.
(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the initial principal and interest payment during the term of the mortgage loan once amortization has commenced.
(5)	Excludes mortgage loans that are interest-only for the entire term.
(6)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Prospectus.
(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured by industrial, office, other, mixed use and retail properties.

A-2-5

Collateral Characteristics

Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column(1)	6	13	$239,411,949	31.1%
Natixis	8	17	170,011,092	22.1
AREF(2)	11	13	159,720,493	20.7
RREF(3)	12	15	109,747,754	14.2
LCF	7	7	91,337,444	11.9
Total:	44	65	$770,228,732	100.0%

(1)	Loan Nos. 1 and 11 are part of whole loans that were co-originated by Column and Wells Fargo Bank, National Association. Loan No. 25 was originated by Natixis and portions of the whole loan were subsequently acquired by Column.
(2)	Loan No. 39 was originated by The Bancorp Bank and subsequently acquired by AREF.
(3)	Each of the RREF loans was originated by BSPRT CMBS Finance, LLC or BSPRT Finance, LLC and subsequently acquired by RREF. Such mortgage loans were re-underwritten pursuant to RREF’s underwriting guidelines.

Ten Largest Mortgage Loans

#	Loan Name	Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Prudential - Digital Realty Portfolio	Column	8	$70,000,000	9.1%	Other	2.50x	11.9%	54.7%	54.7%
2	Georgetown Squared & Seattle Design Center	Column	1	65,000,000	8.4	Mixed Use	1.05x	7.5%	69.8%	61.9%
3	Continental Towers	Column	1	59,500,000	7.7	Office	2.34x	13.1%	69.4%	69.4%
4	The Greystone	Natixis	1	42,000,000	5.5	Multifamily	3.07x	13.3%	26.7%	26.7%
5	Lafayette Park	Natixis	4	38,000,000	4.9	Office	2.27x	11.0%	65.2%	65.2%
6	Festival Plaza	Natixis	1	35,770,000	4.6	Retail	1.57x	10.2%	66.4%	57.0%
7	Sheraton Grand Nashville Downtown	AREF	1	30,000,000	3.9	Hotel	2.48x	13.9%	57.9%	57.9%
8	Indian Hills Senior Community	LCF	1	29,350,000	3.8	Multifamily	1.26x	9.0%	64.2%	59.3%
9	Holiday Inn FiDi	LCF	1	25,000,000	3.2	Hotel	2.47x	14.2%	37.3%	37.3%
10	Westin & Element - Huntsville	AREF	2	25,000,000	3.2	Hotel	2.80x	16.3%	42.9%	42.9%
Top 3 Total/Weighted Average:			10	$194,500,000	25.3%		1.97x	10.8%	64.2%	61.6%
Top 5 Total/Weighted Average:			15	$274,500,000	35.6%		2.18x	11.2%	58.6%	56.8%
Top 10 Total/Weighted Average:			21	$419,620,000	54.5%		2.14x	11.6%	57.4%	55.1%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Prospectus.
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

A-2-6

Pari Passu Loan Summary

#	Loan Name	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Prudential - Digital Realty Portfolio	A-1	$70,000,000	BANK 2018-BNK14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2-1	$26,000,000	BANK 2018-BNK15(1)	No
		A-2-2	$10,000,000	Wells Fargo Bank, National Association	No
		A-3	$70,000,000	CSAIL 2018-C14	No
		A-4	$11,000,000	Column	No
		A-5	$25,000,000	BSPRT CMBS Finance, LLC	No
2	Georgetown Squared & Seattle Design Center	A-1, A-2	$65,000,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-3, A-4	$26,000,000	Column	No
3	Continental Towers	A-1, A-3	$59,500,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$25,000,000	Column	No
4	The Greystone	A-1	$42,000,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$10,000,000	Natixis	No
5	Lafayette Park	A-1	$38,000,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$37,250,000	Natixis	No
7	Sheraton Grand Nashville Downtown	A-1	$30,000,000	CSAIL 2018-C14	No	(2)	(2)
		A-2, A-3, A-4, A-5, A-6, A-7, A-8	$130,000,000	AREF	Yes
8	Indian Hills Senior Community	A-1, A-3	$29,350,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$22,000,000	WFCM 2018-C47	No
9	Holiday Inn FiDi	A-1-A	$27,025,000	CGCMT 2018-C6	Yes	Wells Fargo Bank, National Association(3)	Midland Loan Services, a Division of PNC Bank, National Association(3)
		A-2	$35,000,000	WFCM 2018-C47	No
		A-3-A	$25,000,000	CSAIL 2018-C14	No
11	2020 Fifth Avenue	A-1	$24,000,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$24,000,000	BANK 2018-BNK15(1)	No
25	20 Times Square	A-1-A, A-2-A-2, A-1-B, A-1-C, A-2-C-2-B	$115,000,000	TSQ 2018-20TS	Yes	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
		A-2-A-1, A-2-A-3	$50,000,000	UBS 2018-C11	No
		A-2-A-4, A-2-A-5, A-2-A-6	$25,000,000	UBS 2018-C12	No
		A-2-B-1, A-2-B-2, A-2-B-3, A-2-B-4	$64,000,000	CSAIL 2018-CX12	No
		A-2-C-1, A-2-C-2-A	$11,000,000	CSAIL 2018-C14	No
30	Hilton Clearwater Beach Resort & Spa	A-1	$60,000,000	CSAIL 2018-CX11	Yes	Midland Loan Services	LNR Partners, LLC
		A-2, A-3-1	$63,000,000	CSAIL 2018-CX12	No
		A-3-2	$10,000,000	CSAIL 2018-C14	No

(1)	The BANK 2018-BNK15 transaction is expected to close on November 29, 2018.
(2)	The Sheraton Grand Nashville Downtown Whole Loan is expected to initially be serviced under the CSAIL 2018-C14 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-2, after which the Sheraton Grand Nashville Downtown Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-2.
(3)	The Holiday Inn FiDi Whole Loan is initially being serviced under the WFCM 2018-C47 pooling and servicing agreement until the securitization of the related pari passu Note A-1-A, after which the Holiday Inn FiDi Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related pari passu Note A-1-A. It is anticipated that Note A-1-A will be included in the CGCMT 2018-C6 transaction, which is scheduled to close December 11, 2018. The parties to the CGCMT 2018-C6 transaction are expected to include Wells Fargo Bank, National Association as master servicer, Midland Loan Services, a Division of PNC Bank, National Association as special servicer, Wilmington Trust, National Association as trustee, Citibank, N.A. as certificate administrator and custodian, and Park Bridge Lender Services LLC as operating advisor.

A-2-7

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
Retail
	Anchored	12	$144,457,446	18.8%	95.1%	1.56	x	11.2%	66.0%	57.5%
	Single Tenant	3	7,604,000	1.0	100.0%	1.64	x	9.2%	62.2%	62.2%
	Unanchored	2	2,125,000	0.3	100.0%	2.44	x	13.1%	44.7%	44.7%
	Retail Total	17	$154,186,446	20.0%	95.4%	1.57	x	11.1%	65.5%	57.6%
Hotel
	Full Service	5	$84,527,510	11.0%	80.8%	2.42	x	14.4%	49.3%	47.6%
	Limited Service	8	39,721,222	5.2	68.2%	1.89	x	15.6%	58.6%	46.8%
	Select Service	2	20,237,661	2.6	75.3%	2.23	x	14.4%	62.2%	55.9%
	Extended Stay	1	8,781,000	1.1	84.9%	1.70	x	12.6%	80.2%	68.0%
	Hotel Total	16	$153,267,393	19.9%	77.1%	2.22	x	14.6%	55.2%	49.6%
Multifamily
	High Rise	2	$71,350,000	9.3%	95.7%	2.33	x	11.5%	42.1%	40.1%
	Garden	5	42,350,000	5.5	97.5%	1.34	x	9.1%	68.0%	61.9%
	Age Restricted Housing	1	10,090,154	1.3	94.6%	1.32	x	9.3%	67.3%	56.0%
	Multifamily Total	8	$123,790,154	16.1%	96.2%	1.91	x	10.5%	53.0%	48.9%
Office
	Suburban	2	$69,900,000	9.1%	90.7%	2.41	x	13.1%	68.7%	68.7%
	CBD_	4	38,000,000	4.9	100.0%	2.27	x	11.0%	65.2%	65.2%
	Medical	2	13,800,000	1.8	100.0%	1.76	x	9.2%	61.5%	61.5%
	Office Total	8	$121,700,000	15.8%	94.7%	2.29	x	12.0%	66.8%	66.8%
Other
	Data Center	9	$94,000,000	12.2%	100.0%	2.68	x	12.5%	52.6%	52.6%
	Leased Fee	1	11,000,000	1.4	100.0%	3.65	x	11.5%	16.2%	16.2%
	Other Total	10	$105,000,000	13.6%	100.0%	2.78	x	12.4%	48.8%	48.8%
Mixed Use
	Office / Design Showroom	1	$65,000,000	8.4%	82.2%	1.05	x	7.5%	69.8%	61.9%
	Office / Retail	2	19,991,000	2.6	75.7%	1.91	x	11.5%	63.9%	58.3%
	Multifamily / Retail	1	8,000,000	1.0	100.0%	1.52	x	8.7%	64.0%	64.0%
	Mixed Use Total	4	$92,991,000	12.1%	82.3%	1.28	x	8.5%	68.0%	61.3%
Self Storage
	Self Storage	2	$19,293,738	2.5%	92.2%	2.17	x	11.3%	51.9%	48.0%
	Self Storage Total	2	$19,293,738	2.5%	92.2%	2.17	x	11.3%	51.9%	48.0%
Total / Wtd. Avg.:		65	$770,228,732	100.0%	90.7%	2.01	x	11.7%	59.3%	55.1%

(1)	Information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Prospectus.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

A-2-8

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
NY	5	$95,225,000	12.4%	92.7%	2.78	x	12.8%	33.4%	33.4%
WA	2	89,000,000	11.6	87.0%	1.63	x	9.3%	63.5%	57.7%
FL	8	84,579,286	11.0	91.4%	1.49	x	10.6%	69.7%	60.3%
IL	1	59,500,000	7.7	89.1%	2.34	x	13.1%	69.4%	69.4%
MN	5	58,737,500	7.6	98.2%	2.06	x	11.3%	67.9%	64.9%
VA	5	46,805,660	6.1	98.2%	2.60	x	12.3%	53.9%	53.9%
NJ	4	46,182,736	6.0	99.3%	1.78	x	10.6%	63.3%	56.0%
CA	5	44,471,676	5.8	95.9%	2.02	x	10.8%	61.4%	57.9%
TX	3	41,577,075	5.4	97.5%	1.99	x	12.1%	59.1%	55.3%
OH	2	39,850,000	5.2	94.3%	1.29	x	9.0%	64.6%	59.6%
TN	1	30,000,000	3.9	79.8%	2.48	x	13.9%	57.9%	57.9%
AL	2	25,000,000	3.2	70.9%	2.80	x	16.3%	42.9%	42.9%
PA	3	20,308,916	2.6	85.2%	1.56	x	11.4%	63.3%	55.2%
NM	2	19,250,000	2.5	82.1%	1.70	x	12.6%	80.2%	68.0%
UT	4	15,000,000	1.9	67.2%	2.17	x	17.9%	42.6%	34.7%
CO	1	12,487,993	1.6	70.1%	1.80	x	13.4%	66.1%	55.1%
NC	2	11,573,614	1.5	97.6%	1.42	x	11.1%	59.5%	54.8%
GA	1	7,750,000	1.0	98.0%	1.49	x	11.1%	62.0%	55.2%
SC	3	7,584,184	1.0	90.5%	1.34	x	12.9%	55.8%	48.0%
MI	2	6,991,092	0.9	69.0%	1.57	x	14.1%	64.7%	50.2%
AZ	2	5,400,000	0.7	100.0%	1.48	x	10.4%	63.2%	56.4%
LA	1	2,100,000	0.3	100.0%	1.90	x	10.7%	53.2%	53.2%
IA	1	854,000	0.1	100.0%	1.48	x	9.0%	70.0%	70.0%
Total/ Wtd. Avg.:	65	$770,228,732	100.0%	90.7%	2.01	x	11.7%	59.3%	55.1%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Prospectus.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

A-2-9

Cut-off Date Principal Balance

				Weighted Average
Range of Cut-off Date Principal Balances	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
$854,000 - $9,999,999	17	$109,134,937	14.2%	5.3533%	108	1.65x	11.8%	62.7%	55.3%
$10,000,000 - $19,999,999	15	196,736,295	25.5	5.0320%	115	1.84x	11.5%	61.8%	55.1%
$20,000,000 - $29,999,999	5	124,087,500	16.1	4.8442%	118	2.26x	13.0%	52.5%	49.9%
$30,000,000 - $49,999,999	4	145,770,000	18.9	4.6492%	117	2.37x	12.1%	52.9%	50.6%
$50,000,000 - $70,000,000	3	194,500,000	25.3	4.7843%	97	1.97x	10.8%	64.2%	61.6%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
3.1080% - 4.4999%	3	$77,000,000	10.0%	4.0798%	108	3.19x	13.3%	31.3%	31.3%
4.5000% - 4.7499%	7	201,570,000	26.2	4.6594%	97	2.31x	12.1%	57.9%	55.8%
4.7500% - 4.9999%	6	131,448,500	17.1	4.8365%	118	1.97x	12.0%	67.5%	64.4%
5.0000% - 5.2499%	12	243,459,097	31.6	5.1021%	118	1.61x	10.4%	64.2%	58.3%
5.2500% - 6.0330%	16	116,751,135	15.2	5.5872%	110	1.60x	12.4%	61.0%	52.4%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Original Term to Maturity/ARD in Months

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
120	40	$674,720,934	87.6%	4.9619%	118	1.95x	11.7%	60.6%	55.9%
60	3	87,923,614	11.4	4.4622%	58	2.55x	11.9%	50.0%	49.4%
56	1	7,584,184	1.0	5.7100%	55	1.34x	12.9%	55.8%	48.0%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

A-2-10

Remaining Term to Maturity/ARD in Months

				Weighted Average
Range of Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
54 - 83	4	$95,507,798	12.4%	4.5613%	58	2.46x	12.0%	50.4%	49.2%
84 - 119	35	622,921,934	80.9	4.9289%	118	1.96x	11.6%	61.1%	56.3%
120	5	51,799,000	6.7	5.3589%	120	1.86x	13.0%	54.2%	50.5%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Interest Only / IO-ARD	18	$386,154,000	50.1%	4.6642%	106	2.55x	12.7%	51.9%	51.9%
240	2	14,507,798	1.9	5.6814%	55	1.34x	12.9%	55.8%	48.0%
276	1	4,008,916	0.5	5.6400%	114	1.88x	16.4%	54.2%	39.7%
300	2	12,608,536	1.6	5.8907%	119	1.76x	15.7%	66.0%	51.0%
330	1	15,000,000	1.9	6.0330%	120	2.17x	17.9%	42.6%	34.7%
360	20	337,949,482	43.9	5.0678%	117	1.43x	10.0%	68.5%	60.2%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Interest Only / IO-ARD	18	$386,154,000	50.1%	4.6642%	106	2.55x	12.7%	51.9%	51.9%
235 - 300	5	31,125,249	4.0	5.7608%	89	1.58x	14.5%	59.7%	48.1%
301 - 359	6	67,080,982	8.7	5.4824%	118	1.68x	12.6%	62.4%	51.8%
360	15	285,868,500	37.1	5.0212%	117	1.41x	9.9%	68.6%	60.8%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

A-2-11

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Interest Only	17	$385,300,000	50.0%	4.6614%	106	2.56x	12.7%	51.9%	51.9%
IO-Balloon	15	285,868,500	37.1	5.0212%	117	1.41x	9.9%	68.6%	60.8%
Balloon	11	98,206,232	12.8	5.5706%	109	1.65x	13.2%	61.6%	50.7%
Interest Only, ARD	1	854,000	0.1	5.9200%	120	1.48x	9.0%	70.0%	70.0%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Interest Only Periods

				Weighted Average
Range of Interest Only Periods	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
None	11	$98,206,232	12.8%	5.5706%	109	1.65x	13.2%	61.6%	50.7%
12 - 48	11	211,123,500	27.4	5.0094%	117	1.40x	9.8%	70.7%	61.9%
49 - 60	6	155,745,000	20.2	4.6936%	87	2.06x	10.9%	55.8%	53.5%
120	16	305,154,000	39.6	4.7448%	118	2.53x	13.0%	52.6%	52.6%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten Net Cash Flow DSCRs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
1.05x - 1.24x	2	$81,950,000	10.6%	5.0904%	118	1.09x	7.7%	69.3%	62.0%
1.25x - 1.49x	13	132,592,838	17.2	5.2522%	111	1.36x	10.0%	66.4%	58.5%
1.50x - 1.74x	10	137,976,541	17.9	5.0037%	117	1.63x	11.0%	69.8%	61.4%
1.75x - 1.99x	5	42,159,352	5.5	5.2827%	119	1.87x	14.2%	59.5%	51.0%
2.00x - 2.49x	7	180,650,000	23.5	4.9746%	119	2.35x	13.3%	58.4%	57.8%
2.50x - 3.65x	7	194,900,000	25.3	4.4034%	93	2.84x	13.1%	43.8%	43.8%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

A-2-12

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
16.2% - 39.9%	3	$78,000,000	10.1%	4.3573%	109	2.96x	13.3%	28.6%	28.6%
40.0% - 49.9%	5	85,850,000	11.1	4.8545%	119	2.73x	15.1%	44.0%	42.7%
50.0% - 59.9%	8	142,361,714	18.5	4.8801%	83	2.26x	12.7%	55.5%	53.8%
60.0% - 64.9%	7	72,141,092	9.4	5.2793%	117	1.43x	9.7%	63.7%	59.1%
65.0% - 69.9%	13	293,521,278	38.1	4.9680%	118	1.72x	10.6%	67.7%	62.2%
70.0% - 80.2%	8	98,354,648	12.8	5.0137%	118	1.58x	11.1%	74.5%	64.6%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

LTV Ratios as of the Maturity/ARD Date

				Weighted Average
Range of Maturity/ARD Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
16.2% - 39.9%	5	$97,008,916	12.6%	4.6694%	111	2.79x	14.2%	31.8%	30.0%
40.0% - 49.9%	6	85,357,798	11.1	4.7879%	108	2.60x	14.2%	46.3%	45.0%
50.0% - 54.9%	5	102,653,536	13.3	4.8074%	78	2.29x	12.6%	56.0%	53.4%
55.0% - 59.9%	11	163,853,834	21.3	5.1201%	117	1.66x	11.0%	64.2%	57.4%
60.0% - 64.9%	10	171,084,648	22.2	5.0486%	118	1.33x	9.0%	69.3%	62.3%
65.0% - 70.0%	7	150,270,000	19.5	4.8295%	118	2.15x	12.1%	70.2%	67.4%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Defeasance	40	$680,024,732	88.3%	4.9442%	115	1.96x	11.7%	60.0%	55.1%
Defeasance or Yield Maintenance	3	80,204,000	10.4	4.6342%	67	2.48x	12.0%	53.7%	53.7%
Yield Maintenance	1	10,000,000	1.3	4.9700%	120	1.64x	8.6%	62.5%	62.5%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

A-2-13

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Refinance	24	$449,203,647	58.3%	4.9424%	107	2.07x	11.8%	54.4%	50.7%
Acquisition	20	321,025,085	41.7	4.8701%	116	1.93x	11.6%	66.3%	61.1%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
5	Lafayette Park	St. Paul, MN	Office	COMM 2018-CCRE20
7	Sheraton Grand Nashville Downtown	Nashville, TN	Hotel	COMM 2012-CR3
13	Albuquerque Hotel Portfolio	Albuquerque, NM	Hotel	MLMT 2007-C1
35	Lake City Commons	Lake City, GA	Retail	WBCMT 2006-C28
43	CVS - Lafayette, LA	Lafayette, LA	Retail	WBCMT 2006-C23

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

Additional Subordinate and Mezzanine Debt Summary

No.	Loan Name	Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
4	The Greystone	$42,000,000	$43,000,000	$23,000,000	3.07x	1.20x	26.7%	60.5%	13.3%	5.9%
9	Holiday Inn FiDi	$25,000,000	$50,000,000	N/A	2.47x	1.53x	37.3%	58.8%	14.2%	9.0%
25	20 Times Square	$11,000,000	$485,000,000	$150,000,000	3.65x	0.97x	16.2%	55.0%	11.5%	3.4%

A-2-14

Class A-2(1)

No.	Loan Name	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
1	Prudential - Digital Realty Portfolio	$70,000,000	9.1%	$70,000,000	73.3%	60	59	2.50x	11.9%	54.7%	54.7%
17	South Carolina Grocery Portfolio	7,584,184	1.0	6,541,846	6.8	56	55	1.34x	12.9%	55.8%	48.0%
18	New Market Crossing	6,923,614	0.9	5,939,201	6.2	60	55	1.34x	12.9%	55.8%	48.0%
25	20 Times Square	11,000,000	1.4	11,000,000	11.5	60	54	3.65x	11.5%	16.2%	16.2%
Total / Wtd. Avg.:		$95,507,798	12.4%	$93,481,048	97.9%	60	58	2.46x	12.0%	50.4%	49.2%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. DSCR, debt yield and LTV information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of the mortgage loan.

(2)	With respect to any mortgage loan that is part of a whole loan, the LTV, DSCR and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) or mezzanine loan(s). See Annex A-1 to the Prospectus. In the case of Loan Nos. 17 and 18, the loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

A-2-15

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest distributable to the Class Z certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, and (vi) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

A-2-16

Order of Distribution (continued):

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G, Class X-NR, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E, Class F, Class G and Class NR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

For more detailed information regarding the distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Prospectus.

Realized Losses:

The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the class B certificates; eighth, to the class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate balance of the Class F certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-G certificates will be reduced to reflect reductions in the certificate balance of the Class G certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-NR certificates will be reduced to reflect reductions in the certificate balance of the Class NR certificates resulting from allocations of losses realized on the mortgage loans.

A-2-17

Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders (excluding the holders of the Class X-F, Class X-G, Class X-NR, Class F, Class G, Class NR, Class Z and Class R certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C, Class D and Class E certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of principal balance certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of principal balance certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of principal balance certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, to the Class X-B certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan) and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of

A-2-18

Prepayment Premiums and Yield Maintenance Charges (continued):

the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-F, Class X-G, Class X-NR, Class F, Class G, Class NR, Class Z or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates, regardless of whether the notional amount of the Class X-B certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Prospectus.

Advances:	The master servicer and, if the master servicer fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and (ii) with respect to each mortgage loan (excluding any non-serviced mortgage loan) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable lead servicing agreement.
Appraisal Reduction Amounts:	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the next paragraphs, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related lead servicing agreement. As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most

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Appraisal Reduction Amounts (continued):

subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reduction amounts with respect to each of the 20 Times Square whole loan, Holiday Inn FiDi whole loan and The Greystone whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loan(s) prior to pro rata allocation to the related mortgage loan and any related pari passu companion loans.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 12 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus. If the aggregate certificate balances of all certificates (excluding the Class X Certificates, the Class Z Certificates and the Class R certificates) senior to the Class F certificates, and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, and if the master servicer has consented, the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates), for the mortgage loans, but all of the holders of those classes of outstanding certificates (excluding the Class Z and Class R certificates) would have to voluntarily participate in the exchange.
Directing Certificateholder / Directing Holder:	The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class G and Class NR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates,

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Directing Certificateholder / Directing Holder (continued):

or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The controlling class as of the Closing Date will be the Class NR certificates. At any time when Class G is the controlling class, the majority Class G certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” in the Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

It is anticipated that RREF III-D CS 2018-C14, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP, will purchase the Class G, Class NR and Class Z certificates (and may purchase certain other classes of certificates, including the Class X-F, Class X-G, Class X-NR and Class F certificates) (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, The Greystone whole loan and the Sheraton Grand Nashville Downtown whole loan).

The “Directing Holder” will initially be:

(a) with respect to any mortgage loan (other than any non-serviced mortgage loan, servicing shift mortgage loan or serviced AB whole loan prior to a related control appraisal period) or serviced whole loan (other than a serviced AB whole loan), the Directing Certificateholder;

(b) with respect to any serviced AB whole loan, (i) for so long as no related control appraisal period exists, the AB whole loan controlling holder, and (ii) for so long as a related control appraisal period exists, the Directing Certificateholder; and

(c) with respect to any servicing shift whole loan, (i) prior to the related servicing shift securitization date, the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement and (ii) on and after the related servicing shift securitization date, the “directing certificateholder” or equivalent entity under the lead servicing agreement.

The initial Directing Holder with respect to the Greystone whole loan will be the holder of the related subordinate companion loan, which is anticipated to be a separate unaffiliated third party investor. The initial Directing Holder with respect to the Sheraton Grand Nashville Downtown whole loan is the holder of the controlling companion loan.

For a description of the directing holder for the Non-Serviced Whole Loans, see “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

Control/Consultation Rights:

The Directing Holder will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Prospectus.

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Control/Consultation Rights (continued):

During a Control Termination Event and until the occurrence of a Consultation Termination Event, all of the rights of the Directing Holder will terminate other than a right to consult with respect to the major decisions and other matters as to which it previously had approval rights.

A “Control Termination Event” will occur when (i) no class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of such class; (ii) such mortgage loan or whole loan is an excluded loan; or (iii) a holder of the Class G certificates becoming the majority controlling class certificateholder and having irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement related to a servicing shift whole loan and the term “Control Termination Event” is not be applicable to the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement related to such servicing shift whole Loan; provided that with respect to a serviced AB whole loan, no Control Termination Event will be deemed to be continuing unless a control appraisal period is continuing under the related intercreditor agreement and a Control Termination Event is continuing; and provided, further, that a Control Termination Event shall not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans. The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the lead servicing agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related appraisal reduction amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the

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Control/Consultation Rights (continued):

extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related appraisal reduction amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related appraisal reduction amounts. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates exists where such class’ aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class G certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to be continuing with respect to a successor holder of the Class G Certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder; provided that with respect to a serviced AB whole loan no Consultation Termination Event will be continuing unless a Control Appraisal Period is continuing under the related intercreditor agreement and a Consultation Termination Event is continuing; and provided, further, that no Consultation Termination Event may occur with respect to the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement related to a servicing shift whole loan and the term “Control Termination Event” is not be applicable to the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement related to such servicing shift whole loan. With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder for this transaction will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans, and the applicable directing certificateholder (or equivalent entity) pursuant to the related lead servicing agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related lead servicing agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Holder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.

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Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

Except as limited by certain conditions described in the Prospectus, the special servicer may generally be replaced, prior to a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

During a Control Termination Event, the holders of at least 25% of the voting rights of the principal balance certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses) of the certificates (other than the Class X, Class Z and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X, Class Z and Class R certificates (but in the case of this clause (b) only such classes of principal balance certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

During a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of the voting rights (taking into account the application

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Termination of Special Servicer (continued):	of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis. In the event the holders of such principal balance certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.
Excluded Special Servicer:	In the event that, with respect to any mortgage loan (other than any non-serviced mortgage loan), the special servicer has obtained knowledge that it is a Borrower Party with respect to any mortgage loan or serviced whole loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, if no Control Termination Event is continuing, the Directing Holder or the majority controlling class certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the pooling and servicing agreement (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the controlling class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.
Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage  loan (or modified whole loan, if applicable).

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Servicing Compensation (continued):

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. During a Control Termination Event, the operating advisor will be entitled to consult (on a non-binding basis) with the special servicer with respect of the asset status reports and certain major decisions processed by the special servicer on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender.

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Operating Advisor (continued):	During a Consultation Termination Event, the operating advisor may be removed without cause if the holders of at least 25% of the voting rights request a vote to replace the operating advisor and such vote is approved by the holders of at least 75% of the voting rights.
Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any cumulative appraisal reduction amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any cumulative appraisal reduction amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.
Dispute Resolution Provisions:

Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve

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Dispute Resolution Provisions (continued):

pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

■    all special notices delivered

■    summaries of final asset status reports

■    all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

■     an “Investor Q&A Forum” and a voluntary investor registry

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Portfolio of 8 assets
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance:	$70,000,000	Property Type - Subtype:	Other - Data Center
% of Pool by IPB:	9.1%	Net Rentable Area (SF):	1,042,933
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Various	Year Built / Renovated:	Various
Sponsor:	Digital Realty Trust, L.P.	Occupancy:	100.0%
Interest Rate:	4.5575%	Occupancy Date:	9/6/2018
Note Date:	9/7/2018	Number of Tenants:	4
Maturity Date:	10/6/2023	2015 NOI:	$24,670,744
Interest-only Period:	60 months	2016 NOI:	$24,935,956
Original Term:	60 months	2017 NOI:	$25,488,502
Original Amortization:	None	TTM NOI(4):	$25,861,702
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(2):	L(25), Def or YM1(28), O(7)	UW Revenues:	$31,435,055
Lockbox(3):	Soft	UW Expenses:	$6,299,432
Additional Debt(1):	Yes	UW NOI:	$25,135,623
Additional Debt Balance(1):	$142,000,000	UW NCF:	$24,509,863
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(5):	$387,600,000 / $372
Additional Future Debt Permitted:	No	Appraisal Date(5):	Various

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$203
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$203
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.7%
Replacement Reserves:	$0	Springing	$417,173	Maturity Date LTV:	54.7%
TI/LC:	$0	Springing	N/A	UW NOI / UW NCF DSCR:	2.57x / 2.50x
				UW NOI / UW NCF Debt Yield:	11.9% / 11.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$212,000,000	100.0%	Payoff Existing Debt:	$208,217,519	98.2%
			Closing Costs:	2,295,145	1.1
			Return of Equity:	1,487,336	0.7
Total Sources:	$212,000,000	100.0%	Total Uses:	$212,000,000	100.0%

(1)	The Prudential - Digital Realty Portfolio loan is part of a larger split whole loan evidenced by six pari passu notes with an aggregate Cut-off Date balance of $212.0 million (collectively, the “Whole Loan”) co-originated by Column and Wells Fargo Bank, National Association. The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	At any time after the earlier to occur of (i) November 6, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized, the Prudential – Digital Realty Portfolio Borrower (as defined below) has the right to either (a) defease the Whole Loan or (b) prepay the Whole Loan, provided that the Prudential – Digital Realty Portfolio Borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal balance being prepaid.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	Represents trailing twelve months ending June 30, 2018.

(5)	The appraiser’s valuation dates are between July 6, 2018 and July 16, 2018. Additionally, the appraiser concluded an aggregate hypothetical “go dark” value of $336.3 million resulting in a Cut-off Date LTV of 63.0%.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

The Loan. The Prudential - Digital Realty Portfolio Whole Loan is a $212.0 million first mortgage loan secured by the fee interest in a portfolio of eight data center properties located in California (3), Virginia (3), Texas (1) and New Jersey (1). The loan has a 5-year term and is interest-only for the entire term of the loan.

The Whole Loan is evidenced by six pari passu notes. The non-controlling Note A-3 is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is being serviced pursuant to the BANK 2018-BNK14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the BANK 2018-BNK14 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$70,000,000	$70,000,000	BANK 2018-BNK14	Y	Y
Note A-2-1	26,000,000	26,000,000	BANK 2018-BNK15(1)	N	N
Note A-2-2(2)	10,000,000	10,000,000	Wells Fargo Bank, National Association	N	N
Note A-3	70,000,000	70,000,000	CSAIL 2018-C14	N	N
Note A-4(2)	11,000,000	11,000,000	Column	N	N
Note A-5(2)	25,000,000	25,000,000	BSPRT CMBS Finance, LLC	N	N
Total	$212,000,000	$212,000,000

(1)	The BANK 2018-BNK15 transaction is expected to close on November 29, 2018.

(2)	Notes are expected to be contributed to one or more future securitizations.

The Borrowers. The borrowers are eight single-purpose Delaware limited liability companies structured to be bankruptcy remote, each with two independent directors (collectively, the “Prudential – Digital Realty Portfolio Borrower”).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Digital Realty Trust, L.P., a subsidiary of Digital Realty Trust, Inc. (“Digital Realty”, NYSE: DLR; BBB/Baa2/BBB by Fitch/Moody’s/S&P).

Digital Realty, an S&P 500 company, owns, acquires, develops and operates data centers globally. Digital Realty is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industries. As of December 31, 2017, Digital Realty’s 205 data centers (including 18 data centers held as investments in unconsolidated joint ventures) contained applications used in the day-to-day operations of the technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 27.7 million SF of data center space located throughout North America, Europe, Asia and Australia.

An affiliate of PGIM Real Estate holds an 80.0% equity interest in the Prudential – Digital Realty Portfolio Borrower. PGIM Real Estate is the real estate investment business of PGIM, Inc., the global investment management businesses of Prudential Financial, Inc. (NYSE: PRU; A/Baa1/A by Fitch/Moody’s/S&P). As of December 31, 2017, PGIM Real Estate managed approximately $69.6 billion in gross real estate assets ($49.9 billion net) on behalf of 543 clients worldwide. Since its inception in 1970, PGIM Real Estate has grown to 18 offices around the world that offer its clients a range of real estate equity, debt, and securities investment strategies.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

The Properties. The properties include eight Tier III powered shell data centers, totaling 1,042,933 SF, built between 1977 and 2012. As of September 6, 2018, the properties were 100.0% occupied by four tenants subject to eight, triple-net leases.

According to the appraisal, the two main types of data center space are wholesale and retail. The wholesale data center space involves larger footprints of space in either powered shell condition, fully conditioned (1st generation or turn-key build), or legacy space (2nd generation build). The retail data center space (also referred to as “colocation space” or “carrier hotels”) is leased in smaller footprints of space, such as rack, cabinet and/or cage configurations. The properties securing the Whole Loan represent powered shell spaces in which the landlord delivered the subject buildings in shell condition but had the power and fiber connectivity already integrated in the respective sites. The respective tenants were then required to invest their own capital to build out the internal infrastructure and improvements. Six of the eight properties are currently being utilized by their respective tenants as retail colocation facilities while the remaining two are used as wholesale data center space (see table below).

According to a third party provider of data center certifications, data centers are divided into four tiers, based on the load capacity and redundancy of the facilities. Tier I is the lowest while Tier IV is the highest in terms of redundancy and resiliency, and there is a direct correlation between the tier level and the cost to build a data center. According to the appraisal, the properties are all estimated to be Tier III data centers. Tier III data centers have multiple paths for power distribution to the site and fully redundant components, allowing for maintenance on one path without disruption to any part of the facility. Tier III level capability allows for any planned site infrastructure activity without disrupting the computer hardware operation in any way. Each of the properties is improved with raised floor space (an elevated floor that creates space that can be used for cooling, electrical and mechanical services).

Portfolio Summary

#	Property Name - Location	Allocated Whole Loan Amount	% of ALA	NRA (SF)	Occupancy	Year Built/ Renovated	UW NCF	% of UW NCF	Appraised Value	Cut-off Date LTV
1	14901 FAA Boulevard – Fort Worth, TX	$42,800,000	20.2%	263,700	100.0%	2000 / N/A	$5,402,268	22.0%	$78,300,000	54.7%
2	4650 Old Ironsides Drive – Santa Clara, CA	37,400,000	17.6	124,383	100.0%	1977 / 2012	4,032,392	16.5	68,400,000	54.7%
3	43790 Devin Shafron Drive – Ashburn, VA	30,200,000	14.2	152,138	100.0%	2011 / N/A	3,536,650	14.4	55,300,000	54.6%
4	636 Pierce Street – Somerset, NJ	25,100,000	11.8	108,336	100.0%	2001 / 2003	3,102,134	12.7	45,800,000	54.8%
5	21551 Beaumeade Circle – Ashburn, VA	22,600,000	10.7	152,504	100.0%	2012 / N/A	2,188,528	8.9	41,300,000	54.7%
6	7505 Mason King Court – Manassas, VA	19,600,000	9.2	109,650	100.0%	2003 / N/A	2,073,396	8.5	35,900,000	54.6%
7	4700 Old Ironsides Drive – Santa Clara, CA	19,100,000	9.0	90,139	100.0%	1993 / 1997	2,057,662	8.4	34,900,000	54.7%
8	444 Toyama Drive – Sunnyvale, CA	15,200,000	7.2	42,083	100.0%	1999 / N/A	2,116,834	8.6	27,700,000	54.9%
Total/Wtd Avg.:		$212,000,000	100.0%	1,042,933	100.0%		$24,509,863	100.0%	$387,600,000	54.7%

Facility Type

#	Property Name	Region	Tenant	NRA (SF)	Lease Expiration	Annual UW Rent PSF	Facility Type	Power (Gross)	Power Density(1)
1	14901 FAA Boulevard	Dallas	Cyxtera	263,700	2/2/2022	$22.82	Colocation	24.0 MW	91 W/SF
2	4650 Old Ironsides Drive	Silicon Valley	Cyxtera	124,383	4/30/2027	$38.41	Colocation	10.0 MW	80 W/SF
3	43790 Devin Shafron Drive	Northern Virginia	VADATA	152,138	5/31/2021	$25.34	Colocation	10.0 MW	66 W/SF
4	636 Pierce Street	New York /New Jersey	BNY Mellon	108,336	4/30/2023	$31.94	Wholesale	8.0 MW	74 W/SF
5	21551 Beaumeade Circle	Northern Virginia	Equinix	152,504	12/31/2023	$16.35	Colocation	7.0 MW	46 W/SF
6	7505 Mason King Court	Northern Virginia	VADATA(2)	109,650	12/31/2023	$19.72	Colocation	20.0 MW	182 W/SF
7	4700 Old Ironsides Drive	Silicon Valley	Cyxtera	90,139	4/30/2027	$27.26	Colocation	10.0 MW	110 W/SF
8	444 Toyama Drive	Silicon Valley	Equinix	42,083	7/31/2022	$55.09	Wholesale	6.2 MW	147 W/SF

(1)	Power Density is calculated by dividing Power (Gross) by Size (SF). One MW is equal to one million watts.

(2)	VADATA has a one-time right to terminate its lease at the 7505 Mason King Court property effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

14901 FAA Boulevard – Fort Worth, TX. The 14901 FAA Boulevard property is a 263,700 SF, single-story powered shell data center with 180,000 SF of raised floor space. The building is situated on an 11.5-acre site, contains 222 parking spaces, resulting in a parking ratio of approximately 0.8 spaces per 1,000 SF of NRA, and is currently supplied with 24.0 megawatts (“MW”) of power (gross), indicating a power density of 91 watts/SF. Built in 2000, the Energy Star certified asset is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 14901 FAA Boulevard property since 2006.

4650 Old Ironsides Drive – Santa Clara, CA. The 4650 Old Ironsides Drive property is a 124,383 SF, single-story powered shell data center, with 80,000 SF of raised floor space. The building is situated on a 6.5-acre site, contains 78 parking spaces, resulting in a parking ratio of approximately 0.6 spaces per 1,000 SF of NRA, and is currently supplied with 10.0 MW of power (gross), indicating a power density of 80 watts/SF. Built in 1977, the Energy Star certified asset was extensively renovated and expanded by 80,000 SF in 2012 at a cost of approximately $23.5 million (paid for by the tenant). The 4650 Old Ironsides Drive property is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 4650 Old Ironsides Drive property since 2004.

43790 Devin Shafron Drive – Ashburn, VA. The 43790 Devin Shafron Drive property is a 152,138 SF, single-story powered shell data center, with 106,000 SF of raised floor space. The building is situated on a 4.6-acre site and contains 59 parking spaces, resulting in a parking ratio of approximately 0.4 spaces per 1,000 SF of NRA. The 43790 Devin Shafron Drive property is currently supplied with 10.0 MW of power (gross), indicating a power density of 66 watts/SF. Built in 2011, the 43790 Devin Shafron Drive property is fully occupied by VADATA, Inc. (“VADATA”), a wholly-owned subsidiary of Amazon.com, Inc., which operates a colocation facility at the property. VADATA has been at the 43790 Devin Shafron Drive property since its completion in 2011.

The 43790 Devin Shafron Drive property comprises a freestanding building that is part of a land condominium. The Prudential – Digital Realty Portfolio Borrower has 50.0% of the voting rights in the related owners’ association. The condominium documents provide that each owner is responsible for maintenance of its respective building. The Whole Loan documents provide for recourse to the Prudential – Digital Realty Portfolio Borrower and the guarantor for losses in connection with any termination or material modification of the condominium documents or termination or subdivision of the condominium without the lender’s consent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests” in the Prospectus.

636 Pierce Street – Somerset, NJ. The 636 Pierce Street property is a 108,336 SF, single-story powered shell data center with 61,990 SF of raised floor space. The building is situated on a 19.6-acre site, contains 281 parking spaces, resulting in a parking ratio of approximately 2.6 spaces per 1,000 SF of NRA, and is currently supplied with 8.0 MW of power (gross), indicating a power density of 74 watts/PSF. Built in 2001 and renovated in 2003, the 636 Pierce Street property is fully occupied by The Bank of New York Mellon (“BNY Mellon”), which utilizes the building as data center space for its own use. BNY Mellon has been at the 636 Pierce Street property since 2003.

21551 Beaumeade Circle – Ashburn, VA. The 21551 Beaumeade Circle property is a 152,504 SF, single-story powered shell data center with approximately 107,000 SF of raised floor space. The building is situated on a 10.7-acre site, contains 102 parking spaces, resulting in a parking ratio of approximately 0.7 spaces per 1,000 SF of NRA, and is currently supplied with 7.0 MW of power (gross), indicating a power density of 46 watts/SF. The 21551 Beaumeade Circle property was built-to-suit in 2012 for Equinix, LLC (“Equinix”), which operates a colocation facility at the property.

7505 Mason King Court – Manassas, VA. The 7505 Mason King Court property is a 109,650 SF, single-story powered shell data center with approximately 76,000 SF of raised floor space. The building is situated on a 7.7-acre site, contains 117 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per 1,000 SF of NRA, and is currently supplied with 20.0 MW of power (gross), indicating a power density of 182 watts/SF. Built in 2003, the asset is fully occupied by VADATA, a wholly-owned subsidiary of Amazon.com, Inc., which operates a colocation facility at the property. VADATA has been at the 7505 Mason King Court property since 2009.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

4700 Old Ironsides Drive – Santa Clara, CA. The 4700 Old Ironsides Drive property is a 90,139 SF, single-story powered shell data center with approximately 88,000 SF of raised floor space. The building is situated on a 6.5-acre site, contains 257 parking spaces, resulting in a parking ratio of approximately 2.9 spaces per 1,000 SF of NRA, and is currently supplied with 10.0 MW of power (gross), indicating a power density of 110 watts/SF. Built in 1993 and renovated in 1997, the Energy Star certified asset is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 4700 Old Ironsides Drive property since 2004.

444 Toyama Drive – Sunnyvale, CA. The 444 Toyama Drive property is a 42,083 SF, two-story powered shell data center with approximately 32,000 SF of raised floor space. The building is situated on a 2.3-acre site, contains 281 parking spaces, resulting in a parking ratio of approximately 6.7 spaces per 1,000 SF of NRA, and is currently supplied with 6.2 MW of power, indicating a power density of 147 watts/SF. Built in 1999, the 444 Toyama Drive property is fully occupied by Equinix, which utilizes the building for its own use as a data center. Equinix has been at the 444 Toyama Drive property since 2007.

Major Tenants. The properties are 100.0% leased to four tenants under eight leases. Each of the properties is leased to a single tenant on a triple-net basis with 3.0% weighted average contractual annual rent increases. On average, the tenants have been in occupancy in their respective spaces since 2007. The properties have been 100.0% occupied since 2013.

Cyxtera. The largest tenant at the properties is Cyxtera (B1/B by Moody’s/S&P; 45.9% of NRA; 47.9% of underwritten base rent), which fully occupies the 14901 FAA Boulevard, 4650 Old Ironsides Drive and 4700 Old Ironsides Drive properties. Cyxtera was created in 2017 by BC Partners and Medina Capital following the acquisition of a data center footprint and associated colocation business from CenturyLink. Cyxtera provides data center colocation, enterprise application cloud computing, hybrid cloud, cybersecurity and analytics solutions to over 3,500 customers worldwide. Cyxtera’s portfolio includes 57 data centers totaling approximately 2.6 million SF.

VADATA. The second largest tenant at the properties is VADATA (A+/Baa1/AA- by Fitch/Moody’s/S&P; 25.1% of NRA; 22.2% of underwritten base rent), which fully occupies the 43790 Devin Shafron Drive and 7505 Mason King Court properties. VADATA is the data center division of Amazon Web Services, the cloud computing segment of Amazon.com, Inc. Both of VADATA’s leases are guaranteed by Amazon.com, Inc.

Equinix. The third largest tenant at the properties is Equinix (NASDAQ: EQIX; BB/Ba3/BB+ by Fitch/Moody’s/S&P; 18.7% of NRA; 17.4% of underwritten base rent), which fully occupies the 21551 Beaumeade Circle and 444 Toyama properties. Equinix connects more than 9,800 companies directly to their customers and partners across its data center and interconnection platform. Headquartered in Redwood, California, Equinix operates over 180 data centers in 44 markets on five continents.

The Markets. The properties are located in four markets, which, according to the appraisal, are the top four data center markets in the United States: (1) Northern Virginia/Washington D.C., (2) Greater New York/Northern New Jersey, (3) Silicon Valley and (4) Dallas/Fort Worth. According to the appraisal, the United States data center market continues to grow due to increasing demand for data processing and storage. This demand is driven by a variety of factors, including increasing network bandwidth growth due to social media, growth in global e-commerce and services, and continued rise of the internet and accelerating intensity of usage.

Market	Number of Properties	NRA (SF)	% of NRA	UW NCF	% of UW NCF
Silicon Valley	3	256,605	24.6%	$8,206,888	33.5%
Northern Virginia/Washington D.C.	3	414,292	39.7%	$7,798,574	31.8%
Dallas/Fort Worth	1	263,700	25.3%	$5,402,268	22.0%
Greater New Jersey/New York	1	108,336	10.4%	$3,102,134	12.7%

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

Silicon Valley. The 4650 Old Ironsides Drive, 4700 Old Ironsides Drive and 444 Toyama Drive properties (collectively 24.6% of the NRA and 33.5% of UW NCF) are located within the Silicon Valley data center market. According to the appraisal, Silicon Valley is the third largest multi-tenant data center market in the United States, with nearly 3.7 million SF of space currently in operation and 240 MW of power. The appraisal concluded market rents for the 4650 Old Ironsides Drive, 4700 Old Ironsides Drive and 444 Toyama Drive properties of $39.00 PSF, $27.00 PSF and $45.00 PSF, respectively, all on a net basis.

Northern Virginia. The 43790 Devin Shafron Drive, 21551 Beaumeade Circle and 7505 Mason King Court properties (collectively 39.7% of the NRA, 31.8% of UW NCF) are located within the Northern Virginia data center market. According to the appraisal, with respect to square footage, Northern Virginia is the largest multi-tenant data center market in the United States with over 4.8 million SF of space currently in operation and 666 MW of power. Furthermore, according to a news publication, an estimated 70% of global internet traffic passes through Northern Virginia daily. The appraisal concluded market rents for the 43790 Devin Shafron Drive, 21551 Beaumeade Circle and 7505 Mason King Court properties of $27.00 PSF, $24.00 PSF and $24.00 PSF, respectively, all on a net basis.

Dallas/Fort Worth. The 14901 FAA Boulevard property (25.3% of NRA, 22.0% of UW NCF) is located within the Dallas/Fort Worth data center market. According to the appraisal, Dallas/Fort Worth is the fourth largest multi-tenant data center market in the Unites States, with approximately 3.4 million SF of space currently in operation and 364 MW of power. According to the appraisal, the cost to build and operate data centers is significantly lower in Dallas than in other top North American markets, due primarily to lower land and materials costs and no state income tax. The appraisal concluded a market rent for the 14901 FAA Boulevard property of $22.20 PSF, on a net basis.

Northern New Jersey/New York. The 636 Pierce Street property (10.4% of NRA, 12.7% of UW NCF) is located within the Northern New Jersey/New York data center market. According to the appraisal, the Northern New Jersey/New York data center market is the second largest multi-tenant data center market in the United States with approximately 4.2 million SF of space currently in operation and 473 MW of power. The market benefits from New York City, as a key point of confluence for North American and European fiber networks. A large number of European carriers and service providers use low-cost transatlantic fiber capacity and wavelength services to establish points of presence in New York. The appraiser concluded a market rent for the 636 Pierce Street property of $30.00 PSF, on a net basis.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

Tenant Summary

Tenant	Ratings Fitch/Moody’s/S&P (1)	NRA (SF)	% of Total NRA	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Cyxtera – 14901 FAA Boulevard	NR / B1 / B	263,700	25.3%	$6,016,374	21.8%	$22.82	2/2/2022
Cyxtera – 4650 Old Ironsides Drive	NR / B1 / B	124,383	11.9	4,777,054	17.3	$38.41	4/30/2027
Cyxtera – 4700 Old Ironsides Drive	NR / B1 / B	90,139	8.6	2,457,588	8.9	$27.26	4/30/2027
Cyxtera Total		478,222	45.9%	$13,251,017	47.9%	$27.71
VADATA (Amazon) – 43790 Devin Shafron	A+ / Baa1 / AA-	152,138	14.6	3,865,908	14.0	$25.41	5/31/2021
VADATA (Amazon) – 7505 Mason King Court	A+ / Baa1 / AA-	109,650	10.5	2,264,945	8.2	$20.66	12/31/2023(3)
VADATA (Amazon) Total		261,788	25.1%	$6,130,853	22.2%	$23.42
Equinix – 21551 Beaumeade Circle	BB / Ba3 / BB+	152,504	14.6	2,492,794	9.0	$16.35	12/31/2023
Equinix – 444 Toyama Drive	BB / Ba3 / BB+	42,083	4.0	2,318,412	8.4	$55.09	7/31/2022
Equinix Total		194,587	18.7%	$4,811,206	17.4%	$24.73
BNY Mellon	AA- / A1 / A	108,336	10.4%	$3,460,000	12.5%	$31.94	4/30/2023
Subtotal/Wtd. Avg.		1,042,933	100.0%	$27,653,076	100.0%	$26.51
Vacant Space		0	0.0	0	0.0	$0.00
Total:		1,042,933	100.0%	$27,653,076	100.0%	$26.51

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(2)	Based on the underwritten rent roll, including rent increases occurring through September 2019 totaling $651,441 and straight-line rent averaging over the remaining lease term for VADATA totaling $114,197. VADATA’s current rental rate is $19.23 PSF at the 7505 Mason King Court property and $24.60 PSF at the 43790 Devin Shafron Drive property (weighted average of $22.35 PSF).

(3)	VADATA has a one-time right to terminate its lease at only the 7505 Mason King Court property effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	1	152,138	14.6	3,865,908	14.0	152,138	14.6%	$3,865,908	14.0%
2022	2	305,783	29.3	8,334,786	30.1	457,921	43.9%	$12,200,694	44.1%
2023	3	370,490	35.5	8,217,739	29.7	828,411	79.4%	$20,418,433	73.8%
2024	0	0	0.0	0	0.0	828,411	79.4%	$20,418,433	73.8%
2025 & Beyond	2	214,522	20.6	7,234,643	26.2	1,042,933	100.0%	$27,653,076	100.0%
Vacant	NAP	0	0.0	NAP	NAP	1,042,933	100.0%	NAP	NAP
Total	8	1,042,933	100.0%	$27,653,076	100.0%

(1)	Based on the underwritten rent roll. UW Base Rent includes base rent and rent increases occurring through September 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

A-2-39

Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten(2)	PSF	%(3)
Gross Potential Rent	$24,586,150	$25,180,137	$25,790,795	$26,147,281	$27,653,076	$26.51	88.0%
Total Recoveries	3,747,608	4,973,838	5,218,266	5,470,766	5,436,456	$5.21	17.3%
(Vacancy/Collection Loss)	0	0	0	0	(1,654,477)	($1.59)	(5.3%)
Effective Gross Income	$28,333,758	$30,153,975	$31,009,061	$31,618,046	$31,435,055	$30.14	100.0%
Total Expenses	$3,663,014	$5,218,019	$5,520,559	$5,756,344	$6,299,432	$6.04	20.0%
Net Operating Income	$24,670,744	$24,935,956	$25,488,502	$25,861,702	$25,135,623	$24.10	80.0%
Total TI/LC, Capex/RR	0	0	0	0	625,760	$0.60	2.0%
Net Cash Flow	$24,670,744	$24,935,956	$25,488,502	$25,861,702	$24,509,863	$23.50	78.0%

(1)	TTM represents the trailing twelve month period ending June 30, 2018.

(2)	Gross Potential Rent includes Base Rent and Rent Increases occurring through September 2019 totaling $651,441 and straight-line rent averaging over the remaining lease term for VADATA (Amazon) totaling $114,197.

(3)	% column represents percent of Effective Gross Income.

Property Management. The property is managed by Digital Realty Core Properties 1 Manager, LLC, an affiliate of the sponsor.

Escrows and Reserves.

Tax & Insurance Reserves – The requirement of the Prudential – Digital Realty Portfolio Borrower to make monthly deposits into tax & insurance reserve accounts is waived so long as a Cash Trap Event Period (as defined below) is not continuing. During a Cash Trap Event Period, 1/12th of the estimated annual taxes and insurance premiums are required to be deposited into the tax & insurance reserve accounts on a monthly basis. Notwithstanding anything to the contrary herein, (i) monthly insurance premiums will not be required during a Cash Trap Event Period as long as (a) no event of default has occurred and is continuing; and (b) the Prudential – Digital Realty Portfolio Borrower provides the lender with evidence that the properties are insured under an acceptable blanket policy and such policy is in full force and effect and (ii) monthly tax deposits will not be required during a Cash Trap Event Period to the extent that (a) no event of default has occurred and is continuing, (b) taxes are directly paid by any tenant to the relevant taxing authority pursuant to a duly executed lease and (c) such tenant(s) is not in monetary default or material non-monetary default under its lease.

TI/LC Reserves – The requirement of the Prudential – Digital Realty Portfolio Borrower to make monthly deposits to the TI/LC reserve account is waived so long as a Cash Trap Event Period is not continuing. During a Cash Trap Event Period, $130,367 is required to be deposited into the TI/LC reserve account on a monthly basis.

Replacement Reserve – The requirement of the Prudential – Digital Realty Portfolio Borrower to make monthly deposits to the replacement reserve account is waived so long as a Cash Trap Event Period is not continuing. During a Cash Trap Event Period, $17,382 is required to be deposited into the replacement reserve account on a monthly basis subject to a cap of $417,173.

A-2-40

Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

Lockbox / Cash Management. The Whole Loan documents require a soft lockbox with springing cash management into which the Prudential – Digital Realty Portfolio Borrower and property manager are required to cause all rents to be deposited. Prior to the first occurrence of a Cash Trap Event Period (defined below), all funds in the lockbox account are required to be swept into the Prudential – Digital Realty Portfolio Borrower’s operating account. Upon the first occurrence of a Cash Trap Event Period, the Whole Loan documents require the Prudential – Digital Realty Portfolio Borrower to direct all tenants to pay their rent directly into the lockbox account and that all rents received by the Prudential – Digital Realty Portfolio Borrower or the property manager be deposited into the lockbox account within two business days of receipt. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Whole Loan documents. During a Cash Trap Event Period, all excess cash flow after deposits for taxes, insurance premiums, debt service, reserves, operating expenses and other payments required by the loan documents are required to be deposited into an excess cash flow subaccount controlled by the lender and to be held as additional security for the Whole Loan. If no Cash Trap Event Period is in effect, all excess funds are required to be disbursed to the Prudential – Digital Realty Portfolio Borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Whole Loan documents; or (ii) the net cash flow debt yield falling below 8.5% at the end of any calendar quarter.

Property Release. Following the prepayment lockout date or the defeasance lockout date (as applicable), the Prudential – Digital Realty Portfolio Borrower may obtain the release of any one or more of the properties, provided that, among other things, and in accordance with the Whole Loan documents, (a) no event of default has occurred and is continuing; (b) the Whole Loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to the greater of (i) 110% of the allocated loan amount of the property being released and (ii) the amount needed to satisfy the Debt Yield Test; (c) the net cash flow debt yield for the remaining properties immediately following the release is equal to or greater than the greater of (i) 11.0% and (ii) the net cash flow debt yield immediately prior to the release (the “Debt Yield Test”); (d) in connection with a partial defeasance, a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) in connection with a partial defeasance, rating agency confirmation is received. The allocated loan amount for each of the remaining properties is subject to pro rata reduction by the release premium to account for previous prepayments and partial defeasances. Allocated loan amounts may also be reduced in connection with mandatory prepayments.

A-2-41

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

A-2-42

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

A-2-43

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

A-2-44

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1)(2):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1)(2):	$65,000,000	Property Type - Subtype:	Mixed Use – Office / Design Showroom
% of Pool by IPB:	8.4%	Net Rentable Area (SF):	430,728
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	SDC Creative LLC	Year Built / Renovated:	1973 - 1983 / 2014 - 2018
Sponsors:	Fareed Kanani; Sean Hashem	Occupancy:	82.2%
Interest Rate:	5.0600%	Occupancy Date:	7/1/2018
Note Date:	9/5/2018	Number of Tenants:	42
Maturity Date:	9/6/2028	2015 NOI(5):	$1,280,278
Interest-only Period:	36 months	2016 NOI(5):	$893,239
Original Term:	120 months	2017 NOI(5):	$2,379,051
Original Amortization:	360 months	TTM NOI(5)(6):	$4,336,875
Amortization Type:	IO-Balloon	UW Economic Occupancy:	81.9%
Call Protection(3):	L(26), Def(89), O(5)	UW Revenues:	$10,383,366
Lockbox(4):	Hard	UW Expenses:	$3,602,496
Additional Debt(1):	Yes	UW NOI(7):	$6,780,869
Additional Debt Balance(1):	$26,000,000	UW NCF:	$6,187,073
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$130,300,000 / $303
Additional Future Debt Permitted:	No	Appraisal Date:	6/26/2018

Escrows and Reserves(8)				Financial Information(1)(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$211
Taxes:	$198,286	$33,048	N/A	Maturity Date Loan / SF:	$187
Insurance:	$70,561	$7,056	N/A	Cut-off Date LTV:	69.8%
Replacement Reserves:	$0	$7,179	N/A	Maturity Date LTV:	61.9%
TI/LC:	$2,000,000	$35,894	$1,200,000	UW NOI / UW NCF Amortizing DSCR:	1.15x / 1.05x
Engineering Reserve:	$15,845	N/A	N/A	UW NOI / UW NCF IO DSCR:	1.45x / 1.33x
Unfunded Obligations:	$627,391	N/A	N/A	UW NOI / UW NCF Debt Yield:	7.5% / 6.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)(2):	$91,000,000	99.8%	Payoff Existing Debt:	$70,976,161	77.8%
Sponsor Equity:	220,792	0.2	Earnout Reserve(2):	17,000,000	18.6
			Upfront Reserves:	2,912,083	3.2
			Closing Costs:	332,548	0.4
Total Sources:	$91,220,792	100.0%	Total Uses:	$91,220,792	100.0%

(1)	The Georgetown Squared & Seattle Design Center loan is part of a larger split whole loan evidenced by four pari passu notes with an aggregate Cut-off Date balance of approximately $91.0 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)

The Whole Loan included the funding of a $17.0 million earnout reserve controlled by the lender, which may be released in increments provided that, among other conditions, an 8.0% net cash flow debt yield is achieved. The implied net cash flow DSCR at the release(s) is 1.56x on an interest only basis and 1.23x on an amortizing basis. Any amounts not disbursed at the end of the 9th year of the loan term year will be used to pay down the Whole Loan on May 6, 2028. If the full $17.0 million is applied, the resulting balloon LTV would be 49.8%. The Cut-off Date LTV, UW NCF IO DSCR, UW NCF Amortizing DSCR and UW

A-2-45

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

NOI / UW NCF Debt Yield, based on the net Whole Loan amount of $74.0 million are 56.8%, 1.63x, 1.29x, 9.2% and 8.4%, respectively. For a more detailed description, please refer to “Earnout” below.

(3)	At any time after the earlier to occur of (i) October 6, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized, the borrower has the right to defease the Whole Loan.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	Tenants were relocated, and the buildings were renovated and repositioned from 2014 to 2018. As a result, NOI shown above varied and occupancy increased from 40.6% in 2016 to 82.2% in July 2018.

(6)	Represents trailing twelve months ending July 31, 2018.

(7)	UW NOI includes (i) rental income from tenants currently in free rent periods totaling $701,863, (ii) 21,317 SF of space executed in leases which commenced later than July 1, 2018 totaling $429,686 of rental income and (iii) rent increases occurring through August 31, 2019.

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Georgetown Squared & Seattle Design Center Whole Loan is a $91.0 million first mortgage loan (which includes funding of a $17.0 million earnout reserve) secured by the fee interest in a 430,728 SF office and design center complex that consists of two main buildings attached by a second floor sky bridge located in Seattle, Washington. The loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 3 years.

The Whole Loan is evidenced by four pari passu notes. The controlling Note A-1 and non-controlling Note A-2 are being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2018-C14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1, A-2	$65,000,000	$65,000,000	CSAIL 2018-C14	Y	Y
Note A-3, A-4(1)	26,000,000	26,000,000	Column	N	N
Total	$91,000,000	$91,000,000

(1)	Notes are expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the loan is SDC Creative LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned and controlled by Sean Hashem and Fareed Kanani.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Sean Hashem and Fareed Kanani; the founders of Greenbridge Investment Partners.

Established in 2012, Greenbridge Investment Partners is a full-service commercial real estate firm that specializes in ownership, property management, leasing, construction and turnaround of value-add and core plus properties. Sean Hashem has over 28 years of experience in commercial real estate, specializing as an owner and developer. Mr. Hashem’s real estate portfolio spans over various commercial properties located in California, Kansas, Nevada, Texas and Washington. Fareed Kanani has over 20 years of experience serving in senior banking positions and management roles and has served Fortune 500 companies in the procurement, asset management and disposition of large commercial portfolios with particular experience as a manager of distressed commercial and homebuilder construction assets.

The Property. The property is a 430,728 SF office and design center complex located 4.4 miles south of the Seattle central business district (“CBD”) in Seattle, WA. The property consists of two buildings attached by a second floor enclosed glass sky bridge on a 5.0 acre site. Settle Design Center (“SDC”) is 153,461 SF design and showroom space and Georgetown Squared (“G2”) is a 277,267 SF Class A creative office space. The property was constructed from 1973 to 1983 and repositioned from 2014 to 2018. Together, the property is 82.2% leased to a diverse mix of 42 tenants, which have a remaining weighted average lease term of 8.8 years. No single tenant occupies more than 10.0% of the overall NRA and 12.1% of UW Base Rent.

A-2-46

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

The sponsors acquired the property in 2014 and invested $21.8 million ($51 PSF) through Q2 2018 to complete major renovations and reposition the property. Capital improvements at G2 include an additional elevator installation in the atrium, modernization of systems and finishes, glazing ($13.0 million), atrium, lobby and bathroom renovations ($1.2 million) and cooling tower installation ($0.8 million). At SDC the two-story atrium was refinished with a glass-dome, tile floors, glass stair case and an elevator ($3.1 million). Additionally, the sponsors have invested approximately $18.8 million in TI/LC (through Q2 2018). In total the sponsors have invested approximately $40.6 million in capital expenditures and tenanting costs resulting in increased occupancy from 40.6% in 2016 to 82.2% in July 2018. Additionally, the sponsors plan to complete the development of an additional parking lot on the adjacent Orcas Street pad, which is expected to add 101 additional parking spaces, and update the camera system. The property has 512 existing parking spaces 264 of which are located in a covered garage.

Georgetown Squared (“G2”) - A five-story 277,267 SF building that includes a multi-story atrium and is comprised of creative office space. Amenities include a full-service fitness center with locker rooms and a common conference room with a full suite of audiovisual tools available to tenants for meetings, teleconferencing and presentations. The property’s floor to ceiling windows offer unobstructed views of the downtown Seattle skyline and Mount Rainier. Major tenants include Darigold Inc., an agricultural cooperative that produces and distributes dairy products (10.0% of NRA / 12.1% of UW Rent), R. R. Donnelley & Sons Company, a Fortune 500 integrated communications company that provides marketing and business communications, commercial printing, and related services (7.8% of NRA / 9.4% of UW Rent), and Archbright, a firm that specializes in HR, staffing, and legal counsel advisory services (6.7% of NRA / 9.0% of UW Rent). As of July 1, 2018, G2 was 77.5% leased. The sponsors have executed 17 new leases since 2015 and 3 leases since July 2018. There are two levels of garage parking below the office floors.

Seattle Design Center (“SDC”) - A two-story, 153,461 SF design and showroom space for fine home furnishings and design services. Amenities include a 10,004 SF glass-domed atrium with capacity for 899 people that is frequently used as event space. Major tenants include Jennifer West LLC, a distributor of ultra-high-end furnishings (2.7% of NRA / 4.0% of UW Rent), Trammell-Gagne LLC, a distributor of high-end furniture, lighting and wallcoverings (2.7% of NRA / 3.9% of UW Rent), and Kelly Forslund, Inc., a distributor of interior furnishings, lighting and textiles (2.3% of NRA / 2.8% of UW Rent). As of July 1, 2018, SDC was 90.7% leased. The repositioned SDC is home to numerous showrooms, which are currently occupied by a diverse roster of tenants representing over 1,500 manufacturers of furnishings, fabrics, wall coverings, floor coverings, millwork, custom cabinetry, home electronics, lighting and accessories. The repositioning included the consolidation of design and showroom uses into SDC from G2.

The property is located at 5701 & 5601 Sixth Avenue South in the Georgetown neighborhood, approximately 4.4 miles from Seattle CBD. The Georgetown neighborhood is located just north of the Boeing airfield and just south of the Sodo District. The property is along 4th Avenue South which connects to the Seattle CBD. Primary highway access to the property is provided by I-5, SR 99, and SR 509.

The Market. The property is located in the Georgetown neighborhood of Seattle, WA, within the Seattle-Bellevue-Everett metropolitan statistical area, approximately 4.4 miles south of the Seattle CBD. The Georgetown area offers many benefits to tenants including proximity to the CBD, direct access to the freeway system, lower rents (27% discount as compared to the CBD rents according to a third party market data provider), and lower parking costs. The neighborhood generally functions as an industrial arts and design district south of downtown Seattle.

The SDC subject property and The Pacific Market Center (f/k/a the Seattle Gift Mart) are integral parts of the arts and culture district in Seattle’s Georgetown neighborhood. Many area tenants and businesses provide services to SDC and Pacific Market Center or offer related goods in a freestanding format surrounding these properties. The Pacific Market Center has traditionally catered to the wholesale gift industry and has two floors that are utilized for convention and trade show space as well has as high tech office space.

Boeing Field (a.k.a. King County International Airport) is located along the southeast fringe of the subject neighborhood. Boeing Field is one of the busiest primary non-hub airports in the nation. Boeing Field serves small commercial passenger airlines and cargo carriers, as well as private, corporate, and military aircraft.

A-2-47

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

The Georgetown area is mostly built out with industrial users, low-rise commercial uses, residences and retail. The capacity for new development in the Georgetown area is limited by high land prices and zoning that restricts non-industrial development. As a result, new development generally is the redevelopment of an existing, older property. Located 0.6 miles south of the property is Georgetown Crossroads, the first multi-story warehouse distribution center at a major seaport. Prologis broke ground on the 590,000 SF Georgetown Crossroads in April 2017, which is scheduled for completion by the end of 2018. The three-story project includes loading dock warehouse space on the first two floors served by truck ramps and 180,000 SF of 16 foot clear height space on the third floor marketed for light warehouse/manufacturing, creative office, laboratory, and production uses.

According to a third party market data provider, as of the second quarter of 2018 the Seattle Close-In office market contained 5.6 million SF of office space with an overall vacancy rate of 5.9%. The appraisal concluded per square foot market rents of $23.00 PSF NNN for the showroom and design space and $22.00 PSF NNN for the office space. According to the appraisal, the property’s competitive set consists of the seven properties detailed in the table below.

Office Leasing Competitive Set Summary(1)

Property Name	Year Built / Renovated	NRA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	NNN Rent/SF
G2 & SDC	1973 - 1983 / 2014 - 2018	430,728(2)	Various	N/A	N/A	N/A	N/A
705 Union Station	2001 / N/A	256,454	Sound Transit	78,538	October 2018	5.2	$32.00
1201 Western Building	1910 / 2007	103,379	Confidential	19,241	June 2019	5.0	$25.00
Home Plate Center I&II	2012 / N/A	349,418	Occulus	35,989	December 2017	7.2	$35.00
1411 Fourth Avenue	1928 / N/A	124,339	WeWork	98,483	May 2018	10.5	$28.00
Triton Towers	1980 / N/A	407,107	Genoa	20,138	April 2018	5.4	$18.00
American Life Building	1968 / N/A	48,680	Confidential	3,547	June 2016	7.0	$18.00
Olympic Block	1985 / N/A	70,796	Fierce, Inc.	10,235	April 2018	2.4	$25.00

(1)	Source: Appraisal.

(2)	Based on the July 1, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015(2)	2016(3)	2017(3)	Current(4)
N/A	40.6%	61.8%	82.2%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	2015 occupancy is not available as the property’s repositioning was not yet completed.

(3)	In 2017 approximately 130,967 SF of space was leased including Darigold Inc. (36,876 SF), Archbright (28,960 SF); NETFORTRIS Acquisition Co. Inc. (15,835 SF) and Girl Scouts of Western WA (10,412 SF).

(4)	Based on the July 1, 2018 underwritten rent roll. In 2018 approximately 57,983 SF of space was leased, including R.R. Donnelley & Sons Company (33,469 SF expansion) and Trammell-Gagne LLC (11,552 SF).

A-2-48

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

Top Ten Tenant Summary(1)

Tenant	Type	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Darigold Inc.	Office Space	43,001	10.0%	$19.00	12.1%	10/31/2029(2)
R. R. Donnelley & Sons Company	Office Space	33,469	7.8	$18.87	9.4	10/31/2025(3)
Archbright	Office Space	28,960	6.7	$21.00	9.0	6/30/2027
Andersen Construction NW	Office Space	24,275	5.6	$21.00	7.6	5/31/2027(4)
Open Square	Office Space	23,422	5.4	$18.54	6.4	5/31/2026
NETFORTRIS Acquisition Co. Inc.	Office Space	15,835	3.7	$22.00	5.2	2/28/2023
Jennifer West LLC	Design Center Space	11,662	2.7	$23.00	4.0	11/30/2023
Trammell-Gagne LLC	Design Center Space	11,552	2.7	$23.00	3.9	6/30/2028
Construction Loan Services LLC	Office Space	10,972	2.5	$20.00	3.3	6/30/2028
Girl Scouts of Western WA	Office Space	10,412	2.4	$20.00	3.1	7/31/2029
Total:		213,560	49.6%		63.9%

(1)	Based on the July 1, 2018 underwritten rent roll.

(2)	Darigold Inc. may terminate its lease after May 1, 2025 by giving 12 months’ advance notice.

(3)	R. R. Donnelley & Sons Company may terminate its lease effective October 1, 2023 by giving 12 months’ advance notice.

(4)	Andersen Construction NW may terminate its lease effective July 1, 2024 by giving notice on or after February 1, 2023 through and including June 30, 2023.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	1	7,585	1.8%	$180,000	2.7%	7,585	1.8%	$180,000	2.7%
2018	0	0	0.0	0	0.0	7,585	1.8%	$180,000	2.7%
2019	0	0	0.0	0	0.0	7,585	1.8%	$180,000	2.7%
2020	4	6,617	1.5	127,503	1.9	14,202	3.3%	$307,503	4.6%
2021	4	6,725	1.6	85,969	1.3	20,927	4.9%	$393,472	5.8%
2022	2	11,481	2.7	177,694	2.6	32,408	7.5%	$571,166	8.5%
2023	8	45,746	10.6	975,460	14.5	78,154	18.1%	$1,546,626	22.9%
2024	4	13,384	3.1	251,764	3.7	91,538	21.3%	$1,798,390	26.6%
2025	7	68,832	16.0	1,300,175	19.3	160,370	37.2%	$3,098,564	45.9%
2026	2	27,114	6.3	517,314	7.7	187,484	43.5%	$3,615,878	53.6%
2027	5	73,649	17.1	1,524,560	22.6	261,133	60.6%	$5,140,438	76.2%
2028	3	27,217	6.3	583,689	8.6	288,350	66.9%	$5,724,127	84.8%
2029 & Beyond(3)	4	65,815	15.3	1,025,259	15.2	354,165	82.2%	$6,749,386	100.0%
Vacant	NAP	76,563	17.8	NAP	NAP	430,728	100.0%	NAP	NAP
Total	44	430,728	100.0%	$6,749,386	100.0%

(1)	Based on the underwritten rent roll. UW Rent includes base rent and rent increases occurring through August 31, 2019.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	2029 & Beyond includes an event and gym space that does not have any rent associated.

A-2-49

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

Operating History and Underwritten Net Cash Flow

	2015(1)	2016(1)	2017(2)	TTM(3)	Underwritten(4)	PSF	%(5)
Rents in Place	$2,352,826	$2,402,319	$4,570,210	$5,545,017	$6,749,386	$15.67	57.0%
Rent Steps	0	0	0	0	214,871	$0.50	1.8%
Vacant Income	0	0	0	0	1,517,210	$3.52	12.8%
Gross Potential Rent	$2,352,826	$2,402,319	$4,570,210	$5,545,017	$8,481,467	$19.69	71.7%
Total Reimbursements	937,066	864,905	1,722,232	2,138,280	3,354,133	$7.79	28.3%
Net Rental Income	$3,289,892	$3,267,224	$6,292,442	$7,683,297	$11,835,600	$27.48	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(2,138,909)	($4.97)	(20.6%)
(Concessions)	(130,057)	(306,900)	(1,129,771)	(741,199)	0	$0.00	0.0%
Other Income(6)	112,426	154,880	257,806	455,230	686,674	$1.59	6.6%
Effective Gross Income	$3,272,261	$3,115,204	$5,420,477	$7,397,327	$10,383,366	$24.11	100.0%
Total Expenses	$1,991,983	$2,221,965	$3,041,426	$3,060,453	$3,602,496	$8.36	34.7%
Net Operating Income	$1,280,278	$893,239	$2,379,051	$4,336,875	$6,780,869	$15.74	65.3%
Total TI/LC, Capex/RR	0	0	0	0	593,796	$1.38	5.7%
Net Cash Flow	$1,280,278	$893,239	$2,379,051	$4,336,875	$6,187,073	$14.36	59.6%

(1)	The decrease in NOI from 2015 to 2016 is primarily due to increased rent abatements including the first five months for Workspace Development LLC (dba Open Square); one month for Andersen Construction; three months for West Highland Design LLC; and six months for Leicht NY LLC totaling approximately $273,149.

(2)	2017 includes an additional 130,967 SF of leased space totaling approximately $2.2 million of additional rental income and $857,237 of additional reimbursable income. In 2018 occupancy further increased to 82.2% including $974,807 of additional rental income and $416,048 of additional reimbursable income.

(3)	TTM represents the trailing twelve month period ending July 1, 2018.

(4)	Underwritten Net Cash Flow includes (i) rental income from tenants currently in free rent periods consisting primarily of R.R. Donnelley & Sons Company, Zivelo, Inc., and Conscious Eatery, LLC., totaling $701,863, (ii) 21,317 SF of space executed in leases which commenced later than July 1, 2018 comprising an additional $429,686 of rental income and (iii) rent increases occurring through August 31, 2019.

(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(6)	Underwritten Other income includes $423,840 of parking income as well as storage rental income, rooftop antenna income, and event income.

Property Management. The property is managed by Greenbridge Management Inc., an affiliate of the sponsors, and sub-managed and staffed by Jones Lang LaSalle Americas, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow $2,000,000 for tenant improvements and leasing commissions, $627,391 for unfunded obligations including TI/LCs and free rents, $198,286 for real estate taxes, $70,561 for insurance and $15,845 for immediate repairs.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit $35,894 for ongoing tenant improvements and leasing commissions subject to a cap of $1,200,000.

Replacement Reserves – On a monthly basis, the borrower is required to deposit $7,179 ($0.20 PSF per annum).

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently amounts to $33,048.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently amounts to $7,056.

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Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

Earnout. The borrower deposited $17.0 million at origination in a lender controlled earnout reserve, which will be disbursed to the borrower upon request subject to (i) the property achieving an 8.0% net cash flow debt yield (based on the Whole Loan amount of $91.0 million less the remaining balance of the earnout reserve after giving effect to the requested earnout reserve draw), (ii) no event of default has occurred and is continuing and (iii) no cash sweep period is continuing. The borrower may request disbursements during the first nine years of the loan term but not more than twice in any calendar month and in amounts not less than $2.0 million. Any undisbursed amounts remaining in the earnout reserve on May 6, 2028 must be applied to pay down the debt on such date (which such date is the beginning of the open prepayment period).

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Cash Sweep Event (as defined below), all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower or either property manager or (iii) the debt yield is less than 7.0% for the immediately preceding calendar quarter based on the trailing twelve month period.

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Mortgage Loan No. 3 — Continental Towers

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Mortgage Loan No. 3 — Continental Towers

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Mortgage Loan No. 3 — Continental Towers

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Mortgage Loan No. 3 — Continental Towers

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Mortgage Loan No. 3 — Continental Towers

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Mortgage Loan No. 3 — Continental Towers

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Mortgage Loan No. 3 — Continental Towers

A-2-58

Mortgage Loan No. 3 — Continental Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$59,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$59,500,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	7.7%	Net Rentable Area (SF):	910,717
Loan Purpose:	Acquisition	Location:	Rolling Meadows, IL
Borrower:	CT Acquisitions, LLC	Year Built / Renovated:	1978-1982 / 2013-2018
Sponsor:	Rubenstein Properties Fund III, L.P.	Occupancy:	89.1%
Interest Rate:	4.7500%	Occupancy Date:	7/10/2018
Note Date:	8/9/2018	Number of Tenants:	39
Maturity Date:	9/6/2028	2015 NOI(4):	$1,750,549
Interest-only Period:	120 months	2016 NOI(4):	$5,042,713
Original Term:	120 months	2017 NOI(4):	$10,705,172
Original Amortization:	None	TTM NOI(4)(5):	$9,954,385
Amortization Type:	Interest Only	UW Economic Occupancy:	87.0%
Call Protection(2):	L(26), Def(87), O(7)	UW Revenues(4):	$22,170,532
Lockbox(3):	Hard	UW Expenses:	$11,116,359
Additional Debt(1):	Yes	UW NOI(4):	$11,054,174
Additional Debt Balance(1):	$25,000,000	UW NCF:	$9,505,955
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$121,700,000 / $134
Additional Future Debt Permitted:	Yes	Appraisal Date:	7/15/2018

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$93
Taxes:	$914,318	$304,773	N/A	Maturity Date Loan / SF:	$93
Insurance:	$111,862	Springing	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	$15,179	N/A	Maturity Date LTV:	69.4%
TI/LC:	$0	$113,840	N/A	UW NOI / UW NCF DSCR:	2.72x / 2.34x
Tenant Allowance:	$1,070,187	$0	N/A	UW NOI / UW NCF Debt Yield:	13.1% / 11.2%
Rent Concession:	$938,407	$0	N/A
Capital Expenditure(7):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$84,500,000	61.2%	Purchase Price:	$121,500,000	88.0%
Sponsor Equity:	53,619,184	38.8	Capital Expenditure Guarantee(7):	12,000,000	8.7
			Upfront Reserves:	3,034,774	2.2
			Closing Costs:	1,584,410	1.1
Total Sources:	$138,119,184	100.0%	Total Uses:	$138,119,184	100.0%

(1)	The Continental Towers loan is part of a larger split whole loan evidenced by three pari passu notes with an aggregate Cut-off Date balance of $84.5 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	At any time after the earlier to occur of (i) August 9, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized, the borrower has the right to defease the Whole Loan.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

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Mortgage Loan No. 3 — Continental Towers

(4)	The increase in NOI from 2015 to Underwritten is the result of new leasing activity that increased occupancy from approximately 60% in 2013 to the current occupancy of 89.1%. The new leasing activity was, in part, driven by an approximately $65.0 million investment for major renovations, capital improvements, a new multi-story parking structure, and tenanting costs by the seller following their acquisition of the property in 2013.

(5)	Represents trailing twelve months ending May 31, 2018.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The sponsor has guaranteed to spend $12.0 million of capital expenditures by April 6, 2022. If not spent by April 6, 2022, any unexpended portion of the $12.0 million must be either (i) deposited in a lender controlled capital expenditure reserve account or (ii) funded through an excess cash flow sweep until such time as the obligations are satisfied. Funding of the reserve and completion of the capital improvements is guaranteed by Rubenstein Properties Fund III, L.P.

The Loan. The Continental Towers Whole Loan is an $84.5 million first mortgage loan secured by the fee interest in a 910,717 SF, 3-tower, Class A office complex located in Rolling Meadows, Illinois. The loan has a 10-year term and is interest-only for the entire term of the loan.

The Whole Loan is evidenced by three pari passu notes. The controlling Note A-1 and non-controlling Note A-3 are being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2018-C14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1, A-3	$59,500,000	$59,500,000	CSAIL 2018-C14	Y	Y
Note A-2 (1)	25,000,000	25,000,000	Column	N	N
Total	$84,500,000	$84,500,000

(1)	Note is expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the loan is CT Acquisitions, LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors. The borrowing entity is owned 99% by Rubenstein Properties Fund III, L.P. and 1% by GlenStar Partners II, LLC.

The Sponsor. The sponsor and nonrecourse carve-out guarantor of the Whole Loan is Rubenstein Properties Fund III, L.P (“Rubenstein”). The sponsor is a subsidiary of Rubenstein Partners, L.P. which is a real estate investment firm specializing in value-added office properties that are experiencing significant vacancies. Rubenstein invests in assets located in central business districts and their proximate suburban markets. Rubenstein Partners, L.P. was founded in September 2005 and is based in Philadelphia, Pennsylvania. Rubenstein has ownership interest in a portfolio of eight office buildings valued over $884.7 million.

The Property. The property is a Class A, 3-tower, 12-story, 910,717 SF, LEED Silver certified office complex located in Rolling Meadows, Illinois. The property was constructed from 1978 to 1982 and most recently renovated in 2018. The property consists of 895,178 SF of office space and 15,539 SF of retail space.

The sponsor acquired the property for $121.5 million ($133.41 PSF) from a venture between Walton Street Capital and GlenStar Properties, which invested $65.0 million from 2013 to 2018 for renovations and upgrades. The previous owner’s $65.0 million investment included a full redesign of the property’s exterior and traffic flow ($17.4 million), the addition of a 734-stall parking garage ($8.0 million), renovation of the 22,535 SF fitness center ($3.5 million), renovation of the common corridors, restrooms and lobbies ($0.8 million) and approximately $35.0 million of leasing costs. The previous owner’s repositioning increased occupancy to 89.1%.

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Mortgage Loan No. 3 — Continental Towers

Additionally, the sponsor plans to invest an additional $20.9 million through 3Q 2023 to complete building interior and structure improvements ($7.8 million), mechanical, electrical, plumbing, life safety and security provisions ($6.1 million), parking and site updates ($5.2 million), in addition to other miscellaneous and soft costs ($1.8 million), which will bring the total investment (sponsor and previous owner) to more than $85.9 million ($94.27 PSF) in the property since 2013. Rubenstein guaranteed to spend $12.0 million on capital expenditures by April 6, 2022. If such capital expenditures are not expended by April 6, 2022, any unexpended portion of the $12.0 million must be either (i) deposited in a lender controlled capital expenditure reserve account or (ii) funded through an excess cash flow sweep until such time as the obligations are satisfied. Funding of the reserve and completion of the capital improvements is guaranteed by Rubenstein.

The property has an extensive amenity package, which includes a fully updated 22,535 SF fitness facility with basketball and squash courts. In addition to food and retail service amenities, the property has an overall 4.0 per 1,000 SF parking ratio (including 99 below-grade executive stalls and a newly constructed 734-stall parking garage). There is an 11,222 SF divisible conference facility, as well as a dry cleaner, sundry shop, florist and 6,610 SF Foodbarz Deli. The property also includes enclosed walkways connecting to the garage and common area.

As of July 10, 2018, the property was 89.1% leased by 39 tenants with a 5.2 year weighted average remaining lease term. Five tenants representing 40.3% of NRA and 46.0% of base rent are investment grade rated. The largest tenant at the property, Verizon Wireless, leases 159,824 SF (17.5% of NRA) through April 2028 with two, five- or seven-year extension options remaining. Verizon Wireless is an integrated telecommunications company that provides wire line voice and data services, wireless services, Internet services, and published directory information. Verizon Wireless, rated Baa1/BBB+/A- by Moody’s, S&P and Fitch, respectively, has been at the property since May 2015 with prominent signage on the center building. Verizon Wireless relocated approximately 900 employees to the property from its Elgin, Illinois location and expanded its space by 34,824 SF in October 2015. The second largest tenant at the property, Komatsu America Corp., leases 105,437 SF (11.6% of NRA). In April 2018 Komatsu America Corp. provided three years advance notice that it will not renew its lease beyond the July 2021 expiration. Komatsu America Corp. is in occupancy and is scheduled to move in 2020. The sponsor has begun marketing the space for lease. The third largest tenant at the property, Ceannate Corp., leases 74,340 SF (8.2% of NRA) through September 2024 with one, five-year extension option remaining. Ceannate Corp. provides business process outsourcing services including student debt collection for colleges and universities as well as public and private lenders. The property has served as Ceannate Corp.’s headquarters since 2014. The fourth largest tenant at the property, Advocate Health Partners, leases 70,972 SF (7.8% of NRA) through December 2025 with one, five-year extension option remaining. Advocate Health Partners does business as Advocate Physician Partners. It is comprised of approximately 5,000 physicians providing primary physician care in collaboration with Advocate Aurora Health, the tenth largest not-for-profit integrated health system in the United States. Advocate Physician Partners has been a tenant at the property since 2012.

The property has frontage and visibility along I-90, with excellent signage for primary tenants, in Rolling Meadows, Illinois, approximately 25.8 miles northwest of the Chicago central business district. Primary access to the location is provided by Northwest Tollway, I-90, and Route 53 (I-355), all of which are major arterial exchanges in the Chicago northwest suburbs. Additionally the property is situated 9.8 miles west from O’Hare International Airport.

The Market. The property is located in along I-90 in Rolling Meadows, Illinois, 25.8 miles northwest of the Chicago central business district. Within the Chicago metropolitan statistical area, the property is located in the Northwest Suburbs office submarket. The Northwest Suburbs submarket consists of approximately 27 million SF of office space (25% of the entire suburban market) spread across 20 square miles and is home to a wide variety of world-renowned corporations and retailers such as Zurich North America, Verizon Wireless, Motorola, IBM, AT&T, Comcast, A. C. Nielsen, and Arthur J. Gallagher are all located in the area.

The median household and average incomes within a five-mile radius of the property are estimated at $74,534 and $97,917, respectively. The population grew 0.2% annually from 2010-2017, and is forecast to increase 0.2% per year through 2022. The household growth rate through 2022 is projected to be 0.2% annually. Approximately 44.4% of the population represents 25+ age group college graduates.

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Mortgage Loan No. 3 — Continental Towers

In addition to the investment in and renovation of the property, the city has seen a surge in office market activity including Arthur J. Gallagher & Co., the nation’s fourth largest commercial insurance broker, which has commenced a purchase, full renovation, and move-in of 2850 Golf Road (1.3 miles from the property) that brought 1,770 new employees to the market. Additionally, Weichai America moved its North American headquarters to a 166,722 SF building at 3100 Golf Road.

The property also benefits from the nearby Woodfield Mall, the largest mall in Illinois (2.6 miles from the property) and Schaumburg Convention Center (3.2 miles from the property). Simon Property Group purchased a 50% interest in the Mall in 2013 and reportedly spent $14 million on renovations. The Schaumburg Convention Center has a 97,200 SF exhibit hall, a 27,502 SF foot ballroom, 148,624 SF of meeting space, a new 474-room Marriott Renaissance Hotel, and a new 2,400-seat performing arts theater.

Additionally, the Illinois Tollway recently finished a $2.5 billion rebuilding and widening of the Jane Addams Memorial Tollway (I-90) as part of the 15-year, $14 billion capital program, Move Illinois: The Illinois Tollway Driving the Future. Completed in 2017, I-90 is now a 21st century, state-of-the-art corridor. The property is located on the portion of the Illinois Tollway linking Rockford to O’Hare International Airport. The work also included the launch of the new I-90 SmartRoad, incorporating active traffic management on a portion of the roadway in order to make I-90 safer and more efficient for the benefit of Tollway customers.

According to a third party market data provider for 2Q 2018, the broad Northwest office submarket has approximately 26.8 million SF in 234 buildings, which is 11.5% of the total Chicago metro market. Class A space totals just over 12.0 million SF or 44.8% of the submarket. Direct vacancy was 20.7% for Class A space. The average asking rent was $26.92 PSF for Class A space. A third party market data provider noted in their Chicago Suburban office 2Q 2018 report that tenants are continuing to prefer high-quality space with Class A properties accounting for nearly half of all leasing activity in 2018.

The appraisal concluded per square foot market rents of $15.75 PSF gross for the office space. According to the appraisal, the property’s competitive set consists of the eight properties detailed in the table below with an average occupancy of 87.3%, and to which, the property was judged to be more comparable than to properties in the overall Northwest Suburban Class A office market.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Rent PSF	Basis	Est. Occ.	Proximity (miles)
Continental Towers	1978-1982 / 2013-2018	910,717(2)	$15.24	Gross	89.1%(2)	N/A
Centennial Center	1980 / N/A	266,884	$11.50	NNN	96%	1.9
One Century Centre	1985 / N/A	212,212	$20.00	Gross	94%	2.1
1600 Corporate Center	1986 / N/A	255,440	$24.00	Modified Gross	90%	0.4
Atrium Corporate Center	1980 / N/A	483,000	$25.00	Modified Gross	100%	1.5
Schaumburg Corporate Center I-III	1980 / N/A	965,986	$14.50	NNN	88%	2.8
Woodfield Corporate Center	1986 / 1993	671,356	$14.50	NNN	81%	3.0
Woodfield Preserve	2001 / N/A	610,462	$16.50	NNN	82%	3.5
One Pierce Place	1984 / N/A	525,422	$14.00	NNN	80%	6.0

(1)	Source: Appraisal.

(2)	Based on the July 10, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
91.4%	92.9%	91.7%	89.1%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the July 10, 2018 underwritten rent roll.

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Mortgage Loan No. 3 — Continental Towers

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Verizon Wireless	Baa1 / BBB+ / A-	159,824	17.5%	$16.25	21.0%	4/30/2028(3)
Komatsu America Corp.	A2 / A / NR	105,437	11.6	$15.93	13.6	7/31/2021(4)
Ceannate Corp.	NR / NR / NR	74,340	8.2	$24.00	14.4	9/30/2024(5)
Advocate Health Partners(6)	NR / NR / NR	70,972	7.8	$14.42	8.3	12/31/2025
Panasonic Corporation of North America	A3 / A- / BBB	53,231	5.8	$14.50	6.2	5/31/2020 & 12/13/2022
Rational Cooking Systems, Inc.	NR / NR / NR	26,492	2.9	$14.80	3.2	7/31/2021(7)
Lincoln National Life Insurance Company	Baa1 / A- / BBB+	24,141	2.7	$13.00	2.5	3/25/2020
Fifth Third Holdings, LLC	Baa1 / BBB+ / A-	23,936	2.6	$13.50	2.6	3/31/2022
Associated Agencies, Inc.	NR / NR / NR	23,682	2.6	$16.50	3.2	9/30/2027
Icon Identity Solutions, Inc.	NR / NR / NR	23,608	2.6	$15.50	3.0	11/30/2028
Total:		585,663	64.3%		78.0%

(1)	Based on the underwritten rent roll, including rent increases occurring through August 31, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Verizon Wireless can terminate its lease effective April 30, 2026 with 15 months prior written notice and payment of a termination fee of $2.4 million or $15.02 PSF.

(4)	In April 2018 Komatsu America Corp. provided three years advance notice that it will not renew its space beyond the July 2021 expiration. Komatsu America Corp. is in occupancy and is scheduled to move in 2020.

(5)	Ceannate Corp. can terminate its lease effective September 30, 2020 with 12 months’ prior written notice and payment of a termination fee of $2.4 million or $32.28 PSF.

(6)	Advocate Health Partners d.b.a. Advocate Physician Partners (“APP”) is comprised of approximately 5,000 physicians providing clinical care through Advocate Aurora Health (“AAH”). The financial results of APP are included in the consolidated financial statements of AAH. In 2018 AAH issued $1.2 billion bonds that were rated (Aa3 / AA / AA) respectively by Moody’s, S&P, and Fitch.

(7)	Rational Cooking Systems, Inc. can terminate its lease upon the tenant electing to expand its premises (up to 18,384 SF) and the borrower failing to deliver the space in the agreed time or upon the borrower constructing a new building at the complex that would block the view of the retention pond and the borrower failing to deliver alternate space to the tenant upon tenant’s request. In 2016 the four-level parking garage was partially constructed over the retention pond. In October 2018 Rational Cooking Systems, Inc. leased an additional 5,384 SF through July 2021.

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Mortgage Loan No. 3 — Continental Towers

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	2,779	0.3	39,601	0.3	2,779	0.3%	$39,601	0.3%
2019	5	14,595	1.6	221,716	1.8	17,374	1.9%	$261,317	2.1%
2020	10	66,429	7.3	915,369	7.4	83,803	9.2%	$1,176,686	9.5%
2021	5	138,578	15.2	2,172,731	17.6	222,381	24.4%	$3,349,417	27.1%
2022	3	74,831	8.2	1,064,757	8.6	297,212	32.6%	$4,414,174	35.7%
2023	4	27,269	3.0	417,402	3.4	324,481	35.6%	$4,831,576	39.1%
2024	3	107,546	11.8	2,285,555	18.5	432,027	47.4%	$7,117,131	57.6%
2025	6	124,698	13.7	1,847,419	14.9	556,725	61.1%	$8,964,549	72.5%
2026	0	0	0.0	0	0.0	556,725	61.1%	$8,964,549	72.5%
2027	1	23,682	2.6	390,753	3.2	580,407	63.7%	$9,355,302	75.7%
2028	3	186,904	20.5	3,009,936	24.3	767,311	84.3%	$12,365,238	100.0%
2029 & Beyond	0	0	0.0	0	0.0	767,311	84.3%	$12,365,238	100.0%
Management	NAP	43,811	4.8	NAP	NAP	811,122	89.1%	NAP	NAP
Vacant	NAP	99,595	10.9	NAP	NAP	910,717	100.0%	NAP	NAP
Total	41	910,717	100.0%	$12,365,238	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through August 31, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow

	2015(1)	2016(1)	2017(1)	TTM(1)(2)	Underwritten(1)(3)	PSF	%(4)
Rents in Place	$8,401,656	$11,323,241	$12,575,017	$12,771,878	$12,365,238	$13.58	49.8%
Rent Steps / Straight Line	0	0	0	0	804,136	$0.88	3.2%
Vacant Income	0	0	0	0	1,533,770	$1.68	6.2%
Telecom / Overage Income	0	0	0	0	162,122	$0.18	0.7%
Gross Potential Rent	$8,401,656	$11,323,241	$12,575,017	$12,771,878	$14,865,266	$16.32	59.8%
Total Reimbursements	4,407,884	6,660,247	8,972,905	8,434,784	9,978,161	$10.96	40.2%
Net Rental Income	$12,809,540	$17,983,488	$21,547,922	$21,206,661	$24,843,427	$27.28	100.0%
(Vacancy/Collection Loss)	(2,112,263)	(2,562,256)	(229,168)	(315,039)	(3,229,646)	($3.55)	(14.6%)
Other Income	511,446	421,077	554,255	519,572	556,751	$0.61	2.5%
Effective Gross Income	$11,208,724	$15,842,309	$21,873,009	$21,411,194	$22,170,531	$24.34	100.0%
Total Expenses	$9,458,175	$10,799,596	$11,167,837	$11,456,809	$11,116,359	$12.21	50.1%
Net Operating Income	$1,750,549	$5,042,713	$10,705,172	$9,954,385	$11,054,174	$12.14	49.9%
Total TI/LC, Capex/RR	0	0	0	0	1,548,219	$1.70	7.0%
Net Cash Flow	$1,750,549	$5,042,713	$10,705,172	$9,954,385	$9,505,955	$10.44	42.9%

(1)	The increase in NOI from 2015 to Underwritten is the result of new leasing activity that resulted in an increase in the occupancy rate from approximately 55% in 2013 to the current occupancy of 89.1%. The new leasing activity was, in part, driven by an approximately $65.0 million investment for major renovations, capital improvements, a new multi-story parking structure, and tenanting costs by the seller following their acquisition of the subject in 2013.

(2)	TTM represents the trailing twelve month period ending May 31, 2018.

(3)	Includes Base Rent and Rent Increases occurring through August 31, 2019.

(4)	% represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-2-64

Mortgage Loan No. 3 — Continental Towers

Property Management. The property is managed by RPO Property Management, LLC, an affiliate of the sponsors. GlenStar Asset Management, LLC (“GlenStar”), will be documented as a sub-manager. GlenStar will be handling most of the day to day on site property management and RPO Property Management, LLC will be handling the accounting and back office management functions. GlenStar acquired the property (along with WSC-GSP CT Holdings VII, L.L.C.) in 2013 and subsequently increased occupancy from approximately 60% to the current 89.1% over a 5-year period. GlenStar will stay on as part of the property management operations.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,070,187 for outstanding tenant improvements and leasing commissions, $938,407 for rent concessions associated with six tenants, $914,318 for real estate taxes and $111,862 for insurance.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit $113,840 ($1.50 PSF per annum) for ongoing tenant improvements and leasing commissions.

Replacement Reserves – On a monthly basis, the borrower is required to deposit an amount equal to $15,179 ($0.20 PSF per annum).

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals to $304,773.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The requirement to escrow for insurance premiums is waived so long as (i) no event of default is continuing and (ii) the borrower provided evidence that the property is insured pursuant to a blanket insurance policy and that all premiums have been paid thereunder.

Capital Expenditure – During the continuance of a Capital Expenditure Trigger Event (as defined below), any unexpended portion of the $12.0 million must be either (i) deposited in a capital expenditure reserve account or (ii) funded into the account through excess cash flow as a Cash Sweep Event (as defined below) until such time as the obligations are satisfied.

Capital Guaranty. The borrower is obligated to fund not less than $12.0 million in capital improvements by April 6, 2022. To the extent that borrower fails to satisfy such obligation by April 6, 2022 (“Capital Expenditure Trigger Event”), any unexpended amount must be either (i) deposited in the capital expenditure reserve fund or (ii) funded through excess cash as a Cash Sweep Event until such time as the obligations are satisfied. The funding of the reserve upon the occurrence of a Capital Expenditure Trigger Event and completion of the required capital improvements is guaranteed by Rubenstein.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Cash Sweep Event, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower, Rubenstein or property manager, (iii) the debt yield is less than 9.0% for the immediately preceding calendar quarter based on the trailing twelve month period, (iv) (a) the Verizon Wireless lease is terminated or notice is received of intent to terminate, (b) Verizon Wireless has not exercised its option or waived its right to extend the term its lease by April 30, 2027, and/or (c) Verizon Wireless vacates or ceases operation in more than 50% of their premises (unless Verizon Wireless continues paying full rent and maintains an S&P credit rating of BBB+ or better); provided that no Cash Sweep Event shall be deemed to have occurred so long as the debt yield (excluding rent paid or payable under the Verizon Wireless lease) is greater than 11.5%; (v) and any period during which a Capital Expenditure Trigger Event has occurred and is continuing.

A-2-65

Mortgage Loan No. 4 — The Greystone

A-2-66

Mortgage Loan No. 4 — The Greystone

A-2-67

Mortgage Loan No. 4 — The Greystone

A-2-68

Mortgage Loan No. 4 — The Greystone

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$42,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$42,000,000	Property Type - Subtype:	Multifamily - High Rise
% of Pool by IPB:	5.5%	Net Rentable Area (Units):	363
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Broadway Greystone LLC	Year Built / Renovated:	1923 / 2007, 2013
Sponsor:	Mendel Mendlowits	Occupancy:	97.5%
Interest Rate:	4.23023077%	Occupancy Date:	7/31/2018
Note Date:	7/30/2018	Number of Tenants:	NAP
Maturity Date:	8/5/2028	2015 NOI:	$5,764,487
Interest-only Period:	120 months	2016 NOI:	$6,504,860
Original Term:	120 months	2017 NOI:	$6,838,092
Original Amortization:	None	TTM NOI(4):	$6,950,019
Amortization Type:	Interest Only	UW Economic Occupancy:	96.0%
Call Protection(2):	L(27), Def(89), O(4)	UW Revenues:	$12,032,425
Lockbox(3):	Hard	UW Expenses:	$5,109,401
Additional Debt(1):	Yes	UW NOI:	$6,923,023
Additional Debt Balance(1):	$76,000,000	UW NCF:	$6,850,423
Additional Debt Type(1):	Pari Passu; Subordinate; Mezzanine	Appraised Value / Per Unit:	$195,000,000 / $537,190
Additional Future Debt Permitted:	No	Appraisal Date:	7/6/2018

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$143,251
Taxes:	$505,487	$252,421	N/A	Maturity Date Loan / Unit:	$143,251
Insurance:	$35,839	$13,041	N/A	Cut-off Date LTV:	26.7%
Replacement Reserves:	$0	$6,050	N/A	Maturity Date LTV:	26.7%
Engineering Reserve:	$1,375	$0	N/A	UW NOI / UW NCF DSCR:	3.10x / 3.07x
				UW NOI / UW NCF Debt Yield:	13.3% / 13.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan A Notes:	$52,000,000	44.1%	Payoff Existing Debt:	$114,721,448	97.2%
Mortgage Loan B Note:	43,000,000	36.4	Return of Equity:	1,410,302	1.2
Mezzanine Loan:	23,000,000	19.5	Closing Costs:	1,325,549	1.1
			Upfront Reserves:	542,701	0.5
Total Sources:	$118,000,000	100.0%	Total Uses:	$118,000,000	100.0%

(1)	The Greystone loan is part of a larger split whole loan evidenced by two senior pari passu notes (collectively, the “A Notes”), with an aggregate outstanding principal balance as of the Cut-Off Date of $52.0 million and one subordinate note (the “B Note”, together with the A Notes, the “Whole Loan”), with a Cut-Off Date balance of $43.0 million. The Whole Loan is accompanied by one mezzanine loan, with a Cut-off Date balance of $23.0 million (the “Mezzanine Loan”). The financial information presented in the chart above and herein reflects the balance of the A Notes, but not the B Note, or the Mezzanine Loan.
(2)	Following the lockout period, the Whole Loan can be defeased at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 30, 2021.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	Represents the trailing twelve months ending July 31, 2018.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-2-69

Mortgage Loan No. 4 — The Greystone

The Loan. The Greystone Whole Loan is a first mortgage loan secured by the borrower’s fee simple interest in a 14-story, 363-unit multifamily rental tower located at 212 West 91st Street in New York, New York. The Whole Loan has a 10-year term and is interest-only for the entire term of the loan. The Whole Loan is comprised of two pari passu senior promissory notes with an aggregate Cut-off Date balance of $52.0 million and one subordinate note with a Cut-off Date balance of $43.0 million.

Note A-1 is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. Under The Greystone co-lender agreement and the CSAIL 2018-C14 pooling and servicing agreement, the directing holder will be (i) until the outstanding principal balance of the B Note (taking into account any appraisal reduction amounts or realized losses allocated to the B Note) is less than 25% of (a) the initial principal balance of the B Note less (b) any principal payment allocated to and received by the holder of such companion loan (the “The Greystone B Note Control Termination Event”), the holder of the B Note and (ii) during the continuance of a The Greystone B Note Control Termination Event, the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2018-C14 pooling and servicing agreement, the CSAIL 2018-C14 directing certificateholder on its behalf) as holder of the Note. For more information see “Description of the Mortgage Pool — The Whole Loans — The Serviced AB Whole Loan — The Greystone Whole Loan” in the Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$42,000,000	$42,000,000	CSAIL 2018-C14	Y	N
Note A-2(1)	10,000,000	10,000,000	Natixis	N	N
Note B	43,000,000	43,000,000	Unaffiliated Third Party Investor	N	Y
Total	$95,000,000	$95,000,000

(1)	Note is expected to be contributed to one or more future securitizations.

Total Debt Capital Structure

(1)	Based on an as-is appraised value of $195.0 million as of July 6, 2018.

(2)	Based on the UW NOI of $6,923,023.

(3)	Based on the UW NCF of $6,850,423 and coupon of 4.23023077% on the A Notes, 4.7360% on the B Note and 6.1360% on the Mezzanine Loan.

(4)	Implied Equity is based on the as-is appraised value of $195.0 million, less total debt of $118.0 million.

A-2-70

Mortgage Loan No. 4 — The Greystone

The Borrower. The borrowing entity for the loan is Broadway Greystone LLC, a Delaware limited liability company structured to be a bankruptcy remote special purpose entity with two independent directors.

The Sponsor. The nonrecourse carve-out guarantor of the Whole Loan is Mendel Mendlowits. Mendel Mendlowits is a principal of Acuity Capital Partners (“Acuity Capital”). Acuity Capital is a real estate investment and asset management platform, branded in 2012. Acuity Capital is the umbrella organization for the Mendlowits Family Office, owner of Adorama Camera, the second largest retailer of photography equipment in the United States. The Mendlowits Family Office has been investing in real estate for more than 30 years with a focus on New York City. The Mendlowits Family Office’s portfolio consists of approximately 2,000 rental apartments, 65 retail units and property held for future development or repositioning. See also “Description of the Mortgage Pool — Litigation and Other Considerations” in the Prospectus.

The Property. The property is a 14-story, 363-unit high-rise multifamily rental building situated on the southeast corner of West 91st Street and Broadway in the Upper West Side of Manhattan, New York, New York. The property was built in 1923 and renovated in 2007 and 2013. The property features 363 units, including 255 studio units, 92 one-bedroom units, 11 two-bedroom units, three three-bedroom units and two four-bedroom units, comprising 157,365 SF of net rental area (“NRA”). The units range in size from 284 SF to 2,091 SF with an average size of 434 SF. Overall, the property’s residential units include 308 market rent units (84.8% of residential units, 85.0% of residential NRA) totaling 133,790 SF, or 434 SF per unit, and 55 rent stabilized units (15.2% of residential units, 15.0% of residential NRA) totaling 23,575 SF, or 429 SF per unit. There are two units totaling 951 SF (which are included under the market rent units described above) designated for the leasing office and for the on-site superintendent.

The property operated as a hotel from 1923 to 2009 when it was converted into a luxury residential property. The property underwent extensive renovations in 2007 and 2013. Beginning in 2007, the lobby, building hallways and common areas, elevators and mechanicals, and 220 recaptured rent regulated units were renovated for approximately $30.0 million to bring the property to a luxury rental apartment building standard. The sponsor purchased the property in December 2013 for $139.05 million and has invested approximately $4.7 million to renovate 40 units, the fitness center and the resident lounge.

Property amenities include a 24/7 doorman, an outdoor rooftop with grills, seating and roof-scaping, a bike room, a personal tenant garden area, a fitness center, a lounge with pool table, yoga classes, valet dry cleaning services, dog walking services, Wi-Fi access throughout the building, and weekly continental breakfast in the clubroom. The renovated market-rate apartment units contain hardwood oak flooring, glass pendant lighting in foyers, custom finishes, and individual heating and air conditioning units.

The property is equidistant from Riverside Park and Central Park, 25 blocks south of Columbia University and is 11 blocks northwest of the Museum of Natural History. It is in proximity to local schools and other city attractions and has access to public transportation. It is located five blocks north of the 86th Street station, five blocks south of the 96th Street station of the No. 1 subway line and is in walking distance to transit bus lines.

In addition to the residential units, the building contains a 16,935 SF commercial component that is master leased to a third party until 3006 with no current or future base rent. The retail tenant is solely responsible for its pro rata share of real estate taxes and water and sewer expenses and has the right to purchase the commercial component for $1.00 in the event the borrower converts the property to a condominium. The retail subtenants include Carmine’s Italian Restaurant and Big Daddy’s restaurant.

A-2-71

Mortgage Loan No. 4 — The Greystone

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Monthly Rental Rate Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Monthly Rental Rate Per Free Market Unit(2)	Appraisal Monthly Market Rental Rate Per Unit
Studio	255	70.2%	96.9%	328	34	100.0%	$704	221	96.4%	$2,615	$3,125
1 Bedroom	92	25.3%	98.9%	617	21	100.0%	$934	71	98.6%	$3,676	$4,199
2 Bedroom	11	3.0%	100.0%	944	0	NAP	NAP	11	100.0%	$5,289	$6,446
3 Bedroom	3	0.8%	100.0%	914	0	NAP	NAP	3	100.0%	$6,793	$9,492
4 Bedroom	2	0.6%	100.0%	1,949	0	NAP	NAP	2	100.0%	$13,042	$16,334
Total/Wtd. Avg.	363	100.0%	97.5%	434	55	100.0%	$792	308	97.1%	$3,073	$3,623

(1)	Based on the underwritten rent roll dated July 31, 2018.

(2)	Monthly Rental Rate Per Free Market Unit is calculated based on occupied free market units only and excluding leasing office and superintendent unit.

The Market. The property is located in the Upper West Side of Manhattan, New York. Bordered by Central Park and the Hudson River and stretching from 59th to 110th Streets, the Upper West Side neighborhood offers pre-war cooperative and condominium buildings, brownstones and recently constructed luxury high-rise condominium and rental apartment buildings. The Upper West Side is home to numerous cultural attractions including the American Museum of Natural History and Rose Center for Earth and Space, the New York Historical Society, the Children’s Museum of Manhattan and Lincoln Center for the Performing Arts. Columbus and Broadway Avenues within the neighborhood are the primary retail corridors offering upscale stores, restaurants and bars.

The location of the property provides access throughout Manhattan and beyond, with residents traveling by way of subway, bus, car and bike. In the property’s vicinity, subway service is available for the 1, 2, 3, A, B and C trains. Crosstown buses run along 66th, 79th-81st, 86th, 96th and 110th Streets. Uptown bus service is available along Central Park West, Amsterdam Avenue, Broadway and Riverside Drive, and downtown buses run along Central Park West, Columbus Avenue, Broadway and Riverside Drive.

According to a third party market research report, the estimated 2018 population and average household income within a one-, three-, and five-mile radius of the property is 169,126, 1,191,325, and 2,600,244, respectively, and $165,604, $136,173, and $120,808, respectively.

According to a third party market research report, the property is located within the Upper West Side submarket that comprises 17,090 units with a reported 1Q 2018 vacancy rate of 4.9%, which was unchanged from the prior quarter. The 5-year average vacancy is reported at 3.8%. With new construction planned the Upper West Side submarket vacancy rate is expected to increase slightly to 5.4% over the next five years, which is lower than the overall New York metropolitan vacancy of 6.2%. The average asking rent is $5,006 per unit per month, while the effective rent was reported at $4,784 per unit per month for the 1Q 2018 period.

Competitive Set Summary(1)

Unit Type	Minimum Monthly Rent	Average Monthly Rent	Maximum Monthly Rent
Studio	$2,693	$3,125	$3,325
One-bedroom	$3,410	$4,199	$5,192
Two-bedroom	$4,730	$6,446	$8,587
Three-bedroom	$5,400	$9,492	$12,613
Four-bedroom	$6,500	$16,334	$28,500

(1)	Source: Appraisal.

A-2-72

Mortgage Loan No. 4 — The Greystone

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
97.2%	96.4%	97.1%	97.5%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the July 31, 2018 underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Unit(2)	%(3)
Rents in Place	$9,716,440	$10,354,020	$10,717,290	$11,058,915	$11,475,581	$31,613	97.4%
Vacant Income	0	0	0	0	311,315	$858	2.6%
Gross Potential Rent	$9,716,440	$10,354,020	$10,717,290	$11,058,915	$11,786,896	$32,471	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.0%
Net Rental Income	$9,716,440	$10,354,020	$10,717,290	$11,058,915	$11,786,896	$32,471	100.0%
(Vacancy/Concessions)	(44,310)	(86,571)	(64,550)	(102,100)	(501,351)	($1,381)	(4.2%)
Other Income	550,188	665,846	801,460	744,281	746,879	$2,058	6.2%
Effective Gross Income	$10,222,318	$10,933,295	$11,454,200	$11,701,096	$12,032,425	$33,147	100.0%
Total Expenses	$4,457,831	$4,428,435	$4,616,108	$4,751,077	$5,109,401	$14,075	42.5%
Net Operating Income	$5,764,487	$6,504,860	$6,838,092	$6,950,019	$6,923,023	$19,072	57.5%
Total TI/LC, Capex/RR	0	0	0	0	72,600	$200	0.6%
Net Cash Flow	$5,764,487	$6,504,860	$6,838,092	$6,950,019	$6,850,423	$18,872	56.9%

(1)	TTM represents the trailing twelve-month period ending July 31, 2018.

(2)	Per Unit values are based on 363 units.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for remainder of the fields.

Property Management. The property is managed by Bridgeline Property Management LLC, an affiliate of the borrower and a New York limited liability company.

Escrows and Reserves. At origination, the borrower deposited into escrow $505,487 for real estate taxes, $35,839 for annual insurance premiums and $1,375 for engineering reserve.

Tax Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $252,421.

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $13,041.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,050 for replacement reserves.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to deliver a tenant direction letter to each and every tenant under a commercial lease. Without in any way limiting the foregoing, all rents received by borrower or manager are required to be deposited into the clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a weekly basis into the deposit account and applied and disbursed in accordance with the Whole Loan agreement. Following the commencement of a Cash Trap Period, as defined below, all amounts remaining are required to be held in a cash collateral reserve subaccount as additional security for the debt and the borrower will have no right to receive any disbursements therefrom. Notwithstanding the foregoing, upon the termination of any Cash Trap Period, no further deposits are required to be made into the cash collateral reserve subaccount and, provided that no event of default has occurred and is continuing, all amounts then on deposit in the cash collateral reserve subaccount will be paid to the borrower.

A-2-73

Mortgage Loan No. 4 — The Greystone

A “Cash Trap Period” will commence upon: (i) an event of default under the Whole Loan or the Mezzanine Loan or (ii) the failure by the borrower, as of the end of a calendar quarter, to maintain the DSCR (in the aggregate taking into account both the Whole Loan and the Mezzanine Loan) based on the trailing twelve-month period of at least 1.05x; and will end provided that (1) The Whole Loan and all other obligations under the Whole Loan documents have been repaid in full or defeased; (3) in the case of subclause (ii) above only, for six consecutive months since the commencement of the existing Cash Trap Period (A) no event of default under the Whole Loan has occurred, (B) no event that would trigger another Cash Trap Period has occurred, and (C) the DSCR (in the aggregate taking into account both the Whole Loan and the Mezzanine Loan) is at least equal to 1.10x, or (4) in the case of a Cash Trap Period triggered by an event of default under the Mezzanine Loan, receipt by lender of the Mezzanine Loan default revocation notice.

Additional Debt. In addition to the A Notes, the property is also security for the B Note, with a Cut-off Date balance of $43,000,000. The B Note accrues interest at a rate of 4.7360% and is entitled to payments of interest on a subordinate basis to the A Notes. There is also a Mezzanine Loan, which is secured by the equity in the borrower, has a Cut-off Date principal balance of $23,000,000 and accrues interest at a rate of 6.1360% per annum. The Mezzanine Loan is coterminous with the Whole Loan.

A-2-74

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A-2-75

Mortgage Loan No. 5 — Lafayette Park

A-2-76

Mortgage Loan No. 5 — Lafayette Park

A-2-77

Mortgage Loan No. 5 — Lafayette Park

A-2-78

Mortgage Loan No. 5 — Lafayette Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Portfolio of 4 assets
Original Principal Balance(1):	$38,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	677,514
Loan Purpose:	Acquisition	Location:	St. Paul, MN
Borrowers(2):	Various	Year Built / Renovated(5):	Various / Various
Sponsors(2):	NAP	Occupancy:	100.0%
Interest Rate:	4.7223%	Occupancy Date:	10/1/2018
Note Date:	9/27/2018	Number of Tenants:	4
Maturity Date:	10/5/2028	2015 NOI:	$6,822,891
Interest-only Period:	120 months	2016 NOI:	$7,476,128
Original Term:	120 months	2017 NOI:	$8,146,961
Original Amortization:	None	TTM NOI(6):	$8,009,546
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(3):	L(25), Def (92), O(3)	UW Revenues:	$14,023,430
Lockbox(4):	Hard	UW Expenses:	$5,711,066
Additional Debt(1):	Yes	UW NOI(7):	$8,312,364
Additional Debt Balance(1):	$37,250,000	UW NCF:	$8,183,636
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$115,500,000 / $170
Additional Future Debt Permitted:	No	Appraisal Date:	7/9/2018

Escrows and Reserves(8)				Financial Information(1):
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$111
Taxes:	$0	$119,211	N/A	Maturity Date Loan / SF:	$111
Insurance:	$14,617	$7,309	N/A	Cut-off Date LTV:	65.2%
Engineering Reserve:	$47,500	$0	N/A	Maturity Date LTV:	65.2%
Replacement Reserves:	$1,813,270	$10,727	N/A	UW NOI / UW NCF DSCR:	2.31x / 2.27x
				UW NOI / UW NCF Debt Yield:	11.0% / 10.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$75,250,000	64.0%	Purchase Price:	$113,500,001	96.6%
Sponsor Equity:	42,305,035	36.0	Closing Costs:	2,179,647	1.9
			Total Reserves:	1,875,387	1.6
Total Sources:	$117,555,035	100.0%	Total Uses:	$117,555,035	100.0%

(1)	The Lafayette Park loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of $75.25 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	For a more detailed description, please refer to “The Borrowers” and “The Sponsors” below.

(3)	Following the lockout period, the Whole Loan can be defeased at any date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 27, 2022.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	For a more detailed description of properties, please refer to “The Properties” below.

(6)	Represents trailing twelve months ending July 31, 2018.

(7)	UW NOI includes base rent and rent increases occurring through October 1, 2019.

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-2-79

Mortgage Loan No. 5 — Lafayette Park

The Loan. The Lafayette Park Whole Loan is a $75.25 million first mortgage loan secured by the borrowers’ fee simple interest in a portfolio of four CBD office properties located in St. Paul, Minnesota, totaling 677,514 SF. The Whole Loan has a 10-year term and is interest-only for the term of the loan.

The Whole Loan is evidenced by two pari passu notes. The controlling Note A-1 is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is expected to be serviced pursuant to the CSAIL 2018-C14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2018-C14 pooling and servicing agreement, the CSAIL 2018-C14 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of Note A-2 is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$38,000,000	$38,000,000	CSAIL 2018-C14	Y	Y
Note A-2(1)	37,250,000	37,250,000	Natixis	N	N
Total	$75,250,000	$75,250,000

(1)       Note is expected to be contributed to one or more future securitizations.

The Borrowers. The borrowing entities for the Whole Loan are LPOC (443) Property Company LLC, LPOC (520) Property Company LLC, LPOC (500) Property Company LLC and LPOC (444) Property Company LLC. Each borrower is a Delaware limited liability company and special purpose entity. The Whole Loan is compliant with Shari’ah law and the borrowers master lease the portfolio of properties to four operating companies which are the master lessees. The four master lessees of the Whole Loan are LPOC (443) Operating Company LLC, LPOC (520) Operating Company LLC, LPOC (500) Operating Company LLC, and LPOC (444) Operating Company LLC, all Delaware limited liability companies and special purpose entities (collectively, the “Master Lessees”). See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loans” and “Description of the Mortgage Pool— Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans” in the Prospectus.

The Sponsors. The borrowers are the sole parties liable for any breach or violation of the non-recourse carveouts. The Master Lessees are owned 100.0% by LPOC Investor Company LLC, which is owned 100% by LPOC Investor Corp. LPOC Investor Corp. is owned 2.0% by LPOC Investment Company Ltd. and 98.0% by LPOC Property Company Ltd. LPOC Investment Company Ltd. is owned 100.0% by Gatehouse Capital – Economic and Financial Consultancy K.S.C. which is ultimately owned and controlled by Gatehouse Financial Group Limited.

The Gatehouse Capital – Economic and Financial Consultancy K.S.C., is a Shari’ah-compliant investment entity and is part of Kuwait-based investment advisory firm Gatehouse Capital K.S.C.C. (“Gatehouse Capital”). Founded in 1998, Gatehouse Capital focuses on global real estate investments as well as wealth management services. Gatehouse Capital advises on transactions with assets based in the United States and United Kingdom. The firm made its first U.S. real estate investment in 2003 and to date has completed over $3.0 billion in U.S. real estate transactions. Gatehouse Capital is jointly owned by Gatehouse Bank PLC, a Shari’ah-compliant bank based in London, and Gatehouse Financial Group Limited (“GFG”). GFG is the parent company of Gatehouse Bank and was established in 2015 following a restructure of Gatehouse Bank. GFG currently has in excess of $1.2 billion in assets under management, most of which are in the United States, United Kingdom and Europe.

A-2-80

Mortgage Loan No. 5 — Lafayette Park

The Properties. The Lafayette Park portfolio is comprised of four single tenant CBD office properties, totaling 677,514 SF, located in St. Paul, Minnesota. Since prior ownership acquired the portfolio in 2014, approximately $11.4 million in capital improvements have been invested. Capital improvements include renovations to the lobbies, bathrooms/locker rooms, parking lots, new paint, building exteriors and windows. The portfolio also includes 2,349 car parking stalls providing the properties with a ratio of 3.5 parking spaces per 1,000 SF net rental area, above the average of 0.75 parking spaces per 1,000 SF net rental area for the balance of the St. Paul central business district.

The following table represents each property comprising the Lafayette Park portfolio.

Property	Year Built / Renovated	NRA (SF)	Property Type	Occupancy(1)	UW NCF(1)	% of UW NCF	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value
444 Lafayette Road	1919 / 2006, 2012-2018	280,172	Office	100.0%	$3,550,553	43.4%	$16,930,563	44.6%	$51,460,000
520 Lafayette Road	1923 / 1986, 2009-2018	152,944	Office	100.0	1,793,371	21.9	7,965,195	21.0	24,210,000
500 Lafayette Road	1900 / 1984, 2010-2018	140,440	Office	100.0	1,783,274	21.8	8,790,996	23.1	26,720,000
443 Lafayette Road	1919 / 1988, 2013-2018	103,958	Office	100.0	1,056,438	12.9	4,313,247	11.4	13,110,000
Total/Wtd Avg.		677,514		100.0%	$8,183,636	100.0%	$38,000,000	100.0%	$115,500,000

(1)       Based on the October 1, 2018 underwritten rent roll.

(2)       Based on the Cut-off Date balance of the loan.

The Tenants. As of October 1, 2018, each property was 100.0% leased to four agencies of the State of Minnesota and collectively feature a weighted average remaining lease term of 8.8 years.

Tenant	Ratings Moody’s/S&P/Fitch(1)	NRA (SF)(2)	% of Total NRA	UW Base Rent PSF(2)	% of Total UW Base Rents	Lease Expiration Date(2)
Minnesota Dept. of Human Services	Aa1 / AAA / AAA	280,172	41.4%	$20.31	41.7%	6/30/2026
Minnesota Pollution Control Agency	Aa1 / AAA / AAA	152,944	22.6	$20.55	23.0	12/31/2028
Minnesota Dept. of Natural Resources	Aa1 / AAA / AAA	140,440	20.7	$20.93	21.5	6/30/2026
Minnesota Dept. of Labor and Industry	Aa1 / AAA / AAA	103,958	15.3	$18.00	13.7	9/30/2028
Total/Wtd. Avg.		677,514	100.0%	$20.14	100.0%

(1)	Ratings provided are for the State of Minnesota whether or not it guarantees the lease.

(2)	Based on the October 1, 2018 underwritten rent roll. UW Base Rent PSF includes base rent and rent increase occurring through October 1, 2019.

444 Lafayette Road – The State of Minnesota, Dept. of Administration, Dept. of Human Services (“Minnesota Dept. of Human Services”), leases 280,172 SF (41.4% of the portfolio NRA) through June 2026. The Minnesota Dept. of Human Services is the state’s largest agency, helping Minnesota residents meet their basic needs by providing or administering health care coverage, economic assistance and other services for children, seniors, people with disabilities and low-income Minnesotans. The Minnesota Dept. of Human Services employs approximately 6,500 workers and approximately 950 are located at the 444 Lafayette Road property. The Minnesota Dept. of Human Services has been a tenant at the property since 1984.

520 Lafayette Road – The State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency (“Minnesota Pollution Control Agency”), leases 152,944 SF (22.6% of the portfolio NRA) through December 2028. The Minnesota Pollution Control Agency is a state agency that monitors environmental quality, offers technical and financial assistance, and enforces environmental regulations. The Minnesota Pollution Control Agency employs approximately 950 workers and approximately 700 are located at the 520 Lafayette Road property. The Minnesota Pollution Control Agency has been a tenant at the property since 1986.

A-2-81

Mortgage Loan No. 5 — Lafayette Park

500 Lafayette Road – The State of Minnesota, Dept. of Administration, Dept. of Natural Resources (“Minnesota Dept. of Natural Resources”), leases 140,440 SF (20.7% of the portfolio NRA) through June 2026. The Minnesota Dept. of Natural Resources is a state agency that works with citizens to conserve and manage the state’s natural resources, to provide outdoor recreation opportunities, and to provide for commercial uses of natural resources in a way that creates a sustainable quality of life. The Minnesota Dept. of Natural Resources employs approximately 3,000 workers and approximately 575 are located at the 500 Lafayette Road property. The Minnesota Dept. of Natural Resources has been a tenant at the property since 1994.

443 Lafayette Road – The State of Minnesota, Dept. of Administration, Dept. of Labor and Industry (“Minnesota Dept. of Labor and Industry”), leases 103,958 SF (15.3% of the portfolio NRA) through September 2028. The Minnesota Dept. of Labor and Industry is a state agency that oversees the state’s apprenticeship, construction codes and licensing, occupational safety and health, wage and hour standards, and workers’ compensation programs. The Minnesota Dept. of Labor and Industry employs approximately 430 workers and approximately 380 are located at the 443 Lafayette Road property. The Minnesota Dept. of Labor and Industry has been a tenant at the property since 1988 and is expected to invest approximately $2.0 million in renovations by first quarter 2019.

Each of these four tenants has the option to terminate its lease with 30 days’ prior written notice in the event that: (i) the Minnesota State legislature does not appropriate the funds necessary for the continuation of the lease or (ii) federal funds necessary for the continuation of the lease are withheld for any reason. In addition, pursuant to Minnesota Statute §16B.24, subd. 6, each lease is subject to cancellation with 30 days’ written notice for any reason except lease of other non-state-owned land or premises for the same use.

The Market. The properties are located in St. Paul, Minnesota, which is part of the Minneapolis-St. Paul-Bloomington metropolitan statistical area. The properties sit in between U.S. Route 10 and Interstate 35 and are less than a half mile from both roadways. U.S. Route 10 extends from Bay City, Michigan to its western terminus of Fargo, North Dakota. Interstate 35 is a major highway in central United States that extends from Laredo, Texas to Duluth, Minnesota. The properties are eight blocks east of the State Capitol building and offer shuttle service for the employees to travel to and from the State Capitol.

The City of St. Paul features corporate headquarters, parks, retail outlets and arts and entertainment. The properties are adjacent to the historic Lowertown neighborhood, an in-demand urban area, home to a growing residential and commercial base including a mix of restaurants, retailers, and housing and entertainment options.

According to a third party research report, the properties are located in the St. Paul central business district office submarket. The second quarter 2018 rental rate was $21.08 PSF on a gross basis. The vacancy rate as of second quarter 2018 was 8.8%, which is a 0.7% increase since second quarter 2017. Net absorption was 35,533 SF for second quarter 2018.

According to a third party market research report, the estimated 2018 population and average household income within a one-, three-, and five-mile radius of the portfolio is 17,686, 173,217, and 359,160, respectively, and $59,093, $64,720, and $76,283, respectively.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the October 1, 2018 underwritten rent roll.

A-2-82

Mortgage Loan No. 5 — Lafayette Park

Office Competitive Set Summary(1)

Property Name	Year Built	NRA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
444 Lafayette Road	1919	280,172	Minnesota Dept. of Human Services	280,172	January 2012	14.5	$20.31(2)	Gross
500 Lafayette Road	1900	140,440	Minnesota Dept. of Natural Resources	140,440	September 2011	14.8	$20.93(2)	Gross
520 Lafayette Road	1923	152,944	Minnesota Pollution Control Agency	152,944	October 2012	16.3	$20.55(2)	Gross
443 Lafayette Road	1919	103,958	Minnesota Dept. of Labor and Industry	103,958	October 2012	16.0	$18.00(2)	Gross
Wells Fargo Place	1987	634,895	Confidential Office	16,589	May 2018	5.0	$17.50	Net
180 E 5th Street	1914	659,230	Ditech Financial	141,109	March 2017	11.0	$9.25	Net
Bloomington I	1986	38,107	US Dept. of Citizenship & Immigration Services	38,107	April 2015	15.0	$25.74	Gross
Marquette Plaza	1981	522,656	Confidential Office	3,604	May 2017	5.0	$16.00	Net
Wilder Center	2007	99,953	Confidential Office	16,382	September 2015	2.0	$24.03	Gross
First National Bank Building	1914	646,297	Confidential Office	7,249	August 2015	8.0	$19.50	Gross
UBS Plaza	1980	224,447	Confidential Office	5,900	January 2017	3.1	$10.75	Net
Cray Plaza	1983	219,313	Confidential Office	2,514	December 2017	5.0	$17.50	Gross

(1)	Source: Appraisal.

(2)	Based on the October 1, 2018 underwritten rent roll.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	2	420,612	62.1	8,628,738	63.2	420,612	62.1%	$8,628,738	63.2%
2027	0	0	0.0	0	0.0	420,612	62.1%	$8,628,738	63.2%
2028 & Beyond	2	256,902	37.9	5,014,659	36.8	677,514	100.0%	$13,643,398	100.0%
Vacant	NAP	0	0.0	NAP	NAP	677,514	100.0%	NAP	NAP
Total/Wtd. Avg.	4	677,514	100.0%	$13,643,398	100.0%

(1)	Based on the October 1, 2018 underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

A-2-83

Mortgage Loan No. 5 — Lafayette Park

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$12,385,715	$12,667,758	$13,017,445	$13,218,329	$13,643,398	$20.14	92.5%
Vacant Income	0	0	0	0	0	$0.00	0.0%
Gross Potential Rent	$12,385,715	$12,667,758	$13,017,445	$13,218,329	$13,643,398	$20.14	92.5%
Total Reimbursements	913,334	945,600	989,806	1,002,319	1,101,071	$1.63	7.5%
Net Rental Income	$13,299,049	$13,613,358	$14,007,251	$14,220,648	$14,744,469	$21.76	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(738,075)	($1.09)	(5.0%)
Other Income	16,264	17,139	14,725	17,094	17,037	$0.03	0.1%
Effective Gross Income	$13,315,312	$13,630,497	$14,021,976	$14,237,742	$14,023,430	$20.70	100.0%
Total Expenses	$6,492,422	$6,154,369	$5,875,015	$6,228,196	$5,711,066	$8.43	40.7%
Net Operating Income	$6,822,891	$7,476,128	$8,146,961	$8,009,546	$8,312,364	$12.27	59.3%
Total TI/LC, Capex/RR	0	0	0	0	128,728	$0.19	0.9%
Net Cash Flow	$6,822,891	$7,476,128	$8,146,961	$8,009,546	$8,183,636	$12.08	58.4%

(1)	TTM represents the trailing twelve-month period ending July 31, 2018

(2)	Underwritten Rents in Place includes base rent and rent increases occurring through October 1, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties are managed by Colliers International MN, LLC, a Minnesota limited liability company.

Escrows and Reserves. At origination, the borrowers deposited into escrow $1,813,270 for replacement reserves, $47,500 for engineering reserve, and $14,617 for insurance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equals $119,211.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equals $7,309.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $10,727 for replacement reserves.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and springing cash management. Pursuant to the Whole Loan documents, all excess funds on deposit will be applied as follows: (a) during the continuation of a Primary Tenant Sweep Period (as defined below), to the Primary Tenant (as defined below) reserve account, (b) during the continuation of a Cash Management Period (as defined below), to a cash collateral reserve subaccount as additional collateral, and (c) if neither a Primary Tenant Sweep Period nor a Cash Management Period is continuing, to the borrowers. Provided no Cash Management Period exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the Whole Loan documents will be remitted to the borrowers.

A “Cash Management Period” will occur upon (i) an event of default under the Whole Loan; (ii) the failure by the borrowers, after the end of a calendar quarter, to maintain a DSCR of at least 1.20x; or (iii) a Primary Tenant Sweep Period. A Cash Management Period will end provided that (1) the loan and all other obligations under the Whole Loan documents have been repaid in full; (2) with respect to subclause (i) the event of default has been cured and such cure is accepted by the lender and no event that would trigger another Cash Management Period exists; (3) with respect to subclause (ii) for six consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period exists, and (C) the DSCR is at least equal to 1.25x, or (4) to the extent that the Cash Management Period commenced as a result of the occurrence of a Primary Tenant Sweep Period, a Primary Tenant Sweep Period cure has occurred and no event that would trigger another Cash Management Period exists.

A-2-84

Mortgage Loan No. 5 — Lafayette Park

A “Primary Tenant Sweep Period” will (A) commence upon the earliest to occur of: (i) the earlier of (x) the date that is eighteen months prior to the then scheduled expiration or termination date of any Primary Tenant lease, whether such lease is in its initial term or any renewal term and (y) the date by which any Primary Tenant is required to exercise its renewal option under any Primary Tenant lease; (ii) the termination, cancellation or surrender of a Primary Tenant lease or any borrower’s receipt of notice by a Primary Tenant of its intent to effect a termination, cancellation or surrender of its Primary Tenant lease; (iii) the date upon which any Primary Tenant “goes dark” in all or substantially all of the Primary Tenant premises; (iv) the date that any Primary Tenant commits a monetary or material nonmonetary default under the applicable Primary Tenant lease and (v) the date upon which any Primary Tenant or the State of Minnesota becomes a debtor in any bankruptcy action and (B) end at such time, if ever, upon the occurrence of a Primary Tenant Sweep Period cure.

A “Primary Tenant” means the State of Minnesota and thereafter any acceptable replacement tenant thereof under a Primary Tenant lease.

Property Release. The borrowers have option to release any property upon a bona fide sale of such property to a third party, provided that each of the conditions set forth in the Whole Loan documents, including the following conditions are satisfied: (i) the sale of such property is pursuant to an arm’s length agreement with a third party which is not an affiliate of any borrower or master lessee; (ii) the borrowers pay 125% of the allocated loan amount for each property being released together with all accrued and unpaid interest on the principal being prepaid; (iii) no event of default is continuing; (iv) the debt yield is not less than the greater of (a) the debt yield immediately prior to such release and (b) 11.0%; (v) the LTV is not more than the lesser of (a) the LTV immediately prior to such release and (b) 65.2%; (vi) the DSCR is not less than the greater of (a) the DSCR immediately prior to such release and (b) 2.31x; and (vii) the borrowers give the lender not less than 30 days’ prior written notice of such sale. No release will be permitted if such release would result in a “prohibited transaction” or the disqualification of the Whole Loan as a “qualified mortgage” for REMIC tax purposes. All prepayments in connection with the release of any property or properties will be applied pro rata among the pari passu notes of the Whole Loan.

A-2-85

Mortgage Loan No. 6 — Festival Plaza

A-2-86

Mortgage Loan No. 6 — Festival Plaza

A-2-87

Mortgage Loan No. 6 — Festival Plaza

A-2-88

Mortgage Loan No. 6 — Festival Plaza

A-2-89

Mortgage Loan No. 6 — Festival Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,770,000	Title:	Fee
Cut-off Date Principal Balance:	$35,770,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	4.6%	Net Rentable Area (SF):	151,403
Loan Purpose:	Acquisition	Location:	Edison, NJ
Borrower:	Edison 8, LLC	Year Built / Renovated:	1962 / 2009
Sponsors:	Manjit Batra; Manisha Batra	Occupancy:	99.1%
Interest Rate:	4.7400%	Occupancy Date:	10/25/2018
Note Date:	5/2/2018	Number of Tenants:	22
Maturity Date:	5/5/2028	2015 NOI:	$2,710,339
Interest-only Period:	24 months	2016 NOI(2):	$3,142,336
Original Term:	120 months	2017 NOI(2):	$4,105,869
Original Amortization:	360 months	TTM NOI(3):	$3,960,276
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(30), Def(87), O(3)	UW Revenues:	$5,040,170
Lockbox(1):	Hard	UW Expenses:	$1,405,289
Additional Debt:	No	UW NOI:	$3,634,881
Additional Debt Balance:	N/A	UW NCF:	$3,503,160
Additional Debt Type:	N/A	Appraised Value / Per SF:	$53,900,000 / $356
Additional Future Debt Permitted:	No	Appraisal Date:	2/12/2018

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$236
Taxes:	$69,890	$66,228	N/A	Maturity Date Loan / SF:	$203
Insurance:	$6,197	$6,197	N/A	Cut-off Date LTV:	66.4%
Replacement Reserves:	$0	$4,668	N/A	Maturity Date LTV:	57.0%
TI/LC:	$0	$6,309	$227,105	UW NOI / UW NCF Amortizing DSCR:	1.63x / 1.57x
Free Rent:	$4,825	$0	N/A	UW NOI / UW NCF IO DSCR:	2.11x / 2.04x
Environmental Reserves(5):	$336,408	$0	N/A	UW NOI / UW NCF Debt Yield:	10.2% / 9.8%
Outstanding TI/LC Reserves:	$146,827	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$35,770,000	65.3%	Purchase Price:	$53,000,000	96.8%
Sponsor Equity:	18,977,721	34.7	Closing Costs:	1,183,575	2.2
			Upfront Reserves:	564,146	1.0
Total Sources:	$54,747,721	100.0%	Total Uses:	$54,747,721	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	The increase from 2016 NOI to 2017 NOI was due to (i) rent from new leases and rent bumps totaling $279,139, (ii) rent and reimbursements totaling $430,551 from a former tenant, Edison Healthcare (the former tenant left the property due to a dispute with the former property owner but was still paying rent and reimbursements under its lease. Dollar Dynasty occupied Edison Healthcare space thereafter. The former owner was collecting rents and reimbursements from two tenants for the same space from January to August 2017) and (iii) reimbursement reconciliation of the previous year’s payments by tenants versus the actual expenses incurred during previous year totaling $129,586.

(3)	Represents trailing twelve months ending March 31, 2018. There is no more recent trailing twelve months financial report provided that the property was purchased on May 2018 and the seller did not provide the sponsor the April 2018 operating statement.

A-2-90

Mortgage Loan No. 6 — Festival Plaza

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	The borrower delivered a $336,408 letter of credit in lieu of an upfront deposit, please refer to “Escrows and Reserves” below.

The Loan. The Festival Plaza loan is a $35.8 million first mortgage loan secured by the fee interest in a 151,403 SF grocery-anchored retail center located in Edison, NJ. The loan has a 10-year term and will amortize on a 30-year schedule following 24-months of interest only payments.

The Borrower. The borrowing entity for the loan is Edison 8, LLC, a single purpose Delaware limited liability company. The borrower is 100% owned by Manjit Batra and Manisha Batra, both of whom serve as guarantors for the loan.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Manjit Batra and Manisha Batra. Mr. Batra founded, MB Fragrances was formed in 2001 and has since grown by 2017 to an enterprise with over $95 million in sales. Manisha Batra co-founded MB Fragrances following a four-year career with Ernst & Young and thereafter CIBC World Markets. According to a personal financial statement dated December 31, 2017, the sponsors have a combined net worth and liquidity of $40.7 million and $6.9 million, respectively.

The Property. The property is a 151,403 SF grocery anchored retail center located in Edison, NJ, along US-27. Constructed in 1962 and renovated in 2009, the property is anchored by H Mart Edison (“H Mart”) (37.4% of NRA), which currently operates 63 stores in the United States. Other large tenants include Edison Spa & Fitness (18.4% of NRA), Dollar Dynasty (7.4% of NRA) and Chung Lee Picnic Garden (6.1% of NRA). The property is 99.1% occupied as of October 25, 2018 with an average remaining lease term of 12.6 years.

According to the sponsors, prior ownership invested approximately $16.2 million to completely redevelop the center in 2009, including a gut-renovation and construction of additional buildings. Tenants have also invested an additional $8.75 million on improvements above the seller’s contributions.

The largest tenant at the property, H Mart, leases 56,572 SF (37.4% of NRA) through March 2030 with two, ten-year renewal options. H Mart has been in occupancy since 2009. H Mart is an American supermarket chain headquartered in Lyndhurst, New Jersey and operated by the Hanahreum Group. Founded in 1982, H Mart specializes in Asian foods and has locations all throughout the United States, Canada, and London. H Mart has expanded from 36 locations in 2011 to operating 63 locations across 12 states with most of its stores based in California, New York, New Jersey, and Virginia. H Mart reported sales of $37.6 million in 2017 ($665 PSF), an increase of 36.8% (5.4% per year) since 2011.

The second largest tenant at the property, Edison Spa & Fitness, leases 27,872 SF (18.4% of NRA) through April 2042 with two, ten-year renewal options. Edison Spa & Fitness is a day space that provides many services. Customers pay an admission fee that provides them access to five dry saunas, an ice sauna, four soaking tubs, a steam room, a shower area, a comfort lounge, and a sleeping room. It also offers VIP spa treatments by appointment. The services include body & foot massages, as well as traditional Korean body scrubs and facials. Edison Spa & Fitness also offers a food court that serves traditional Korean cuisine along with a juice bar that offers fresh juices, smoothies and light refreshments.

The Market. The property is situated along Lincoln Highway in Edison, Middlesex County, New Jersey, a 30-square mile township of more than 103,000 residents. Edison is in central New Jersey, approximately 32.7 miles southwest of New York City and approximately 59.1 miles northeast of Philadelphia, PA. According to the New Jersey Department of Labor and Workforce Development, the Edison municipality has the 2nd highest number of residents that identify as being of Asian ethnicity in the state of New Jersey in 2010.

The immediate area contains several retail properties that further enhance demand for the property. These properties include Menlo Park Mall (5.1 miles northeast of the property), Wick Shopping Plaza (1.0 mile southeast of the property), and Edison Plaza (1.6 miles east of the property).

According to a third party market research report, the estimated 2018 population and average household income within a one-, three-, and five-mile radius of the property is 18,956, 133,542, and 290,414, respectively, and $106,740, $97,943, and $105,240, respectively.

A-2-91

Mortgage Loan No. 6 — Festival Plaza

According to a third party report, the property is located in the South Edison submarket within the Brunswick/Piscataway/I-287 retail submarket cluster. As of May 2018, the Brunswick/Piscataway/I-287 submarket had an average rental rate of $20.02 PSF and an average vacancy rate of 3.8%.

Retail Competitive Set Summary(1)
Property	Year Built / Renovated	NRA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Festival Plaza	1962 / 2009	151,403(2)	99.1%(2)	N/A	H Mart, Edison Spa & Fitness, Dollar Dynasty(2)
Wick Shopping Plaza	1950 / 1985	230,467	98.0%	0.9	99 Ranch Market, TJ Maxx, Planet Fitness
Oak Tree Shopping Center	1975 / 2005	198,000	100.0%	6.4	India Grocers
St. George Crossing	1972 / 2007	279,570	100.0%	8.6	Shoprite
Piscataway Towne Center	1989 / NAV	97,710	100.0%	3.9	Shoprite
Edison Plaza	1986 / NAV	105,050	100.0%	1.6	Shoprite
Tano Mall	1973 / 1990	110,000	83.0%	4.2	Confidential anchor, Rite Aid
Edison Woods	1992 / NAV	196,527	100.0%	3.0	BJ’s Wholesale Club, Dollar Tree

(1)	Source: Appraisal.

(2)	Based on the October 25, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
93.5%	97.9%	99.8%	99.1%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the October 25, 2018 underwritten rent roll.

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(2)	Occupancy Costs(2)	Lease Expiration Date
H Mart Edison	NR / NR / NR	56,572	37.4%	$22.99	32.5%	$719	3.9%	3/31/2030
Edison Spa & Fitness	NR / NR / NR	27,872	18.4	$23.63	16.5	$171	19.5%	4/30/2042
Dollar Dynasty	NR / NR / NR	11,149	7.4	$10.92	3.0	NAV	NAV	5/31/2029(3)
Chung Lee Picnic Garden	NR / NR / NR	9,170	6.1	$28.13	6.4	$198	19.1%	1/31/2030
Little Sheep Edison	NR / NR / NR	6,389	4.2	$30.73	4.9	$572	6.5%	2/28/2029
United Dental (UDG Holdings)	NR / NR / NR	5,738	3.8	$25.20	3.6	NAV	NAV	9/30/2030
Cathay Bank	NR / NR / NR	4,014	2.7	$38.94	3.9	NAV	NAV	10/31/2023
BBCN Bank of Hope	NR / NR / NR	2,996	2.0	$62.72	4.7	NAV	NAV	8/31/2019
Asian Delicious dba Papparich	NR / NR / NR	2,960	2.0	$33.82	2.5	NAV	NAV	2/28/2029
Jeong R. Kim and Mi W. Kim Tofu Grill	NR / NR / NR	2,879	1.9	$41.80	3.0	NAV	NAV	1/31/2022
Total:		129,739	85.7%		81.1%

(1)	Based on the October 25, 2018 underwritten rent roll. UW Base Rent PSF includes base rent and rent increases occurring through October 31, 2019 and does not include percentage rent.

(2)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending on December 31, 2016 as provided by the sponsor.

(3)	Dollar Dynasty has a co-tenancy clause which states that at least 40,000 SF of the property must be occupied by either H Mart or other occupant secured by the landlord, engaged in business operations.

A-2-92

Mortgage Loan No. 6 — Festival Plaza

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	1	2,996	2.0	187,909	4.7	2,996	2.0%	$187,909	4.7%
2020	0	0	0.0	0	0.0	2,996	2.0%	$187,909	4.7%
2021	2	3,287	2.2	120,288	3.0	6,283	4.1%	$308,197	7.7%
2022	2	5,479	3.6	220,777	5.5	11,762	7.8%	$528,974	13.2%
2023	3	7,663	5.1	302,163	7.6	19,425	12.8%	$831,137	20.8%
2024	2	3,069	2.0	116,846	2.9	22,494	14.9%	$947,983	23.7%
2025	2	4,127	2.7	130,065	3.3	26,621	17.6%	$1,078,048	27.0%
2026	0	0	0.0	0	0.0	26,621	17.6%	$1,078,048	27.0%
2027	1	1,930	1.3	61,426	1.5	28,551	18.9%	$1,139,474	28.5%
2028 & Beyond	9	121,538	80.3	2,860,630	71.5	150,089	99.1%	$4,000,104	100.0%
Vacant	NAP	1,314	0.9	NAP	NAP	151,403	100.0%	NAP	NAP
Total	22	151,403	100.0%	$4,000,104	100.0%

(1)	Based on the October 25, 2018 underwritten rent roll. Rent includes base rent and rent increases occurring through October 31, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow

	2015	2016(1)	2017(1)	TTM(2)	Underwritten(3)	PSF(2)	%(4)
Rents in Place	$2,911,279	$3,323,639	$4,008,446	$3,954,619	$4,000,104	$26.42	76.1%
Vacant Income	0	0	0	0	0	$0.00	0.0%
Gross Potential Rent	$2,911,279	$3,323,639	$4,008,446	$3,954,619	$4,000,104	$26.42	76.1%
Total Reimbursements	1,123,408	1,291,390	1,620,414	1,580,885	1,259,118	$8.32	23.9%
Net Rental Income	$4,034,687	$4,615,029	$5,628,860	$5,535,503	$5,259,222	$34.74	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(265,272)	($1.75)	(5.0%)
Other Income	57,155	46,200	46,200	46,200	46,220	$0.31	0.9%
Effective Gross Income	$4,091,841	$4,661,229	$5,675,060	$5,581,703	$5,040,170	$33.29	100.0%
Total Expenses	$1,381,502	$1,518,893	$1,569,191	$1,621,427	$1,405,289	$9.28	27.9%
Net Operating Income	$2,710,339	$3,142,336	$4,105,869	$3,960,276	$3,634,881	$24.01	72.1%
Total TI/LC, Capex/RR	0	0	0	0	131,721	$0.87	2.6%
Net Cash Flow	$2,710,339	$3,142,336	$4,105,869	$3,960,276	$3,503,160	$23.14	69.5%

(1)	The increase from 2016 NOI to 2017 NOI was due to (i) rent from new leases and rent bumps of approximately $279,139, (ii) rent and reimbursements of approximately $430,551 from a former tenant, Edison Healthcare (the former tenant left the property due to a dispute with the former property owner but was still paying rent and reimbursements under its lease. Dollar Dynasty occupied Edison Healthcare space thereafter. The former owner was collecting rents and reimbursements from two tenants for the same space from January to August 2017) and (iii) reimbursement true-ups, approximately of $129,586.

(2)	TTM represents the trailing twelve-month period ending March 31, 2018. There is no more recent trailing twelve months financial report provided that the property was purchased on May 2018 and the seller did not provide the sponsor the April 2018 operating statement.

(3)	Underwritten Rents in Place includes Base Rent and rent increases occurring through October 31, 2019.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-2-93

Mortgage Loan No. 6 — Festival Plaza

Property Management. The property is managed by Levin Management Corporation, a New Jersey corporation and a third party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow $146,827 for outstanding tenant improvements and leasing commissions, $69,890 for real estate taxes, $6,197 for insurance and $4,825 for free rent reserves.

Environmental Reserve – With respect to the Environmental Reserve, the borrower delivered a $336,408 letter of credit. The letter of credit will be additional security for the payment and collateral for the debt. At any time upon the lender’s confirmation that the face amount of the letter of credit is greater than the amount that is required by the lender to complete the required remediation, which is defined in loan documents, the borrower is permitted to replace the existing letter of credit with a replacement letter of credit in such lesser face amount.

Tax Reserves – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $66,228.

Insurance Reserves – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $6,197.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $4,668 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $6,309 for TI/LC reserves subject to a cap at $227,105.

Lockbox / Cash Management. The Festival Plaza loan is structured with a hard lockbox and springing cash management. The Festival Plaza loan requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending tenant direction letters to all tenants at origination and new lease execution). All funds received by the borrower or manager are required to be deposited in the lockbox account within one business day following receipt. During the occurrence and continuance of a Cash Management Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.20x; or (iii) a Primary Tenant Sweep Period (as defined below). A Cash Management Period will end provided that (1) the loan and all other obligations under loan documents have been repaid in full; (2) there has been a full defeasance of the loan; (3) with respect to subclause (ii) for six consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period has occurred, and (C) the DSCR is at least equal to 1.25x, or (4) to the extent that the Cash Management Period commenced as a result of the occurrence of a Primary Tenant Sweep Period, a Primary Tenant Sweep Period cure has occurred and no event that would trigger another Cash Management Period has occurred.

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of, or receipt by borrower of a notice to terminate, the Primary Tenant lease; (ii) Primary Tenant becoming the subject of a bankruptcy action; (iii) Primary Tenant “going dark” in a majority of the Primary Tenant premises, or (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under the Primary Tenant lease.

A “Primary Tenant” means each of and collectively, H Mart Edison as tenant under the H Mart Edison Lease or Edison Spa & Fitness as tenant under the Edison Spa Fitness lease, and thereafter any acceptable replacement tenant thereof occupying all or substantially all of the Primary Tenant premises.

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A-2-95

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

A-2-96

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

A-2-97

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

A-2-98

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.9%	Net Rentable Area (Rooms):	482
Loan Purpose:	Refinance	Location:	Nashville, TN
Borrower:	Nashville Hospitality, LLC	Year Built / Renovated:	1975 / 2014 & 2017
Sponsor:	James M. Lippman	Occupancy / ADR / RevPAR:	79.8% / $236.45 / $188.58
Interest Rate:	5.0350%	Occupancy / ADR / RevPAR Date:	8/31/2018
Note Date:	10/4/2018	Number of Tenants:	NAP
Maturity Date:	10/6/2028	2015 NOI(3):	$17,997,162
Interest-only Period:	120 months	2016 NOI(3):	$19,940,428
Original Term:	120 months	2017 NOI(3):	$21,577,133
Original Amortization:	None	TTM NOI(3)(4):	$22,384,613
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	79.8% / $236.45 / $188.58
Call Protection:	L(25), Def(89), O(6)	UW Revenues:	$49,212,571
Lockbox(2):	Hard	UW Expenses:	$27,006,315
Additional Debt(1):	Yes	UW NOI(3):	$22,206,255
Additional Debt Balance(1):	$130,000,000	UW NCF:	$20,237,752
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Room(5):	$276,500,000 / $573,651
Additional Future Debt Permitted:	No	Appraisal Date:	9/13/2018

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$331,950
Taxes:	$1,166,485	$129,609	N/A	Maturity Date Loan / Room:	$331,950
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.9%
FF&E Reserve:	$1,000,000	$164,042	N/A	Maturity Date LTV:	57.9%
				UW NOI / UW NCF DSCR:	2.72x / 2.48x
				UW NOI / UW NCF Debt Yield:	13.9% / 12.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$160,000,000	100.0%	Payoff Existing Debt:	$58,467,202	36.5%
			Return of Equity(3):	98,529,336	61.6
			Upfront Reserves:	2,166,485	1.4
			Closing Costs:	836,977	0.5
Total Sources:	$160,000,000	100.0%	Total Uses:	$160,000,000	100.0%

(1)	Sheraton Grand Nashville Downtown loan is part of a larger split whole loan evidenced by eight pari passu notes with an aggregate Cut-off Date balance of $160.0 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	The sponsor has owned the property since 2012 and invested approximately $36.2 million since acquisition in upgrades to the property. Since acquisition, the net cash flow at the property increased from approximately $7.2 million to $20.2 million as of TTM August 2018.

(4)	Represents trailing twelve months ending August 31, 2018.

A-2-99

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

(5)	The appraised value represents the aggregate value of the hotel and parking garage which individually are $253.5 million and $23.1 million respectively.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Sheraton Grand Nashville Downtown Whole Loan is a $160.0 million first mortgage loan secured by the borrower’s fee interest in a 482-room, full-service hotel property and adjacent parking garage located in Nashville, Tennessee. The loan has a 10-year term and is interest-only for the entire term.

The Whole Loan is comprised of eight pari passu notes. The non-controlling Note A-1 is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2018-C14 pooling and servicing agreement until the securitization of the related controlling Note A-2, at which point it will be serviced under the related servicing shift PSA. After such subsequent securitization, the directing certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to certain major servicing decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$30,000,000	$30,000,000	CSAIL 2018-C14	N	N
Note A-2, A-3, A-4, A-5, A-6, A-7, A-8(1)	130,000,000	130,000,000	AREF	Y	Y
Total	$160,000,000	$160,000,000

(1)	Notes are expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the loan is Nashville Hospitality, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 99.99%-owned by individual investor members and no single individual investor member directly or indirectly owns 20% or more of the interests. The remaining 0.01% interest is primarily owned by James M. Lippman.

The Sponsor. The loan’s sponsor is James M. Lippman, the Chairman and Chief Executive Officer at JRK Property Holdings (“JRK”) which he founded in 1991. JRK currently owns and operates over $6.0 billion in real estate and has been recognized by both the National Multi-Housing Council and Multifamily Executive Magazine as one of the largest multifamily owners and managers in the United States. In addition to JRK’s presence in the multifamily sector, JRK Hotel Group is involved in the hospitality market as well, with a portfolio of luxury boutiques and flag hotels in Manhattan, Santa Monica, San Francisco, Portland and Nashville. In addition to the Sheraton Grand Nashville Downtown property, the sponsor also owns the 287-room Holiday Inn Express Nashville which is located in downtown Nashville. See also “Description of the Mortgage Pool— Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The property is a 482-key, Sheraton Grand, full-service hotel property and adjacent parking garage located in downtown Nashville, Tennessee on a 1.1-acre site. The property was originally constructed in 1975 as a Hyatt hotel and reportedly operated as a Crowne Plaza hotel prior to its conversion to a Sheraton flagged hotel in 1999/2000. The property was subsequently renovated between 2014 and 2017. In 2014, all guestrooms and most public areas were completely renovated. The Skye meeting room and ballroom, located on the top floor and offering a 360-degree view of Nashville, were added in early 2017. The total cost of the renovations was $36.2 million or $75,149 per room. Following such renovations in 2017 the property received the Sheraton Grand designation, an elite classification for full service hotels in the Sheraton brand, and is one of six Sheraton Grand hotels in the United States. The hotel offers 482 guestrooms, a restaurant, lounge, indoor pool, fitness center, business center, sundry shop, and approximately 23,554 SF of dedicated meeting space. The 482 guestrooms are located on floors 3 through 25 and include 475 standard king or double-double rooms, six executive or one-bedroom suites, and a presidential suite. All rooms feature Sheraton’s Sweet Sleeper Bed, wired and wireless high speed Internet access, oversized work desks, LCD televisions, and in-room movies. The 24th floor contains a two-bay Sheraton Club lounge.

A-2-100

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

The top floor of the hotel was formerly a revolving restaurant that has been converted to a bar and meeting room called Skye which conversion was completed in 2017. Skye is open nightly for cocktails. The 23,554 SF meeting space is spread amongst 10 rooms, the largest of which is 10,680 SF. A 455-space, eight-level parking garage is located adjacent to and attached to the hotel. Parking is operated under a short term parking agreement with a local parking/valet company. Currently, parking rates for guests are $39.00 for overnight valet or self-parking. As of trailing twelve months ending August 31, 2018, parking revenue totaled $2.3 million.

The property’s main entrance is along Union Street, with primary entrance to the parking structure along 7th Avenue North across a large park (Legislative Plaza) from the state capitol. The neighborhood is dominated by government buildings, most notably the state capitol. The surrounding buildings include the Military Branch Museum, Tennessee Performing Arts Center, Nashville Public Library, and a number of office buildings.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Sheraton Grand Nashville Downtown(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	82.5%	$224.16	$185.03	77.8%	$211.27	$164.36	94.3%	94.2%	88.8%
2016	84.3%	$239.33	$201.82	77.9%	$241.40	$188.15	92.4%	100.9%	93.2%
2017	85.5%	$245.05	$209.44	79.5%	$240.40	$191.12	93.0%	98.1%	91.2%
TTM(3)	86.1%	$243.89	$209.89	79.8%	$236.45	$188.58	92.7%	96.9%	89.8%

(1)	Source: Third party report. Competitive set includes Renaissance Nashville Hotel, Holiday Inn Express Nashville Downtown Conference Center, Hilton Nashville Downtown, Hotel Indigo Nashville and Hyatt Place Nashville Downtown.

(2)	Source: Borrower Financials.

(3)	Represents the trailing twelve month period ending July 31, 2018 for the competitive set and the trailing twelve month period ending August 31, 2018 for Sheraton Grand Nashville Downtown.

The Market. The property is located in Nashville, Tennessee in the downtown Nashville area. Nashville is home to a variety of industries and companies, making for a relatively diverse economy. According to the appraisal, leading employment sectors in the Nashville metropolitan statistical area include professional and business services (16.3% of total employment), education and health services (15.3%), government (11.9%), leisure and hospitality services (11.3%), and retail trade (10.1%). Furthermore, according to the Nashville Convention & Visitors Corp, Nashville welcomed an estimated 14.5 million visitors in 2017, a 4.6% increase over 2016’s record of 13.9 million visitors. This represented the ninth consecutive year of positive year-over-year growth in visitor volume since 2008, at a compound growth rate of 5.8%.

Furthermore, according to a third party report, the population in the Nashville-Davidson-Murfreesboro-Franklin MSA increased by a compound annual rate of 2.0% from 2012 through 2017. As of February 2018, Nashville had an unemployment rate of 2.7%, the U.S.’s lowest unemployment rate for cities greater than 1 million people according to the Bureau of Labor Statistics.

The Sheraton Grand Nashville Downtown property offers a convenient location in downtown Nashville, proximate to the State Capitol and numerous government office buildings as well as a short walk to the Nashville Music City Center (city convention center), Country Music Hall of Fame and Museum, Bridgestone Arena and Broadway, the main thoroughfare through downtown Nashville. The property is across the street from the Tennessee State Capitol including Legislative Plaza and the Tennessee Performing Arts Center. Additionally, a new $195 million federal courthouse is currently under construction one block south of the property (south of Church Street). The hotel is also proximate to Capitol View which is a 32-acre mixed-use development located in the North Gulch area of downtown just west of the Tennessee State Capitol downtown and will include 1.1 million SF of office space, 130,000 SF of specialty retail and restaurants, a 169-room Hampton Inn & Suites, 378 upscale multi-family apartment units, a 2.5-acre urban activity park and community space and jogging and bike trails connected to the Nashville Greenway system.

A-2-101

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

According to a third party report, the downtown submarket (where the property is located) has over 9.4 million SF of office space as of Q2 2018 with a total vacancy rate of 8.9% and approximately 1.0 million SF under construction. Recent major employment announcements for Nashville include AllianceBernstein Holding LP, which announced in May 2018 that it will be relocating its headquarters to the central business district in Nashville with a total expected headcount of 1,050 in total by 2022. Additionally, Cherry Bekaert, which in 2017 bought Frazier Dean & Howard to enter the Nashville market, signed a long-term lease to take a section of the 12th floor at 222 2nd Avenue South. The firm plans to relocate all employees from the current West End Avenue location in October 2018. In early 2018, global technology company, Asurion announced it would create 400 information technology jobs as it consolidates operations into a new corporate headquarters in downtown Nashville, with construction of the new office to begin in the first quarter of 2019 and open in the third quarter of 2021.

The hotel’s demand segmentation is 47.0% meeting & group, 25.0% commercial, and 28.0% leisure versus market demand segmentation of 41.6% meeting & group, 31.1% commercial, and 27.3% leisure. Meeting and group demand is primarily generated by corporate groups that visit the area business and meetings. Additional demand is generated by youth sports teams that travel to the area for various tournaments and sports fields. Commercial demand is generated by headquarters and large regional offices especially in the professional & business services and health care industries in the area. Additionally, the property currently accommodates airline crew business from United Airlines and British Airlines. Other top accounts include Deloitte, PricewaterhouseCoopers, KPMG, Accenture, Ernst & Young, Google, and Bank of America. Leisure demand is generated by leisure attractions in the immediate downtown area including the Country Music Hall of Fame & Museum, Bridgestone Arena, Ryman Auditorium and The Johnny Cash Museum & Café, among others.

The hotel competes predominantly with other hotels in the immediate downtown Nashville market to varying degrees and for various market segments. Below are the profiles of the hotels in a third party research provider’s competitive set. The competitive hotels range in size from 161 to 673 rooms, and collectively contain an aggregate of 1,706 rooms.

Competitive Hotels Profile(1)

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Sheraton Grand Nashville Downtown	482	1975	23,554	25%	47%	28%	79.5%(2)	$240.40(2)	$191.12(2)
Hotel Indigo Nashville	161	2010	6,500	40%	20%	40%	85% - 90%	$215 - $220	$185 - $190
Renaissance Nashville Hotel	673	1987	69,408	20%	65%	15%	85% - 90%	$235 - $240	$205 - $210
Holiday Inn Express Nashville Downtown	287	1989	9,980	45%	25%	30%	75% - 80%	$225 - $230	$170 - $175
Hilton Nashville Downtown	330	2000	13,487	30%	50%	20%	85% - 90%	$280 - $285	$245 - $250
Hyatt Place Nashville Downtown	255	2013	3,386	35%	20%	45%	80% - 85%	$260 - $265	$205 - $210
Total(3)	1,706

(1)	Source: Appraisal.

(2)	Source: Borrower Financials.

(3)	Excludes subject property.

According to the appraisal, supply in the subject market has fluctuated since 2013 with the additions of the 800-room Omni in September 2013, the 255-room Hyatt Place in November 2013, and the 214-room Hilton Garden Inn in June 2015. Further, the Hampton Inn & Suites Nashville Downtown added 53 guestrooms beginning in March 2018. Occupancy growth has occurred in the subject market since 2013 with demand outpacing supply in every year except 2013. According to the appraisal, approximately 3,847 rooms were under construction and expected to open between October 2018 and February 2021. The appraiser identified seven hotels which recently opened or expected to be opened in the next three years which have some degree of competitiveness to the Sheraton Grand Nashville Downtown property.

A-2-102

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

Competitive New Supply(1)

Property	Address	Number of Rooms	Percent Competitive	Opening Date
Hyatt Regency	1010 Broadway, Nashville, TN	591	75%	October 2020
Hampton Inn & Suites Capitol View	530 11th Avenue North, Nashville, TN	169	40%	January 2020
Holiday Inn & Suites	415 4th Avenue South, Nashville, TN	230	35%	February 2019
AC Hotel by Marriott	410 5th Avenue South, Nashville, TN	209	30%	December 2018
JW Marriott Nashville	201 8th Avenue South, Nashville, TN	533	25%	July 2018
Drury Plaza	315 3rd Avenue South, Nashville, TN	390	25%	January 2020
Hyatt Centric	222 2nd Avenue South, Nashville, TN	252	25%	February 2021

(1)	Source: Appraisal.

Operating History and Underwritten Net Cash Flow

	2015(1)	2016(1)	2017(1)	TTM(1)(2)	Underwritten	Per Room	%(3)
Occupancy	77.8%	77.9%	79.5%	79.8%	79.8%
ADR	$211.27	$241.40	$240.40	$236.45	$236.45
RevPAR	$164.36	$188.15	$191.12	$188.58	$188.58
Room Revenue	$28,916,672	$33,191,112	$33,622,909	$33,176,739	$33,176,739	$68,831	67.4%
Food and Beverage	7,433,620	8,487,011	10,505,293	11,426,423	11,426,423	$23,706	23.2%
Parking Revenues	2,263,076	2,275,618	2,267,665	2,285,149	2,285,149	$4,741	4.6%
Other Departmental Revenues	1,651,253	1,395,596	1,994,595	2,324,260	2,324,260	$4,822	4.7%
Total Revenue	$40,264,621	$45,349,337	$48,390,462	$49,212,571	$49,212,571	$102,101	100.0%
Room Expense	5,239,682	6,617,650	6,514,242	6,384,237	6,384,237	$13,245	19.2%
Food and Beverage Expense	4,199,211	4,631,835	5,345,352	5,587,191	5,587,191	$11,592	48.9%
Parking Expense	798,097	779,063	799,254	762,512	762,512	$1,582	33.4%
Other Departmental Expenses	165,628	186,387	321,464	280,737	280,737	$582	12.1%
Departmental Expenses	$10,402,618	$12,214,935	$12,980,312	$13,014,677	$13,014,677	$27,001	26.4%
Departmental Profit	$29,862,003	$33,134,402	$35,410,150	$36,197,894	$36,197,894	$75,099	73.6%
Operating Expenses	10,782,355	12,057,580	12,139,625	11,977,935	12,082,854	$25,068	24.6%
Gross Operating Profit	$19,079,648	$21,076,822	$23,270,525	$24,219,959	$24,115,040	$50,031	49.0%
Fixed Expenses	1,082,486	1,136,394	1,693,392	1,835,346	1,908,785	$3,960	3.9%
Net Operating Income	$17,997,162	$19,940,428	$21,577,133	$22,384,613	$22,206,255	$46,071	45.1%
FF&E	1,610,585	1,813,973	1,935,618	1,968,503	1,968,503	$4,084	4.0%
Net Cash Flow	$16,386,577	$18,126,455	$19,641,515	$20,416,110	$20,237,752	$41,987	41.1%

(1)	The sponsor has owned the property since 2012 and invested approximately $36.2 million since acquisition in upgrades to the property. Since acquisition, the net cash flow at the property increased from approximately $7.2 million to $20.2 million as of TTM August 2018.

(2)	Represent the trailing twelve-month period ending August 31, 2018.

(3)	% column represents percentage of Total Revenue except for Room Expense, Food and Beverage, Parking and Other Department Expenses, which is based on their corresponding revenue line items.

A-2-103

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

Property Management. The property is managed by JRK Residential Group, Inc., an affiliate of the sponsors.

Franchise Agreement. The property operates as a Sheraton Grand hotel under a franchise agreement with the owner that expires in August 2032. The Sheraton brand operates 441 hotels worldwide, totaling 155,750 rooms.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,166,485 for real estate taxes and $1,000,000 for FF&E.

Tax Escrow – On a monthly basis, the borrower is required to escrow one-twelfth of the annual estimated tax payments, which currently equals $129,609.

Insurance Escrow – The requirement of the borrowers to make monthly deposits to the insurance reserve account is waived so long as an acceptable blanket policy is in place. If an acceptable blanket policy is no longer in effect, on a monthly basis, the borrower is required to escrow one-twelfth of the annual estimated insurance payments, which currently equals $28,989.

FF&E Escrow – On a monthly basis, the borrower is required to escrow the greater of (i) 4.0% of operating income, which currently equals $164,042 or (ii) the amount required to be reserved pursuant to the franchise agreement.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents including, without limitation, all credit card company payments to be transmitted directly into the applicable lockbox account. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default under the loan documents; or (ii) the failure by the borrower, as of the end of two consecutive calendar quarters, to maintain a DSCR of at least 1.50x; and will end provided that with respect to clause (i) once the event of default has been cured and with respect to clause (ii) once the DSCR is at least 1.50x for at least two consecutive calendar quarters. The borrower has the right at any time to deliver to the lender either cash or an acceptable letter of credit in an amount that, when applied to reduce the then-outstanding principal, would cause the DSCR to be at least equal to 1.50x (“Minimum DSCR Maintenance Amount”) in order to avoid or end a Cash Management Period.

The borrower has the right, three times during the loan term, to request that the lender apply funds in the cash collateral account (other than any Minimum DSCR Maintenance Amount then on deposit) to any debt service shortfall.

A-2-104

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A-2-105

Mortgage Loan No. 8 — Indian Hills Senior Community

A-2-106

Mortgage Loan No. 8 — Indian Hills Senior Community

A-2-107

Mortgage Loan No. 8 — Indian Hills Senior Community

A-2-108

Mortgage Loan No. 8 — Indian Hills Senior Community

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,350,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,350,000	Property Type - Subtype:	Multifamily – High Rise
% of Pool by IPB:	3.8%	Net Rentable Area (Units):	1,572
Loan Purpose:	Refinance	Location:	Euclid, OH
Borrower:	Euclid Indian Hills, LLC	Year Built / Renovated:	1964 / 2006
Sponsor:	Michael E. Gibbons	Occupancy:	93.1%
Interest Rate:	5.1300%	Occupancy Date:	8/2/2018
Note Date:	8/16/2018	Number of Tenants:	NAP
Maturity Date:	9/6/2028	2015 NOI(3):	$2,397,880
Interest-only Period:	60 months	2016 NOI(3):	$3,288,284
Original Term:	120 months	2017 NOI(3):	$4,148,691
Original Amortization:	360 months	TTM NOI(3)(4)(5):	$4,288,180
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.2%
Call Protection:	L(26), Def (89), O(5)	UW Revenues:	$10,566,417
Lockbox(2):	Springing	UW Expenses:	$5,944,870
Additional Debt(1):	Yes	UW NOI(5):	$4,621,547
Additional Debt Balance(1):	$22,000,000	UW NCF:	$4,228,547
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Unit:	$80,000,000 / $50,891
Additional Future Debt Permitted:	No	Appraisal Date:	6/1/2018

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$32,665
Taxes:	$497,268	$124,317	N/A	Maturity Date Loan / Unit:	$30,188
Insurance:	$234,079	$18,006	N/A	Cut-off Date LTV:	64.2%
Replacement Reserves:	$0	$32,750	N/A	Maturity Date LTV:	59.3%
Immediate Repairs:	$449,381	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	1.38x / 1.26x
				UW NOI / UW NCF IO DSCR:	1.73x / 1.58x
				UW NOI / UW NCF Debt Yield:	9.0% / 8.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$51,350,000	100.0%	Payoff Existing Debt:	$42,027,674	81.8%
			Return of Equity:	7,376,710	14.4
			Upfront Reserves:	1,180,728	2.3
			Closing Costs:	764,888	1.5
Total Sources:	$51,350,000	100.0%	Total Uses:	$51,350,000	100.0%

(1)	The Indian Hills Senior Community loan is part of a larger split whole loan evidenced by three pari passu notes with an aggregate Cut-off Date balance of $51.35 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	For more detailed information refer to the table entitled “Operating History and Underwritten Net Cash Flow” below. The property was acquired by the sponsor in 2015. The property was 83.3% occupied at the time of purchase with over 100 units not rentable. Since acquisition, the property has increased occupancy from 85.5% in 2016 to 88.8% in 2017. Rents per unit have also improved from $495 in 2016 to $532 in 2017.

(4)	Represents the trailing twelve months ending June 30, 2018.

(5)	The increase in UW NOI from TTM NOI is primarily due to an increase in occupancy and decrease in leasing expenses.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-2-109

Mortgage Loan No. 8 — Indian Hills Senior Community

The Loan. The Indian Hills Senior Community Whole Loan is a $51.35 million first mortgage loan secured by the fee interest in a 1,572 unit age-restricted high rise multifamily property located in Euclid, Ohio. The loan has a 10-year term and will amortize on a 360-month schedule after a 60 month initial interest-only period.

The Whole Loan is evidenced by three pari passu notes. Notes A-1 and A-3 are being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. Note A-1 is the controlling note for the Whole Loan, and the Whole Loan is expected to be serviced under the CSAIL 2018-C14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2018-C14 pooling and servicing agreement, the CSAIL 2018-C14 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of Note A-2 is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Notes A-1, A-3	$29,350,000	$29,350,000	CSAIL 2018-C14	Y	Y
Note A-2	22,000,000	22,000,000	WFCM 2018-C47	N	N
Total	$51,350,000	$51,350,000

The Borrower. The borrowing entity for the loan is Euclid Indian Hills, LLC, an Ohio limited liability company and special purpose entity. The borrowing entity is 30.0% owned by Michael E. Gibbons, and otherwise owned by four other members.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Michael E. Gibbons. Mr. Gibbons has over 30 years of real estate experience and is the founder of Brown Gibbons Lang & Company. Mr. Gibbons currently owns a portfolio of over 30 properties totaling over 7,000 apartment units that range from approximately 500 to 1,000 SF. See also “Description of the Mortgage Pool— Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The property is a 1,572-unit age-restricted high rise multifamily property located in Euclid, Ohio. Built in 1964 and renovated in 2006, the property is located approximately 8.8 miles northeast of downtown Cleveland and provides housing for adults that are 55 years old or older. The property consists of 10 six-story, residential buildings and six single-story non-residential buildings located on approximately 29.0 acres. The property provides 774 garage parking spaces and has a total of 1,574 parking spaces, or 1.0 parking space per unit. As of August 2, 2018, the property was 93.1% leased.

The property contains 86 studio units (5.5%), 1,036 one-bedroom, one bath units (65.9%), 279 two-bedroom, one bath units (17.7%), and 171 two-bedroom, one and a half bath units (10.9%). Studio units are approximately 380 SF, one-Bedroom, one bath units are approximately 585 SF, two-bedroom, one bath units are approximately 796 SF, and two-bedroom, one and a half bath units are approximately 868 SF, with an overall average unit size of 643 SF. Property amenities include a party room in each building, an indoor pool, a clubhouse, a movie theater and a fitness center. Since acquiring the property in 2015, the sponsor has invested a total of $3,681,697 ($2,342 per unit) in capital improvements. Renovations include common area upgrades, unit upgrades and renovations, and HVAC and boiler repairs.

The property is located adjacent to the Euclid Adult Activities Center, which hosts daily exercise classes and creative events and activities, and adjacent to the Willows Health and Rehab Center, which offers extensive rehabilitation and recovery services along with long-term care and skilled nursing. The property is approximately 4.5 miles from the Euclid Senior Center, which offers health and fitness classes, crafts, recreational activities, planned trips and many other activities. Regional access to the neighborhood is provided by U.S. Route 6 and Interstate 90, which are approximately one mile southwest and two miles south of the property, respectively. The property offers shuttle service to the Euclid Senior Center as well as the grocery store or other destinations in high demand by the residents.

A-2-110

Mortgage Loan No. 8 — Indian Hills Senior Community

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Studio – A	77	4.9%	65	84.4%	380	$452	$1.19	$500	$1.32
Studio – B	9	0.6	4	44.4%	380	$466	$1.23	$550	$1.45
One Bedroom, One Bath - A	885	56.3	854	96.5%	585	$539	$0.92	$585	$1.00
One Bedroom, One Bath - B	151	9.6	111	73.5%	585	$595	$1.02	$635	$1.09
Two Bedroom, One Bath - A	100	6.4	95	95.0%	799	$622	$0.78	$650	$0.81
Two Bedroom, One Bath - B	179	11.4	173	96.6%	793	$631	$0.80	$685	$0.86
Two Bedroom, One and a Half Bath – A	170	10.8	161	94.7%	868	$648	$0.75	$750	$0.86
Two Bedroom, One and a Half Bath – B	1	0.1	1	100.0%	868	$644	$0.74	$750	$0.86
Total/Wtd. Avg.	1,572	100.0%	1,464	93.1%	643	$568	$0.88	$619	$0.97

(1)	Based on the underwritten rent roll dated August 2, 2018 unless otherwise indicated. There are an additional two commercial units at the property.

(2)	Source: Appraisal.

The Market. The property is located in Euclid, Ohio in the Euclid, Ohio submarket. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the property is 12,410, 102,732 and 249,821, respectively, and the 2017 estimated average household income within the same radii is $38,022, $48,887 and $59,286, respectively. More specifically, according to the appraisal the estimated population within a one-, three- and five-mile radius for ages 65 and older has grown 6.1%, 4.4% and 4.4%, respectively, from 2010 to 2017 and is projected to grow 11.8%, 9.6% and 9.9%, respectively, from 2017 to 2022, respectively. As of fourth quarter 2017, the submarket reported an average vacancy of 3.4%.

The appraiser identified four comparable rental properties, ranging from 474 units to 738 units, which were constructed between 1965 and 1968. The competitive set reported a weighted average occupancy of approximately 97.2%, with average rents ranging from $672 to $768 per unit. Average rents at the property are below the competitive set. The properties in the appraisal’s competitive set are all located within approximately 4.2 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
Indian Hills Senior Community	1964	1,572(2)	643(2)	$568(2)	93.1%(2)	N/A
Dorchester Village	1965	474	706	$672	98.3%	3.3 miles
Bishop Park Apartments	1965	615	772	$768	98.7%	3.8 miles
Water’s Edge	1966	426	748	$682	94.0%	4.1 miles
Harbor Crest	1968	738	759	$714	97.1%	4.2 miles
Total/Wtd. Avg.(3)		2,253	2,985	$714	97.2%

(1)	Source: Appraisal unless otherwise indicated.

(2)	Based on underwritten rent roll dated August 2018.

(3)	Excludes the subject property.

A-2-111

Mortgage Loan No. 8 — Indian Hills Senior Community

Historical and Current Occupancy(1)

2015(2)	2016(3)	2017(3)	Current(4)
83.3%	85.5%	88.8%	93.1%

(1)	Source: Historical Occupancy is provided by the sponsor.

(2)	As of December 31, 2015.

(3)	Average occupancy for the indicated year.

(4)	Based on the August 2018 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2015(1)	2016(1)	2017(1)	TTM(1)(2)(3)	Underwritten(3)	Per Unit	%(4)
Rents in Place	$10,440,196	$10,361,317	$10,452,550	$10,520,447	$9,984,162	$6,351	94.3%
Vacant Income	0	0	0	0	598,920	$381	5.7%
Gross Potential Rent	$10,440,196	$10,361,317	$10,452,550	$10,520,447	$10,583,082	$6,732	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.00%
Net Rental Income	$10,440,196	$10,361,317	$10,452,550	$10,520,447	$10,583,082	$6,732	100.0%
(Vacancy/Collection Loss)	(1,692,112)	(1,654,925)	(1,086,997)	(921,588)	(720,643)	($458)	(6.8%)
Other Income(5)	700,634	602,098	661,383	691,172	703,979	$448	6.7%
Effective Gross Income	$9,448,718	$9,308,490	$10,026,936	$10,290,031	$10,566,417	$6,722	100.0%
Total Expenses	$7,050,838	$6,020,206	$5,878,245	$6,001,851	$5,944,870	$3,782	56.3%
Net Operating Income	$2,397,880	$3,288,284	$4,148,691	$4,288,180	$4,621,547	$2,940	43.7%
Total TI/LC, Capex/RR	0	0	0	0	393,000	$250	3.7%
Net Cash Flow	$2,397,880	$3,288,284	$4,148,691	$4,288,180	$4,228,547	$2,690	40.0%

(1)	The property was acquired by the sponsor in 2015. The property was 83.3% occupied at the time of purchase with over 100 units not rentable. Since acquiring the property, the sponsor has invested a total of $3,681,697 in capital improvements. All 100 unrentable units were brought back online to rent and a total of 340 units were gut renovated and rented at a premium to other units. Since acquisition, the property has shown increasing occupancy from 85.5% in 2016 to 88.8% in 2017. Rents per unit have also improved from $495 in 2016 to $532 in 2017.

(2)	TTM represents the trailing twelve month period ending June 30, 2018.

(3)	The increase in Net Operating Income from TTM to Underwritten is primarily due to an increase in occupancy and decrease in leasing expenses.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

(5)	Other Income consists of cable income, pet fees, laundry income and additional fees.

Property Management. The property is managed by AIY Properties, Inc. (“AIY”), an affiliate of the sponsor. In 2008, AIY formed an exclusive partnership with the sponsor agreeing to operate his current holdings and identify new acquisition opportunities in the Cleveland area. The sponsor and AIY have acquired nearly 6,000 units across Northeast Ohio.

Escrows and Reserves. At origination, the borrower deposited into escrow $497,268 for real estate taxes, $234,079 for insurance, and $449,381 for immediate repairs.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual tax payments, which currently equates to $124,317.

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of annual insurance premiums, which currently equates to $18,006.

Replacement Reserve – On a monthly basis, the borrower is required to deposit an amount equal to $32,750 ($250 per unit annually).

A-2-112

Mortgage Loan No. 8 — Indian Hills Senior Community

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. No later than ten business days following the first occurrence of an event of default under the loan and/or a DSCR less than 1.10x, the borrower is required to promptly establish and maintain a lockbox account with the lockbox bank in trust for the benefit of the lender into which all rents and other income from the property will be deposited. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, and any excess cash flow, will be held as additional collateral for the loan.

A “Cash Management Trigger Event” will occur upon (i) the occurrence and continuation of an event of default under the loan; (ii) an event of default under the property management agreement; or (iii) a DSCR less than 1.10x, unless the borrower satisfies the Cash Management Trigger Event Prevention Condition (as defined below). A Cash Management Trigger Event will end with respect to clause (i) when such event of default has been cured and accepted by the lender in its sole and absolute discretion; with respect to clause (ii) when the default under the property management agreement has been cured, or when the borrower has entered into a replacement management agreement with a qualified manager in accordance with the related loan documents; with respect to clause (iii) the date the trailing 12-month amortizing net operating income DSCR is greater than 1.15x for two consecutive calendar quarters (not taking into account any amount deposited with the lender as part of the borrower’s satisfaction of the Cash Management Trigger Event Prevention Condition, if applicable), and certain other conditions have been satisfied.

A “Cash Management Trigger Event Prevention Condition” means (a) the borrower deposits with the lender the sum of $550,000 (in the form of cash or a letter of credit) and (b) such amount remains on deposit with the lender until such time as a Cash Management Trigger Event cure has occurred.

A-2-113

Mortgage Loan No. 9 — Holiday Inn FiDi

A-2-114

Mortgage Loan No. 9 — Holiday Inn FiDi

A-2-115

Mortgage Loan No. 9 — Holiday Inn FiDi

A-2-116

Mortgage Loan No. 9 — Holiday Inn FiDi

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.2%	Net Rentable Area (Rooms):	492
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Golden Seahorse LLC	Year Built / Renovated:	2014 / NAP
Sponsor:	Jubao Xie	Occupancy / ADR / RevPAR:	92.5% / $177.63 / $164.36
Interest Rate:	5.1205%	Occupancy / ADR / RevPAR Date:	6/30/2018
Note Date:	9/18/2018	Number of Tenants:	NAP
Maturity Date:	10/6/2028	2015 NOI:	$10,932,254
Interest-only Period:	120 months	2016 NOI(4):	$10,597,216
Original Term:	120 months	2017 NOI(4):	$11,471,090
Original Amortization:	None	TTM NOI(4)(5):	$12,683,790
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	92.5% / $177.63 / $164.36
Call Protection(2):	L(25), Def(90), O(5)	UW Revenues:	$30,047,207
Lockbox(3):	Hard	UW Expenses:	$17,696,201
Additional Debt(1):	Yes	UW NOI:	$12,351,006
Additional Debt Balance(1):	$112,025,000	UW NCF:	$11,149,117
Additional Debt Type(1):	Pari Passu, Subordinate	Appraised Value / Per Room:	$233,000,000 / $473,577
Additional Future Debt Permitted:	No	Appraisal Date:	7/26/2018

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$176,880
Taxes:	$1,617,071	$323,414	N/A	Maturity Date Loan / Room:	$176,880
Insurance:	$189,683	$31,614	N/A	Cut-off Date LTV:	37.3%
FF&E Reserves:	$0	(6)	N/A	Maturity Date LTV:	37.3%
Seasonality Reserve:	$1,300,000	Springing	$1,300,000	UW NOI / UW NCF DSCR:	2.73x / 2.47x
				UW NOI / UW NCF Debt Yield:	14.2% / 12.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan A Notes:	$87,025,000	63.5%	Payoff Existing Debt:	$125,829,280	91.8%
Mortgage Loan B Note:	50,000,000	36.5	Return of Equity:	4,286,252	3.1
			Closing Costs:	3,802,714	2.8
			Upfront Reserves:	3,106,754	2.3
Total Sources:	$137,025,000	100.0%	Total Uses:	$137,025,000	100.0%

(1)	The Holiday Inn FiDi loan is part of a larger split whole loan (the “Whole Loan”) that is evidenced by (i) three pari passu notes with an aggregate Cut-off Date balance of $87.03 million (collectively, the “A Notes”) and (ii) a subordinate note with a Cut-off Date balance of $50.0 million (the “B Note”). The financial information in the chart above and herein reflects the balance of the A Notes and excludes the B Note. The Cut-off Date Loan / Room, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $278,506, 58.8%, 1.69x, 1.53x, 9.0%, and 8.1% respectively.

(2)	Defeasance of the Whole Loan is permitted at any time after the earlier of (i) September 18, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized.

(3)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” section below.

(4)	Net Operating Income has increased from 2016 to TTM June 2018 due to an increase in occupancy from 82.2% to 92.5%.

(5)	Represents trailing twelve months ending June 30, 2018.

(6)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” section below.

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Mortgage Loan No. 9 — Holiday Inn FiDi

The Loan. The Holiday Inn FiDi Whole Loan is a $137.025 million first mortgage loan secured by the fee interest in a 492-room, full-service hotel property located in New York, New York. The loan has a 10-year term and is interest-only for the entire term of the loan. The Whole Loan is comprised of three pari passu senior promissory notes with an aggregate Cut-Off Date balance of $87.025 million and a subordinate promissory note with a Cut-Off Date balance of $50.0 million.

The Whole Loan is currently being serviced pursuant to the WFCM 2018-C47 pooling and servicing agreement. Note A-3-A is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. From and after the securitization of Note A-1-A, the Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization that includes Note A-1-A. The holder of the B Note (the “Controlling Noteholder”) is entitled to exercise all of the rights of the controlling noteholder with respect to the Whole Loan, including certain consent rights regarding certain major servicing decisions and the right to replace the special servicer with respect to the Whole Loan; provided that after the occurrence of certain control shift events, the holder of Note A-1-A or its representative will be entitled to exercise such rights and the holders of Notes A-2 and A-3-A or their respective representatives will be entitled, under certain circumstances, to consult with respect to certain major servicing decisions. For more information see “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans – The Holiday Inn FiDi Whole Loan” in the Prospectus. The related controlling pari passu companion loan is expected to be contributed to the CGCMT 2018-C6 securitization transaction scheduled to close on or about December 11, 2018.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1-A	$27,025,000	$27,025,000	CGCMT 2018-C6(1)	Y	N
Note A-2	35,000,000	35,000,000	WFCM 2018-C47	N	N
Note A-3-A	25,000,000	25,000,000	CSAIL 2018-C14	N	N
Note B	50,000,000	50,000,000	Unaffiliated Third Party Purchaser	N	Y
Total	$137,025,000	$137,025,000

(1)       The CGCMT 2018-C6 transaction is expected to close on December 11, 2018.

The Borrower. The borrower is Golden Seahorse LLC, a Delaware limited liability company and single purpose entity with two independent directors. Counsel to the borrower delivered a non-consolidation opinion in connection with origination.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Jubao Xie who is the managing member of Golden Seahorse LLC and has over 25 years of experience in commercial real estate investing and development. Mr. Xie founded Yiduo Group in 1992 which invests in real estate development, commercial spaces, property management and financial services. Mr. Xie still serves as the chairmen of Yiduo Group, which owns 16 subsidiaries. In 2009, Mr. Xie invested in and developed over 100 residential houses in Seattle.

The Property. The property is a 492-room, full service, Holiday Inn, hotel property located in the financial district of New York City. The property was constructed in 2014 and consists of a 50-story hotel building located on a 0.17 acre site. The unit mix at the property consists of 273 king rooms, 183 double/double rooms, 35 queen rooms, and one suite. Each room features a flat-panel television, a dresser, bedside tables, a desk and chair, wall sconces and floor lamps. Amenities at the property include a restaurant and lounge, a fitness center, a business center, on-site guest self-service laundry, and ice machines. The Holiday Inn FiDi also includes the St. George Tavern restaurant which seats approximately 120 people.

The property is located one block away from the Rector Street subway station where the 1, N, Q, R and W subway lines are located, 0.1 miles from Wall Street subway station where the 4 and 5 subway lines are located and 0.2 miles from the Broad Street subway station where the J and Z subway lines are located.

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Mortgage Loan No. 9 — Holiday Inn FiDi

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Holiday Inn FiDi Hotel(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	85.5%	$202.42	$173.01	73.1%	$193.44	$141.45	85.6%	95.6%	81.8%
2016	90.3%	$193.70	$174.87	82.2%	$182.89	$150.39	91.1%	94.4%	86.0%
2017	91.8%	$186.50	$171.17	89.0%	$175.79	$156.41	96.9%	94.3%	91.4%
TTM(3)	92.8%	$188.92	$175.26	92.5%	$177.63	$164.36	99.7%	94.0%	93.8%

(1)	Source: Third Party Data Provider unless otherwise indicated. The competitive set includes: Holiday Inn Manhattan Financial District, The Watson Hotel, Edison Hotel, The Gallivant Times Square, Doubletree New York City Financial District, and Four Points by Sheraton New York Downtown.

(2)	Source: Borrower financials.

(3)	Representing the trailing-twelve month period ending June 30, 2018.

The Market. The property is located in New York, New York in the Financial District submarket of Manhattan. The property is located on the northeast corner of Rector and Washington Streets, adjacent to the 9/11 Memorial Museum and 0.2 miles from the 9/11 Memorial Plaza. It is estimated that during 2017 the 9/11 Memorial Plaza had approximately 33 million visitors and the 9/11 Memorial Museum had approximately five million visitors. The property is located 0.3 miles from the World Trade Center Transportation Hub, known as Oculus, which is estimated to serve approximately 250,000 PATH daily commuters and millions of annual visitors.

According to the appraisal, the estimated 2018 population within a one-, three-, and five-mile radius of the property is expected to be 86,914, 874,796, and 2,272,525, respectively; the estimated 2018 average household income within the same one-, three-, and five-mile radii is expected to be $154,407, $129,878, and $113,998, respectively. A third party hospitality research report identified six other hotels within the property’s competitive set. Occupancy for the competitive set has increased from 91.8% during 2017 to 92.8% during the trailing 12 month period ending with June 2018. Occupancy at the property for these same periods has increased from 89.1% to 91.8%. The average daily rate (“ADR”) for the competitive set has increased from $186.50 during 2017 to $188.92 during the trailing 12 month period ending with June 2018. ADR for the property was $175.62 in 2017 and $179.02 during the trailing 12 month period ending with June 2018. As a result of the increased occupancy and ADR at the property, revenue per room (“RevPAR”) has increased from $156.42 in 2017 to $164.37 in the trailing 12-month period ending with June 2018.

The appraiser identified six comparable hotel properties, ranging from 81 rooms to 569 rooms that were constructed between 1991 and 2016. The competitive set reported a weighted average occupancy of approximately 89% for 2017, with average daily rates ranging from $194 to $269 per room. The properties in the appraisal’s competitive set (shown below) are all located in the financial district within approximately 0.4 miles of the property and are shown in the below table.

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Mortgage Loan No. 9 — Holiday Inn FiDi

Competitive Hotels Profile(1)

				Estimated Market Mix				2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Extended- Stay	Occupancy	ADR	RevPAR
Holiday Inn FiDi	492	2014	N/A	38%	15%	41%	6%	89%	$175.79	$156.41
Doubletree New York City Financial District	399	2010	234	38%	15%	41%	6%	89%	$209.00	$186.01
Hampton Inn Manhattan Downtown Financial District	81	2014	N/A	37%	2%	56%	5%	92%	$200.00	$184.00
Marriott New York Downtown	513	1991	11,970	30%	33%	32%	5%	85%	$269.00	$228.65
Hilton Millennium New York Downtown	569	1992	3,550	36%	20%	38%	6%	90%	$265.00	$238.50
Four Points by Sheraton New York Downtown	261	2016	1,444	41%	10%	44%	5%	90%	$204.00	$183.60
Holiday Inn New York City Wall Street	113	2008	N/A	38%	15%	41%	6%	94%	$194.00	$182.36
Total(2)	1,936

(1)	Source: Appraisal.

(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow

	2015	2016(1)	2017(1)	TTM(1)(2)	Underwritten	Per Room	%(3)
Occupancy	73.1%	82.2%	89.0%	92.5%	92.5%
ADR	$193.44	$182.89	$175.79	$177.63	$177.63
RevPAR	$141.45	$150.39	$156.41	$164.36	$164.36
Room Revenue	$25,401,384	$27,081,477	$28,088,962	$29,515,174	$29,515,174	$59,990	98.2%
Food and Beverage Revenue(4)	0	0	0	300,000	300,000	$610	1.0%
Other Departmental Revenues	237,262	244,141	196,454	295,395	232,033	$472	0.8%
Total Revenue	$25,638,646	$27,325,618	$28,285,416	$30,110,569	$30,047,207	$61,072	100.0%
Room Expense	5,263,368	5,428,644	5,874,610	6,501,344	6,501,344	$13,214	22.0%
Food and Beverage Expense	0	0	0	0	0	$0	0%
Other Departmental Expenses	18,650	21,647	25,016	32,486	25,518	$52	11.0%
Departmental Expenses	$5,282,018	$5,450,291	$5,899,626	$6,533,830	$6,526,862	$13,266	21.7%
Departmental Profit	$20,356,628	$21,875,327	$22,385,790	$23,576,739	$23,520,345	$47,806	78.3%
Operating Expenses	$6,124,746	$6,304,755	$6,356,901	$6,606,266	$6,855,809	$13,935	22.8%
Gross Operating Profit	$14,231,882	$15,570,572	$16,028,889	$16,970,473	$16,664,537	$33,871	55.5%
Fixed Expenses	3,299,628	4,973,356	4,557,799	4,286,683	4,313,531	$8,767	14.4%
Net Operating Income	$10,932,254	$10,597,216	$11,471,090	$12,683,790	$12,351,006	$25,104	41.1%
FF&E	0	0	0	0	1,201,888	$2,443	4.0%
Net Cash Flow	$10,932,254	$10,597,216	$11,471,090	$12,683,790	$11,149,117	$22,661	37.1%

(1)	Net Operating Income has increased from 2016 to TTM June 30, 2018 due to an increase in occupancy from 82.2% to 92.5%. The building was developed in 2014 and has had increasing occupancy each year since.

(2)	TTM represent the trailing twelve month period ending June 30, 2018.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Department Expenses, which is based on their corresponding revenue line items.

(4)	Food and Beverage revenue comes from a NNN restaurant lease which is personally guaranteed by the sponsor for a term of 15 years.

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Mortgage Loan No. 9 — Holiday Inn FiDi

Property Management. The property is managed by Crescent Hotels and Resorts, LLC.

Franchise Agreement. The property operates as a Holiday Inn hotel under a franchise agreement with the owner that expires on October 15, 2034. The Holiday Inn Brand is the largest hotel brand in the world with 1,173 hotels worldwide.

Escrows and Reserves. At origination, the borrower deposited $1,617,071 into the tax reserve, $1,300,000 for the seasonality reserve and $189,683 into the insurance reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments which currently equates to $323,414.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments which currently equates to $31,614.

FF&E Reserve – On a monthly basis, the borrower is required to escrow an amount equal to the greater of (A) (x) commencing in November 2018, 1/12th of 2%, (y) commencing in November 2019, 1/12th of 3%, and (z) commencing on November 2020 and thereafter, an amount equal to 1/12th of 4%, in each case of the greater of (i) the gross revenue generated during the 12-month period ending on the last day of the most recent calendar quarter for which the borrower has furnished financial statements, and (ii) the gross revenue projected in the then-effective approved annual budget for the 12-month period to which such approved annual budget relates, or (B) the amount required to be reserved under the franchise agreement or the management agreement. The monthly FF&E reserve deposit currently equates to $50,079.

Seasonality Reserve – If the seasonality reserve falls below the cap of $1.3 million, then all excess cash flow is required to be deposited into the seasonality reserve until the cap is achieved. If on the December payment date of each calendar year, the seasonality reserve balance is less than $1.3 million, the borrower will be required to deposit into the seasonality reserve account an amount such that the amounts on deposit therein shall be equal to $1.3 million.

Lockbox / Cash Management. The loan is structured with a hard lockbox with in place cash management. The borrower and the property manager are required to cause all rents and other gross revenue from the property to be delivered directly into a lender-controlled clearing account. Credit card direction letters and tenant direction letters were delivered at closing to cause credit card payments and rents to be deposited directly into the clearing account. To the extent the borrower or the property manager receives any gross revenue from the operation of the property, the borrower and the property manager are required within one business day of such receipt to deposit such amounts into the clearing account. Amounts on deposit in the clearing account are swept daily to a lender-controlled cash management account. On each monthly payment date, amounts on deposit in the cash management account are applied to pay debt service, to make deposits into the reserve funds and pay operating expenses in accordance with the then current approved annual budget. If no Cash Sweep Event Period (defined below) is continuing, all excess cash will be disbursed to the borrower.

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Mortgage Loan No. 9 — Holiday Inn FiDi

A “Cash Sweep Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default under the Whole Loan documents; (ii) the occurrence and continuance of any event of default under the related management agreement; (iii) the date that the debt service coverage ratio is less than 1.20x through the B Note (equivalent to 1.95x through the A Notes); or (iv) the delivery of notice by the related franchisor of any breach or default by the borrower under the related franchise agreement that, with the passage of time and/or delivery of notice, permits the related franchisor to terminate or cancel the related franchise agreement. A Cash Sweep Event Period will end, with regard to clause (i) above, upon the lender’s acceptance in its sole discretion of a cure of such event of default; with regard to clause (ii) above, on the date on which (a) the event of default under the related management agreement has been cured to the lender’s satisfaction, or (b) the borrower has entered into a replacement management agreement with a qualified manager in accordance with the terms of the loan documents; with regard to clause (iii) above, upon the net cash flow debt service coverage ratio being at least 1.40x through the B Note (equivalent to 2.26x through the A Notes) for two consecutive calendar quarters; or with regard to clause (iv) above, on the date on which the borrower has delivered evidence reasonably satisfactory to the lender, which may include a “good standing” or similar letter from the related franchisor, indicating that the related franchise agreement is in full force and effect with no default thereunder.

Additional Debt. The B Note has a Cut-off Date balance of $50.0 million and is coterminous with the A Notes. The B Note requires interest-only payments through maturity. The B Note accrues interest at an interest rate of 5.500% per annum on an Actual/360 basis. The B Note was sold to IGIS US Private Placement Real Estate Investment Trust No. 228. The Cut-off Date Loan / Room, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $278,506, 58.8%, 1.69x, 1.53x, 9.0%, and 8.1% respectively. See “Description of the Mortgage Pool– The Whole Loans–The Non-Serviced AB Whole Loans—The Holiday Inn FiDi Whole Loan” in the Prospectus.

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Mortgage Loan No. 10 — Westin & Element - Huntsville

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Mortgage Loan No. 10 — Westin & Element - Huntsville

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Mortgage Loan No. 10 — Westin & Element - Huntsville

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Mortgage Loan No. 10 — Westin & Element - Huntsville

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Portfolio of 2 assets
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type - Subtype:	Hotel – Various
% of Pool by IPB:	3.2%	Net Rentable Area (Rooms)(1):	382
Loan Purpose:	Refinance	Location:	Huntsville, AL
Borrower:	Citrus North Hospitality, LLC	Year Built / Renovated:	Various / Various
Sponsor:	John Moller	Occupancy / ADR / RevPAR:	70.9% / $134.98 / $95.76
Interest Rate:	4.7450%	Occupancy / ADR / RevPAR Date:	6/30/2018
Note Date:	9/28/2018	Number of Tenants:	NAP
Maturity Date:	10/6/2028	2015 NOI(2):	N/A
Interest-only Period:	120 months	2016 NOI(1)(3):	$2,055,917
Original Term:	120 months	2017 NOI(1)(4):	$2,579,460
Original Amortization:	None	TTM NOI(1)(5):	$3,832,877
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	71.0% / $135.21 / $95.93
Call Protection:	L(25), Def(91), O(4)	UW Revenues:	$17,260,507
Lockbox(6):	Hard	UW Expenses:	$13,196,676
Additional Debt:	No	UW NOI(1):	$4,063,831
Additional Debt Balance:	N/A	UW NCF:	$3,373,411
Additional Debt Type:	N/A	Appraised Value / Per Room(7):	$58,300,000 / $152,618
Additional Future Debt Permitted:	No	Appraisal Date:	8/14/2018

Escrows and Reserves(8)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$65,445
Taxes:	$473,696	$43,063	N/A	Maturity Date Loan / Room:	$65,445
Insurance:	$49,048	$8,175	N/A	Cut-off Date LTV:	42.9%
FF&E Reserve:	$0	$57,535	N/A	Maturity Date LTV:	42.9%
PIP Reserve:	Springing	$0	N/A	UW NOI / UW NCF DSCR:	3.38x / 2.80x
				UW NOI / UW NCF Debt Yield:	16.3% / 13.5%

Sources and Uses(9)

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$25,000,000	100.0%	Payoff Existing Debt:	$16,169,968	64.7%
			Return of Equity:	8,008,592	32.0
			Upfront Reserves:	522,744	2.1
			Closing Costs:	298,696	1.2
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	Represents the combined room count for both Westin Huntsville (as defined below) and Element Huntsville (as defined below). The Westin Huntsville has 232 rooms and the Element Huntsville has 150 rooms. The sponsor renovated the Westin Huntsville from 2016 to 2018, increasing room count from 210 rooms in 2016 to 211 rooms in 2017, 221 rooms in trailing twelve months ending June 30, 2018, and 232 rooms in 2018.

(2)	2015 NOI is not available as the sponsor acquired the property in 2015.

(3)	Represents the 2016 financials for the Westin Huntsville only. The Element Huntsville opened in April 2017, therefore, historical financials are not available.

(4)	Represents the combined financials for full year 2017 for the Westin Huntsville and an eight month period beginning in May for the Element Huntsville.

(5)	Represents trailing twelve months ending June 30, 2018.

(6)	For more description of the lockbox, please refer to “Lockbox / Cash Management” section below.

(7)	The appraiser provided an “As-Completed” value of $61.3 million as of April 1, 2019 which assumes that the meeting space is completed which results in a Cut-off Date LTV Ratio of 40.8%.

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Mortgage Loan No. 10 — Westin & Element - Huntsville

(8)	For a more detailed description of Escrows and Reserves, refer to the “Escrows and Reserves” section below.

(9)	The sponsor purchased the property in 2015 for approximately $22.0 million and invested approximately $28.0 million ($73,404 per room) in capital expenditure. The sponsor’s total basis in the property is approximately $50.0 million.

The Loan. The Westin & Element - Huntsville loan is a $25.0 million first mortgage loan secured by the fee interest in a dual branded hotel, totaling 382 rooms, located in Huntsville, Alabama. The loan has a 10-year term and is interest-only for the term of the loan. There are no partial release provisions and thus the loan amount was not allocated in the loan documents.

The Borrower. The borrowing entity for the loan is Citrus North Hospitality, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned by Thyra Moller (2003) Trust (98.01%) and Moller Investment Group, Inc. (1.99%).

The Sponsor. The loan’s sponsor is John Moller, the chairman and sole shareholder of Moller Investment Group, Inc. Moller Investment Group, Inc. originally specialized in the energy sector but has now expanded and owns a large portfolio of real estate assets. The portfolio is comprised of hotel, office, industrial and multifamily assets located across California and Alabama as well as a few parcels of land, which collectively are valued at approximately $478 million. See also “Description of the Mortgage Pool— Litigation and Other Considerations” in the Prospectus.

The Properties. The following table represents each property comprising Westin & Element – Huntsville.

Property	Property Sub-Type	Year Built	Renovated	Rooms	Occupancy(1)	UW NOI	% of UW NOI
Westin Huntsville	Full Service	2008	2016-2018	232	71.3%	$2,552,221	62.8%
Element Huntsville	Select Service	2017	N/A	150	70.4%	1,511,610	37.2
Total/Wtd. Avg:				382	70.9%	$4,063,831	100.0%

(1)	Based on the trailing twelve months ending June 30, 2018.

The Westin & Element - Huntsville property is located on a 3.4-acre site within the Bridge Street Towne Center of Huntsville, Alabama. The property is comprised of an 11-story building, featuring a combined 382 guestrooms (“Westin Huntsville” – 232-room, full service hotel and “Element Huntsville” – 150-room, select service hotel). The property was originally constructed to have both a hotel and residential condominium component. The Westin Huntsville portion of the property was completed and opened in 2008 as a 210-room, full service hotel located on floors 1 through 6, but the residential units, located on floors 7-11, were not sold and remained finished in shell condition. The sponsor purchased the property in 2015 and invested approximately $28.0 million ($73,404 per room) to renovate Westin Huntsville as a part of a change of ownership PIP, increased the number of rooms at Westin Huntsville from 210 to 232, and converted the top five undeveloped floors into a 150-room, select service, Element Huntsville hotel. The additional 22 rooms at the Westin Huntsville were completed in January 2018 and the Element Huntsville opened in April 2017.

The property is now a dual-branded hotel with shared amenities which include the Sage Grille restaurant and lounge, fitness center, indoor/outdoor heated pool, indoor whirlpool, business center, and meeting rooms. The property’s meeting space is currently undergoing expansion from 12,750 SF to 18,352 SF, with 2,975 SF attributed to new meeting space and 2,627 SF of pre-function space. The expansion is expected to be completed by April 2019 at a total remaining cost of $1.5 million. The first floor of the property has one entrance for Westin Huntsville guests and a separate entrance, lobby, check-in desk and elevators for the Element Huntsville guests. The property also shares parking within the Bridge Street Town Centre.

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Mortgage Loan No. 10 — Westin & Element - Huntsville

Historical Occupancy, ADR, RevPAR

Westin Huntsville

	Competitive Set(1)			Westin Huntsville (2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	69.3%	$105.10	$72.84	75.7%	$137.70	$104.25	109.2%	131.0%	143.1%
2017	70.1%	$106.23	$74.48	69.2%	$140.39	$97.13	98.7%	132.2%	130.4%
TTM (3)	70.8%	$106.67	$75.56	71.3%	$142.79	$101.86	100.7%	133.9%	134.8%

Element Huntsville

	Competitive Set(4)			Element Huntsville (2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017	74.3%	$98.21	$72.98	64.0%	$122.40	$78.30	86.1%	124.6%	107.3%
TTM (3)	74.1%	$99.34	$73.56	70.4%	$123.32	$86.77	95.0%	124.1%	118.0%

(1)	Source: Third party research report. Westin Huntsville property’s competitive set consists of Four Points by Sheraton Huntsville Airport, Holiday Inn Huntsville Research Park, Marriott Huntsville @ The Space & Rocket Center, Embassy Suites Huntsville Hotel & Spa, and Hampton Inn & Suites Huntsville Research Park Area.

(2)	Source: Borrower’s Financials.

(3)	Reflects the trailing twelve months ending June 30, 2018.

(4)	Source: Third party research report. Element Huntsville property’s competitive set consists of Candlewood Suites Huntsville Research Park, Fairfield Inn Huntsville, Residence Inn Huntsville, Homewood Suites Huntsville Village of Providence, TownePlace Suites Huntsville, Springhill Suites Huntsville West Research Park, and Hampton Inn & Suites Huntsville Research Park Area.

The Market. The property is located in Huntsville, Alabama, approximately 7.1 miles southwest from downtown Huntsville, and 9.0 miles northeast from the Huntsville International Airport. Huntsville is the fourth largest city in Alabama. Technology, space, and defense industries have a major presence in the city of Huntsville, and it is home to numerous Fortune 500 companies offering a broad base of manufacturing, retail and service industries.

The property is located within Bridge Street Town Centre which is a mixed-use regional fashion center with 825,402 SF of high quality shopping and dining space, 56,613 SF of office space and a 14-screen Monaco Pictures theater. According to the appraisal, Bridge Street Towne Centre averages more than 18,000 visitors a day and over 6.5 million visitors annually. Bridge Street Town Centre is located within Cummings Research Park, a 3,800-acre science and technology park that is home to more than 300 companies employing 30,000 workers. According to the appraisal, Cummings Research Park is the second largest research park in the country and the fourth largest in the world.

The Westin & Element – Huntsville property is also located adjacent to the Redstone Arsenal Military Base, which houses the United States Army Materiel Command, Army’s Aviation and Missile Command, the Missile Defense Agency of the Department of Defense, and NASA’s Marshall Space Flight Center. The base averages 36,000-40,000 personnel daily. Other demand generators include Huntsville Botanical Garden and University of Alabama Huntsville, which are both approximately 3.3 miles away.

Furthermore, there are various construction projects and enhancements underway in downtown Huntsville including MidCity, a $350 million urban center with a mix of residences, offices, incubator space, retail, dining, entertainment, parks and recreation and the City Centre at Big Spring, a $100 million mixed use project including retail and restaurant spaces. According to the appraisal, Huntsville is in a growth stage with new commercial, industrial, particularly that associated with the aerospace industry, and office development occurring in outlying areas of the city, with redevelopment also occurring in the downtown core.

According to the appraisal, the 2017 market segmentation for Westin Huntsville was approximately 53% corporate demand, 27% leisure and 20% meeting and group. According to the appraisal, the 2017 market segmentation for Element Huntsville was approximately 50% corporate demand, 30% leisure and 20% meeting. As of TTM June 2018, the combined top 15 accounts at both hotels generated approximately $1.64 million in room revenue (12.6% of total room revenue). Top corporate accounts for the Westin & Element – Huntsville property include Adtran, Aviagen, Radiance Technologies, and Cerner which are some technology and science companies who are located nearby.

A-2-129

Mortgage Loan No. 10 — Westin & Element - Huntsville

According to an industry report, there are 78 hotels with approximately 7,629 rooms within the Huntsville hotel market. The Huntsville Hotel Market has a 64.1% occupancy rate, ADR of $83.45, and a resulting RevPAR of $53.46 for 2017, which reflect an increase of 1.4%, 3.1%, and 2.7%, respectively, over 2016. According to the appraisal, the market expects to have minimal new competitive supply added through 2021. A 131-room Hyatt Place is under construction at the northwest corner of the Bridge Street Town Centre. The Hyatt Place is expected to open in the 2nd quarter of 2019. According to the appraisal, the Hyatt Place is only 25% competitive to Westin Huntsville, and 50% competitive to Element Huntsville.

The appraiser identified five comparable rental properties for Westin Huntsville, ranging from 98 rooms to 295 rooms that were constructed between 1983 and 2013. The properties in the appraisal’s competitive set are all located in Huntsville, Alabama, within approximately 7.6 miles of the property and are shown in the below table.

Competitive Hotels Profile

Westin Huntsville(1)

				2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Occupancy	ADR	RevPAR
Westin Huntsville	232	2008	12,750	69.6%	$140.24	$98
Hampton Inn & Suites Research Park Area	98	2013	1,224	68% - 74%	$105 - $112	$71 - $83
Four Points by Sheraton Huntsville Airport	148	1991	6,000	68% - 72%	$85- $95	$58 - $68
Marriott Huntsville	292	1986	15,888	68% - 72%	$100 - $110	$68 - $79
Embassy Suites Huntsville Hotel and Spa	295	2006	7,814	68% - 72%	$105 - $115	$71 - $83
Holiday Inn Huntsville Research Park	200	1983	5,240	68% - 72%	$85 - $95	$58 - $68
Total(2)	1,033

The appraiser identified seven comparable rental properties for Element Huntsville, ranging from 78 units to 123 units that were constructed between 1998 and 2013. The properties in the appraisal’s competitive set are all located in Huntsville, Alabama, within approximately 2.7 miles of the property and are shown in the below table.

Element Huntsville(1)

				2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Occupancy	ADR	RevPAR
Element Huntsville	150	2017	12,750	64.0%	$122.40	$78
TownePlace Suites Huntsville	86	2007	NAV	68% - 75%	$75 - $85	$51 - $64
Springhill Suites West Research Park	88	2012	325	68% - 75%	$92 - $100	$63 - $75
Hampton Inn and Suites Research Park	98	2013	1,224	68% - 74%	$105 - $112	$71 - $83
Candlewood Suites Research Park	123	1998	NAV	65% - 72%	$70 - $75	$46 - $54
Fairfield Inn Huntsville	79	1999	NAV	68% - 74%	$85 - $95	$58 - $70
Homewood Suites Village of Providence	107	2006	665	68% - 72%	$98 - $108	$67 - $78
Residence Inn Huntsville	78	2002	NAV	68% - 72%	$90 - $95	$61 - $68
Total(2)	659

(1)	Source: Appraisal.

(2)	Excludes the subject property.

A-2-130

Mortgage Loan No. 10 — Westin & Element - Huntsville

Combined Operating History and Underwritten Net Cash Flow

	2015(1)	2016(2)	2017(3)(5)	TTM(4)(5)	Underwritten(5)	Per Room(6)	%(7)
Occupancy	N/A	75.7%	67.4%	70.9%	71.0%
ADR	N/A	$137.70	$134.58	$134.98	$135.21
RevPAR	N/A	$104.25	$ 90.73	$95.76	$ 95.93
Room Revenue	N/A	$8,012,834	$10,603,649	$12,963,644	$13,375,956	$35,016	77.5%
Food and Beverage	N/A	3,081,087	3,276,673	3,367,442	3,536,499	$9,258	20.5%
Other Departmental Revenues	N/A	192,517	225,837	335,512	348,052	$911	2.0%
Total Revenue	N/A	$11,286,438	$14,106,159	$16,666,599	$17,260,507	$45,185	100.0%
Room Expense	N/A	1,839,695	2,910,879	3,453,798	3,557,901	$9,314	26.6%
Food and Beverage Expense	N/A	2,459,839	2,531,932	2,529,524	2,656,515	$6,954	75.1%
Other Departmental Expenses	N/A	108,517	123,136	113,987	117,575	$308	33.80%
Departmental Expenses	N/A	$4,408,051	$5,565,947	$6,097,308	$6,331,990	$16,576	36.7%
Departmental Profit	N/A	$6,878,387	$8,540,212	$10,569,291	$10,928,517	$28,609	63.3%
Operating Expenses	N/A	$4,158,122	$5,121,773	$5,810235	$6,195,928	$16,220	35.9%
Gross Operating Profit	N/A	$2,720,265	$3,418,439	$4,759,055	$4,732,589	$12,389	27.4%
Fixed Expenses(8)	N/A	664,348	838,979	926,178	668,758	$1,751	3.9%
Net Operating Income	N/A	$2,055,917	$2,579,460	$3,832,877	$4,063,831	$10,638	23.5%
FF&E	N/A	0	0	0	690,420	$1,807	4.0%
Net Cash Flow	N/A	$2,055,917	$2,579,460	$3,832,877	$3,373,411	$8,831	19.5%

(1)	2015 financials are not available as the sponsor acquired the property in 2015.

(2)	Represents the 2016 financials for Westin Huntsville only. Element Huntsville opened in April 2017, therefore, historical financials for such period are not available.

(3)	Represents the combined financials for full year 2017 for Westin Huntsville and an 8 month period from 5/1/2017 to 12/31/2017 for Element Huntsville, as Element Huntsville opened in April 2017.

(4)	Represents trailing twelve months ending June 30, 2018.

(5)	The increase in 2017 NOI to Underwritten NOI is due to the opening of the 150-room Element Huntsville in April 2017 and 22 additional rooms which came online between 2016 and January 2018 at Westin Huntsville.

(6)	Per room values are based on total room count of 382 rooms.

(7)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense, and Other Departmental Expenses, which are based on their corresponding revenue line items.

(8)	The decrease in Fixed Expenses from TTM to Underwritten is due to the elimination of approximately $276,108 in lease expenses paid to a third party for the usage of approximately 6,715 SF of meeting space within the Bridge Street Town Centre. The lease expires on December 1, 2018 and is not expected to be renewed by the sponsor.

A-2-131

Mortgage Loan No. 10 — Westin & Element - Huntsville

Westin Huntsville

	2015(1)	2016	2017	TTM(2)	Underwritten	Per Room(3)	%(4)
Occupancy	N/A	75.7%	69.2%	71.3%	71.3%
ADR	N/A	$137.70	$140.39	$142.79	$142.79
RevPAR	N/A	$104.25	$97.13	$101.86	$101.86
Room Revenue	N/A	$8,012,834	$7,491,136	$8,212,833	$8,625,145	$37,177	69.4%
Food and Beverage	N/A	3,081,087	3,276,673	3,367,442	3,536,499	$15,244	28.5%
Other Departmental Revenues	N/A	192,517	169,718	249,773	262,313	$1,131	2.1%
Total Revenue	N/A	$11,286,438	$10,937,527	$11,830,048	$12,423,956	$53,552	100.0%
Departmental Expenses	N/A	$4,408,051	$4,546,538	$4,674,628	$4,909,311	$21,161	39.5%
Departmental Profit	N/A	$6,878,387	$6,390,989	$7,155,419	$7,514,646	$32,391	60.5%
Operating Expenses	N/A	$4,158,122	$4,054,782	$4,206,029	$4,541,405	$19,575	36.6%
Gross Operating Profit	N/A	$2,720,265	$2,336,207	$2,949,390	$2,973,241	$12,816	23.9%
Net Operating Income	N/A	$2,055,917	$1,638,644	$2,230,509	$2,552,221	$11,001	20.5%
Net Cash Flow	N/A	$2,055,917	$1,638,644	$2,230,509	$2,055,263	$8,859	16.5%

(1)	2015 financials are not available as the sponsor acquired the property in 2015.

(2)	The TTM column represent the trailing twelve month period ending June 30, 2018.

(3)	Per room values are based on 232 rooms. The sponsor renovated the Westin Huntsville from 2016 to 2018, increasing room count from 210 rooms in 2016 to 211 rooms in 2017, 221 rooms in TTM June 30, 2018, and 232 rooms in 2018.

(4)	% column represents percent of Total Revenue.

Element Huntsville

	2015(1)	2016(1)	2017(2)	TTM(3)	Underwritten	Per Room(4)	%(5)
Occupancy	N/A	N/A	64.0%	70.4%	70.4%
ADR	N/A	N/A	$122.40	$123.32	$123.32
RevPAR	N/A	N/A	$78.30	$86.77	$86.77
Room Revenue	N/A	N/A	$3,112,513	$4,750,812	$4,750,812	$31,672	98.2%
Other Revenues	N/A	N/A	56,119	85,739	85,739	$572	1.8%
Total Revenue	N/A	N/A	$3,168,632	$4,836,551	$4,836,551	$32,244	100.0%
Departmental Expenses	N/A	N/A	$1,019,409	$1,422,680	$1,422,680	$9,485	29.4%
Departmental Profit	N/A	N/A	$2,149,223	$3,413,871	$3,413,871	$22,759	70.6%
Operating Expenses	N/A	N/A	$1,066,991	$1,604,206	$1,654,523	$11,030	34.2%
Gross Operating Profit	N/A	N/A	$1,082,232	$1,809,665	$1,759,348	$11,729	36.40%
Net Operating Income	N/A	N/A	$940,816	$1,602,368	$1,511,610	$10,077	31.3%
Net Cash Flow	N/A	N/A	$940,816	$1,602,368	$ 1,318,148	$8,788	27.3%

(1)	2015 and 2016 financials are not available as the Element Huntsville opened in 2017.

(2)	2017 financial information based on the eight month period beginning May 2017 as the Element Huntsville opened in April 2017.

(3)	Represent the trailing twelve month period ending June 30, 2018.

(4)	Per room values are based on 150 rooms.

(5)	% column represents percent of Total Revenue.

A-2-132

Mortgage Loan No. 10 — Westin & Element - Huntsville

Property Management. The property is managed by Crescent Hotels & Resorts, LLC. Crescent Hotels & Resorts, LLC is a hotel management company that manages a portfolio of hotels throughout the United States and Canada. The portfolio includes approximately 108 hotels ranging from luxury independent hotels to brands under the Marriott, Hilton, Intercontinental, Hyatt, Wyndham, and Radisson flags.

Franchise Agreement. The property operates as a dual-branded Westin & Element hotel subject to two separate franchise agreements with Westin Hotel Management, L.P., both expiring in 2035. Under the franchise agreement, Westin Huntsville is subject to a food and beverage fee of 2.0%, program fee of 1.32% and royalty fee of 6.0%. Under the franchise agreement, Element Huntsville is subject to a program fee of 4.0% and royalty fee of 5.5%.

Escrows and Reserves. At origination, the borrower deposited into escrow $473,696 for real estate taxes and $49,048 for insurance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $43,063.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals $8,175.

FF&E Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the greater of (i) 4.0% of total gross revenues, which currently equals $57,535 or (ii) the amount required to be reserved pursuant to the franchise agreement.

PIP Reserve – If at any time the franchisor or any new replacement franchisor or licensee requires a PIP to be instituted for the property in conjunction with the existing franchise agreement or any replacement franchise or license agreement, the borrower is required to deposit with the lender 110% of the estimated cost of any PIP required by the franchisor or the franchise agreement within 30 days after final determination of such future PIP.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents including, without limitation, all credit card company payments to be transmitted directly into the applicable lockbox account. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default under the loan documents; (ii) if the DSCR is less than 1.50x; (iii) the date that is 24 months prior to the expiration of the franchise agreement unless the borrower has satisfied new license conditions; (iv) the loss, termination, cancellation or expiration of the franchise agreement; or (v) a future PIP is required by the franchise agreement and/or by the franchisor and the borrower fails to deposit with the lender the PIP deposit amount.

A-2-133

Mortgage Loan No. 11 — 2020 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,000,000	Property Type - Subtype:	Other - Data Center
% of Pool by IPB:	3.1%	Net Rentable Area (SF)(3):	126,000
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	2020 Fifth Holdings LLC	Year Built / Renovated:	1974 / 2012-2013
Sponsors:	Clise Properties, Inc.; Digital Realty Trust, L.P.	Occupancy:	100.0%
Interest Rate:	4.2620%	Occupancy Date:	8/14/2018
Note Date:	8/22/2018	Number of Tenants:	1
Maturity Date:	9/6/2028	2015 NOI:	$6,433,926
Interest-only Period:	120 months	2016 NOI:	$6,791,059
Original Term:	120 months	2017 NOI:	$6,974,115
Original Amortization:	None	TTM NOI(4):	$7,053,988
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(2):	L(26), Def(88), O(6)	UW Revenues:	$8,886,775
Lockbox:	Hard	UW Expenses:	$2,053,983
Additional Debt(1):	Yes	UW NOI:	$6,832,791
Additional Debt Balance(1):	$24,000,000	UW NCF:	$6,636,883
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(5):	$103,400,000 / $821
Additional Future Debt Permitted:	No	Appraisal Date:	7/23/2018

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$381
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$381
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	46.4%
Replacement Reserves:	$0	Springing	$50,400	Maturity Date LTV:	46.4%
TI/LC:	$0	Springing	$378,000	UW NOI / UW NCF DSCR:	3.29x / 3.20x
				UW NOI / UW NCF Debt Yield:	14.2% / 13.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$48,000,000	100.0%	Payoff Existing Debt:	$47,067,290	98.1%
			Return of Equity:	627,279	1.3
			Closing Costs:	305,431	0.6
Total Sources:	$48,000,000	100.0%	Total Uses:	$48,000,000	100.0%

(1)	The 2020 Fifth Avenue loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of approximately $48.0 million (collectively, the “Whole Loan”) co-originated by Column and Wells Fargo Bank, National Association. The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	At any time after the earlier to occur of (i) October 6, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized, the borrower has the right to defease the Whole Loan.

(3)	The property contains 126,000 SF of gross building area with 89,250 SF of data center space and 36,750 SF of garage space. The total data center represents (i) 51,633 SF across four floors of data center space and 633 SF of storage, (ii) 25,500 SF of lower and upper roof and (iii) 12,117 SF of basement space.

(4)	Represents trailing twelve months ending June 30, 2018.

A-2-134

Mortgage Loan No. 11 — 2020 Fifth Avenue

(5)	The appraiser concluded a hypothetical “go dark” value of $84.8 million resulting in a Cut-off Date LTV of 56.6%.

(6)	Tax, Insurance, TI/LC ($1.50 PSF) and Replacement Reserves ($0.20 PSF) will only be required during a trigger period (which commences upon the debt yield being less than 10.0% and upon the occurrence of other trigger events as described in the Whole Loan documents).

The Loan. The 2020 Fifth Avenue Whole Loan is a first mortgage loan secured by the fee interest in a 126,000 SF LEED Gold Certified building with 89,250 SF of data center space located in Seattle, WA. The loan has a 10-year term and is interest-only for the entire term of the loan

The Whole Loan has a Cut-off Date balance of $48.0 million, which is evidenced by two pari passu notes. The controlling Note A-1 is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2018-C14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$24,000,000	$24,000,000	CSAIL 2018-C14	Y	Y
Note A-2	24,000,000	24,000,000	BANK 2018-BNK15(1)	N	N
Total	$48,000,000	$48,000,000

(1)	The BANK 2018-BNK15 transaction is expected to close on November 29, 2018.

The Borrower. The borrowing entity for the loan is 2020 Fifth Holdings LLC, a Delaware limited liability company structured to be bankruptcy remote with one independent director. The borrowing entity is indirectly owned 50% by Digital Realty Trust, L.P. (“Digital”), the operating entity of Digital Realty Trust, Inc. and 50% by Clise Properties, Inc. (“Clise”) and certain affiliates of Clise.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Digital Realty Trust, L.P., the operating entity of Digital Realty Trust, Inc. (NYSE: DLR, S&P: BBB) and Clise Properties, Inc. Digital Realty, an S&P 500 company, owns, acquires, develops and operates data centers globally. Digital Realty is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industries. As of December 31, 2017, Digital Realty’s 205 data centers (including 18 data centers held as investments in unconsolidated joint ventures) contained applications used in the day-to-day operations of the technology industry and corporate enterprise data center customers. Digital Realty’s portfolio comprises approximately 27.7 million SF of data center space located throughout North America, Europe, Asia and Australia.

Clise is a multi-generational commercial property developer and owner founded in 1889 by J.W. Clise and based in Seattle, WA. Clise develops, owns, manages, and leases commercial assets including office properties, hotels, medical office buildings, and parking facilities. Clise owns over 2.3 million SF of commercial assets in the Puget Sound region, including, the Securities Building, Westin Building Exchange, Denny Building, Sixth & Lenora Building, 1700 Seventh Avenue Building, Bothell Highlands Corporate Center and the Sunrise Medical Campus, mostly in downtown Seattle.

The Property. The 126,000 SF property is a state-of-the art, recently re-developed data center with 89,250 SF of data center space, a power capacity of 12.0 MW and 135 Watts/SF, redundant electrical and mechanical systems and 73 parking spaces located in Seattle, WA. The 89,250 SF total data center represents (i) 51,633 SF across four floors of data center space and 633 SF of storage, (ii) 25,500 SF of lower and upper roof and (iii) 12,117 SF of basement space. The property was originally developed in 1974 as a parking garage and in 1982 Clise acquired the property for $1.55 million.

A-2-135

Mortgage Loan No. 11 — 2020 Fifth Avenue

According to the sponsors, in 2009, Equinix, Inc. (“Equinix”) indicated they wanted to increase its space at Westin Building Exchange (“WBX”), one of the largest carrier hotels in North America, also owned by the sponsors, Digital and Clise. At that time the property was still a parking garage, used primarily by tenants of Sixth and Lenora, a 156,737 SF, 11-story office building owned by Clise located directly north of the property. In 2011, Clise contributed the parking garage (valued at $21.9 million) and Digital contributed $21.9 million (effectively the cost to provide a powered shell for Equinix) into the partnership. During the build-out of the shell, Digital contributed an additional $4.8 million and collectively the sponsors have a total cost basis of $48.6 million. Over the course of the next two years, Equinix spent $57.6 million to build out the tenant space ($645 PSF on the 89,250 SF of data center space). The property received the NAIOP Redevelopment of the Year award in 2013 and the AGC Grand Award for Construction in 2014 for the data center conversion.

The property is connected via skybridge and has direct fiber connections to the adjacent 34-story WBX, where Equinix has been a tenant since 1998 and leases 35,000 SF through 2024. WBX is a premier telecommunications hub in the Pacific Northwest, which connects North America with Asia, with access to most carrier and network providers in the northwest region. WBX is one of the largest carrier hotels in North America and is physically located between submarine and terrestrial routes from Asia to Chicago and New York. WBX has a concentration of exchanges with more than 40,000 interconnections.

The property totals 126,000 SF including a basement and two roof levels. The first 2.5 floors include a 36,750 SF above grade area for parking with 73 spaces. The total data center represents 89,250 SF (70.8% of total GBA): (i) 51,633 SF across four floors of data center space and 633 SF of storage; (ii) 25,500 SF of lower and upper roof and; and (iii) 12,117 SF of basement space. The property contains two transformer vaults in the basement which are operated by Seattle City Light, the current utility provider, which can produce a total of 12.0 MW of power or 6.0 MW from each vault. Equinix can draw up to 9 MW in total (4.5 MW per vault) per the terms of the lease, and WBX has an exclusive right to use the excess electrical capacity from the two vaults, 2.9 MW in total, plus certain electrical equipment, conduits, and cables at the property under a separate 25-year lease agreement which expires in November 2038.

The Tenant. Equinix has occupied 100.0% of the property since re-development in 2013. Equinix invested $57.6 million ($645 PSF on the 89,250 SF data center space) to retrofit the building for data center and colocation use. Equnix has a 15 year lease through January 2028 with three, five-year renewal options and no termination options. Equinix currently pays $80.21 PSF triple net ($7.2 million) and has 2.75% annual escalations. As part of the build out, the sponsors installed a building-to-building skybridge connecting levels three and four of the property to suite 350 at WBX. Equinix then installed building-to-building conduits which connect the fifth floor of the property to suites 500 and 1100 at WBX (which are occupied by Equinix). Equinix has the exclusive right to use the conduits without any charge or additional cost. The cross connects are utilized to connect their customers to one another at the property and to the meet-me-room at WBX.

The lease is guaranteed by Equinix Operating Co., Inc., now Equinix LLC, a wholly owned subsidiary of Equinix. Equinix is rated Ba3/BB+/BB by Moody’s, S&P and Fitch, respectively. Equinix (NADAQ: EQIX) was founded in 1998, is based in Redwood City, CA, and is the world’s largest international business exchange data center and colocation provider. As of 1Q2018 Equinix operated 200 data centers, in 52 metros, on 5 continents, with 9,800+ customers. The company has 283,000 cross-connects, the most networks, clouds, and IT services companies on one platform and the world’s largest Internet Exchange footprint. The company had 7,273 employees as of YE 2017. Equinix, Inc. incorporated June 22, 1998 and has been operating as a REIT since January 1, 2015. On May 1, 2017 the company completed the acquisition of 29 Verizon data centers in the U.S., Brazil, and Columbia for $3.6 billion. Equinix, Inc. is a Fortune 500 company.

The Market. The property is located at 2020 Fifth Avenue, Seattle, King County, Washington, in the Denny Regrade / Belltown area of Seattle’s central business district, just north of the Financial District and Retail Core. The property is situated between Lenora and Virginia Streets, with garage access from Fifth Avenue. The central business district is situated on the eastern shoreline of the Puget Sound and is the commercial and financial center of western Washington state. The property is located in the Seattle-Tacoma-Bellevue core-based statistical area which is the 15th largest in the United States, with an estimated population of almost 3.9 million.

A-2-136

Mortgage Loan No. 11 — 2020 Fifth Avenue

Seattle is the largest data center market in the Pacific Northwest with 58 active data centers totaling 981,800 SF and 33 data center providers. Fueled by tech companies, data center demand for wholesale and colocation space is strong with five of the top ten American data center providers located in Seattle. The Pacific Northwest has good connectivity to trans-Pacific data cables that connect Washington and Oregon to Asia. According to the appraisal, the Seattle data center market is growing with connecting subsea cable connectivity and fiber to Asia, a cool climate, and relatively inexpensive renewable energy sources. The power cost of 4 cents per kilowatt hour in Seattle is among the lowest in the nation due to abundant hydroelectric production compared with 10 cents nationally. Microsoft and Amazon are headquartered in Seattle and are the world’s largest cloud computing firms, branding the city a global location for software development.

The major downtown and Seattle market data centers include WBX which provides wholesale, retail colocation, and interconnection services; Komo Plaza which provides wholesale and interconnection services; H5 Data Centers which owns its wholesale facility at 100 Denny Way, and ByteGrid which provides wholesale services in Lynwood, north of downtown. According to a market data provider, WBX and KOMO Plaza stand as the foremost carrier hotels in the Pacific Northwest, with access to most carrier and network providers in the northwest region. KOMO Plaza was purchased in 2016 by GI Partners for $276.0 million ($928 PSF) and is managed by Hines Global REIT. These two assets offer diverse connectivity through Meet-Me-Rooms, and interconnection to other networks via the Seattle Internet Exchange and the Pacific Northwest Gigapop. There is a significant amount of interconnection in WBX, particularly between U.S. and Canadian carriers, and some content providers. WBX is one of the largest carrier hotels in North America, and is physically located between submarine and terrestrial routes from Asia to Chicago and New York. For carrier hotel needs, WBX has a concentration of exchanges with more than 40,000 interconnections.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the August 14, 2018 underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten(2)	PSF	%(3)
Data Center Base Rent	$6,484,024	$6,829,394	$6,984,100	$7,079,307	$7,343,040	$58.28	80.0%
Equipment Income	4,440	4,440	17,100	23,430	17,100	$0.14	0.2%
Gross Potential Rent	$6,488,464	$6,833,834	$7,001,200	$7,102,737	$7,360,140	$58.41	80.2%
Total Recoveries	1,008,929	1,352,364	1,572,032	1,706,872	1,813,530	$14.39	19.8%
Net Rental Income	$7,497,393	$8,186,198	$8,573,232	$8,809,609	$9,173,670	$72.81	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(458,684)	($3.64)	(5.2%)
Other Income	135,509	169,018	183,126	171,788	171,788	$1.36	1.9%
Effective Gross Income	$7,632,902	$8,355,216	$8,756,358	$8,981,397	$8,886,775	$70.53	100.0%
Total Expenses	$1,198,976	$1,564,157	$1,782,243	$1,927,409	$2,053,983	$16.30	23.1%
Net Operating Income	$6,433,926	$6,791,059	$6,974,115	$7,053,988	$6,832,791	$54.23	76.9%
Total TI/LC, Capex/RR	0	0	0	0	195,908	$1.55	2.2%
Net Cash Flow	$6,433,926	$6,791,059	$6,974,115	$7,053,988	$6,636,883	$52.67	74.7%

(1)	TTM represents the trailing twelve month period ending June 30, 2018.

(2)	Includes rent increases occurring through February 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines above Net Rental Income and represents percent of Effective Gross Income for the remainder of fields.

A-2-137

Mortgage Loan No. 12 — Crystal Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,737,500	Title:	Fee
Cut-off Date Principal Balance:	$20,737,500	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	214,062
Loan Purpose:	Acquisition	Location:	Crystal, MN
Borrower:	MN-Crystal Center-HA, LLC	Year Built / Renovated:	1954 / 2004
Sponsors:	Stanley Werb; Jonathan Gaines	Occupancy:	94.8%
Interest Rate:	4.9000%	Occupancy Date:	7/1/2018
Note Date:	7/30/2018	Number of Tenants:	35
Maturity Date:	8/6/2028	2015 NOI:	$1,292,588
Interest-only Period:	36 months	2016 NOI(1):	$1,174,146
Original Term:	120 months	2017 NOI(1):	$2,318,765
Original Amortization:	360 months	TTM NOI(2):	$2,519,176
Amortization Type:	IO-Balloon	UW Economic Occupancy:	91.9%
Call Protection:	L(27), Def (88), O(5)	UW Revenues:	$4,049,137
Lockbox:	Springing	UW Expenses:	$1,585,781
Additional Debt:	No	UW NOI:	$2,463,356
Additional Debt Balance:	N/A	UW NCF:	$2,206,482
Additional Debt Type:	N/A	Appraised Value / Per SF:	$28,500,000 / $133
Additional Future Debt Permitted:	No	Appraisal Date:	6/29/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$97
Taxes:	$420,340	$70,057	N/A	Maturity Date Loan / SF:	$86
Insurance:	$0	Springing(3)	N/A	Cut-off Date LTV:	72.8%
Replacement Reserves:	$0	$3,568	N/A	Maturity Date LTV:	64.3%
TI/LC Reserve:	$0	$17,839(4)	$428,124	UW NOI / NCF Amortizing DSCR:	1.87x / 1.67x
				UW NOI / NCF IO DSCR:	2.39x / 2.14x
				UW NOI / NCF Debt Yield:	11.9% / 10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$20,737,500	73.1%	Purchase Price:	$27,650,000	97.4%
Sponsor Equity:	7,640,971	26.9	Upfront Reserves:	420,340	1.5
			Closing Costs:	308,132	1.1
Total Sources:	$28,378,471	100.0%	Total Uses:	$28,378,471	100.0%

(1)	The increase from 2016 NOI to 2017 NOI is attributable to an increase in occupancy from 67.8% to 95.5%.

(2)	Represents the trailing twelve month period ending on May 31, 2018.

(3)	Monthly deposits are required during a trigger period unless a blanket or umbrella insurance policy is in place.

(4)	Monthly deposits in the TI/LC Reserve beyond the cap are required during a trigger period.

A-2-138

Mortgage Loan No. 12 — Crystal Center

The Loan. The Crystal Center loan is an approximately $20.7 first mortgage loan secured by the fee interest in a 214,062 SF anchored retail center located in Crystal, Minnesota. The loan has a 10-year term and will amortize on a 30-year schedule following a 36-month interest-only period.

The Borrower. The borrowing entity for the loan is MN-Crystal Center-HA, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is controlled by Jonathan Gaines (0.0%) and Stanley Werb (20.089%).

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Jonathan Gaines and Stanley Werb. The sponsors are the principals of Rivercrest Realty Investors. Founded in 1969 and based in Raleigh, North Carolina, Rivercrest Realty Investors is a privately owned and operated commercial real estate company specializing in the acquisition, long-term ownership and management of shopping centers, office buildings, and apartments throughout the eastern United States. Since the company’s inception, Rivercrest Realty Investors has assembled a portfolio of assets from New York to Florida. Jonathan Gaines has a Net Worth of $26.9 million and liquidity of $449,223, while Stanley Werb has a Net Worth of $55.2 million and liquidity of $3.8 million. See also “Description of the Mortgage Pool— Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The property is a 214,062 SF anchored retail center, located in Crystal, Minnesota. The property was constructed in 1954, is situated on approximately 21.0 acres, is located approximately 7.8 miles northwest of Minneapolis, Minnesota and benefits from its location along Bass Lake Road which, provides good frontage. The property is anchored by Robbinsdale Area School District, Marshall’s and Planet Fitness and is also shadow-anchored by a recently remodeled Target. There are 1,008 surface parking spaces at the property that are included in the collateral, resulting in a parking ratio of 4.71 spaces per 1,000 square feet of net rentable area. The property underwent a renovation in 2004, which involved modernizing the facades of the building and creating Marshall’s new suite.

As of July 1, 2018, the property was approximately 94.8% leased by 35 tenants. The property’s tenancy caters to mid-price point customers with both national and local tenants that include Marshall’s, Planet Fitness, Dollar Tree, Pet Supplies Plus, Sprint, Domino’s Pizza, Gamestop, Little Caesars Pizza, T-Mobile, H&R Block, Bank of America and Subway. The largest tenant at the property, Robbinsdale Area School District, leases 43,379 SF (20.3% of NRA) through September 2031. Robbinsdale Area School District is a school district serving 100,000 residents in seven communities within the northwest suburbs of Minneapolis, Minnesota. Robbinsdale Area School District is rated A1/NR/NR by Moody’s, S&P and Fitch, respectively. The second largest tenant at the property, Marshall’s, leases 33,026 SF (15.4% of NRA) through January 2023. Marshall’s is an off-price retailer that sells brand name and designer fashions that are 20%-60% less than department and specialty store regular prices. Marshall’s product lines include clothing for men, women, and children as well as beauty products, accessories, shoes, home décor, children’s toys, and luggage. Marshall’s is rated A2/A+/NR by Moody’s, S&P and Fitch, respectively. The third largest tenant at the property, Planet Fitness, leases 23,885 SF (11.2% of NRA) through December 2026. Planet Fitness is an American franchise of fitness centers based in Newington, New Hampshire. Each fitness center features exercise equipment and personal trainers to assist its members. Planet Fitness has more than 10 million members and more than 1,500 locations in all 50 U.S. states, Canada, and Latin America.

The Market. The property is located in the north of Crystal, Minnesota, approximately 7.8 miles from Minneapolis. The property is located in the Minneapolis-St. Paul-Bloomington market that contains approximately 3.64 million people, with a median household income of $75,900 as of 2018, according to the appraisal. The appraisal concluded per square foot market rents of $15.00 for in-line space, $10.75 for anchor space, $23.00 for end cap (primary) space, $13.00 for large in-line space, $13.50 for junior anchors and $22.00 for end cap (secondary) space. According to the appraisal, the Minneapolis-St. Paul-Bloomington market reported an overall vacancy rate of 7.2% as of the first quarter of 2018. According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

A-2-139

Mortgage Loan No. 12 — Crystal Center

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Crystal Center	1954/2004	214,062(2)	$8.00-$35.61(2)	95%(2)	N/A	Robbinsdale Area School District, Marshall’s, Planet Fitness(2)
Shingle Creek Crossing	2012/NAP	173,028	$19.00-$30.00	83%	2.0	TJ Maxx, Michaels, LA Fitness
The Grove Village	2007/2008	61,773	$22.00-$30.00	75%	8.0	Shadow anchored by Super Target and Home Depot
Crystal Town Center	1982/1997	55,532	$10.00-$20.00	80%	0.2	Aldi
Winnetka Commons	1990/NAP	42,415	$11.00-$14.00	95%	2.0	Formerly anchored by Walgreen’s
Brookdale Corner	2000/NAP	115,357	$18.00-$23.00	92%	2.0	Cub Foods

(1)	Source: Appraisal.

(2)	Based on the July 1, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
80.2%	67.8%	95.5%	94.8%

(1)	Source: Historical Occupancy is provided by the sponsors. Occupancies are as of December 31 of each respective year.

(2)	Based on the July 1, 2018 underwritten rent roll.

Top 10 Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Robbinsdale Area School District	A1 / NR / NR	43,379	20.3%	$15.33	24.2%	NAV	NAV	9/30/2031
Marshall’s	A2 / A+ / NR	33,026	15.4	$10.75	12.9	$191	9.3%	1/31/2023(4)
Planet Fitness	NR / NR / NR	23,885	11.2	$8.00	7.0	NAV	NAV	12/31/2026
Dollar Tree	Baa3 / BBB- / NR	9,851	4.6	$9.75	3.5	NAV	NAV	5/31/2026
Pet Supplies Plus	NR / NR / NR	8,400	3.9	$11.00	3.4	NAV	NAV	11/30/2025
Rainbow Apparel	NR / NR / NR	8,400	3.9	$10.00	3.1	$148	11.6%	1/31/2020
Panaderia Lomabonita	NR / NR / NR	7,523	3.5	$11.14	3.1	NAV	NAV	3/31/2022
Payless Shoes	NR / NR / NR	7,182	3.4	$12.75	3.3	$106	18.4%	7/31/2020
Famous Footwear	NR / NR / NR	6,554	3.1	$13.00	3.1	$195	10.1%	4/30/2020
Phoenix Salon Suites	NR / NR / NR	5,400	2.5	$17.00	3.3	NAV	NAV	9/30/2025
Total:		153,600	71.8%		66.9%

(1)	Based on the underwritten rent roll dated July 1, 2018, including rent increases occurring through June 2019 and straight line rent for Robbinsdale Area School District.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent tenants with 12 months reported sales and occupancy costs for the twelve-month period ending on February 28, 2018 and the twelve-month period ending on January 31, 2018 for Rainbow Apparel.

(4)	Marshall’s has the right to terminate its lease if at any time during the lease term 40% or more of the shopping center is operated for other than retail and service purposes and must provide written notice to the landlord 90 days prior.

A-2-140

Mortgage Loan No. 12 — Crystal Center

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	7	11,127	5.2	216,705	7.9	11,127	5.2%	$216,705	7.9%
2020	9	35,244	16.5	441,449	16.1	46,371	21.7%	$658,154	24.0%
2021	3	5,037	2.4	78,234	2.9	51,408	24.0%	$736,388	26.8%
2022	4	18,179	8.5	303,613	11.1	69,587	32.5%	$1,040,001	37.9%
2023	3	37,521	17.5	465,376	17.0	107,108	50.0%	$1,505,377	54.9%
2024	0	0	0.0	0	0.0	107,108	50.0%	$1,505,377	54.9%
2025	2	13,800	6.4	184,200	6.7	120,908	56.5%	$1,689,577	61.6%
2026	2	33,736	15.8	287,127	10.5	154,644	72.2%	$1,976,705	72.1%
2027	2	2,724	1.3	51,273	1.9	157,368	73.5%	$2,027,978	73.9%
2028	2	2,248	1.1	50,236	1.8	159,616	74.6%	$2,078,214	75.8%
2029 & Beyond	1	43,379	20.3	664,869	24.2	202,995	94.8%	$2,743,082	100.0%
Vacant	NAP	11,067	5.2	NAP	NAP	214,062	100.0%	NAP	NAP
Total	35	214,062	100.0%	$2,743,082	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2018. Rent includes base rent and rent increases occurring through June 2019 and straight line rent for Robbinsdale Area School District.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow

	2015	2016(1)	2017(1)	TTM(2)	Underwritten(3)	PSF	%(4)
Base Rent	$1,863,452	$1,730,668	$2,571,111	$2,731,452	$2,743,082	$12.81	62.3%
Recovery Income	941,846	796,922	1,199,676	1,270,361	1,453,592	$6.79	33.0%
Vacant Space	0	0	0	0	207,285	$0.97	4.7%
Gross Potential Income	$2,805,298	$2,527,590	$3,770,787	$4,001,813	$4,403,959	$20.57	100.0%
Vacancy	0	0	0	0	(358,537)	($1.67)	(8.9%)
Other Income	0	(919)	3,476	3,715	3,715	$0.02	0.1%
Effective Gross Income	$2,805,298	$2,526,672	$3,774,263	$4,005,528	$4,049,137	$18.92	100.0%
Total Expenses	$1,512,710	$1,352,526	$1,455,498	$1,486,352	$1,585,781	$7.41	39.2%
Net Operating Income	$1,292,588	$1,174,146	$2,318,765	$2,519,176	$2,463,356	$11.51	60.8%
Total TI/LC, Capex/RR	0	0	0	0	256,874	$1.20	6.3%
Net Cash Flow	$1,292,588	$1,174,146	$2,318,765	$2,519,176	$2,206,482	$10.31	54.5%

(1)	The increase from 2016 NOI to 2017 NOI is attributable to an increase in occupancy from 67.8% to 95.5%.

(2)	Represents trailing twelve months ending May 31, 2018.

(3)	Rent includes Base Rent, Rent Increases occurring through June 2019 and straight line rent for Robbinsdale Area School District.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-2-141

Mortgage Loan No. 13 — Albuquerque Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RREF	Single Asset / Portfolio:	Portfolio of 2 assets
Original Principal Balance:	$19,250,000	Title:	Fee
Cut-off Date Principal Balance:	$19,250,000	Property Type - Subtype:	Hotel – Various
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	200
Loan Purpose:	Acquisition	Location:	Albuquerque, NM
Borrowers:	Waramaug Albuquerque G LLC; Waramaug Albuquerque W LLC	Year Built / Renovated:	Various / Various
Sponsors:	Paul A. Nussbaum; Leslie Ng	Occupancy / ADR / RevPAR:	82.2% / $106.44 / $87.46
Interest Rate:	5.1500%	Occupancy / ADR / RevPAR Date:	6/30/2018
Note Date:	8/21/2018	Number of Tenants:	NAP
Maturity Date:	9/6/2028	2015 NOI:	$2,574,949
Interest-only Period:	12 months	2016 NOI:	$2,261,845
Original Term:	120 months	2017 NOI:	$2,284,919
Original Amortization:	360 months	TTM NOI(2):	$2,414,457
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	82.2% / $106.44 / $87.46
Call Protection(1):	L(26), Def (90), O(4)	UW Revenues:	$7,032,215
Lockbox:	Hard	UW Expenses:	$4,600,788
Additional Debt:	No	UW NOI:	$2,431,427
Additional Debt Balance:	N/A	UW NCF:	$2,150,138
Additional Debt Type:	N/A	Appraised Value / Per Room(3):	$24,000,000 / $120,000
Additional Future Debt Permitted:	No	Appraisal Date:	6/27/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$96,250
Taxes:	$46,076	$11,519	N/A	Maturity Date Loan / Room:	$81,619
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	80.2%
Replacement Reserves(4):	$0	Springing	N/A	Maturity Date LTV(3):	68.0%
Seasonality Reserve(5):	$60,000	Springing	$80,000	UW NOI / UW NCF Amortizing DSCR:	1.93x / 1.70x
PIP Reserve(3):	$3,696,859	$0	N/A	UW NOI / UW NCF IO DSCR:	2.42x / 2.14x
First Payment Reserve:	$104,134	$0	N/A	UW NOI / UW NCF Debt Yield:	12.6% / 11.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$19,250,000	68.8%	Purchase Price:	$23,000,000	82.2%
Sponsor Equity:	8,717,824	31.2	Upfront Reserves:	3,907,069	14.0
			Closing Costs:	1,060,755	3.8
Total Sources:	$27,967,824	100.0%	Total Uses:	$27,967,824	100.0%

(1)	The borrower is permitted to release an individual property two years following securitization if, among other things, (i) it defeases an amount equal to the greater of the (1) net sales proceeds of the individual property and (2) 125% of the allocated loan amount, (ii) the DSCR for the remaining property is no less than the greater of (1) 1.67x and (2) the DSCR immediately prior to the release and (iii) the LTV for the remaining property is no greater than the lesser of (1) 67.5% and (2) the LTV immediately prior to the release.

(2)	Represents the trailing twelve month period ending June 30, 2018.

(3)	The appraiser concluded an “as-complete” value of $28.5 million as of July 1, 2019 resulting in a Value Per Room of $142,500 and a Cut-off Date LTV and Maturity Date LTV of 67.5% and 57.3%, respectively. At origination approximately $3.7 million was reserved for the full balance of the cost of the property

A-2-142

Mortgage Loan No. 13 — Albuquerque Hotel Portfolio

improvement plans, which are required to be completed by October 21, 2019. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Redevelopment, Renovation and Expansion” in the Prospectus.

(4)	Replacement reserves will begin collection at 4% of total revenue in October 2020.

(5)	Seasonality reserves will only be collected between the months of April and November.

The Loan. The Albuquerque Hotel Portfolio loan is a $19.25 million first mortgage loan secured by the fee interest in one select service and one extended stay hotel, comprising a total of 200-rooms, located in Albuquerque, New Mexico. The loan has a 10-year term and will amortize on a 30-year schedule following a 12-month interest only period.

The Borrowers. The borrowing entities for the loan are Waramaug Albuquerque G LLC and Waramaug Albuquerque W LLC, each a bankruptcy remote, Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and guarantors are Leslie Ng and Paul A. Nussbaum of Waramaug Hospitality. Waramaug Hospitality is a hotel focused real estate company with a current hotel portfolio of over 30 properties, the majority of which are limited/select-service properties.

The Properties. The following table represents each property comprising the Albuquerque Hotel Portfolio.

Property	Property Sub-Type	Year Built	Rooms	Occupancy(1)	UW NOI	% of UW NOI	Allocated Loan Amount
Hilton Garden Inn Albuquerque Airport	Select Service	2002	107	79.8%	$1,335,263	54.9%	$10,469,000
Homewood Suites Albuquerque Airport	Extended Stay	2006	93	84.9%	1,095,125	45.1	8,781,000
Total/Wtd. Avg.:			200	82.2%	$2,430,388	100.0%	$19,250,000

(1)	Based on trailing twelve months ending June 30, 2018.

Hilton Garden Inn Albuquerque Airport

The 107-key Hilton Garden Inn opened in 2002 and is located in Albuquerque, New Mexico. Amenities at the property include daily complimentary breakfast and coffee, fitness center, indoor heated pool and hot tub, bar and lounge, meeting and banquet space, complimentary airport shuttle, and business center. Guestrooms offer complimentary Wi-Fi, two phones (each with two lines), data port/voicemail, refrigerator, microwave, coffeemaker and iron/ironing board. The property previously had an approximately $9.8 million loan securitized in MLMT 2007-C1 (crossed with a $9.0 million loan on the Homewood Suites) that performed as expected with no issues.

Homewood Suites Albuquerque Airport

The 93-key Homewood Suites opened in 2006 and is located in Albuquerque, NM. Amenities at the property include daily complimentary hot breakfast and evening reception buffet, fitness center, outdoor pool and hot tub, meeting rooms, basketball court, BBQ grills, complimentary airport shuttle, and business center. All guest suites offer complimentary Wi-Fi and full kitchens, which include an apartment-sized refrigerator, electric range, dishwasher, sink with disposal, wood cabinets, microwave and coffee maker. The property previously had a $9.0 million loan securitized in MLMT 2007-C1 (crossed with an approximately $9.8 million loan on the Hilton Garden Inn) that performed as expected with no issues.

The sponsors will invest approximately $3.7 million ($18,484 per room) into the portfolio as part of planned PIPs. Each property will receive upgrades to their respective common areas, front desk, lobby, exterior, meeting rooms, food and beverage areas, recreational areas and guest rooms. All PIP work must be completed by October 21, 2019 and the sponsors will provide a completion guaranty.

Each property operates as a Hilton brand hotel under a franchise agreement with the related borrower that expires on August 31, 2033. As of year-end 2017 Hilton brands comprised 5,284 properties worldwide in 105 countries and territories. The portfolio will be managed by non-sponsor affiliate, Terrapin Management Corporation.

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Mortgage Loan No. 13 — Albuquerque Hotel Portfolio

Historical Occupancy, ADR, RevPAR

Hilton Garden Inn Albuquerque Airport

	Competitive Set(1)			Hilton Garden Inn Albuquerque Airport (3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	75.4%	$88.97	$67.06	79.1%	$109.03	$86.26	105.0%	122.5%	128.6%
2016	75.5%	$91.00	$68.74	78.3%	$108.80	$85.15	103.6%	119.6%	123.9%
2017	78.0%	$92.50	$72.13	79.0%	$107.61	$84.99	101.3%	116.3%	117.8%
TTM(4)	78.3%	$93.97	$73.54	79.8%	$108.73	$86.73	101.9%	115.7%	117.9%

Homewood Suites Albuquerque Airport

	Competitive Set(2)			Homewood Suites Albuquerque Airport (3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	77.4%	$87.41	$67.68	81.7%	$102.94	$84.10	105.5%	117.8%	124.3%
2016	73.1%	$90.06	$65.86	81.9%	$100.93	$82.63	112.0%	112.1%	125.5%
2017	78.3%	$92.94	$72.81	84.0%	$102.14	$85.82	107.3%	109.9%	117.9%
TTM(4)	78.7%	$93.06	$73.27	84.9%	$103.96	$88.30	107.9%	111.7%	120.5%

(1)	Source: Third Party Data Provider. The competitive set consists of the following hotels: Courtyard Albuquerque Airport, Hyatt Place Albuquerque Airport, Holiday Inn & Suites Albuquerque Airport University Area, Holiday Inn Express & Suites Albuquerque Airport, and Hampton Inn & Suites Albuquerque Airport.

(2)	Source: Third Party Data Provider. The competitive set consists of the following hotels: Hyatt Place Albuquerque Airport, TownePlace Suites Albuquerque Airport, Residence Inn Albuquerque Airport, and Staybridge Suites Albuquerque Airport.

(3)	Source: Borrower provided financials.

(4)	Represents the trailing twelve-month period ending June 30, 2018.

The Market. The properties are located adjacent to Albuquerque International Sunport (“ABQ”), which serviced approximately 5 million passengers in 2017. ABQ is served by eight major commercial carriers: Alaska, Allegiant, American, Delta, Frontier, JetBlue, Southwest and United and also receives regular service from commuter airline Boutique Air. Air Cargo service is provided by FedEx and UPS. Through April 2018, year-to-date airport traffic was up 13.2% year-over-year.

The hotels are both located less than 3 miles from the University of New Mexico, which has a total enrollment of over 23,000, and Kirtland Air Force Base, which spans over 50,000 acres and employs approximately 10,000 people full-time. Both Hotels are easily accessible from Interstate 25 via the Sunport Boulevard exit. The Properties are strategically located next to the entrance to the airport, providing great access and visibility.

With approximately 900,000 residents, the Albuquerque area is home to headquarters and regional offices of various national and international companies such as Fidelity Investments, Facebook, T-Mobile, Kirtland Air Force Base, Presbyterian Healthcare, Lovelace Health Systems and University of New Mexico Hospital. Albuquerque is a registered U.S. Port of Entry with its own customs facility, enabling freight cargo to be shipped directly and duty paid locally. In addition, Albuquerque has a designated Foreign Trade Zone, allowing goods to be stored or manufactured in the zone by foreign or domestic business without the imposition of U.S. customs duties.

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Mortgage Loan No. 13 — Albuquerque Hotel Portfolio

Competitive Hotels Profile(1)

Hilton Garden Inn Albuquerque Airport

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hilton Garden Inn Albuquerque Airport	107	2002	1,488	65%	10%	25%	79.0%(2)	$107.61(2)	$84.99(2)
Courtyard Albuquerque Airport	150	1989	2,500	65%	10%	25%	75% - 80%	$105 - $110	$80 - $85
Hyatt Place Albuquerque Airport	127	1998	960	60%	15%	25%	75% - 80%	$95 - $100	$70 - $75
Holiday Inn & Suites Albuquerque Airport University Area	121	2005	3,000	50%	20%	30%	75% - 80%	$85 - $90	$60 - $65
Holiday Inn Express & Suites Albuquerque Airport	100	2009	1,500	50%	20%	30%	80% - 85%	$80 - $85	$60 - $65
Hampton Inn & Suites Albuquerque Airport	91	2016	912	60%	15%	25%	85% - 90%	$90 - $95	$75 - $80
Total(3)	589

Homewood Suites Albuquerque Airport

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Homewood Suites Albuquerque Airport	93	2006	2,025	65%	10%	25%	84.0%(2)	$102.14(2)	$85.82(2)
Hyatt Place Albuquerque Airport	127	1998	960	60%	15%	25%	75% - 80%	$95 - $100	$70 - $75
TownePlace Suites Albuquerque Airport	107	2003	N/A	65%	10%	25%	75% - 80%	$85 - $90	$60 - $65
Residence Inn Albuquerque Airport	110	2008	619	65%	10%	25%	85% - 90%	$105 - $110	$85 - $90
Staybridge Suites Albuquerque Airport	100	2008	500	65%	10%	25%	75% - 80%	$80 - $85	$60 - $65
Total(3)	444

(1)	Source: Appraisal.

(2)	Source: Borrower provided financials.

(3)	Excludes the subject property.

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Mortgage Loan No. 13 — Albuquerque Hotel Portfolio

Portfolio Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten	Per Room	%(2)
Occupancy	80.3%	79.9%	81.3%	82.2%	82.2%
ADR	$106.15	$105.05	$104.98	$106.44	$106.44
RevPAR	$85.26	$83.98	$85.38	$87.46	$87.46
Room Revenue	$6,223,791	$6,130,558	$6,232,450	$6,384,588	$6,384,588	$31,923	90.79%
Food and Beverage	475,926	464,516	492,260	516,591	516,591	$2,583	7.35%
Other Departmental Revenues	303,214	126,225	122,905	131,036	131,036	$655	1.86%
Total Revenue	$7,002,931	$6,721,299	$6,847,615	$7,032,215	$7,032,215	$35,161	100%
Room Expense	1,709,503	1,725,169	1,784,845	1,805,648	1,805,648	$9,028	28.3%
Food and Beverage Expense	325,068	311,406	331,517	336,247	336,247	$1,681	65.1%
Other Departmental Expenses	38,969	36,380	32,211	27,055	27,055	$135	20.6%
Departmental Expenses	$2,073,540	$2,072,955	$2,148,573	$2,168,950	$2,168,950	$10,845	30.8%
Departmental Profit	$4,929,391	$4,648,344	$4,699,042	$4,863,265	$4,863,265	$24,316	69.2%
Operating Expenses	$2,172,874	$2,152,170	$2,204,382	$2,248,889	$2,232,958	$11,165	31.8%
Gross Operating Profit	$2,756,517	$2,496,174	$2,494,660	$2,614,376	$2,630,307	$13,152	37.4%
Fixed Expenses	181,568	234,329	209,741	199,919	198,880	$994	2.8%
Net Operating Income	$2,574,949	$2,261,845	$2,284,919	$2,414,457	$2,431,427	$12,157	34.6%
FF&E	280,117	268,852	273,905	281,289	281,289	$1,406	4.0%
Net Cash Flow	$2,294,832	$1,992,993	$2,011,014	$2,133,168	$2,150,138	$10,751	30.6%

(1)	TTM represents the trailing twelve-month period ending June 30, 2018.

(2)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.

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Mortgage Loan No. 14 — Harlingen Corners

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,945,000	Title:	Fee
Cut-off Date Principal Balance:	$17,945,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	228,208
Loan Purpose:	Acquisition	Location:	Harlingen, TX
Borrower:	Y&O Harlingen Corners LLC	Year Built / Renovated:	2008 / 2012
Sponsor:	Y&O Investments Inc.	Occupancy:	96.7%
Interest Rate:	4.9470%	Occupancy Date:	8/1/2018
Note Date:	10/18/2018	Number of Tenants:	21
Maturity Date:	11/6/2028	2015 NOI(1):	N/A
Interest-only Period:	60 months	2016 NOI:	$2,108,136
Original Term:	120 months	2017 NOI:	$2,259,578
Original Amortization:	360 months	TTM NOI(2):	$2,376,911
Amortization Type:	IO-Balloon	UW Economic Occupancy:	91.7%
Call Protection:	L(24), Def(93),O (3)	UW Revenues:	$3,317,027
Lockbox:	Springing	UW Expenses:	$898,605
Additional Debt:	No	UW NOI:	$2,418,421
Additional Debt Balance:	N/A	UW NCF:	$2,155,982
Additional Debt Type:	N/A	Appraised Value / Per SF:	$33,100,000 / $145
Additional Future Debt Permitted:	No	Appraisal Date:	8/24/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$79
Taxes:	$257,303	$30,271	N/A	Maturity Date Loan / SF:	$72
Insurance:	$17,361	$2,170	N/A	Cut-off Date LTV:	54.2%
Replacement Reserves:	$0	$2,853	N/A	Maturity Date LTV:	50.0%
TI/LC(3):	$500,000	$19,017	$750,000	UW NOI / UW NCF Amortizing DSCR:	2.10x / 1.88x
Deferred Maintenance:	$375,000	$0	N/A	UW NOI / UW NCF IO DSCR:	2.69x / 2.40x
				UW NOI / UW NCF Debt Yield:	13.5% / 12.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$17,945,000	64.8%	Purchase Price:	$26,620,000	96.1%
Sponsor Equity:	9,764,930	35.2	Upfront Reserves:	649,665	2.3
			Closing Costs:	440,265	1.6
Total Sources:	$27,709,930	100.0%	Total Uses:	$27,709,930	100.0%

(1)	The sponsor acquired the property in October 2018; as such, certain historical financials are not available.

(2)	Represents the trailing twelve month period ending June 30, 2018.

(3)	The borrower has delivered a $500,000 letter of credit in lieu of an upfront deposit. To the extent that the rollover reserve subaccount cap reduction conditions are satisfied the TI/LC cap shall be $500,000.

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Mortgage Loan No. 14 — Harlingen Corners

The Loan. The Harlingen Corners loan is an approximately $17.9 million first mortgage loan secured by the fee interest in a 228,208 SF anchored retail center located in Harlingen, Texas. The loan has a 10-year term and will amortize on a 30-year schedule following a 60-month interest-only period.

The Borrower. The borrowing entity for the loan is Y&O Harlingen Corners LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 95% owned by Y&O Investments Inc. and is 5% owned by Turnaround Trading & Advisory, LLC.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Y&O Investments Inc. Y&O Investment Inc. is the real estate holding company for Yoav Rubinstein. As of origination, Y&O Investments Inc. has a portfolio of 34 properties, of which 28 are commercial assets totaling over 750,000 SF. The commercial properties contain single and multi-tenant retail, office and industrial properties. The remaining six assets are a mix of multi-family and land for future development.

The Property. The property is a 228,208 SF anchored retail center located in Harlingen, Texas. The property was constructed in 2008, expanded by 70,000 sf in 2012 and is situated on approximately 35.8 acres. The property has 121,633 SF of anchor tenants, 85,575 SF of in-line and junior tenants and 21,000 SF of outparcel tenants. Additionally, there are 1,906 surface parking spaces at the property resulting in a parking ratio of 8.4 spaces per 1,000 SF of net rentable area.

As of August 1, 2018, the property was approximately 96.7% leased by 21 tenants. The property’s tenancy caters to mid-price point customers with mainly national tenants that include Burlington Coat Factory, Marshall’s, Bed Bath & Beyond, Chuck E. Cheese’s, Kirkland’s, Mattress Firm, The Children’s Place, Supercuts and Verizon Wireless. The property is also shadow anchored by Kohl’s which shares a parking with the property.

The largest tenant at the property, Burlington Coat Factory, leases 70,000 SF (30.7% of NRA) through February 2024. Burlington Coat Factory is rated NR/BB/BB+ by Moody’s, S&P and Fitch, respectively. The tenant is a national off-price department store retailer with over 631 stores in 45 states and Puerto Rico. Burlington Coat Factory has been in occupancy since September 2013 and has four, 5-year extension options remaining.

The second largest tenant at the property, Marshall’s, leases 30,000 SF (13.1% of NRA) through February 2024. Marshall’s is rated A2/A+/NR by Moody’s, S&P and Fitch, respectively. The tenant is a retailer of apparel and home goods in the US. Marshall’s has been in occupancy since February 2009, has recently exercised a five year renewal and has four, 5-year extension options remaining.

The third largest tenant at the property, Bed Bath & Beyond, leases 21,633 SF (9.5% of NRA) through January 2020. Bed Bath & Beyond is rated Baa3/BB+/NR by Moody’s, S&P and Fitch, respectively. Bed Bath & Beyond is a chain of domestic merchandise retail stores that sells goods for the bedroom, bathroom, kitchen and dining room. As of March 3, 2018, Bed Bath & Beyond had 1,552 stores in the US, Puerto Rico, Canada and Mexico. Bed Bath & Beyond has been in occupancy since February 2009 and has five, 5-year renewal options remaining.

The borrower may release one or more of the property’s two outparcels, Chuck E. Cheese’s and Logan’s Road house, six months after the closing date; provided that (i) no event of default has occurred, (ii) the remaining property, in each case after giving effect to the applicable permitted outparcel release, is required to have loan-to-value less than 66%, a debt service coverage ratio greater than 1.85x and a debt yield greater than 12.0%.

The Market. The property is located in Harlingen, Cameron County, Texas at a major retail corridor at the southwest intersection of US-77 and US-83. The property is located next to a Kohl’s, and near several national retailers and restaurant chains, including Target and a Walmart Supercenter. The retail corridor, which consists of a one mile radius from the intersection of US-77 and US-83, consists of 2.63 million SF of retail space with a vacancy rate of 2.7%.

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Mortgage Loan No. 14 — Harlingen Corners

According to the appraisal, the 2018 estimated population within a one-, three-, and five-mile radius of the property is 3,935, 50,231 and 93,603, respectively. The 2018 estimated average household income within the same radii is $50,475, $59,168 and $61,630, respectively. The appraisal concluded PSF market rents of $20.00 for in-line space, $16.00 for Mid Size/Jr Anchor space, $9.50 for Anchor space and $25.00 for space fronting US-83. According to a third party research report, the property is located in the Brownsville-Harlingen retail market. As of Q2 2018, the submarket had an inventory of approximately 19.0 million SF, with an average rental rate of $14.13 PSF and an average vacancy rate of 4.7%. The Greater Harlingen submarket had an inventory of approximately 5.5 million SF, with an average rental rate of $14.83 and an average vacancy rate of 4.9%.

According to the appraisal, the property’s competitive set consists of the 11 properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Harlingen Corners	2008 / 2012	228,208(2)	Anchor: $9.60(2) Jr Anchor: $14.81(2) Inline: $16.37(2)	97%(2)	N/A	Burlington Coat Factory, Marshall’s, Bed Bath & Beyond(2)
Harlingen Heights Plaza	2018 / NAP	14,300	Inline: $24.00 - 27.96/SF	91%	0.8	Verizon Wireless, Just-a-Cat, Red Mango, Valley Dentistry, My Dental Cleaning
Central Park Shopping Center	1990 / NAP	79,811	Anchor: $10.00/SF Jr. Anchor: $12.00/SF Inline: $20.00/SF	95%	0.7	HEB, Office Depot
Dixieland Plaza	1985 / NAP	20,552	Anchor: $5.00/SF Inline: $10.00 - $12.00	38%	0.2	Tuesday Morning
Pharr Town Center	2017 / NAP	470,000	Inline: $34.00/SF	89%	29.5	Main Event, Academy, TJ Maxx
Treasure Hills Plaza	1979 / NAP	95,720	Anchor/ Anchor Jr.: $10.20/SF	69%	2.6	N/A
Sun Valley Mall	1993 / NAP	303,018	Jr. Anchor: $12.00/SF Inline: $14.00/SF	92%	2.8	Multiple
2307 W Expressway 83	2016 / NAP	9,501	Inline: $18.00/SF	71%	17.9	Weslaco Family Dentistry, Kahn’s Grill
1919 W Expressway 83	2015 / NAP	8,808	Inline & Endcap: $30.00 - $35.00/SF	100%	17.6	Chipotle, Verizon
1600 North Westgate Drive	2008 / NAP	40,782	Inline: $13.00/SF	32%	17.4	Buffalo Wings and Things, Subway, Farmers
2436 Pablo Kisel Blvd	2000 / NAP	24,136	Inline & Endcap: $15.00/SF	60%	20.8	Staples
1500 West Harrison Avenue	2000 / NAP	3,500	Endcap/Restaurant: $16.00/SF	40%	1.0	All Star Dry Cleaning

(1)	Source: Appraisal.

(2)	Based on the August 1, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015(2)	2016(2)	2017	Current(3)
NAV	NAV	97.1%	96.7%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	The sponsor acquired the property in October 2018; as such, certain historical occupancy is not available.

(3)	Based on the August 1, 2018 underwritten rent roll.

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Mortgage Loan No. 14 — Harlingen Corners

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA(3)	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
Burlington Coat Factory	NR / BB / BB+	70,000	30.7%	$9.75	24.8%	$119	10.8%	2/1/2024
Marshall’s	A2 / A+ / NR	30,000	13.1	$10.75	11.7	$333	4.1%	2/29/2024
Bed Bath & Beyond	Baa3 / BB+ / NR	21,633	9.5	$7.54	5.9	$300	3.0%	1/1/2020
Chuck E. Cheese’s(5)	NR / NR / NR	13,800	6.0	$7.97	4.0	NAV	NAV	9/1/2022
Ulta	NR / NR / NR	10,083	4.4	$20.53	7.5	NAV	NAV	8/1/2024
Five Below	NR / NR / NR	10,000	4.4	$14.50	5.3	NAV	NAV	1/1/2027
Melrose	NR / NR / NR	10,000	4.4	$10.00	3.6	NAV	NAV	12/1/2019
Shoe Carnival	NR / NR / NR	8,000	3.5	$14.00	4.1	$201	8.6%	3/1/2019
Logan’s Roadhouse(5)	NR / NR / NR	7,200	3.2	$18.07	4.7	NAV	NAV	3/1/2028
Kirkland’s	NR / NR / NR	7,000	3.1	$14.00	3.6	$156	11.2%	1/1/2025
Total:		187,716	82.3%		75.3%

(1)	Based on the underwritten rent roll, including rent increases occurring through September 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	% of Total NRA is based off SF including ground leased units.

(4)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending on August 31, 2018 as provided by the sponsor.

(5)	Chuck E. Cheese’s and Logan’s Roadhouse owns its improvements subject to a ground lease. Net Rentable Area presented are based on the improvements. Ground lease base rent and lease expiration provisions are presented.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring(2)	% of NRA Expiring(2)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring(2)	Cumulative % of NRA Expiring(2)	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0%
2019	5	26,178	11.5	350,391	12.7	26,178	11.5%	$350,391	12.7%
2020	5	29,533	12.9	313,300	11.4	55,711	24.4%	$663,690	24.1%
2021	2	10,698	4.7	258,963	9.4	66,409	29.1%	$922,654	33.6%
2022	2	17,009	7.5	170,971	6.2	83,418	36.6%	$1,093,625	39.8%
2023	0	0	0.0	0	0.0	83,418	36.6%	$1,093,625	39.8%
2024	3	110,083	48.2	1,212,004	44.1	193,501	84.8%	$2,305,629	83.8%
2025	1	7,000	3.1	98,000	3.6	200,501	87.9%	$2,403,629	87.4%
2026	1	2,960	1.3	71,040	2.6	203,461	89.2%	$2,474,669	90.0%
2027	1	10,000	4.4	145,000	5.3	213,461	93.5%	$2,619,669	95.3%
2028	1	7,200	3.2	130,075	4.7	220,661	96.7%	$2,749,744	100.0%
2029 & Beyond	0	0	0.0	0	0.0	220,661	96.7%	$2,749,744	100.0%
Vacant	NAP	7,547	3.3	NAP	NAP	228,208	100.0%	NAP	NAP
Total	21	228,208	100.0%	$2,749,744	100.0%

(1)	Based on the underwritten rent roll. Base Rent includes base rent and rent increases occurring through September 2019.

(2)	Including improvements SF for ground lease tenants.

A-2-151

Mortgage Loan No. 14 — Harlingen Corners

Operating History and Underwritten Net Cash Flow

	2015(1)	2016	2017	TTM(2)	Underwritten(3)	PSF(4)	%(5)
Base Rent	N/A	$2,358,098	$2,579,340	$2,635,660	$2,749,744	$12.05	76.1%
Recovery Income	N/A	594,141	664,447	665,642	731,955	$3.21	20.2%
Percentage Rent in Lieu	N/A	49,596	58,471	36,747	0	$0.00	0.0%
Vacant Space	N/A	0	0	0	133,972	$0.59	3.7%
Gross Potential Income	N/A	$3,001,835	$3,302,258	$3,338,049	$3,615,670	$15.84	100.0%
Vacancy - Stabilized/In-Place	N/A	0	0	0	(298,644)	($1.31)	(9.0%)
Effective Gross Income	N/A	$3,001,835	$3,302,258	$3,338,049	$3,317,027	$14.54	100.0%
Total Expenses	N/A	$893,699	$1,042,680	$961,138	$898,605	$3.94	27.1%
Net Operating Income	N/A	$2,108,136	$2,259,578	$2,376,911	$2,418,421	$10.60	72.9%
Total TI/LC, Capex/RR	N/A	0	0	0	262,439	$1.15	7.9%
Net Cash Flow	N/A	$2,108,136	$2,259,578	$2,376,911	$2,155,982	$9.45	65.0%

(1)	The sponsor acquired the property in October 2018; as such, certain historical financials are not available.

(2)	TTM represents the trailing twelve month period ending June 30, 2018.

(3)	Base Rent includes contractual rent Increases occurring through September 2019.

(4)	PSF based off total SF including ground lease tenant improvements.

(5)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-2-152

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-2-153

Mortgage Loan No. 15 — Pinnacle Lakes

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,950,000	Title:	Fee
Cut-off Date Principal Balance:	$16,950,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.2%	Net Rentable Area (Units):	226
Loan Purpose:	Acquisition	Location:	Miami, FL
Borrowers:	Trisun 57th Avenue LLC; TT Family Pinnacle LLC	Year Built / Renovated:	1971 / 2002
Sponsors:	Azi Mandel; Adam Mermelstein	Occupancy:	97.8%
Interest Rate:	5.2070%	Occupancy Date:	8/1/2018
Note Date:	9/13/2018	Number of Tenants:	NAP
Maturity Date:	10/6/2028	2015 NOI:	$1,130,840
Interest-only Period:	60 months	2016 NOI:	$1,140,747
Original Term:	120 months	2017 NOI:	$1,244,517
Original Amortization:	360 months	TTM NOI(1)(2):	$1,357,203
Amortization Type:	IO-Balloon	UW Economic Occupancy:	97.6%
Call Protection:	L(25), Def(91), O(4)	UW Revenues:	$2,705,060
Lockbox:	Soft	UW Expenses:	$1,269,951
Additional Debt:	No	UW NOI(2):	$1,435,109
Additional Debt Balance:	N/A	UW NCF:	$1,377,479
Additional Debt Type:	N/A	Appraised Value / Per Unit(3):	$25,200,000 / $111,504
Additional Future Debt Permitted:	No	Appraisal Date:	7/20/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$75,000
Taxes:	$90,744	$10,591	N/A	Maturity Date Loan / Unit:	$69,394
Insurance:	$155,621	$14,147	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$0	$4,803	N/A	Maturity Date LTV:	62.2%
Deferred Maintenance	$264,552	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	1.28x / 1.23x
				UW NOI / UW NCF IO DSCR:	1.60x / 1.54x
				UW NOI / UW NCF Debt Yield:	8.5% / 8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$16,950,000	66.3%	Purchase Price:	$24,500,000	95.9%
Sponsor Equity:	8,599,631	33.7	Closing Costs:	538,714	2.1
			Upfront Reserves:	510,916	2.0
Total Sources:	$25,549,631	100.0%	Total Uses:	$25,549,631	100.0%

(1)	Represents trailing twelve month period ending June 30, 2018.

(2)	Based on borrower provided operating statement for the annualized trailing three months ending August 31, 2018, effective gross income was approximately $2.75 million which represents a 4.8% increase from the trailing twelve months ending June 30, 2018. The increase was primarily due to increase in AMI and corresponding increase in the maximum allowable LIHTC rents on all newly signed leases.

(3)	The appraised value is the “As-Is with Restrictions & Tax Abatement” value which reflects the current rent restrictions and real estate tax abatements at the property including a land use restriction agreement expiring in 2031. The hypothetical “As-Is Without Restrictions” which reflects no rent restrictions and real estate tax abatement is $34.4 million which would result in a Cut-off Date and Maturity Date LTV Ratio of 49.3% and 45.6%, respectively.

A-2-154

Mortgage Loan No. 15 — Pinnacle Lakes

The Loan. The Pinnacle Lakes loan is a $16.95 million first mortgage loan secured by the fee interest in a 226-unit garden style multifamily property located in Miami, FL. The loan has a 10-year term and will amortize on a 360-month schedule after a initial 60-month interest-only period.

The Borrowers. The borrowing entities for the loan are Trisun 57th Avenue LLC and TT Family Pinnacle LLC, each a limited liability company and special purpose entity. The borrowing entities are 88.13% owned by Zell C. Hurwitz 1984 Trust and Lee R. Hurwitz 1984 Trust and 11.87% by Azi Mandel and Adam Mermelstein.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Azi Mandel and Adam Mermelstein. Azi Mandel and Adam Mermelstein are the co-founders and Managing Partners of Treetop Development, LLC. Treetop Development, LLC owns 68 properties and approximately 7,956 residential units throughout the country, 79% of which are part of government or municipal supervised projects.

The Property. The property is a 226-unit garden style multifamily property located in Miami, Florida that was built in 1971 and renovated in 2002. The property consists of seven, three-story apartment buildings located on approximately 14.5 acres. The property contains 38 one-bedroom units (16.8%), 142 two-bedroom units (62.8%), 39 three-bedroom units (17.3%) and 7-four bedroom units (3.1%). As of August 1, 2018, the property was 97.8% leased. The property features lakeside apartments, a swimming pool, a clubhouse/leasing office, a business center, a fitness center, a playground, a volleyball court and on-site laundry facilities. Unit amenities include full appliance packages, including a microwave and disposal, and balconies or patios. Each unit is individually metered for electrical and natural gas usage. The landlord is responsible for water, sewer and trash costs to the individual units with the tenants paying all other utility costs. Management is responsible for utility costs for vacant units and common areas. Furthermore, the property provides a total of 396 parking spaces, or 1.75 parking spaces per unit.

The property is subject to three land use restriction agreements which together provide that 100.0% of the tenants must meet income eligibility requirements and are subject to restricted rental rates. As a result, the project received low-income housing tax credits (“LIHTC”) over a ten year period in return for restricting occupancy to residents who earn no more than 60% of the area median income (“AMI”). As of 2018, Pinnacle Lakes qualifies for a 50% real estate tax abatement. Florida state law allows LIHTC properties to benefit from the abatement after 15 years of service as a rent restricted property. The existing rent and income restrictions as well as the real estate tax abatement expire in 2031 at which time the property may be converted to a market rate apartment complex and full real estate taxes will take effect. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Prospectus.

The property is situated approximately 11.9 miles north of Downtown Miami. Most new developments in the area are infill/redevelopment in the northeastern area of Miami Gardens surrounding Hard Rock Stadium, home of the Miami Dolphins. The stadium, located 2.9 miles from the property, recently underwent a $400 million-dollar renovation that was completed in the Fall of 2016. Additionally, within 4 miles radius of the property, a new Walmart center was recently completed, the City of Miami Gardens Municipal Complex, a 183,000 SF development which includes the Police Department Headquarters and Miami Gardens City Hall, and a 32.8 acre site was purchased with plans to redevelop the former flee market and shopping center with a new retail center over the next two years.

A-2-155

Mortgage Loan No. 15 — Pinnacle Lakes

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath	38	16.8%	36	94.7%	582	$818	$1.41	$1,000	$1.72
Two Bedroom, Two Bath	142	62.8	140	98.6%	861	$989	$1.15	$1,300	$1.51
Three Bedroom, Two Bath	39	17.3	38	97.4%	1,171	$1,141	$0.97	$1,550	$1.32
Four Bedroom, Two Bath	7	3.1	7	100.0%	1,388	$1,278	$0.92	$1,650	$1.19
Total/Wtd. Avg.	226	100.0%	221	97.8%	884	$996	$1.13	$1,305	$1.48

(1)	Based on the underwritten rent roll dated August 1, 2018.

(2)	Source: Appraisal.

The Market. The property is located in Miami, Florida in the North Dade submarket. As of Q2 2018, The North Dade submarket reported an average vacancy rate of 3.7% with an average asking rent of $1,692 per unit, approximately 1.9% higher than that of Q1 2018. According to the appraisal, the 2018 population within a one-, three- and five-mile radius was 21,835, 197,174 and 553,783, respectively, with 2018 average household income within the same radii of $53,641, $60,336, and $64,329, respectively.

The appraiser identified eight comparable rental properties, ranging from 175 units to 468 units that were constructed between 1969 and 2002. The competitive set reported a weighted average occupancy of approximately 97%, with average rents ranging from $847 to $1,411 per unit. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in Greater Miami Area within approximately 4.0 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $ / Unit	Occupancy	Distance from Property
Pinnacle Lakes	1971	226(2)	884(2)	$996(2)	98%(2)	N/A
Vista Palms	1986	314	903	$1,410	98%	0.2 miles
Cottage Cove	1969	468	707	$1,142	94%	0.5 miles
Park Plaza	1972	234	737	$1,314	96%	1.3 miles
Horizons North	1988	276	1,002	$1,411	98%	1.0 miles
Crossing At University (LIHTC)	2000	210	793	$847	98%	3.0 miles
Walden Pond (LIHTC)	1994	290	822	$916	100%	2.0 miles
Douglas Pointe Apartments (LIHTC)	2000	175	897	$1,146	100%	4.0 miles
Cedar Grove Apartments (LIHTC)	2002	288	1,083	$1,060	95%	3.0 miles
Total/Wtd. Avg.(3)		2,255

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August, 1 2018.

(3)	Excludes the subject property.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
99.1%	98.1%	98.1%	97.8%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the August, 1 2018 underwritten rent roll.

A-2-156

Mortgage Loan No. 15 — Pinnacle Lakes

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)(2)	Underwritten(2)	Per Unit	%(3)
Rents in Place	$2,368,478	$2,378,203	$2,478,723	$2,553,968	$2,639,368	$11,679	97.8%
Vacant Income	21,826	7,651	20,060	29,302	60,236	$267	2.2%
Gross Potential Rent	$2,390,304	$2,385,854	$2,498,783	$2,583,270	$2,699,604	$11,945	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.0%
Net Rental Income	$2,390,304	$2,385,854	$2,498,783	$2,583,270	$2,699,604	$11,945	100.0%
(Vacancy/Collection Loss)	(31,217)	(9,394)	(25,230)	(32,603)	(63,537)	($281)	(2.3%)
Other Income	72,155	80,086	69,866	68,993	68,993	$305	2.6%
Effective Gross Income	$2,431,242	$2,456,546	$2,543,419	$2,619,660	$2,705,060	$11,969	100.0%
Total Expenses	$1,300,402	$1,315,799	$1,298,902	$1,262,457	$1,269,951	$5,619	46.9%
Net Operating Income	$1,130,840	$1,140,747	$1,244,517	$1,357,203	$1,435,109	$6,350	53.1%
Total TI/LC, Capex/RR	0	0	0	0	57,630	$255	2.1%
Net Cash Flow	$1,130,840	$1,140,747	$1,244,517	$1,357,203	$1,377,479	$6,095	50.9%

(1)	Represents the trailing twelve months ending June 30, 2018.

(2)	Based on borrower provided operating statement for the annualized trailing three months ending August 31, 2018, effective gross income was approximately $2.75 million which represents a 4.8% increase from the trailing twelve months ending June 30, 2018. The increase was primarily due to increase in AMI and corresponding increase in the maximum allowable LIHTC rents on all newly signed leases.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-2-157

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor

Credit Suisse Commercial Mortgage Securities Corp.	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Pentalpha Surveillance LLC
Eleven Madison Avenue	Three Wells Fargo, MAC D1050-084	790 NW 107th Avenue 4th Floor	375 North French Road
New York, NY 10010	401 S. Tryon Street, 8th Floor	Miami, FL 33172	Suite 100
	Charlotte, NC 28202		Amherst, NY 14228

Contact: General Information Number	Contact: REAM_InvestorRelations@wellsfargo.com	Contact: Thekla Salzman	Contact: Don Simon
Phone Number: (212) 325-2000		Phone Number: (305) 229-6465	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-NR		0.00000000	0.00000000	0.00000000	0.00000000

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

	(1) Resolution Strategy Code							(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	CSAIL 2018-C14 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/17/18
8480 Stagecoach Circle		Record Date:	11/30/18
Frederick, MD 21701-4747		Determination Date:	12/11/18

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2018 (the “Pooling and Servicing Agreement”).
Transaction: CSAIL 2018-C14 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-C14
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF III-D CS 2018-C14, LLC

Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	[●] non-Specially Serviced Loans were the subject of a Major Decision as to which the operating advisor has consultation rights pursuant to the Pooling and Servicing Agreement.

I.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit, legal review or legal opinion. For instance, we did not re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

II. Specific Items of Review

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the item listed below.

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and non-discretionary portions of net present value calculations.

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit legal review or legal opinion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III. Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review, or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than receipt of any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 shall have the meanings set forth in the main body of the prospectus or, if not defined therein, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related Mortgage Loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)   Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the master servicer with respect to each Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2)   Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the mortgage loan seller), participation (other than a Mortgage Loan that is part of a Whole Loan) or pledge, and the mortgage loan seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller). The mortgage loan seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller).

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(3)   Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby) (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the mortgage loan seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)   Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)   Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)   Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since November 2, 2018.

(7)   Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) from the mortgage loan seller constitutes a legal, valid and binding endorsement or assignment from the mortgage loan seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or Allocated Cut-off Date Loan Amount (subject only to Permitted Encumbrances (as defined below)), except as the

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enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the mortgage loan seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the mortgage loan seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the Mortgage Loans to the depositor validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller).

(8)   Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the mortgage loan seller thereunder and no claims have been paid thereunder. Neither the mortgage loan seller, nor to the mortgage loan seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

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(9)   Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The mortgage loan seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

(10) Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11) Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12) Condition of Property. The mortgage loan seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the mortgage loan seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The mortgage loan seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the mortgage loan seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13) Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and

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delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14) Condemnation. As of the date of origination and to the mortgage loan seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)  Actions Concerning Mortgage Loan. As of the date of origination and to the mortgage loan seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16) Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the mortgage loan seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the mortgage loan seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17) No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

(18) Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor

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and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the mortgage loan seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the mortgage loan seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee or the Non-Serviced Trustee for Non-Serviced Mortgage Loans. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising

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because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the mortgage loan seller.

(19)  Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)  No Encroachments. To the mortgage loan seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the mortgage loan seller.

(22)  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in Treasury regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or related Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or related Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or related Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or related Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Code Section 1001, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or related Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or related Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage

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Loan or related Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury regulations.

(23)  Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(24)  Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

(25)  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)  Local Law Compliance. To the mortgage loan seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the mortgage loan seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the mortgage loan seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the mortgage loan seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the mortgage loan seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

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(28)  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that, as of the date of origination of the related Mortgage Loan, has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that, as of the date of origination of the related Mortgage Loan, has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan or related Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or related Whole Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a

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proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or related Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions of the Code.

(30) Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million, shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31) Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the mortgage loan seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32) Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the mortgage loan seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan (as set forth on Schedule D-1 to this Annex D-1), or future permitted mezzanine debt (as set forth on Schedule D-2 to this Annex D-1) or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any

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subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33) Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34) Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35) Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

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(36)  Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the mortgage loan seller, its successors and assigns:

(A)       The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the mortgage loan seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)       The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)       The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)       The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)       The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)       The mortgage loan seller has not received any written notice of default under or notice of termination of such ground lease. To the mortgage loan seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease and, to the mortgage loan seller’s knowledge, such ground lease is in full force and effect as of the Closing Date;

(G)       The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

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(I)        The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the mortgage loan seller in connection with loans originated for securitization;

(J)        Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)       In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)     Servicing. The servicing and collection practices used by the mortgage loan seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with mortgage loan seller’s customary commercial mortgage servicing practices.

(38)     ARD Loan. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury regulations under Code Section 1001) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)     Rent Rolls; Operating Histories. The mortgage loan seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The mortgage loan seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the

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related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(40)   No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the mortgage loan seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the mortgage loan seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)   Bankruptcy. In respect of each Mortgage Loan, as of the date of origination of the Mortgage Loan and to the mortgage loan seller’s knowledge as of the Cut-off Date, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)   Organization of Mortgagor. The mortgage loan seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The mortgage loan seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the mortgage loan seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)   Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to

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its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the mortgage loan seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the date of origination of the Mortgage Loan and to the mortgage loan seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the mortgage loan seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the mortgage loan seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

D-1-15

(44)   Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the mortgage loan seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the mortgage loan seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the mortgage loan seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the mortgage loan seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)   Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a member of the Appraisal Institute (“MAI”) and, to the mortgage loan seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. The related appraisal contained a statement or was accompanied by a letter from the related appraiser to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the related appraisal was completed.

(46)   Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(47)   Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)   Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the mortgage loan seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the mortgage loan seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the mortgage loan seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)   Compliance with Anti-Money Laundering Laws. The mortgage loan seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the mortgage loan seller’s knowledge” or “the mortgage loan seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the mortgage loan seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the extent such documents exist or existed), shall be deemed to be within the mortgage loan seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

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“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the mortgage loan seller, provided that the mortgage loan seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

D-1-17

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH CURRENT MEZZANINE DEBT

Column Financial, Inc.	Natixis Real Estate Capital LLC	Argentic Real Estate Finance LLC	Rialto Real Estate Fund III – Debt, LP	Ladder Capital Finance LLC
20 Times Square	The Greystone	None.	None.	None.

D-1-18

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH PERMITTED MEZZANINE DEBT

Column Financial, Inc.	Natixis Real Estate Capital LLC	Argentic Real Estate Finance LLC	Rialto Real Estate Fund III – Debt, LP	Ladder Capital Finance LLC
Continental Towers	None.	Terracita Apartments	None.	Dollar General Ogden

D-1-19

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS

Column Financial, Inc.	Natixis Real Estate Capital LLC	Argentic Real Estate Finance LLC	Rialto Real Estate Fund III – Debt, LP	Ladder Capital Finance LLC
None.	None.	None.	South Carolina Grocery Portfolio & New Market Crossing	None.

D-1-20

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Column Financial, Inc.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7 (Lien; Valid Assignment)	All Column Mortgage Loans (Loan Nos. 1, 2, 3, 11, 25 and 30)	The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
7 (Lien; Valid Assignment)	Prudential - Digital Realty Portfolio (Loan No. 1)	The related Mortgage and any related assignments of leases secure the subject Mortgage Loan and the related companion loan(s). Pursuant to the applicable intercreditor agreement, the pari passu companion loans, if any, are pari passu to the applicable Mortgage Loan in right of payment and the subordinate companion loans, if any, are subordinate to the Mortgage Loans in right of payment.
7 (Lien; Valid Assignment)	Georgetown Squared & Seattle Design Center (Loan No. 2)	The related Mortgage and any related assignments of leases secure the subject Mortgage Loan and the related companion loan(s). Pursuant to the applicable intercreditor agreement, the pari passu companion loans, if any, are pari passu to the applicable Mortgage Loan in right of payment and the subordinate companion loans, if any, are subordinate to the Mortgage Loans in right of payment.
7 (Lien; Valid Assignment)	Continental Towers (Loan No. 3)	The related Mortgage and any related assignments of leases secure the subject Mortgage Loan and the related companion loan(s). Pursuant to the applicable intercreditor agreement, the pari passu companion loans, if any, are pari passu to the applicable Mortgage Loan in right of payment and the subordinate companion loans, if any, are subordinate to the Mortgage Loans in right of payment.
7 (Lien; Valid Assignment)	2020 Fifth Avenue (Loan No. 11)	The related Mortgage and any related assignments of leases secure the subject Mortgage Loan and the related companion loan(s). Pursuant to the applicable intercreditor agreement, the pari passu companion loans, if any, are pari passu to the applicable Mortgage Loan in right of payment and the subordinate companion loans, if any, are subordinate to the Mortgage Loans in right of payment.
7 (Lien; Valid Assignment)	20 Times Square (Loan No. 25)	The related Mortgage and any related assignments of leases secure the subject Mortgage Loan and the related companion loan(s). Pursuant to the applicable intercreditor agreement, the pari passu companion loans, if any, are pari passu to the applicable Mortgage Loan in right of payment and the subordinate companion loans, if any, are

D-2-1

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
subordinate to the Mortgage Loans in right of payment.
7 (Lien; Valid Assignment)	Hilton Clearwater Beach Resort & Spa (Loan No. 30)	The related Mortgage and any related assignments of leases secure the subject Mortgage Loan and the related companion loan(s). Pursuant to the applicable intercreditor agreement, the pari passu companion loans, if any, are pari passu to the applicable Mortgage Loan in right of payment and the subordinate companion loans, if any, are subordinate to the Mortgage Loans in right of payment.
8 (Permitted Liens; Title Insurance)	All Column Mortgage Loans (Loan Nos. 1, 2, 3, 11, 25 and 30)	The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
8 (Permitted Liens; Title Insurance)	Prudential - Digital Realty Portfolio (Loan No. 1)	(i) With respect to the 7505 Mason King Court Mortgaged Property and the 43790 Devin Shafron Drive Mortgaged Property, VADATA, Inc. (the sole tenant at each such Mortgaged Property), has a right of first offer (“ROFO”) to purchase either or both Mortgaged Properties at which it is a tenant if the borrower markets any portion of either such Mortgaged Property for sale or receives an unsolicited third party offer to purchase either such Mortgaged Property (the ROFO is not extinguished by foreclosure; however, it does not apply to a foreclosure or deed-in-lieu thereof); (ii) With respect to the 21551 Beaumeade Circle Mortgaged Property, Equinix, LLC (the sole tenant at each such Mortgaged Property) has a ROFO to purchase the related property if the borrower markets such property for sale, however the ROFO does not apply if any third party offer involves non-Equinix-tenanted properties or to any borrower-affiliate sales (the ROFO is not extinguished by foreclosure; however, it does not apply to a foreclosure or deed-in-lieu thereof); and (iii) With respect to the 636 Pierce Street Mortgaged Property, The Bank of New York Mellon, the sole tenant at such Mortgaged Property, has a right of first refusal (“ROFR”) to purchase the related Mortgaged Property if the borrower receives an offer it is otherwise prepared to accept (the ROFR is not extinguished by foreclosure; however, it does not apply to foreclosure or deed-in-lieu thereof).
9 (Junior Liens)	20 Times Square (Loan No. 25)	There is a mezzanine loan relating to the Mortgaged Property in the original principal amount of $150,000,000 secured directly by the ownership interests in the mortgagor. In addition to the mezzanine Loan, various affiliates of the mortgagor have pledged their respective equity interests in certain parent entities of the mortgagor to secure their various obligations related to (1) certain notes secured by the leasehold (noncollateral) and (2) certain obligations that are unrelated to the Mortgaged Property.

D-2-2

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18 (Insurance)	Georgetown Squared & Seattle Design Center (Loan No. 2)

The mortgagor does not maintain property insurance on the non-underwritten vacant buildings located on a portion of the Mortgaged Property. The Mortgage Loan documents provide for recourse to mortgagor and guarantors for losses in connection with a casualty to such vacant buildings prior to demolition of such improvements.

The Mortgage Loan documents permit required insurance to be provided by a syndicate, subject to certain conditions, including: (x) 60% (if five or more) or 75% (if four or fewer) of aggregate policy limits must be provided by carriers with a rating of “A” or better by S&P, with no carrier below “BBB+” by S&P.

28 (Recourse Obligations)	All Column Mortgage Loans (Loan Nos. 1, 2, 3, 11, 25 and 30)	The related Mortgage Loan documents may provide for recourse against the related mortgagor and guarantor in the event that such mortgagor or guarantor “solicits or causes to be solicited petitioning creditors” to cause an involuntary bankruptcy filing with respect to such mortgagor, rather than that such mortgagor or guarantor “colluded with other creditors” to do so. In addition, the related Mortgage Loan documents may limit recourse for the related mortgagor’s commission of material physical waste only to the extent that such waste was intentional.
28 (Recourse Obligations)	Prudential - Digital Realty Portfolio (Loan No. 1)	With respect to clause (b)(i)(A), the relevant provisions of the Mortgage Loan documents address misappropriation or conversion, but do not specifically address misapplication. In addition, the related Mortgage Loan documents limit recourse for the related mortgagor’s commission of material physical waste only to the extent that there is sufficient cash flow from the Mortgaged Property available to Borrower to avoid such waste.
28 (Recourse Obligations)	Georgetown Squared & Seattle Design Center (Loan No. 2)	With respect to clause (b)(i)(A), the relevant provisions of the Mortgage Loan documents address misapplication or conversion, but do not specifically address misappropriation.
28 (Recourse Obligations)	Continental Towers (Loan No. 3)	With respect to clause (a)(iii), the Mortgage Loan becomes full recourse to the mortgagor and guarantor for transfers of the Mortgaged Property and transfers of more than 50% of the direct or indirect equity interests in mortgagor in violation of the Mortgage Loan Documents. All other transfer violations are recourse to mortgagor and guarantor for losses and damages in connection with such violation. With respect to clause (b)(i)(A), the relevant provisions of the Mortgage Loan documents address misappropriation or conversion, but do not specifically address misapplication. In addition, the related Mortgage Loan documents limit recourse for the related mortgagor’s commission of material physical waste only to the extent that there is sufficient

D-2-3

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
cash flow from the Mortgaged Property available to Borrower to avoid such waste.
28 (Recourse Obligations)	2020 Fifth Avenue (Loan No. 11)	With respect to clause (b)(i)(A), the relevant provisions of the Mortgage Loan documents address misappropriation or conversion, but do not specifically address misapplication. In addition, the related Mortgage Loan documents limit recourse for the related mortgagor’s commission of material physical waste only to the extent that there is sufficient cash flow from the Mortgaged Property available to Borrower to avoid such waste.
28 (Recourse Obligations)	20 Times Square (Loan No. 25)	With respect to clause (b)(i)(A), the relevant provisions of the Mortgage Loan documents address misappropriation or conversion, but do not specifically address misapplication.
28 (Recourse Obligations)	Hilton Clearwater Beach Resort & Spa (Loan No. 30)	The Mortgage Loan documents do not contain provisions providing for recourse against the mortgagor and guarantor for losses and damages sustained due to misapplication of insurance proceeds or condemnation awards.
29 (Mortgage Releases)	All Column Mortgage Loans (Loan Nos. 1, 2, 3, 11, 25 and 30)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
29 (Mortgage Releases); 34 (Defeasance)	Prudential - Digital Realty Portfolio (Loan No. 1)	Following the prepayment lockout date or the defeasance lockout date (as applicable), the related borrower may obtain the release of any of the Mortgaged Properties, provided that, among other things, and in accordance with the Mortgage Loan documents, (a) no event of default has occurred and is continuing; (b) the Whole Loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to 110% of the allocated loan amount of the Mortgaged Property being released; (c) the net cash flow debt yield for the remaining Mortgaged Properties immediately following the release is equal to or greater than the greater of (i) 11.0% and (ii) the net cash flow debt yield immediately prior to the release; provided, however, that the borrowers have the right to partially defease or prepay the Whole Loan further in order to meet such debt yield test; (d) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) in connection with a partial defeasance, rating agency confirmation is received. The allocated loan amount for each of the Mortgaged Properties is subject to pro rata reduction to account for previous prepayments and partial defeasances.

D-2-4

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31 (Acts of Terrorism Exclusion)	Prudential - Digital Realty Portfolio (Loan No. 1)	The Mortgage Loan documents provide that if TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism coverage) required by the Mortgage Loan documents.
31 (Acts of Terrorism Exclusion)	2020 Fifth Avenue (Loan No. 11)	The Mortgage Loan documents provide that if TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism coverage) required by the Mortgage Loan documents.
32 (Due on Sale or Encumbrance)	20 Times Square (Loan No. 25)	The Mortgage Loan documents contain provisions which permit the sale of the Mortgaged Property in its entirety to a special purpose entity without causing acceleration of the Mortgage Loan provided certain conditions are satisfied, including the assumption of the mortgagor’s obligations under the Mortgage Loan documents by such buyer.
42 (Organization of Mortgagor)	Georgetown Squared & Seattle Design Center (Loan No. 2)	One of the guarantors previously filed a petition for personal bankruptcy in an effort to stop foreclosure proceedings on his home. A loan modification was agreed to, and the bankruptcy proceeding was dismissed approximately one week after filing.
47 (Cross Collateralization)	Prudential - Digital Realty Portfolio (Loan No. 1)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related companion loans.
47 (Cross Collateralization)	Georgetown Squared & Seattle Design Center (Loan No. 2)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related companion loans.
47 (Cross Collateralization)	Continental Towers (Loan No. 3)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related companion loans.
47 (Cross Collateralization)	2020 Fifth Avenue (Loan No. 11)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related companion loans.
47 (Cross Collateralization)	20 Times Square (Loan No. 25)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related companion loans.
47 (Cross Collateralization)	Hilton Clearwater Beach Resort & Spa (Loan No. 30)	The Mortgage Loan is cross-collateralized and cross-defaulted with a related companion loan.

D-2-5

Natixis Real Estate Capital LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	The Greystone (Loan No. 4)	A mezzanine loan in the original principal amount of $23,000,000, which is secured directly by a pledge of 100% of the ownership interests in the Mortgagor, was originated by Natixis Real Estate Capital LLC and subsequently assigned to BSREF Holdings LLC.
(15) Actions Concerning Mortgage Loan	The Greystone (Loan No. 4)	The Mortgagor is a defendant in a pending litigation brought in the New York County Supreme Court by the owner of an adjacent residential apartment building alleging noise complaints pertaining to HVAC equipment located at the Mortgaged Property. The plaintiff is seeking to permanently enjoin the Mortgagor from permitting loud noise to emanate from approximately 100 through-the-wall air conditioners installed at the Mortgaged Property and in the alternative, to recover monetary damages of at least $11,000,000 for the noise related nuisance. The Mortgage Loan documents provide recourse to the Mortgagor and guarantor for any losses to the lender arising out of such litigation. The Mortgagor has stated that it believes that the approximate cost to remediate the nuisance is $28,000.
(26) Local Law Compliance	Utah Hotel Portfolio - Rodeway Inn & Suites (Loan No. 16)	The current use of the building as a hotel is legally non-conforming. A building occupied by a nonconforming use which is damaged or destroyed by casualty may be restored, and the use of such building may be continued or resumed provided that such restoration (i) does not increase the floor space devoted to the nonconforming use, (ii) is started within one year from the date of destruction and (iii) is diligently pursued to completion.
(26) Local Law Compliance	Shoppes at Broad & Olney (Loan No. 23)

The related Mortgaged Property is legal non-conforming as to use due to lack of special exception approvals for the United Fried Chicken, Lucky Star, Parks Olney Pizza and Smith’s Deli tenants.

In the event of a destruction of the Mortgaged Property due to casualty or condemnation, in connection with rebuilding, the zoning code permits (i) the nonconforming use that existed prior to the destruction to be re-established and (ii) the Mortgaged Property not to provide any more off-street parking spaces or loading areas than previously provided before destruction so long as reconstruction begins within three years and is completed without interruption.

(28) Recourse Obligations	All Natixis Mortgage Loans (except for Lafayette Park and 2918 Third Avenue and 634 & 638 Main) (Loan No. 4, 6, 16, 23, 27 and 36)	The carveout for section (b)(i)(A) is for misapplication or conversion and does not specifically state misappropriation. The carveout for section (b)(iii) is for willful misconduct of the Mortgagor and does not specifically mention the guarantor. The carveout for section (b)(v) may be limited to occurrences in which (a) the physical waste was caused by the intentional or willful acts or omissions of the Mortgagor, guarantor or any of their affiliates, (b) there is sufficient cash flow from the operation of the Mortgaged Property to prevent such waste at the Mortgaged

D-2-6

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Property, (c) the lender did not fail to release reserve funds which would have allowed the borrower to prevent such waste, and/or (d) no other person is responsible to cure or repair the physical waste.
(28) Recourse Obligations	Lafayette Park (Loan No. 5)

The carveout for section (b)(i)(A) is for misappropriation and does not specifically state misapplication or conversion. The carveout for section (b)(iii) is for willful misconduct of the Mortgagor or master lessee and does not specifically mention the guarantor.

There is no guarantor with respect to the Mortgage Loan. The Mortgagor is the sole recourse party.

(28) Recourse Obligations	14550 Avion Parkway (Loan No. 27)	There is no guarantor with respect to the Mortgage Loan. The Mortgagor is the sole recourse party.
(28) Recourse Obligations	2918 Third Avenue and 634 & 638 Main (Loan No. 33)	The carveout for section (b)(i)(A) is limited to intentional misapplication, misappropriation or conversion by the Mortgagor. The carveout for section (b)(iii) is for willful misconduct of the Mortgagor and does not specifically mention the guarantor.
(29) Mortgage Releases	All Natixis Mortgage Loans (Loan Nos. 4, 5, 6, 16, 23, 27, 33 and 36)	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(30) Financial Reporting and Rent Rolls	The Greystone (Loan No. 4)	Annual financial statements are not required to be audited by an independent certified public accountant; however, they are required to be reviewed by a “big four” accounting firm or other certified public accountant reasonably acceptable to the lender.

D-2-7

Argentic Real Estate Finance, LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Pinnacle Lakes (Loan No. 15)	The Mortgaged Property is subject to three land use restriction agreements (each, a “LURA”), including a LURA in favor of the Florida Housing Finance Corporation, a LURA in favor of Miami-Dade County and a LURA in favor of the Florida Housing Finance Corporation and First Union National Bank. The agreements together generally require that 100% of the units at such Mortgaged Property be reserved for tenants earning no more than 60.0% of the related area median income, subject to certain rental restrictions. In connection with such restrictions, the Mortgaged Property receives low-income housing tax credits pursuant to the Internal Revenue Code, Section 42.
(7) Lien; Valid Assignment	Fairfield Inn & Suites Denver/Aurora (Loan No. 24)	The Mortgaged Property is subject to a franchise agreement between the related Mortgagor, as franchisee, and Marriott International, Inc. (“Marriott”), as franchisor. Marriott holds a right of first refusal (“ROFR”) in connection with the sale, lease or other disposition to a competitor of Marriott of: (i) the Fairfield Inn - Aurora Mortgaged Property; (ii) an ownership interest in the Fairfield Inn - Aurora Mortgagor; or (iii) an ownership interest in an affiliate of the Fairfield Inn - Aurora Mortgagor that controls the Fairfield Inn - Aurora Mortgagor. Pursuant to the related franchise agreement, (a) in the event that the proposed transfer of the Mortgaged Property is a cash transaction, Marriott will have a right to purchase or lease the Mortgaged Property or acquire the related ownership interest at the same price and on the same terms as the competitor and (b) in the event that the proposed transfer of the Mortgaged Property is a non-cash transaction, Marriott will have the right to purchase or lease the Mortgaged Property or acquire the related ownership interest for its fair market value pursuant to the terms of the related franchise agreement.
(8) Permitted Liens; Title Insurance	Pinnacle Lakes (Loan No. 15)	The Mortgaged Property is subject to three land use restriction agreements, including a LURA in favor of the Florida Housing Finance Corporation, a LURA in favor of Miami-Dade County and a LURA in favor of the Florida Housing Finance Corporation and First Union National Bank. The agreements together generally require that 100% of the units at such Mortgaged Property be reserved for tenants earning no more than 60.0% of the related area median income, subject to certain rental restrictions. In connection with such restrictions, the Mortgaged Property receives low-income housing tax credits pursuant to the Internal Revenue Code, Section 42.
(8) Permitted Liens; Title	Fairfield Inn & Suites Denver/Aurora (Loan No. 24)	The Mortgaged Property is subject to a franchise agreement between the related Mortgagor, as franchisee, and Marriott, as franchisor. Marriott holds a ROFR in connection with the sale,

D-2-8

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Insurance		lease or other disposition to a competitor of Marriott of: (i) the Fairfield Inn - Aurora Mortgaged Property; (ii) an ownership interest in the Fairfield Inn - Aurora Mortgagor; or (iii) an ownership interest in an affiliate of the Fairfield Inn - Aurora Mortgagor that controls the Fairfield Inn - Aurora Mortgagor. Pursuant to the related franchise agreement, (a) in the event that the proposed transfer of the Mortgaged Property is a cash transaction, Marriott will have a right to purchase or lease the Mortgaged Property or acquire the related ownership interest at the same price and on the same terms as the competitor and (b) in the event that the proposed transfer of the Mortgaged Property is a non-cash transaction, Marriott will have the right to purchase or lease the Mortgaged Property or acquire the related ownership interest for its fair market value pursuant to the terms of the related franchise agreement.
(15) Actions Concerning Mortgage Loan	Westin & Element - Huntsville (Loan No. 10)	The guarantor of the Mortgagor disclosed that it is subject to a pending lawsuit brought by a third party in connection with the purchase of the Mortgaged Property. The guarantor reported that the plaintiff alleges that the guarantor had an agreement with the plaintiff to purchase the Mortgaged Property as a joint venture. The lawsuit claims that the guarantor later purchased the Mortgaged Property without the knowledge of the plaintiff. The plaintiff is seeking, among other things, specific performance to obtain an ownership interest in the Mortgaged Property. The borrower obtained a memorandum from local California counsel stating that the joint venture agreement is an “agreement to agree” in the future and that, as a matter of law, no remedy exists for breach of an “agreement to agree” in the future. In addition, the memorandum states that the operative complaint does not expressly request an order setting aside or voiding the purchase of the Mortgaged Property.
(18) Insurance	Fairfield Inn & Suites Denver/Aurora (Loan No. 24)	The Mortgagor is permitted to use Midwest Family Mutual Insurance Company (“Midwest”), rated “A-VII” with A.M. Best Company, as a carrier for all or a portion of the insurance policies required under the Mortgage Loan documents, provided in the case of either of the following events the Mortgagor shall replace such insurer with an insurance carrier with a claims paying ability rating of “A-” or better by S&P, “A3” or better by Moody’s (and the equivalent by any other rating agency), or “A- VIII” or better by A.M. Best Company: (i) the rating of Midwest is withdrawn or downgraded below “A-VII” by A.M. Best Company or (ii) the related lender receives adverse treatment when attempting to sell or transfer all or a portion of the Mortgage Loan in a secondary market transaction as a result of permitting Midwest to provide any of the insurance policies required under the Mortgage Loan documents.
(28) Recourse Obligations	Sheraton Grand Nashville Downtown (Loan No. 7)

Pursuant to the related Mortgage Loan guaranty, the aggregate liability of the guarantors thereunder (other than any liability for any fraud by the Mortgagor in connection with the Mortgage Loan) is limited to $35,000,000, plus all out-of-pocket,

D-2-9

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
documented costs and expenses actually incurred by the related lender (including reasonable attorneys’ fees) in connection with the collection of any amounts due thereunder. In addition, the related Mortgage Loan documents provide that recourse for physical waste is limited to intentional material physical waste of the Mortgaged Property by or on behalf of the Mortgagor or the related guarantor, unless such waste was due to the fact that rents received during the period in question were insufficient to pay all of the Mortgagor’s current and/or past due liabilities with respect to the Mortgaged Property.
(28) Recourse Obligations	Westin & Element – Huntsville (Loan No. 10) Pinnacle Lakes (Loan No. 15)	Pursuant to the related Mortgage Loan documents, recourse for physical waste is limited to intentional material physical waste of the Mortgaged Property by or on behalf of the Mortgagor or the related guarantor.
(28) Recourse Obligations	Crystal Center (Loan No. 12)	As it pertains to any recourse liability for physical waste of the Mortgaged Property, the Mortgage Loan documents provide that the Mortgagor will not be liable to the extent that such physical waste results solely from the failure of the Mortgaged Property to generate sufficient cash flow to prevent physical waste.
(28) Recourse Obligations	Fairfield Inn & Suites Denver/Aurora (Loan No. 24) Terracita Apartments (Loan No. 32)	As it pertains to any recourse liability for physical waste of the Mortgaged Property, the failure to provide services or repairs, or to take other actions regarding the Mortgaged Property where the Mortgagor does not have available to it the necessary funds from the Mortgaged Property’s operations to do so, does not constitute waste.
(33) Single-Purpose Entity	Crystal Center (Loan No. 12) Tarpon Square (Loan No. 31)	The Mortgage Loan documents provide that so long as no event of default has occurred, the Mortgagor may use the related property manager’s trust account as the Mortgagor’s operating account, provided that (i) such trust account is structured such that the applicable Mortgagor’s funds are readily identifiable and (ii) upon the occurrence of an event of default, the Mortgagor shall promptly (a) establish a separate operating account to hold the Mortgagor’s funds and (b) transfer all of the Mortgagor’s funds to such separate operating account.
(42) Organization of Mortgagor	2201 Park Manor Boulevard (Loan No. 42)	The guarantor of the Mortgage Loan previously pled guilty to insurance fraud in 2001 related to actions at the dental practice in which he was a practicing dentist.

D-2-10

Rialto Real Estate Fund III – Debt, LP

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Vine Street Square (Loan No. 21)	Tenant Wal-Mart Stores East, LP has a continuous right of first offer (“ROFO”) to purchase its leased portion of the Mortgaged Property (the “Wal-Mart Leased Premises”) if the Wal-Mart Leased Premises is offered for sale separate from the entire mortgaged collateral. Pursuant to the tenant’s lease, the Mortgagor is required to deliver to the tenant notice that it intends to sell the Wal-Mart Leased Premises (the “Purchase ROFO Notice”) and the Purchase ROFO Notice is required to set forth the terms and conditions at which the Mortgagor intends to sell the Wal-Mart Leased Premises. The tenant will have 15 days after receipt of the Purchase ROFO Notice to exercise its ROFO and purchase the Wal-Mart Leased Premises on the terms and conditions set forth in the Purchase ROFO Notice. In the event that the tenant fails to exercise its ROFO within 15 days, the ROFO will be deemed waived with respect to the Purchase ROFO Notice and the Mortgagor may offer to sell the Wal-Mart Leased Premises to third parties on the same terms and conditions as set forth in the Purchase ROFO Notice; provided, however, that (i) if the terms and conditions of any sale materially change such that the purchase price or other monetary considerations of the sale are 5.0% or more favorable to the third party than those set forth in the Purchase ROFO Notice or (ii) if the Mortgagor fails to close on the sale of the Wal-Mart Leased Premises within 12 months after the date of the Purchase ROFO Notice, then the Mortgagor will be obligated to re-offer the Wal-Mart Leased Premises to the tenant prior to entering into a purchase and sale agreement with any third party. However, the tenant’s ROFO is triggered only upon the sale of the Wal-Mart Leased Premises separate and apart from the entire mortgaged collateral, which is not permitted under the related Mortgage Loan documents. In addition, the ROFO does not apply in the event of a foreclosure of the entire Mortgaged Property. The lease is scheduled to terminate on October 31, 2031, subject to 16 additional 5-year extension terms.
(7) Lien; Valid Assignment	The Remington Apartments (Loan No. 28)	The Mortgaged Property is subject to an Amended and Restated Declaration of Covenants and Restrictions dated January 5, 2017 (the “Declaration”), which Declaration generally requires, among other things, that (i) 80.0% of all units be occupied by persons 55 years of age or older and (ii) no persons under the age of 18 may reside at the Mortgaged Property. The Declaration has a term of 30 years and is scheduled to terminate in 2046. A breach or default under the Declaration beyond any applicable notice and cure period thereunder shall constitute an Event of Default under the Mortgage Loan documents.
(7) Lien; Valid Assignment	Walgreens - Charlotte, NC (Loan No. 40)	Tenant Walgreen Co. has a right of first refusal (“ROFR”) to purchase its leased premises if the Mortgagor receives an offer

D-2-11

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
from a bona fide third-party offeror to purchase such leased premises. The tenant’s ROFR does not apply in the event of a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the related Mortgage Loan documents. A subordination non-disturbance and attornment agreement (“SNDA”) was executed that specifically subordinates the ROFR to the Mortgage Loan.
(8) Permitted Liens; Title Insurance	Vine Street Square (Loan No. 21)	Tenant Wal-Mart Stores East, LP has a continuous ROFO to purchase the Wal-Mart Leased Premises if the Wal-Mart Leased Premises is offered for sale separate from the entire mortgaged collateral. Pursuant to the tenant’s lease, the Mortgagor is required to deliver to the tenant the Purchase ROFO Notice and the Purchase ROFO Notice is required to set forth the terms and conditions at which the Mortgagor intends to sell the Wal-Mart Leased Premises. The tenant shall have 15 days after receipt of the Purchase ROFO Notice to exercise its ROFO and purchase the Wal-Mart Leased Premises on the terms and conditions set forth in the Purchase ROFO Notice. In the event that the tenant fails to exercise its ROFO within 15 days, the ROFO will be deemed waived with respect to the Purchase ROFO Notice and the Mortgagor may offer to sell the Wal-Mart Leased Premises to other parties on the same terms and conditions as set forth in the Purchase ROFO Notice; provided, however, that (i) if the terms and conditions of any sale materially change such that the purchase price or other monetary considerations of the sale are 5.0% or more favorable to the other party than those set forth in the Purchase ROFO Notice or (ii) if the Mortgagor fails to close on the sale of the Wal-Mart Leased Premises within 12 months after the date of the Purchase ROFO Notice, then the Mortgagor will be obligated to re-offer the Wal-Mart Leased Premises to the tenant prior to entering into a purchase and sale agreement with any other party. However, the tenant’s ROFO is triggered only upon the sale of the Wal-Mart Leased Premises separate and apart from the entire mortgaged collateral, which is not permitted under the related Mortgage Loan documents. In addition, the ROFO does not apply in the event of a foreclosure of the entire Mortgaged Property. The lease is scheduled to terminate on October 31, 2031, subject to 16 additional 5-year extension terms.
(8) Permitted Liens; Title Insurance	The Remington Apartments (Loan No. 28)	The Mortgaged Property is subject to the Declaration, which Declaration generally requires, among other things, that (i) 80.0% of all units be occupied by persons 55 years of age or older and (ii) no persons under the age of 18 may reside at the Mortgaged Property. The Declaration has a term of 30 years and is scheduled to terminate in 2046. A breach or default under the Declaration beyond any applicable notice and cure period thereunder shall constitute an Event of Default under the Mortgage Loan documents.
(8) Permitted Liens; Title	Walgreens - Charlotte, NC	Tenant Walgreen Co. has a ROFR to purchase its leased premises if the Mortgagor receives an offer from a bona fide

D-2-12

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Insurance	(Loan No. 40)	third-party offeror to purchase such leased premises. The tenant’s ROFR does not apply in the event of a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the related Mortgage Loan documents. An SNDA was executed that specifically subordinates the ROFR to the Mortgage Loan.
(15) Actions Concerning Mortgage Loan	South Carolina Grocery Portfolio (Loan No. 17) New Market Crossing (Loan No. 18)	The guarantor of the Mortgagor, Wheeler Real Estate Investment Trust, Inc., disclosed that it is subject to a pending lawsuit brought by certain owners of preferred stock in the guarantor. The plaintiffs allege that the guarantor’s organizational documents provided that the preferred stock was required to be redeemed in the event that (i) the guarantor failed to maintain a minimum asset coverage ratio of at least 200% as calculated per the organizational documents and (ii) such failure was not cured within the time period provided in the organizational documents. The lawsuit claims that in early 2018, the guarantor disclosed that it would not meet its asset coverage ratio requirements and would likely not be able to satisfy such requirements unless the guarantor raised additional equity. The lawsuit also claims that the guarantor filed an amendment to the organizational documents to change the method of calculating the asset coverage ratio and that the guarantor thereafter filed a quarterly report showing it was in compliance with the asset coverage ratio requirements. The plaintiffs argue that (a) the modification of the asset coverage ratio calculation method is invalid because the change would have required the affirmative vote of the owners of the preferred stock and the guarantor did not obtain such affirmative vote and (b) if the asset coverage ratio is tested without the modification, the guarantor is below the original 200% threshold and the guarantor is therefore required to buy back the preferred stock. The guarantor reported that it intends to contest such claims.
(18) Insurance

Albuquerque Hotel Portfolio (Loan No. 13)

New Market Crossing (Loan No. 18)

Vine Street Square (Loan No. 21)

The Remington Apartments (Loan No. 28)

Jacksonville Self Storage (Loan No. 37)

Quality Inn Montgomeryville (Loan No. 41)

CVS - Lafayette, LA (Loan No. 43)

As it pertains to business interruption or rental loss insurance, the related insurance policy does not provide coverage for the actual loss sustained during restoration. The insurance policy provides for coverage up to a specified dollar amount.
(18) Insurance	Arlington Cubesmart (Loan	As it pertains to insurance proceeds, the Mortgage Loan documents provide that, with respect to all property losses in

D-2-13

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	No. 22)	excess of 10.0% of the then-outstanding principal amount of the Mortgage Loan, the related lender (or a trustee appointed by it) shall have the right to hold and disburse such proceeds as the repair or restoration progresses.
(18) Insurance	Walgreens - Charlotte, NC (Loan No. 40)	Certain insurance requirements in the related Mortgage Loan documents are satisfied by the self-insurance of the sole tenant of the Mortgaged Property, Walgreen Co., pursuant to such tenant’s lease. Such tenant’s right to self-insure its leased premises is continuous throughout the term of its lease. The tenant’s lease requires, among other things, that (i) the tenant carry special form coverage insurance covering the full replacement value of the related leased premises, (ii) the tenant carry liability insurance coverage equal to an amount not less than $2,000,000 per occurrence and (iii) the Mortgagor be named as an additional insured in any insurance policies. The tenant’s insurance coverage does not name the related lender as additional insured.
(27) Local Law Compliance	Desert Country Plaza (Loan No. 19)	The operation of a restaurant at the Mortgaged Property is considered legal nonconforming as to use. The Mortgaged Property was previously annexed from Riverside County, California, to Palm Desert, California. Palm Desert, California, requires a conditional use permit for all restaurants. The related restaurant currently operates under a conditional use permit. The Mortgagor has obtained law and ordinance insurance.
(27) Licenses and Permits	The Remington Apartments (Loan No. 28)	The elevator permit for the Mortgaged Property is expired. The Mortgagor provided evidence indicating that it had submitted and paid for an elevator permit renewal, which permit renewal is pending government processing.
(27) Licenses and Permits	South Carolina Grocery Portfolio (Loan No. 17)	The second largest tenant at the Lake Greenwood Crossing Mortgaged Property, HBM, LLC, also known as “Lakeside ABC,” does not have a certificate of occupancy. Pursuant to the related Mortgage Loan documents, the Mortgagor has covenanted to use best efforts to obtain (or cause the tenant to obtain) a certificate of occupancy for the related leased premises. In addition, the Mortgage Loan documents provide that the Mortgagor will be liable for any losses incurred by the related lender arising out of or in connection with the absence of a certificate of occupancy for the related leased premises.
(28) Recourse Obligations	The Remington Apartments (Loan No. 28)	The Mortgage Loan documents provide that the Mortgagor will be liable for losses incurred by the related lender in connection with fraud or material misrepresentation.
(28) Recourse Obligations	South Carolina Grocery Portfolio (Loan No. 17) New Market Crossing (Loan No. 18)

With respect to any recourse liability for physical waste of the Mortgaged Property, the Mortgage Loan documents provide that the Mortgagor will be liable for losses to the related lender caused by intentional acts or intentional omissions of the Mortgagor except to the extent such waste results from the

D-2-14

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
inability to perform maintenance or repairs due to insufficient revenue from the Mortgaged Property.
(28) Recourse Obligations

Albuquerque Hotel Portfolio (Loan No. 13)

Desert Country Plaza (Loan No. 19)

Vine Street Square (Loan No. 21)

Arlington Cubesmart (Loan No. 22)

Covington Ridge (Loan No. 26)

The Remington Apartments (Loan No. 28)

Jacksonville Self Storage (Loan No. 37)

Walgreens - Charlotte, NC (Loan No. 40)

Quality Inn Montgomeryville (Loan No. 41)

CVS - Lafayette, LA (Loan No. 43)

With respect to any recourse liability for physical waste of the Mortgaged Property, the Mortgage Loan documents provide that the Mortgagor will be liable for losses to the related lender caused by intentional acts or intentional omissions of the Mortgagor.
(33) Single-Purpose Entity	Jacksonville Self Storage (Loan No. 37)	The Mortgagor is a special purpose entity which previously owned two unimproved outparcels located adjacent to the Mortgaged Property (collectively, the “Prior-Owned Properties”). Pursuant to the related Mortgage Loan documents, the Mortgagor made certain representations and warranties with respect to its prior ownership of the Prior-Owned Properties, including, among other things, that: (i) the Mortgagor has no actual or contingent obligations related to the Prior-Owned Properties; (ii) there are no judgments or liens of any nature related to the Prior-Owned Properties originating prior to the Mortgagor’s transfer of the Prior-Owned Properties; (iii) the Mortgagor paid all taxes and assessments related to the Prior-Owned Properties; (iv) during the period of the Mortgagor’s ownership of the Prior-Owned Properties, the Prior-Owned Properties complied with all applicable law and (v) to the Mortgagor’s knowledge, (a) there are no conditions or circumstances which could result in any dispute or legal proceeding and (b) no environmental condition exists at the Prior-Owned Properties. In addition, the Mortgage Loan documents provide that the Mortgagor shall have recourse liability for losses arising out of or in connection with the Mortgagor’s prior ownership of the Prior-Owned Properties.

D-2-15

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(39) Rent Rolls; Operating Histories	Arlington Cubesmart (Loan No. 22) Covington Ridge (Loan No. 26) The Remington Apartments (Loan No. 28) Jacksonville Self Storage (Loan No. 37)	The Mortgagor has not provided Certified Operating Histories that collectively report on operations at the Mortgaged Property for a continuous three-year period.
(43) Environmental Conditions	South Carolina Grocery Portfolio (Loan No. 17)	With respect to the Lake Greenwood Crossing Mortgaged Property, the related Phase I environmental site assessment (“Phase I ESA”) identified a recognized environmental condition (“REC”) at the Mortgaged Property relating to a petroleum release from a gasoline station located adjacent to such Mortgaged Property. An unrelated third party has been identified as the responsible party, and all relevant wells are located on the adjacent property. The related environmental consultant recommended a comprehensive groundwater sampling event in connection with REC. The Phase I ESA reported that a comprehensive groundwater sampling report has not been completed since August 2014 and that the incident remains open. The environmental consultant recommended that the Mortgagor monitor files associated with the adjacent release case until regulatory closure is obtained. In addition, the Phase I ESA identified an unaffiliated third party, H D. Payne & Company, as the responsible party. The Mortgagor does not have any potential liability for the release.

D-2-16

Ladder Capital Finance LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(1) Complete Servicing File	Holiday Inn FiDi (Loan No. 9)	The subject Mortgage Loan is part of a Whole Loan that is currently being serviced under the WFCM 2018-C47 pooling and servicing agreement and, upon the securitization of a designated related pari passu companion note, servicing of the subject Whole Loan will shift to the pooling and servicing agreement for such applicable future securitization. Accordingly, none of the documents referred to in Representation and Warranty No. 1 will be delivered to the master servicer.
(2) Whole Loan; Ownership of Mortgage Loans	Holiday Inn FiDi (Loan No. 9)	The subject Mortgage Loan is part of a Whole Loan that is currently being serviced under the WFCM 2018-C47 pooling and servicing agreement and, upon the securitization of a designated related pari passu companion note, servicing of the subject Whole Loan will shift to the pooling and servicing agreement for such applicable future securitization. Accordingly, there have been various assignments, including an assignment of Mortgage and an assignment of any related Assignment of Leases, from the mortgage loan seller to parties other than the CSAIL 2018-C14 trustee, and such assignments will ultimately run to the trustee under the pooling and servicing agreement governing the securitization of such designated related pari passu companion note.
(5) Hospitality Provisions	Holiday Inn FiDi (Loan No. 9)	The related comfort letter provided at origination in connection with the related Mortgaged Property is not enforceable by the securitization trust. Such comfort letter contemplates that the assigning lender make a timely request to the related franchisor to issue a new comfort letter to the applicable securitization trust on the franchisor’s then current form; provided that the issuance of the new comfort letter will be subject to such conditions as may be set forth in the existing comfort letter. Because the subject Mortgage Loan is not being serviced under the CSAIL 2018-C14 pooling and servicing agreement, the reissued comfort letter will ultimately be enforceable by the securitization trust that includes a particular related pari passu companion loan.
(5) Hospitality Provisions	Country Inn & Suites Jacksonville (Loan No. 38)	The related comfort letter provided at origination in connection with the related Mortgaged Property is not enforceable by the securitization trust. Such comfort letter contemplates that the assigning lender make a timely request to the related franchisor to issue a new comfort letter to the applicable securitization trust on the franchisor’s then current form; provided that the issuance of the new comfort letter will be subject to such conditions as may be set forth in the existing comfort letter.

D-2-17

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Mortgage Status; Waivers and Modifications

Indian Hills Senior Community
(Loan No. 8)

Holiday Inn FiDi
(Loan No. 9)

Market Shops at Sandestin
(Loan No. 20)

Lake City Commons
(Loan No. 35)

Country Inn & Suites Jacksonville (Loan No. 38)

Dollar General Ogden
(Loan No. 44)

With respect to each of the subject Mortgage Loans, the related loan documents were modified since November 2, 2018 to correct a scrivener’s error and to clarify that pledges of controlling equity interests are not permitted without lender consent.
(6) Mortgage Status; Waivers and Modifications	Dollar General Ogden (Loan No. 44)	The form of mezzanine intercreditor agreement attached to the related loan agreement was modified since November 2, 2018 at the request of the anticipated purchaser of the Class G, Class NR and Class Z certificates (exclusive of the portion of such classes as constitute part of the VRR Interest).
(7) Lien; Valid Assignment	Indian Hills Senior Community (Loan No. 8) Holiday Inn FiDi (Loan No. 9)	With respect to each of the subject Mortgage Loans, the related Mortgage(s) and any related assignment(s) of leases secure the entire related Whole Loan.
(7) Lien; Valid Assignment	Holiday Inn FiDi (Loan No. 9)	The subject Mortgage Loan is part of a Whole Loan that is currently being serviced under the WFCM 2018-C47 pooling and servicing agreement and, upon the securitization of a designated related pari passu companion note, servicing of the subject Whole Loan will shift to the pooling and servicing agreement for such applicable future securitization. Accordingly, there will be no assignment of Mortgage, assignment of any related Assignment of Leases or other assignment (other than the endorsement of the applicable promissory note) to the CSAIL 2018-C14 trustee, and such assignments will ultimately run to the trustee under the pooling and servicing agreement governing the securitization of such designated related pari passu companion note.
(8) Permitted Liens; Title Insurance	All LCF Mortgage Loans (Loan Nos. 8, 9, 20, 29, 35, 38 and 44)	For purposes of clause (a) of Representation and Warranty No. 8, any current real property taxes, water charges, sewer rents and assessments are not considered due and payable until the date on which interest and/or penalties would be payable thereon.
(8) Permitted Liens;	Indian Hills Senior	With respect to each of the subject Mortgage Loans, the related

D-2-18

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Title Insurance	Community (Loan No. 8) Holiday Inn FiDi (Loan No. 9)	Mortgage(s) and any related assignment(s) of leases secure the entire related Whole Loan.
(8) Permitted Liens; Title Insurance	Market Shops at Sandestin (Loan No. 20)	The related Mortgaged Property is part of an owners association subject to annual and special assessments that may be imposed by the owners association.
(10) Assignment of Leases and Rents	Indian Hills Senior Community (Loan No. 8) Holiday Inn FiDi (Loan No. 9)	With respect to each of the subject Mortgage Loans, the related Mortgage(s) and any related assignment(s) of leases secure the entire related Whole Loan.
(16) Escrow Deposits	Holiday Inn FiDi (Loan No. 9)	The subject Mortgage Loan is part of a Non-Serviced Whole Loan and, accordingly, any escrow deposits and payments are being held by or on behalf of the master servicer for the WFCM 2018-C47 Mortgage Trust and will not be delivered to the Depositor or the Master Servicer.
(18) Insurance	All LCF Mortgage Loans (Loan Nos. 8, 9, 20, 29, 35, 38 and 44)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 18, even where terrorism insurance is required, and regardless of whether TRIA or a similar or subsequent statute is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of origination of the subject Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the subject Mortgage Loan), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only

D-2-19

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Subject to the other exceptions to Representation and Warranty No. 18, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

(18) Insurance	Dollar General Ogden (Loan No. 44)	The related Mortgaged Property is not required to be covered by terrorism insurance. Any terrorism insurance coverage currently maintained may be terminated at any time.
(18) Insurance	Dollar General Ogden (Loan No. 44)

The related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of the related loan agreement or as otherwise approved by the lender in writing, the related Mortgagor will not be required to maintain coverage otherwise required under Section 5.1.1 of the related loan agreement.

Notwithstanding anything to the contrary described in the prior paragraph: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant as of the date of the related loan agreement are modified to decrease the type or amount of coverage below that required under the related lease as of the date of the related loan agreement, or if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease are obtained from and maintained with an insurance company that is rated below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then in either such case the related Mortgagor is required, upon obtaining knowledge thereof, to promptly procure and maintain, at its sole cost and expense, with an insurance company that at least satisfies the Minimum Insurer Ratings (and promptly notify the lender in writing of such change in the related sole tenant’s coverage and of the coverage procured by the related Mortgagor) either (x) “primary” insurance coverage of the types and for the amounts required under the related lease as of the date of the related loan agreement in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the date of the related loan agreement or in the

D-2-20

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the types and for the amounts required under the related lease as of the date of the related loan agreement in the event that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the date of the related loan agreement or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related Mortgagor is required to maintain such insurance policies, regardless of whether such insurance is maintained by the related sole tenant under the related lease.

The insurance requirements under the related lease covering the related Mortgaged Property may not satisfy the requirements of Representation and Warranty No. 18.
(26) Local Law Compliance	Indian Hills Senior Community (Loan No. 8) Holiday Inn FiDi (Loan No. 9) Market Shops at Sandestin (Loan No. 20) Lake City Commons (Loan No. 35) Country Inn & Suites Jacksonville (Loan No. 38)	For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, in the case of a portfolio of related Mortgaged Properties, one or more of the related Mortgaged Properties constitute) a legal non-conforming use or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the pre-casualty/pre-destruction use is not restored (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
(28) Recourse Obligations	All LCF Mortgage Loans (Loan Nos. 8, 9, 20, 29, 35, 38 and 44)

The related loan documents may limit recourse for the related Mortgagor’s commission of material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste.

Misapplication (as opposed to misappropriation) of insurance

D-2-21

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

proceeds, condemnation awards and/or rents following an event of default may not give rise to recourse.

The related loan documents may provide that transfers of interests in the related Mortgagor in violation of such loan documents only give rise to recourse for losses (as opposed to full recourse) if the transfer was otherwise permitted and the related Mortgagor’s breach was failure to provide notice to the lender, so long as the related Mortgagor provides all required documentation within five business days of receipt by the related Mortgagor.

With respect to clause (a)(ii) of Representation and Warranty No. 28, the related loan documents may not refer to the related guarantor but may instead refer to “[the] Borrower, an Affiliate, officer, director or representative that controls Borrower.”

(28) Recourse Obligations	Dollar General Ogden (Loan No. 44)

Voluntary transfers in violation of the related loan documents is not a full recourse carveout but is a loss, costs and damages carveout. In addition, the related loan documents do not provide recourse to the related guarantor for breaches of the environmental covenants contained in the related loan documents.

As regards recourse against the guarantor for waste, the related loan documents do not specifically reference “waste”, but provide for recourse against the guarantor for losses arising from physical damage to the related Mortgaged Property from the willful misconduct of the related Mortgagor or any affiliate of the related Mortgagor or, after the occurrence and during the continuance of an event of default, the removal or disposal of any portion of the related Mortgaged Property in violation of the related loan documents (other than in the ordinary course of business).

(29) Mortgage Releases	All LCF Mortgage Loans (Loan Nos. 8, 9, 20, 29, 35, 38 and 44)	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.
(30) Financial Reporting and Rent Rolls	Dollar General Ogden (Loan No. 44)	The related loan documents provide that the related Mortgagor is not required to deliver quarterly and annual operating or other financial statements so long as either (i) at the applicable time, the related lease(s) then in effect provide for the same or a substantially similar allocation of responsibilities between the related Mortgagor and related tenant(s) as were in effect between the related Mortgagor and the related sole tenant at the origination date without material changes, or (ii) the only related tenant(s) of the related Mortgaged Property is a so-called “triple-net” tenant, with no property-related expense other than debt service, provided that the related Mortgagor will be required under such circumstances to deliver a certified rent roll for the related Mortgaged Property at such time.

D-2-22

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31) Acts of Terrorism Exclusion	All LCF Mortgage Loans (Loan Nos. 8, 9, 20, 29, 35, 38 and 44)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 31, even where terrorism insurance is required, and regardless of whether TRIA or a similar or subsequent statute is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of origination of the subject Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the subject Mortgage Loan), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31) Acts of Terrorism Exclusion	Dollar General Ogden (Loan No. 44)	The related Mortgaged Property is not required to be covered by terrorism insurance. Any terrorism insurance coverage currently maintained may be terminated at any time.
(32) Due on Sale or Encumbrance	All LCF Mortgage Loans (Loan Nos. 8, 9, 20, 29, 35, 38 and 44)	In addition, with respect to clause (a)(v), mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related Mortgagor may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests. Transfers contemplated by an exception to Representation and Warranty No. 29 are also permitted transfers.
(32) Due on Sale or Encumbrance	8713 5th Avenue (Loan No. 29)	Any pledge of a direct or indirect equity interest in the related Mortgagor would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth

D-2-23

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
herein.
(32) Due on Sale or Encumbrance	Dollar General Ogden (Loan No. 44)

The related loan documents permit transfers without the lender’s consent by the related Mortgagor and by and to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.

In addition, corporate financing is permitted provided that such financing is secured by real estate collateral satisfying the requirements of the related loan documents in addition to the pledged interest in the related mortgage borrower. Transfers of the pledged equity interests by reason thereof are permitted.

(38) ARD Loans	Dollar General Ogden (Loan No. 44)	The subject Mortgage Loan is an ARD Loan that is interest-only through its Anticipated Repayment Date and does not fully amortize over its stated term. In addition, the subject Mortgage Loan’s maturity date is less than 60 months after its Anticipated Repayment Date.
(40) No Material Default; Payment Record	Holiday Inn FiDi (Loan No. 9)	The subject Mortgage Loan is part of a Non-Serviced Whole Loan and parties to the related Non-Serviced PSA may declare an event of default and accelerate the indebtedness thereunder.
(43) Environmental Conditions	Indian Hills Senior Community (Loan No. 8)	There is significant staining in the vicinity of the transformer owned by Illuminating Company located behind a certain building at the related Mortgaged Property. The staining is likely the result of leaking dielectic fluid from the transformer. Based on the construction date of the related Mortgaged Property, it is possible that the dielectric fluid contains polychlorinated biphenyls. The release of dielectic fluid from the transformer is a recognized environmental condition. However, Illuminating Company is the owner of the transformer, and the related loan documents require the related Mortgagor to notify Illuminating Company of the leaking transformer and request that the transformer and associated releases be addressed.
(47) Cross-Collateralization	Indian Hills Senior Community (Loan No. 8) Holiday Inn FiDi (Loan No. 9)	Each of the subject Mortgage Loans is part of a Whole Loan and is cross-collateralized and cross-defaulted with the other promissory notes comprising the related Whole Loan.

D-2-24

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance
12/15/18	$23,092,000.00
01/15/19	$23,092,000.00
02/15/19	$23,092,000.00
03/15/19	$23,092,000.00
04/15/19	$23,092,000.00
05/15/19	$23,092,000.00
06/15/19	$23,092,000.00
07/15/19	$23,092,000.00
08/15/19	$23,092,000.00
09/15/19	$23,092,000.00
10/15/19	$23,092,000.00
11/15/19	$23,092,000.00
12/15/19	$23,092,000.00
01/15/20	$23,092,000.00
02/15/20	$23,092,000.00
03/15/20	$23,092,000.00
04/15/20	$23,092,000.00
05/15/20	$23,092,000.00
06/15/20	$23,092,000.00
07/15/20	$23,092,000.00
08/15/20	$23,092,000.00
09/15/20	$23,092,000.00
10/15/20	$23,092,000.00
11/15/20	$23,092,000.00
12/15/20	$23,092,000.00
01/15/21	$23,092,000.00
02/15/21	$23,092,000.00
03/15/21	$23,092,000.00
04/15/21	$23,092,000.00
05/15/21	$23,092,000.00
06/15/21	$23,092,000.00
07/15/21	$23,092,000.00
08/15/21	$23,092,000.00
09/15/21	$23,092,000.00
10/15/21	$23,092,000.00
11/15/21	$23,092,000.00
12/15/21	$23,092,000.00
01/15/22	$23,092,000.00
02/15/22	$23,092,000.00
03/15/22	$23,092,000.00
04/15/22	$23,092,000.00
05/15/22	$23,092,000.00
06/15/22	$23,092,000.00
07/15/22	$23,092,000.00
08/15/22	$23,092,000.00
09/15/22	$23,092,000.00
10/15/22	$23,092,000.00
11/15/22	$23,092,000.00
12/15/22	$23,092,000.00
01/15/23	$23,092,000.00
02/15/23	$23,092,000.00
Distribution Date	Balance
03/15/23	$23,092,000.00
04/15/23	$23,092,000.00
05/15/23	$23,092,000.00
06/15/23	$23,092,000.00
07/15/23	$23,092,000.00
08/15/23	$23,092,000.00
09/15/23	$23,092,000.00
10/15/23	$23,091,413.30
11/15/23	$22,650,007.27
12/15/23	$22,136,794.43
01/15/24	$21,671,834.11
02/15/24	$21,204,807.13
03/15/24	$20,635,051.99
04/15/24	$20,163,417.12
05/15/24	$19,639,508.97
06/15/24	$19,163,449.08
07/15/24	$18,635,239.53
08/15/24	$18,154,715.65
09/15/24	$17,672,055.64
10/15/24	$17,137,430.35
11/15/24	$16,650,248.24
12/15/24	$16,111,227.20
01/15/25	$15,619,483.18
02/15/25	$15,125,552.93
03/15/25	$14,481,063.45
04/15/25	$13,982,072.82
05/15/25	$13,431,573.16
06/15/25	$12,927,916.65
07/15/25	$12,372,881.46
08/15/25	$11,864,517.99
09/15/25	$11,353,894.07
10/15/25	$10,792,086.12
11/15/25	$10,276,693.88
12/15/25	$9,710,250.82
01/15/26	$9,190,048.26
02/15/26	$8,667,532.39
03/15/26	$7,997,108.35
04/15/26	$7,469,288.64
05/15/26	$6,890,765.29
06/15/26	$6,358,025.83
07/15/26	$5,774,720.15
08/15/26	$5,237,017.59
09/15/26	$4,696,923.55
10/15/26	$4,106,468.76
11/15/26	$3,561,346.85
12/15/26	$2,966,004.64
01/15/27	$2,415,810.55
02/15/27	$1,863,169.20
03/15/27	$1,165,413.51
04/15/27	$607,211.69
05/15/27 and thereafter	$0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	19
Risk Factors	54
Description of the Mortgage Pool	133
Transaction Parties	213
Credit Risk Retention	273
Description of the Certificates	274
Description of the Mortgage Loan Purchase Agreements	311
Pooling and Servicing Agreement	321
Certain Legal Aspects of Mortgage Loans	424
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	441
Pending Legal Proceedings Involving Transaction Parties	444
Use of Proceeds	444
Yield and Maturity Considerations	444
Material Federal Income Tax Considerations	457
Certain State and Local Tax Considerations	469
Method of Distribution (Underwriter conflicts of interest)	469
Incorporation of Certain Information by Reference	471
Where You Can Find More Information	472
Financial Information	472
Certain ERISA Considerations	472
Legal Investment	476
Legal Matters	477
Ratings	477
Index of Significant Definitions	479

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers effecting transactions in these certificates, whether or not participating in the initial distribution, will deliver a prospectus until the date that is ninety (90) days from the date of this prospectus.

$678,764,000
(Approximate)

Credit Suisse
Commercial Mortgage

Securities Corp.
Depositor

CSAIL 2018-C14
Commercial Mortgage Trust
Issuing Entity
(Central Index Key Number 0001752594)

Commercial Mortgage Pass-Through

Certificates, Series 2018-C14

Class A-1	$14,923,000
Class A-2	$95,533,000
Class A-3	$175,000,000
Class A-4	$230,612,000
Class A-SB	$23,092,000
Class X-A	$608,480,000
Class X-B	$70,284,000
Class A-S	$69,320,000
Class B	$35,623,000
Class C	$34,661,000

PROSPECTUS

Credit Suisse
Co-Lead Manager and Joint Bookrunner

Natixis
Co-Lead Manager and Joint Bookrunner

November 26, 2018